 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-269763

PROXY STATEMENT OF
ROC ENERGY ACQUISITION CORP.
PROSPECTUS FOR UP TO 27,931,604
SHARES OF COMMON STOCK

Dear Stockholders of ROC Energy Acquisition Corp.:
You are cordially invited to attend the special meeting (the “special meeting”) in lieu of the 2023 annual meeting of stockholders of ROC Energy Acquisition Corp. (“ROC,” “we,” “our,” “us” or the “Company”), which will be held at 11:00 a.m., Eastern time, on June 1, 2023, via live webcast at the following address: https://www.cstproxy.com/rocspac/2023. At the special meeting, ROC stockholders will be asked to consider and vote upon the following proposals:
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The Business Combination Proposal — To consider and vote upon a proposal to (a) approve and adopt the Agreement and Plan of Merger, dated as of February 13, 2023 (the “Business Combination Agreement”), among ROC, ROC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ROC (“Merger Sub”), and Drilling Tools International Holdings, Inc., a Delaware corporation (“DTI”), pursuant to which Merger Sub will merge with and into DTI, with DTI surviving the merger as a wholly owned subsidiary of ROC and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination” and such proposal, the “Business Combination Proposal”) (Proposal No. 1). A copy of the Business Combination Agreement is attached to this proxy statement/prospectus/consent solicitation statement as Annex A. The majority owner of DTI is HHEP-Directional, L.P. (“HHEP”), a Delaware limited partnership and affiliate of Hicks Equity Partners LLC. As of the date hereof, HHEP owned 76% and 68% of DTI’s issued and outstanding shares on a non-diluted and fully diluted basis, respectively. Following the consummation of the business combination, HHEP will hold a significant percentage of the issued and outstanding shares of PubCo (as defined herein), which may exceed 50%. As a result PubCo may be a “controlled company” within the meaning of the applicable rules of Nasdaq and qualify for exemptions from certain corporate governance requirements. If PubCo relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

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The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Global Market, (a) the issuance of up to 23,253,533 shares of common stock, par value $0.0001 per share, of ROC (the “Common Stock”) pursuant to the Business Combination Agreement and (b) the issuance and sale of up to 7,042,254 shares of Common Stock in a private offering of securities to certain investors (the “Nasdaq Proposal”) (Proposal No. 2).

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The Charter Proposal — To consider and vote upon a proposal to approve, assuming the Business Combination Proposal, and the Nasdaq Proposal are approved and adopted, the proposed amended and restated certificate of incorporation of ROC (the “Proposed Charter”), which will replace ROC’s Amended and Restated Certificate of Incorporation, dated December 1, 2021 (the “Current Charter”), and will be in effect upon the closing (the “Closing”) of the Business Combination (the “Charter Proposal”) (Proposal No. 3). A copy of the Proposed Charter is attached to this proxy statement/prospectus/consent solicitation statement as Annex B.

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The Incentive Plan Proposal — To consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Nasdaq Proposal, and the Charter Proposal are approved and adopted, the 2023 Omnibus Incentive Plan (the “2023 Plan”), a copy of which is attached to this proxy statement/prospectus/consent solicitation statement as Annex C, including the authorization of the initial share reserve under the 2023 Plan (the “Incentive Plan Proposal”) (Proposal No. 4).

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The Director Election Proposal — To consider and vote upon a proposal to elect, assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved and adopted, seven (7) directors to serve staggered terms on the PubCo Board (as defined herein) effective upon the Closing until the 2024, 2025 and 2026 annual meetings of PubCo, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal”) (Proposal No. 5).

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The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, and the Director Election Proposal, the “Proposals”) (Proposal No. 6).

The special meeting will be completely virtual. There will be no physical meeting location and the special meeting will only be conducted via live webcast at the following address: https://www.cstproxy.com/rocspac/2023.
The board of directors of ROC (the “ROC Board”) recommends that ROC stockholders vote “FOR” each Proposal being submitted to a vote of the stockholders at the special meeting. When you consider the recommendation of the ROC Board in favor of each of the Proposals, you should keep in mind that certain of ROC’s directors and officers have interests in the business combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”
Each of the Proposals is more fully described in this proxy statement/prospectus/consent solicitation statement, which each ROC stockholder is encouraged to review carefully.
The shares of Common Stock and public rights are currently listed on Nasdaq under the symbols “ROC” and “ROCAR,” respectively. In addition, certain of our shares of Common Stock and rights currently trade as units consisting of one share of Common Stock and one right and are listed on Nasdaq under the symbol “ROCAU.” The units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security. Additionally, upon consummation of the business combination, each right will be exchanged for one-tenth of one share of Common Stock. In connection with the Closing, we intend to change our name from “ROC Energy Acquisition Corp.” to “Drilling Tools International Corporation,” and we have applied to list the shares of Common Stock of the post-combination company on Nasdaq under the symbol “DTI” following the Closing.
Pursuant to our Current Charter, we are providing the holders of shares of Common Stock originally sold as part of the units issued in our initial public offering (the “IPO” and such holders, the “public stockholders”) with the opportunity to redeem, upon the Closing, shares of Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to ROC to pay its franchise and income taxes) from the IPO. For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of April 30, 2023, of approximately $218.5 million, the estimated per share redemption price would have been approximately $10.56. Public stockholders may elect to redeem their shares whether or not they are holders as of the record date and whether or not they vote for the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding shares of Common Stock sold in the IPO. Holders of ROC’s outstanding rights sold in the IPO do not have redemption rights in connection with the business combination. Our Sponsor, officers and directors have agreed to waive their redemption rights in connection with the consummation of the business combination with respect to any shares of Common Stock they may hold. Currently, our Sponsor, officers and directors collectively own approximately 22.24% of our outstanding Common Stock. Our Sponsor, officers and directors have agreed to vote any shares of Common Stock owned by them in favor of the business combination.
In connection with the Business Combination, ROC is engaged in the PIPE Financing (defined below). As of the date hereof, ROC has obtained an aggregate of approximately $17 million, composed of subscriptions to purchase shares of Common Stock at a price of $10.10 per share (i) for an aggregate of $12,860,000 cash payable at the Closing and (ii) for the conversion at the Closing of $4,140,000 principal amount under two convertible promissory notes issued by ROC to affiliates of the Sponsor on December 2, 2022 and March 2, 2023, which are described more fully in the sections titled “Unaudited Pro Forma Condensed Combined Financial Information — Introduction” and “Notes to Unaudited Pro Forma Condensed Combined Financial Information — Note 3.” The Sponsor has agreed to forfeit up to 50% of the Founder Shares (defined below) to ROC for reissuance to the PIPE Investors (defined below) in connection with the PIPE Financing, pursuant to the Sponsor Support Agreement (defined below). ROC’s Sponsor, directors, officers and their affiliates are participating in the PIPE Financing. Participation by affiliates of the Sponsor is reflected in the unaudited pro forma condensed combined financial information as “ROC Sponsor.” While Closing is not conditioned on ROC successfully raising a specific amount in connection with the PIPE Financing, ROC may need to rely on funds raised in connection with the PIPE Financing to meet the Minimum Cash Condition (defined below), which is a condition to Closing for all parties to the Business Combination Agreement. If ROC is unable to meet the Minimum Cash Condition by means of the PIPE Financing, funds remaining in the Trust Account (defined below), any other approved third-party financing or a combination of the foregoing, then DTI will have a right to terminate the Business Combination Agreement, provided DTI is not then in material breach of any of its representations, warranties, covenants or agreements in the Business Combination Agreement or the Company Support Agreements (defined below). As such, if the Minimum Cash Condition is not satisfied or waived by the parties to the Business Combination Agreement, the Business Combination will not be consummated.
ROC is providing this proxy statement/prospectus/consent solicitation statement and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the special meeting and any adjournments or postponements of the special meeting. Your vote is very important. Whether or not you plan to attend the special meeting virtually, please submit your proxy card without delay.
We encourage you to read this proxy statement/prospectus/consent solicitation statement carefully. In particular, you should review the matters discussed under the section entitled “Risk Factors” beginning on page 44 of this proxy statement/prospectus/consent solicitation statement.
Approval of each of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present at the special meeting. Approval of the Charter Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote. The approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4, 5, and 6. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not virtually attend the special meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal, or the Adjournment Proposal. An abstention will have no effect on the Director Election Proposal. An abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal. A failure to vote or abstention will have the same effect as a vote “AGAINST” the Charter Proposal. If you are a stockholder of record and you virtually attend the special meeting and wish to vote, you may withdraw your proxy and vote online.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE ROC REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO ROC’S TRANSFER AGENT AT LEAST TWO BUSINESS

DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.
Thank you for your consideration of these matters.
Sincerely,
/s/ Daniel Jeffrey Kimes
Daniel Jeffrey Kimes
Chief Executive Officer and Director
ROC Energy Acquisition Corp.
Whether or not you plan to attend the special meeting of ROC stockholders online, please submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the pre-addressed postage paid envelope or by using the telephone or Internet procedures provided to you by your broker or bank. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting of ROC stockholders and vote online, you must obtain a proxy from your broker or bank.
Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this proxy statement/prospectus/consent solicitation statement. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus/consent solicitation statement is dated May 12, 2023, and is first being mailed to ROC stockholders on or about May 12, 2023.

ROC ENERGY ACQUISITION CORP.
16400 Dallas Parkway
Dallas, TX 75248
NOTICE OF SPECIAL MEETING IN LIEU OF THE 2023
ANNUAL MEETING OF STOCKHOLDERS OF ROC
ENERGY ACQUISITION CORP.
To Be Held On June 1, 2023
To the Stockholders of ROC Energy Acquisition Corp.:
NOTICE IS HEREBY GIVEN that the special meeting (the “special meeting”) in lieu of the 2023 annual meeting of stockholders of ROC Energy Acquisition Corp. (“ROC,” “we,” “our,” “us” or the “Company”) will be held at 11:00 a.m., Eastern time, on June 1, 2023, via live webcast at the following address: https://www.cstproxy.com/rocspac/2023. At the special meeting, ROC stockholders will be asked to consider and vote upon the following proposals:
•
The Business Combination Proposal — To consider and vote upon a proposal to (a) approve and adopt the Agreement and Plan of Merger, dated as of February 13, 2023 (the “Business Combination Agreement”), among ROC, ROC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ROC (“Merger Sub”), and Drilling Tools International Holdings, Inc., a Delaware corporation (“DTI”), pursuant to which Merger Sub will merge with and into DTI, with DTI surviving the merger as a wholly owned subsidiary of ROC and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination” and such proposal, the “Business Combination Proposal”) (Proposal No. 1). A copy of the Business Combination Agreement is attached to the accompanying proxy statement/prospectus/consent solicitation statement as Annex A.

•
The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Global Market, (a) the issuance of up to 23,253,533 shares of common stock, par value $0.0001 per share, of ROC (the “Common Stock”) pursuant to the Business Combination Agreement and (b) the issuance and sale of up to 7,042,254 shares of Common Stock in a private offering of securities to certain investors (the “Nasdaq Proposal”) (Proposal No. 2).

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The Charter Proposal — To consider and vote upon a proposal to approve, assuming the Business Combination Proposal and Nasdaq Proposal are approved and adopted, the proposed amended and restated certificate of incorporation of ROC (the “Proposed Charter”), which will replace ROC’s Amended and Restated Certificate of Incorporation, dated December 1, 2021 (the “Current Charter”) and will be in effect upon the closing (the “Closing”) of the business combination (the “Charter Proposal”) (Proposal No. 3). A copy of the Proposed Charter is attached to this proxy statement/prospectus/consent solicitation statement as Annex B.

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The Incentive Plan Proposal — To consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved and adopted, the 2023 Omnibus Incentive Plan (the “2023 Plan”), a copy of which is attached to this proxy statement/prospectus/consent solicitation statement as Annex C, including the authorization of the initial share reserve under the 2023 Plan (the “Incentive Plan Proposal”) (Proposal No. 4).

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The Director Election Proposal — To consider and vote upon a proposal to elect, assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved and adopted, seven (7) directors to serve staggered terms on the PubCo Board (as defined herein) effective upon the Closing until the 2024, 2025 and 2026 annual meetings of PubCo, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal”) (Proposal No. 5).

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The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal,

the Incentive Plan Proposal, or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, and the Director Election Proposal, the “Proposals”) (Proposal No. 6).
The special meeting will be completely virtual. There will be no physical meeting location and the special meeting will only be conducted via live webcast at the following address: https://www.cstproxy.com/rocspac/2023.
Only holders of record of Common Stock at the close of business on May 8, 2023 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments or postponements thereof. A complete list of ROC’s stockholders of record entitled to vote at the special meeting will be available at the special meeting and for ten days before the special meeting at ROC’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.
Pursuant to our Current Charter, we are providing the holders of shares of Common Stock originally sold as part of the units issued in our initial public offering (the “IPO” and such holders, the “public stockholders”) with the opportunity to redeem, upon the Closing, shares of Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to ROC to pay its franchise and income taxes) from the IPO and a concurrent private placement of rights to ROC Energy Holdings, LLC, a Delaware limited liability company (our “Sponsor”), and certain of our independent directors. For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of April 30, 2023, of approximately $218.5 million, the estimated per share redemption price would have been approximately $10.56. Public stockholders may elect to redeem their shares whether or not they are holders as of the record date and whether or not they vote for the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding shares of Common Stock sold in the IPO. Holders of ROC’s outstanding rights sold in the IPO, which are exercisable for shares of Common Stock under certain circumstances, do not have redemption rights in connection with the business combination. Our Sponsor, officers and directors have agreed to waive their redemption rights in connection with the consummation of the business combination with respect to any shares of Common Stock they may hold.
Currently, our Sponsor, officers and directors collectively own approximately 22.24% of our outstanding Common Stock. Our Sponsor, officers and directors have agreed to vote any shares of Common Stock owned by them in favor of the business combination.
In connection with the Business Combination, ROC is engaged in the PIPE Financing (defined below). As of the date hereof, ROC has obtained an aggregate of approximately $17 million, composed of subscriptions to purchase shares of Common Stock at a price of $10.10 per share (i) for an aggregate of $12,860,000 cash payable at the Closing and (ii) for the conversion at the Closing of $4,140,000 principal amount under two convertible promissory notes issued by ROC to affiliates of the Sponsor on December 2, 2022 and March 2, 2023, which are described more fully in the section titled “Unaudited Pro Forma Condensed Combined Financial Information — Introduction” and “Notes to Unaudited Pro Forma Condensed Combined Financial Information — Note 3.” The Sponsor has agreed to forfeit up to 50% of the Founder Shares (defined below) to ROC for reissuance to the PIPE Investors (defined below) in connection with the PIPE Financing, pursuant to the Sponsor Support Agreement (defined below). ROC’s Sponsor, directors, officers and their affiliates are participating in the PIPE Financing. Participation by affiliates of the Sponsor is reflected in the unaudited pro forma condensed combined financial information as “ROC Sponsor.” While Closing is not conditioned on ROC successfully raising a specific amount in connection with the PIPE Financing, ROC may need to rely on funds raised in connection with the PIPE Financing to meet the Minimum Cash Condition (defined below), which is a condition to Closing for all parties to the Business Combination Agreement. If ROC is unable to meet the Minimum Cash Condition by means of the PIPE Financing, funds remaining in the Trust Account (defined below), any other approved third-party financing or a combination of the foregoing, then DTI will have a right to terminate the Business Combination Agreement, provided DTI is not then in material breach of any of its representations, warranties, covenants or agreements in the Business Combination Agreement or the Company Support Agreements (defined below). As such, if the Minimum Cash Condition is not satisfied or waived by the parties to the Business Combination Agreement, the Business Combination will not be consummated.
We may not consummate the business combination unless the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, and the Director Election Proposal are approved at the special meeting. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement/prospectus/consent solicitation statement.

Your attention is directed to the proxy statement/prospectus/consent solicitation statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of our Proposals. We encourage you to read the accompanying proxy statement/prospectus/consent solicitation statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at (800) 662-5200 (banks and brokers call collect at (203) 658-9400, or by email at ROC.info@investor.morrowsodali.com).
May 12, 2023
By Order of the Board of Directors
/s/ Daniel Jeffrey Kimes
Daniel Jeffrey Kimes
Chief Executive Officer and Director

i

ANNEX D – OPINION OF ENERGY CAPITAL SOLUTIONS	D-1
ANNEX E – SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW	E-1

ABOUT THIS PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION STATEMENT
This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (“SEC”) by the Company (File No. 333-269763) (the “Registration Statement”), constitutes a prospectus of the Company under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares of Common Stock to be issued if the business combination described below is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the special meeting of the Company’s stockholders at which the Company’s stockholders will be asked to consider and vote upon a proposal to approve the business combination by the approval and adoption of the Business Combination Agreement, among other matters. This document also constitutes a consent solicitation statement that Drilling Tools International Holdings, Inc. (“DTI”) is providing to the holders of DTI Common Stock and DTI Preferred Stock to solicit the required written consent to adopt and approve the Business Combination Agreement and approve the business combination.
This proxy statement/prospectus/consent solicitation statement incorporates important business and financial information about ROC Energy Acquisition Corp. (“ROC,” “we,” “us” or the “Company,” unless the context otherwise requires) that is not included in or delivered with the document.
This information is available without charge to you upon written or oral request. To make this request, you should contact our proxy solicitor at:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
ROC.info@investor.morrowsodali.com
To obtain timely delivery of requested materials, you must request the information no later than five business days prior to the date of the special meeting.
You may also obtain additional information about us from documents filed with the SEC by following the instruction in the section entitled “Where You Can Find Additional Information.”

CERTAIN DEFINED TERMS
Unless the context otherwise requires, references in this proxy statement/prospectus/consent solicitation statement to:
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“2023 Plan” are to the 2023 Omnibus Incentive Plan;

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“Accumulation of PIK Preferred Dividends” are to the accumulation subsequent to December 31, 2022, of paid-in-kind dividends on DTI Preferred Stock;

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“Advisor” are to Hicks Holdings Operating LLC;

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“Aggregate Company Cash Consideration” are to $11,000,002;

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“Aggregate Company Preferred Stock Consideration” means a number of shares of PubCo Common Stock equal to the difference between: (i) the Per Share Company Common Stock Consideration multiplied by the As Converted Preferred Share Count; minus (ii) the Aggregate Company Cash Consideration divided by the Closing Share Price.

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“Aggregate Company Stock Consideration” are to a number of shares of PubCo Common Stock equal to the sum of (a) the Company Equity Value divided by the Closing Share Price plus (b) the Variable Stock Amount;

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“ASC” are to Accounting Standards Codification;

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“ASC 842” are to ASC 842, Leases;

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“ASU” are to the Financial Accounting Standards Board’s Accounting Standards Update;

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“As Converted Preferred Share Count” the number of shares of DTI Common Stock issuable upon conversion of all of the shares of DTI Preferred Stock issued and outstanding as of immediately prior to the Effective Time;

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“Black-Scholes Model” are to Black-Scholes-Merton option-pricing model;

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“Bracewell” are to Bracewell LLP;

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“Business Combination” or “business combination” are to the Merger and other transactions contemplated by the Business Combination Agreement;

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“Business Combination Agreement” are to that certain Agreement and Plan of Merger, dated as of February 13, 2023, by and among ROC, Merger Sub and DTI;

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“Business Combination Proposal” are to a proposal to (a) approve and adopt the Business Combination Agreement pursuant to which Merger Sub will merge with and into DTI, with DTI surviving the merger as a wholly owned subsidiary of ROC and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement;

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“CFGI” are to CFGI LLC;

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“Charter Proposal” are to a proposal to approve, assuming the Business Combination Proposal and Nasdaq Proposal are approved and adopted, the Proposed Charter, which will replace the Current Charter and will be in effect upon the Closing;

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“Closing” are to the closing of the business combination;

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“Closing Date” are to the date on which the Closing occurs;

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“Closing Share Price” are to $10.10;

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“Code” are to Internal Revenue Code of 1986, as amended;

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“Common Stock” are to prior to giving effect to the business combination, ROC’s common stock, par value $0.0001 per share;

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“COMPASS” are to DTI’s Customer Order Management Portal and Support System;

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“Continental” or “transfer agent” are to Continental Stock Transfer & Trust Company, trustee of the Trust Account;

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“Credit Facility Agreement” are to that certain Revolving Credit, Term Loan and Security Agreement entered into between Drilling Tools International, Inc. and certain of its subsidiaries, as borrowers, and PNC Bank, National Association, as lender and agent, on December 29, 2015, as amended from time to time;

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“Charter” or “Current Charter” are to ROC’s Amended and Restated Certificate of Incorporation, dated December 1, 2021;

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“CTES” are to CT Energy Services;

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“DBR” are to damaged beyond repair;

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“DCF Analysis” are to the Discounted Cash Flow Analysis;

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“DGCL” are to the General Corporation Law of the State of Delaware;

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“Director Election Proposal” are to a proposal to elect, assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved and adopted, seven (7) directors to serve staggered terms on the PubCo Board (as defined herein) effective upon the Closing until the 2024, 2025 and 2026 annual meetings of PubCo, as applicable, and until their respective successors are duly elected and qualified;

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“Director Nomination Agreement” are to that certain form of Director Nomination Agreement attached as Exhibit F to the Business Combination Agreement;

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“Dissenting Shares” are to DTI Capital Stock, outstanding immediately prior to the Effective Time and owned by a DTI Stockholder who is entitled to demand and has properly demanded appraisal of such shares in accordance with, and who complies in all respects with, the DGCL;

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“DTC” are to The Depository Trust Company;

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“DTI” are to Drilling Tools International Holdings, Inc., a Delaware corporation, and where the context requires, its subsidiaries;

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“DTI Board” are to the board of directors of DTI;

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“DTI Capital Stock” are to, as applicable, DTI Common Stock and DTI Preferred Stock;

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“DTI Common Stock” are to the common stock, par value $0.01 per share, of DTI;

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“DTI Equity Value” are to $209,273,033;

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“DTI Options” are to each then-outstanding unexercised option (whether vested or exercisable) to purchase shares of DTI Common Stock granted under any DTI Stock Plan;

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“DTI Optionholder” are to a holder of DTI Options;

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“DTI Preferred Stock” are to shares of preferred stock, par value $0.01 per share, of DTI;

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“DTI Stock Plan” are to the Directional Rentals Holdings, Inc. (now known as DTI) 2012 Nonqualified Stock Option Plan, as amended;

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“DTI Stockholder” are to a holder of DTI Common Stock or DTI Preferred Stock;

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“DTI Stockholder Lock-up Agreement” are to the lock-up agreements by and between ROC, and all existing DTI Stockholders holding greater than 5% of DTI’s share capital;

•
“DTI Stockholder Support Agreement” are to that certain support agreement by and between ROC and DTI’s majority stockholder;

•
“DTR” are to DTI’s Directional Tools Rentals Division;

•
“E&P” are to exploration and production;

•
“EarlyBirdCapital” or “EarlyBird” are to EarlyBirdCapital, Inc.;

•
“ECS” or “Energy Capital Solutions” are to Energy Capital Solutions LLC;

•
“Effective Time” are to the effective time of the Merger;

v

•
“Escrow Agreement” are to that certain Stock Escrow Agreement, by and among ROC, the Sponsor and the escrow agent named therein and, when amended and restated, to that Amended and Restated Stock Escrow Agreement by and among ROC, the Sponsor and the escrow agent named therein;

•
“ESG” are to environmental, social and governance matters;

•
“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•
“Fairness Opinion” are to that certain Fairness Opinion of Energy Capital Solutions LLC, dated February 2, 2023;

•
“FASB” are to the Financial Accounting Standards Board;

•
“Fifth Partners” are to Fifth Partners, LLC;

•
“First Boston” are to First Boston Corporation;

•
“Founder Shares” are to 5,175,000 shares of Common Stock held or controlled by ROC’s insiders prior to the IPO;

•
“Forfeited Founder Share Merger Consideration” are to the number of shares of PubCo Common Stock issued to stockholders of ROC equal to the number of the Founder Shares required to be forfeited by the Sponsor pursuant to the Sponsor Support Agreement;

•
“GAAP” are to U.S. generally accepted accounting principles;

•
“GOM” are to U.S. Gulf of Mexico;

•
“Hicks” are to Hicks Equity Partners LLC, an affiliate of DTI’s majority owner, HHEP-Directional, L.P.;

•
“HM” are to Hicks, Muse, Tate, and Furst, Inc.;

•
“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•
“IFRS” are to the International Financial Reporting Standards, as issued by the International Accounting Standards Board;

•
“Incentive Plan Proposal” are to a proposal to approve, assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved and adopted, the 2023 Plan, a copy of which is attached to this proxy statement/prospectus/consent solicitation statement as Annex C, including the authorization of the initial share reserve under the 2023 Plan;

•
“initial business combination” are to our initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

•
“IPO” are to ROC’s initial public offering of units, which closed on December 6, 2021;

•
“Investment Company Act” are to the Investment Company Act of 1940, as amended;

•
“IRA” are to the Inflation Reduction Act;

•
“IRS” are to the Internal Revenue Service;

•
“IT” are to information technology;

•
“Jefferies” are to Jefferies LLC;

•
“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;

•
“Kirkland” are to Kirkland & Ellis LLP;

•
“LIH” are to lost-in-hole;

•
“LNG” are to liquefied natural gas;

•
“Merger” are to the merger of Merger Sub (defined below) with and into DTI, with DTI surviving the merger as a wholly owned subsidiary of ROC;

•
“Merger Consideration” means the consideration to be received by DTI Stockholders pursuant to the Business Combination Agreement;

•
“Merger Sub” are to ROC Merger Sub, Inc., a Delaware corporation, and a wholly owned subsidiary of ROC;

•
“Merger Sub Common Stock” are to Merger Sub’s common stock, par value $0.0001 per share;

•
“Minimum Cash Condition” are to the condition precedent to the obligation of all parties to the Business Combination Agreement that will only be satisfied if at least $55,000,000 cash is available to ROC at the Closing from either the Trust Account, the PIPE Financing, or a combination of the two (in any case, after giving effect to the redemption of any shares of Common Stock but prior to paying expenses of ROC and DTI, as set forth in the Business Combination Agreement);

•
“Monitor” are to Hicks Holdings Operating LLC;

•
“Monitoring Fee” are to the quarterly fee paid to Hicks Holdings Operating LLC by DTI pursuant to the Monitoring and Oversight Agreement;

•
“Monitoring and Oversight Agreement” are to the Monitoring and Oversight Agreement between DTI and Hicks Holdings Operating LLC, dated January 27, 2012;

•
“MMBtu” are to one million British Thermal Units;

•
“MSAs” are to master service agreements;

•
“Nasdaq” are to the Nasdaq Global Market;

•
“Nasdaq Proposal” are to a proposal to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, (a) the issuance of up to 23,253,533 shares of Common Stock pursuant to the Business Combination Agreement and (b) the issuance and sale of up to 7,042,254 shares of Common Stock in a private offering of securities to certain investors;

•
“Opinion” are to the written opinion of Energy Capital Solutions;

•
“OSC” are to oilfield services companies;

•
“Other Products & Services” are to DTI’s Other Products and Services division;

•
“PCAOB” are to the Public Company Accounting Oversight Board (United States);

•
“Per Share Company Common Stock Consideration” are to the number of shares of PubCo Common Stock equal to the quotient of (a) the Aggregate Company Stock Consideration divided by (b) the Company Fully Diluted Shares;

•
“Per Share Company Preferred Cash Consideration” are to the quotient of (a) the Aggregate Company Cash Consideration divided by (b) the number of issued and outstanding shares of DTI Preferred Stock as of immediately prior to the Effective Time;

•
“Per Share Company Preferred Stock Consideration” means a number of shares of PubCo Common Stock equal to (i) the Aggregate Company Preferred Stock Consideration divided by (ii) the number of issued and outstanding shares of DTI Preferred Stock as of immediately prior to the Effective Time;

•
“PIK” are to payable in kind;

•
“PIPE Financing” are to the proposed private investment in public equity that ROC is undertaking with respect to its Common Stock in connection with the Business Combination, pursuant to which PIPE Investors have committed to purchase PIPE Shares for a price per share of $10.10;

•
“PIPE Funds” are to the proceeds from the PIPE Financing;

•
“PIPE Investors” are to investors in the PIPE Financing, which include certain of ROC’s directors and officers, the Sponsor, or their respective affiliates;

•
“PIPE Shares” are to the shares of Common Stock that are issued in the PIPE Financing;

•
“PNC” are to PNC Bank, National Association;

•
“PPP Loan” are to Payment Protection Plan loan;

•
“Preferred Dividends” are to the DTI redeemable convertible preferred stock entitled to receive cumulative dividends which accumulate at the rate of 7% annually;

•
“private rights” are to the rights included within the private units purchased by our Sponsor, directors and officers in the private placement and any rights included within private units issued upon conversion of working capital loans as described herein;

•
“private shares” are to the shares of Common Stock included within the private units purchased by our Sponsor, directors and officers in the private placement and any additional shares of common stock included within private units issued upon conversion of working capital loans as described herein;

•
“private units” are to the units purchased by our Sponsor, directors and officers in the private placement that occurred simultaneously with the consummation of the IPO and any additional units issued upon conversion of extension loans and/or working capital loans as described herein, each private unit consisting of one share of common stock and one right to receive one-tenth of a share of common stock;

•
“Promissory Note” are to the Sponsor issued unsecured promissory note to ROC, dated September 2, 2021;

•
“Proposals” are to the Adjournment Proposal, the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, and the Director Election Proposal collectively;

•
“Proposed Bylaws” are to the proposed amended and restated bylaws of PubCo, which will be effective immediately prior to the completion of the business combination;

•
“Proposed Charter” are to the proposed amended and restated certificate of incorporation of PubCo, which will be effective immediately prior to the completion of the business combination;

•
“PTD” are to DTI’s Premium Tools division;

•
“PubCo” are to ROC at and after the Effective Time;

•
“PubCo Board” are to the board of directors of PubCo;

•
“PubCo Common Stock” are to shares of common stock, par value $0.0001 per share, of PubCo;

•
“PubCo Option” are to stock options to acquire shares of PubCo Common Stock;

•
“public rights” are to the rights sold as part of the units in the IPO;

•
“public shares” are to shares of Common Stock sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

•
“public units” are to the units sold in the IPO, which consist of one public share and one right to receive one-tenth (1/10) of a share of Common Stock;

•
“RCF” are to the maximum revolving advance amount of $60.0 million;

•
“Redetermination Date” are to the date that the total number of such shares of PubCo Common Stock are finally determined in accordance with the Sponsor Support Agreement if stockholders of ROC are entitled to be issued additional shares of PubCo Common Stock after the Effective Time pursuant to the terms of the Sponsor Support Agreement;

•
“Registration Rights Agreement” are to that certain Amended and Restated Registration Rights Agreement, by and between certain stockholders of ROC, certain stockholders of DTI and ROC, to be effective upon Closing;

•
“ROC,” “we,” “our,” “us” or the “Company” are to ROC Energy Acquisition Corp., a Delaware corporation;

•
“ROC Board” are to the board of directors of ROC;

•
“ROU” are to right of use;

•
“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002, as amended;

•
“SDPI” are to Superior Drilling Products, Inc.;

•
“SEC” are to the U.S. Securities and Exchange Commission;

•
“Securities Act” are to the Securities Act of 1933, as amended;

•
“SIP” are to DTI’s Safe, Inspired, Productive incentive program;

•
“SPACs” are to special purpose acquisition companies;

•
“Sponsor” are to ROC Energy Holdings, LLC, a Delaware limited liability company;

•
“Sponsor Designee” are to that certain director of PubCo designated by the Sponsor to serve on the PubCo Board pursuant to the Business Combination Agreement;

•
“Sponsor Support Agreement” are to that certain Support Agreement by and among Sponsor, DTI and ROC, dated February 13, 2023;

•
“Surviving Corporation” are to DTI after the Merger;

•
“Target Management Projections” are to DTI’s internal documents relating to the history, current operations, and probable future outlook of DTI, including financial projections of the Company for the year 2023, prepared by management of DTI;

•
“Terminal Values” are to the net present value of all unlevered free cash flows for DTI after fiscal year 2025;

•
“Transactions” are to the transactions contemplated by the Business Combination Agreement, including the Merger;

•
“Transaction Fee” are to the fee paid to Hicks Holdings Operating LLC by DTI pursuant to the Transaction Services Agreement;

•
“Transaction Services Agreement” are to the transaction services agreement between DTI and Hicks Holdings Operating LLC, dated January 27, 2012;

•
“Trust Account” are to the U.S.-based trust account in which ROC deposited an initial amount of $209,070,000 consisting of the net proceeds of the sale of the public units and private units in connection with the IPO;

•
“USRPHC” are to United States real property holding corporation;

•
“Variable Stock Amount” are to, (i) for purposes of determining the Aggregate Company Stock Consideration as of the Closing Date, the Forfeited Founder Share Merger Consideration, as determined pursuant to the Sponsor Support Agreement; and (ii) for purposes of determining the Aggregate Company Stock Consideration as of the Redetermination Date, the Forfeited Founder Share Merger Consideration, as determined pursuant to the Sponsor Support Agreement plus any share of PubCo Common Stock to be issued to the stockholders of ROC after the Effective Time pursuant to the Sponsor Support Agreement;

•
“WACC” are to weighted average cost of capital;

•
“Weaver” are to Weaver & Tidwell LLP;

•
“Winston” are to Winston & Strawn LLP;

•
“Working Capital Loans” are to certain prospective loans of Sponsor, or certain of ROC’s officers and directors, to ROC to fund working capital deficiencies or finance transaction costs in connection with a business combination;

•
“WOT” are to DTI’s Wellbore Optimization Tools division; and

•
“WTI” are to West Texas Intermediate.

All other capitalized but otherwise undefined terms contained herein shall have the meanings ascribed to them in the Business Combination Agreement.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR ROC STOCKHOLDERS
The following questions and answers briefly address some commonly asked questions about the Proposals to be presented at the special meeting of stockholders of the Company, including the proposed business combination. The following questions and answers do not include all the information that is important to the Company’s stockholders. We urge our stockholders to carefully read this entire proxy statement/prospectus/consent solicitation statement, including the annexes and other documents referred to herein.
Q:
Why am I receiving this proxy statement/prospectus/consent solicitation statement?

A:
ROC stockholders are being asked to consider and vote upon, among other things, a proposal to (a) approve and adopt the Business Combination Agreement, pursuant to which Merger Sub will merge with and into DTI, with DTI surviving the merger as a wholly owned subsidiary of ROC, (b) approve such merger and the other transactions contemplated by the Business Combination Agreement and (c) approve, for purposes of complying with applicable listing rules of Nasdaq, (i) the issuance of up to 23,253,533 shares of Common Stock and (ii) the issuance and sale of up to 7,042,254 shares of Common Stock in the PIPE Financing.

A copy of the Business Combination Agreement is attached to this proxy statement/prospectus/consent solicitation statement as Annex A. This proxy statement/prospectus/consent solicitation statement and its annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement/prospectus/consent solicitation statement and its annexes carefully and in their entirety.
Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus/consent solicitation statement and its annexes.
Q:
What is being voted on at the special meeting?

A:
ROC stockholders will vote on the following proposals at the special meeting.

•
The Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Business Combination Agreement and the transactions contemplated thereby (Proposal No. 1).

•
The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, (a) the issuance of up to 23,253,533 shares of Common Stock and (b) the issuance and sale of up to 7,042,254 shares of Common Stock in the PIPE Financing (Proposal No. 2).

•
The Charter Proposal.   To consider and vote upon a proposal to approve, assuming the Business Combination Proposal and Nasdaq Proposal are approved and adopted, the proposed amended and restated certificate of incorporation of ROC (the “Proposed Charter”), which will replace ROC’s Amended and Restated Certificate of Incorporation, dated December 1, 2021 (the “Current Charter”) and will be in effect upon the Closing of the Business Combination (the “Charter Proposal”) (Proposal No. 3). A copy of the Proposed Charter is attached to this proxy statement/prospectus/consent solicitation statement as Annex B.

•
The Incentive Plan Proposal.   To consider and vote upon a proposal to approve, assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved and adopted, the 2023 Omnibus Incentive Plan (the “2023 Plan”), a copy of which is attached to this proxy statement/prospectus/consent solicitation statement as Annex C, including the authorization of the initial share reserve under the 2023 Plan (the “Incentive Plan Proposal”) (Proposal No. 4).

•
The Director Election Proposal — To consider and vote upon a proposal to elect, assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved and adopted seven (7) directors to serve staggered terms on the PubCo Board effective upon the Closing until the 2024, 2025 and 2026 annual meetings of PubCo, as applicable, and until their respective successors are duly elected and qualified (the “Director Election Proposal”) (Proposal No. 5).

•
The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, or the Director Election Proposal (Proposal No. 6).
Q:
Are the Proposals conditioned on one another?

A:
We may not consummate the business combination unless the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, and the Director Election Proposal are approved at the special meeting. The Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, and the Director Election Proposal are conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus/consent solicitation statement.

Q:
What will happen in the business combination?

A:
Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, Merger Sub will merge with and into DTI, with DTI surviving the merger. After giving effect to the merger, DTI will become a wholly owned subsidiary of PubCo. At the Closing, up to 23,253,533 shares of Common Stock will be issued to the DTI Stockholders in the business combination in exchange for all outstanding shares of DTI Common Stock. For more information about the Business Combination Agreement and the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal.”

Q:
How were the transaction structure and consideration for the business combination determined?

The business combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of ROC’s management team and the ROC Board. The transaction structure for the business combination was determined through observing market practice, advice of counsel and the discretion of the parties to the business combination. The consideration for the business combination was determined as a result of extensive negotiations between ROC, DTI and the other parties to the business combination. Please see the section entitled “The Business Combination — Background of the Business Combination” for more information.
Q:
What conditions must be satisfied to complete the business combination?

A:
There are several closing conditions in the Business Combination Agreement, including:

•
the approval by our stockholders of

◦
the Business Combination Proposal;

◦
the Nasdaq Proposal;

◦
the Charter Proposal;

◦
the Director Election Proposal; and

◦
the Incentive Plan Proposal.

•
ROC having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Exchange Act);

•
the approval for listing of the PubCo Common Stock on Nasdaq subject only to official notice of issuance thereof;

•
satisfaction of the Minimum Cash Condition by ROC having at least $55.0 million cash, after giving effect to redemptions but prior to the payment of expenses in relation to the Business Combination, which may be met by means of the PIPE Financing, cash remaining in the Trust Account, or a combination of both; and

•
redemption by holders of public shares of less than ninety-five percent (95%) of the public shares issued and outstanding as of the date of the Business Combination Agreement.

For a full summary of the conditions that must be satisfied or waived prior to completion of the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Conditions to Closing of the Business Combination.”
Q:
How will we be managed and governed following the business combination?

Immediately after the Closing, the PubCo Board will be divided into three separate classes, designated as follows:
•
Class I comprised of C. Richard Vermillion and Thomas O. Hicks;

•
Class II comprised of Wayne Prejean and Eric Neuman; and

•
Class III comprised of Curt Crofford, Jack Furst and Daniel Kimes.

It is anticipated that Thomas O. Hicks will be designated Chair of the Board upon the Closing.
Please see the section entitled “Management After the Business Combination.”
Q:
Will ROC obtain new financing in connection with the business combination?

A:
The PIPE Investors have committed to purchase from ROC 1,683,168 shares of Common Stock, for an aggregate purchase price of approximately $17 million in the PIPE Financing. PIPE Shares are being offered to potential PIPE Investors at a price of $10.10 per PIPE Share, while the IPO price per public unit was $10.00. Additionally, the Sponsor has agreed to forfeit up to 50% of the Founder Shares to ROC for reissuance to the PIPE Investors in connection with the PIPE Financing, pursuant to the Sponsor Support Agreement.

Q:
What equity stake will our current stockholders and the holders of our Founder Shares hold in PubCo following the consummation of the business combination?

A:
We anticipate that, upon the Closing, the ownership of PubCo will be as follows:

•
DTI Stockholders will own 17,985,520 shares of PubCo Common Stock, which will constitute 38% of the outstanding PubCo Common Stock;

•
the public stockholders will own 22,770,000 shares of PubCo Common Stock, which will constitute 48% of the outstanding PubCo Common Stock;

•
the PIPE Investors will own 198,019 shares of PubCo Common Stock, which will constitute less than 1% of the outstanding PubCo Common Stock; and

•
our Sponsor, directors, officers and other initial stockholders and their affiliates will own 6,939,499 shares of PubCo Common Stock, which would be valued at approximately $73,072,924.47, based on the closing price of our Common Stock of $10.53 per share on May 8, 2023, the record date of the special meeting and will constitute 14% of the outstanding PubCo Common Stock.

The number of shares and the interests set forth above assume (a) that no public stockholders elect to have their public shares redeemed, (b) that there are no other issuances of equity interests of ROC or DTI, (c) that, based on the other assumptions and the participation by Sponsor and its affiliates in the PIPE Financing, the Sponsor is required to forfeit 776,250 of the 5,175,000 Founder Shares pursuant to the Sponsor Support Agreement to be included in the consideration to be received by DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement, (d) no existing DTI Options are exercised prior to the Effective Time and each such DTI Option is converted at the Effective Time into a PubCo Option pursuant to the terms of the Business Combination Agreement, (e) the automatic conversion of public rights and private rights upon the consummation of the Business Combination and (f) the purchase of 1,485,149 shares of Common Stock by the Sponsor and its affiliates in the PIPE Financing (reflected as shares owned by the Sponsor and not the PIPE Investors).
In comparison, assuming that 95% of ROC stockholders redeem their public shares (it is a condition to Closing for all parties under the Business Combination Agreement that less than 95% of the public shares are redeemed as of the Closing), we anticipate that the ownership of PubCo will be as follows:

•
DTI Stockholders will own 18,329,920 shares of PubCo Common Stock, which will constitute 65% of the outstanding PubCo Common Stock;

•
the public stockholders will own 3,105,000 shares of PubCo Common Stock, which will constitute 11% of the outstanding PubCo Common Stock;

•
the PIPE Investors will own 198,019 shares of PubCo Common Stock, which will constitute 1% of the outstanding PubCo Common Stock; and

•
our Sponsor, directors, officers, other initial stockholders and their affiliates will own 6,551,374 shares of PubCo Common Stock, which would be valued at approximately $68,985,968.22, based on the closing price of our Common Stock of $10.53 per share on May 8, 2023, the record date of the special meeting and will constitute 23% of the outstanding PubCo Common Stock.

The number of shares and the interests set forth above assume (a) that public stockholders holding 95% of the public shares elect to have 19,665,000 public shares redeemed, (b) that there are no other issuances of equity interests of ROC or DTI, (c) that, based on the other assumptions and the participation by Sponsor and its affiliates in the PIPE Financing, the Sponsor is required to forfeit 1,164,375 of the 5,175,000 Founder Shares pursuant to the Sponsor Support Agreement to be included in the consideration to be received by the DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement, (d) no existing DTI Options are exercised prior to the Effective Time and each such DTI Option is converted at the Effective Time into a PubCo Option pursuant to the terms of the Business Combination Agreement, (e) the automatic conversion of public rights and private rights upon the consummation of the Business Combination and (f) the purchase of 1,485,149 shares of Common Stock by the Sponsor and its affiliates in the PIPE Financing (reflected as shares owned by the Sponsor and not the PIPE Investors). While Closing is not conditioned on ROC successfully raising a specific amount in connection with the PIPE Financing, ROC may need to rely on funds raised in connection with the PIPE Financing to meet the Minimum Cash Condition, which is a condition to Closing for all the parties to the Business Combination Agreement. If ROC is unable to meet the Minimum Cash Condition by means of the PIPE Financing, funds remaining in the Trust Account, any other approved third-party financing or a combination of the foregoing, then DTI will have a right to terminate the Business Combination Agreement, provided DTI is not then in material breach of any of its representations, warranties, covenants or agreements in the Business Combination Agreement or the Company Support Agreements (defined below). As such, if ROC is unable to meet the Minimum Cash Condition, it will be unable to consummate the Business Combination unless it obtains a waiver of the Minimum Cash Condition from DTI. Based on the foregoing assumptions, DTI will have a right to terminate the Business Combination Agreement and, if the Minimum Cash Condition is not satisfied or waived by the parties to the Business Combination Agreement, the Business Combination will not be consummated.
Please see the sections entitled “Summary of the Proxy Statement/Prospectus/Consent Solicitation Statement — Ownership of PubCo After the Closing,” “Summary of the Proxy Statement/Prospectus/Consent Solicitation Statement — Voting and Implied Ownership of PubCo Upon Consummation of the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Q:
Why is ROC proposing the Nasdaq Proposal?

A:
ROC is proposing the Nasdaq Proposal in order to comply with listing standards of Nasdaq, which require stockholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or shares of common stock outstanding before the issuance of stock or securities. In connection with the business combination and PIPE Financing, we will issue to the DTI Stockholders and the PIPE Investors up to a combined 30,295,787 shares of Common Stock on a fully diluted basis which would constitute 20% or more of our outstanding voting power and outstanding Common Stock. As a result, we are required to obtain stockholder approval of such issuances pursuant to listing standards of Nasdaq. See the section entitled “Proposal No. 2 — The Nasdaq Proposal” for additional information.

Q:
Did the ROC Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination?

A:
Yes. The ROC Board has obtained a fairness opinion from Energy Capital Solutions LLC, dated February 2, 2023. The ROC Board has not obtained, nor will it obtain, an additional updated fairness opinion prior to the Closing. The operations and prospects of DTI and its subsidiaries, general market and economic conditions, and other factors that may be beyond the control of ROC and DTI, and on which the Energy Capital Solutions’ opinion was based, may alter the value of ROC or DTI or the price of ROC’s securities by the time the Business Combination is completed. Energy Capital Solutions’ opinion does not speak to any date other than the date of such opinion, and as such, the opinion will not address the fairness of the Merger Consideration, from a financial point of view, at any date after the date of such opinion, including at the time the Business Combination is completed.

An owner of Energy Capital Solutions is a limited partner in HHEP-Directional, L.P., which owns a majority of DTI’s voting securities. Accordingly, this individual has an indirect ownership interest in DTI and will benefit from the business combination. The ROC Board was aware of this ownership interest and determined that it did not impair the independence of Energy Capital Solutions in conducting its financial analysis and delivering its Opinion. Energy Capital Solutions advised ROC that the conflicted owner would not participate in any aspect of the preparation and delivery of the fairness opinion. ROC retained Energy Capital Solutions after considering the potential conflict of interest, due to its execution expertise, market knowledge related to traditional energy companies and competitive pricing. Energy Capital Solutions provides merger and acquisition advisory services, fairness opinions, and private capital raising services, all focused on the energy industry. ROC also selected Energy Capital Solutions, because it maintains a strong presence in the oilfield services subsector of the energy industry, including recently providing financial advisory services related to an acquisition for a public oilfield services company.
Energy Capital Solutions’ Opinion addressed the fairness, from a financial point of view, of the merger consideration to be paid by ROC in the Business Combination to ROC. Energy Capital Solutions was not engaged to, and the opinion did not, address the fairness of the merger consideration to ROC stockholders unaffiliated with ROC, the Sponsor or its affiliates. The ROC Board did not obtain an opinion that distinguished the fairness of the merger consideration to be paid by ROC to unaffiliated stockholders versus its fairness to ROC as the acquiror generally. The Sponsor and certain of ROC’s directors and officers have interests that may be different from, or in addition to, those of unaffiliated ROC stockholders, and such differing or additional interests may have informed their evaluation of the merit of the Business Combination. See “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for further information on the potentially differing interests of certain persons.
Q:
What are some of the positive and negative factors that the ROC Board considered when determining to enter into the Business Combination Agreement and its rationale for approving the transaction?

A:
The factors considered by the ROC Board include, but were not limited to, the following:

•
Meets the acquisition criteria that ROC had established to evaluate prospective business combination targets.   The ROC Board determined that DTI satisfies a number of the criteria and guidelines that ROC established at its IPO, including its attractive growth prospects, industry fragmentation ripe for consolidation, its proven, durable and sustainable unit economics, a strong and defensible market position, excellent balance sheet, its experienced management team and its public-company ready financial controls and infrastructure.

•
Exposure to an attractive market.   The ROC Board believes that the oil field services industry has extremely strong secular tailwinds due to significant underinvestment in future hydrocarbon supply combined with growing consumption trends for oil, gas and NGLs. Increased future drilling activity should benefit oil field service companies, especially once exposed to the drilling of new oil and gas wells.

•
Experienced management team.   The ROC Board believes that DTI’s executive management team is an excellent asset. The DTI executives have been working together for approximately a decade consecutively and is extremely strong given they have been through multiple industry downturns, have completed numerous transactions, have strengthened their customer base and improved cash flow margins.
•
Market positioning.   DTI operates in major producing oil and gas basins in North America, allowing it to service customers across multiple basins and expand its rental tool fleet easily.

•
Strong sponsor.   Hicks has significant investing experience across industries, and has successfully invested in energy for over two decades. This includes an investment in a similar oil field services company.

•
Results of the fairness opinion issued by Energy Capital Solutions LLC.   The opinion issued by Energy Capital Solutions that, as of the date of such opinion, subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the opinion, the Merger Consideration to be paid by ROC to DTI Stockholders in the Business Combination pursuant to the Business Combination Agreement was fair, from a financial point of view, to ROC.

•
Attractive financial profile.   DTI currently produces and is anticipated to produce strong free cash flow given its already strong EBITDA margins and the attractive industry tailwinds, all while having a very strong balance sheet.

•
Other alternatives.   The ROC Board’s belief that, after a thorough review of other business combination opportunities reasonably available to ROC, that the Business Combination represents the best potential business combination for ROC and the most attractive opportunity for ROC’s management to accelerate its business plan based upon the process utilized to evaluate and assess other potential business combination targets, and the ROC Board’s belief that such process has not presented a better alternative.

•
Negotiated transaction.   The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions were the product of arm’s length negotiations between ROC and DTI.

•
Financial analysis conducted by ROC’s management team and valuation.   The financial analysis conducted by ROC’s management team and reviewed by the ROC Board supported the equity valuation of DTI.

•
Value to Stockholders.   The Business Combination implies a $319 million pre-closing enterprise value which represents a sizeable discount to public trading market valuations of comparable companies across other oil field service companies. The set of comparable companies to DTI was selected based on the existing universe of publicly traded companies at the time of approval of the transaction.

In addition, the ROC Board determined that the business combination satisfies the investment criteria that the ROC Board identified in connection with the IPO. For more information, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Background of the Business Combination.”
In the course of its deliberations, the ROC Board also considered a variety of uncertainties, risks and other potentially negative factors relevant to the business combination, including the following:
•
Benefits Not Achieved.   The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•
Liquidation of ROC.   The risks and costs to ROC if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in ROC being unable to effect a business combination by ROC’s liquidation date and thus force a liquidation.

•
Exclusivity.   The fact that the Business Combination Agreement includes an exclusivity provision that prohibits ROC from soliciting other business combination proposals, which restricts ROC’s ability, so long as the Business Combination Agreement is in effect, to consider other potential business combinations.

•
Shareholder vote.   The risk that DTI Stockholders may fail to provide the votes necessary to effect the Business Combination.

•
Future financial performance.   The risk that the future financial performance of DTI may not meet the ROC Board’s expectations due to factors in DTI’s control, including management execution, or out of its control, including economic cycles or other macroeconomic factors.

•
Closing conditions.   The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within ROC’s control, including approval by ROC’s stockholders and approval by Nasdaq of the initial listing application in connection with the Business Combination.

•
Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•
Fees and expenses.   The fees and expenses associated with completing the Business Combination.

•
Other risks.   Various other risks associated with the Business Combination, the business of ROC and the business of DTI described under the section entitled “Risk Factors.”

In addition to considering the factors described above, the ROC Board also considered that the officers and directors of ROC, as well as the Sponsor, may have interests in the business combination as individuals that are in addition to, and that may be different from, the interests of ROC’s stockholders. ROC’s independent directors reviewed and considered these interests during the negotiation of the business combination and in evaluating and unanimously approving, as members of the ROC Board, the Business Combination Agreement and the business combination. For more information, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”
The ROC Board concluded that the potential benefits that it expects ROC and its stockholders to achieve as a result of the business combination outweigh the potentially negative factors associated with the business combination. Accordingly, the ROC Board, based on its consideration of the specific factors listed above, unanimously (a) determined that the business combination and the other transactions contemplated by the Business Combination Agreement are fair to, and in the best interests of, ROC’s stockholders, (b) approved, adopted and declared advisable the Business Combination Agreement and the transactions contemplated thereby and (c) recommended that the stockholders of ROC approve each of the Proposals.
The above discussion of the material factors considered by the ROC Board is not intended to be exhaustive but does set forth the principal factors considered by the ROC Board.
Q:
What happens if I sell my shares of Common Stock before the special meeting?

A:
The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of Common Stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Common Stock because you will no longer be able to deliver them for cancellation upon consummation of the business combination in accordance with the provisions described in this proxy statement/prospectus/consent solicitation statement. If you transfer your shares of Common Stock prior to the record date, you will have no right to vote those shares at the special meeting or seek redemption of those shares.

Q:
How has the announcement of the business combination affected the trading price of ROC’s units, Common Stock and rights?

A:
On February 13, 2023, the last trading date before the public announcement of the business combination, ROC’s public units, Common Stock and public rights closed at $10.48, $10.32 and $0.18, respectively. On May 11, 2023, the trading date immediately prior to the date of this proxy statement/prospectus/

consent solicitation statement, ROC’s public units, Common Stock and rights closed at $10.42, $10.53 and $0.30, respectively.
Q:
Following the business combination, will ROC’s securities continue to trade on a stock exchange?

A:
Yes. We have applied to begin the listing of PubCo Common Stock on Nasdaq under the new symbol “DTI” following the Closing.

Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as separate securities following the business combination. Additionally, upon consummation of the business combination, each right will be exchanged for one-tenth of one share of Common Stock.
Q:
What vote is required to approve the Proposals presented at the special meeting?

A:
Approval of each of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present at the special meeting. Approval of the Charter Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote. The approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting.

Q:
May ROC or ROC’s Sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in connection with the business combination?

A:
In connection with the stockholder vote to approve the Business Combination Proposal, our Sponsor, directors, officers, advisors and any of their respective affiliates may privately negotiate transactions to purchase public shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. Our Sponsor, directors, officers, advisors and any of their respective affiliates will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such stockholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of public shares could be to satisfy the closing condition in the Business Combination Agreement pursuant to which ROC is required to have a certain amount of cash at Closing, where it appears that such requirement would otherwise not be met.

Q:
How many votes do I have at the special meeting?

A:
Our stockholders are entitled to one vote at the special meeting for each share of Common Stock held of record as of May 8, 2023, the record date for the special meeting. As of the close of business on the record date, there were 26,851,000 outstanding shares of Common Stock, which are held by our public stockholders, our Sponsor and certain directors and officers.

Q:
What constitutes a quorum at the special meeting?

A:
Holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote at the special meeting, virtually present or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the special meeting. As of the record date for the special meeting, 13,425,501 shares of Common Stock would be required to achieve a quorum. Abstentions will count as present for the purposes of establishing a quorum with respect to each Proposal.

Q:
How will ROC’s Sponsor, directors and officers vote?

A:
Our Sponsor, directors and officers have agreed to vote any shares of Common Stock owned by them in favor of the business combination. Currently, our Sponsor, directors and officers own approximately 22.24% of our issued and outstanding shares of Common Stock.

Q:
What interests do ROC’s officers and directors and the Sponsor have in the business combination?

A:
In considering the recommendation of the ROC Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

•
the fact that our Sponsor may convert any working capital loans that it may make to us into up to an additional 150,000 private units at the price of $10.00 per unit;

•
the fact that our Sponsor, officers and directors have agreed not to redeem any of the shares of our Common Stock held by them in connection with a stockholder vote to approve the business combination;

•
the fact that our Sponsor, directors and officers paid an aggregate of $25,000 for the Founder Shares and that such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $54,492,750, based on the closing price of our Common Stock of $10.53 per share on May 8, 2023, the record date for the special meeting, resulting in a theoretical gain of $54,467,750;

•
the fact that certain of ROC’s officers and directors collectively own, directly or indirectly, a material interest in our Sponsor;

•
the anticipated appointment of Daniel Kimes, a member of the ROC Board and ROC’s Chief Executive Officer, as a director on the PubCo Board in connection with the Closing;

•
if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•
the fact that our Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

•
the fact that our Sponsor and its affiliates can earn a positive rate of return on their investment, even if other ROC stockholders experience a negative rate of return in the post-business combination company;

•
the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•
the fact that our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not completed.

In addition, on January 16, 2022, we issued an unsecured promissory note in the principal amount of up to $800,000 to FP SPAC 2, LLC, a Delaware limited liability company (“FP SPAC 2”) and an affiliate of our Sponsor. The note does not bear interest and is repayable in full upon consummation of an initial business combination. If we do not complete an initial business combination, the note will not be repaid, and all amounts owed under it will be forgiven. Upon the consummation of an initial business combination, FP SPAC 2 will have the option, but not the obligation, to convert all or a portion of the unpaid principal balance of the note into shares of Common Stock equal to the principal amount of the note. The note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the note and all other sums payable with regard to the note becoming immediately due and payable.
Further, as of the date of this proxy statement/prospectus/consent solicitation statement, with the exception of $11,523 paid to our officers, there has been no reimbursement to our Sponsor, officers or directors for any out-of-pocket expenses incurred in connection with activities on our behalf. However, as of the date of this proxy statement/prospectus/consent solicitation statement, our Sponsor and its affiliates have incurred a combined aggregate of approximately $621,000 of expenses on ROC’s behalf, of which approximately $221,000 has been repaid by ROC to our Sponsor and its affiliates pursuant to the Administrative Support Agreement. The balance may be repaid by ROC at the Closing.
The ROC Board did not obtain a fairness opinion that opined as to the fairness of the merger consideration to be paid by ROC, from a financial point of view, to unaffiliated stockholders, but rather obtained one that opined as to its fairness to ROC generally.
Q:
What happens if I vote against the Business Combination Proposal?

A:
Under our Charter, if the Business Combination Proposal is not approved and we do not otherwise consummate an alternative business combination by June 6, 2023 or such later liquidation date as may be approved by our stockholders, we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:
Do I have redemption rights?

A:
If you are a holder of public shares, you may elect to have your public shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our franchise and income taxes, by (b) the total number of then outstanding shares of Common Stock included as part of the units sold in the IPO; provided that we will not redeem any public shares to the extent that such redemption would result in ROC having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Exchange Act) of less than $5,000,001 unless our Common Stock otherwise does not constitute “penny stock” as such term is defined in Rule 3a51-1 under the Exchange Act. Because we anticipate that the Common Stock will be listed on Nasdaq at the Closing, and such listing would mean that the Common Stock would not constitute “penny stock” as such term is defined in Rule 3a51-1 under the Exchange Act, we do not anticipate the $5,000,001 net tangible asset threshold being applicable. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the public shares (the “20% threshold”). Unlike some other blank check companies, other than the net tangible asset requirement and the 20% threshold described above, we have no specified maximum redemption threshold and there is no other limit on the number of public shares that you can redeem. Holders of our outstanding public rights do not have redemption rights in connection with the business combination. Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the business combination. For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of April 30, 2023 of approximately $218.5 million, the estimated per share redemption price would have been approximately $10.56. Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest but net of franchise and income taxes payable) (a) in connection with a stockholder vote to approve an amendment to our Charter that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination by June 6, 2023 or such later liquidation date as may be approved by our stockholders, or with respect to any other provision relating to the rights of holders of Common Stock or pre-initial business combination activity, (b) in connection with the liquidation of the Trust Account or (c) if we subsequently complete a different business combination on or before June 6, 2023.
Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against or abstain from voting on the Business Combination Proposal or any other Proposal described in this proxy statement/prospectus/consent solicitation statement. As a result, the business combination can be approved by stockholders who will redeem their shares and no longer remain stockholders.

Q:
How do I exercise my redemption rights?

A:
In order to exercise your redemption rights, you must (a) if you hold your shares of Common Stock through units, elect to separate your units into the underlying public shares and public rights prior to exercising your redemption rights with respect to the public shares, and (b) prior to 5:00 p.m., Eastern time, on May 30, 2023 (two business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004-1561
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to his, her or its shares or, if part of such a group, the group’s shares, in excess of the 20% threshold. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent.
However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.
Holders of our outstanding units must separate the underlying public shares and public rights prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public rights. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the units.
If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using The Depository Trust Company’s (“DTC”) deposit withdrawal at custodian (“DWAC”) system, a withdrawal of the relevant units and a deposit of the corresponding number of public shares and public rights. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the business combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the email address or address listed under the question “Who can help answer my questions?” below.
Q:
What are the material U.S. federal income tax consequences to the ROC stockholders as a result of the business combination?

A:
ROC stockholders will retain their shares of Common Stock, will not receive any merger consideration and will not receive any additional shares of Common Stock in the business combination. As a result, there will be no material U.S. federal income tax consequences to the current ROC stockholders as a result of the business combination, regardless of whether the business combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

Q:
What are the material U.S. federal income tax consequences of the business combination to DTI Stockholders?

A:
The parties to the Business Combination Agreement intend for the business combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Although it is not a condition to closing that an opinion of counsel regarding the tax treatment of the business combination be provided, Bracewell is providing, in connection with the filing of the Registration Statement, its opinion of counsel to the effect (i) that the business combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the disclosure contained in this proxy statement/prospectus/consent solicitation statement under the heading “Material U.S. Federal Income Tax Considerations — Tax Treatment to U.S. Holders of DTI Capital Stock” constitutes its opinion insofar as it expresses conclusions as to the application of U.S. federal income tax law. Such opinion is based on representations and assumptions as to factual matters made by DTI and ROC and on current law. Provided that the business combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, no gain or loss generally will be recognized by a U.S. Holder (as defined below) of DTI Capital Stock for U.S. federal income tax purposes on the exchange of its shares of DTI Capital Stock for Common Stock in the business combination, except in connection with the receipt of cash by the U.S. Holder. For a more complete discussion of the material U.S. federal income tax consequences of the business combination, please carefully review the information set forth in the section titled “Material U.S. Federal Income Tax Considerations  — Tax Treatment to U.S. Holders of DTI Capital Stock” of this proxy statement/prospectus/consent solicitation statement. The tax consequences of the business combination to any particular DTI Stockholder will depend on that stockholder’s particular facts and circumstances. Accordingly, DTI Stockholders are urged to consult with, and rely solely upon, their own tax advisors as to the specific tax consequences of the business combination, including the effects of U.S. federal, state or local, or non-U.S. tax laws.

Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
The receipt of cash by a holder of Common Stock in redemption of such stock will be a taxable event for U.S. federal income tax purposes in the case of a U.S. Holder (as defined below) and could be a taxable event for U.S. federal income tax purposes in the case of a Non-U.S. Holder (as defined below). Please see the discussion below under the caption “Proposal No. 1 — The Business Combination Proposal — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders” or “Proposal No. 1 — The Business Combination Proposal — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of Non-U.S. Holders,” as applicable, for additional information. All holders considering the exercise of their redemption rights should consult with, and rely solely upon, their own tax advisors with respect to the U.S. federal income tax consequences of exercising such redemption rights.

Q:
Do ROC stockholders have appraisal rights if I object to the proposed business combination?

A:
No. There are no appraisal rights available to holders of Common Stock in connection with the business combination.

Q:
What happens to the funds deposited in the Trust Account after consummation of the business combination?

A:
If the Business Combination Proposal is approved, we intend to use a portion of the funds held in the Trust Account to pay (a) a portion of our aggregate costs, fees and expenses in connection with the consummation of the business combination, (b) tax obligations and (c) for any redemptions of public shares. The remaining balance in the Trust Account, together with the proceeds of the PIPE Financing, will be used for general corporate purposes of PubCo. See the section entitled “Proposal No. 1 — The Business Combination Proposal” for additional information.

Q:
What happens if the business combination is not consummated or is terminated?

A:
There are certain circumstances under which the Business Combination Agreement may be terminated. See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Termination” for additional information regarding the parties’ specific termination rights. In accordance with our Charter, if an initial business combination is not consummated by June 6, 2023 (or by such other date approved by our stockholders as reflected in an amendment to the Charter), we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the ROC Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

We expect that the amount of any distribution our public stockholders will be entitled to receive upon our dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the business combination, subject in each case to our obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of our Founder Shares are not entitled to liquidating distributions with respect to those shares.
In the event of liquidation, there will be no distribution with respect to our outstanding rights. Accordingly, in such an event, the rights will expire worthless.
Q:
When is the business combination expected to be consummated?

A:
It is currently anticipated that the business combination will be consummated promptly following the special meeting of our stockholders to be held on June 1, 2023, provided that all the requisite stockholder approvals are obtained and other conditions to the consummation of the business combination have been satisfied or waived. For a description of the conditions for the completion of the business combination, see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Conditions to Closing of the Business Combination.”

Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this proxy statement/prospectus/consent solicitation statement, including the section entitled “Risk Factors” and the annexes attached to this proxy statement/prospectus/consent solicitation statement, and to consider how the business combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus/consent solicitation statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.
Q:
How do I vote?

A:
If you were a holder of record of Common Stock on May 8, 2023, the record date for the special meeting of our stockholders, you may vote with respect to the Proposals online at the special meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to virtually attend the special meeting and vote online, obtain a proxy from your broker, bank or nominee.

Q:
What will happen if I abstain from voting or fail to vote at the special meeting?

A:
At the special meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal, or the Adjournment Proposal. An abstention will have no effect on the Director Election Proposal. An abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, and the Adjournment Proposal. A failure to vote or an abstention will have the same effect as a vote “AGAINST” the Charter Proposal.

Q:
What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a Proposal will be voted “FOR” each Proposal being submitted to a vote of the stockholders at the special meeting.

Q:
If I am not going to attend the special meeting online, should I submit my proxy card instead?

A:
Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement/prospectus/consent solicitation statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the Proposals presented to our stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:
May I change my vote after I have submitted my executed proxy card?

A:
Yes. You may change your vote by sending a later-dated, signed proxy card to us at the address listed below so that it is received by us prior to the special meeting or by attending the special meeting online and voting there. You also may revoke your proxy by sending a notice of revocation to us, which must be received prior to the special meeting.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus/consent solicitation statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
Who can help answer my questions?

A:
If you have questions about the Proposals or if you need additional copies of the proxy statement/prospectus/consent solicitation statement or the enclosed proxy card you should contact:

Daniel Kimes, Chief Executive Officer and Director
c/o ROC Energy Acquisition Corp.
16400 Dallas Parkway
Dallas, TX 75248
Email: dkimes@rocspac.com
Tel: (972) 392-6180
You may also contact our proxy solicitor at:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: ROC.info@investor.morrowsodali.com
To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.
You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information.”
If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your shares, please contact:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004-1561
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Q:
Who will solicit and pay the cost of soliciting proxies?

A:
The ROC Board is soliciting your proxy to vote your shares of Common Stock on all matters scheduled to come before the special meeting. We will pay the cost of soliciting proxies for the special meeting. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies for the special meeting. We have agreed to pay Morrow Sodali LLC a fee of $30,000, plus disbursements. We will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners. Our directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Q:
Are there any federal or state regulatory requirements that must be complied with or approvals obtained in connection with the business combination?

A:
Neither ROC nor DTI is aware of any material regulatory approvals or actions that are required for completion of the business combination other than those required under the HSR Act. See “Proposal No. 1 — The Business Combination Proposal — Regulatory Matters.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION STATEMENT
This summary highlights selected information from this proxy statement/prospectus/consent solicitation statement and does not contain all of the information that is important to you. To better understand the business combination and the Proposals to be considered at the special meeting, you should read this entire proxy statement/prospectus/consent solicitation statement carefully, including the annexes. See also the section entitled “Where You Can Find Additional Information.”
Parties to the Business Combination
ROC Energy Acquisition Corp.
We are a Delaware corporation structured as a blank check company formed for the purpose of effecting our initial business combination.
Our Common Stock, rights and units, consisting of one share of Common Stock and one right, are traded on Nasdaq under the ticker symbols “ROC,” “ROCAR,” and “ROCAU,” respectively. We have applied to begin the listing of our Common Stock on Nasdaq under the new symbol “DTI” following the Closing. The units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security. Additionally, upon consummation of the business combination, each right will be exchanged for one-tenth of one share of Common Stock.
The mailing address of our principal executive office is 16400 Dallas Parkway, Dallas, TX 75248, and our telephone number is (972) 392-6180.
Drilling Tools International, Inc.
Drilling Tools International Holdings, Inc. is a Delaware corporation incorporated on January 13, 2012. Based in Houston, Texas, DTI is an oilfield services company that rents downhole drilling tools primarily used in horizontal and directional drilling of oil and natural gas.
DTI’s principal executive offices are located at 3701 Briarpark Drive, Suite 150, Houston, Texas 77042 and its phone number is (832) 742-8500.
ROC Merger Sub, Inc.
ROC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), is a wholly-owned subsidiary of ROC formed to consummate the business combination. Following the consummation of the Business Combination, Merger Sub will have merged with and into DTI, with DTI surviving the Merger.
The Business Combination
The Business Combination Agreement
On February 13, 2023, ROC entered into the Business Combination Agreement with Merger Sub and DTI. Pursuant to the terms of the Business Combination Agreement, a business combination between ROC and DTI will be effected through the merger of Merger Sub with and into DTI, with DTI surviving the merger as a wholly owned subsidiary of PubCo. The ROC Board has unanimously (i) approved and declared advisable the Business Combination Agreement and the business combination and (ii) resolved to recommend the approval and adoption of the Business Combination Agreement and the business combination by the stockholders of ROC.
The Merger Consideration
The Business Combination implies a $536,000,000 post-closing equity value and a current equity value of DTI of $209,273,033.

The Merger Consideration payable to DTI Stockholders as of the Closing will be comprised of (i) $11 million cash and, (ii) based on the Sponsor’s level of investment in the PIPE Financing, between 17.9 million and 21.7 million shares of PubCo Common Stock. The pool of shares of PubCo Common Stock to be issued to DTI Stockholders will depend on the amount of DTI Options that remain outstanding immediately prior to the Effective Time and the portion of the Founder Shares currently owned by the Sponsor that are to be forfeited by the Sponsor and issued to the DTI Stockholders pursuant to the Sponsor Support Agreement. For purposes of this proxy statement/prospectus/consent solicitation statement and the pro forma calculations herein, we have assumed that all DTI Options remain outstanding as of the Effective Time because there is no requirement that they be exercised prior to the Effective Time, which results in 17,985,520 being the minimum number of shares of PubCo Common Stock being issued to DTI Stockholders as of the Effective Time.
In addition, as described in “Proposal No. 1 — The Business Combination Proposal — Related Documents”, approximately six months after the Effective Time, the DTI Stockholders may be entitled to receive additional Founder Shares if not forfeited for issuance to PIPE Investors. In accordance with the Sponsor Support Agreement, the number of such shares issued to DTI Stockholders could be up to an additional 1.3 million Founder Shares.
Based on the Sponsor’s level of investment in the PIPE Financing, the maximum number of shares of PubCo Common Stock that DTI Stockholders and holders of DTI Options would be entitled to receive as Merger Consideration is 22 million, without giving effect to any rounding that may be required to avoid issuing fractional shares to any DTI Stockholder. If 22 million shares of PubCo Common Stock were issued to DTI Stockholders as the merger consideration, 1.5 million would be issued as a result of the Sponsor’s forfeiture of Founder Shares pursuant to the terms of the Sponsor Support Agreement.
Treatment of Securities
Preferred Stock of DTI.   At the Effective Time, by virtue of the Merger, and without any action on the part of any DTI Stockholder, subject to and in consideration of the terms and conditions set forth in the Business Combination Agreement, each share of DTI Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into the right to receive (a) the Per Share Company Preferred Cash Consideration, which is $0.54 per share of DTI Preferred Stock based on the number of shares of DTI Preferred Stock issued and outstanding as of the date hereof, and (b) the Per Share Company Preferred Stock Consideration. All shares of DTI Preferred Stock converted into such consideration shall thereafter no longer be outstanding and shall cease to exist, and each holder of DTI Preferred Stock shall thereafter cease to have any rights with respect to such securities (including any right to accrued but unpaid dividends), except the right to receive the applicable consideration into which such shares of DTI Preferred Stock shall have been converted into in the Merger.
The Per Share Company Preferred Stock Consideration is a variable amount that will depend on (a) the total number of shares of PubCo Common Stock to be included in the Merger Consideration, which is discussed in “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — The Merger Consideration,” (b) the number of shares of DTI Common Stock and DTI Preferred Stock and DTI Options issued and outstanding as of the Effective Time and (c) the number of shares of DTI Common Stock into which the DTI Preferred Stock is convertible as of the Effective Time. Based on the number of shares of DTI Preferred Stock, DTI Common Stock and DTI Options issued and outstanding as of the date hereof, assuming the maximum redemptions that can occur while still allowing for the Minimum Cash Condition to be met, the Per Share Company Preferred Stock Consideration is 0.3133 of a share of PubCo Common Stock. The DTI Preferred Stock enjoys a dividend that has accrued and will continue to accrue through the Effective Time. As the dividend continues to accrue, the number of shares of DTI Common Stock issuable upon conversion of each share of DTI Preferred Stock and the Per Share Company Preferred Stock Consideration will increase.
Common Stock of DTI.   At the Effective Time, by virtue of the Merger and without any action on the part of any DTI Stockholder, subject to and in consideration of the terms and conditions set forth in the Business Combination Agreement, each share of DTI Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the applicable Per Share Company Common Stock Consideration. All shares of DTI Common Stock converted into such consideration shall thereafter no longer be outstanding and shall cease to exist, and each holder of DTI Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive the applicable consideration into which such shares of DTI Common Stock shall have been converted into in the Merger.
The Per Share Company Common Stock Consideration is a variable amount that will depend on (a) the total number of shares of PubCo Common Stock to be included in the Merger Consideration, which is discussed in “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — The Merger Consideration,” (b) the number of shares of DTI Common Stock and DTI Preferred Stock and DTI Options issued and outstanding as of the Effective Time and (c) the number of shares of DTI Common Stock into which the DTI Preferred Stock is convertible as of the Effective Time. Based on the number of shares of DTI Preferred Stock, DTI Common Stock and DTI Options issued and outstanding as of the date hereof, assuming the maximum redemptions that can occur while still allowing for the Minimum Cash Condition to be met, the Per Share Company Common Stock Consideration is 0.2216 of a share of PubCo Common Stock.
Common Stock of Merger Sub.   At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Company and all such shares shall constitute the only outstanding shares of capital stock of the Surviving Company as of immediately following the Effective Time.
Treasury Shares.   At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of DTI Preferred Stock and DTI Common Stock held in the treasury of DTI immediately prior to the Effective Time shall be cancelled and no payment or distribution shall be made with respect thereto.
Stock Options.   As of the Effective Time, each then-outstanding DTI Option that has not been exercised prior to or in connection with the Business Combination shall be assumed by PubCo and shall be converted into a PubCo Option to acquire shares of PubCo Common Stock in accordance with the Business Combination Agreement. Each such PubCo Option as so assumed and converted shall be for that number of shares of PubCo Common Stock determined by multiplying the number of shares of the PubCo Common Stock subject to such DTI Option immediately prior to the Effective Time by the Per Share Company Common Stock Consideration, which product shall be rounded down to the nearest whole number of shares, at a per share exercise price determined by dividing the per share exercise price of such DTI Option immediately prior to the Effective Time by the Per Share Company Common Stock Consideration which quotient shall be rounded up to the nearest whole cent. As of the Effective Time, all DTI Options shall no longer be outstanding and each holder of PubCo Options shall cease to have any rights with respect to such DTI Options, except as otherwise set forth in the Business Combination Agreement. Following the Effective Time, each PubCo Option shall be subject to the 2023 Plan and to the same terms and conditions, including, without limitation, vesting conditions, as had applied to the corresponding DTI Option as of immediately prior to the Effective Time, except for such terms rendered inoperative by reason of the Transactions, subject to such adjustments as reasonably determined by the ROC Board to be necessary or appropriate to give effect to the conversion or the Transactions.
Dissenting Shares.   Dissenting Shares shall not be converted into the right to receive the Per Share Company Preferred Cash Consideration and Per Share Company Preferred Stock Consideration, and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by the DGCL. At the Effective Time, all Dissenting Shares shall be cancelled, extinguished and cease to exist and the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses such holder’s right to appraisal under the DGCL or other applicable law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into the right to receive the Per Share Company Cash Consideration and the Per Share Company Preferred Stock Consideration upon the terms and conditions set forth in the Business Combination Agreement.

Representations and Warranties
The Business Combination Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) entity organization, good standing and qualification, (b) subsidiaries, (c) authorization to enter into the Business Combination Agreement and to consummate the Transactions, (d) non-conflict with governing documents, laws and governmental orders, and certain contracts, (e) governmental consent, (f) capitalization, (g) financial statements, (h) undisclosed liabilities, (i) litigation, (j) compliance with laws, (k) intellectual property, (l) material contracts, (m) benefit plans, (n) labor matters, (o) taxes, (p) brokers’ fees, (q) insurance, (r) real property and assets, (s) environmental matters, (t) absence of changes, (u) affiliate agreements, (v) internal controls, (w) permits, (x) registration statement, (y) related party transactions, (z) international trade and anti-corruption, (aa) top customers, (ab) sexual harassment, (ac) absence of additional representations and warranties, (ad) trust account, (ae) SEC reports and Sarbanes-Oxley Act compliance, (af) business activities and absence of changes, (ag) absence of outside reliance, (ah) Nasdaq Stock Market LLC (“Nasdaq”) market listing compliance, (ai) title to property, and (aj) the Investment Company Act.
Covenants
The Business Combination Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Merger and efforts to satisfy conditions to the consummation of the Merger. The Business Combination Agreement also contains additional covenants of the parties, including, among others, covenants providing for ROC and DTI to use reasonable best efforts to cause the registration statement to be filed by ROC to register the shares of PubCo Common Stock to be issued in the Transactions (the “Registration Statement”) and the related proxy statement/prospectus/consent solicitation statement (the “Proxy Statement”) to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. ROC and DTI have also agreed to obtain all requisite approvals of their respective stockholders including, in the case of ROC, (a) approval of the Merger, (b) approval of PubCo’s amended and restated certificate of incorporation, (c) approval of the issuance of PubCo Common Stock in connection with the Transactions (including pursuant to the consummation of the Subscription Agreements (as defined below)), to the extent required under Nasdaq listing rules, (d) adoption of the 2023 Plan (as defined below), and (e) approval of any other proposals reasonably necessary to consummate the Transactions. Additionally, ROC has agreed to include in the Proxy Statement the recommendation of its Board that stockholders approve all of the proposals to be presented at the special meeting to be held for that purpose.
Transaction Financing
The Business Combination Agreement includes covenants related to the conduct by ROC of the PIPE Financing in connection with the closing of the Transactions (the “Closing”). The Business Combination Agreement requires that the aggregate cash available to ROC at the Closing from either the Trust Account, the PIPE Financing, or a combination of the two (in any case, after giving effect to the redemption of any shares of Common Stock but prior to paying expenses of ROC and DTI, as set forth in the Business Combination Agreement) shall equal or exceed $55,000,000 (the “Minimum Cash Condition”).
2023 Plan
ROC has agreed to adopt, subject to stockholder approval, the 2023 Plan to be effective as of the Closing and in a form mutually acceptable to ROC and DTI. The 2023 Plan shall provide for the reservation of an aggregate number of shares of PubCo Common Stock equal to 10% of the fully diluted outstanding shares of PubCo Common Stock immediately after the Closing, for issuance pursuant to the 2023 Plan, subject to annual increases as provided in the 2023 Plan.
Non-Solicitation Restrictions; Exclusivity
Each of ROC and DTI has agreed that from the date of the Business Combination Agreement to the Effective Time or, if earlier, the valid termination of the Business Combination Agreement in accordance with its terms, it shall not, and shall use its reasonable best efforts to cause its Representatives (as defined in the Business Combination Agreement) not to, directly or indirectly, (a) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal (as defined in the Business Combination Agreement), (b) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person (as defined in the Business Combination Agreement) (other than a Party (as defined in the Business Combination Agreement) to the Business Combination Agreement) relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (c) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (d) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal, or (e) resolve or agree to do any of the foregoing. Each Party has also agreed it shall and shall use commercially reasonable efforts to cause its Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal.
Conditions to Closing
The consummation of the Merger is conditioned upon, among other things, (i) the expiration or termination of the applicable waiting period(s) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, (ii) the absence of any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions, (iii) the completion of the Offer (as defined in the Business Combination Agreement) in accordance with the Business Combination Agreement, the ROC organizational documents and the Proxy Statement, (iv) ROC having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Exchange Act), (v) receipt of ROC stockholder approval and certain DTI Stockholder approvals, (vi) the approval for listing of PubCo’s Common Stock on Nasdaq subject only to official notice of issuance thereof, (vii) satisfaction of the Minimum Cash Condition, (viii) redemption by holders of public shares of less than ninety-five percent (95%) of the public shares (as defined in the Business Combination Agreement) issued and outstanding as of the date of the Business Combination Agreement, (ix) solely with respect to ROC, (A) each of the representations and warranties of DTI being true and correct to applicable standards and each of the covenants of DTI having been performed or complied with in all material respects, (B) ROC’s receipt of an officer’s certificate of DTI certifying that such representations and warranties are true and correct and such covenants have been performed and complied with, and (C) the execution and delivery of certain ancillary agreements, and (x) solely with respect to DTI, (A) each of the representations and warranties of ROC and Merger Sub being true and correct to applicable standards and each of the covenants of ROC and Merger Sub having been performed or complied with in all material respects, (B) DTI’s receipt of officer’s certificates of ROC and Merger Sub certifying such representations and warranties are true and correct and such covenants have been performed and complied with, (C) the amendment and restatement of ROC’s certificate of incorporation in the form of the Proposed Charter (as defined in the Business Combination Agreement), (D) the execution and delivery of certain ancillary agreements and, (xi) if necessary, consent from the administrative agent under Drilling Tools’ credit facility to consummate the Transaction.
Termination
The Business Combination Agreement may be terminated and the transactions contemplated thereby abandoned:
(i)   by mutual written consent of ROC and DTI;
(ii)   prior to the Closing, by written notice by either ROC or DTI if the other party has breached its representations, warranties, covenants or agreements in the Business Combination Agreement such that the conditions to Closing cannot be satisfied and such breach cannot be cured within certain specified time periods; provided that the terminating party is not then in material breach of its representation, warranties, covenants or agreements under the Business Combination Agreement;
(iii)   prior to the Closing, by written notice by either ROC or DTI if the Transactions are not consummated on or before June 6, 2023 (or by such other date as approved by ROC stockholders);
(iv)   prior to the Closing, by written notice by either ROC or DTI if the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or a statue, rule or regulation;
(v)   by either ROC or DTI if ROC stockholders do not approve the Business Combination Agreement at the special meeting held for that purpose; or
(vi)   by written notice from DTI to ROC prior to obtaining ROC stockholder approval if there has been a Change in Recommendation (as defined the Business Combination Agreement).
The Business Combination Agreement and other agreements described below have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about ROC, DTI or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure letters prepared in connection with the execution and delivery of the Business Combination Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about ROC, DTI or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that ROC makes publicly available in reports, statements and other documents filed with the SEC. ROC and DTI investors and securityholders are not third-party beneficiaries under the Business Combination Agreement.
Certain Related Agreements
Support Agreements.   In connection with the execution of the Business Combination Agreement, ROC Energy Holdings, LLC, a Delaware limited liability company (“Sponsor”), entered into a support agreement with DTI and ROC (the “Sponsor Support Agreement”) pursuant to which the Sponsor has agreed to vote all Subject Shares (as therein defined) beneficially owned by it in favor of the Merger. Further, pursuant to the Sponsor Support Agreement, in order to induce DTI to enter into the Business Combination Agreement, the Sponsor agrees (a) to forfeit up to 50% of the Founder Shares (as therein defined) to ROC for reissuance to investors in connection with the PIPE Financing and (b) to split the remainder of the Founder Shares with DTI Stockholders as set forth in the Sponsor Support Agreement. The Sponsor has also agreed not to transfer its shares of Common Stock subject to potential forfeiture (which will be PubCo Common Stock after the Closing) until final determination of whether such shares must be forfeited.
In addition, in connection with the execution of the Business Combination Agreement, DTI’s majority stockholder entered into a support agreement (the “DTI Stockholder Support Agreement”) with ROC and DTI pursuant to which such stockholder agreed to vote all DTI Common Stock and DTI Preferred Stock beneficially owned by it in favor of the Business Combination Agreement and the Business Combination.
Amended and Restated Registration Rights Agreement.   In connection with the Transactions, ROC and certain stockholders of each of ROC and DTI who will receive PubCo Common Stock pursuant to the Business Combination Agreement have entered into an amended and restated registration rights agreement (“Registration Rights Agreement”), to become effective upon the Closing.
Lock-up Agreement and Arrangements.   Prior to the consummation of the Transactions, certain DTI Stockholders, including all DTI Stockholders holding greater than 5% of its share capital, will enter into a lock-up agreement (the “DTI Stockholder Lock-up Agreement”) with ROC. In addition, ROC and Sponsor intend to undertake an amendment and restatement to the Stock Escrow Agreement, dated December 1, 2021, by and among ROC, Sponsor and the escrow agent named therein (the “Escrow Agreement” and, when amended and restated, the “Amended and Restated Escrow Agreement”) to align Sponsor’s restrictions on transfer with respect to all shares of Common Stock it owns (which will be PubCo Common Stock after the Closing), including the Founder Shares, to those described below. Under the terms of the DTI Stockholder Lock-up Agreement, and under the terms of the Sponsor lock-up provisions contained in the Amended and Restated Escrow Agreement, such DTI Stockholders and the Sponsor, will each agree, subject to certain customary exceptions, that during the period that is the earlier of (i) the date that is 180 days following the Closing Date, and (ii) the date specified in a written waiver of the provisions of the DTI Stockholder Lock-up Agreement duly executed by the Sponsor and ROC, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-up Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares (whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise), publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or sales or other transactions through non-US broker dealers or foreign regulated brokers. As used herein, “Lock-up Shares” means, (a) in the case of DTI Stockholders, those shares of PubCo Common Stock received by such DTI Stockholder (the “Holder”) as merger consideration in the Transactions and beneficially owned by such DTI Stockholder as specified on the signature block of the DTI Stockholder Lock-up Agreement, and (b) in the case of the Sponsor, the Escrow Shares (as defined in the Escrow Agreement).
Director Nomination Agreement.   In connection with the Closing, ROC and the Sponsor will enter into a director nomination agreement (the “Director Nomination Agreement”) pursuant to which PubCo agrees to nominate an individual designated by the Sponsor to serve on the board of directors of the PubCo as a Class III director of PubCo, effective as of immediately after the Effective Time.
The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Business Combination Agreement, Sponsor Support Agreement, DTI Stockholder Support Agreement, Registration Rights Agreement, DTI Stockholder Lock-up Agreement and Director Nomination Agreement, and the terms of which are incorporated by reference herein.
Interests of Certain Persons in the Business Combinations
In considering the recommendation of the ROC Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:
•
the fact that our Sponsor, at its discretion, may convert any working capital loans that it may make to us into up to an additional 150,000 private units at a price of $10.00 per private unit;

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the fact that our Sponsor, officers and directors have agreed not to redeem any of the shares of our Common Stock held by them in connection with a stockholder vote to approve the business combination;

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the fact that our Sponsor, directors and officers paid an aggregate of $25,000 for the Founder Shares and that such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $54,492,750, based on the closing price of our Common Stock of $10.53 per share on May 8, 2023, the record date for the special meeting, resulting in a theoretical gain of $54,467,750;

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the fact that certain of ROC’s officers and directors collectively own, directly or indirectly, a material interest in our Sponsor;

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the anticipated appointment of Daniel Kimes, a member of the ROC Board and ROC’s Chief Executive Officer, as a director on the PubCo Board in connection with the Closing;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.10 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent registered public accounting firms) for services rendered or products sold to us or (b) a prospective target business with which we have entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

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the fact that our Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

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the fact that our Sponsor and its affiliates can earn a positive rate of return on their investment, even if other ROC stockholders experience a negative rate of return in the post-business combination company;

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the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•
the fact that our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not completed.

In addition, the DTI Stockholders should be aware that aside from their interests as stockholders, DTI’s officers and members of DTI’s board of directors have interests in the business combination that are different from, or in addition to, those of other DTI Stockholders generally. DTI Stockholders should take these interests into account in evaluating the business combination. These interests include:
•
The current management team of DTI, including Wayne Prejean, David Johnson and Michael Domino Jr., who currently serve as DTI’s Chief Executive Officer, Chief Financial Officer and President, DTR Division, respectively, will serve as PubCo’s Chief Executive Officer, Chief Financial Officer and President, DTR Division, respectively, following the consummation of the business Combination. Moreover, Mr. Prejean, who is currently a director of DTI, will become a director of PubCo following the consummation of the business combination. Mr. Prejean, Mr. Johnson and Mr. Domino currently have employment agreements with DTI and may enter into new or amended employment agreements with PubCo. In addition, certain DTI options held by Mr. Prejean will accelerate in connection with the transaction.

•
Curt Crofford, Jack Furst, Thomas O. Hicks, Eric Neuman and C. Richard Vermillion, current directors of DTI, will become directors of PubCo after the Closing. As such, in the future, such directors may receive any cash fees, stock options, or stock awards that the PubCo Board determines to pay to its non-executive directors.

At the Closing, we anticipate that our Sponsor and its affiliates will own 6,759,499 shares of PubCo Common Stock. In addition, on January 16, 2023, we issued an unsecured promissory note in the principal amount of up to $800,000 to FP SPAC 2, an affiliate of our Sponsor. The note does not bear interest and is repayable in full upon (i) the closing of a merger, consolidation or other business combination pursuant to which the issuer of the promissory note acquires an entity for its initial business combination, or (ii) our liquidation on or before June 6, 2023, or such later liquidation date as may be approved by our stockholders, that occurs while the note is outstanding or any time thereafter prior to the repayment of the note. If we do not complete an initial business combination, the note will not be repaid and all amounts owed under it will be forgiven. Upon the consummation of an initial business combination, FP SPAC 2 will have the option, but not the obligation, to convert the unpaid principal balance of the note (up to $1,500,000) into private units at a price of $10.00 per private unit. The note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the note and all other sums payable with regard to the note becoming immediately due and payable.

Further, as of the date of this proxy statement/prospectus/consent solicitation statement, with the exception of $11,523 paid to our officers, there has been no reimbursement to our Sponsor, officers or directors for any out-of-pocket expenses incurred in connection with activities on our behalf. However, as of the date of this proxy statement/prospectus/consent solicitation statement, our Sponsor and its affiliates have incurred a combined aggregate of approximately $621,000 of expenses on ROC’s behalf, of which approximately $221,000 has been repaid by ROC to our Sponsor and its affiliates pursuant to the Administrative Support Agreement. The balance may be repaid by ROC at the Closing.
In addition, our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We do not believe, however, that this waiver of the corporate opportunities doctrine has materially affected our search for an acquisition target or will materially affect our ability to complete our business combination.
Reasons for the Approval of the Business Combination
After careful consideration, the ROC Board recommends that our stockholders vote “FOR” the approval of the Business Combination Proposal.
For a more complete description of our reasons for the approval of the business combination and the recommendation of the ROC Board, see the section entitled “Proposal No. 1 — The Business Combination Proposal — ROC Board’s Reasons for the Approval of the Business Combination.”
Redemption Rights
Under our Charter, holders of our Common Stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our franchise and income taxes, by (b) the total number of shares of Common Stock issued in the IPO. As of April 30, 2023, this would have amounted to approximately $10.56 per share. Under our Charter, in connection with an initial business combination, a public stockholder, together with any affiliate or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), is restricted from seeking redemption rights with respect to more than 20% of the public shares. Our Charter provides we will not redeem our Common Stock in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. However, our Charter will be amended and restated immediately prior to the business combination, such that such limitation will no longer apply, and we anticipate our Common Stock will be listed on Nasdaq, which provides a separate exception from being subject to the “penny stock” rules.
If a holder exercises its redemption rights, then such holder will be exchanging its shares of Common Stock for cash and will no longer own shares of Common Stock and will not participate in our future growth, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting of ROC Stockholders-Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Voting Power and Implied Ownership of PubCo Upon Consummation of the Business Combination
We present in the tables below the various pro forma voting power and implied ownership of PubCo following the consummation of the Business Combination and PIPE Financing, based on, among other things, public stockholder redemptions in connection with the Business Combination. Due to rounding, percentage amounts that are presented may total greater or less than 100%.
The following table presents pro forma voting power and implied ownership of PubCo inclusive of the (i) 2,070,000 shares of PubCo Common Stock issuable upon the exchange of the public rights immediately following the Closing and (ii) 79,600 shares of PubCo Common Stock issuable upon the exchange of the private rights immediately following the Closing. The following table excludes 2,421,723 shares of PubCo Common Stock which will be issuable upon exercise of the PubCo Options, immediately following the Closing (the “Dilutive Interests”). The following table illustrates the voting power and implied ownership of PubCo immediately following the consummation of the Business Combination as follows:
	No Redemption Scenario(1)		25% Redemption Scenario(2)		50% Redemption Scenario(3)		80% Redemption Scenario(4)(5)
	PubCo Common Stock	Voting Power and Implied Ownership (%)	PubCo Common Stock	Voting Power and Implied Ownership (%)	PubCo Common Stock	Voting Power and Implied Ownership (%)	PubCo Common Stock	Voting Power and Implied Ownership (%)
Public Stockholders(6)	22,770,000	48	17,595,000	32	12,420,000	33	6,135,517	20
Sponsor and other initial stockholders(7)(10)	6,939,499(8)(9)	14	6,939,499(8)(9)	16	6,939,499(8)(9)	18	6,939,499(8)(9)	22
DTI Stockholders	17,985,520(9)	38	17,985,520(9)	42	17,985,520(9)	48	17,985,520(9)	58
PIPE Investors(10)	198,019	*	198,019	*	198,019	1	198,019	1
Total(11)	47,893,038	100	42,718,038	100	37,543,038	100	31,258,555	100

*
Less than 1%

(1)
The No Redemption Scenario assumes no redemptions by public shareholders in connection with the Business Combination.

(2)
The 25% Redemption Scenario assumes that public stockholders elect to redeem 25% of the public shares (i.e., 5,175,000 shares) in connection with the Business Combination.

(3)
The 50% Redemption Scenario assumes that public stockholders elect to redeem 50% of the public shares (i.e., 10,350,000 shares) in connection with the Business Combination.

(4)
The 80% Redemption Scenario assumes that public stockholders elect to redeem 16,634,483 public shares (i.e., approximately 80%) in connection with the Business Combination. As referred to in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” as a Maximum Redemption Scenario, this scenario assumes that 16,634,483 public shares are redeemed, resulting in an aggregate cash payment of approximately $171.3 million out of the Trust Account based on an assumed redemption price of $10.30 per share. The number of shares redeemed represents the maximum redemptions that can occur while still allowing for the Minimum Cash Condition to be met, assuming the receipt of no further investments in the PIPE Financing beyond the $12,860,000 raised as of the date hereof, exclusive of the $4,140,000 in shares of Common Stock issuable under the two convertible promissory notes ROC issued to affiliates of the Sponsor on December 2, 2022 and March 2, 2023, which are described more fully in the unaudited pro forma condensed combined financial information. If ROC stockholders redeem more than 16,634,483 public shares and no additional funds are raised by ROC through the PIPE Financing or other approved third-party financing, then the Minimum Cash Condition will not be satisfied and the Business Combination will not be consummated unless all parties to the Business Combination Agreement waive the Minimum Cash Condition in writing.

(5)
As a closing condition, redemptions must be less than 95% of the public shares (i.e., 19,665,000 shares) in connection with the Business Combination. Under a 95% Redemption Scenario, an aggregate cash payment of approximately $206,887,366 will be made out of the Trust Account based on an assumed redemption price of $10.52 per share. To satisfy the Minimum Cash Condition in the 95% Redemption Scenario, ROC will need to raise approximately $31,251,191 through the PIPE Financing or other approved third-party financing in addition to the $12,860,000 raised as of the date hereof, exclusive of the $4,140,000 in shares of Common Stock issuable under the two convertible promissory notes ROC issued to affiliates of the Sponsor on December 2, 2022 and March 2, 2023, which are described more fully in the unaudited pro forma condensed combined financial information. In the event the Minimum Cash Condition is not satisfied, the Business Combination will not be consummated unless all parties to the Business Combination Agreement waive the Minimum Cash Condition in writing.
(6)
These scenarios assume that (a) public shares and private shares convert on a one-to-one basis into shares of PubCo Common Stock in connection with the Business Combination and (b) 2,070,000 shares of PubCo Common Stock underlying the public rights are issued.

(7)
In connection with the IPO, the Founder Shares were placed into an escrow account maintained by Continental subject to certain restrictions. 50% of the Founder shares are forfeitable to ROC for reissuance to investors in connection with the PIPE Financing, and the remainder of the Founder Shares are available to split with DTI Stockholders as set forth in the Sponsor Support Agreement. Includes 1,485,149 PIPE Shares to be purchased by the Sponsor and its affiliates in the PIPE Financing.

(8)
These scenarios assume that 79,600 shares of PubCo Common Stock are issued upon the separation of the private units and the exchange of the private rights. Includes 180,000 shares of ROC’s Class A Common Stock which were issued to EarlyBirdCapital in connection with the IPO (the “representative shares”), which will in turn be exchanged for shares of PubCo Common Stock upon Closing.

(9)
These scenarios assume that 776,250 shares of PubCo Common Stock are forfeited by the Sponsor pursuant to the Sponsor Support Agreement to be included in the consideration to be received by the DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement.

(10)
These scenarios, which are subject to change, reflect the sale of 198,019 PIPE Shares for the price of $10.10 per share that will be issued in connection with the PIPE Financing. The Sponsor and its affiliates are participating in the PIPE Financing and have agreed to purchase 1,485,149 PIPE Shares in the PIPE Financing. To avoid double counting, their participation is included in the “Sponsor” line.

(11)
Percentages may not sum to 100% due to rounding.

The following table presents pro forma voting power and implied ownership of PubCo inclusive of the Dilutive Interests. The following table assumes (i) the Dilutive Interests have been fully exercised and/or vested, (ii) any conditions to the issuance of such Dilutive Interests have been fully satisfied, and (iii) such Dilutive Interests were issued in connection with the consummation of the Business Combination, such that the voting power and implied ownership of PubCo immediately following the consummation of the Business Combination is as follows:
	No Redemption Scenario(1)		25% Redemption Scenario(2)		50% Redemption Scenario(3)		80% Redemption Scenario(4)(5)
	PubCo Common Stock	Voting Power and Implied Ownership (%)	PubCo Common Stock	Voting Power and Implied Ownership (%)	PubCo Common Stock	Voting Power and Implied Ownership (%)	PubCo Common Stock	Voting Power and Implied Ownership (%)
Public Stockholders(6)	22,770,000	45	17,595,000	39	12,420,000	31	6,135,517	18
Sponsor and other initial stockholders(7)(10)	6,939,499(8)(9)	14	6,939,499(8)(9)	15	6,939,499(8)(9)	17	6,939,499(8)(9)	20
DTI Stockholders	20,407,243(9)	41	20,407,243(9)	45	20,407,243(9)	51	20,407,243(9)	61
PIPE Investors(10)	198,019	*	198,019	*	198,019	*	198,019	1
Total(11)	50,314,761	100	45,139,761	100	39,964,761	100	33,680,278	100

*
Less than 1%

(1)
The No Redemption Scenario assumes no redemptions by public shareholders in connection with the Business Combination.

(2)
The 25% Redemption Scenario assumes that public stockholders elect to redeem 25% of the public shares (i.e., 5,175,000 shares) in connection with the Business Combination.

(3)
The 50% Redemption Scenario assumes that public stockholders elect to redeem 50% of the public shares (i.e., 10,350,000 shares) in connection with the Business Combination.

(4)
The 80% Redemption Scenario assumes that public stockholders elect to redeem 16,634,483 public shares (i.e., approximately 80%) in connection with the Business Combination. As referred to in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” as a Maximum Redemption Scenario, this scenario assumes that 16,634,483 public shares are redeemed, resulting in an aggregate cash payment of approximately $171.3 million out of the Trust Account based on an assumed redemption price of $10.30 per share. The number of shares redeemed represents the maximum redemptions that can occur while still allowing for the Minimum Cash Condition to be met, assuming the receipt of no further investments in the PIPE Financing beyond the $12,860,000 raised as of the date hereof, exclusive of the $4,140,000 in shares of Common Stock issuable under the two convertible promissory notes ROC issued to affiliates of the Sponsor on December 2, 2022 and March 2, 2023, which are described more fully in the unaudited pro forma condensed combined financial information. If ROC stockholders redeem more than 16,634,483 public shares and no additional funds are raised by ROC through the PIPE Financing or other approved third-party financing, then the Minimum Cash Condition will not be satisfied and the Business Combination will not be consummated unless all parties to the Business Combination Agreement waive the Minimum Cash Condition in writing.

(5)
As a closing condition, redemptions must be less than 95% of the public shares (i.e., 19,665,000 shares) in connection with the Business Combination. Under a 95% Redemption Scenario, an aggregate cash payment of approximately $206,887,366 million will be made out of the Trust Account based on an assumed redemption price of $10.52 per share. To satisfy the Minimum Cash Condition in the 95% Redemption Scenario, ROC will need to raise approximately $31,251,191 through the PIPE Financing or other approved third-party financing in addition to the $12,860,000 raised as of the date hereof, exclusive of the $4,140,000 in shares of Common Stock issuable under the two convertible promissory notes ROC issued to affiliates of the Sponsor on December 2, 2022 and March 2, 2023, which are described more fully in the unaudited pro forma condensed combined financial information. In the event the Minimum Cash Condition is not satisfied, the Business Combination will not be consummated unless all parties to the Business Combination Agreement waive the Minimum Cash Condition in writing.

(6)
These scenarios assume that (a) public shares and private convert on a one-to-one basis into shares of PubCo Common Stock in connection with the Business Combination and (b) 2,070,000 shares of PubCo Common Stock underlying the public rights are issued.

(7)
In connection with the IPO, the Founder Shares were placed into an escrow account maintained by Continental subject to certain restrictions. 50% of the Founder shares are forfeitable to ROC for reissuance to investors in connection with the PIPE Financing, and the remainder of the Founder Shares are available to split with DTI Stockholders as set forth in the Sponsor Support Agreement Includes 1,485,149 PIPE Shares to be purchased by the Sponsor and its affiliates in the PIPE Financing.

(8)
These scenarios assume that 79,600 shares of PubCo Common Stock are issued upon the separation of the private units and the exchange of the private rights. Includes 180,000 shares of ROC’s Class A Common Stock which were issued to issued to EarlyBirdCapital in connection with the IPO (the ‘‘representative shares’’), which will in turn be exchanged for shares of PubCo Common Stock upon Closing.

(9)
These scenarios assume that 776,250 shares of PubCo Common Stock are forfeited by the Sponsor pursuant to the Sponsor Support Agreement to be included in the consideration to be received by the DTI Stockholders and DTI Optionholders pursuant to the Business CombinationAgreement.

(10)
These scenarios, which are subject to change, reflect the sale of 198,019 PIPE Shares for the price of $10.10 per share that will be issued in connection with the PIPE Financing. The Sponsor and its affiliates are participating in the PIPE Financing and have agreed to purchase 1,485,149 PIPE Shares in the PIPE Financing. To avoid double counting, their participation is included in the “Sponsor” line.

(11)
Percentages may not sum to 100% due to rounding.

Ownership of PubCo After the Closing
Organizational Structure
The following diagram illustrates the pre-business combination organizational structure of ROC:

Public Stockholders
ROC Energy Holdings, LLC
EarlyBirdCapital, Inc.
ROC Energy Acquisition Corp.
(Delaware corporation)

The following diagram illustrates the pre-business combination organizational structure of DTI and its subsidiaries:

DTI Stockholders
Drilling Tools International Holdings, Inc. f/k/a Directional Rentals Holdings, Inc. (DE)
Data Automation Technology LLC f/k/a Downhole Inspection Solutions LLC (TX)
Drilling Tools International, Inc. f/k/a Directional Rentals, Inc. (LA)
Drilling Tools Services, Inc. (DE)
Reamco, Inc. (LA)
Downhole Inspection Solutions LLC f/k/a DH Inspection Solutions, LLC (TX)
Premium Tools LLC (DE)
Slick Tools International LLC f/k/a Stinger Oil Tools, LLC (TX)
US
Foreign
Drilling Tools International Corp. (Canada)

The following diagram illustrates the structure of PubCo immediately following the consummation of the business combination. The interests set forth below assume (i) that no public stockholders elect to have their public shares redeemed and (ii) that there are no other issuances of equity interests of ROC or DTI. As a result of the business combination, the economic and voting interests of our public stockholders will decrease. If these assumptions are not correct, then the percent of ownership set forth in the diagram below would change.

Public Stockholders
ROC Energy Holdings, LLC
EarlyBirdCapital, Inc.
DTI Stockholders
A
Drilling Tools International Corporation (DE)
A. ROC Energy Acquisition Corp. changes its name to Drilling Tools International Corporation.
Drilling Tools International Holdings, Inc. f/k/a Directional Rentals Holdings, Inc. (DE)
Data Automation Technology LLC f/k/a Downhole Inspection Solutions LLC (TX)
Drilling Tools International, Inc. f/k/a Directional Rentals, Inc. (LA)
Drilling Tools Services, Inc. (DE)
Reamco, Inc. (LA)
Downhole Inspection Solutions LLC f/k/a DH Inspection Solutions, LLC (TX)
Premium Tools LLC (DE)
Slick Tools International LLC f/k/a Stinger Oil Tools, LLC (TX)
US
Foreign
Drilling Tools International Corp. (Canada)

We anticipate that, upon the Closing, the ownership of PubCo will be as follows:
•
DTI Stockholders will own up to 17,985,520 shares of PubCo Common Stock, which will constitute 38% of the outstanding PubCo Common Stock;

•
the public stockholders will own 22,770,000 shares of PubCo Common Stock, which will constitute 48% of the outstanding PubCo Common Stock;

•
the PIPE Investors will own 198,019 shares of PubCo Common Stock, which will constitute less than 1% of the outstanding PubCo Common Stock; and

•
the Sponsor, directors, officers and other initial stockholders and their affiliates will own 6,939,499 shares of PubCo Common Stock, which will constitute 14% of the outstanding PubCo Common Stock.

The number of shares and the interests set forth above assume (a) that no public stockholders elect to have their public shares redeemed, and (b) that there are no other issuances of equity interests of ROC or DTI, (c) that, based on the other assumptions and the participation by Sponsor and its affiliates in the PIPE Financing, the Sponsor is required to forfeit 776,250 of the 5,175,000 Founder Shares pursuant to the Sponsor Support Agreement to be included in the consideration to be received by the DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement, (d) no existing DTI Options are exercised prior to the Effective Time and each such DTI Option is converted at the Effective Time into a PubCo Option pursuant to the terms of the Business Combination Agreement, (e) gives effect to the automatic conversion of public rights upon the consummation of the Business Combination and (f) the purchase of 1,485,149 shares by the Sponsor and its affiliates in the PIPE Financing (reflected as shares of common stock owned by the Sponsor and not the PIPE Investors).

In comparison, assuming that 95% of ROC stockholders redeem their public shares (it is a condition to Closing for all parties under the Business Combination Agreement that less than 95% of the public shares are redeemed as of the Closing), we anticipate that the ownership of PubCo will be as follows:
•
DTI Stockholders will own 18,329,920 shares of PubCo Common Stock, which will constitute 65% of the outstanding PubCo Common Stock;

•
the public stockholders will own 3,105,000 shares of PubCo Common Stock, which will constitute 11% of the outstanding PubCo Common Stock;

•
the PIPE Investors will own 198,019 shares of PubCo Common Stock, which will constitute 1% of the outstanding PubCo Common Stock; and

•
our Sponsor, directors, officers, other initial stockholders and their affiliates will own 6,551,254 shares of PubCo Common Stock, which would be valued at approximately $68,985,968.22, based on the closing price of our Common Stock of $10.53 per share on May 8, 2023, the record date of the special meeting and will constitute 23% of the outstanding PubCo Common Stock.

The number of shares and the interests set forth above assume (a) that public stockholders holding 95% of the public shares elect to have 19,665,000 public shares redeemed, (b) that there are no other issuances of equity interests of ROC or DTI, (c) that, based on the other assumptions and the participation by Sponsor and its affiliates in the PIPE Financing, the Sponsor is required to forfeit 1,164,375 of the 5,175,000 Founder Shares pursuant to the Sponsor Support Agreement to be included in the consideration to be received by the DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement, (d) no existing DTI Options are exercised prior to the Effective Time and each such DTI Option is converted at the Effective Time into a PubCo Option pursuant to the terms of the Business Combination Agreement, (e) the automatic conversion of public rights and private rights upon the consummation of the Business Combination and (f) the purchase of 1,485,149 shares of Common Stock by the Sponsor and its affiliates in the PIPE Financing (reflected as shares owned by the Sponsor and not the PIPE Investors). While Closing is not conditioned on ROC successfully raising a specific amount in connection with the PIPE Financing, ROC may need to rely on funds raised in connection with the PIPE Financing to meet the Minimum Cash Condition, which is a condition to Closing for all the parties to the Business Combination Agreement. If ROC is unable to meet the Minimum Cash Condition by means of the PIPE Financing, funds remaining in the Trust Account, any other approved third-party financing or a combination of the foregoing, then DTI will have a right to terminate the Business Combination Agreement, provided DTI is not then in material breach of any of its representations, warranties, covenants or agreements in the Business Combination Agreement or the Company Support Agreements (defined below). As such, if ROC is unable to meet the Minimum Cash Condition, it will be unable to consummate the Business Combination unless it obtains a waiver of the Minimum Cash Condition from DTI. Based on the foregoing assumptions, DTI will have a right to terminate the Business Combination Agreement and, if the Minimum Cash Condition is not satisfied or waived by the parties to the Business Combination Agreement, the Business Combination will not be consummated.
The following table illustrates the potential impact of redemptions on the per share value of the shares owned by non-redeeming stockholders at the following redemption levels, as based on the fair value of cash and marketable securities held in the Trust Account as of April 30, 2023, of approximately $218.5 million:
	Redemption Level
	80%	50%	25%	0%
Implied Value per public share – Pre-Closing	$10.56	$10.56	$10.56	$10.56
Implied Value per public share – Impact of Founder Shares, public rights, private shares and private rights	$4.35	$6.39	$7.62	$7.96
Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Board of Directors of PubCo Following the Business Combination
Upon completion of the Business Combination, the board of directors of PubCo will consist of seven directors, five of whom will be designated by DTI, one of whom will be PubCo’s Chief Executive Officer and one of whom will be designated by the Sponsor (the “Sponsor Designee”). We expect that four of the directors, including the Sponsor Designee, will qualify as independent directors under the Nasdaq Listing Rules. See “Management After the Business Combination” for additional information.
Tax Treatment of the Business Combination
Provided that the business combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, no gain or loss generally will be recognized by a U.S. Holder (as defined below) of DTI Capital Stock for U.S. federal income tax purposes on the exchange of its shares of DTI Capital Stock for Common Stock in the business combination, except in connection with the receipt of cash by the U.S. Holder. Although it is not a condition to closing that an opinion of counsel regarding the tax treatment of the business combination be provided, Bracewell is providing, in connection with the filing of the Registration Statement, its opinion of counsel to the effect that (i) the business combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the disclosure contained in this proxy statement/prospectus/consent solicitation statement under the heading “Material U.S. Federal Income Tax Considerations — Tax Treatment to U.S. Holders of DTI Capital Stock” constitutes its opinion insofar as it expresses conclusions as to the application of U.S. federal income tax law. Such opinion is based on representations and assumptions as to factual matters made by DTI and ROC and on current law. For a more complete discussion of the material U.S. federal income tax consequences of the business combination, please carefully review the information set forth in the section titled “Material U.S. Federal Income Tax Considerations — Tax Treatment to U.S. Holders of DTI Capital Stock” of this proxy statement/prospectus/consent solicitation statement.
Regulatory Matters
Neither ROC nor DTI is aware of any material state or federal regulatory approvals or actions that are required for completion of the business combination other than those required under the HSR Act. The parties intend to file a premerger notification under the HSR Act. It is presently contemplated that if any additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.
Accounting Treatment
Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP and not as a business combination under ASC 805. Under this method of accounting, ROC, will be treated as the acquired company for accounting purposes, whereas DTI will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of DTI issuing shares for the net assets of ROC, accompanied by a recapitalization. The net assets of DTI will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of DTI. DTI has been determined to be the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:
•
Under the Maximum Redemption Scenario, legacy DTI Stockholders will have a majority of the voting interest in PubCo with approximately 66.7% of the voting interest; while legacy DTI Stockholders do not have a majority of the voting interest in PubCo under the No Redemption Scenario, under this scenario, the largest single stockholder of PubCo will be a legacy DTI Stockholder and the senior management and governing body of PubCo will be comprised of individuals from DTI as further described below.

•
The largest single stockholder of PubCo will be HHEP-Directional, L.P., which is, as of the date hereof, the majority owner of DTI and is an affiliate of Hicks Equity Partners LLC. Following the consummation of the Business Combination, HHEP-Directional, L.P. is expected to own approximately 29% of the shares of PubCo Common Stock if no shares of Common Stock are redeemed. If 95% of the shares of Common Stock are redeemed, HHEP-Directional, L.P. is expected to own approximately 49% of the shares of PubCo Common Stock following the Business Combination.

•
DTI will designate a majority of the governing body of PubCo.

•
An individual from DTI will be designated as the chairman of the governing body of PubCo and the Chief Executive Officer of PubCo and a second individual from DTI will be designated as the Chief Financial Officer of PubCo and the remaining members of senior management of PubCo will be comprised entirely of individuals from DTI.

•
DTI’s operations will comprise the ongoing operations of PubCo.

Appraisal Rights
With respect to ROC, appraisal rights are not available to holders of shares of Common Stock in connection with the business combination. Holders of DTI Common Stock do not have appraisal rights in connection with the business combination, whereas holders of DTI Preferred Stock do have appraisal rights in connection with the business combination.
Other Proposals
In addition to the Business Combination Proposal, our stockholders will be asked to vote on the following proposals: (a) a proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, (i) the issuance to the DTI Stockholders of the Per Share Company Common Stock Consideration and (ii) the issuance and sale of Common Stock to the PIPE Investors pursuant to the PIPE Financing, (b) a proposal to approve the adoption of the Proposed Charter, (c) a proposal to approve the 2023 Plan, (d) a proposal to elect seven (7) directors to the PubCo Board, and (e) a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the Nasdaq Proposal.
See the sections entitled “Proposal No. 2 — The Nasdaq Proposal,” “Proposal No. 3 — The Charter Proposal,” “Proposal No. 4 — The Incentive Plan Proposal,” “Proposal No. 5 — The Director Election Proposal,”and “Proposal No. 6 — The Adjournment Proposal” for more information.
Date, Time and Place of Special Meeting
The special meeting will be held at 11:00 a.m., Eastern time, on June 1, 2023, via live webcast at the following address: https://www.cstproxy.com/rocspac/2023, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals.
Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Common Stock at the close of business on May 8, 2023, which is the record date for the special meeting. You are entitled to one vote for each share of Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 26,851,000 shares of Common Stock outstanding in the aggregate, of which 20,700,000 were public shares, 180,000 were representative shares, 796,000 were private shares held by our Sponsor and 5,175,000 were Founder Shares held by our Sponsor, directors and officers.
Proxy Solicitation
Proxies may be solicited by mail. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares online if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of ROC Stockholders — Revoking Your Proxy.”
Quorum and Required Vote for Proposals for the Special Meeting
A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if holders of a majority of the outstanding shares of our Common Stock entitled to vote thereat attend virtually or are represented by proxy at the special meeting. Abstentions will count as present for the purposes of establishing a quorum.
The approval of the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present at the special meeting. The approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting. Accordingly, a stockholder’s failure to vote by proxy or to vote online with respect to the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal, and the Adjournment Proposal at the special meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal, or the Adjournment Proposal. Approval of the Charter Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote. A failure to vote or abstention will have the same effect as a vote “AGAINST” the Charter Proposal.
The Closing is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, and the Director Election Proposal at the special meeting. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus/consent solicitation statement.
Recommendation to ROC Stockholders
The ROC Board believes that each of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, the Director Election Proposal, and the Adjournment Proposal is in the best interests of ROC and our stockholders and recommends that our stockholders vote “FOR” each Proposal being submitted to a vote of the stockholders at the special meeting.
When you consider the recommendation of the ROC Board in favor of approval of these Proposals, you should keep in mind that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, your interests as a stockholder. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”
DTI’s Solicitation of Written Consents
DTI Stockholders are being asked to adopt and approve the Business Combination Agreement and approve the business combination (the “DTI Business Combination Proposal”) by executing and delivering the written consent furnished with this proxy statement/prospectus/consent solicitation statement.
DTI Stockholders may consent to the DTI Business Combination Proposal by completing and executing the written consent furnished with this proxy statement/prospectus/consent solicitation statement and returning it to DTI by June 1, 2023 by emailing a .pdf copy of such executed written consent to consents@drillingtools.com.
For more information, please see “DTI’s Solicitation of Written Consents.”
Risk Factor Summary
In evaluating the Proposals set forth in this proxy statement/prospectus/consent solicitation statement, you should carefully read this proxy statement/prospectus/consent solicitation statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.” Some of the risks related to DTI’s business and industry and the business combination are summarized below.
Risks Related to DTI
•
Demand for DTI’s products and services depends on oil and gas industry activity and customer expenditure levels, which are directly affected by trends in the demand for, and price of, crude oil and natural gas as well as the availability of capital.

•
Growth in U.S. drilling activity, and DTI’s ability to benefit from such growth, could be adversely affected by any significant constraints in equipment, labor, or takeaway capacity in the regions in which DTI operates.

•
DTI depends on a relatively small number of customers in a single industry. The loss of an important customer could adversely affect its business, results of operations and financial condition.

•
Termination of, or failure to comply with, the terms of DTI’s non-exclusive distribution agreement with Superior Drilling Products, Inc. could have a material adverse effect on DTI’s business.

•
DTI may be unable to employ a sufficient number of skilled and qualified workers to sustain or expand its current operations.

•
DTI’s business depends on the continuing services of certain of DTI’s key managers and employees.

•
The lack of availability of the tools DTI purchases to rent to DTI’s customers and inflation may increase DTI’s costs of operations beyond what DTI can recover through price increases.

•
Delays in obtaining, or inability to obtain or renew, permits or authorizations by DTI’s customers for their operations could impair DTI’s business.

•
Competition within the oil and gas drilling tool rental industry may adversely affect DTI’s ability to market its services.

•
DTI may fail to fully execute, integrate, or realize the benefits expected from acquisitions, which may require significant management attention, disrupt DTIs business and adversely affect DTI’s results of operations.

•
New technology may cause DTI to become less competitive.

•
DTI rents tools used in the drilling of oil and gas wells. The equipment may subject DTI to liability, including claims for personal injury, property damage and environmental contamination, or reputational harm if it fails to perform to specifications.

•
DTI’s operations, and those of its customers, are subject to hazards inherent in the oil and natural gas industry, which could expose DTI, and its customers, to substantial liability and cause DTI to lose substantial revenue.

•
The global outbreak of COVID-19 and associated responses have had, and are expected to continue to have, an adverse impact on DTI’s business and operations.

•
Oilfield anti-indemnity provisions enacted by many states may restrict or prohibit a party’s indemnification of DTI.

•
DTI may incur indebtedness to execute its long-term growth strategy, which may reduce its profitability.

•
Political, regulatory, economic and social disruptions in the countries in which DTI conducts business could adversely affect its business or results of operations.

•
Changes in tax laws or tax rates, adverse positions taken by taxing authorities and tax audits could impact DTI’s operating results.

•
DTI may not be able to manage its growth successfully.

•
A failure of DTI’s information technology infrastructure and cyberattacks could adversely impact DTI.

•
Adverse and unusual weather conditions may affect DTI’s operations.

Risks Related to Legal and Regulatory Matters
•
DTI’s operations require it to comply with various domestic and international regulations, violations of which could have a material adverse effect on DTI’s business, results of operations, financial condition and cash flows.

•
Compliance with environmental laws and regulations may adversely affect DTI’s business and results of operations.

•
Existing or future laws and regulations related to greenhouse gases and climate change and related public and governmental initiatives and additional compliance obligations could have a material adverse effect on DTI’s business, results of operations, prospects and financial condition.

•
If DTI is unable to fully protect its intellectual property rights or trade secrets, it may suffer a loss in revenue or any competitive advantage or market share it holds, or it may incur costs in litigation defending intellectual property rights.

•
DTI is a holding company whose only material asset is the equity interests in its operating subsidiaries, and accordingly, it is dependent upon distributions from these operating subsidiaries to pay taxes and cover its corporate and other overhead expenses.

Risks Related to Ownership of PubCo Securities
•
The financial projections in this proxy statement/prospectus/consent solicitation statement may not prove to be reflective of actual future results.

•
If PubCo fails to maintain an effective system of disclosure controls and internal control over financial reporting, PubCo’s ability to produce timely and accurate financial statements or comply with applicable regulations cover be impaired, which may adversely affect investor confidence in PubCo, and, as a result, the market price of PubCo Common Stock.

•
Following the Closing, PubCo will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and operating results.

•
Restrictive covenants in the Credit Facility Agreement, and any similar agreement that PubCo may enter into following the business combination, could limit PubCo’s growth and PubCo’s ability to finance its operations, fund its capital needs, respond to changing conditions and engage in other business activities that may be in PubCo’s best interests.

Risks Related to ROC
•
There is substantial doubt about ROC’s ability to continue as a going concern should a business combination not occur.

•
ROC may not be able to complete its initial business combination within the prescribed time frame, in which it would cease all operations except for the purpose of winding up and it would redeem its public shares and liquidate, in which ROC’s public stockholders may only receive $10.10 per share, or less than such amount in certain circumstances, and its rights would expire worthless.

•
If ROC’s due diligence investigation of DTI was inadequate, then stockholders of ROC following the business combination could lose some or all of their investment.

•
Shareholder litigation and regulatory inquiries and investigations are expensive and could harm ROC’s business, financial condition, and operating results and could divert management attention.

•
ROC’s stockholders will experience immediate dilution as a consequence of, among other transactions, the issuance of PubCo Common Stock as consideration in the business combination and the PIPE Financing.

•
Past performance by ROC and by ROC’s management team may not be indicative of future performance of an investment in ROC or PubCo.

•
If the business combination’s benefits do not meet the expectation of financial or industry analysts, the market price of ROC’s securities may decline.

•
A new 1% U.S. federal income tax may be imposed upon ROC in connection with the redemption by ROC of its Common Stock.

•
If third parties bring claims against ROC, the proceeds held in the trust account may be reduced and the per-share redemption price received by stockholders may be less than approximately $10.10.

Risks Related to the Business Combination
•
Subsequent to the consummation of the business combination, ROC may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant effect on its financial conditions, results of operations and stock price, which could cause you to lose some or all of your investment.

•
ROC will incur significant transaction costs in connection with the business combination.

Risks Related to the Redemption
•
ROC cannot be certain as to the number of shares of public stock that will be redeemed and the potential impact to public stockholders who do not elect to redeem their public stock.

•
If ROC’s stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus/consent solicitation statement, they will not be entitled to redeem their shares of Common Stock for a pro rata portion of the funds held in the Trust Account.

SELECTED HISTORICAL FINANCIAL DATA OF ROC
ROC is providing the following summary historical financial information to assist you in your analysis of the financial aspects of the Business Combination.
The following table sets forth selected historical financial information derived from ROC’s (i) audited consolidated statement of operations for the year ended December 31, 2022, (ii) audited consolidated balance sheet as of December 31, 2022, (iii) audited consolidated statement of operations for the year ended December 31, 2021, and (iv) audited consolidated balance sheet as of December 31, 2021, each of which is derived from ROC’s audited financial statements included elsewhere in this proxy statement/prospectus/consent solicitation statement.
This information is only a summary and should be read in conjunction with ROC’s consolidated financial statements and related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ROC” included elsewhere in this proxy statement/prospectus/consent solicitation statement. The historical results included below and elsewhere in this proxy statement/prospectus/consent solicitation statement are not indicative of the future performance of ROC.
	As of December 31, 2022	As of December 31, 2021
Balance Sheet Data:
Cash	$207,915	$1,361,137
Investments held in Trust Account	$213,475,172	$209,086,874
Total assets	$213,858,117	$210,448,011
Total liabilities	$2,644,400	$249,996
Common stock subject to possible redemption	$213,183,552	$209,070,000
Total stockholders’ (deficit) equity	$(1,969,835)	$1,128,015
	Year Ended December 31, 2022	Year Ended December 31, 2021
Statement of Operations Data:
Loss from operations	$(1,281,902)	$(252,254)
Interest earned on investments held in Trust Account	$2,843,649	$16,874
Net income (loss)	$1,015,702	$(235,380)
Weighted average shares outstanding of common stock	$26,851,000	$9,182,858
Basic net income (loss) per share of common stock	$0.04	$(0.03)
Statement of Cash Flows Data:
Net cash used in operating activities	$(1,667,273)	$(13,000)
Net cash provided by investing activities	$—	$—
Net cash used in investing activities	$(1,544,649)	$(209,070,000)
Net cash provided by financing activities	$2,058,700	$210,444,137
Net cash used in financing activities	$—	$—

SELECTED HISTORICAL FINANCIAL DATA OF DTI
The following tables contain selected historical financial data of DTI and its subsidiaries for the periods and as of the dates indicated. Such data as of and for the years ended December 31, 2022 and 2021 are derived from the audited financial statements of DTI, which are included elsewhere in this proxy statement/prospectus/consent solicitation statement.
The following selected historical financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DTI,’’ and DTI’s audited financial statements and related notes thereto included elsewhere in this proxy statement/prospectus/consent solicitation statement. The selected historical financial data in this section is not intended to replace our audited financial statements and related notes and are qualified in their entirety thereby. The historical results included below and elsewhere in this proxy statement/prospectus/consent solicitation statement are not indicative of the future performance of DTI and its subsidiaries.
	(In thousands, except share and per share data)
	Year Ended December 31,
	2022	2021
Statement of Operations Data:
Revenue	$129,556	$77,379
Cost of revenue	$33,004	$23,629
Selling, general and administrative expense	$51,566	$38,309
Depreciation and amortization expense	$19,709	$21,718
Total operating costs and expenses	$104,279	$83,656
Income (loss) from operations	$25,277	$(6,277)
Other income (expense)
Interest expense	$(477)	$(1,229)
Gain on forgiveness of PPP loan	$—	$8,575
Gain on sale of property	$127	$899
Unrealized gain on securities	$234	$157
Other expense	$(384)	$(233)
Total other income (expense), net	$(500)	$8,169
Income (loss) before income tax benefit (expense)	$24,777	$1,892
Income tax benefit	$(3,697)	$209
Net income	$21,080	$2,101
Basic earnings per share	$0.38	$0.02
Diluted earnings per share	$0.27	$0.04
Basic weighted-average common shares outstanding	52,363,872	52,363,872
Diluted weighted average common shares outstanding	77,145,236	56,915,932
Other comprehensive income (loss)
Foreign currency translation adjustment, net of tax	$173	$(59)
Total other comprehensive income (loss)	$173	$(59)
Total comprehensive income	$21,253	$2,042
Statement of Cash Flows Data:
Net cash (used in) provided by operating activities	$13,856	$(494)
Net cash provided by (used in) investing activities	$(2,392)	$3,338
Net cash used in financing activities	$(9,337)	$(2,868)

	As of December 31,
	2022	2021
Balance Sheet Data:
Cash	$2,352	$52
Total assets	$105,218	$69,507
Total liabilities	$56,116	$41,658
Total stockholders’ equity	$31,224	$11,160

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus/consent solicitation statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this proxy statement/prospectus/consent solicitation statement, regarding the proposed business combination, ROC’s ability to consummate the business combination, the benefits of the transaction, the post-combination company’s future financial performance following the business combination and the post-combination company’s strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, ROC disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this proxy statement/prospectus/consent solicitation statement. ROC cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of ROC.
The Projections have not been audited. None of the independent auditors of ROC or DTI, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Projections. In addition, ROC cautions you that the forward-looking statements regarding ROC and the post-combination company, which are contained in this proxy statement/prospectus/consent solicitation statement, are subject to the following factors:
•
the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the Business Combination Agreement and the other agreements related to the business combination (including catastrophic events, acts of terrorism, the outbreak of war, the novel coronavirus pandemic (“COVID-19”) and/or any other pandemic and other public health events), as well as management’s response to any of the foregoing;

•
the outcome of any legal proceedings that may be instituted against ROC, DTI or its subsidiaries, their respective affiliates or their respective directors and officers following announcement of the business combination;

•
the inability to complete the business combination due to the failure to obtain approval of the stockholders of ROC, regulatory approvals, or satisfy the other conditions to closing in the Business Combination Agreement;

•
the risk that ROC may not be able to obtain the financing necessary to consummate the business combination;

•
the risk that the proposed business combination disrupts current plans and operations of DTI, its subsidiaries or ROC as a result of the announcement and consummation of the business combination;

•
ROC’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of DTI to grow and manage growth profitably following the business combination;

•
risks relating to the uncertainty of the projected financial information with respect to DTI and its subsidiaries;

•
costs related to the business combination;

•
PubCo’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the business combination;

•
the possibility of third-party claims against ROC’s Trust Account;

•
the amount of redemption requests by ROC’s stockholders;

•
changes in applicable laws or regulations;

•
the ability of DTI to execute its business model; and

•
the possibility that ROC or the post-combination company may be adversely affected by other economic, business or competitive factors.

Should one or more of the risks or uncertainties described in this proxy statement/prospectus/consent solicitation statement materialize, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors.”

RISK FACTORS
Risks Related to DTI
For the purposes of this subsection, “we,” “our” and “us” refer to DTI and its subsidiaries.
Demand for our products and services depends on oil and gas industry activity and customer expenditure levels, which are directly affected by trends in the demand for, and price of, crude oil and natural gas as well as the availability of capital.
Demand for our products and services depends primarily upon the general level of activity in the oil and gas industry, including the number of drilling rigs in operation, the number of oil and gas wells being drilled, the depth and drilling conditions of these wells, the volume of production, the number of well completions and the cumulative feet drilled, the level of well remediation activity, and the corresponding capital spending by oil and gas companies. Oil and gas activity is in turn heavily influenced by, among other factors, current and anticipated oil and natural gas prices locally and worldwide. Historically, such prices have been volatile, and declines, whether actual or anticipated, thereof could negatively affect the level of oil and gas activity and related capital spending. Decreases in oil and gas activity and related capital spending could, in turn, adversely affect demand for our products and services and, in certain instances, result in the cancellation, modification or curtailing of demand for our services and the ability of our customers to pay us for our products and services. These factors could have an adverse effect on our business, results of operations, financial condition and cash flows.
Factors affecting the prices of oil and natural gas include, but are not limited to, the following:
•
demand for hydrocarbons, which is affected by worldwide population growth, economic growth rates and general economic and business conditions;

•
available excess production capacity within OPEC and the level of oil and gas production by non-OPEC countries;

•
oil and gas inventory levels, production capacity and investment levels;

•
the continued development of shale plays which may influence worldwide supply;

•
transportation differentials associated with reduced capacity in and out of the storage hub in Cushing, Oklahoma;

•
costs of exploring for, producing and delivering oil and natural gas;

•
political and economic uncertainty and geopolitical unrest;

•
oil refining activity and shifts in end-customer preferences toward fuel efficiency and increased transition to electric vehicles;

•
conservation measures and technological advances affecting energy consumption;

•
government initiatives to address greenhouse gas emissions and climate change, including incentives to promote alternative energy sources;

•
potential acceleration of the commercial development of alternative energy sources and adjacent products, such as wind, solar, geothermal, tidal, fuel cells and biofuels;

•
access to capital and credit markets and investors’ focus on shareholder returns, which may affect our customers’ activity levels and spending for our products and services;

•
changes in laws and regulations related to hydraulic fracturing activities, saltwater disposal or oil and gas drilling, particularly on public properties;

•
changes in environmental laws and regulations, including those relating to the use of coal in power plants, as such laws and regulations can impact the demand for natural gas;

•
adverse weather conditions, changes in weather patterns and natural disasters, including those related to climate change;

•
supply disruptions in key oil producing regions;

•
terrorist attacks and armed conflicts, including the current conflict between Russia and Ukraine, which could cause temporary price increases, thereby dampening demand; and

•
global pandemics.

The oil and gas industry is cyclical and has historically experienced periodic downturns. These downturns have been characterized by diminished demand for our products and services and downward pressure on the prices we charge. These downturns generally cause many E&P companies to reduce their capital budgets and drilling activity. Any future downturn or expected downturn could result in a significant decline in demand for oilfield services and adversely affect our business, results of operations and cash flows.
Customer expenditure levels could also drop if our customers face difficulty in accessing capital. If commodity prices drop, our customers may face liquidity constraints and the deterioration of their respective credit worthiness. Moreover, our customers may have limited viable financing alternatives in light of unfavorable lending and investment policies held by financial institutions associated with concerns about environmental impacts of the oil and gas industry or its products. Similarly, certain institutional investors have divested themselves of investments in this industry. If any of our customers experience any of these challenges, they may reduce spending, which could adversely affect our business, results of operations and cash flows.
Growth in U.S. drilling activity, and our ability to benefit from such growth, could be adversely affected by any significant constraints in equipment, labor or takeaway capacity in the regions in which we operate.
Growth in U.S. drilling activity may be impacted by, among other things, the availability and cost of drilling equipment, pipeline capacity, and material and labor shortages. Significant growth in drilling activity could strain availability of the equipment, materials and labor required to drill and complete a well, together with the ability to move the produced oil and natural gas to market. Should significant constraints develop that materially impact the efficiency and economics of oil and gas producers, growth in U.S. drilling activity could be adversely affected. This would have an adverse impact on the demand for the products we sell and rent, which could have a material adverse effect on our business, results of operations and cash flows.
We depend on a relatively small number of customers in a single industry. The loss of an important customer could adversely affect our business, results of operations and financial condition.
Our customers are primarily diversified oilfield service companies and E&P operators. Historically, we have been dependent on a relatively small number of customers for our revenues. In 2021 and 2022, our largest customer accounted for approximately 15.2% and 13.7% of our revenue, respectively. In 2021 and 2022, our ten largest customers accounted for approximately 70.2% and 57.7% of our revenue, respectively. Our business, results of operations and financial condition could be materially adversely affected if an important customer ceases to engage us for our services on favorable terms, or at all, or fails to pay or delays paying us significant amounts of our outstanding receivables.
We have operated under a first call supply agreement with our largest customer since 2013. We and our customer have agreed to multiple extensions of this agreement, the most recent of which extends the agreement until December 28, 2023. However, if we are unable to successfully negotiate extensions in the future, then our ability to do business with this customer may be greatly reduced. Moreover, the supply agreements that we have entered into with our other customers are also of limited duration and require periodic extensions. Similarly, a failure to agree such extensions may hinder our ability to do business with these customers.
Additionally, the E&P industry is characterized by frequent consolidation activity. Changes in ownership of our customers may result in the loss of, or reduction in, business from those customers. Moreover, customers may use their size and purchasing power to seek economies of scale and pricing concessions. Consolidation may also result in reduced capital spending by some of our customers, which may lead to a decreased demand for our services and equipment. We cannot assure you that we will be able to maintain our level of sales to a customer that has consolidated or replace that revenue with increased business activity with other customers. As a result, the acquisition of one or more of our primary customers may have a significant negative impact on our business, results of operations, financial condition or cash flows. We are unable to predict what effect consolidations in the industry may have on price, capital spending by our customers, our market share and selling strategies, our competitive position, our ability to retain customers or our ability to negotiate favorable agreements with our customers.
Termination of, or failure to comply with, the terms of our non-exclusive distribution agreement with Superior Drilling Products, Inc. (“SDPI”) could have a material adverse effect on our business.
In 2016, we entered into an exclusive distribution agreement with SDPI with respect to the Drill-N-Ream™. In 2017, SDPI determined that we did not meet defined market share goals, and as a result our distribution rights with respect to the Drill-N-Ream™ are no longer contractually exclusive. Accordingly, SDPI could choose to distribute the Drill-N-Ream™ through other companies who will then compete with us in this space. These risks could be exacerbated if SDPI were to enter into an exclusive distribution agreement with, or sell the intellectual property rights to the Drill-N-Ream™ to, one of our competitors, or if one of our competitors were to acquire SDPI. While we remain the Drill-N-Ream™’s sole North American distributor, we cannot guarantee that this will remain the case. Our inability to remain the sole North American distributor of the Drill-N-Ream™ could have a material adverse effect on our business, results of operations and cash flows.
We may be unable to employ a sufficient number of skilled and qualified workers to sustain or expand our current operations.
The delivery of our products and services requires personnel with specialized skills and experience. Our ability to be productive and profitable will depend upon our ability to attract and retain skilled workers. In addition, our ability to expand our operations depends in part on our ability to increase the size of our skilled labor force. The demand for skilled workers is high, and the cost to attract and retain qualified personnel has increased. During industry downturns, skilled workers may leave the industry, reducing the availability of qualified workers when conditions improve. In addition, a significant increase in the wages paid by competing employers both within and outside of our industry could result in increases in the wage rates that we must pay. Throughout 2021 and 2022, our expenses related to salaries and wages increased materially, especially those expenses related to certain key oil and gas producing regions, as we sought to meet increasing customer demand. If we are not able to employ and retain skilled workers, our ability to respond quickly to customer demands or strong market conditions may inhibit our growth, which could have a material adverse effect on our business, results of operations and cash flows.
Our business depends on the continuing services of certain of our key managers and employees.
We depend on key personnel. The loss of key personnel could adversely impact our business if we are unable to implement our strategy and successfully manage our business in their absence. The loss of qualified employees or an inability to retain and motivate additional highly-skilled employees required for the operation and expansion of our business could hinder our ability to successfully maintain and expand our market share.
Equity interests in us are a substantial portion of the net worth of our executive officers and several of our other senior managers. Following the expiration of the lock-up period following the completion of the Business Combination, such equity interests will be more liquid than they are now. As a result, those executive officers and senior managers may have less incentive to remain employed by us if they were to sell their equity interests. After terminating their employment with us, some of them may become employed by our competitors.
We are an emerging growth company and smaller reporting company and as such are subject to various risks unique only to emerging growth companies and smaller reporting companies, including but not limited to, no requirement to provide an assessment of the effectiveness of internal controls over financial reporting.
We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) December 31, 2026, the last day of the fiscal year following the fifth anniversary of the date of the first sale of the IPO; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules.
We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2026. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:
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being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

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not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

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not being required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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reduced disclosure obligations regarding executive compensation; and

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not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Additionally, as an emerging growth company and smaller reporting company our status as such carries various unique risks such as the risk that our financial statements may not be comparable to those of other public companies, and the risk that we will not be required to provide an assessment of the effectiveness of our internal controls over financial reporting until our second annual report following our initial public offering.
For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.
We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.
The lack of availability of the tools we purchase to rent to our customers and inflation may increase our cost of operations beyond what we can recover through price increases.
Our ability to source tools, such as drill collars, stabilizers, crossover subs, wellbore conditioning tools, drill pipe, hevi-wate drill pipe and tubing, at reasonable cost is critical to our ability to successfully compete. Due to a shortage of steel caused primarily by production disruptions during the COVID-19 pandemic and increased demand as economies rebounded, steel and assembled component prices have been and continue to be elevated. Our business and results of operations may be adversely affected by our inability to manage rising costs and the availability of the tools that we rent to our customers. Additionally, freight costs, specifically ocean freight costs, have risen significantly due to a number of factors including, but not limited to, a scarcity of shipping containers, congested seaports, a shortage of commercial drivers, capacity constraints on vessels or lockdowns in certain markets. We cannot assure you that we will be able to continue to purchase and move these tools on a timely basis or at commercially viable prices, nor can we be certain of the impact of changes to tariffs and future legislation that may impact trade with China or other countries. Should our current suppliers be unable to provide the necessary tools or otherwise fail to deliver such tools timely and in the quantities required, resulting delays in the provision of rentals to our customers could have a material adverse effect on our business, results of operations and cash flows.
Currently, the United States is experiencing the highest inflation in decades primarily due to supply-chain issues, a shortage of labor and a build-up of demand for goods and services. The most noticeable adverse impact to our business has been increased freight, materials and vehicle-related costs as well as higher salaries and wages. To date, we do not believe that inflation has had a material impact on our financial condition or results of operations because we have been able to increase the prices we receive from our customers. We cannot be sure how long elevated inflation rates will continue. We cannot be confident that all costs will return to the lower levels experienced in prior years even as the rate of inflation abates. Our business and results of operations may be adversely affected by these rising costs to the extent we are unable to recoup them from our customers.
Delays in obtaining, or inability to obtain or renew, permits or authorizations by our customers for their operations could impair our business.
Our customers are required to obtain permits or authorizations from one or more governmental agencies or other third parties to perform drilling and completion activities, including hydraulic fracturing. Such permits or approvals are typically required by state agencies but can also be required by federal and local governmental agencies or other third parties. The requirements for such permits or authorizations vary depending on the location where such drilling and completion activities will be conducted. As with most permitting and authorization processes, there is a degree of uncertainty as to whether a permit will be granted, the time it will take for a permit or approval to be issued and the conditions which may be imposed in connection with the granting of the permit. In some jurisdictions, certain regulatory authorities have delayed or suspended the issuance of permits or authorizations while the potential environmental impacts associated with issuing such permits can be studied and appropriate mitigation measures evaluated.
In Texas, rural water districts have begun to impose restrictions on water use and may require permits for water used in drilling and completion activities. In addition, in January 2021, President Biden indefinitely suspended new oil and natural gas leases on public lands or in offshore waters pending completion of a comprehensive review and reconsideration of federal oil and gas permitting and leasing practices. Although the moratorium was enjoined nationwide in June 2021, and again in August 2022 after the U.S. Court of Appeals for the Fifth Circuit vacated the June 2021 injunction, the Biden Administration may take further actions to limit new oil and natural gas leases.
In November 2021, the Department of the Interior completed its review and issued a report on the federal oil and gas leasing program. The Department of the Interior’s report recommends several changes to federal leasing practices, including changes to royalty payments, bidding and bonding requirements. The effects of this report or other initiatives to reform the federal leasing process could result in additional restrictions or limitations on the issuance of federal leases and permits for drilling on public lands. Permitting, authorization or renewal delays, the inability to obtain new permits or the revocation of current permits could impact our customers’ operations and cause a loss of revenue and potentially have a materially adverse effect on our business, results of operations and cash flows.
Competition within the oil and gas drilling tool rental industry may adversely affect our ability to market our services.
The oil and gas drilling tool rental tool industry is highly competitive and fragmented. The number of rental tool companies active in a given market may exceed the corresponding demand therefor, which could result in active price competition. Some oil and gas drilling companies prioritize rental prices when choosing to contract with a rental tool company, which may further increase competition based primarily on price. In addition, adverse market conditions lower demand for drilling equipment, which results in excess equipment and lower utilization rates. If market conditions in our operating areas deteriorate from current levels or if adverse market conditions persist, the prices we are able to charge and utilization rates may decline. Moreover, our customers may choose to purchase some or all of the tools that they typically rent from us, thereby reducing the volume of business that we conduct with such customers. Any significant future increase in overall market capacity for the rental equipment or services that we offer could adversely affect our business, results of operations and cash flows.
We may fail to fully execute, integrate, or realize the benefits expected from acquisitions, which may require significant management attention, disrupt our business and adversely affect our results of operations.
As part of our business strategy and to remain competitive, we continually evaluate acquiring or making investments in complementary companies, products or technologies. We may not be able to find suitable acquisition candidates or complete such acquisitions on favorable terms. We may incur significant expenses, divert employee and management time and attention from other business-related tasks and our organic strategy and incur other unanticipated complications while engaging with potential target companies where no transaction is eventually completed.
If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals or expected growth, and any acquisitions we complete could be viewed negatively by our customers, or we could experience unexpected competition from market participants. Any integration process may require significant time and resources. We may not be able to manage the process successfully and may experience a decline in our profitability as we incur expenses prior to fully realizing the benefits of the acquisition. We could also expend significant cash and incur acquisition related costs and other unanticipated liabilities associated with the acquisition, the product or the technology, such as contractual obligations, potential security vulnerabilities of the acquired company and its products and services and potential intellectual property infringement. In addition, any acquired technology or product may not comply with legal or regulatory requirements and may expose us to regulatory risk and require us to make additional investments to make them compliant.
We may not successfully evaluate or utilize the acquired technology or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges and tax liabilities. We could become subject to legal claims following an acquisition or fail to accurately forecast the potential impact of any claims. Any of these issues could have a material adverse impact on our business and results of operations.
New technology may cause us to become less competitive.
New technology that enhances the functionality, performance reliability and design of downhole drilling tools currently on the market may become prevalent in the oilfield services industry. We may face difficulty obtaining these new tools for the purpose of renting them to our customers. Although we believe our fleet of rental equipment currently gives us a competitive advantage, if competitors develop fleets that are more technically advanced than ours, we may lose market share or be placed at a competitive disadvantage. Further, we may face competitive pressure to acquire certain new tools at a substantial cost. Some of our competitors have greater financial, technical and personnel resources that may allow them to enjoy various competitive advantages in the acquisition of new tools. We cannot be certain that we will be able to continue to acquire new tools or convert our existing tools to meet new performance requirements. Such an inability may have a material adverse effect on our business, results of operations and cash flows, including a reduction in the value of assets, and the rates that may be charged for their rental.
We rent tools used in the drilling of oil and gas wells. This equipment may subject us to liability, including claims for personal injury, property damage and environmental contamination, or reputational harm if it fails to perform to specifications.
We rent tools used in oil and gas exploration, development and production. Some of these tools are designed to operate in high-temperature and/or high-pressure environments, and some tools are designed for use in hydraulic fracturing operations. Because of applications to which our tools are exposed, particularly those involving high pressure environments, a failure of such tools, or a failure of our customers to maintain or operate the tools properly, could cause damage to the tools, damage to the property of customers and others, personal injury and environmental contamination and could lead to a variety of claims against us or reputational harm that could have an adverse effect on our business, results of operations and cash flows.
We indemnify our customers against certain claims and liabilities resulting or arising from our provision of goods or services to them. In addition, we rely on customer indemnifications, generally, and third-party insurance as part of our risk mitigation strategy. However, our insurance may not be adequate to cover our liabilities. In addition, our customers may be unable to satisfy indemnification claims against them. Further, insurance companies may refuse to honor their policies, or insurance may not generally be available in the future, or if available, premiums may not be commercially justifiable. We could incur substantial liabilities and damages that are either not covered by insurance or that are in excess of policy limits, or incur liability at a time when we are not able to obtain liability insurance. Such potential liabilities could have a material adverse effect on our business, results of operations and cash flows.
Our operations, and those of our customers, are subject to hazards inherent in the oil and natural gas industry, which could expose us, and our customers, to substantial liability and cause us to lose substantial revenue.
Risks inherent in our industry include the risks of equipment defects, installation errors, the presence of multiple contractors at the wellsite over which we have no control, vehicle accidents, fires, explosions, blowouts, surface cratering, uncontrollable flows of gas or well fluids, pipe or pipeline failures, abnormally pressured formations and various environmental hazards such as oil spills and releases of, and exposure to, hazardous substances. For example, our operations are subject to risks associated with hydraulic fracturing, including any mishandling, surface spillage or potential underground migration of fracturing fluids, including chemical additives. Both we and our customers are subject to these risks.
The occurrence of any of these events could result in substantial losses to us or to our customers due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, clean-up responsibilities, regulatory investigations and penalties, suspension of operations and repairs required to resume operations. The cost of managing such risks may be significant. The frequency and severity of such incidents will affect operating costs, insurability and relationships with customers, employees and regulators.
Should these risks materialize for us, our customers may elect not to rent our tools or utilize our services if they view our environmental or safety record as unacceptable, which could cause us to lose customers and substantial revenues. Should these risks materialize for our customers, they may also suffer similar negative consequences with respect to their own customers and clients. If this were to happen, our customers may no longer be in a position to do business with us, thereby adversely affecting our business, results of operations and cash flows.
Our insurance may not be adequate to cover all losses or liabilities we may suffer. Also, insurance may no longer be available to us or its availability may be at premium levels that do not justify its purchase. The occurrence of a significant uninsured claim, a claim in excess of the insurance coverage limits maintained by us or a claim at a time when we are not able to obtain liability insurance could have a material adverse effect on our ability to conduct normal business operations and on our business, results of operations, financial condition and cash flows. In addition, we may not be able to secure additional insurance or bonding that might be required by new governmental regulations. This may cause us to restrict our operations, which might severely impact our business, results of operations and cash flows.
The global outbreak of COVID-19 and associated responses have had, and are expected to continue to have, an adverse impact on our business and operations.
The ongoing COVID-19 pandemic has negatively affected, and could continue to negatively affect, our revenues and operations. We have experienced, and may experience in the future, slowdowns or temporary idling of certain of our facilities due to a number of factors, including implementing additional safety measures, testing of our team members, team member absenteeism and governmental orders. A prolonged closure could have a material adverse impact on our ability to operate our business and on our results of operations. We have also experienced disruption and volatility in our supply chain, which has resulted, and may continue to result, in increased costs for certain goods. In addition, we have experienced significant delays in shipments of raw materials and finished goods from various vendors. To date, these delays have not caused us to fail to be able to meet the demands of our customers, though it has encouraged us to diversify our supply chain. We do not expect that supply chain disruptions related to the COVID-19 pandemic will have a materially adverse impact on our business or operations going forward. The spread of COVID-19 has also disrupted and may continue to disrupt logistics necessary to import, export and deliver products to us and our customers. Further, we might experience temporary shortages of labor, making it difficult to provide in-house inspection and machining services to our DTR, Premium Tools and DNR divisions. The duration of the pandemic and its continued adverse impact on our business are unknown and impossible to predict with certainty. Despite the availability of applicable vaccines and boosters, the extent of future impacts of COVID-19 and any new variants thereof on general economic conditions and on our business, operations and results of operations remains uncertain.
Oilfield anti-indemnity provisions enacted by many states may restrict or prohibit a party’s indemnification of us.
We typically enter into agreements with our customers governing the provision of our services, which usually include certain indemnification provisions for losses resulting from operations. Such agreements may require each party to indemnify the other against certain claims regardless of the negligence or other fault of the indemnified party. However, many states place limitations on contractual indemnity agreements, particularly agreements that indemnify a party against the consequences of its own negligence. Furthermore, certain states, including Louisiana, New Mexico, Texas and Wyoming, have enacted statutes generally referred to as “oilfield anti-indemnity acts” expressly prohibiting certain indemnity agreements contained in or related to oilfield services agreements. Such oilfield anti-indemnity acts may restrict or void a party’s indemnification of us, which could have a material adverse effect on our business, results of operations and cash flows.
We may incur indebtedness to execute our long-term growth strategy, which may reduce our profitability.
Maintaining a relevant rental fleet requires significant capital. We may require additional capital in the future to maintain and refresh our fleet. For the years ended December 31, 2022, and 2021, we spent $23.8 million, and $11.4 million, respectively, to purchase property, plant and equipment. Historically, we have financed these investments through cash flows from operations and external borrowings. These sources of capital may not be available to us in the future. If we are unable to fund capital expenditures for any reason, we may not be able to capture available growth opportunities or effectively maintain our existing assets and any such failure could have a material adverse effect on our business, results of operations and financial condition. If we incur additional indebtedness, our profitability may be reduced.
Political, regulatory, economic and social disruptions in the countries in which we conduct business could adversely affect our business or results of operations.
In addition to our facilities in the United States, we operate stocking points in Scotland and Germany and facilities in Canada and the United Arab Emirates. Additionally, we provide rentals of downhole drilling tools in Ukraine to Ukraine-based directional drilling companies and drilling contractors through Denimex, which acts as our representative in Ukraine. Instability and unforeseen changes in any of the markets in which we conduct business could have an adverse effect on the demand for, or supply of, the products that we rent and the services that we provide, which in turn could have an adverse effect on our business, results of operations and cash flows. These factors include, but are not limited to:
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nationalization and expropriation;

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potentially burdensome taxation;

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inflationary and recessionary markets, including capital and equity markets;

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civil unrest, labor issues, political instability, natural disasters, terrorist attacks, cyber-terrorism, military activity and wars;

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outbreaks of pandemic or contagious diseases;

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supply disruptions in key oil producing countries;

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tariffs, trade restrictions, trade protection measures or price controls;

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foreign ownership restrictions;

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import or export licensing requirements;

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restrictions on operations, trade practices, trade partners and investment decisions resulting from domestic and foreign laws and regulations;

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changes in, and the administration of, laws and regulations;

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inability to repatriate income or capital;

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reductions in the availability of qualified personnel;

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development and implementation of new technologies;

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foreign currency fluctuations or currency restrictions; and

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fluctuations in the interest rate component of forward foreign currency rates.

Changes in tax laws or tax rates, adverse positions taken by taxing authorities and tax audits could impact our operating results.
We are subject to the jurisdiction of numerous domestic and foreign taxing authorities. Changes in tax laws or tax rates, the resolution of tax assessments or audits by various tax authorities could impact our operating results. In addition, we may periodically restructure our legal entity organization. If taxing authorities were to disagree with our tax positions in connection with any such restructurings, our effective income tax rate could be impacted. The final determination of our income tax liabilities involves the interpretation of local tax laws, tax treaties and related authorities in each taxing jurisdiction, as well as the significant use of estimates and assumptions regarding future operations and results and the timing of income and expenses. We may be audited and receive tax assessments from taxing authorities that may result in assessment of additional taxes that are ultimately resolved with the authorities or through the courts. We believe these assessments may occasionally be based on erroneous and even arbitrary interpretations of local tax law. Resolution of any tax matter involves uncertainties and there are no assurances that the outcomes will be favorable. If U.S. or foreign tax authorities change applicable tax laws, our overall taxes could increase, and our business, financial condition or results of operating may be adversely impacted.
We may not be able to manage our growth successfully.
The growth of our operations will depend upon our ability to expand our customer base in our existing markets and to enter new markets in a timely manner at reasonable costs, organically or through acquisitions. In order for us to recover expenses incurred in entering new markets and obtaining new customers, we must attract and retain customers on economic terms and for extended periods. Customer growth depends on several factors outside of our control, including economic and demographic conditions, such as population changes, job and income growth, housing starts, new business formation and the overall level of economic activity. We may experience difficulty managing our growth, integrating new customers and employees, and complying with applicable regulations. Expanding our operations also may require continued development of our operating and financial controls and may place additional stress on our management and operational resources. We may be unable to manage our growth and development successfully.
A failure of our information technology infrastructure and cyberattacks could adversely impact us.
We depend on our information technology (“IT”) systems, in particular our Customer Order Management Portal and Support System (“COMPASS”), for the efficient operation of our business. Accordingly, we rely upon the capacity, reliability and security of our IT hardware and software infrastructure and our ability to expand and update this infrastructure in response to our changing needs. Despite our implementation of security measures, our systems are vulnerable to damage from computer viruses, natural disasters, incursions by intruders or hackers, failures in hardware or software, power fluctuations, cyber terrorists and other similar disruptions. Moreover, we cannot guarantee that COMPASS, or features thereof, are not the protected intellectual property of third parties. If this is the case, these third parties may seek to protect their respective intellectual property rights, thereby hindering, or completely eliminating, our ability to use COMPASS and leverage its benefits.

Additionally, we rely on third parties to support the operation of our IT hardware and software infrastructure, and in certain instances, utilize web-based applications. We also provide proprietary and client data to certain third parties, and such third parties may be the subject of IT failures or cyberattacks. The failure of our IT systems or those of our vendors or third parties to whom we disclose certain information to perform as anticipated for any reason or any significant breach of security could disrupt our business and result in numerous adverse consequences, including reduced effectiveness and efficiency of operations, inappropriate disclosure of confidential and proprietary information, reputational harm, increased overhead costs and loss of important information, which could have a material adverse effect on our business and results of operations. In addition, we may be required to incur significant costs to protect against damage caused by these disruptions or security breaches in the future.
Adverse and unusual weather conditions may affect our operations.
Our operations may be materially affected by severe weather conditions in areas where we operate. Severe weather, such as hurricanes, high winds and seas, blizzards and extreme temperatures may cause evacuation of personnel, curtailment of services and suspension of operations, inability to deliver tools to customers in accordance with contract schedules and loss of or damage to our tools and facilities. In addition, variations from normal weather patterns can have a significant impact on demand for oil and natural gas, thereby reducing demand for our tools and services.
Risks Related to Legal and Regulatory Matters
For the purposes of this subsection, “we”, “our” and “us” refer to Drilling Tools International Holdings, Inc. and its subsidiaries.
Our operations require us to comply with various domestic and international regulations, violations of which could have a material adverse effect on our business, results of operations, financial condition and cash flows.
We are exposed to a variety of federal, state, local and international laws and regulations relating to matters such as environmental, workplace, health and safety, labor and employment, customs and tariffs, export and re-export controls, economic sanctions, currency exchange, bribery and corruption and taxation. These laws and regulations are complex, frequently change and have tended to become more stringent over time. They may be adopted, enacted, amended, enforced or interpreted in such a manner that the incremental cost of compliance could adversely impact our business, results of operations and cash flows.
In addition to our U.S. operations, we operate stocking points in Scotland and Germany and facilities in Canada and the United Arab Emirates. Additionally, we provide rentals of downhole drilling tools in Ukraine to Ukraine-based directional drilling companies and drilling contractors through Denimex, which acts as our representative in Ukraine. Our operations outside of the United States require us to comply with numerous anti-bribery and anti-corruption regulations. The U.S. Foreign Corrupt Practices Act, among others, applies to us and our operations. Our policies, procedures and programs may not always protect us from reckless or criminal acts committed by our employees or agents, and severe criminal or civil sanctions may be imposed as a result of violations of these laws. We are also subject to the risks that our employees and agents outside of the United States may fail to comply with applicable laws.
In addition, we purchase tools for use in the United States, Canada, the United Kingdom, Germany, the United Arab Emirates and Ukraine for use in such countries. Most movement of these tools involves imports and exports. As a result, compliance with multiple trade sanctions, embargoes and import/export laws and regulations pose a constant challenge and risk to us since a portion of our business is conducted outside of the United States through our subsidiaries. Our failure to comply with these laws and regulations could materially affect our business, results of operations and cash flows.
Compliance with environmental laws and regulations may adversely affect our business and results of operations.
Environmental laws and regulations in the United States and foreign countries affect the services we provide and the equipment we rent and service, as well as the facilities we operate. Such laws and regulations also impact the oil and gas industry more broadly, thereby impacting demand for our products and equipment. For example, we may be affected by such laws as the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act and the Occupational Safety and Health Act of 1970. Further, our customers may be subject to a range of laws and regulations governing hydraulic fracturing, drilling and greenhouse gas emissions.
We are required to invest financial and managerial resources to comply with environmental laws and regulations and believe that we will continue to be required to do so in the future. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial and mitigation obligations, and the issuance of orders enjoining operations. These laws and regulations, as well as the finalizing of other new laws and regulations affecting our operations or the exploration and production and transportation of crude oil and natural gas by our customers, could adversely affect our business and operating results by increasing our costs of compliance, increasing the costs of compliance and costs of doing business for our customers, limiting the demand for our products and services, or restricting our operations. Increased regulation or a move away from the use of fossil fuels caused by additional regulation could also reduce demand for our products and services.
Existing or future laws and regulations related to greenhouse gases and climate change and related public and governmental initiatives and additional compliance obligations could have a material adverse effect on our business, results of operations, prospects, and financial condition.
Changes in environmental requirements related to greenhouse gas emissions may negatively impact demand for our products and services. For example, oil and natural gas E&P may decline as a result of environmental requirements or laws, regulations and policies promoting the use of alternative forms of energy, including land use policies and other actions to restrict oil and gas leasing and permitting in response to environmental and climate change concerns. In January 2021, the Acting Secretary of the Department of the Interior issued an order suspending new leasing and drilling permits for fossil fuel production on federal lands and waters for 60 days. President Biden then issued an executive order indefinitely suspending new oil and natural gas leases on public lands or in offshore waters pending completion of a comprehensive review and reconsideration of federal oil and gas permitting and leasing practices. Several states filed lawsuits challenging the suspension and in June 2021, a judge in the U.S. District Court for the Western District of Louisiana issued a nationwide temporary injunction blocking the suspension. The Department of the Interior successfully appealed the U.S. District Court’s ruling in August 2022, but the moratorium was again enjoined that month. However, the Biden Administration may take further actions to limit new oil and natural gas leases. Further, to the extent that the Department of Interior’s report or other initiatives to reform federal leasing practices result in the development of additional restrictions on drilling, limitations on the availability of leases, or restrictions on the ability to obtain required permits, it could impact our customers’ opportunities and reduce demand for our products and services in the aforementioned areas.
Federal, state and local agencies continue to evaluate climate-related legislation and other regulatory initiatives that would restrict emissions of greenhouse gases in areas in which we conduct business. Because our business depends on the level of activity in the oil and natural gas industry, existing or future laws and regulations related to greenhouse gases could have a negative impact on our business if such laws or regulations reduce demand for oil and natural gas. Likewise, such laws or regulations may result in additional compliance obligations with respect to the release, capture, sequestration and use of greenhouse gases. These additional obligations could increase our costs and have a material adverse effect on our business, results of operations, prospects and financial condition. Additional compliance obligations could also increase costs of compliance and costs of doing business for our customers, thereby reducing demand for our products and services. Finally, increasing concentrations of greenhouse gases in the Earth’s atmosphere may produce climate changes that could have significant physical effects, such as increased frequency and severity of storms, droughts, floods and other climatic events; if such effects were to occur, they could have an adverse impact on our operations.
Many of our customers utilize hydraulic fracturing in their operations. Environmental concerns have been raised regarding the potential impact of hydraulic fracturing on underground water supplies and seismic activity. These concerns have led to several regulatory and governmental initiatives in the United States to restrict the hydraulic fracturing process, which could have an adverse impact on our customers’ production activities. Although we do not conduct hydraulic fracturing, increased regulation and attention given to the hydraulic fracturing process could lead to greater opposition to oil and gas production activities using hydraulic fracturing techniques. In December 2021, the Texas Railroad Commission, which regulates the state’s oil and gas industry, suspended the use of deep wastewater disposal wells in four oil-producing counties in West Texas. The suspension is intended to mitigate earthquakes thought to be caused by the injection of waste fluids, including saltwater, that are a byproduct of hydraulic fracturing into disposal wells. The ban will require oil and gas production companies to find other options to handle the wastewater, which may include piping or trucking it longer distances to other locations not under the ban. The finalization of new laws or regulations at the federal, state, local or foreign level imposing reporting obligations on, or otherwise limiting, delaying or banning, the hydraulic fracturing process or other processes on which hydraulic fracturing and subsequent hydrocarbon production relies, such as water disposal, could make it more difficult to complete oil and natural gas wells. Further, it could increase our customers’ costs of compliance and doing business, and otherwise adversely affect the hydraulic fracturing services they perform, which could negatively impact demand for our products.
Increasing attention by the public and government agencies to climate change and environmental, social and governance (“ESG”) matters could also negatively impact demand for our products and services and the products of our oil and gas producing customers. In recent years, increasing attention has been given to corporate activities related to ESG in public discourse and the investment community. A number of advocacy groups, both domestically and internationally, have campaigned for governmental and private action to promote change at public companies related to ESG matters, including through the investment and voting practices of investment advisers, public pension funds, universities and other members of the investing community. These activities include increasing attention and demands for action related to climate change and energy rebalancing matters, such as promoting the use of substitutes to fossil fuel products and encouraging the divestment of fossil fuel equities, as well as pressuring lenders and other financial services companies to limit or curtail activities with fossil fuel companies. If this were to continue, it could have a material adverse effect on the valuation of our Common Stock and our ability to access equity capital markets.
In addition, our business could be impacted by initiatives to address greenhouse gases and climate change and incentives to conserve energy or use alternative energy sources. For example, the Inflation Reduction Act of 2022, signed into law by President Biden in August 2022, includes financial and other incentives to increase wind and solar electric generation and encourage consumers to use these alternative energy sources. Additional similar state or federal initiatives to incentivize a shift away from fossil fuels could reduce demand for hydrocarbons, thereby reducing demand for our products and services and negatively impacting our business.
If we are unable to fully protect our intellectual property rights or trade secrets, we may suffer a loss in revenue or any competitive advantage or market share we hold, or we may incur costs in litigation defending intellectual property rights.
While we have some patents and others pending, we do not have patents relating to many of our key processes and technology. If we are not able to maintain the confidentiality of our trade secrets, or if our competitors are able to replicate our technology or services, our competitive advantage would be diminished. We also cannot provide any assurance that any patents we may obtain in the future would provide us with any significant commercial benefit or would allow us to prevent our competitors from employing comparable technologies or processes. We may initiate litigation from time to time to protect and enforce our intellectual property rights. In any such litigation, a defendant may assert that our intellectual property rights are invalid or unenforceable. Third parties from time to time may also initiate litigation against us by asserting that our businesses infringe, impair, misappropriate, dilute or otherwise violate another party’s intellectual property rights. We may not prevail in any such litigation, and our intellectual property rights may be found invalid or unenforceable or our products and services may be found to infringe, impair, misappropriate, dilute or otherwise violate the intellectual property rights of others. The results or costs of any such litigation may have an adverse effect on our business, results of operations and financial condition. Any litigation concerning intellectual property could be protracted and costly, is inherently unpredictable and could have an adverse effect on our business, regardless of its outcome.
Moreover, third parties on whom we rely for certain tools may be subject to litigation to defend their intellectual property rights. If such litigation ends adversely for the third party with whom we deal, our ability to obtain such tools could be significantly limited or restricted. This could have a material adverse effect on our business.

Risks Related to Ownership of PubCo Securities
The financial projections in this proxy statement/prospectus/consent solicitation statement may not prove to be reflective of actual future results.
This proxy statement/prospectus/consent solicitation statement contains projections and forecasts prepared by DTI and ROC. None of the projections and forecasts included in this proxy statement/prospectus/consent solicitation statement have been prepared with a view toward public disclosure other than to certain parties involved in the Business Combination or toward complying with SEC guidelines or GAAP. Accordingly, such projections and forecasts should not be viewed as public guidance. The projections and forecasts were prepared based on numerous variables and assumptions which are inherently uncertain and may be beyond the control of DTI and ROC and exclude, among other things, transaction-related expenses. Important factors that may affect actual results and results of PubCo’s operations following the Business Combination, or could lead to such projections and forecasts not being achieved include, but are not limited to: customer demand for PubCo’s products, an evolving competitive landscape, rapid technological change, margin shifts in the industry, regulatory changes, successful management and retention of key personnel, unexpected expenses and general economic conditions. While DTI and ROC assume responsibility for the accuracy and completeness of the projections and forecasts to the extent included in this proxy statement/prospectus/consent solicitation statement, investors are cautioned not to place undue reliance on the projections, as the projections may be materially different than actual results.
If PubCo fails to maintain an effective system of disclosure controls and internal control over financial reporting, PubCo’s ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired, which may adversely affect investor confidence in PubCo and, as a result, the market price of PubCo Common Stock.
As a public company, PubCo will be required to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including, among other things, that PubCo maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by PubCo in the reports that PubCo will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act, is accumulated and communicated to PubCo’s management, including PubCo’s principal executive and financial officers.
We must continue to improve our internal control over financial reporting. PubCo will be required to make a formal assessment of the effectiveness of its internal control over financial reporting and once PubCo ceases to be an emerging growth company, PubCo will be required to include an attestation report on internal control over financial reporting issued by PubCo’s independent registered public accounting firm. To achieve compliance with these requirements within the prescribed time period, PubCo will be engaging in a process to document and evaluate PubCo’s internal control over financial reporting, which is both costly and challenging. In this regard, PubCo will need to continue to dedicate internal resources, potentially engage outside consultants, hire new employees with the requisite skillset and experience, and adopt a detailed work plan to assess and document the adequacy of PubCo’s internal control over financial reporting, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. There is a risk that PubCo will not be able to conclude, within the prescribed time period or at all, that PubCo’s internal control over financial reporting is effective as required by Section 404 of the Sarbanes-Oxley Act. Moreover, PubCo’s testing, or the subsequent testing by PubCo’s independent registered public accounting firm, may reveal additional deficiencies in PubCo’s internal control over financial reporting that are deemed to be material weaknesses.
Any failure to implement and maintain effective disclosure controls and procedures and internal control over financial reporting, including the identification of one or more material weaknesses, could cause investors to lose confidence in the accuracy and completeness of PubCo’s financial statements and reports, which would likely adversely affect the market price of PubCo common stock. In addition, PubCo could be subject to sanctions or investigations by the stock exchange on which PubCo Common Stock is listed, the SEC and other regulatory authorities.

Following the Closing, PubCo will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and operating results.
Following the consummation of the Business Combination, PubCo will face increased legal, accounting, administrative and other costs and expenses as a public company that DTI does not incur as a private company and these expenses may increase even more after PubCo is no longer an “emerging growth company.” The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges and the listing standards of the Nasdaq, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time consuming. A number of those requirements will require PubCo to carry out activities DTI has not done previously. For example, PubCo will create new board committees, enter into new insurance policies and adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. PubCo may be required to expand its staff to ensure that its workforce has the requisite experience to implement these changes.
Furthermore, if any issues in complying with those requirements are identified (for example, if management or PubCo’s independent registered public accounting firm identifies a material weakness in the internal control over financial reporting), PubCo could incur additional costs rectifying those issues, the existence of those issues could adversely affect PubCo’s reputation or investor perceptions of it and it may be more expensive to obtain director and officer liability insurance. Risks associated with PubCo’s status as a public company may make it more difficult to attract and retain qualified persons to serve on the PubCo Board or as executive officers.
In addition, as a public company, PubCo may be subject to stockholder activism, which can lead to substantial costs, distract management and impact the manner in which PubCo operates its business in ways DTI does not currently anticipate. As a result of disclosure of information in this proxy statement/prospectus/consent solicitation statement and in filings required of a public company, PubCo’s business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, PubCo’s business and results of operations could be materially adversely affected and even if the claims do not result in litigation or are resolved in PubCo’s favor, these claims and the time and resources necessary to resolve them could divert the resources of PubCo’s management and adversely affect its business and results of operations. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require PubCo to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.
Restrictive covenants in the Credit Facility Agreement, and any similar agreement that we may enter into following the Business Combination, could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.
The Credit Facility Agreement imposes, and any similar agreement that we may enter into following the Business Combination may impose, operating and financial restrictions. Unless all loans are paid off and the Credit Facility Agreement is terminated in connection with the Business Combination, these restrictions limit the ability to, among other things, subject to permitted exceptions:
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incur additional indebtedness;

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make investments or loans;

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create liens;

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consummate mergers and similar fundamental changes;

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make certain capital expenditures, dividends and distributions; and

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enter into certain transactions with affiliates.

Any similar agreement that we may enter into following the Business Combination likely would have similar restrictions.
The restrictions contained in the Credit Facility Agreement or any similar agreement that we may enter into following the Business Combination could:
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limit the ability to plan for, or react to, market conditions, to meet capital needs or otherwise to restrict our activities or business plan; and

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adversely affect the ability to finance our operations or to engage in other business activities that would be in our interest.

The Credit Facility Agreement requires, and any similar agreement that we may enter into following the Business Combination may require, compliance with a specified financial ratio. The ability to comply with this ratio may be affected by events beyond our control and, as a result, this ratio may not be met in circumstances when it is tested. This financial ratio restriction could limit the ability to obtain future financings, make needed capital expenditures, withstand a continued downturn in our business or a downturn in the economy in general or otherwise conduct necessary corporate activities. Declines in oil and natural gas prices, and therefore a reduction in our customers’ activity, could result in failure to meet one or more of the covenants under the Credit Facility Agreement or any similar agreement that we may enter into following the Business Combination, which could require refinancing or amendment of such obligations resulting in the payment of consent fees or higher interest rates, or require a capital raise at an inopportune time or on terms not favorable.
A breach of any of these covenants or the inability to comply with the required financial ratios or financial condition tests could result in a default under the Credit Facility Agreement or any similar agreement that we may enter into following the Business Combination. A default under the Credit Facility Agreement or any similar agreement that we may enter into following the Business Combination, if not cured or waived, could result in acceleration of all indebtedness outstanding thereunder.
We are an emerging growth company and smaller reporting company and as such are subject to various risks unique only to emerging growth companies and smaller reporting companies, including but not limited to, no requirement to provide an assessment of the effectiveness of internal controls over financial reporting.
We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) December 31, 2026, the last day of the fiscal year following the fifth anniversary of the date of the first sale of the IPO; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules.
We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2026. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:
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being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

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not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

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not being required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

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reduced disclosure obligations regarding executive compensation; and

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not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Additionally, as an emerging growth company and smaller reporting company our status as such carries various unique risks such as the risk that our financial statements may not be comparable to those of other public companies, and the risk that we will not be required to provide an assessment of the effectiveness of our internal controls over financial reporting until our second annual report following our initial public offering.
For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.
We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.
The Proposed Charter, as will be in effect following the completion of the business combination, will designate specific courts as the exclusive forum for substantially all stockholder litigation matters, which could limit the ability of PubCo’s stockholders to obtain a favorable forum for disputes with PubCo or its directors, officers or employees.
The Proposed Charter, as will be in effect following the completion of the business combination, will require, to the fullest extent permitted by law, that derivative actions brought in PubCo’s name, actions against current or former directors, officers or other employees for breach of fiduciary duty, any action asserting a claim arising pursuant to any provision of the DGCL, the Proposed Charter or the PubCo bylaws, any action asserting a claim governed by the internal affairs doctrine of the State of Delaware or any other action asserting an “internal corporate claim” (as defined in Section 115 of the DGCL), confer jurisdiction to the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware), unless PubCo consents in writing to the selection of an alternative forum. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The Proposed Charter also provides that, unless PubCo consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with PubCo and PubCo’s directors, officers or other employees and may have the effect of discouraging lawsuits against PubCo’s directors, officers and other employees. Furthermore, stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.
In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Proposed Charter is inapplicable or unenforceable. In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi which found that an exclusive forum provision providing for claims under the Securities

Act to be brought in federal court is facially valid under Delaware law. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it. If a court were to find the exclusive forum provision contained in the Proposed Charter to be inapplicable or unenforceable in an action, PubCo may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, prospects, financial condition and operating results.
Risks Related to ROC
Risks Relating to our Business and Our Search for, and Consummation of or Inability to Consummate, a Business Combination
There is substantial doubt about ROC’s ability to continue as a going concern should a business combination not occur.
ROC is a blank check company, and, as we have no operating history and may be subject to mandatory liquidation and dissolution, substantial doubt exists as to our ability to continue as a going concern if we do not consummate an initial business combination by the deadline set forth in our Charter, which, on December 2, 2022, was extended from December 6, 2022 to March 6, 2023 and, on March 3, 2023, was extended from March 6, 2023 to June 6, 2023 at the request of the Sponsor, as the first and second of two three-month extensions allowed by our Charter. Unless we amend our Charter (which would require the affirmative vote of the holders of a majority of the then-outstanding shares of Common Stock entitled to vote), if we do not complete an initial business combination by June 6, 2023, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the shares of Common Stock for cash for a redemption price per share equal to the amount then held in the Trust Account, less any interest paid for any income or other taxes payable, divided by the total number of the shares of Common Stock then outstanding (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to approval of ROC’s then stockholders and subject to the requirements of the DGCL, including the adoption of a resolution by the board pursuant to Section 275(a) of the DGCL finding the dissolution of ROC advisable and the provision of such notices as are required by said Section 275(a) of the DGCL, dissolve and liquidate, subject (in the case of clauses (ii) and (iii) above) to ROC’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. In the event of such distribution, it is possible that the per-share value of the residual assets remaining available for distribution (including trust account assets) will be less than the IPO price per unit in the IPO. In addition, if we fail to complete an initial business combination by June 6, 2023, there will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless.
We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our rights will expire worthless.
Our Current Charter provided that we must complete an initial business combination by December 6, 2022, the date that was 12 months from the closing of our IPO. Such deadline has been extended in accordance with the Current Charter to June 6, 2023, the date that is 18 months from the closing of the IPO. If ROC is unable to complete a business combination by June 6, 2023 (or by another date as approved by our stockholders), ROC will be forced to liquidate, and the per share liquidation distribution will be approximately $10.52 and our rights will expire worthless.
We may not be able to complete our initial Business Combination with DTI if it becomes subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations. Alberto Pontonio, a director of ROC and a member of the Sponsor, is a citizen of Italy and the United States.
Certain acquisitions or business combinations may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations. In the event that such regulatory approval or clearance is not obtained, or the review process is extended beyond the period of time that would permit an initial Business Combination to be consummated by ROC with any foreign target, ROC may not be able to consummate an initial Business Combination with such target.
In the United States, certain mergers that may affect competition may require certain filings and review by the Department of Justice and the Federal Trade Commission, and investments or acquisitions that may affect national security are subject to review by the Committee on Foreign Investment in the United States. CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States.
U.S. and foreign regulators generally have the power to deny the ability of the parties to consummate a transaction or to condition approval of a transaction on specified terms and conditions, which may not be acceptable to us or a target. In such event, we may not be able to consummate a business combination.
As a result of these various restrictions, even though a business combination may be approved by the ROC Board, a governmental or regulatory body may intervene and prevent the transaction from occurring. Moreover, the process of government review, could be lengthy. Because we have only a limited time to complete a business combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public stockholders may only receive $10.10 per share. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.
You must tender your shares of Common Stock in order to validly seek redemption at the special meeting.
In connection with tendering your shares of Common Stock for redemption, you must elect either to physically tender your share certificates to Continental Stock Transfer & Trust Company or to deliver your shares of Common Stock to Continental Stock Transfer & Trust Company electronically using DTC’s DWAC system, in each case at least two business days before the special meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the business combination.
If ROC’s due diligence investigation of DTI and its subsidiaries was inadequate, then stockholders of ROC following the business combination could lose some or all of their investment.
Even though ROC conducted a due diligence investigation of DTI and its subsidiaries, it cannot be sure that this diligence uncovered all material issues that may be present inside DTI, its business or that of its subsidiaries, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of DTI, its business and that of its subsidiaries and outside of its control will not later arise.
Shareholder litigation and regulatory inquiries and investigations are expensive and could harm ROC’s business, financial condition and operating results and could divert management attention.
In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the business combination. Any shareholder litigation and/or regulatory investigations against ROC, whether or not resolved in ROC’s favor, could result in substantial costs and divert ROC’s management’s attention from other business concerns, which could adversely affect ROC’s business and cash resources and the ultimate value ROC’s stockholders receive as a result of the business combination.
ROC’s Sponsor, directors, officers, advisors and their respective affiliates may elect to purchase public shares from ROC’s stockholders, which may reduce the public “float” of public shares.
ROC’s Sponsor, directors, officers, advisors or their affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of the Transactions, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares in such transactions.
Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that ROC’s Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from ROC’s stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such shares purchased by ROC’s Sponsor, directors, officers or advisors, or their affiliates will not be voted in favor of approving the Business Combination Proposal. The purpose of any such purchases of shares would be to satisfy the closing condition in the Business Combination Agreement that requires ROC to have a certain amount of cash at the Closing, where it appears that such requirement would otherwise not be met. Any such purchases of ROC securities may result in the completion of the Transactions, which may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
In addition, if such purchases are made, the public “float” of public shares and the number of beneficial holders of ROC securities may be reduced, possibly making it difficult to maintain the quotation, listing or trading of ROC securities on a national securities exchange.
ROC’s stockholders will experience immediate dilution as a consequence of, among other transactions, the issuance of PubCo Common Stock as consideration in the business combination and the PIPE Financing.
Prior to the PIPE Financing and the business combination, ROC stockholders who hold shares issued in the IPO own approximately 77.76% of the issued and outstanding shares of Common Stock, as of May 8, 2023. It is anticipated that upon completion of the business combination, assuming that no stockholders redeem their shares, the ownership of PubCo will be as follows:
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DTI Stockholders will own 17,985,520 shares of PubCo Common Stock, which will constitute 38% of the outstanding PubCo Common Stock;

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the public stockholders will own 22,770,000 shares of PubCo Common Stock, which will constitute 48% of the outstanding PubCo Common Stock;

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the PIPE Investors will own 198,019 shares of PubCo Common Stock, which will constitute less than 1% of the outstanding PubCo Common Stock; and

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our Sponsor, directors, officers and other initial stockholders and their affiliates will own 6,939,499 shares of PubCo Common Stock, which would be valued at approximately $73,072,924.47, based on the closing price of our Common Stock of $10.53 per share on May 8, 2023, the record date of the special meeting and will constitute 14% of the outstanding PubCo Common Stock.

The number of shares and the interests set forth above assume (a) that no public stockholders elect to have their public shares redeemed, (b) that there are no other issuances of equity interests of ROC or DTI, (c) that, based on the other assumptions and the participation by Sponsor and its affiliates in the PIPE Financing, the Sponsor is required to forfeit 776,250 of the 5,175,000 Founder Shares pursuant to the Sponsor Support Agreement to be included in the consideration to be received by DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement, (d) no existing DTI Options are exercised prior to the Effective Time and each such DTI Option is converted at the Effective Time into a PubCo Option pursuant to the terms of the Business Combination Agreement, (e) the automatic conversion of public rights and private rights upon the consummation of the Business Combination and (f) the purchase of 1,485,149 shares of Common Stock by the Sponsor and its affiliates in the PIPE Financing (reflected as shares owned by the Sponsor and not the PIPE Investors).
In comparison, assuming that 95% of ROC stockholders redeem their public shares (it is a condition to Closing for all parties under the Business Combination Agreement that less than 95% of the public shares are redeemed as of the Closing), we anticipate that the ownership of PubCo will be as follows:

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DTI Stockholders will own 18,329,920 shares of PubCo Common Stock, which will constitute 65% of the outstanding PubCo Common Stock;

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the public stockholders will own 3,105,000 shares of PubCo Common Stock, which will constitute 11% of the outstanding PubCo Common Stock;

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the PIPE Investors will own 198,019 shares of PubCo Common Stock, which will constitute 1% of the outstanding PubCo Common Stock; and

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our Sponsor, directors, officers, other initial stockholders and their affiliates will own 6,551,374 shares of PubCo Common Stock, which would be valued at approximately $68,985,968.22, based on the closing price of our Common Stock of $10.53 per share on May 8, 2023, the record date of the special meeting and will constitute 23% of the outstanding PubCo Common Stock.

The number of shares and the interests set forth above assume (a) that public stockholders holding 95% of the public shares elect to have 19,665,000 public shares redeemed, (b) that there are no other issuances of equity interests of ROC or DTI, (c) that, based on the other assumptions and the participation by Sponsor and its affiliates in the PIPE Financing, the Sponsor is required to forfeit 1,164,375 of the 5,175,000 Founder Shares pursuant to the Sponsor Support Agreement to be included in the consideration to be received by the DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement, (d) no existing DTI Options are exercised prior to the Effective Time and each such DTI Option is converted at the Effective Time into a PubCo Option pursuant to the terms of the Business Combination Agreement, (e) the automatic conversion of public rights and private rights upon the consummation of the Business Combination and (f) the purchase of 1,485,149 shares of Common Stock by the Sponsor and its affiliates in the PIPE Financing (reflected as shares owned by the Sponsor and not the PIPE Investors). While Closing is not conditioned on ROC successfully raising a specific amount in connection with the PIPE Financing, ROC may need to rely on funds raised in connection with the PIPE Financing to meet the Minimum Cash Condition, which is a condition to Closing for all the parties to the Business Combination Agreement. If ROC is unable to meet the Minimum Cash Condition by means of the PIPE Financing, funds remaining in the Trust Account, any other approved third-party financing or a combination of the foregoing, then DTI will have a right to terminate the Business Combination Agreement, provided DTI is not then in material breach of any of its representations, warranties, covenants or agreements in the Business Combination Agreement or the Company Support Agreements (defined below). As such, if ROC is unable to meet the Minimum Cash Condition, it will be unable to consummate the Business Combination unless it obtains a waiver of the Minimum Cash Condition from DTI. Based on the foregoing assumptions, DTI will have a right to terminate the Business Combination Agreement and, if the Minimum Cash Condition is not satisfied or waived by the parties to the Business Combination Agreement, the Business Combination will not be consummated.
If the actual facts are different from the foregoing assumptions (which they are likely to be), the voting power and implied ownership of PubCo’s stockholders will be different. For more information regarding post-business combination ownership and control, including the effects of various redemption scenarios and potential sources of dilution, see the section titled “Notes to Unaudited Pro Forma Condensed Combined Financial Information — Basis of Pro Forma Presentation.”
Past performance by ROC and by ROC’s management team may not be indicative of future performance of an investment in ROC or PubCo.
Information regarding performance by, or businesses associated with, our management team, directors, advisors and their respective affiliates is presented for informational purposes only. Past performance by our management team, directors, advisors and such affiliates is not a guarantee of success with respect to the business combination. You should not rely on the historical performance of our management team, directors and advisors or that of their respective affiliates as indicative of PubCo’s future performance, of an investment in ROC or PubCo, or the returns ROC or PubCo will, or is likely to, generate going forward.
The Sponsor, DTI Stockholders and investors in the PIPE Financing will beneficially own a significant equity interest in PubCo and may take actions that conflict with your interests.
The interests of the Sponsor, DTI Stockholders and the investors in the PIPE Financing may not align with the interests of PubCo and its other stockholders. The Sponsor, certain DTI Stockholders and the investors in the PIPE Financing are each in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with PubCo. The Sponsor, DTI Stockholders and the investors in the PIPE Financing (and their affiliates and their respective directors, officers, partners, members and associate entities), may also pursue business opportunities that may be complementary to PubCo’s business and, as a result, those business opportunities may not be available to us. The Proposed Charter provides that PubCo renounces any interest or expectancy of PubCo in, or being offered an opportunity to participate in, business opportunities that may be presented to any stockholder, director, officer or any other person or entity (including, with respect to any of the foregoing that are entities, any affiliates and their respective directors, officers, partners, members and associated entities) in each case who is not a full-time employee of PubCo or any of its subsidiaries (each, an “Exempted Person”). The Proposed Charter further provides that any Exempted Persons has no duty to communicate the receipt of knowledge of any potential circumstances, transaction, agreement, arrangement or other matter that may be Corporate Opportunity (as defined therein).
If the business combination’s benefits do not meet the expectations of financial or industry analysts, the market price of ROC’s securities may decline.
The market price of ROC’s securities may decline as a result of the business combination if:
•
ROC does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•
The effect of the business combination on the financial statements of PubCo is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing share prices.
PubCo may issue additional shares of PubCo Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.
PubCo may issue additional shares of PubCo Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances. The issuance of additional shares or other equity securities of equal or senior rank could have the following effects:
•
existing stockholders’ proportionate ownership interest in PubCo will decrease;

•
the amount of cash available per share, including for payment of dividends in the future, may decrease;

•
the relative voting strength of each previously outstanding share of PubCo Common Stock may be diminished; and

•
the market price of PubCo Common Stock may decline.

Upon Closing, we expect PubCo will have a significant amount of cash and PubCo’s management will have broad discretion over the use of that cash. PubCo’s management may use the cash in ways that stockholders may not approve.
PubCo will have broad discretion over the use of the cash and cash equivalents of PubCo and the proceeds from the PIPE Financing. You may not agree with PubCo’s decisions, and its use of the proceeds may not yield any return on your investment. PubCo’s failure to apply these resources effectively could compromise its ability to pursue its growth strategy and PubCo might not be able to yield a significant return, if any, on its investment of these net proceeds. You will not have the opportunity to influence PubCo’s decisions on how to use its cash resources.
Because there are no current plans to pay cash dividends on the PubCo Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your PubCo Common Stock at a price greater than what you paid for it.
PubCo may retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of the PubCo Board and will depend on, among other things, PubCo’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that the PubCo Board may deem relevant. In addition, PubCo’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in PubCo Common Stock unless you sell your shares of PubCo Common Stock for a price greater than that which you paid for it.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption price received by stockholders may be less than approximately $10.52.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to consummate an initial business combination within 12 months from the closing of the IPO (or up to 18 months from the closing of the IPO if we extend the period of time to consummate a business combination), or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.10 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party (excluding our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.10 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.10 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third-party who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.
If we have not completed our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of Common Stock and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination) may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 12th month from the closing of this offering (or up to the 18th month from the closing of this offering if we extend the period of time to consummate a business combination) in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.
Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination) is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.
Holders of shares of Common Stock who wish to redeem their shares of Common Stock in connection with this vote of stockholders on the proposed business combination are required to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
We are requiring holders of shares of Common Stock seeking to redeem their shares in connection with a stockholder vote on the business combination, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using DTC’s DWAC system, at the holder’s option, at least two business days on the initial business combination (a tender of shares is always required in connection with a tender offer). In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through DTC’s DWAC system, this may not be the case. Under Delaware law and our bylaws, we are required to provide at least 10 days’ advance notice of any stockholder meeting, which would be the minimum amount of time a public stockholder would have to determine whether to exercise redemption rights. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares.
Holders of shares of Common Stock that elect to participate in the redemption may be unable to sell their shares of Common Stock when they wish to in the event that the proposed business combination is not approved.
If we require public stockholders who wish to redeem their shares of Common Stock to comply with the delivery requirements discussed above for redemption and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders. Accordingly, investors who attempted to redeem their shares of Common Stock in such a circumstance will be unable to sell such shares after the failed business combination until we have returned such shares to them. The market price for shares of Common Stock may decline during this time and you may not be able to sell your shares of Common Stock when you wish to, even while other stockholders that did not seek redemption may be able to sell their shares of Common Stock.
ROC will incur significant transaction costs in connection with transactions contemplated by the Business Combination Agreement.
ROC will incur significant transaction costs in connection with the business combination. If the business combination is not consummated, ROC may not have sufficient funds to seek an alternative business combination and may be forced to liquidate and dissolve.
The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus/consent solicitation statement may not be indicative of what PubCo’s actual financial position or results of operations would have been.
The unaudited pro forma condensed combined and consolidated financial information in this proxy statement/prospectus/consent solicitation statement is presented for illustrative purposes only and is not necessarily indicative of what PubCo’s actual financial position or results of operations would have been had the business combination been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
Changes in applicable laws or regulations, or a failure to comply with any applicable laws and regulations, may adversely affect ROC’s business, including its ability to negotiate and complete the business combination and results of operations.
ROC is subject to the federal securities laws, SEC rules and regulations and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.
Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on ROC’s business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on ROC’s business, including its ability to negotiate and complete its initial business combination and results of operations.
On March 30, 2022, the SEC issued proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving special purpose acquisition companies (“SPACs”) such as ROC, amending the scope of a safe harbor for financial projections, and increasing the potential liability of certain participants in proposed business combination transactions. These proposed rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect ROC’s ability to negotiate and complete its initial business combination and may increase the costs and time related thereto.
ROC may waive one or more of the conditions to the Business Combination without resoliciting shareholder approval for the business combination.
ROC may agree to waive, in whole or in part, some of the conditions to its obligations to complete the business combination, to the extent permitted by applicable laws. The ROC Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus/consent solicitation statement and resolicitation of proxies is warranted. In some instances, if the ROC Board determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, ROC has the discretion to complete the business combination without seeking further shareholder approval. For example, it is a condition to ROC’s obligations to close the business combination that there be no applicable law and no injunction or other order restraining or imposing any condition on the consummation of the business combination; however, if the ROC Board determines that any such order or injunction is not material to the business of DTI, then the ROC Board may elect to waive that condition without shareholder approval and close the business combination.
The ability of holders of shares of Common Stock to exercise redemption rights with respect to a large number of shares of Common Stock may not allow us to complete the business combination or optimize our capital structure.
At the time we entered into the Business Combination Agreement, we did not know how many holders of shares of Common Stock may exercise their redemption rights, and, therefore, we needed to structure the business combination based on our expectations as to the number of shares that will be submitted for redemption. The Business Combination Agreement requires that we have a minimum amount of cash at Closing, before payment of expenses and after giving effect to the PIPE Financing, equal to $55,000,000. We intend to secure up to $45,000,000 through the PIPE Financing. However, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to arrange for additional third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the business combination available to us or optimize our capital structure.
If our insiders or the representative exercise their registration rights, it may have an adverse effect on the market price of our shares of Common Stock and the existence of these rights may make it more difficult to affect our initial business combination.
Our insiders and the representative are entitled to make certain demands that we register the resale of the Founder Shares and representative founder shares issued to EarlyBirdCapital, respectively. Additionally, the purchasers of the private units and our insiders or their affiliates are entitled to demand that we register the resale of the private units (and underlying securities) and any units (and underlying securities) our insiders or their affiliates may be issued in payment of working capital loans made to us commencing on the date that we consummate our initial business combination. The presence of these additional shares of Common Stock trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate our initial business combination or increase the cost of consummating our initial business combination with the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our shares of Common Stock.
The shares of Common Stock beneficially owned by our insiders, including our officers and directors, will not participate in a redemption and, therefore, our insiders may have had a conflict of interest in determining whether the business combination is appropriate.
As of the record date, our insiders owned an aggregate of (i) 5,175,000 shares of Common Stock and (ii) 796,000 private units. Our insiders, including our officers and directors, have waived their right to redeem their founder shares and private rights in connection with the business combination and their redemption rights with respect to their founder shares and private rights if we are unable to consummate the business combination. Accordingly, these securities will be worthless if we do not consummate the business combination. The personal and financial interests of our directors and officers may have influenced their motivation in deciding to enter into the business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may have resulted in a conflict of interest when determining whether the terms, conditions and timing of the business combination are appropriate and in our stockholders’ best interest.
The nominal purchase price paid by our sponsor for the Founder Shares may result in significant dilution to the implied value of your public shares upon the consummation of the business combination.
Our Sponsor invested an aggregate of $7,985,000 in us, comprised of the $25,000 purchase price for the Founder Shares, and the $7,960,000 purchase price of the private units.
As result, the value of your Common Stock may be significantly diluted upon the consummation of the business combination, when the Founder Shares are converted into public shares.

The following table shows public stockholders’ and our initial stockholders’ (including the Sponsor’s) investment per share of Common Stock and how these compare to the implied value of one share of PubCo Common Stock upon the completion of the business combination. The following table assumes that (i) our valuation is $218,496,007.71 (which is the amount we held in our Trust Account as of April 30, 2023), (ii) no additional interest is earned on the funds held in the Trust Account, and (iii) no founders shares are redeemed in connection with our initial business combination and (iv) all Founder Shares are held by the Sponsor and initial stockholders upon completion of our initial business combination, and does not take into account other potential impacts on our valuation at the time of the initial business combination such as (a) the trading price of our Common Stock, (b) the initial business combination transaction costs, (c) any equity issued or cash paid to the DTI Stockholders, (d) any equity issued to other third party investors, or (e) DTI’s business itself.
Public shares(1)	22,770,000
Founder Shares	5,175,000
Representative founder shares	180,000
Private shares(2)	875,600
Total shares	29,000,600
Total funds in trust available for initial business combination	$218,496,007.71
Initial implied value per public share	$10.56
Implied value per share upon consummation of initial business combination	$7.96

(1)
Includes the 2,070,000 shares of Common Stock issuable upon exchange of the public rights.

(2)
Includes 796,000 shares of Common Stock issuable upon the separation of private units and 79,600 shares of Common Stock issuable upon exchange of the private rights.

Risks Related to the Business Combination
For the purposes of this subsection, “we,” “our,” and “us” refer to ROC.
Following the consummation of the business combination, PubCo’s sole material asset will be its direct equity interest in DTI and, accordingly, PubCo will be dependent upon distributions from DTI to pay taxes and cover its corporate and other overhead expenses and pay dividends, if any, on PubCo Common Stock.
PubCo will be a holding company and, subsequent to the completion of the business combination, will have no material assets other than its direct equity interest in DTI. PubCo will have no independent means of generating revenue. To the extent DTI has available cash, PubCo will cause DTI to make distributions of cash to pay taxes, cover PubCo’s corporate and other overhead expenses and pay dividends, if any, on PubCo Common Stock. To the extent that PubCo needs funds and DTI fails to generate sufficient cash flow to distribute funds to PubCo or is restricted from making such distributions or payments under applicable law or regulation or under the terms of its financing arrangements, or is otherwise unable to provide such funds, PubCo’s liquidity and financial condition could be materially adversely affected.
Subsequent to the consummation of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.
Although we have conducted due diligence on DTI and its subsidiaries, we cannot assure you that this diligence revealed all material issues that may be present in DTI and its subsidiaries, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us following the completion of the business combination or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.
Our Sponsor, directors and officers have agreed to vote in favor of the business combination, regardless of how our public stockholders vote.
Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by our public stockholders in connection with an initial business combination, our Sponsor, directors and officers have agreed to vote any shares of Common Stock owned by them in favor of the business combination. As of the date hereof, our Sponsor, directors and officers own shares equal to approximately 22.24% of our issued and outstanding shares of Common Stock in the aggregate. Accordingly, it is more likely that the necessary stockholder approval will be received for the business combination than would be the case if the Sponsor, directors and officers agreed to vote any shares of Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.
Our Sponsor, EarlyBirdCapital, certain members of the ROC Board and our officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal.
When considering the ROC Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that the Sponsor, EarlyBirdCapital and our directors and officers have interests in the business combination that may be different from, or in addition to, the interests of our stockholders. These interests include:
•
the fact that EarlyBirdCapital received 180,000 representative Founder Shares in connection with its service as an underwriter in our IPO and will be paid a cash fee of $2,000,000 for services rendered in connection with the consummation of the business combination;

•
the fact that our Sponsor may convert any working capital loans that it may make to us into up to an additional 150,000 private units, at the price of $10.00 per private unit;

•
the fact that our Sponsor, officers and directors have agreed not to redeem any of the shares of our Common Stock held by them in connection with a stockholder vote to approve the business combination;

•
the fact that our Sponsor, directors and officers paid an aggregate of $25,000 for the Founder Shares and that such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $54,492,750, based on the closing price of our Common Stock of $10.53 per share on May 8, 2023, the record date for the special meeting, resulting in a theoretical gain of $54,467,750;

•
the fact that certain of ROC’s officers and directors collectively own, directly or indirectly, a material interest in our Sponsor;

•
the anticipated appointment of Daniel Kimes, a member of the ROC Board and ROC’s Chief Executive Officer, as a director on the PubCo Board in connection with the Closing;

•
if the Trust Account is liquidated, including in the event we are unable to complete the initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•
the fact that our Sponsor will benefit from the completion of the business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

•
the fact that our Sponsor and its affiliates can earn a positive rate of return on their investment, even if other ROC stockholders experience a negative rate of return in the post-business combination company;

•
the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•
the fact that our Sponsor, officers and directors will lose their entire investment in us if the initial business combination is not completed.

At the Closing, we anticipate that our Sponsor will own 6,050,600 shares of PubCo Common Stock assuming no Founder Shares are forfeited. In addition, on January 16, 2023, we issued an unsecured promissory note in the principal amount of up to $800,000 to FP SPAC 2, an affiliate of our Sponsor. The note does not bear interest and is repayable in full upon consummation of the business combination. If we do not complete the business combination, the note will not be repaid and all amounts owed under it will be forgiven. Upon the consummation of the business combination, FP SPAC 2 will have the option, but not the obligation, to convert all or a portion of the unpaid principal balance of the note into that number of shares of Common Stock equal to the principal amount of the note so converted. The note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the note and all other sums payable with regard to the note becoming immediately due and payable.
Further, as of the date of this proxy statement/prospectus/consent solicitation statement, with the exception of $11,523 paid to our officers, there has been no reimbursement to our Sponsor, officers or directors for any out-of-pocket expenses incurred in connection with activities on our behalf. However, as of the date of this proxy statement/prospectus/consent solicitation statement, our Sponsor and its affiliates have incurred a combined aggregate of approximately $621,000 of expenses on ROC’s behalf, of which approximately $221,000 has been repaid by ROC to our Sponsor and its affiliates pursuant to the Administrative Support Agreement. The balance may be repaid by ROC at the Closing.
In addition, our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We do not believe, however, that this waiver of the corporate opportunities doctrine has materially affected our search for an acquisition target or will materially affect our ability to complete our business combination.
The ROC Board did not obtain a fairness opinion that opined as to the fairness of the merger consideration to be paid by ROC, from a financial point of view, to unaffiliated stockholders, but rather obtained one that opined as to its fairness to ROC.
Our Sponsor, directors and officers hold a significant number of shares of our Common Stock and rights. They will lose their entire investment in us if we do not complete the business combination.
Our Sponsor and our independent directors hold all of our 6,050,600 Founder Shares, representing 20% of the total shares outstanding upon completion of our IPO. The Founder Shares will be worthless if we do not complete the business combination by June 6, 2023 or such later liquidation date as may be approved by our stockholders.
The Founder Shares are identical to the shares of Common Stock included in the units, except that (a) the Founder Share are subject to certain transfer restrictions and (b) our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their Founder Shares and public shares owned in connection with the completion of the business combination, (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete the business combination by June 6, 2023 (such later liquidation date as may be approved by our stockholders) (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete the business combination by June 6, 2023 or such later liquidation date as may be approved by our stockholders).
The personal and financial interests of our Sponsor, officers and directors may have influenced their motivation in identifying and selecting the business combination, completing the business combination and influencing our operation following the business combination.
We will incur significant transaction costs in connection with the business combination.
We have and expect to incur significant, non-recurring costs in connection with consummating the business combination. All expenses incurred in connection with the Business Combination Agreement and the business combination, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs. Our transaction expenses as a result of the business combination are currently estimated at approximately $40 million.
We may be subject to business uncertainties while the business combination is pending.
Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on ROC, DTI and DTI’s subsidiaries. These uncertainties may impair the ability to retain and motivate key personnel and could cause third parties that deal with DTI or its subsidiaries to defer entering into contracts or making other decisions or seek to change existing business relationships.
The unaudited pro forma condensed combined financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.
The unaudited pro forma condensed combined financial information for ROC following the business combination in this proxy statement/prospectus/consent solicitation statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the business combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
We may waive one or more of the conditions to the business combination.
We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the business combination, to the extent permitted by our Current Charter, bylaws and applicable laws. For example, it is a condition to our obligation to close the business combination that certain of DTI’s representations and warranties be true and correct to the standards applicable to such representations and warranties. However, if the ROC Board determines that it is in the best interests of ROC to proceed with the business combination, then the ROC Board may elect to waive that condition and close the business combination.
If we are unable to complete the business combination on or prior to June 6, 2023 (or by such other date approved by our stockholders), our public stockholders may receive only approximately $10.00 per share on the liquidation of our Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our rights will expire worthless.
If we are unable to complete the business combination on or prior to June 6, 2023 (or by such other date approved by our stockholders), our public stockholders may receive only approximately $10.00 per share on the liquidation of our Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify (as described below)), and our rights will expire worthless.
If third parties bring claims against us, the proceeds held in our Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.
Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent public accountants), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. Although no third parties have refused to execute an agreement waiving such claims to the monies held in the Trust Account to date, if any third party refuses to execute such an agreement in the future, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the Trust Account, due to claims of such creditors. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered an acquisition agreement, reduce the amount of funds in the Trust Account to below the lesser of (a) $10.00 per public share and (b) the actual amount per public share held in the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, less franchise and income taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete the business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.
In the event that the proceeds in the Trust Account are reduced below the lesser of (a) $10.00 per public share and (b) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, less franchise and income taxes payable, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations.
While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.
We may not have sufficient funds to satisfy indemnification claims of our directors and officers.
We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed, and any persons who may become officers or directors prior to the business combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (a) we have sufficient funds outside of the Trust Account or (b) we consummate the business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the ROC Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of the ROC Board and us to claims of punitive damages.
If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, the ROC Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.
If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
The Nasdaq Global Market may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We cannot assure you that our securities will be listed on the Nasdaq Global Market after the business combination. In connection with the business combination, we will be required to demonstrate compliance with the Nasdaq Global Market’s initial listing requirements, which are more rigorous than the Nasdaq Global

Market’s continued listing requirements. For instance, our stock price would generally be required to be at least $4.00 per share. We cannot assure you that we will be able to meet those initial listing requirements at that time. Our eligibility for listing may depend on, among other things, the number of our shares that are redeemed.
If the Nasdaq Global Market delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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potential termination of the Business Combination Agreement if our securities are not listed on another national exchange mutually agreed to by PubCo;

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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units, Common Stock and rights are listed on Nasdaq, our units, Common Stock and rights qualify as covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the Nasdaq Global Market, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
We cannot assure you that our diligence review has identified all material risks associated with the business combination, and you may be less protected as an investor from any material issues with respect to PubCo’s business, including any material omissions or misstatements contained in the Registration Statement or this proxy statement/prospectus/consent solicitation statement relating to the business combination than an investor in an initial public offering.
Before entering into the Business Combination Agreement, we performed a due diligence review of DTI, its subsidiaries and their business and operations. However, we cannot assure you that our due diligence review identified all material issues, and certain unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Additionally, the scope of due diligence we have conducted in conjunction with the business combination may be different than would typically be conducted in the event PubCo pursued an underwritten initial public offering. In a typical initial public offering, the underwriters of the offering conduct due diligence on the company to be taken public, and following the offering, the underwriters are subject to liability to private investors for any material misstatements or omissions in the registration statement. While potential investors in an initial public offering typically have a private right of action against the underwriters of the offering for any of these material misstatements or omissions, there are no underwriters of the Common Stock that will be issued pursuant to the Registration Statement and thus no corresponding right of action is available to investors in the business combination for any material misstatements or omissions in the Registration Statement or this proxy statement/prospectus/consent solicitation statement. Therefore, as an investor, you may be exposed to future losses, impairment charges, write-downs, write-offs or other charges that could have a significant negative effect on PubCo’s financial condition, results of operations and the price of its securities, which could cause you to lose some or all of your investment without recourse against an underwriter that may have been available had PubCo been taken public through an underwritten public offering.
A significant portion of our total outstanding shares of Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Common Stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. After the business combination (and assuming no redemptions by our public stockholders of public shares), our Sponsor, officers and directors and their respective affiliates will hold approximately 14.11% of our Common Stock, including (i) 5,45,350 shares of Common Stock into which the Founder Shares, private shares and private rights will be converted and for which the private rights will be exchanged, (ii) 1,485,149 PIPE Shares to be purchased by the Sponsor and its affiliates in the PIPE Financing, and (iii) assuming that 776,250 shares of PubCo Common Stock are forfeited by the Sponsor pursuant to the Sponsor Support Agreement to be included in the consideration to be received by the DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement. Assuming a maximum redemption by our public stockholders of 16,634,483 of the public shares, our Sponsor, officers and directors and their respective affiliates will hold approximately 21.62% of our Common Stock including (i) 5,45,350 shares of PubCo Common Stock into which the Founder Shares, private shares and private rights have been or will be converted exchanged for, respectively, (ii) 1,485,149 PIPE Shares to be purchased by the Sponsor and its affiliates in the PIPE Financing, and (iii) assuming that 776,250 shares of PubCo Common Stock are forfeited by the Sponsor pursuant to the Sponsor Support Agreement to be included in the consideration to be received by the DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement. Pursuant to the terms of a letter agreement entered into at the time of the IPO, the private units (which will be separated at Closing) may not be transferred until 30 days year after the Closing. For additional information see section entitled “Summary of the Proxy Statement/Prospectus/Consent Solicitation Statement — Voting Power and Implied Ownership of PubCo Upon Consummation of the Business Combination.”
If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.
If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the Closing may decline. The market values of our securities at the time of the business combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus/consent solicitation statement or the date on which our stockholders vote on the business combination.
In addition, following the business combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the business combination, trading in the shares of our Common Stock has not been active. Accordingly, the valuation ascribed to our Common Stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of our securities following the business combination may include:
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actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

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changes in the market’s expectations about our operating results;

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success of competitors;

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our operating results failing to meet the expectation of securities analysts or investors in a particular period;

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changes in financial estimates and recommendations by securities analysts concerning PubCo or the market in general;

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operating and stock price performance of other companies that investors deem comparable to us;

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our ability to market new and enhanced products and technologies on a timely basis;

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changes in laws and regulations affecting our business;

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our ability to meet compliance requirements;

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commencement of, or involvement in, litigation involving PubCo;

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changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

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the volume of shares of our Common Stock available for public sale;

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any major change in the ROC Board or management;

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sales of substantial amounts of Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;

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sales of shares of our Common Stock by the PIPE Investors;

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the volume of shares of our Common Stock available for public sale, including as a result of the termination of the post-closing lock-up pursuant to the terms thereof; and

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general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq in particular have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to PubCo following the business combination could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Following the business combination, if securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, the price and trading volume of our Common Stock could decline.
The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover PubCo following the business combination change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover PubCo following the business combination were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
Our Sponsor, directors, officers, advisors or any of their respective affiliates may elect to purchase public shares from public stockholders, which may influence the vote on the Business Combination Proposal and reduce the public “float” of our Common Stock.
Our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of the business combination, although they are under no obligation to do so. There is no limit on the number of public shares our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law, including Rule 14e-5 under the Exchange Act, and Nasdaq rules. However, our Sponsor, directors, officers, advisors and their respective affiliates have not consummated any such purchases or acquisitions, have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares in such transactions. None of our Sponsor, directors, officers, advisors or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such stockholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.
If our Sponsor, directors, officers, advisors or any of their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.
The purpose of any such purchases of public shares could be to increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of our public shares may result in the completion of the business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements. Further, in the event our Sponsor, directors, officers, advisors or any of their respective affiliates were to purchase public shares or public rights in privately negotiated transactions from public holders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act, including, in relevant part, through adherence to the following:
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This proxy statement/prospectus/consent solicitation statement discloses the possibility that our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares or public rights from public holders outside the redemption process, along with the purpose of such purchases;

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If our Sponsor, directors, officers, advisors or any of their respective affiliates were to purchase public shares or public rights from public holders:

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such Sponsor, directors, officers, advisors or affiliates would do so at a price no higher than the price offered through our redemption process;

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such purchased shares would not be voted in favor of approving the business combination transaction;

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such Sponsor, directors, officers, advisors or affiliates would not possess any redemption rights with respect to such purchased shares or, if they do acquire and possess redemption rights, they would waive such rights; and

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We would disclose in a Current Report on Form 8-K, before the Special Meeting, the following:

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the amount of our securities purchased outside of the redemption offer by our Sponsor, directors, officers, advisors or any of their respective affiliates, along with the purchase price;

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the purpose of such purchases;

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the impact, if any, of such purchases on the likelihood that a business combination will be approved;

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the identities of our selling stockholders for such purchases (if not purchased on the open market) or the nature of our stockholders (e.g., 5% stockholders) who sold to our Sponsor, directors, officers, advisors or any of their respective affiliates; and

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the number of our shares for which we have received redemption requests pursuant to the redemption offer.

In addition, if such purchases are made, the public “float” of our Common Stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Potential Purchases of Public Shares” for a description of how our Sponsor, directors, officers, advisors or any of their respective affiliates will select which stockholders or rightsholders to purchase securities from in any private transaction.
We may be subject to legal proceedings in connection with the business combination, the outcomes of which would be uncertain, and may delay or prevent the completion of the business combination and adversely affect PubCo’s business, financial condition and results of operations.
While ROC has not received demand letters, it may in the future receive demand letters or complaints, from purported stockholders of ROC regarding certain actions taken in connection with the business combination and the adequacy of the Registration Statement, of which this proxy statement/prospectus/consent solicitation statement forms a part. These demand letters or complaints may lead to litigation against ROC or its directors and officers in connection with the business combination. Defending against any lawsuits could require ROC to incur significant costs and draw the attention of ROC’s management away from the business combination. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the Closing may adversely affect PubCo’s business, financial condition and results of operations. Such legal proceedings could also delay or prevent the Closing from occurring within the contemplated timeframe.
Changes in laws or regulations, or a failure to comply with any laws or regulations, may adversely affect our business, investments and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete the business combination, and results of operations.
As a result of plans to expand PubCo’s business operations, including to jurisdictions in which tax laws may not be favorable, its obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect PubCo’s after-tax profitability and financial results.
Our effective tax rates may fluctuate widely in the future, particularly if PubCo’s business expands domestically or internationally. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under GAAP, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect our future effective tax rates include, but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and (d) pre-tax operating results of PubCo’s business.
Additionally, after the business combination, PubCo may be subject to significant income, withholding, and other tax obligations in the United States and may become subject to taxation in numerous additional U.S. state and local and non-U.S. jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. PubCo’s after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds and other benefits to reduce tax liabilities, (b) changes in the valuation of deferred tax assets and liabilities, if any, (c) the expected timing and amount of the release of any tax valuation allowances, (d) the tax treatment of stock-based compensation, (e) changes in the relative amount of earnings subject to tax in the various jurisdictions, (f) the potential business expansion into, or otherwise becoming subject to tax in, additional jurisdictions, (g) changes to existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of intercompany transactions and the extent to which taxing authorities in relevant jurisdictions respect those intercompany transactions, and (i) the ability to structure business operations in an efficient and competitive manner. Outcomes from audits or examinations by taxing authorities could have an adverse effect on PubCo’s after-tax profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with PubCo’s intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If PubCo does not prevail in any such disagreements, PubCo’s profitability may be affected.
PubCo’s after-tax profitability and financial results may also be adversely affected by changes in relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the business combination even if a substantial majority of our stockholders do not agree.
Our Current Charter does not provide a specified maximum redemption threshold. Our Current Charter provides we will not redeem our Common Stock in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. However, our Current Charter will be amended and restated immediately prior to the business combination, such that such limitation will no longer apply, and we anticipate our Common Stock will be listed on the Nasdaq Global Market, which provides a separate exception from being subject to the “penny stock” rules. As a result, we may be able to complete the business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, officers, directors, advisors or any of their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of Common Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
PubCo may be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If PubCo relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.
Depending on the number of shares of Common Stock redeemed by ROC Stockholders, HHEP-Directional, L.P. may control a majority of the voting power of the outstanding PubCo Common Stock, and PubCo may then be a “controlled company” within the meaning of applicable rules of Nasdaq upon the Closing. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:
•
that a majority of the board consists of independent directors;

•
for an annual performance evaluation of the nominating and corporate governance and compensation committees;

•
that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While PubCo does not currently intend to rely on these exemptions, PubCo may use these exemptions in the future. As a result, PubCo’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
Risks Related to the Redemption
For purposes of this subsection “Risk Factors―Risks Related to the Redemption,” “we,” “our,” and “us” refer to ROC.
ROC cannot be certain as to the number of shares of public stock that will be redeemed and the potential impact to public stockholders who do not elect to redeem their public stock.
There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position. We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the business combination or any alternative business combination. Redemptions of public shares and certain events following the consummation of the business combination may cause an increase or decrease in our stock price, and may result in a lower value realized now than a stockholder of ROC might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of the business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus/consent solicitation statement. A stockholder should consult, and rely solely upon, the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
On May 11, 2023, the most recent practicable date prior to the date of this proxy statement/prospectus/consent solicitation statement, the closing price per share of the Common Stock was $10.53. Public stockholders should be aware that, while we are unable to predict the price per share of the PubCo Common Stock following the consummation of the business combination — and accordingly we are unable to predict the potential impact of redemptions on the per share value of public shares owned by non-redeeming stockholders — increased levels of redemptions by public stockholders may result in the price per share of the PubCo Common Stock falling below the redemption price. We expect that more public stockholders may elect to redeem their public shares if the share price of the Common Stock is below the projected redemption price of $10.00 per share, and we expect that more public stockholders may elect not to redeem their public shares if the share price of the Common Stock is above the projected redemption price of $10.00 per share. Each public share that is redeemed will represent both (i) a reduction, equal to the amount of the redemption price, of the cash that will be available to ROC from the Trust Account and (ii) a corresponding increase in each public stockholder’s pro rata ownership interest in PubCo following the consummation of the business combination.
If our stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus/consent solicitation statement, they will not be entitled to redeem their shares of Common Stock for a pro rata portion of the funds held in the Trust Account.
In order to exercise their redemption rights, holders of public shares are required to submit a request in writing and deliver their shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account, including interest not previously released to us to pay our franchise and income taxes, calculated as of two business days prior to the anticipated consummation of the business combination. See the section entitled “Special Meeting of ROC Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.
Stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.
Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things, as more fully described in the section entitled “Special Meeting of ROC Stockholders —

Redemption Rights,” tender their certificates to our transfer agent or deliver their shares to the transfer agent electronically through DTC prior to 5:00 p.m., Eastern time, on May 30, 2023. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
In addition, holders of outstanding units of ROC must separate the underlying public shares and public rights prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public rights. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the units.
If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of the corresponding number of public shares and public rights. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.
If a public stockholder fails to receive notice of ROC’s offer to redeem its public shares in connection with the business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
ROC will comply with the proxy rules when conducting redemptions in connection with the business combination. Despite ROC’s compliance with these rules, if a public stockholder fails to receive ROC’s proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that ROC will furnish to holders of its public shares in connection with the business combination will describe the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed.
Whether a redemption of Common Stock will be treated as a sale of such Common Stock for U.S. federal income tax purposes will depend on a shareholder’s specific facts.
The U.S. federal income tax treatment of a redemption of Common Stock will depend on whether the redemption qualifies as a sale of such Common Stock under Section 302(a) of the Code, which will depend largely on the total number of shares of our stock treated as held by the stockholder electing to redeem Common Stock (including any shares of stock constructively owned by the holder as a result of owning private placement rights or public rights or otherwise) relative to all shares of our stock outstanding both before and after the redemption. If such redemption is not treated as a sale of Common Stock for U.S. federal income tax purposes, the redemption will instead be treated as a corporate distribution of cash from us. For more information about the U.S. federal income tax treatment of the redemption of Common Stock, see the section below entitled “Material U. S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders” or “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of Non-U.S. Holders,” as applicable.

A new 1% U.S. federal excise tax may be imposed upon us in connection with the redemptions by us of our Common Stock.
On August 16, 2022, President Biden signed into law the Inflation Reduction Act (the “IRA”), which, among other things, imposes a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic corporations and certain domestic subsidiaries of publicly traded foreign corporations. This excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. Generally, the amount of the excise tax is 1% of the fair market value of the shares repurchased at the time of the repurchase. For the purposes of calculating the excise tax, the repurchasing corporation is permitted to net the fair market value of certain new stock issuances against the fair market value of the stock repurchases that occur in the same taxable year. The IRA excise tax applies to repurchases that occur after December 31, 2022. The U.S. Treasury Department and the IRS have recently issued Notice 2023-2 in which they indicated their intention to propose regulations on the excise tax and issued certain interim rules on which taxpayers may rely.
Any repurchases or redemption of our Common Stock that occurs after December 31, 2022, in connection with the business combination may be subject to the excise tax. Whether and to what extent we would be subject to the excise tax in connection with the business combination would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, (ii) the structure of the business combination, (iii) the nature and amount of any investment in the PIPE Financing or other equity issuances in connection with the business combination (or otherwise issued not in connection with the business combination but issued within the same taxable year of the business combination) and (iv) the regulations and other guidance issued by the U.S. Treasury Department and the IRS. Since the excise tax would be payable by us and not by the redeeming holder, we have yet to determine the mechanics of any required payment of the excise taxes. Any excise tax payable by us may cause a reduction in the cash available to us to complete the business combination, could affect our ability to complete the business combination, and may cause a reduction in amounts available for redemptions.
If ROC is unable to consummate the business combination or any other initial business combination by June 6, 2023 (or such other date approved by our stockholders), the public stockholders may be forced to wait beyond such date before redemption from the Trust Account.
If ROC is unable to consummate the business combination by June 6, 2023 (or by such other date approved by our stockholders), ROC will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of net interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of ROC’s remaining stockholders and the ROC Board, dissolve and liquidate, subject in each case to ROC’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus/consent solicitation statement.
Introduction
The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of the Business Combination, the PIPE Financing, and adjustments for other material events. These other material events are referred to herein as “Material Events” and the pro forma adjustments for the Material Events are referred to herein as “Adjustments for Material Events.” The following information is also relevant to understanding the unaudited pro forma condensed combined financial information contained herein:
•
On February 13, 2023, ROC Energy Acquisition Corp. (“ROC”), a Delaware corporation, Drilling Tools International Holdings, Inc. (“DTI”), a Delaware corporation, and ROC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ROC (“Merger Sub”), entered into the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub will merge with and into DTI with DTI surviving the merger (the “Merger”). As a result of the Merger, DTI will become a wholly-owned subsidiary of ROC, with the stockholders of DTI becoming stockholders of ROC (such transaction, the “Business Combination,” and the post-Business Combination entity being referred to as “New DTI”).

•
At the time of the Merger Agreement, ROC Energy Holdings, LLC, (the “Sponsor”) held 5,971,000 shares of common stock of ROC, of which 5,175,000 are subject to restrictions set forth in the Escrow Agreement, the Sponsor Support Agreement, and the Subscription Agreements (the “Founder Shares”) and EarlyBirdCapital, Inc (“EarlyBirdCapital”) held 180,000 shares of common stock of ROC. Immediately prior to the Business Combination, the Sponsor will forfeit 776,250 of these shares of common stock of ROC pursuant to the terms of the Sponsor Support Agreement. The remaining 4,398,750 shares of ROC owned by Sponsor and 180,000 shares of ROC owned by EarlyBirdCapital will remain outstanding and, upon the closing of the Business Combination, will represent common stock in New DTI.

•
Upon consummation of the Business Combination, each of ROC’s outstanding public rights will be exchanged for one-tenth of one share of ROC’s outstanding common stock, for an aggregate of 2,070,000 shares of common stock in New DTI. In addition, upon consummation of the Business Combination, each of ROC’s outstanding private rights will be exchanged for one-tenth of one share of ROC’s outstanding common stock, for an aggregate of 79,600 shares of common stock in New DTI.

•
The Merger Agreement provides, among other things, that, upon consummation of the Business Combination, each share of DTI common stock that is issued and outstanding immediately prior to the consummation of the Business Combination shall be canceled and automatically converted into the right to receive a number of shares of New DTI common stock equal to the Per Share Company Common Stock Consideration of 0.2216, which is calculated as (A) the Company Equity Value of $209,273,033 divided by (B) the Closing Share Price of $10.10 plus (C) the Variable Stock Amount of 776,250 divided by (D) the Company Fully Diluted Shares of 97,001,117.

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Pursuant to the Merger Agreement, the issued and outstanding shares of DTI’s redeemable convertible preferred stock will be converted into the rights to receive cash of $11,000,002 and New DTI common stock. Pursuant to the Merger Agreement, the outstanding common stock of DTI will be converted into the right to receive New DTI common stock following the Business Combination. In consideration for the acquisition of all of the issued and outstanding ROC common stock, New DTI will issue one share of New DTI common stock in exchange for each share of ROC common stock acquired by virtue of the Business Combination. Immediately after the closing of the Business Combination, DTI’s stockholders are expected to own approximately 17,985,520 shares of New DTI common stock.

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The Merger Agreement provides, among other things, that, upon consummation of the Business Combination, each share of DTI redeemable convertible preferred stock that is issued and outstanding immediately prior to the consummation of the Business Combination shall be canceled and automatically converted into the right to receive a number of shares of New DTI common stock equal to the Per Share Company Preferred Stock Consideration of 0.3133, which is calculated as (A) the Aggregate Company Preferred Stock Consideration of 6,381,197 divided by (B) the Company Preferred Stock of 20,370,377 shares. In addition to the Per Share Company Preferred Stock Consideration of 0.3133 shares of New DTI common stock, each share of redeemable convertible preferred stock outstanding that is canceled immediately prior to the consummation of the Business Consummation also obtains the right to receive the Per Share Company Preferred Cash Consideration of $0.54, which is calculated as (A) the Aggregate Company Cash Consideration of $11,000,002 divided by (B) the Company Preferred Stock of 20,370,377 shares.
•
Upon consummation of the Business Combination, 1,683,168 shares of New DTI common stock will be issued to various accredited investors at a price of $10.10 per share (the “PIPE Financing”). As a result of the PIPE Financing, New DTI will receive approximately $12,860,000 in cash in exchange for the issuance of 1,273,267 shares of New DTI common stock. In addition, upon consummation of the Business Combination, the convertible promissory notes ROC issued to affiliates of the ROC Sponsor on December 2, 2022 and March 2, 2023, each of which are expected to have an outstanding principal amount of $2,070,000 upon the Business Combination (total outstanding principal of $4,140,000), will be converted into New DTI common stock in connection with the PIPE Financing. The conversion will result in the issuance of 409,901 shares of New DTI common stock, which is calculated as (A) the outstanding principal of $4,140,000 divided by (B) $10.10, which is the price per share of New DTI common stock to be issued in the PIPE Financing. Refer to the Adjustments for Material Events section within the unaudited pro forma condensed combined financial information for additional details of the convertible promissory notes ROC issued on March 2, 2023.

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The tables below present the exchanges of DTI stock for New DTI common stock that are expected to occur upon consummation of the Business Combination.

Shares of DTI common stock outstanding as of December 31, 2022 (Historical)
Common stock, par value $0.01 per share	52,363,872
Assumed Exchange Ratio	0.2216
Estimated shares of New DTI common stock issued to holders of DTI common stock upon Closing	11,604,323
Shares of DTI redeemable convertible preferred stock outstanding as of December 31, 2022 (Historical)
Redeemable convertible preferred stock, par value $0.01 per share	20,370,377
Assumed Exchange Ratio	0.3133
Estimated shares of New DTI common stock issued to holders of DTI redeemable convertible preferred stock upon Closing	6,381,197
For additional information about the Business Combination, please see the section entitled “The Business Combination Proposal.”
Material Events and Background Relevant to Material Events
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Each holder of DTI redeemable convertible preferred stock is entitled to receive cumulative dividends which accumulate at the rate of 7% annually (“Preferred Dividends”), payable in kind (“PIK”). The dividends accumulate and compound quarterly at the stated dividend rate to the extent they are not paid. To date, no PIK Preferred Dividends have been paid. In connection with the Merger Agreement, all PIK Preferred Dividends that have not been paid as of the Closing will be added to the As Converted Preferred Share Count and the As Converted Preferred Share Count will be factored into the calculation of the Aggregate Company Preferred Stock Consideration.
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It is currently estimated that upon Closing the Aggregate Company Preferred Stock Consideration will be equal to 6,381,197 shares of New DTI common stock, which is calculated as (A) the As Converted Preferred Share Count of 33,709,351 (comprised of the Company Preferred Stock of 20,370,377 shares of outstanding redeemable convertible preferred stock, accumulated PIK Preferred Dividends through December 31, 2022 of 12,759,207 PIK shares, and the accumulation of PIK Preferred Dividends subsequent to December 31, 2022 of 579,767 PIK shares) multiplied by the Per Share Company Common Stock Consideration of 0.2216 minus (B) the Aggregate Company Cash Consideration of $11,000,002 divided by the Closing Share Price of $10.10.

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On January 16, 2023, ROC issued a convertible promissory note with a principal amount of $800,000 to an affiliate of the ROC Sponsor. The note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Business Combination is consummated and (ii) the liquidation of ROC on or before June 6, 2023 (the end of the Combination Period) or such later liquidation date as may be approved by the stockholders. At the election of the noteholder, the unpaid principal amount may be converted into units of the Company (the “Conversion Units”) with the total Conversion Units issued being equal to: (x) the portion of the principal amount being converted divided by (y) the conversion price of ten dollars ($10.00), rounded up to the nearest whole number of units. Upon consummation of the Business Combination, the convertible promissory note is expected to be repaid in full with cash.

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On March 2, 2023, ROC issued a convertible promissory note with a principal amount of $2,070,000 to an affiliate of the ROC Sponsor in connection with the extension of the Combination Period from March 6, 2022 to June 6, 2023 (the “Extension Note”). At the election of the noteholder, in connection with a Subscription Agreement entered into as part of the PIPE Financing, the unpaid principal amount of the Extension Note may be converted into New DTI common stock, with the total number of shares issued being equal to: (x) the portion of the principal amount of the Extension Note being converted divided by (y) the conversion price of $10.00, rounded up to the nearest whole number of shares. Upon consummation of the Business Combination, the convertible promissory note is expected to be converted in full into New DTI common stock.

The unaudited pro forma condensed combined financial information have been prepared based on the ROC and DTI historical financial statements as adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined balance sheet as of December 31, 2022 gives pro forma effect to the Business Combination as if it had occurred on December 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives effect to the Business Combination as if it had occurred on January 1, 2022.
The unaudited pro forma condensed combined financial information have been derived from and should be read in conjunction with:
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the accompanying notes to the unaudited pro forma condensed combined financial information;

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the historical unaudited financial statements of ROC as of and for the year ended December 31 2022 and the related notes included elsewhere in this proxy statement/prospectus/consent solicitation statement;

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the historical unaudited financial statements of DTI as of and for the year ended December 31, 2022 and the related notes included elsewhere in this proxy statement/prospectus/consent solicitation statement; and

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the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ROC”, “Drilling Tools International Holdings, Inc. Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information relating to each of ROC and DTI included elsewhere in this proxy statement/prospectus/consent solicitation statement.

The unaudited pro forma condensed combined financial information presents two redemption scenarios as follows:
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Assuming No Redemption Scenario: This scenario, which we refer to as the “No Redemption Scenario” assumes that no ROC Public Stockholders exercise their right to have their ROC Public Shares converted into their pro rata share of the Trust Account.

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Assuming Maximum Redemption Scenario: This scenario, which we refer to as the “Maximum Redemption Scenario” assumes that 16,634,483 shares of ROC common stock are redeemed, resulting in an aggregate cash payment of approximately $171.3 million out of the Trust Account based on an assumed redemption price of $10.30 per share. The number of shares redeemed represents the maximum redemptions that can occur while still allowing for the Minimum Cash Condition of $55.0 million specified in the Merger Agreement to be met. The Minimum Cash Condition specifies that for consummation of the Business Combination to occur either (a) the cash available to ROC at the Closing must be equal to or greater than $55.0 million after giving effect to the PIPE Financing and the cash in the Trust Account (after giving effect to redemptions of ROC common stock) but without giving effect to the payment of transaction costs, or (b) all parties to the Merger Agreement must waive the Minimum Cash Condition in writing. If ROC Public Stockholders redeem more than 16,634,483 shares of common stock and all parties to the Merger Agreement do not waive the Minimum Cash Condition in writing the Business Combination will not be consummated. The number of shares of ROC common stock redeemed in the Maximum Redemption Scenario represents maximum redemptions that can occur while still allowing the Minimum Cash Condition of $55.0 million to be met. The 16,634,483 shares that are assumed redeemed in the Maximum Redemption Scenario is calculated as follows: (A) Cash and marketable securities held in Trust Account of $213.5 million plus (B) cash received in the PIPE Financing of $12.9 million less (C) $55.0 million divided by (D) the redemption price per share of $10.30. The Maximum Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents an additional adjustment to reflect the effect of the Maximum Redemption Scenario.

The unaudited pro forma condensed combined financial information are for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the Material Events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New DTI. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2022
			Scenario 1 Assuming No Redemptions into Cash					Scenario 2 Assuming Maximum Redemptions into Cash
(In thousands, except for share data)	ROC (Historical)	DTI (Historical)	Adjustments for Material Events	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet	Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
ASSETS
Current assets
Cash	$208	$2,352	$800	3(bb)	$213,475	3(a)	$190,579	$(171,335)	3(j)	$19,244
	—	—	2,070	3(cc)	(1,468)	3(b)	—	—		—
	—	—	—		(10,045)	3(c)	—	—		—
	—	—	—		(17,873)	3(k)	—	—		—
	—	—	—		(11,000)	3(h)	—	—		—
	—	—	—		12,860	3(l)	—	—		—
	—	—	—		(800)	3(m)	—	—		—
Accounts receivable, net	—	28,998	—		—		28,998	—		28,998
Inventories, net	—	3,281	—		—		3,281	—		3,281
Prepaid income taxes	5	—	—		—		5	—		5
Prepaid expenses and other current assets	171	4,381	—		(476)	3(k)	4,076	—		4,076
Investment – equity securities, at fair value	—	1,143	—		—		1,143	—		1,143
Total current assets	384	40,155	2,870		184,673		228,082	(171,335)		56,747
Cash and marketable securities held in Trust Account	213,475	—	—		(213,475)	3(a)	—	—		—
Property, plant and equipment, net	—	44,154	—		—		44,154	—		44,154
Operating lease right-of-use asset	—	20,037	—		—		20,037	—		20,037
Intangible assets, net	—	263	—		—		263	—		263
Deferred financing costs, net	—	226	—		(226)	3(k)	—	—		—
Deposits and other long-term assets	—	383	—		—		383	—		383
Total assets	$213,859	$105,218	$2,870		$(29,028)		$292,919	$(171,335)		$121,584
LIABILITIES, REDEEMABLE STOCK, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$482	$7,281	$—		$—		$7,763	$—		$7,763
Accrued expenses and other current liabilities	—	7,299	—		—		7,299	—		7,299
Convertible promissory notes – related party	2,070	—	800	3(bb)	(800)	3(m)	—	—		—
	—	—	2,070	3(cc)	—		—	—		—
					(4,140)	3(l)
Notes payable, net	—	—	—		—		—	—		—
Current portion of operating lease liabilities	—	3,311	—		—		3,311	—		3,311
Revolving line of credit	—	18,349	—		(18,349)	3(k)	—	—		—
Income taxes payable	92	—	—		—		92	—		92
Total current liabilities	2,644	36,240	2,870		(23,289)		18,465	—		18,465
Operating lease liabilities, less current portion	—	16,691	—		—		16,691	—		16,691
Deferred tax liabilities, net	—	3,185	—		—		3,185	—		3,185
Total liabilities	2,644	56,116	2,870		(23,289)		38,341	—		38,341
See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2022
			Scenario 1 Assuming No Redemptions into Cash					Scenario 2 Assuming Maximum Redemptions into Cash
(In thousands, except for share data)	ROC (Historical)	DTI (Historical)	Adjustments for Material Events	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet	Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Common stock subject to possible redemption at redemption value (20,700,000 shares at $10.30 per share)	213,184	—	—		(213,184)	3(e)	—	—		—
Series A redeemable convertible preferred stock, par value $0.01; 30,000,000 shares authorized, 20,370,377 shares issued and outstanding	—	17,878	313	3(aa)	(11,000)	3(h)	—	—		—
	—	—	—		(7,191)	3(i)	—	—		—
Stockholders’ equity:
DTI common stock, par value $0.01; 65,000,000 shares authorized, 53,175,028 shares issued and 52,363,872 shares outstanding	—	532	—		—		—	—		—
	—	—	—		(532)	3(i)	—	—		—
ROC Common Stock, $0.0001 par value; 100,000,000 shares authorized; 6,151,000 shares issued and outstanding (excluding 20,700,000 shares subject to possible redemption)	1	—	—		(1)	3(d)	—	—		—
New DTI common stock, par value $0.0001	—	—	—		1	3(d)	5	(2)	3(j)	3
	—	—	—		2	3(e)	—	—		—
	—	—	—		—	3(g)	—	—		—
	—	—	—		—	3(l)	—	—		—
	—	—	—		2	3(i)	—	—		—
Additional paid-in capital	—	52,790	(313)	3(aa)	213,182	3(e)	289,469	(171,333)	3(j)	118,136
	—	—	—		1,661	3(f)	—	—		—
	—	—	—		—	3(g)	—	—		—
	—	—	—		(602)	3(b)	—	—		—
	—	—	—		17,000	3(l)	—	—		—
	—	—	—		5,751	3(i)	—	—		—
Accumulated deficit	(1,970)	(21,054)	—		(1,661)	3(f)	(33,852)	—		(33,852)
	—	—	—		(866)	3(b)	—	—		—
	—	—	—		(10,045)	3(c)	—	—		—
	—	—	—		1,970	3(i)	—	—		—
	—	—	—		(226)	3(k)	—	—		—
	—	—	—		—	3(m)	—	—		—
Less treasury stock, at cost; 811,156 shares	—	(933)	—		—		(933)	—		(933)
Accumulated other comprehensive loss	—	(111)	—		—		(111)	—		(111)
Total stockholders’ equity	(1,969)	31,224	(313)		225,636		254,578	(171,335)		83,243
Total liabilities, redeemable stock, and stockholders’ equity	$213,859	$105,218	$2,870		$(29,028)		$292,919	$(171,335)		$121,584
See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
	Year Ended December 31, 2022	Year Ended December 31, 2022	Scenario 1 Assuming No Redemptions into Cash				Scenario 2 Assuming Maximum Redemptions into Cash
(In thousands, except per share and weighted- average share data)	ROC (Historical)	DTI (Historical)	Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations		Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes
Revenue, net:
Tool rental	$—	$99,018	$—		$99,018		$—		$99,018
Product sale	—	30,538	—		30,538		—		30,538
Total revenue, net	—	129,556	—		129,556		—		129,556
Operating cost and expenses:
Tool rental operating costs	—	27,581	—		27,581		—		27,581
Product sale operating costs	—	5,423	—		5,423		—		5,423
Selling, general, administrative	1,282	51,566	10,911	4(b)	65,420		—		65,420
	—	—	1,661	4(c)	—		—		—
Depreciation and amortization expense	—	19,709	—		19,709		—		19,709
Total operating costs and expenses	1,282	104,279	12,572		118,133		—		118,133
Operating income (loss)	(1,282)	25,277	(12,572)		11,423		—		11,423
Other income (expense):
Interest expense	—	(477)	419	4(d)	(226)		—		(226)
	—	—	58	4(e)	—		—		—
	—	—	(226)	4(f)	—		—		—
Interest earned on investment held in Trust Account	2,844	—	(2,844)	4(a)	—		—		—
Gain on forgiveness of PPP loan	—	234	—		234		—		234
Gain on sale of property	—	127	—		127		—		127
Unrealized gain on securities	—	—	—		—		—		—
Other expense	—	(384)	—		(384)		—		(384)
Total other income, net	2,844	(500)	(2,593)		(249)		—		(249)
Income (loss) before income tax benefit (expense)	1,562	24,777	(15,165)		11,174		—		11,174
Income tax benefit (expense)	(546)	(3,697)	3,143	4(g)	(1,100)		—		(1,100)
Net income (loss)	$1,016	$21,080	$(12,022)		$10,074		$—		$10,074
Net income attributable to DTI common stockholders – basic		$19,891
Net income attributable to DTI common stockholders – diluted		$21,080
Earnings per share – basic, DTI common stock		$0.38
Earnings per share – diluted, DTI common stock		$0.27
Weighted-average common shares used in computing earnings per share – basic, DTI common stock		52,363,872
Weighted-average common shares outstanding – diluted, DTI common stock		77,145,236
Basic and diluted earnings per share, ROC common stock	$0.04
Basic and diluted weighted-average shares outstanding, ROC common stock	26,851,000
Pro forma basic earnings per share, New DTI common stock					$0.21	4(h)			$0.32	4(h)
Pro forma weighted-average common shares outstanding – basic, New DTI common stock					47,893,038	4(h)			31,258,555	4(h)
Pro forma diluted earnings per share, New DTI common stock					$0.21	4(h)			$0.31	4(h)
Pro forma weighted-average common shares outstanding – diluted, New DTI common stock					48,870,553	4(h)			32,236,070	4(h)
See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.
Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information were prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination, the PIPE Financing, and the Adjustments for Material Events. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. ROC and DTI have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma condensed combined balance sheet as of December 31, 2022, was derived from the unaudited historical balance sheet of ROC as of December 31, 2022, and the unaudited historical balance sheet of DTI as of December 31, 2022 and gives effect to the Business Combination as if it had occurred on December 31, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the historical statement of operations of ROC for the year ended December 31, 2022, and the historical statement of operations of DTI for the year ended December 31, 2022, and gives effect to the Business Combination as if it had occurred on January 1, 2022.
The pro forma adjustments reflecting the consummation of the Business Combination, the PIPE Financing, and the Material Events are based on certain currently available information and certain assumptions and methodologies that each of ROC and DTI believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of ROC and DTI believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination, the PIPE Financing, and the Material Events based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information present two redemption scenarios, the No Redemption Scenario and the Maximum Redemption Scenario. The No Redemption Scenario assumes that no ROC Public Stockholders exercise their right to have their ROC Public Shares converted into their pro rata share of the Trust Account. The Maximum Redemption Scenario assumes that 16,634,483 shares of ROC common stock are redeemed, resulting in an aggregate cash payment of approximately $171.3 million out of the Trust Account based on an assumed redemption price of $10.30 per share. The number of shares of ROC common stock redeemed in the Maximum Redemption Scenario represents maximum redemptions that can occur while still allowing of the Minimum Cash Condition of $55.0 million to be met. The 16,634,483 shares that are assumed redeemed in the Maximum Redemption Scenario is calculated as follows: (A) Cash and marketable securities held in Trust Account of $213.5 million plus (B) cash received in the PIPE Financing of $12.9 million less (C) $55.0 million divided by (D) the redemption price per share of $10.30. The Maximum Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents an additional adjustment to reflect the effect of the Maximum Redemption Scenario. If ROC Public Stockholders redeem more than 16,634,483 shares of common stock and all parties to the Merger Agreement do not waive the Minimum Cash Condition in writing the Business Combination will not be consummated.

The foregoing scenarios are for illustrative purposes as ROC does not have, as of the date of this proxy statement/prospectus/consent solicitation statement, a meaningful way of providing any certainty regarding the number of redemptions by Public Stockholders that may occur.
Included in the shares outstanding and weighted-average shares outstanding (for the calculation of pro forma basic earnings per share) as presented in the unaudited pro forma condensed combined financial information are the shares of New DTI common stock to be issued to legacy DTI stockholders under the No Redemption Scenario and the Maximum Redemption Scenario on the Closing Date of the Business Combination and the ROC shares that will remain outstanding and that will represent New DTI Common Shares (as adjusted, where applicable, for the Maximum Redemption Scenario), which includes the Founder Shares that are not forfeited by the Sponsor, the shares to be issued in connection with the PIPE Financing, and the shares to be issued to ROC stockholders upon the automatic exercise of the outstanding public rights and private rights upon consummation of the Business Combination. The weighted-average shares outstanding used in the calculation or pro forma diluted earnings per share assume that all options to purchase New DTI common stock are exercised on January 1, 2022 and the exercises are accounted for in accordance with the treasury stock method for calculating weighted average shares outstanding for diluted earnings per share.
The tables directly below present shares outstanding upon the Closing as depicted in the unaudited pro forma condensed combined financial information. These tables assume that no options to purchase DTI common stock which are exchanged for options to purchase New DTI common stock upon the Closing, are exercised upon the Closing. As these options are the only potentially dilutive securities, the tables directly below present the pro forma ownership of New DTI upon the Closing of the Business Combination assuming no dilution.
	Scenario 1 Assuming No Redemptions
	Number of Shares Owned	% Ownership
(Shares in thousands)
DTI shareholders	17,985	37.6%
PIPE Investor(1)	198	0.4%
ROC stockholders	22,950	47.9%
ROC Sponsor(2)	6,760	14.1%
Total	47,893	100.0%
	Scenario 2 Assuming Maximum Redemptions
	Number of Shares Owned	% Ownership
(Shares in thousands)
DTI shareholders	17,985	57.5%
PIPE Investor(1)	198	0.6%
ROC stockholders	6,315	20.2%
ROC Sponsor(2)	6,760	21.7%
Total	31,258	100.0%

(1)
The PIPE Investor is a third-party investor and is unaffiliated with DTI, ROC, or ROC Sponsor.

(2)
The ROC Sponsor shares in the tables above include 1,485 shares issued in the PIPE Financing.

The tables directly below present shares outstanding upon the Closing assuming that all options to purchase DTI common stock, which are exchanged for options to purchase New DTI common stock upon the Closing, are exercised. Upon the exchange of options, each option to purchase one share of DTI common stock is exchanged for an option to purchase 0.2216 (the Per Share Company Common Stock Consideration, also known as the Exchange Ratio) shares of New DTI common stock and the exercise price of the option to purchase 0.2216 shares of New DTI common stock is calculated as the exercise price of the option to purchase DTI common stock divided by 0.2216. Management determined that as of the Closing the options to purchase DTI common stock and New DTI common stock have the same fair values. As the options to purchase DTI common stock, which are exchanged for options to purchase New DTI common stock upon the Closing, are the only potentially dilutive securities, the tables directly below present the pro forma ownership of New DTI upon the Closing of the Business Combination assuming full dilution.
	Scenario 1 Assuming No Redemptions
	Number of Shares Owned	% Ownership
(Shares in thousands)
DTI shareholders	20,407	40.6%
PIPE Investor(1)	198	0.4%
ROC stockholders	22,950	45.6%
ROC Sponsor(2)	6,760	13.4%
Total	50,315	100.0%
	Scenario 2 Assuming Maximum Redemptions
	Number of Shares Owned	% Ownership
(Shares in thousands)
DTI shareholders	20,407	60.6%
PIPE Investor(1)	198	0.6%
ROC stockholders	6,315	18.8%
ROC Sponsor(2)	6,760	20.0%
Total	33,680	100.0%

(1)
The PIPE Investor is a third-party investor and is unaffiliated with DTI, ROC, or ROC Sponsor.

(2)
The ROC Sponsor shares in the tables above include 1,485 shares issued in the PIPE Financing.

2.
Accounting for the Business Combination

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP and not as a business combination under ASC 805. Under this method of accounting, ROC, will be treated as the acquired company for accounting purposes, whereas DTI will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of DTI issuing shares for the net assets of ROC, accompanied by a recapitalization. The net assets of DTI will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of DTI. DTI has been determined to be the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:
•
Under the Maximum Redemption Scenario, legacy DTI stockholders will have a majority of the voting interest in New DTI with approximately 57.5% of the voting interest; While legacy DTI stockholders do not have a majority of the voting interest in New DTI under the No Redemption Scenario, under this scenario, the largest single stockholder of New DTI will be a legacy DTI stockholder and the senior management and governing body of New DTI will be comprised of individuals from DTI as further described below.
•
The largest single stockholder of New DTI will be HHEP-Directional, L.P., which is, as of the date hereof, the majority owner of DTI and is an affiliate of Hicks Equity Partners LLC. Following the consummation of the Business Combination, HHEP-Directional, L.P. is expected to own approximately 36% and 55% of the shares of common stock of New DTI in the scenarios assuming no redemptions and maximum redemptions, respectively.

•
DTI will designate a majority of the governing body of New DTI.

•
An individual from DTI will be designated as the chairman of the governing body of New DTI and the Chief Executive Officer of New DTI and a second individual from DTI will be designated as the Chief Financial Officer of New DTI and the remaining members of senior management of New DTI will be comprised entirely of individuals from DTI.

•
DTI’s operations will comprise the ongoing operations of New DTI.

3.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro Forma Adjustments for Material Events:
aa)
To reflect an increase of DTI’s Redeemable convertible preferred stock as a result of the accumulation of paid-in-kind preferred dividends subsequent to December 31, 2022.

bb)
To reflect the issuance of a $0.8 million convertible promissory note to an affiliate of the ROC Sponsor subsequent to December 31, 2022.

cc)
To reflect the issuance of a $2.1 million convertible promissory note to an affiliate of the ROC Sponsor subsequent to December 31, 2022.

Pro Forma Business Combination Accounting Adjustments:
(a)
To reflect a reclassification of the Cash and Marketable securities held in Trust Account to Cash, assuming no Public Stockholders exercise their right to have their Common stock subject to possible redemption redeemed for their pro rata share of the Trust Account.

(b)
To reflect the payment of total preliminary estimated transaction costs of DTI of $1.5 million. The adjustment reflects the payment of total estimated advisory, legal, and other professional fees of $0.6 million which are deemed to be specific incremental costs directly attributable to this proposed offering of securities, as well as the payment of estimated transaction costs of $0.9 million that were incurred and are expected to be incurred in connection with the Business Combination but that are not directly attributable to this proposed offering of securities. The payment of the $0.6 million in total estimated costs that are specific incremental costs directly attributable to the proposed offering of securities is recorded as a reduction to Additional paid-in capital. The payment of the $0.9 million of transaction costs that are not directly attributable to the proposed offering of securities is recorded as an increase to the Accumulated deficit. These transaction costs are preliminary estimates; the final amounts and the resulting effect on New DTI’s financial position and results of operations may differ significantly.

(c)
To reflect the payment of total preliminary estimated transaction costs of ROC of $10.0 million. The adjustment reflects the payment of total estimated advisory, legal, and other professional fees that were incurred and are expected to be incurred in connection with the Business Combination but that are not directly attributable to the proposed offering of securities and are non-recurring items. The adjustment decreases Cash by $10.0 million and increases Accumulated deficit by $10.0 million. These transaction costs are preliminary estimates; the final amounts and the resulting effect on New DTI’s financial position and results of operations may differ significantly.

(d)
To reflect the conversion of ROC Common Stock to New DTI common stock at a conversion rate of 1.0.

(e)
To reflect the reclassification of Common stock subject to possible redemption of $213.2 million to $2 thousand of New DTI common stock and $213.2 million of Additional paid-in capital.

(f)
To reflect the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Business Combination. The grant date fair value of the awards was estimated using the Black-Scholes option pricing model. The key inputs and assumptions of the model include the expected term of the option, stock price volatility, the risk-free interest rate, stock price, and exercise price.

(g)
To reflect the issuance of 2,070,000 and 79,600 shares of New DTI common stock pursuant to the automatic exercise upon the consummation of the Business Combination of the ROC Public Rights and ROC Private Rights, respectively.

(h)
To reflect the cash payment of $11.0 million to holders of shares of DTI Redeemable convertible preferred stock.

(i)
To reflect the recapitalization of DTI through the Business Combination and the issuance of 17,985,520 shares of New DTI common stock and the elimination of the Accumulated deficit of ROC. As a result of the recapitalization, the following amounts were derecognized: ROC’s Accumulated deficit of $2.0 million, DTI’s common stock of $0.5 million, and DTI’s Redeemable convertible preferred stock of $7.2 million. The shares of New DTI common stock issued in exchange for DTI’s capital were recorded as an increase to New DTI common stock of $2 thousand and an increase to Additional paid-in capital of $5.7 million.

(j)
To reflect, in Scenario 2, the assumption that ROC stockholders exercise their redemption rights with respect to a maximum of 16,634,483 shares of Common stock subject to possible redemption prior to the consummation of the Business Combination at a redemption price of $10.30 per share, or $171.3 million in cash.

(k)
To reflect the repayment of DTI’s Revolving line of credit and settlement of the associated interest rate swap as management intends to settle the line of credit and associated interest rate swap upon Closing. This entry reflects a reduction in the Revolving line of credit balance of $18.3 million, a reduction in Cash of $17.8 million, a reduction of the interest rate swap balance of $0.5 million, a write-off of Deferred financing costs, net, of $0.2 million, and an increase in Accumulated deficit of $0.2 million. The increase in the Accumulated deficit is due to the write-off of the Deferred financing costs, net. The interest rate swap is reported within Prepaid expenses and other current assets in the unaudited pro forma condensed combined balance sheet.

(l)
To reflect the issuance of an aggregate of 1,683,168 shares of New DTI common stock to various accredited investors at a price of $10.10 per share in connection with the PIPE Financing. As a result of the PIPE Financing, New DTI will receive approximately $12.9 million in cash in exchange for the issuance of 1,273,267 shares of New DTI common stock. In addition, the convertible promissory notes ROC issued to affiliates of the ROC Sponsor on December 2, 2022 and March 2, 2023, will be converted into New DTI common stock in connection with the PIPE Financing. The notes are expected to have a total outstanding principal balance of $4.1 million ($2.1 million principal balance each) upon the Business Combination. The conversion will result in the issuance of 409,901 shares of New DTI common stock, calculated as (A) the outstanding principal of $4.1 million divided by (B) $10.10, the price per share of New DTI common stock to be issued in the PIPE Financing. Refer to the Adjustments for Material Events section within the unaudited pro forma condensed combined financial information for additional details of the convertible promissory notes ROC issued on March 2, 2023.

(m)
To reflect on DTI’s repayment of a $0.8 million promissory note to the ROC Sponsor subsequent to December 31, 2022.

4.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro Forma Business Combination Accounting Adjustments:
(a)
To reflect the elimination of Interest earned on investment held in Trust Account.

(b)
To reflect estimated transaction costs for ROC and DTI for certain accounting, auditing, and other professional fees expected to be incurred in connection with the Business Combination that are not deemed to be specific incremental costs directly attributable to this proposed offering of securities.

(c)
To reflect the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Business Combination.

(d)
To reflect the elimination of Interest expense on DTI’s Revolving line of credit and interest rate swap agreement with PNC Bank as management intends to settle the Revolving line of credit and associated interest rate swap upon Closing.

(e)
To reflect the elimination of Interest expense on DTI’s Notes payable, net, as management intends to settle the notes upon Closing. The Notes payable, net were settled by DTI prior to December 31, 2022.

(f)
To reflect the write-off of the unamortized Deferred financing costs, net, on the Revolving line of credit as management intends to settle the line of credit upon Closing.

(g)
To reflect an adjustment to income taxes as a result of the tax impact of the pro forma adjustments at the estimated combined statutory tax rate of 25.0%.

(h)
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based on the number of New DTI shares outstanding as if the Business Combination and PIPE Financing had occurred on January 1, 2022. The calculation of weighted-average shares outstanding for pro forma basic and diluted earnings per share assume that the shares issuable in connection with the Business Combination and PIPE Financing have been outstanding for the entirety of the period presented.

Pro forma weighted-average shares outstanding — basic and diluted is calculated as follows for the year ended December 31, 2022:
	Scenario 1	Scenario 2
	Assuming No Redemptions into Cash	Assuming Maximum Redemptions into Cash
Numerator:
Pro forma net income	$10,074,000	$10,074,000
Denominator:
Assume conversion of ROC common stock into New DTI common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	5,374,750	5,374,750
Assume reclassification of ROC common stock subject to possible redemption to New DTI common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	20,700,000	4,065,517
Assume January 1, 2022 issuance of New DTI common stock in connection with the PIPE Financing	1,683,168	1,683,168
Assume conversion of ROC public rights into 2,070,000 shares of New DTI common stock and conversion of ROC private rights into 79,600 shares of New DTI common stock effective January 1, 2022 as a result of assuming closing of the Business Combination on January 1, 2022	2,149,600	2,149,600
Assume January 1, 2022 issuance of New DTI common stock to DTI stockholders as a result of assuming closing of the Business Combination on January 1, 2022	17,985,520	17,985,520
Pro forma weighted-average shares outstanding – basic	47,893,038	31,258,555
Assume January 1, 2022 exchange of DTI stock options for New DTI stock options and issuance of New DTI common stock upon exercise in accordance with the treasury stock method(1)	977,515	977,515
Pro forma weighted-average shares outstanding – diluted	48,870,553	32,236,070
Pro forma earnings per share – basic	$0.21	$0.32
Pro forma earnings per share – diluted	$0.21	$0.31

(1)
The 977,515 dilutive shares of New DTI common stock are calculated by multiplying the weighted-average of 4,410,987 options to purchase DTI stock by the Per Share Company Common Stock Consideration of 0.2216.

COMPARATIVE SHARE INFORMATION
The following table sets forth summary historical comparative share information for ROC and DTI and unaudited pro forma condensed combined per share information after giving effect to the business combination, assuming two redemption scenarios as follows:
•
Assuming No Redemptions: This column assumes that no public stockholders exercise redemption rights with respect to their Common Stock.

•
Assuming Maximum Redemptions: This column assumes that public stockholders holding approximately 16,634,483 shares of Common Stock will exercise their redemption rights for their pro rata share (approximately $10.30 per share) of funds in the Trust Account. This scenario gives effect to public share redemptions for aggregate redemption payments of approximately $171,335,172. The Business Combination Agreement provides that the obligations of DTI to consummate the business combination are subject to the satisfaction or waiver at or prior to the Closing of, among other conditions, a condition that as of the Closing, after consummation of the PIPE Financing and distribution of the Trust Account pursuant to the Business Combination Agreement, deducting all amounts to be paid pursuant to the exercise of redemption rights provided for in the Charter, ROC shall have unrestricted cash on hand equal to or in excess of $55 million (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the business combination or the PIPE Financing or any cash on hand of DTI). Furthermore, ROC will only proceed with the business combination if it will have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Exchange Act) of at least $5,000,001 unless the Common Stock otherwise does not constitute “penny stock” as such term is defined in Rule 3a51-1 under the Exchange Act. Because we anticipate that the Common Stock will be listed on Nasdaq following the Closing, and such listing would mean that the Common Stock would not constitute “penny stock” as such term is defined in Rule 3a51-1 under the Exchange Act, we do not anticipate the $5,000,001 net tangible asset threshold being applicable.

The pro forma book value information reflects the business combination as if it had occurred on December 31, 2022. The pro forma net earnings per share information for the year ended December 31, 2022, gives pro forma effect to the business combination as if it had been completed on January 1, 2022.
This information is only a summary and should be read together with ROC’s and DTI’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ROC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DTI,” and other financial information included elsewhere in this proxy statement/prospectus/consent solicitation statement. The unaudited pro forma condensed combined per share information of ROC and DTI is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus/consent solicitation statement.
The unaudited pro forma condensed combined net loss per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma condensed combined book value per share information below does not purport to represent what the value of ROC and DTI would have been had the companies been combined during the periods presented.

	Historical		Pro Forma Combined
	ROC	DTI	Assuming No Redemptions	Assuming Max Redemptions
For the Year Ended December 31, 2022(1)
Basic book value (deficit) per common share(2)	$(0.07)	$0.60	$5.32	$2.66
Diluted book value (deficit) per common share(2)	$(0.07)	$0.40	$5.21	$2.58
Basic earnings per PubCo Common Stock	$—	$—	$0.21	$0.32
Diluted earnings per PubCo Common Stock	$—	$—	$0.21	$0.31
Basic and diluted earnings per ROC common share	$0.04	$—	$—	$—
Basic earnings per DTI common share	$—	$0.38	$—	$—
Diluted earnings per DTI common share	$—	$0.27	$—	$—
PubCo weighted average shares outstanding, basic (in thousands)	—	—	47,893	31,259
PubCo weighted average shares outstanding, diluted (in thousands)	—	—	48,871	32,242
ROC weighted average shares outstanding, basic and diluted (in thousands)	26,851	—	—	—
DTI weighted average shares outstanding, basic (in thousands)	—	52,364	—	—
DTI weighted average shares outstanding, diluted (in thousands)	—	77,145	—	—

(1)
There were no cash dividends declared in the period presented.

(2)
Book value per share is calculated using the formula: Total stockholders’ equity (deficit) from the Balance Sheet as of December 31, 2022 divided by weighted average shares outstanding for the year ended December 31, 2022. Diluted book value (deficit) per common share includes weighted average shares outstanding plus dilutive common shares, related to stock options.

SPECIAL MEETING OF ROC STOCKHOLDERS
General
We are furnishing this proxy statement/prospectus/consent solicitation statement to our stockholders as part of the solicitation of proxies by the ROC Board for use at the special meeting of stockholders to be held on June 1, 2023, and at any adjournment or postponement thereof. This proxy statement/prospectus/consent solicitation statement is first being furnished to our stockholders on or about May 12, 2023. This proxy statement/prospectus/consent solicitation statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.
We are utilizing a virtual stockholder meeting format for the special meeting. Our virtual stockholder meeting format uses technology designed to increase stockholder access, save ROC and our stockholders time and money and provide our stockholders rights and opportunities to participate in the special meeting similar to those they would have at an in-person special meeting, at no cost. In addition to online attendance, we provide stockholders with an opportunity to hear all portions of the official special meeting as conducted by the ROC Board, submit written questions and comments during the special meeting and vote online during the open poll portion of the special meeting. We welcome your suggestions on how we can make our special meeting more effective and efficient.
All stockholders as of the record date, or their duly appointed proxies, may attend the special meeting, which will be a completely virtual meeting. There will be no physical meeting location and the special meeting will only be conducted via live webcast. If you were a stockholder as of the close of business on May 8, 2023, you may attend the special meeting. As a registered stockholder, you received a proxy card with this proxy statement/prospectus/consent solicitation statement. The proxy card contains instructions on how to attend the virtual meeting, including the website along with your control number. You will need your control number to attend the virtual meeting, submit questions and vote online.
If you do not have your control number, contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (917) 262-2373 or by email at proxy@continentalstock.com. If your shares of Common Stock are held by a bank, broker or other nominee, you will need to contact your bank, broker or other nominee and obtain a legal proxy. Once you have received your legal proxy, you will need to contact Continental Stock Transfer & Trust Company to have a control number generated. Please allow up to 72 hours for processing your request for a control number.
Stockholders can pre-register to attend the virtual meeting. To pre-register, visit https://www.cstproxy.com/rocspac/2023 and enter your control number, name and email address. After pre-registering, you will be able to vote or submit questions for the special meeting.
Stockholders have multiple opportunities to submit questions to ROC for the special meeting. Stockholders who wish to submit a question in advance may do so by pre-registering and then selecting the chat box link. Stockholders also may submit questions live during the meeting. Questions pertinent to special meeting matters may be recognized and answered during the special meeting in our discretion, subject to time constraints. We reserve the right to edit or reject questions that are inappropriate for special meeting matters. In addition, we will offer live technical support for all stockholders attending the special meeting.
To attend online and participate in the special meeting, stockholders of record will need to visit      and enter the 12-digit control number provided on your proxy card, regardless of whether you pre-registered.
Date, Time and Place
The special meeting will be held at 11:00 a.m., Eastern time, on June 1, 2023, via live webcast at https://www.cstproxy.com/rocspac/2023, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Proposals.

Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the virtual special meeting if you owned shares of our Common Stock at the close of business on May 8, 2023, which is the record date for the special meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 26,851,000 shares of Common Stock outstanding in the aggregate, of which 20,700,000 were public shares, 180,000 were representative shares, 796,000 were private shares held by our Sponsor and 5,175,000 were Founder Shares held by the Sponsor, directors and officers.
Vote of the Sponsor, Directors and Officers of ROC
Our Sponsor, directors and officers have agreed to vote any shares of Common Stock owned by them in favor of the business combination.
Our Sponsor, directors and officers have waived any redemption rights, including with respect to shares of Common Stock purchased in our IPO or in the aftermarket, in connection with the business combination. The Founder Shares held by the Sponsor and our independent directors have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by June 6, 2023 (or by such date as approved by our stockholders). However, our Sponsor, directors and officers are entitled to redemption rights upon our liquidation with respect to any public shares they may own.
Quorum and Required Vote for Proposals for the Special Meeting
A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if holders of a majority of the outstanding shares of our Common Stock entitled to vote thereat are present online or represented by proxy at the special meeting. Abstentions will count as present for the purposes of establishing a quorum.
The approval of each of the Business Combination Proposal the Nasdaq Proposal, the Incentive Plan Proposal, and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present at the special meeting. The approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting. Accordingly, a stockholder’s failure to vote by proxy or to vote online with respect to the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal at the special meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Election Proposal, or the Adjournment Proposal. Approval of the Charter Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote. A failure to vote or abstention will have the same effect as a vote “AGAINST” the Charter Proposal.
The Closing is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, and the Director Election Proposal at the special meeting. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus/consent solicitation statement.
Recommendation to ROC Stockholders
After careful consideration, the ROC Board recommends that our stockholders vote “FOR” each Proposal being submitted to a vote of the stockholders at the special meeting.
For a more complete description of our reasons for the approval of the business combination and the recommendation of the ROC Board, see the section entitled “Proposal No. 1 — The Business Combination Proposal — ROC Board’s Reasons for the Approval of the Business Combination.”

Voting Your Shares
Each share of Common Stock that you own in your name entitles you to one vote on each of the Proposals for the special meeting. Your one or more proxy cards show the number of shares of Common Stock that you own. There are several ways to vote your shares of Common Stock:
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You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Common Stock will be voted as recommended by the ROC Board. The ROC Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Charter Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Director Election Proposal, and “FOR” the Adjournment Proposal.

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You can attend the special meeting virtually and vote online even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. However, if your shares of Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock.

Revoking Your Proxy
If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:
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you may send another proxy card with a later date;

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you may notify our secretary, in writing, before the special meeting that you have revoked your proxy; or

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you may attend the special meeting virtually, revoke your proxy and vote online, as indicated above.

No Additional Matters May Be Presented at the Special Meeting
The special meeting has been called to consider only the approval of the Business Combination Proposal, the Nasdaq Proposal, the Charter Proposal, the Incentive Plan Proposal, the Director Election Proposal, and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement/prospectus/consent solicitation statement, which serves as the notice of the special meeting.
Who Can Answer Your Questions About Voting Your Shares
If you have any questions about how to vote or direct a vote in respect of your shares of Common Stock, you may call Morrow Sodali LLC, our proxy solicitor, at (800) 662-5200 (banks and brokerage firms, please call collect at (203) 658-9400).
Redemption Rights
Under our Current Charter, any holders of our Common Stock may elect that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, including interest not previously released to us to pay our franchise and income taxes, calculated as of two business days prior to the consummation of the business combination. If demand is properly made and the business combination is consummated, these shares, immediately prior to the business combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our franchise and income taxes). For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of April 30, 2023, of approximately $218.5 million, the estimated per share redemption price would have been approximately $10.56.
In order to exercise your redemption rights, you must:
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if you hold your shares of Common Stock through units, elect to separate your units into the underlying public shares and public rights prior to exercising your redemption rights with respect to the public shares;

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certify to ROC whether you are acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to shares of Common Stock;

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prior to 5:00 p.m., Eastern time, on May 30, 2023 (two business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, to the attention of Mark Zimkind at 1 State Street, 30th Floor, New York, New York 10004, by email at mzimkind@continentalstock.com or by telephone at (212) 509-4000; and

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deliver your shares of Common Stock either physically or electronically through DTC to the transfer agent at least two business days before the special meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your shares of Common Stock as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the business combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting the transfer agent at the phone number or address listed above.
Holders of outstanding units of ROC must separate the underlying public shares and public rights prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public rights. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the units.
If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of the corresponding number of public shares and public rights. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.
Prior to exercising redemption rights, stockholders should verify the market price of our Common Stock as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Common Stock when you wish to sell your shares.
If you exercise your redemption rights, your shares of Common Stock will cease to be outstanding immediately prior to the business combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, our future growth following the business combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.
If the business combination is not approved and we do not consummate a “business combination” (as defined in the Charter) by June 6, 2023 (or by such other date approved by our stockholders), we will be required to dissolve and liquidate our Trust Account by returning the then-remaining funds in such account to the public stockholders and our rights will expire worthless.
Appraisal Rights
Appraisal rights are not available to holders of shares of Common Stock in connection with the business combination.
Proxy Solicitation Costs
We are soliciting proxies on behalf of the ROC Board. This solicitation is being made by mail but also may be made by telephone or in person. ROC and its directors, officers and employees may also solicit proxies in person. We will file with the SEC all scripts and other electronic communications as proxy soliciting materials. ROC will bear the cost of the solicitation.
We have engaged Morrow Sodali LLC to assist in the proxy solicitation process. We will pay that firm a fee of $30,000, plus disbursements. We will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL
We are asking our stockholders to approve and adopt the Business Combination Agreement and the business combination. Our stockholders should carefully read this proxy statement/prospectus/consent solicitation statement in its entirety for more detailed information concerning the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus/consent solicitation statement. Please see the subsection below entitled “The Business Combination Agreement” for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.
Because we are holding a special meeting of stockholders to vote on the business combination, we may consummate the business combination only if it is approved by the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present at the special meeting.
The Business Combination Agreement
This subsection of the proxy statement/prospectus/consent solicitation statement describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the business combination.
The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.
General
On February 13, 2023, ROC entered into the Business Combination Agreement with Merger Sub and DTI. Pursuant to the terms of the Business Combination Agreement, a business combination between ROC and DTI will be effected through the merger of Merger Sub with and into DTI, with DTI surviving the merger as a wholly owned subsidiary of PubCo. The ROC Board has unanimously (i) approved and declared advisable the Business Combination Agreement and the business combination and (ii) resolved to recommend the approval and adoption of the Business Combination Agreement and the business combination by the stockholders of ROC.
The Business Combination implies a $536,000,000 post-closing equity value and a current equity value of DTI of $209,273,033.
The Merger Consideration payable to DTI Stockholders as of the Closing will be comprised of (i) $11 million cash and, (ii) based on the Sponsor’s level of investment in the PIPE Financing, between 17.9 million and 21.7 million shares of PubCo Common Stock. The pool of shares of PubCo Common Stock to be issued to DTI Stockholders will depend on the amount of DTI Options that remain outstanding immediately prior to the Effective Time and the portion of the Founder Shares currently owned by the Sponsor that are to be forfeited by the Sponsor and issued to the DTI Stockholders pursuant to the Sponsor Support Agreement. For purposes of this proxy statement/prospectus/consent solicitation statement and the pro forma calculations herein, we have assumed that all DTI Options will remain outstanding as of the Effective Time because there no requirement that they be exercised prior to the Effective Time, which would result in 17,985,520 being the minimum number of shares of PubCo Common Stock being issued to DTI Stockholders as of the Effective Time.
In addition, as described in “Proposal No. 1 — The Business Combination Proposal — Related Documents,” approximately six months after the Effective Time, the DTI Stockholders may be entitled to receive additional Founder Shares if not forfeited for issuance to PIPE Investors. In accordance with the Sponsor Support Agreement, the number of such shares issued to DTI Stockholders could be up to 1.3 million.
Based on the Sponsor’s level of investment in the PIPE Financing, the maximum number of shares of PubCo Common Stock that DTI Stockholders and holders of DTI Options would be entitled to receive as Merger Consideration is 22 million, without giving effect to any rounding that may be required to avoid issuing fractional shares to any DTI Stockholder. If 22 million shares of PubCo Common Stock were issued to DTI Stockholders as the merger consideration, 1.5 million would be issued as a result of the Sponsor’s forfeiture of Founder Shares pursuant to the terms of the Sponsor Support Agreement.
Treatment of Securities
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Preferred Stock of DTI.   At the Effective Time, by virtue of the Merger, and without any action on the part of any DTI Stockholder, subject to and in consideration of the terms and conditions set forth in the Business Combination Agreement, each share of DTI Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in the Business Combination Agreement)) shall be converted into the right to receive (a) the Per Share Company Preferred Cash Consideration (as defined in the Business Combination Agreement), which is $0.54 per share of DTI Preferred Stock based on the number of shares of DTI Preferred Stock issued and outstanding as of the date hereof, and (b) the Per Share Company Preferred Stock Consideration (as defined in the Business Combination Agreement). All shares of DTI Preferred Stock converted into such consideration shall thereafter no longer be outstanding and shall cease to exist, and each holder of DTI Preferred Stock shall thereafter cease to have any rights with respect to such securities (including any right to accrued but unpaid dividends), except the right to receive the applicable consideration into which such shares of DTI Preferred Stock shall have been converted into in the Merger.

The Per Share Company Preferred Stock Consideration is a variable amount that will depend on (a) the total number of shares of PubCo Common Stock to be included in the Merger Consideration, which is discussed above in “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — The Merger Consideration,” (b) the number of shares of DTI Common Stock and DTI Preferred Stock and DTI Options issued and outstanding as of the Effective Time and (c) the number of shares of DTI Common Stock into which the DTI Preferred Stock is convertible as of the Effective Time. Based on the number of shares of DTI Preferred Stock, DTI Common Stock and the DTI Options issued and outstanding as of the date hereof, assuming the maximum redemptions that can occur while still allowing for the Minimum Cash Condition to be met, the Per Share Company Preferred Stock Consideration is 0.3133 of a share of PubCo Common Stock. The DTI Preferred Stock enjoys a dividend that has accrued and will continue to accrue through the Effective Time. As the dividend continues to accrue, the number of shares of DTI Common Stock issuable upon conversion of each share of DTI Preferred Stock and the Per Share Company Preferred Stock Consideration will increase.
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Common Stock of DTI.   At the Effective Time, by virtue of the Merger, and without any action on the part of any DTI Stockholder, subject to and in consideration of the terms and conditions set forth in the Business Combination Agreement, each share of DTI Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the applicable Per Share Company Common Stock Consideration (as defined in the Business Combination Agreement). All shares of DTI Common Stock converted into such consideration shall thereafter no longer be outstanding and shall cease to exist, and each holder of DTI Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive the applicable consideration into which such shares of DTI Common Stock shall have been converted into in the Merger.

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Common Stock of Merger Sub.   At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Company (as defined in the Business Combination Agreement) and all such shares shall constitute the only outstanding shares of capital stock of the Surviving Company as of immediately following the Effective Time.

The Per Share Company Common Stock Consideration is a variable amount that will depend on (a) the total number of shares of PubCo Common Stock to be included in the Merger Consideration, which is discussed above in “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — The Merger Consideration,” (b) the number of shares of DTI Common Stock and DTI Preferred Stock and DTI Options issued and outstanding as of the Effective Time and (c) the number of shares of DTI Common Stock into which the DTI Preferred Stock is convertible as of the Effective Time. Based on the number of shares of DTI Preferred Stock, DTI Common Stock and DTI Options issued and outstanding as of the date hereof, assuming the maximum number of redemptions that can occur while still allowing for the Minimum Cash Condition to be met, the Per Share Company Common Stock Consideration is 0.2216 of a share of PubCo Common Stock.
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Treasury Shares.   At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of DTI Preferred Stock and DTI Common Stock held in the treasury of DTI immediately prior to the Effective Time shall be cancelled and no payment or distribution shall be made with respect thereto.

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Stock Options.   As of the Effective Time, each DTI Option shall be assumed by PubCo and shall be converted into a PubCo Option in accordance with the Business Combination Agreement. Each such PubCo Option as so assumed and converted shall be for that number of shares of PubCo Common Stock determined by multiplying the number of shares of the PubCo Common Stock subject to such DTI Option immediately prior to the Effective Time by the Per Share Company Common Stock Consideration, which product shall be rounded down to the nearest whole number of shares, at a per share exercise price determined by dividing the per share exercise price of such DTI Option immediately prior to the Effective Time by the Per Share Company Common Stock Consideration which quotient shall be rounded up to the nearest whole cent. As of the Effective Time, all DTI Options shall no longer be outstanding and each holder of PubCo Options shall cease to have any rights with respect to such DTI Options, except as otherwise set forth in the Business Combination Agreement. Following the Effective Time, each PubCo Option shall be subject to the 2023 Plan and to the same terms and conditions, including, without limitation, vesting conditions, as had applied to the corresponding DTI Option as of immediately prior to the Effective Time, except for such terms rendered inoperative by reason of the Transactions (as defined in the Business Combination Agreement), subject to such adjustments as reasonably determined by the ROC Board to be necessary or appropriate to give effect to the conversion or the Transactions.

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Dissenting Shares.   Dissenting Shares shall not be converted into the right to receive the Per Share Company Preferred Cash Consideration and Per Share Company Preferred Stock Consideration, and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by the DGCL. At the Effective Time, all Dissenting Shares shall be cancelled, extinguished and cease to exist and the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses such holder’s right to appraisal under the DGCL or other applicable law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into the right to receive the Per Share Company Cash Consideration and the Per Share Company Preferred Stock Consideration upon the terms and conditions set forth in the Business Combination Agreement.

Stock Exchange Listing
ROC will use its reasonable best efforts to cause the shares of PubCo Common Stock to be issued in connection with the business combination to be approved for listing on Nasdaq as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date. Until the Closing, ROC shall use its reasonable best efforts to ensure ROC remains listed as a public company on, and for shares of Common Stock to be listed on, Nasdaq.
Closing
The Closing will occur on the date which is three (3) Business Days after the date on which all closing conditions set forth in the Business Combination Agreement shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as ROC and DTI may mutually agree in writing.
Ownership of PubCo after the Closing
We anticipate that, upon the Closing, the ownership of PubCo will be as follows:
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DTI Stockholders will own up to 17,985,520 shares of PubCo Common Stock, which will constitute 38% of the outstanding PubCo Common Stock;

•
the public stockholders will own 22,770,000 shares of PubCo Common Stock, which will constitute 48% of the outstanding PubCo Common Stock;

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the PIPE Investors will own 198,019 shares of PubCo Common Stock, which will constitute less than 1% of the outstanding PubCo Common Stock; and

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the Sponsor, directors, officers and other initial stockholders and their affiliates will own 6,939,499 shares of PubCo Common Stock, which will constitute 14% of the outstanding PubCo Common Stock.

The number of shares and the interests set forth above assume (a) that no public stockholders elect to have their public shares redeemed, (b) that there are no other issuances of equity interests of ROC or DTI, (c) that, based on the other assumptions and the participation by Sponsor and its affiliates in the PIPE Financing, the Sponsor is required to forfeit 776,250 of the 5,175,000 Founder Shares pursuant to the Sponsor Support Agreement to be included in the consideration to be received by DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement, (d) no existing DTI Options are exercised prior to the Effective Time and each such DTI Option is converted at the Effective Time into a PubCo Option pursuant to the terms of the Business Combination Agreement, (e) the automatic conversion of public rights upon the consummation of the Business Combination and (f) the purchase of 1,485,149 shares of Common Stock by the Sponsor in the PIPE Financing (reflected as shares owned by the Sponsor and not the PIPE Investors).
In comparison, assuming that 95% of ROC stockholders redeem their public shares (it is a condition to Closing for all parties under the Business Combination Agreement that less than 95% of the public shares are redeemed as of the Closing), we anticipate that the ownership of PubCo will be as follows:
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DTI Stockholders will own 18,329,920 shares of PubCo Common Stock, which will constitute 65% of the outstanding PubCo Common Stock;

•
the public stockholders will own 3,105,000 shares of PubCo Common Stock, which will constitute 11% of the outstanding PubCo Common Stock;

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the PIPE Investors will own 198,019 shares of PubCo Common Stock, which will constitute 1% of the outstanding PubCo Common Stock; and

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our Sponsor, directors, officers, other initial stockholders and their affiliates will own 6,551,374 shares of PubCo Common Stock, which would be valued at approximately $68,895,968.22, based on the closing price of our Common Stock of $10.53 per share on May 8, 2023, the record date of the special meeting and will constitute 23% of the outstanding PubCo Common Stock.

The number of shares and the interests set forth above assume (a) that public stockholders holding 95% of the public shares elect to have 19,665,000 public shares redeemed, (b) that there are no other issuances of equity interests of ROC or DTI, (c) that, based on the other assumptions and the participation by Sponsor and its affiliates in the PIPE Financing, the Sponsor is required to forfeit 1,164,375 of the

5,175,000 Founder Shares pursuant to the Sponsor Support Agreement to be included in the consideration to be received by the DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement, (d) no existing DTI Options are exercised prior to the Effective Time and each such DTI Option is converted at the Effective Time into a PubCo Option pursuant to the terms of the Business Combination Agreement, (e) the automatic conversion of public rights and private rights upon the consummation of the Business Combination and (f) the purchase of 1,485,149 shares of Common Stock by the Sponsor and its affiliates in the PIPE Financing (reflected as shares owned by the Sponsor and not the PIPE Investors). While Closing is not conditioned on ROC successfully raising a specific amount in connection with the PIPE Financing, ROC may need to rely on funds raised in connection with the PIPE Financing to meet the Minimum Cash Condition, which is a condition to Closing for all the parties to the Business Combination Agreement. If ROC is unable to meet the Minimum Cash Condition by means of the PIPE Financing, funds remaining in the Trust Account, any other approved third-party financing or a combination of the foregoing, then DTI will have a right to terminate the Business Combination Agreement, provided DTI is not then in material breach of any of its representations, warranties, covenants or agreements in the Business Combination Agreement or the Company Support Agreements (defined below). As such, if ROC is unable to meet the Minimum Cash Condition, it will be unable to consummate the Business Combination unless it obtains a waiver of the Minimum Cash Condition from DTI. Based on the foregoing assumptions, DTI will have a right to terminate the Business Combination Agreement and, if the Minimum Cash Condition is not satisfied or waived by the parties to the Business Combination Agreement, the Business Combination will not be consummated.
The following table illustrates the potential impact of redemptions on the per share value of the shares owned by non-redeeming stockholders at the following redemption levels, as based on the fair value of cash and marketable securities held in the Trust Account as of April 30, 2023, of approximately $218.5 million:
	Redemption Level
	80%	50%	25%	0%
Implied Value per public share – Pre-Closing	$10.56	$10.56	$10.56	$10.56
Implied Value per public share – Impact of Founder Shares, public rights, private shares and private rights	$4.35	$6.39	$7.62	$7.96
Non-Solicitation; Exclusivity
Each of ROC and DTI has agreed that from the date of the Business Combination Agreement to the Effective Time or, if earlier, the valid termination of the Business Combination Agreement in accordance with its terms, it shall not, and shall use its reasonable best efforts to cause its Representatives (as defined in the Business Combination Agreement) not to, directly or indirectly,
•
initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal (as defined in the Business Combination Agreement);

•
engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person (as defined in the Business Combination Agreement) (other than a Party (as defined in the Business Combination Agreement) to the Business Combination Agreement) relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal;

•
approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal;

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execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal; or

•
resolve or agree to do any of the foregoing.

Each of ROC and DTI have also agreed it shall and shall use commercially reasonable efforts to cause its Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal.
Representations, Warranties and Covenants
The Business Combination Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) entity organization, good standing and qualification, (b) subsidiaries, (c) authorization to enter into the Business Combination Agreement and to consummate the Transactions, (d) non-conflict with governing documents, laws and governmental orders, and certain contracts, (e) governmental consent, (f) capitalization, (g) financial statements, (h) undisclosed liabilities, (i) litigation (j) compliance with laws, (k) intellectual property, (l) material contracts, (m) benefit plans, (n) labor matters, (o) taxes, (p) brokers’ fees, (q) insurance, (r) real property and assets, (s) environmental matters, (t) absence of changes, (u) affiliate agreements, (v) internal controls, (w) permits, (x) registration statement, (y) related party transactions, (z) international trade and anti-corruption, (aa) top customers, (ab) sexual harassment, (ac) absence of additional representations and warranties, (ad) trust account, (ae) SEC reports and Sarbanes-Oxley Act compliance, (af) business activities and absence of changes, (ag) absence of outside reliance, (ah) Nasdaq market listing compliance, (ai) title to property, and (aj) the Investment Company Act.
The Business Combination Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the business combination and efforts to satisfy conditions to the consummation of the business combination. The Business Combination Agreement also contains additional covenants of the parties, including, among others, covenants providing for ROC and DTI to use reasonable best efforts to cause the Registration Statement and the Proxy Statement (as each are defined in the Business Combination Agreement) to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the business combination. ROC and DTI have also agreed to obtain all requisite approvals of their respective stockholders including, in the case of ROC, (a) approval of the Merger, (b) approval of PubCo’s amended and restated certificate of incorporation, (c) approval of the issuance of PubCo Common Stock in connection with the Transactions (including pursuant to the consummation of the Subscription Agreements (as defined below)), to the extent required under Nasdaq listing rules, (d) adoption of the 2023 Plan (as defined below), and (e) approval of any other proposals reasonably necessary to consummate the Transactions. Additionally, ROC has agreed to include in the Proxy Statement the recommendation of its Board that stockholders approve all of the proposals to be presented at the special meeting to be held for that purpose.
Transaction Financing
The Business Combination Agreement includes covenants related to the conduct by ROC of the PIPE Financing in connection with the Closing. The Business Combination Agreement requires that the aggregate cash available to ROC at the Closing from the Trust Account and the PIPE Financing (after giving effect to the redemption of any shares of Common Stock but prior to paying expenses of ROC and DTI, as set forth in the Business Combination Agreement) shall equal or exceed the Minimum Cash Condition. While Closing is not conditioned on ROC successfully raising a specific amount in connection with the PIPE Financing, ROC may need to rely on funds raised in connection with the PIPE Financing to meet the Minimum Cash Condition, which is a condition to Closing for all the parties to the Business Combination Agreement. If ROC is unable to meet the Minimum Cash Condition by means of the PIPE Financing, funds remaining in the Trust Account, any other approved third-party financing or a combination of the foregoing, then DTI will have a right to terminate the Business Combination Agreement, provided DTI is not then in material breach of any of its representations, warranties, covenants or agreements in the Business Combination Agreement or the Company Support Agreements. As such, if the Minimum Cash Condition is not satisfied or waived by the parties to the Business Combination Agreement, the Business Combination will not be consummated.

2023 Plan
ROC has agreed to adopt, subject to stockholder approval, the 2023 Plan to be effective as of the Closing and in a form mutually acceptable to ROC and DTI. The 2023 Plan shall provide for the reservation of an aggregate number of shares of PubCo Common Stock equal to 10% of the fully diluted outstanding shares of PubCo Common Stock immediately after the Closing, for issuance pursuant to the 2023 Plan, subject to annual increases as provided in the 2023 Plan.
Conditions to Closing
Mutual
The obligations of ROC, Merger Sub and DTI to consummate, or cause to be consummated, the business combination are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in a joint writing duly executed by all of such parties:
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the expiration or termination of the applicable waiting period(s) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder,

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the absence of any governmental order, statute, rule or regulation enjoining or prohibiting the consummation of the business combination;

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the completion of the Offer (as defined in the Business Combination Agreement) in accordance with the Business Combination Agreement, the ROC organizational documents and the Proxy Statement;

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ROC having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Exchange Act;

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receipt of ROC stockholder approval and certain DTI Stockholder approvals;

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the approval for listing of the PubCo Common Stock on Nasdaq subject only to official notice of issuance thereof;

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satisfaction of the Minimum Cash Condition; and

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redemption by holders of public shares of less than ninety-five percent (95%) of the public shares issued and outstanding as of the date of the Business Combination Agreement.

ROC
The obligations of ROC to consummate, or cause to be consummated, the business combination are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by ROC:
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each of the representations and warranties of DTI being true and correct to applicable standards and each of the covenants of DTI having been performed or complied with in all material respects;

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ROC’s receipt of an officer’s certificate of DTI certifying that such representations and warranties are true and correct and such covenants have been performed and complied with; and

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the execution and delivery of certain ancillary agreements.

DTI
The obligation of DTI to consummate the business combination is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by DTI:
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each of the representations and warranties of ROC and Merger Sub being true and correct to applicable standards and each of the covenants of ROC and Merger Sub having been performed or complied with in all material respects;

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DTI’ receipt of officer’s certificates of ROC and Merger Sub certifying such representations and warranties are true and correct and such covenants have been performed and complied with;

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the amendment and restatement of ROC’s certificate of incorporation in the form of the Proposed Charter; and

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the execution and delivery of certain ancillary agreements.

Termination
The business combination may be terminated and the transactions contemplated thereby abandoned:
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by mutual written consent of ROC and DTI;

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prior to the Closing, by written notice by either ROC or DTI if the other party has breached its representations, warranties, covenants or agreements in the Business Combination Agreement such that the conditions to Closing cannot be satisfied and such breach cannot be cured within certain specified time periods; provided that the terminating party is not then in material breach of its representation, warranties, covenants or agreements under the Business Combination Agreement;

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prior to the Closing, by written notice by either ROC or DTI if the Transactions are not consummated on or before June 6, 2023 (or by such other date approved by our stockholders);

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prior to the Closing, by written notice by either ROC or DTI if the consummation of the business combination is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order or a statue, rule or regulation;

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by either ROC or DTI if ROC stockholders do not approve the Business Combination Agreement at the special meeting held for that purpose; or

•
by written notice from DTI to ROC prior to obtaining ROC stockholder approval if there has been a Change in Recommendation (as defined the Business Combination Agreement).

Effect of Termination
If the Business Combination Agreement is terminated, the agreement will forthwith become void, and there will be no liability under the Business Combination Agreement on the part of any party thereto, or its respective Affiliates (as defined in the Business Combination Agreement), officers, directors, employees or stockholders, other than liability of any party thereto for any Willful Breach (as defined in the Business Combination Agreement) of the Business Combination Agreement by such party occurring prior to such termination subject to the terms of the Business Combination Agreement.
Amendments or Modification of Agreement
The Business Combination Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the parties thereto in the same manner as the Business Combination Agreement and which makes reference to the Business Combination Agreement.
Related Documents
This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, which we refer to as the “Related Documents,” but does not purport to describe all of the terms thereof. The Related Documents have been or will be filed with the SEC at a future date. Stockholders and other interested parties are urged to read such Related Documents in their entirety.
Support Agreements.   In connection with the execution of the Business Combination Agreement, the Sponsor entered into a support agreement with DTI and ROC (the “Sponsor Support Agreement”) pursuant to which the Sponsor has agreed to vote all Subject Shares (as therein defined) beneficially owned by it in favor of the business combination. Further, pursuant to the Sponsor Support Agreement, in order to induce DTI to enter into the Business Combination Agreement, the Sponsor agrees (a) to forfeit up to 50% of the Founder Shares (as therein defined) to ROC for reissuance to investors in connection with the PIPE Financing and (b) to split the remainder of the Founder Shares with DTI Stockholders as set forth in the Sponsor Support Agreement. Sponsor has also agreed not to Transfer its shares of Common Stock subject to potential forfeiture (which will be PubCo Common Stock after the Closing) until final determination of whether such shares must be forfeited.
In addition, in connection with the execution of the Business Combination Agreement, DTI’s majority stockholder entered into a support agreement (the “DTI Stockholder Support Agreement”) with ROC and DTI pursuant to which such stockholder agreed to vote all DTI Common Stock and DTI Preferred Stock beneficially owned by it in favor of the Business Combination Agreement and the business combination.
Amended and Restated Registration Rights Agreement.   In connection with the business combination, ROC and certain stockholders of each of ROC and DTI who will receive PubCo Common Stock pursuant to the Business Combination Agreement have entered into an amended and restated registration rights agreement (“Registration Rights Agreement”), to become effective upon the Closing.
Lock-up Agreement and Arrangements.   Prior to the consummation of the Transactions, certain DTI Stockholders, including all DTI Stockholders holding greater than 5% of its share capital, will enter into a lock-up agreement (the “DTI Stockholder Lock-up Agreement”) with ROC. In addition, ROC and Sponsor intend to undertake an amendment and restatement to the Stock Escrow Agreement, dated December 1, 2021, by and among ROC, Sponsor and the escrow agent named therein (the “Escrow Agreement” and, when amended and restated, the “Amended and Restated Escrow Agreement”) to align Sponsor’s restrictions on transfer with respect to all shares of Common Stock it owns (which will be PubCo Common Stock after the Closing), including the Founder Shares, to those described below. Under the terms of the DTI Stockholder Lock-up Agreement, and under the terms of the Sponsor lock-up provisions contained in the Amended and Restated Escrow Agreement, such DTI Stockholders and the Sponsor, will each agree, subject to certain customary exceptions, that during the period that is the earlier of (i) the date that is 180 days following the Closing Date, and (ii) the date specified in a written waiver of the provisions of the DTI Stockholder Lock-up Agreement duly executed by the Sponsor and ROC, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-up Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares (whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise), publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or sales or other transactions through non-US broker dealers or foreign regulated brokers. As used herein, “Lock-up Shares” means, (a) in the case of DTI Stockholders, those shares of PubCo Common Stock received by such DTI Stockholder as merger consideration in the Transactions and beneficially owned by such DTI Stockholder as specified on the signature block of the DTI Stockholder Lock-up Agreement, and (b) in the case of the Sponsor, the Escrow Shares (as defined in the Escrow Agreement).
Director Nomination Agreement.   In connection with the Closing, ROC and the Sponsor will enter into a director nomination agreement (the “Director Nomination Agreement”) pursuant to which PubCo agrees to nominate an individual designated by the Sponsor to serve on the board of directors of the PubCo as a Class III director of PubCo, effective as of immediately after the Effective Time.
The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Business Combination Agreement, Sponsor Support Agreement, DTI Stockholder Support Agreement, Registration Rights Agreement, DTI Stockholder Lock-up Agreement and Director Nomination Agreement, copies of which are filed with this proxy statement/prospectus/consent solicitation statement.
Background of the Business Combination
The following is a brief description of the background of the Business Combination and related negotiations.
ROC is a blank check company incorporated in Delaware on September 2, 2021 and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Prior to entering into the Business Combination Agreement with DTI, ROC conducted a thorough search for a potential business combination transaction, utilizing the network and investing and operating experience of our management team and the members of the ROC Board. The terms of the proposed business combination with DTI were the result of thorough extensive negotiations among ROC, DTI, and their respective representatives and advisors.
On December 6, 2021, ROC consummated its IPO of 18,000,000 public units. Each unit consists of one share of Common Stock and one public right. The units were sold at a price of $10.00 per public unit, generating gross proceeds to ROC of $180,000,000.
Simultaneously with the closing of the IPO, ROC completed the private sale of an aggregate of 715,000 private units to its sponsor, ROC Energy Holdings, LLC (“Sponsor”), at a purchase price of $10.000 per private unit, generating gross proceeds of $7,150,000.
On December 9, 2021, the underwriters purchased an additional 2,700,000 public units pursuant to the full exercise of the over-allotment option. The units were sold at an offering price of $10.00 per over-allotment unit, generating aggregate additional gross proceeds of $27,000,000. Simultaneously with the consummation of the over-allotment option, ROC completed the private sale of an additional 81,000 private units to the Sponsor, generating gross proceeds of $810,000.
A total of $209,070,000, comprised of $201,110,000 of the proceeds from the IPO and $7,960,000 of the proceeds of the sale of the private placement units was placed in the trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee of the trust account.
It is the job of our Sponsor and management team to complete our initial business combination. Our management team is led by Joseph Drysdale, our Chairman of the Board, and Daniel Kimes, our Chief Executive Officer. We must complete our initial business combination by June 6, 2023, 15 months from the closing of our IPO (or by such other date approved by our stockholders). If our initial business combination is not consummated by June 6, 2023 (or by such other date approved by our stockholders), then our existence will terminate, and we will distribute all amounts in the trust account.
Except for a portion of the interest earned on the funds held in the trust account that may be released to ROC to pay income taxes, none of the funds held in the trust account will be released until the earlier of the completion of its initial business combination or its failure to effect a business combination within the allotted time.
ROC did not select any business combination target in advance of its IPO and did not, nor did anyone on its behalf, initiate any substantive discussions, directly or indirectly, with any business combination target in advance of its IPO. The following is a brief description of the background of the negotiations, the Business Combination and related transactions.
From the date of its IPO through the date of the execution of the Business Combination Agreement, ROC’s management and the ROC Board evaluated and considered numerous potential target companies as candidates for a possible business combination transaction. Representatives of ROC contacted and were contacted by individuals and entities who offered to present potential acquisition opportunities to ROC across the energy sector. These opportunities encompassed assets and/or companies targeting operated and non-operated upstream oil & gas, oil & gas minerals and midstream.
ROC and its advisors compiled a list of high priority potential targets and updated and supplemented such list from time to time. Decisions on how to prioritize targets were made according to company quality, size, readiness, and willingness of the target to move quickly. This list of potential opportunities was periodically shared with, and reviewed in detail by, the ROC Board.
During that period, ROC and representatives of ROC:
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identified and evaluated more than 50 potential acquisition targets;

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participated in-person or telephonic discussions with representatives of more than 40 potential acquisition targets;

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signed 20 non-disclosure agreements; and

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provided initial non-binding indications of interest to representatives of six potential acquisition targets (other than DTI).

ROC reviewed the potential acquisition opportunities based on criteria that were the same as or similar to the criteria that the ROC Board used in evaluating the potential Business Combination with DTI (as discussed below), which included, among other criteria, the segment of the energy market in which potential target companies operate, and their “track records” of operating and acquisitions within each industry segment, the experience of the potential target companies’ management teams and the potential for revenue and earnings growth and strong free cash flow generation, inclusive of the study of producing and non-producing oil & gas resources, as applicable. ROC focused on sectors and companies that its management believed would benefit from being a publicly traded company on a stock exchange in the United States.
Neither ROC nor the Sponsor has other SPACs in the process of searching for a target company.
On April 8, 2022, ROC engaged Winston & Strawn LLP (“Winston”) to act as company counsel given Winston’s significant SPAC and energy expertise.
Description of negotiation process with candidates other than DTI
Following the completion of the IPO, representatives of ROC engaged in extensive discussions with numerous financial advisors, consulting firms, private equity investors and private companies, mostly based in Texas, Oklahoma and Colorado with respect to a potential acquisition. ROC’s management team initially focused ROC’s search on targets operating in the upstream oil & gas non-operated and mineral subsector of the energy industry, headquartered in Houston, Dallas and Oklahoma City. Many of these discussions advanced to the point that ROC executed a confidentiality agreement with the potential acquisition target. Each confidentiality agreement was entered into on customary terms and conditions and, among other things, restricted the disclosure of confidential information and limited the rights of a party to use confidential information for purposes other than evaluating a possible transaction.
On December 2, 2021, ROC CEO Daniel Kimes contacted an executive at a Denver-based owner of non-operated assets (“Company A”) to inform the executive that Mr. Kimes would be in Denver soon and would like to discuss a merger between ROC and Company A.
On or about December 7, 2021, Mr. Kimes met with a Vice President of Company A in Denver to discuss a potential transaction.
On December 17, 2021, ROC and Company A entered into a non-disclosure agreement and ROC gained access to a virtual data room on the same day.
In early January 2022, Company A informed ROC that it was likely to pursue a spin-out, whereby their main investor, which is a public company, would distribute shares to their existing shareholder base.
On December 2, 2021, a long-time acquaintance of Mr. Kimes reached out to discuss the creation of a gas-weighted mineral company by combining the funds he controls with the funds of another firm (together, “Company B”). Assets within the funds came from two of the most prolific and high-profile unconventional gas basins in the United States.
On December 14, 2021, Mr. Kimes met with the partners of both funds in the offices of Company B. Mr. Kimes and Company B discussed the opportunity for a natural gas minerals company in the market as well as the SPAC market.
On December 21, 2021, ROC had another meeting at Company B’s offices and discussed potential valuation ranges based on comparable public company valuations.
On December 22, 2021, ROC and Company B entered into a non-disclosure agreement. Company B shared information necessary to underwrite the value of the asset.
On January 11, 2022, ROC met the partners of both funds at Company B’s office to discuss the valuation in detail.

On January 25, 2022, Company B informed ROC it wanted to pause discussions and concentrate on internal initiatives.
On January 22, 2022, Mr. Kimes had breakfast with the Managing Partner of a Texas-based private equity firm that owns and controls multiple non-operated funds (together, “Company C”). Mr. Kimes proposed the possibility of merging Company C with ROC to achieve a public listing.
On February 1, 2022, Mr. Kimes had breakfast with multiple executives of Company C in order to provide Company C with more information surrounding the SPAC market and the particular benefits of a transaction with ROC versus other SPACs.
On February 2, 2022, ROC and Company C entered into a non-disclosure agreement and began to exchange data.
The Managing Partner of Company C and Mr. Kimes held numerous phone conversations between the signing of the NDA and mid-February.
On February 14, 2022, ROC provided Company C with a non-binding indication of economic terms for a merger.
On March 1, 2022, the Managing Partner of Company C informed Mr. Kimes that his firm had decided to run a formal process with a well-known investment bank in order to solicit the most attractive terms for his firm.
On or about March 16, 2022, Mr. Kimes held a conference call with the investment bank engaged on Company C’s project.
On March 22, 2022, a virtual data room was opened by Company C’s representatives.
On March 28, 2022, the investment bank for Company C provided a term sheet to participants in the process, including ROC.
On April 1, 2022, following consultation with the ROC Board, ROC provided a markup to the term sheet to Company C.
On April 6, 2022, ROC was informed that Company C elected to merge with another SPAC.
During the spring of 2022, an owner of non-operated oil & gas assets across multiple funds (together, “Company D”) ran a formal strategic alternatives process with a global investment bank for its non-operated assets.
On February 24, 2022, ROC management met with members of Company D’s management team at their offices.
On February 25, 2022, ROC and Company D entered into a non-disclosure agreement.
On April 6, 2022, ROC attended a formal management presentation held by Company D.
Following Company D’s management presentation, ROC performed extensive due diligence, engaged with a well-known energy investment bank for advisory services, and gauged investor interest for PIPE capital to support a potential transaction with Company D.
On May 4, 2022, ROC submitted a letter of intent to Company D.
On May 19, 2022, ROC was notified by Company D that ROC was not selected for the transaction.
On May 15, 2022, the Managing Partner of a Texas-based mineral company (“Company E”) reached out to Mr. Kimes to discuss a SPAC transaction involving all Company E assets.
On May 16, 2022, Mr. Kimes and multiple partners of Company E held an introductory call, on which Mr. Kimes explained ROC’s size, structure and deal focus while Company E presented its initial ideas for a merger.

On May 24, 2022, Mr. Kimes visited Company E in person to further advance conversations. At that time, Company E mentioned it had earmarked significant capital for public readiness as a part of the process.
On May 27, 2022, ROC and Company E entered into a non-disclosure agreement.
The following week, Company E opened a virtual data room, which included all the materials necessary to underwrite the Company E assets.
During the week of June 10, 2022, Mr. Kimes and Rose Cicalese, Chief Financial Officer of ROC, began sharing relative valuations and illustrative pro forma capitalization scenarios with Company E.
During the week of June 17, 2022, Company E and ROC held a due diligence call on which ROC performed technical due diligence in respect of Company E’s pace of development of undeveloped locations.
On June 20, 2022 and June 24, 2022, ROC conducted follow up phone calls with partners of Company E to discuss potential transaction terms.
On June 28, 2022, ROC submitted a preliminary draft letter of intent to Company E.
On July 18, 2022, ROC received Company E’s comments to the letter of intent.
On July 19, 2022, Mr. Kimes visited Company E to discuss the letter of intent.
On July 21, 2022, Mr. Kimes presented ROC’s proposed response to the letter of intent to the ROC Board.
On July 22, 2022 Mr. Kimes sent a revised letter of intent to Company E.
On July 25, 2022, Company E and ROC attended a conference call to review the letter of intent and Company E provided ROC with a detailed valuation of the economic splits between ROC and Company E.
On August 5, 2022, Mr. Kimes and Ms. Cicalese attended a conference call with the partners of Company E to resolve the open items in the letter of intent.
On August 8, 2022, ROC responded to Company E with a new letter of intent, addressing the open items discussed on the August 5 conference call.
On August 11, 2022, ROC and Company E conducted a conference call to discuss next steps on a potential business combination.
On August 16, 2022, ROC provided a letter of intent to Company E, addressing issues surfaced on the August 11 conference call.
On August 23, 2022, ROC and Company E held a conference call to discuss the letter of intent.
On August 24, 2022, Ms. Cicalese provided Company E with a detailed transaction timeline and milestones.
On August 29, 2022, ROC was informed that Company E had a meeting with their limited partners and investment committee to discuss and approve moving forward with the execution of the letter of intent.
On September 1, 2022, Company E scheduled a conference call with ROC to discuss Company E’s failure to obtain the approval of its limited partners and investment committee to proceed with the proposed transaction.
On September 7, 2022, Mr. Kimes held a follow-up conversation with the partners of Company E to discuss other options with respect to Company E’s portfolio companies to achieve a merger. ROC ultimately decided the available Company E assets were insufficient for a potential transaction.
During the week of August 22, 2022, Ms. Cicalese reached out to a private equity firm (“Company F”) that owns several operated oil & gas assets.
On August 25, 2022, Mr. Kimes planned a meeting with a Managing Director of Company F.

On August 25, 2022, ROC and Company F entered into a non-disclosure agreement and discussed a potential transaction.
On September 14, 2022, ROC management met with Company F at its Houston offices.
On September 21, 2022, ROC, following conference calls and initial due diligence review, ROC submitted a draft letter of intent to Company F.
On October 3, 2022, ROC visited Company F to discuss potential management, market position and PIPE capital.
ROC and Company F continued negotiations until November 17, 2022, when ROC and Company F determined that the company would not be ready to transact within a timeframe that aligned with ROC’s requirements.
On September 16, 2022, ROC contacted a natural gas operated company (“Company G”) with a focus on the Rocky Mountain region.
ROC management conducted conference calls with Company G’s management team and performed initial due diligence in the months of September and October 2022, including hosting a model due diligence call on September 22, 2022.
On October 7, 2022, ROC provided Company G with a draft letter of intent.
On October 17, 2022, following its review of the letter of intent, Company G informed ROC that it would not move forward with the proposed transaction.
ROC held conversations with a company developing infrastructure for the global liquefied natural gas (“LNG”) market (“Company H”). ROC management and a board member conducted multiple conference calls with Company H’s management team and advisors and performed due diligence in the months of September, October, and November 2022, focusing on use of proceeds, contracts, the LNG technology being used and underlying economics of each facility.
On November 25, 2022, ROC submitted a draft letter of intent to Company H.
On December 5, 2022, ROC ceased discussions with Company H following the signing of a letter of intent with exclusivity with DTI.
Description of negotiation process with DTI
In late August 2022, Joe Drysdale, the Chairman on the ROC Board had a breakfast meeting with Curt Crofford, a Managing Director at Hicks Equity Partners (“Hicks”) and a director of DTI. Mr. Crofford explained that DTI was considering strategic alternatives, including a public listing. DTI had undertaken various attempts to raise capital or propose strategic transactions in recent years, including engaging a well-known energy investment bank to seek growth equity capital. Hicks made an initial investment into DTI in January 2012 and DTI was now seeking external capital to pursue both organic growth, through broadening their rental tool portfolio, and inorganic growth acquisitions.
In early 2022, DTI engaged Weaver & Tidwell LLP (“Weaver”) to conduct a two-year PCAOB audit to maximize transaction optionality, including pursuing a public listing.
In September 2022, the two-year PCAOB audits were completed. At least one other SPAC reached out to Hicks and DTI during 2022. Mr. Drysdale mentioned to Mr. Crofford that ROC could be a great fit, as ROC was formed specifically to transact with a traditional energy company. Mr. Crofford agreed to have an introductory call to receive more information about ROC.
On September 13, 2022, ROC had an introductory call with Hicks to provide an overview of ROC and discuss ownership splits at various valuation ranges, based on comparable public companies valuations. ROC discussed the benefits of merging with a SPAC that did not have warrants, the credentials of the ROC management team and ROC Board and discussed the SPAC market at length.

On September 23, 2022, ROC provided Hicks with a comparable company trading analysis.
On September 28, 2022, ROC provided Hicks its standard non-disclosure agreement, which was negotiated over the following two weeks and signed on October 10, 2022.
On October 4, 2022, Hicks provided ROC with overview presentation materials, including information about the business and financial performance. Mr. Kimes and Ms. Cicalese held an introductory video conference with Wayne Prejean, CEO of DTI, David Johnson, CFO of DTI, Mr. Crofford and Mr. Rick Neuman, a director of DTI. After the video conference, members of DTI sent the 2020 and 2021 PCAOB audits to ROC for review. The ROC Board was informed of all developments throughout the introductory process.
Between October 12, 2022, and October 14, 2022, Hicks and ROC went through numerous scenarios involving redemption, PIPE size and use of proceeds to develop an optimal transaction structure.
On October 15, 2022, ROC provided Hicks with a letter of intent along with detailed ownership splits that would form the basis of a non-binding term sheet. ROC also shared a detailed timeline for a transaction with DTI and Hicks. The letter of intent ascribed a pre-closing enterprise valuation to DTI of between $285 – $399 million, based on a 5x – 7x multiple of DTI’s then-projected pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) for fiscal year 2023 of $57 million. Pursuant to the terms of the letter of intent, DTI Stockholders would receive $203.5 million of equity value at a mid-point valuation of 6.0x if the Closing were to occur. ROC believed the range of 5x – 7x multiple represented a discount to the multiples ROC believed to be comparable companies, which were then trading at between 6x – 12x for projected EBITDA.
The letter of intent also contemplated:
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A minimum cash condition, in an amount to be negotiated between the parties based on cash needs of DTI; and

•
Exclusivity, precluding either party from pursuing alternative transactions, of 30 days and renewable thereafter by both parties in 30 day increments until the finalization of the Business Combination Agreement.

In framing its request for exclusivity, ROC considered both the work required to position DTI to go public and the limited time horizon that ROC had to complete a transaction.
On October 24, 2022, ROC met with Hicks at their office to provide additional details about the SPAC market and ROC and Hicks discussed DTI’s public company readiness. Additionally, significant time was dedicated to discussing the ability of ROC to raise additional capital to meet DTI’s requirements for a transaction ultimately set at. Mr. Drysdale, Alberto Pontonio and Mr. Kimes all joined in person while Ms. Cicalese joined telephonically.
Between October 17, 2022 and December 1, 2022 ROC, Hicks and DTI heavily negotiated the letter of intent, which included sharing multiple drafts and supporting documents to support various points of the negotiation, such as valuation, ultimately set at sharing of founders shares and all other customary points of a negotiation standard to this type of transaction. Bracewell was engaged to represent DTI in the negotiation and continued as DTI’s counsel throughout the merger process. Of particular focus was narrowing the valuation range, which was 5.5x – 7.0x, determining the amount of the minimum cash condition, and agreeing on a maximum level of redemptions. Due to DTI’s low leverage and strong free cash flow, DTI and ROC decided that available cash of $55 million would provide enough cash on the balance sheet to effectively position DTI for future merger and acquisition success. A 95% percent redemption threshold was agreed to ensure that a minimum public float was achieved at Closing. Additionally, ROC deemed both the Minimum Cash Condition and 95% redemption threshold to be achievable, given DTI’s valuation discount to comparable public companies and the sector tailwinds for oilfield services. Finally, ROC viewed DTI’s use of proceeds and the fact that DTI’s equity owners were rolling over nearly all common equity rather than taking significant cash proceeds from the transaction, as a further indication of alignment with public shareholders and a strong statement of intent on behalf of ROC.

The Sponsor also agreed to share Founders Shares with DTI Stockholders, to mitigate the dilution DTI’s would experience from the Business Combination. The Sponsor viewed the ultimate sharing ratio as appropriate, given (1) the strong sector performance forecasted for oil field services, (2) an appropriate valuation for DTI in the Business Combination, (3) an appropriate use of proceeds, that did not include the DTI's Stockholders taking a distribution or receiving cash proceeds, (4) strong company performance, and (5) an extremely impressive management team which was well aligned with ROC. Finally, Sponsor and DTI jointly agreed that allowing up to one half of the Founders Shares to be used to offset PIPE Investors’ downside risk in the PIPE Financing would increase ROC’s chances of a successful PIPE Financing.
On December 5, 2022, following approval from each of their respective Boards of Directors, ROC and DTI signed the letter of intent.
On December 8, 2022, ROC performed a due diligence meeting in Houston, with Mr. Kimes and Ms. Cicalese visiting the corporate office of DTI and its Houston operations facility. The CEO, CFO and multiple members of DTI’s board of directors attended the meeting. Further conversations around timeline and expectations and demands on the time of key executives was a focus. Additionally, DTI presented their latest investor presentation, which would serve as the basis for any fundraising or materials that would eventually become public as a part of the offering.
Also on December 8, 2022, DTI set up a virtual data room for due diligence purposes.
On December 12, 2022, Winston circulated an initial due diligence request list.
On December 15, 2022, ROC and Winston were granted access to the virtual data room and continued conducting due diligence.
To ensure a successful transaction, ROC spoke to over 10 investment banks about merger and acquisition advisory services, equity capital market support and fairness opinions. ROC had multiple proposals but chose to sign an engagement letter with Jefferies LLC (“Jefferies”), who would serve as ROC’s capital markets advisor and placement agent in connection with the transaction with DTI. The engagement letter with Jefferies was fully executed on January 8, 2023. Jefferies engaged Kirkland & Ellis LLP (“Kirkland”) as its counsel.
On January 6, 2023, Winston provided Bracewell an initial draft of the Business Combination Agreement.
On January 8, 2023, an organizational call with Jefferies was conducted prior to the formal process kick-off call. A detailed discussion of the transaction timeline, external capital raise and roles and responsibilities was discussed.
On January 9, 2023, the formal process kick-off call was hosted by ROC, and attendees from ROC, DTI, Hicks, Weaver, Jefferies, Kirkland, Bracewell and EarlyBirdCapital, Inc. (“EarlyBird”) were all in attendance. The formal timeline was presented and all firms were introduced to each other.
On January 10, 2023, Bracewell sent Winston additional due diligence documents provided by DTI via email.
On January 10, 2023 and January 11, 2023, two financial model diligence sessions were held by video conference. Mr. Pontonio, Mr. Kimes, Ms. Cicalese and multiple members of ROC’s counsel were in attendance. Multiple members of Jefferies were also in attendance, including Daniel Anderson, Managing Director, and Andrew Picoli, Senior Vice President.
On January 11, 2023 both Jefferies and Kirkland gained access to the virtual data room.
On January 11, 2023, Bracewell sent Winston additional due diligence documents provided by DTI.
On January 12, 2023, Winston provided Bracewell initial drafts of each of the exhibits to the Business Combination Agreement, the Registration Rights Agreement and the DTI Stockholder Support Agreement.
On January 12, 2023, DTI formally engaged CFGI LLC (“CFGI”) for accounting consulting services.

On January 12, 2023, Bracewell sent Winston additional due diligence documents provided by DTI.
On January 13, 2023, Bracewell provided Winston DTI’s initial comments to the draft Business Combination Agreement.
On January 13, 2023, Bracewell sent additional due diligence documents provided by DTI via email. Bracewell also provided DTI’s written responses to certain of Winston’s tax diligence requests.
On January 16, 2023, the Board of Directors at ROC, after considering multiple firms and receiving multiple offers, engaged Energy Capital Solutions LLC as an independent financial advisor to the ROC Board, specifically to provide to the ROC Board a fairness opinion in connection with the business combination.
Also on January 16, 2023, Winston, Bracewell and Kirkland attended an introductory phone conference to coordinate due diligence efforts and to discuss outstanding due diligence requests.
On January 16, 2023, Bracewell sent Wayne Prejean’s employment agreement via email, due to sensitivity regarding confidential information. DTI also confirmed through Bracewell that DTI is not a party to any material pending or threatened legal proceedings and provided Winston and Kirkland with written responses to the due diligence request list.
On January 17, 2023, Winston sent a revised due diligence request list to Bracewell and Kirkland.
On January 17, 2023, Jefferies circulated the Jefferies’ Project Roost De-SPAC Business, Legal and Auditor Due Diligence Questionnaire (the “Jefferies Questionnaire”) list to all parties involved in the transaction.
On January 18, 2023, Winston provided Bracewell an initial draft of the Sponsor Support Agreement.
On January 18, 2023, ROC, Winston, DTI, Bracewell, Jefferies, Kirkland and the parties’ financial advisors attended a conference call in which DTI, Weaver and ROC provided responses to all questions in the Jefferies Questionnaire, other than tax-related questions. The Jefferies Questionnaire covered, among others, the following topics: DTI business, DTI regulatory/environmental/health and safety; DTI legal; DTI intellectual property; DTI IT systems/cybersecurity.
Also on January 18, 2023, ROC, Winston, DTI, Bracewell, Jefferies, Kirkland and DTI’s outside tax advisor attended a phone conference in which DTI provided responses to the tax questions in the Jefferies Questionnaire.
On January 19, 2023, Bracewell provided to Winston and Kirkland DTI’s response regarding certain supplemental tax due diligence questions. Bracewell separately sent Winston and Kirkland schedules of Canadian employees, US employees, contractors and temporary employees.
On January 19, 2023, Bracewell provided Winston revised drafts of various exhibits to the Business Combination Agreement, the Registration Rights Agreement and the DTI Stockholders Support Agreement.
On January 20, 2023, Winston sent a further revised due diligence request list to Bracewell and Kirkland. Winston separately sent lien search results to Bracewell and Kirkland, requesting additional information about certain liens.
On January 20, 2023, Winston sent a further revised due diligence request list to Bracewell and Kirkland.
On January 21, 2023, Winston sent Bracewell and, separately, Kirkland a supporting documentation tracker in connection with the investor presentation (the “Investor Presentation Back-up Tracker”).
On January 21, 2023, Kirkland sent Winston a revised Investor Presentation Back-up Tracker, reflecting additional supporting documentation requests.
On January 23, 2023, Bracewell sent Winston supporting documentation provided by DTI and an updated Investor Presentation Back-up Tracker and requested that Winston provide certain supporting documentation in connection with the investor presentation.

On January 23, 2023, Bracewell sent Winston additional supporting documentation provided by DTI in connection with the investor presentation.
On January 23, 2023, DTI sent additional supporting documentation in connection with the investor presentation to ROC, Winston, Bracewell, Jefferies and Kirkland.
Also on January 23, 2023, a PIPE structuring call between Jefferies and ROC was conducted. Jefferies assisted with presentations and materials reflecting of financing structures previously discussed and considered by ROC and its representatives.
On January 24, 2023, Winston sent to Kirkland the supporting documentation provided by Bracewell to date.
On January 24, 2023, Jefferies sent an update via email to ROC, Winston, DTI, Bracewell and Kirkland regarding financial diligence matters and requested a financial diligence phone conference to resolve outstanding financial and tax matters in connection with the investor presentation.
On January 24, 2023, Bracewell provided DTI’s written responses to the due diligence request list via email, including commission agreements and offer letters for certain employees of DTI and a description of DTI’s discretionary bonus program.
On January 25, 2023, Winston sent Bracewell and Kirkland supporting documentation from ROC in connection with the investor presentation, along with an updated Investor Presentation Back-up Tracker reflecting supporting documentation provided by all parties to date.
On January 25, 2023, Bracewell provided additional outstanding supporting documentation from DTI in connection with the Investor Presentation Back-up Tracker.
On January 25, 2023, ROC sent Winston, DTI, Bracewell, Jefferies and Kirkland supporting documentation relating to financial diligence matters in connection with the investor presentation.
On January 25, 2023, Winston and Bracewell attended a phone conference regarding supporting documentation in connection with the investor presentation.
Also on January 25, 2023, ROC, Winston, DTI, Bracewell, Jefferies, Kirkland, DTI’s tax advisors and EarlyBird attended a conference call regarding financial and tax matters.
On January 26, 2023, ROC, Winston, DTI, Bracewell, and Kirkland attended a supplemental due diligence phone conference regarding labor and employment matters.
On January 27, 2023, Winston sent supplemental due diligence requests to Bracewell and Kirkland following the supplemental labor and employment diligence phone conference.
On January 27, 2023, Winston sent supplemental due diligence requests to Bracewell and Kirkland following the supplemental intellectual property diligence phone conference.
On January 27, 2023, ROC, Winston, DTI, Bracewell, DTI’s outside consultant on IT and data privacy matters and Kirkland attended a supplemental due diligence phone conference regarding IT/data privacy matters.
On January 27, 2023, ROC, Winston, DTI, Bracewell, DTI’s regular outside counsel for intellectual property matters and Kirkland attended a supplemental due diligence phone conference regarding intellectual property matters.
On January 27, 2023: ROC, Winston, DTI, Bracewell, and Kirkland attended a supplemental due diligence phone conference regarding environmental matters.
On January 30, 2023, Winston sent supplemental tax and data privacy due diligence requests to Bracewell and Kirkland. Bracewell replied with DTI’s responses to the supplemental tax requests. Bracewell also separately provided DTI’s responses to certain intellectual property supplemental requests.
The PIPE Financing is ongoing. ROC and DTI worked with Jefferies in structuring the PIPE Financing. The targeted size of the PIPE Financing was determined in light of the Minimum Cash Condition, while also assuming a 95% redemption rate, which is the maximum redemption level that could still satisfy ROC’s closing conditions. Assuming there is $207 million in the Trust Account at the time of determination, a 95% redemption rate would result in over $10 million remaining in the Trust Account after redemptions. The PIPE Financing has currently reached an aggregate of approximately $17 million in subscriptions, composed of subscriptions to purchase shares of Common Stock at a price of $10.10 per share (i) for an aggregate of $12,860,000 cash payable at the Closing and (ii) for the conversion at the Closing of $4,140,000 principal amount under two convertible promissory notes issued by ROC to affiliates of the Sponsor on December 2, 2022 and March 2, 2023, which are described more fully in the unaudited pro forma condensed combined financial information. Considering ROC’s total available cash (including anticipated proceeds of the PIPE Financing and remaining cash in the Trust Account) of approximately $27 million, ROC will need to raise additional funds to meet or exceed $55 million to satisfy the Minimum Cash Condition, assuming stockholders holding 95% of the public shares elect to redeem their stock, unless DTI waives the Minimum Cash Condition. In consultation with Jefferies, ROC and DTI determined that a common equity PIPE was the appropriate structure given DTI’s desire to have minimal long-term debt and cash on hand following the Transactions. While Closing is not conditioned on ROC successfully raising a specific amount in connection with the PIPE Financing, ROC may need to rely on funds raised in connection with the PIPE Financing to meet the Minimum Cash Condition, which is a condition to Closing for all the parties to the Business Combination Agreement. If ROC is unable to meet the Minimum Cash Condition by means of the PIPE Financing, funds remaining in the Trust Account, any other approved third-party financing or a combination of the foregoing, then DTI will have a right to terminate the Business Combination Agreement, provided DTI is not then in material breach of any of its representations, warranties, covenants or agreements in the Business Combination Agreement or the Company Support Agreements. As such, if the Minimum Cash Condition is not satisfied or waived by the parties to the Business Combination Agreement, the Business Combination will not be consummated.
Hicks and the ROC Board identified numerous investors who were expected to be interested in participating in the PIPE Financing as the Business Combination Agreement was being finalized. Hicks, members of the ROC Board, and the Sponsor have deep ties with family offices and traditional energy investors, specifically in Texas and Utah. Many of the identified investors have previously invested with affiliates of Hicks or ROC. Hicks and ROC created a combined targeted investor list that included information from their respective advisors. The combined list became the focus for investor outreach.
From January 12, 2023 through February 3, 2023, ROC and its representatives began contacting a limited number of potential PIPE Investors, each of whom agreed to maintain the confidentiality of the information received pursuant to customary “wall cross” non-disclosure agreements, to discuss DTI and its subsidiaries, the proposed business combination and the PIPE and to determine such investors’ potential interest in participating in the PIPE Financing. Beginning on January 27, 2023, and until the signing of the Business Combination Agreement on February 13, 2023, representatives and management of both DTI and ROC participated in various virtual meetings, phone calls, and correspondence with prospective participants in the PIPE Financing.
On February 2, 2023, a virtual ROC Board meeting was held, including all members of ROC’s management team and representatives, and board members including Mr. Drysdale, Brian Minnehan, Joe Colonetta, Mr. Pontonio, Lee Canaan, and Win Graham. During this meeting, management of ROC provided an update regarding several items including, the Business Combination Agreement and its terms, the lockup period, targeted announcement date, and the expected process following the announcement of a business combination. The management team also updated the ROC Board regarding the PIPE Financing.
On February 8, 2023, the DTI Board approved the business combination.
On February 13, 2023, ROC, Merger Sub and DTI executed the Business Combination Agreement, and the related agreements described in “Proposal No. 1 — The Business Combination Proposal” were also executed.
From February 6, 2023 to March 17, 2023, ROC and its representatives held additional virtual meetings, phone calls, and shared correspondence with potential institutional PIPE Investors.

ROC Board’s Reasons for the Business Combination
On February 9, 2023, the ROC Board (i) approved the execution of the Business Combination Agreement and the transactions contemplated thereby and (ii) directed that the Business Combination Agreement, related transaction documentation and other proposals necessary to consummate the Business Combination be submitted to the stockholders of ROC for approval and adoption, and recommended that our stockholders approve and adopt the Business Combination Agreement, related transaction documentation and such other proposals. The members of the ROC Board are well-qualified to evaluate the transaction with DTI. They have extensive transactional experience, particularly in the energy sector. Before reaching its decision, the ROC Board discussed and reviewed with management the results of management’s due diligence, which included
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public research on industry trends and other industry factors;

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extensive meetings, calls and virtual conferences with DTI’s management team and representatives regarding operations, and financial prospects, among other customary due diligence matters;

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review of DTI’s material business including corporate books and records, customer contracts, information technology and certain other safety, legal and environmental due diligence; and

•
financial and accounting diligence, including the Target Management Projections.

The ROC Board considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, the ROC Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Different individual members of the ROC Board may have given different weight to different factors in their evaluation of the Business Combination.
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Meets the acquisition criteria that ROC had established to evaluate prospective business combination targets.   The ROC Board determined that DTI satisfies a number of the criteria and guidelines that ROC established at its IPO, including its attractive growth prospects, industry fragmentation ripe for consolidation, its proven, durable and sustainable unit economics, a strong and defensible market position, excellent balance sheet, its experienced management team and its public-company ready financial controls and infrastructure

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Exposure to an attractive market.   The ROC Board believes that the oil field services industry has extremely strong secular tailwinds due to significant underinvestment in future hydrocarbon supply combined with growing consumption trends for oil, gas and NGL. Increased future drilling activity should benefit oil field service companies, especially once exposed to the drilling of new oil and gas wells.

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Experienced management team.   The ROC Board believes that DTI’s executive management team is an excellent asset. The DTI executives have been working together for approximately a decade consecutively and is extremely strong given they have been through multiple industry downturns, have completed numerous transactions, have strengthened their customer base and improved cash flow margins.

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Market positioning.   DTI operates in major producing oil and gas basins in North America, allowing it to service customers across multiple basins and expand its rental tool fleet easily.

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Strong sponsor.   Hicks has significant investing experience across industries, and has successfully invested in energy for over two decades. This includes investment in a similar oil field services company.

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Results of the fairness opinion issued by Energy Capital Solutions LLC.   The opinion issued by Energy Capital Solutions that, as of the date of such opinion, subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the opinion, the Merger Consideration to be paid by ROC to DTI Stockholders in the Business Combination pursuant to the Business Combination Agreement was fair, from a financial point of view, to ROC.

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Attractive financial profile.   DTI currently produces and is anticipated to produce strong free cash flow given its already strong EBITDA margins and the attractive industry tailwinds, all while having a very strong balance sheet.

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Other alternatives.   The ROC Board’s belief that, after a thorough review of other business combination opportunities reasonably available to ROC, that the Business Combination represents the best potential business combination for ROC and the most attractive opportunity for ROC’s management to accelerate its business plan based upon the process utilized to evaluate and assess other potential business combination targets, and the ROC Board’s belief that such process has not presented a better alternative.

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Negotiated transaction.   The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions were the product of arm’s length negotiations between ROC and DTI.

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Financial analysis conducted by ROC’s management team and valuation.   The financial analysis conducted by ROC’s management team and reviewed by the ROC Board supported the equity valuation of DTI.

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Value to Stockholders.   The Business Combination implies a $319 million pre-closing enterprise value which represents a sizeable discount to public trading market valuations of comparable companies across other oil field service companies. The set of comparable companies to DTI was selected based on the existing universe of publicly traded companies at the time of approval of the transaction.

The ROC Board also identified and considered the following factors and risks weighing negatively against pursuing the Business Combination, although not weighted or in any order of significance:
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Benefits Not Achieved.   The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

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Liquidation of ROC.   The risks and costs to ROC if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in ROC being unable to effect a business combination by ROC’s liquidation date and thus force a liquidation.

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Exclusivity.   The fact that the Business Combination Agreement includes an exclusivity provision that prohibits ROC from soliciting other business combination proposals, which restricts ROC’s ability, so long as the Business Combination Agreement is in effect, to consider other potential business combinations.

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Shareholder vote.   The risk that DTI Stockholders may fail to provide the votes necessary to effect the Business Combination.

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Future financial performance.   The risk that the future financial performance of DTI may not meet the ROC Board’s expectations due to factors in DTI’s control, including management execution, or out of its control, including economic cycles or other macroeconomic factors.

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Closing conditions.   The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within ROC’s control, including approval by ROC’s stockholders and approval by Nasdaq of the initial listing application in connection with the Business Combination.

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Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

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Fees and expenses.   The fees and expenses associated with completing the Business Combination.

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Other risks.   Various other risks associated with the Business Combination, the business of ROC and the business of DTI and its subsidiaries described under the section entitled “Risk Factors.”

Opinion of Energy Capital Solutions LLC
On January 16, 2023, ROC retained Energy Capital Solutions to serve as an independent financial advisor to the ROC Board, specifically to provide to the ROC Board a fairness opinion in connection with the business combination.

On February 2, 2023, Energy Capital Solutions presented its financial analysis with respect to the consideration to be paid by ROC in the business combination. On February 2, 2023, Energy Capital Solutions also delivered its written opinion (the “Opinion”), to the ROC Board (solely in their capacity as members of the ROC Board) that, as of the date of the Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the Opinion, the merger consideration to be paid by ROC in the transactions pursuant to the Business Combination Agreement is fair to ROC, from a financial point of view.
In selecting Energy Capital Solutions, the ROC Board considered, among other things, the fact that Energy Capital Solutions is a nationally known leader in providing fairness opinions to boards of directors in the energy sector. Energy Capital Solutions is regularly engaged in the valuation of businesses and their securities and the provision of fairness opinions in connection with various energy sector transactions.
An owner of Energy Capital Solutions is a limited partner in HHEP-Directional, L.P., which is a beneficial owner of more than five percent of DTI’s voting securities. Accordingly, this individual has an indirect ownership interest in DTI. The ROC Board was aware of this ownership interest and determined that it did not impair the independence of Energy Capital Solutions in conducting its financial analysis and delivering its Opinion.
The Opinion was provided for the information of, and directed to, the ROC Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to ROC of the merger consideration to be paid by ROC in the transactions pursuant to the Business Combination Agreement and did not address any other aspect or implication of the business combination or any other agreement, arrangement or understanding.
The full text of the Opinion is attached to this proxy statement/prospectus/consent solicitation statement as Annex D and is incorporated into this document by reference. The summary of the Opinion set forth herein is qualified in its entirety by reference to the full text of the Opinion. ROC’s stockholders are urged to read the Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, matters considered, limitations of the review undertaken by Energy Capital Solutions in connection with the Opinion, as well as other qualifications contained in the Opinion. However, neither the Opinion nor the summary of the Opinion and the related analyses set forth in this proxy statement/prospectus/consent solicitation statement are intended to be, and do not constitute, advice or a recommendation to the ROC Board, any security holder of ROC or any other person as to how to act or vote with respect to any matter relating to the business combination.
In connection with the Opinion, Energy Capital Solutions made such reviews, analyses and inquiries that Energy Capital Solutions deemed necessary and appropriate under the circumstances to enable Energy Capital Solutions to render the Opinion. Energy Capital Solutions also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Energy Capital Solutions’ procedures, investigations, and financial analysis with respect to the preparation of the Opinion included, but were not limited to, the items summarized below:
1.
Reviewed the following documents:

a.
A letter of intent dated December 5, 2022, describing the business combination;

b.
A draft of the Business Combination Agreement by and among ROC, Merger Sub, and DTI dated January 27, 2023, describing the business combination;

c.
A draft of the Sponsor Support Agreement by and among ROC, DTI, and the Sponsor (the “Sponsor Support Agreement”) dated January 17, 2023, describing considerations affecting the Variable Stock Amount;

d.
ROC’s audited financial statements for the fiscal year ended December 31, 2021, included in ROC’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and ROC’s unaudited financial statements for the fiscal quarter ended September 30, 2022, included in

ROC’s Form 10-Q filed with the SEC, which ROC’s management identified as being the most current financial statements available;
e.
DTI’s audited financial statements for the fiscal years ended December 31, 2021 and 2020;

f.
DTI’s internally prepared unaudited financial statements for the month ended December 31, 2022, which at such time of the review, DTI’s management identified as being the most current financial statements available;

g.
DTI’s internal documents relating to the history, current operations, and probable future outlook of DTI, including financial projections of the Company for the year 2023, prepared by management of DTI (“Target Management Projections”); and

h.
ROC’s Form S-1 registration statement dated November 18, 2021;

2.
Spoke with certain representatives of ROC and DTI regarding the information referred to above and the background and other elements of the business combination;

3.
Reviewed certain business and financial information and analyses relating to DTI that Energy Capital Solutions deemed to be relevant;

4.
Discussed the current operations of DTI with representatives of DTI and ROC;

5.
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Energy Capital Solutions deemed relevant, and an analysis of selected transactions that Energy Capital Solutions deemed relevant; and

6.
Conducted such other financial studies and analysis and performed such other investigations and considered such other factors Energy Capital Solutions deemed necessary and appropriate.

In performing its analyses and rendering the Opinion with respect to the business combination, Energy Capital Solutions, with ROC’s consent:
1.
Relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information;

2.
Relied upon the fact that the ROC Board of Directors and ROC have been advised by counsel as to all legal matters with respect to the business combination, including whether all procedures required by law to be taken in connection with the business combination have been duly, validly and timely taken;

3.
With respect to any undisclosed side conversations, fee arrangements or supplemental contract terms that would change the economic benefits to ROC’s stockholders, the management and representatives of ROC have advised Energy Capital Solutions, and they have assumed, that there are no such supplemental contract terms;

4.
Relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, or cash flows of DTI or ROC since the date of the most recent financial projections provided to it that would be material to its analyses, and that there is no information or any facts that would make any of the information reviewed by it incomplete or misleading;

5.
Assumed that any estimates, evaluations, forecasts and projections, (including the Target Management Projections) furnished to Energy Capital Solutions were reasonably prepared and based upon the best currently available information and good faith judgement of the person furnishing the same, and expressed (and expresses) no opinion with respect to such projections or the underlying assumptions;

6.
Assumed that the representations and warranties made in the Business Combination Agreement are substantially accurate;

7.
Assumed that all of the conditions required to implement the business combination will be satisfied and that the business combination will be completed in accordance with the Business Combination Agreement without any amendments thereto or any waivers of any terms or conditions thereof;

8.
Assumed that each party to the business combination will fully and timely perform all of the covenants and agreements required to be performed by such party;

9.
Assumed the business combination will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations; and

10.
Assumed that all governmental, regulatory, and other consents and approvals necessary for the consummation of the business combination will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the business combination that would be material to the analysis or this Opinion.

Given ROC’s nature as a special purpose acquisition company, for purposes of the Opinion and its analysis and with ROC’s consent, Energy Capital Solutions assumed a value of $10.10 per share for the Common Stock, with such $10.10 value being based on ROC’s IPO and ROC’s approximate cash per outstanding share of Common Stock (excluding, for the avoidance of doubt, the dilutive impact of any public rights). Further, for purposes of the Opinion and its analysis and with ROC’s consent, Energy Capital Solutions assumed the accuracy and completeness of the capitalization information for DTI prepared by ROC.
To the extent that any of the foregoing assumptions or any of the facts on which the Opinion is based prove to be untrue in any material respect, Energy Capital Solutions informed the ROC Board the Opinion cannot and should not be relied upon. Furthermore, in Energy Capital Solutions’ analysis and in connection with the preparation of the Opinion, Energy Capital Solutions has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the business combination.
Energy Capital Solutions prepared the Opinion effective as of February 2, 2023. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and Energy Capital Solutions disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Energy Capital Solutions after such date.
Energy Capital Solutions has not been requested to make, and has not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of DTI, or any other party, nor were we provided with any such appraisal or evaluation. Energy Capital Solutions did not estimate and expressed no opinion regarding the liquidation value of DTI, ROC, or of any other entity or business. Energy Capital Solutions has undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which ROC or DTI is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which ROC or DTI is or may be a party or is or may be subject. Energy Capital Solutions was not requested to, and did not, (i) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to any transaction, for the securities, assets, businesses or operations of ROC, DTI, or any other party, or any alternatives to the business combination, (ii) negotiate the terms of any transaction, including the terms of the business combination, or (iii) advise the Board of Directors of ROC, management or representatives of ROC, DTI, or any other party with respect to its strategic alternatives or capital structure.
Energy Capital Solutions did not express any opinion as to the market price or value of ROC’s Common Stock (or anything else) after the announcement or the consummation of the business combination.

The Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of ROC’s or DTI’s credit worthiness, as tax advice, or as accounting advice. Energy Capital Solutions did not make, and assumes no responsibility to make, any representation, or render any opinion, as to any legal, regulatory, accounting, insurance, tax or other similar matter, and Energy Capital Solutions has assumed that such matters that require opinion, counsel or interpretation has been or will be obtained from the appropriate professional sources.
In rendering the Opinion, Energy Capital Solutions did not express any opinion with respect to the amount or nature of any compensation to any of ROC’s or DTI’s officers, directors, or employees, or any class of such persons, relative to the merger consideration to be paid by ROC in the business combination, or with respect to the fairness of any such compensation.
The Opinion was furnished for the use and benefit of the ROC Board in connection with its consideration of the business combination and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Energy Capital Solutions’ express consent. The Opinion (i) did not express an opinion to or otherwise address the underlying business decisions of ROC, DTI, any subsidiaries, their respective security holders or any other party to the business combination; (ii) does not address the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the business combination, or otherwise (other than to the extent expressly specified in the Opinion); (iii) is not a recommendation as to how the ROC Board or any stockholder should vote or act with respect to any matters relating to the business combination, or whether to proceed with the business combination or any related transaction, (iv) does not address the fairness of any portion or aspect of the business combination to the holders of any class of securities, creditors, or other constituencies of ROC, DTI, or to any other party, except as expressly set forth in the Opinion, (v) does not address the relative merits of the business combination as compared to any alternative business strategies that might exist for ROC, DTI, or any other party or the effect of any other transaction in which ROC, DTI, or any other party might engage, (vi) does not address the fairness of any portion or aspect of the business combination to any one class or group of ROC or DTI securities relative to any other class or group of DTI or ROC securities, including, without limitation, the allocation of any interest amongst or within such class of groups of security holders, and (vii) does not indicate that the merger consideration to be paid by ROC is the best possibly attainable under any circumstances; instead, it merely states whether the merger consideration to be paid by ROC in the business combination is within a range suggested by certain financial analyses. The decision as to whether to proceed with the business combination or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Opinion is based. The Opinion should not be construed as creating any fiduciary duty on the part of Energy Capital Solutions to any party.
Set forth below is a summary of the material analyses performed by Energy Capital Solutions in connection with the delivery of the Opinion to the ROC Board. This summary is qualified in its entirety by reference to the full text of the Opinion, attached to this proxy statement/prospectus/consent solicitation statement as Annex D. While this summary describes the analyses and factors that Energy Capital Solutions deemed material in its presentation to the ROC Board, it is not a comprehensive description of all analyses and factors considered by Energy Capital Solutions. The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at the Opinion, Energy Capital Solutions did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Energy Capital Solutions believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the Opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying the Opinion. The conclusion reached by Energy Capital Solutions was based on all analyses and factors taken as a whole, and also on the application of Energy Capital Solutions’ own experience and judgment.
The financial analyses summarized below include information presented in tabular format. In order for Energy Capital Solutions’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Energy Capital Solutions’ financial analyses.
Valuation Methodologies Utilized
Discounted Cash Flow Analysis
The Discounted Cash Flow Analysis (the “DCF Analysis”) approach is a valuation technique that provides an estimation of the value of a business based on the cash flows that a business can be expected to generate. The DCF Analysis begins with an estimation of the cash flows the subject business is expected to generate over a discrete projection period. The estimated cash flows for each of the periods in the discrete projection period are then converted to their present value equivalents using a rate of return appropriate for the risk of achieving the projected cash flows. The present value of the estimated cash flows is then added to the present value equivalent of the residual/terminal value of the business at the end of the discrete projection period to arrive at an estimate of value.
Energy Capital Solutions performed a DCF Analysis of the estimated future unlevered free cash flows attributable to DTI for the year ending December 31, 2023. Based on advice and guidance from DTI management and with the consent of ROC, Energy Capital Solutions held the quarterly cash flows from the fourth quarter of 2023 flat through December 31, 2025, with “unlevered free cash flow” defined as cash that is available either to reinvest or to distribute to security holders. For the purposes of the DCF Analysis, Energy Capital Solutions utilized and relied upon the free cash flow figures included in the Target Management Projections, to arrive at unlevered free cash flow of approximately $8.1 million for the year ending December 31, 2023, approximately $12.9 million for the year ending December 31, 2024, and approximately $12.9 million for the year ending December 31, 2025.
Energy Capital Solutions estimated the net present value of all unlevered free cash flows for DTI after fiscal year 2025 (the “Terminal Values”) by applying a cash flow multiple range to ROC’s projected 2025 unlevered free cash flow. Energy Capital Solutions discounted the unlevered free cash flows in the discrete periods and the Terminal Values in 2025 back to the present to estimate an illustrative range of implied enterprise values of DTI.
Selected Comparable Public Companies
This valuation technique provides an estimation of value by applying a valuation multiple to a specific financial metric for the subject company. The valuation multiples for this technique are observed or derived from market prices of actively traded, public companies, publicly available historical financial information and consensus equity research analyst estimates of future financial performance. The valuation process includes, but is not limited to, a comparison of various quantitative and qualitative factors between the subject business and other similar businesses.
Energy Capital Solutions utilized this technique to select a range of valuation multiples consisting of enterprise value to projected 2022 and 2023 multiples of Adjusted earnings before interests, taxes, depreciation and amortization (“EBITDA”) to apply to DTI’s 2022 and 2023 Adjusted EBITDA.
Energy Capital Solutions identified twelve publicly traded energy services companies, Cactus, Inc., Dril-Quip, Inc., Expro Group Holdings N.V., Hunting PLC, NOV Inc., Oil States International, Inc., Patterson-UTI Energy, Inc., RPC, Inc., Schoeller-Bleckmann Oilfield Equipment AG, TechnipFMC plc, Tenaris S.A., and Weatherford International plc. Energy Capital Solutions selected the public companies based on their relative similarity, primarily in terms of services and equipment offered, economic outlook, and other characteristics, to that of DTI. Energy Capital Solutions noted that the public companies that it selected for purpose of its analysis were not perfectly comparable to DTI.
Energy Capital Solutions does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of DTI cannot rely solely upon a quantitative review of the selected public companies but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of DTI. Therefore, this approach is subject to certain limitations.
ENTERPRISE VALUE AS A MULTIPLE OF
COMPANY NAME	2022E EBITDA	2023E EBITDA
Cactus, Inc.	15.13x	10.72x
Dril-Quip, Inc.	27.58x	19.49x
Expro Group Holdings N.V.	9.76x	7.54x
Hunting PLC	12.51x	7.51x
NOV Inc.	16.75x	11.62x
Oil States International, Inc.	9.39x	7.34x
Patterson-UTI Energy, Inc.	6.75x	4.25x
RPC, Inc.*	5.57x	3.83x
Schoeller-Bleckmann Oilfield Equipment AG**	8.00x	6.91x
TechnipFMC plc	11.40x	9.35x
Tenaris S.A.	5.92x	5.19x
Weatherford International plc	7.32x	6.14x
Mean	8.32x	6.88x
Median	7.42x	6.14x

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Enterprise Value = [Market Capitalization + Debt + Leases + Preferred Stock + No-Controlling Interest] –  [Cash & Equivalents + Long-Term Investments + Net Non-Operating Assets]
*
As the indicated company has disclosed a preliminary EBITDA value for 2022 in a recent press release, the amount presented for 2022E EBITDA is derived from the company’s press release, rather than from analyst estimates.

**
The indicated company reports in EUR, and as such the amounts presented herein have been translated to USD using a constant exchange rate of $1.0864 as of 1/31/23.

Source: S&P Capital IQ, SEC Filings
Selected Comparable Transactions
Energy Capital Solutions also identified certain precedent merger and acquisition transactions involving target companies that had businesses deemed similar in certain respects to that of DTI. Energy Capital Solutions compared DTI to the target companies involved in the selected transactions listed in the table below. The selection of these transactions was based, among other things, on the target company’s industry, relative size of the applicable transactions compared to DTI and the availability of public information related to the applicable transactions. These multiples of implied enterprise value to EBITDA were also considered when selecting multiples to apply to DTI’s Adjusted EBITDA in this approach. ($ in millions)

Announced	Target Name	Acquirer Name	Transaction Value	LTM EBITDA	EV / EBITDA
1/3/2023	FlexSteel Technologies Holdings, Inc.(1)	Cactus, Inc.	$621.00	$104.00	5.97x
11/1/2022	Silvertip Completion Services Operating, LLC(2)	ProPetro Holding Corp.	150.00	40.63	3.69x
7/12/2022	Altitude Energy Partners, LLC(3)	Cathedral Energy Services Ltd.	100.00	26.84	3.73x
5/10/2022	Wireline assets of ClearWell Dynamics, LLC	Caliber Completion Services, LLC	43.00	6.60	6.52x
2/11/2022	FTS International, Inc.	ProFrac Holding Corp.	305.05	28.30	10.78x
1/24/2022	Exterran Corporation	Enerflex Ltd.	814.77	151.96	5.36x
12/13/2021	Nuverra Environmental Solutions, Inc.	Select Energy Services, Inc.	55.98	2.57	21.78x
10/26/2021	PropX LLC	Liberty Energy Inc.	102.40	19.15	5.35x
10/22/2021	ChampionX Holding Inc.	Apergy Corporation	3,855.20	373.07	10.33x
8/4/2021	Alamo Pressure Pumping, LLC	NexTier Completion Solutions, Inc.	238.10	69.38	3.43x
7/6/2021	Pioneer Energy Services Corp.	Patterson-UTI Energy, Inc.	296.43	18.35	16.15x
12/21/2020	RigNet, Inc.	Viasat, Inc.	235.72	27.51	8.57x
		Mean			8.47x
		Median			6.24x

(1)
The EBITDA value presented for the indicated company was derived by annualizing Target’s YTD Sep-22 adjusted EBITDA.

(2)
EBITDA was not provided in ProPetro financial disclosures. Estimated using stated Adjusted EBITDA to FCF conversion rate of 80%.

(3)
The EBITDA value presented herein was derived by annualizing Target’s 2022 pre-acquisition EBITDA (01/01/22 – 07/13/22).

Source: Capital IQ and company filings
Summary of Financial Analyses
Discounted Cash Flow Analysis
Energy Capital Solutions selected a range of multiples to apply to DTI’s projected 2025 Adjusted EBITDA and revenue to estimate an illustrative range of Terminal Values to incorporate into the DCF Analysis. Energy Capital Solutions analyzed revenue growth, Adjusted EBITDA growth, Adjusted EBITDA margins, and multiples of enterprise value to Adjusted EBITDA for the selected public companies compared to projected 2025 revenue growth, projected 2025 Adjusted EBITDA growth, and projected 2025 Adjusted EBITDA margin for DTI, based on the Energy Capital Solutions’ discussions with management regarding the Target Management Projections. Such analysis informed the selection of terminal multiples of projected 2025 Adjusted EBITDA and revenue for DTI. Energy Capital Solutions selected multiples that, in its judgement, reflected DTI’s sustainability of revenue growth outlook, profit margins, and other characteristics relative to the selected public companies. Based on its analysis, Energy Capital Solutions selected a terminal multiple range of 1.9x to 2.8x to apply to its estimate of DTI’s projected 2025 revenue, which was utilized in the DCF Analysis to estimate an illustrative range of implied enterprise values of DTI.
Determination of an appropriate discount rate to use in the DCF Analysis requires a degree of judgment. Energy Capital Solutions considered a number of factors in determining the discount rate range, including the results of published studies on discount rates. Energy Capital Solutions also considered DTI’s projected financial performance and growth and the risks facing DTI in order to achieve the projected results, including execution risk and competitive risks, among others.

Energy Capital Solutions estimated DTI’s weighted average cost of capital (“WACC”) using: (i) the capital asset pricing model, which requires certain company-specific inputs, including DTI’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for DTI, as well as certain financial metrics for the United States financial markets generally; and (ii) information derived from the selected public companies and the cost of debt calculation as well as an estimate of the capital structure as exhibited by the selected public companies. Based on these factors and the published discount rate studies, Energy Capital Solutions selected discount rates ranging from 7.7% to 11.7%.
Based on these assumptions, Energy Capital Solutions’ DCF Analysis resulted in an estimated enterprise value range for DTI of $267 million to $429 million. Energy Capital Solutions further estimated the range of total equity value of DTI following the business combination by adding pro forma cash and cash equivalents of $2 million and subtracting the outstanding debt of $18 million, estimated transaction costs of $10 million, the retirement of preferred stock of $11 million, estimated Founder Share dilution of $17 million, estimated public rights dilution of $21 million, and estimated private placement dilution of $9 million. This resulted in an estimated value of the equity interest in ROC, which represents the Merger Consideration being paid by ROC, ranging from approximately $182 million to $344 million.
Selected Comparable Public Companies
Based on the data shown in the tables above, Energy Capital Solutions also selected a range of valuation multiples to apply to DTI’s projected 2022 and 2023 Adjusted EBITDA to estimate a range of current enterprise values for DTI using selected public companies. Energy Capital Solutions analyzed the historical and projected metrics for the publicly traded companies and compared these metrics to the historical and projected metrics of DTI. Energy Capital Solutions selected multiples that, in its judgement, reflected DTI’s equipment and services offerings, revenue growth outlook, profit margins, and other characteristics relative to the selected public companies based on historical financial results and the Target Management Projections.
Based on the analysis described above, Energy Capital Solutions selected valuation multiples ranging from 7.0x to 8.5x to apply to DTI’s 2022E Adjusted EBITDA of $41 million and valuation multiples ranging from 5.5x to 7.0x to apply to DTI’s 2023E Adjusted EBITDA of $58 million.
Energy Capital Solutions’ selected comparable public companies analysis resulted in an estimated enterprise value range for DTI of $304 million to $378 million. Energy Capital Solutions further estimated the range of total equity value of DTI following the business combination by adding pro forma cash and cash equivalents of $2 million and subtracting the outstanding debt of $18 million, estimated transaction costs of $10 million, the retirement of preferred stock of $11 million, estimated Founder Share dilution of $17 million, estimated public rights dilution of $21 million, and estimated private placement dilution of $9 million. This resulted in an estimated value of the equity interest in ROC, which represents the Merger Consideration being paid by ROC, ranging from approximately $219 million to $294 million.
Selected Comparable Transactions
Based on the data shown in the tables above, Energy Capital Solutions also selected a range of valuation multiples to apply to DTI’s projected 2022 and 2023 Adjusted EBITDA to estimate a range of current enterprise values for DTI using selected transactions. Energy Capital Solutions analyzed the historical metrics for the selected transactions and compared these metrics to the historical and projected metrics of DTI. Energy Capital Solutions selected multiples that, in its judgement, reflected DTI’s equipment and services offerings, revenue growth outlook, profit margins, and other characteristics relative to the selected transactions based on historical financial results and the Target Management Projections.
Based on the analysis described above, Energy Capital Solutions selected valuation multiples ranging from 5.75x to 7.00x to apply to DTI’s 2022E Adjusted EBITDA of $41 million and valuation multiples ranging from 5.25x to 6.50x to apply to DTI’s 2023E Adjusted EBITDA of $58 million.
Energy Capital Solutions’ transactions analysis resulted in an estimated enterprise value range for DTI of $271 million to $333 million. Energy Capital Solutions further estimated the range of total equity value of DTI following the business combination by adding pro forma cash and cash equivalents of $2 million and subtracting outstanding debt of $18 million, estimated transaction costs of $10 million, the retirement of preferred stock of $11 million, estimated Founder Share dilution of $17 million, estimated public rights dilution of $21 million, and estimated private placement dilution of $9 million. This resulted in an estimated value of the equity interest in ROC, which represents the Merger Consideration being paid by ROC, to range from approximately $186 million to $248 million.
Conclusion
Based on these analyses, Energy Capital Solutions noted that the consideration of $235 million to be paid by ROC in the business combination was within the estimated value range of the equity interest in ROC, ranging from $196 million to $296 million. This range is based on the average of the illustrative enterprise value indications from the DCF Analysis, ranging from $182 million to $344 million, the selected public company analysis, ranging from $219 million to $294 million, and the selected transactions analysis, ranging from $186 million to $248 million.
Fees and Expenses
As compensation for Energy Capital Solutions’ services in connection with the rendering of the Opinion to the ROC Board, ROC agreed to pay Energy Capital Solutions a total professional fee of $275,000. Of this fee, $50,000 was paid when Energy Capital Solutions was engaged and $225,000 was due upon delivery of the Opinion, though Energy Capital Solutions has agreed to defer payment of this remainder of the fee until Closing.
Furthermore, after delivery of the Opinion, the Company shall pay Energy Capital Solutions a daily fee in the amount of $1,000.00 for each day where it is requested to assist the Company, a regulatory body, or a judicial body in connection with the Opinion or with the business combination. ROC also agreed to reimburse Energy Capital Solutions for its reasonable out-of-pocket expenses, other expenses and reasonable fees and expenses of outside counsel retained by Energy Capital Solutions in connection with the negotiation and performance of this engagement and the preparation of, and assistance with respect to, the Opinion, relevant transaction documents and related documents and matters. ROC has also agreed to indemnify Energy Capital Solutions for certain liabilities arising out of its engagement.
The terms of the fee arrangements with Energy Capital Solutions, which the Board of Directors believes are customary in transactions of this nature, were negotiated at arm’s length, and the Board of Directors is aware of these fee arrangements.
Disclosure of Prior Relationships
Energy Capital Solutions did not act as an underwriter in the IPO of ROC. It may have in the past provided investment banking, financial advisory and other financial services to ROC, DTI, and other participants in the proposed business combination and/or certain of their affiliates, for which it received compensation. Energy Capital Solutions’ affiliates, employees, officers, and partners may at any time own securities (long or short) of ROC and DTI. In the future it may provide investment banking or other services to ROC, DTI or their respective affiliates and may receive compensation for such services.
Target Management Projections
Unaudited Financial Projections of DTI
In connection with the business combination, DTI’s management prepared projections relating to DTI (without giving effect to the business combination) that included non-public historical and projected financial data relating to DTI for the fiscal years ending December 31, 2022 and December 31, 2023 (the “Projections”). The Projections were provided to Energy Capital Solutions, LLC for its use and consideration in its financial analyses in preparation of its opinion to the ROC Board.
The projected financial data set forth below is being included in this proxy statement/prospectus/consent solicitation to give holders of Common Stock access to non-public information that was provided to ROC and ROC’s financial advisor in the course of evaluating the business combination. The inclusion of this information should not be regarded as an indication that ROC, DTI, their affiliates or any of their respective advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such projected financial information set forth below should not be relied on as such.
The projected financial data set forth below was not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither ROC’s independent registered public accounting firm, nor DTI’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, examined, compiled or performed any procedures with respect to the unaudited prospective financial and operating information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.
Furthermore, the projected financial data set forth below does not take into account any circumstances or events occurring after the date they were prepared. Neither ROC nor DTI can give any assurance that, had such projected financial data been prepared as of the date of this proxy statement/prospectus/consent solicitation, similar estimates and assumptions would be used. Except as required by applicable securities laws, neither ROC nor DTI intend to, and they each disclaim any obligation to, make publicly available any update or other revision to the projected financial data set forth below to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to reflect changes in general economic or industry conditions. The projected financial data set forth below do not take into account all the possible financial and other effects on ROC, DTI or PubCo of the business combination, the effect on ROC, DTI or PubCo of any business or strategic decision or action that has been or will be taken as a result of the Business Combination Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Business Combination Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the business combination. Neither ROC, DTI, their affiliates, nor any of their respective, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any holder of Common Stock or other person regarding DTI or PubCo’s ultimate performance compared to the information contained in the projected financial data set forth below or to the effect that the future financial and operating performance set forth therein will be achieved.
The following table presents projected Free Cash Flow for the year ended December 31, 2022 and the year ended December 31, 2023 and a reconciliation of Free Cash Flow to net cash provided by (used in) operating activities for the same period:
	Years Ended December 31,
(In thousands)	2022E	2023E
Net cash (used in) provided by operating activities	$8,549	$25,258
Less:
Net Cash Provided by (Used In) Investing Activities	$(969)	$(17,126)
Free Cash Flow	$7,579	$8,132

The following table presents projected Adjusted EBITDA for the year ended December 31, 2022 and the year ended December 31, 2023 and a reconciliation of Adjusted EBITDA to Net income (loss):
	Years Ended December 31,
(In thousands)	2022E	2023E
Net income (loss)	$20,640	$23,113
Add (deduct):
Income tax (benefit) expense	4,569	6,904
Depreciation and amortization	17,965	26,715
Interest expense	1,718	509
Monitoring fees	397	779
Loss (gain) on non-operating assets	(32)	—
Other (income) expense	(4,095)	—
Adjusted EBITDA	$41,163	$58,019
While presented with numerical specificity, the Projections reflect numerous estimates and assumptions made by management of DTI as of January 2023 with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to DTI’s business, all of which are difficult to predict and many of which are beyond DTI’s control. In developing the Projections, DTI’s management made numerous material assumptions, in addition to the assumptions described above, with respect to DTI’s business for the periods covered by the Projections. Those assumptions include (i) a 10 percent increase in the annual average U.S. onshore rig count for 2023 compared to 2022, (ii) a 10 percent increase in the average price received by DTI for its products and services during 2023 compared to 2022 and (iii) growth oriented capital expenditures equal to 10 percent of projected 2023 revenue, as compared to approximately 3 percent for 2022.
Satisfaction of 80% Test
It is a requirement under our Charter and the listing requirements of Nasdaq that the business or assets acquired in an initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for an initial business combination. In connection with its evaluation and approval of the business combination, the ROC Board determined that the fair market value of DTI exceeded $168.56 million, based on, among other things, comparable company EBITDA multiples and revenue multiples.
Interests of Certain Persons in the Business Combination
ROC
In considering the recommendation of the ROC Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:
•
the fact that our Sponsor may convert any working capital loans that it may make to us into up to an additional 150,000 private units;

•
the fact that our Sponsor, officers and directors have agreed not to redeem any of the shares of our Common Stock held by them in connection with a stockholder vote to approve the business combination;

•
the fact that our Sponsor, directors and officers paid an aggregate of $25,000 for the Founder Shares and that such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $54,492,750, based on the closing price of our Common Stock of $10.53 per share on May 8, 2023, the record date for the special meeting, resulting in a theoretical gain of $54,467,750;
•
the fact that certain of ROC’s officers and directors collectively own, directly or indirectly, a material interest in our Sponsor;

•
the anticipated appointment of Daniel Kimes, a member of the ROC Board and ROC’s Chief Executive Officer, as a director on the PubCo Board in connection with the Closing;

•
if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•
the fact that our Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate;

•
the fact that our Sponsor and its affiliates can earn a positive rate of return on their investment, even if other ROC stockholders experience a negative rate of return in the post-business combination company;

•
the fact that an owner of Energy Capital Solutions is a limited partner in HHEP-Directional, L.P., which is a beneficial owner of more than five percent of DTI’s voting securities. Accordingly, this individual has an indirect ownership interest in DTI;

•
the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•
the fact that our Sponsor, officers and directors will lose their entire investment in us if an initial business combination is not completed.

At the Closing, we anticipate that our Sponsor will own shares of PubCo Common Stock. In addition, on January 16, 2022, we issued an unsecured promissory note in the principal amount of up to $800,000 to FP SPAC 2. The note does not bear interest and is repayable in full upon consummation of an initial business combination. If we do not complete an initial business combination, the note will not be repaid and all amounts owed under it will be forgiven. Upon the consummation of an initial business combination, FP SPAC 2 will have the option, but not the obligation, to convert all or a portion of the unpaid principal balance of the note into shares of Common Stock equal to the principal amount of the note so converted. The note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the note and all other sums payable with regard to the note becoming immediately due and payable.
Further, as of the date of this proxy statement/prospectus/consent solicitation statement, with the exception of $11,523 paid to our officers, there has been no reimbursement to our Sponsor, officers or directors for any out-of-pocket expenses incurred in connection with activities on our behalf. However, as of the date of this proxy statement/prospectus/consent solicitation statement, our Sponsor and its affiliates have incurred a combined aggregate of approximately $621,000 of expenses on ROC’s behalf, of which approximately $221,000 has been repaid by ROC to our Sponsor and its affiliates pursuant to the Administrative Support Agreement. The balance may be repaid by ROC at the Closing.
In addition, our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We do not believe, however, that this waiver of the corporate opportunities doctrine has materially affected our search for an acquisition target or will materially affect our ability to complete our business combination.
The ROC Board did not obtain a fairness opinion that specifically opined as to the fairness of the merger consideration to be paid by ROC, from a financial point of view, to unaffiliated stockholders, but rather obtained one that opined as to its fairness to ROC generally.
DTI
The DTI Stockholders should be aware that aside from their interests as stockholders, DTI’s officers and members of DTI’s board of directors have interests in the business combination that are different from, or in addition to, those of other DTI Stockholders generally. DTI Stockholders should take these interests into account in evaluating the business combination. These interests include:
•
The current management team of DTI, including Wayne Prejean, David Johnson and Michael Domino Jr., who currently serve as DTI’s Chief Executive Officer, Chief Financial Officer and President, DTR Division, respectively, will serve as PubCo’s Chief Executive Officer, Chief Financial Officer and President, DTR Division, respectively, following the consummation of the business Combination. Moreover, Mr. Prejean, who is currently a director of DTI, will become a director of PubCo following the consummation of the business combination. Each of Mr. Prejean, Mr. Johnson and Mr. Domino currently have employment agreements with DTI and may enter into new or amended employment agreements with PubCo.

•
Curt Crofford, Jack Furst, Thomas O. Hicks, Eric Neuman and C. Richard Vermillion, current directors of DTI, will become directors of PubCo after the Closing. As such, in the future, such directors may receive any cash fees, stock options, or stock awards that the PubCo Board determines to pay to its non-executive directors.

Potential Purchases of Public Shares
In connection with the stockholder vote to approve the business combination, our Sponsor, directors, officers, advisors or any of their respective affiliates may privately negotiate transactions to purchase public shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with the business combination for a per share pro rata portion of the Trust Account. There is no limit on the number of public shares our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law, including Rule 14e-5 under the Exchange Act, and the rules of Nasdaq. However, our Sponsor, directors, officers, advisors and their respective affiliates have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares in such transactions. None of our Sponsor, directors, officers, advisors or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such stockholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.
In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.
The purpose of any such purchases of public shares could be to (a) increase the likelihood of obtaining stockholder approval of the business combination or (b) to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of our public shares may result in the completion of the business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements. Further, in the event our Sponsor, directors, officers, advisors or any of their respective affiliates were to purchase public shares or public rights in privately negotiated transactions from public holders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act, including, in relevant part, through adherence to the following:
•
This proxy statement/prospectus/consent solicitation statement discloses the possibility that our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares or public rights from public holders outside the redemption process, along with the purpose of such purchases;

•
If our Sponsor, directors, officers, advisors or any of their respective affiliates were to purchase public shares or public rights from public holders:

•
such Sponsor, directors, officers, advisors or affiliates would do so at a price no higher than the price offered through our redemption process;

•
such purchased shares would not be voted in favor of approving the business combination transaction;

•
such Sponsor, directors, officers, advisors or affiliates would not possess any redemption rights with respect to such purchased shares or, if they do acquire and possess redemption rights, they would waive such rights; and

•
We would disclose in a Current Report on Form 8-K, before the Special Meeting, the following:

•
the amount of our securities purchased outside of the redemption offer by our Sponsor, directors, officers, advisors or any of their respective affiliates, along with the purchase price;

•
the purpose of such purchases;

•
the impact, if any, of such purchases on the likelihood that a business combination will be approved;

•
the identities of our selling stockholders for such purchases (if not purchased on the open market) or the nature of our stockholders (e.g., 5% stockholders) who sold to our Sponsor, directors, officers, advisors or any of their respective affiliates; and

the number of our shares for which we have received redemption requests pursuant to the redemption offer.
In addition, if such purchases are made, the public “float” of our Common Stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Our Sponsor, officers, directors, advisors or any of their respective affiliates anticipate that they may identify the stockholders with whom our Sponsor, officers, directors, advisors or any of their respective affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with the business combination. To the extent that our Sponsor, officers, directors, advisors or any of their respective affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the business combination. Our Sponsor, officers, directors, advisors or any of their respective affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by our Sponsor, officers, directors, advisors or any of their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of and Rule 10b-5 under the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our Sponsor, officers, directors, advisors and any of their respective affiliates will not make purchases of Common Stock if the purchases would violate Section 9(a)(2) of or Rule 10b-5 under the Exchange Act.

Board of Directors of PubCo Following the Business Combination
The PubCo Board will be comprised of the individuals set forth below following the completion of the business combination.
Name	Age	Position
Curt Crofford	50	Director
Jack Furst	63	Director
Thomas O. Hicks	77	Director
Eric Neuman	78	Director
Wayne Prejean	61	Chief Executive Officer and Director
C. Richard Vermillion	77	Director
Daniel Jeffrey Kimes	40	Director
See the section entitled “Management After the Business Combination.”
Redemption Rights
Under our Charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Charter. As of April 30, 2023, this would have amounted to approximately $10.56 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Common Stock for cash and will no longer own shares of ROC. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights in excess of the 20% threshold. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Each redemption of shares of Common Stock by our public stockholders will decrease the amount in our Trust Account, which holds approximately $218.5 million as of April 30, 2023. In no event will we redeem public shares in an amount that would cause our net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Exchange Act) to be less than $5,000,001 unless our Common Stock otherwise does not constitute “penny stock” as such term is defined in Rule 3a51-1 under the Exchange Act. Because we anticipate that the PubCo Common Stock will be listed on Nasdaq following the Closing, and such listing would mean that the PubCo Common Stock would not constitute “penny stock” as such term is defined in Rule 3a51-1 under the Exchange Act, we do not anticipate the $5,000,001 net tangible asset threshold being applicable. See the section entitled “Special Meeting of ROC Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Appraisal Rights
There are no appraisal rights available to holders of shares of Common Stock in connection with the business combination.
Voting Power and Implied Ownership of Pubco Upon Consummation of the Business Combination
We present in the tables below the various pro forma voting power and implied ownership of PubCo following the consummation of the Business Combination and PIPE Financing, based on, among other things, public stockholder redemptions in connection with the Business Combination. Due to rounding, percentage amounts that are represented may total greater or less than 100%.
The following table presents pro forma voting power and implied ownership of PubCo inclusive of (i) 2,070,000 shares of PubCo Common Stock issuable upon the exchange of the public rights immediately following the Closing, (ii) 79,600 shares of PubCo Common Stock issuable upon the exchange of the private rights immediately following the Closing and (iii) 796,000 shares of PubCo Common Stock issuable upon the exchange of the private shares for shares of PubCo Common Stock. The following table illustrates the voting power and implied ownership of PubCo immediately following the consummation of the Business Combination as follows:
	No Redemption Scenario(1)		25% Redemption Scenario(2)		50% Redemption Scenario(3)		80% Redemption Scenario(4)(5)
	PubCo Common Stock	Voting Power and Implied Ownership (%)	PubCo Common Stock	Voting Power and Implied Ownership (%)	PubCo Common Stock	Voting Power and Implied Ownership (%)	PubCo Common Stock	Voting Power and Implied Ownership (%)
Public Stockholders(6)	22,770,000	48	17,595,000	32	12,420,000	33	6,135,517	20
Sponsor and other initial stockholders(7)(10)	6,939,499(8)(9)	14	6,939,499(8)(9)	16	6,939,499(8)(9)	18	6,939,499(8)(9)	22
DTI Stockholders	17,985,520(9)	38	17,985,520(9)	42	17,985,520(9)	48	17,985,520(9)	58
PIPE Investors(10)	198,019	*	198,019	*	198,019	1	198,019	1
Total(11)	47,893,038	100	42,718,038	100	37,543,038	100	31,258,555	100

*
Less than 1%

(1)
The No Redemption Scenario assumes no redemptions by public shareholders in connection with the Business Combination.

(2)
The 25% Redemption Scenario assumes that public stockholders elect to redeem 25% of the public shares (i.e., 5,175,000 shares) in connection with the Business Combination.

(3)
The 50% Redemption Scenario assumes that public stockholders elect to redeem 50% of the public shares (i.e., 10,350,000 shares) in connection with the Business Combination.

(4)
The 80% Redemption Scenario assumes that public stockholders elect to redeem 16,634,483 public shares (i.e., approximately 80%) in connection with the Business Combination. As referred to in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” as a Maximum Redemption Scenario, this scenario assumes that 16,634,483 public shares are redeemed, resulting in an aggregate cash payment of approximately $171.3 million out of the Trust Account based on an assumed redemption price of $10.30 per share. The number of shares redeemed represents the maximum redemptions that can occur while still allowing for the Minimum Cash Condition to be met, assuming the receipt of no further investments in the PIPE Financing beyond the $12,860,000 raised as of the date hereof, exclusive of the $4,140,000 in shares of Common Stock issuable under the two convertible promissory notes ROC issued to affiliates of the Sponsor on December 2, 2022 and March 2, 2023, which are described more fully in the unaudited pro forma condensed combined financial information. If ROC stockholders redeem more than 16,634,483 public shares and no additional funds are raised by ROC through the PIPE Financing or other approved third-party financing, then the Minimum Cash Condition will not be satisfied and the Business Combination will not be consummated unless all parties to the Business Combination Agreement waive the Minimum Cash Condition in writing.

(5)
As a closing condition, redemptions must be less than 95% of the public shares (i.e., 19,665,000 shares) in connection with the Business Combination. Under a 95% Redemption Scenario, an aggregate cash payment of approximately $206,887,366 will be made out of the Trust Account based on an assumed redemption price of $10.52 per share. To satisfy the Minimum Cash Condition in the 95% Redemption Scenario, ROC will need to raise approximately $31,251,191 through the PIPE Financing or other approved third-party financing in addition to the approximately $17 million raised as of the date hereof, composed of subscriptions to purchase shares of Common Stock at a price of $10.10 per share (i) for an aggregate of $12,860,000 cash payable at the Closing and (ii) for the conversion at the Closing of $4,140,000 principal amount under two convertible promissory notes issued by ROC to affiliates of the Sponsor on December 2, 2022 and March 2, 2023, which are described more fully in the sections titled “Unaudited Pro Forma Condensed Combined Financial Information — Introduction” and “Notes to Unaudited Pro Forma Condensed Combined Financial Information — Note 3.” In the event the Minimum Cash Condition is not satisfied, the Business Combination will not be consummated unless all parties to the Business Combination Agreement waive the Minimum Cash Condition in writing.

(6)
These scenarios assume that (a) public shares and private shares convert on a one-to-one basis into shares of PubCo Common Stock in connection with the Business Combination and (b) 2,070,000 shares of PubCo Common Stock underlying the public rights are issued.

(7)
In connection with the IPO, the Founder Shares were placed into an escrow account maintained by Continental subject to certain restrictions. 50% of the Founder shares are forfeitable to ROC for reissuance to investors in connection with the PIPE Financing, and the remainder of the Founder Shares are available to split with DTI Stockholders as set forth in the Sponsor Support Agreement. Includes 1,485,149 PIPE Shares to be purchased by the Sponsor and its affiliates in the PIPE Financing.

(8)
These scenarios assume that 79,600 shares of PubCo Common Stock are issued upon the separation of the private units and the exchange of the private rights. Includes 180,000 representative shares, which will in turn be exchanged for shares of PubCo Common Stock upon Closing, held by EarlyBirdCapital.

(9)
These scenarios assume that 776,250 shares of PubCo Common Stock are forfeited by the Sponsor pursuant to the Sponsor Support Agreement to be included in the consideration to be received by the DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement.

(10)
These scenarios, which are subject to change, reflect the sale of 198,019 PIPE Shares for the price of $10.10 per share that will be issued in connection with the PIPE Financing. The Sponsor and its affiliates are participating in the PIPE Financing and have agreed to purchase 1,485,149 PIPE Shares in the PIPE Financing. To avoid double counting, their participation is included in the “Sponsor” line.

(11)
Percentages may not sum to 100% due to rounding.

The following table presents pro forma voting power and implied ownership of PubCo inclusive of the Dilutive Interests. The following table assumes (i) the Dilutive Interests have been fully exercised and/or vested, (ii) any conditions to the issuance of such Dilutive Interests have been fully satisfied, and (iii) such Dilutive Interests were issued in connection with the consummation of the Business Combination, such that the voting power and implied ownership of PubCo immediately following the consummation of the Business Combination is as follows:
	No Redemption Scenario(1)		25% Redemption Scenario(2)		50% Redemption Scenario(3)		80% Redemption Scenario(4)(5)
	PubCo Common Stock	Voting Power and Implied Ownership (%)	PubCo Common Stock	Voting Power and Implied Ownership (%)	PubCo Common Stock	Voting Power and Implied Ownership (%)	PubCo Common Stock	Voting Power and Implied Ownership (%)
Public Stockholders(6)	22,770,000	45	17,595,000	39	12,420,000	31	6,135,517	18
Sponsor and other initial stockholders(7)(10)	6,939,499(8)(9)	14	6,939,499(8)(9)	15	6,939,499(8)(9)	17	6,939,499(8)(9)	21
DTI Stockholders	20,407,243(9)	41	20,407,243(9)	45	20,407,243(9)	51	20,407,243(9)	61
PIPE Investors(10)	198,019	*	198,019	*	198,019	*	198,019	1
Total(11)	50,314,761	100	45,139,761	100	39,964,761	100	33,680,278	100

*
Less than 1%

(1)
The No Redemption Scenario assumes no redemptions by public shareholders in connection with the Business Combination.

(2)
The 25% Redemption Scenario assumes that public stockholders elect to redeem 25% of the public shares (i.e., 5,175,000 shares) in connection with the Business Combination.

(3)
The 50% Redemption Scenario assumes that public stockholders elect to redeem 50% of the public shares (i.e., 10,350,000 shares) in connection with the Business Combination.

(4)
The 80% Redemption Scenario assumes that public stockholders elect to redeem 16,634,483 public shares (i.e., approximately 80%) in connection with the Business Combination. As referred to in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” as a Maximum

Redemption Scenario, this scenario assumes that 16,634,483 public shares are redeemed, resulting in an aggregate cash payment of approximately $171.3 million out of the Trust Account based on an assumed redemption price of $10.30 per share. The number of shares redeemed represents the maximum redemptions that can occur while still allowing for the Minimum Cash Condition to be met, assuming the receipt of no further investments in the PIPE Financing beyond the approximately $17 million raised as of the date hereof, composed of subscriptions to purchase shares of Common Stock at a price of $10.10 per share (i) for an aggregate of $12,860,000 cash payable at the Closing and (ii) for the conversion at the Closing of $4,140,000 principal amount under two convertible promissory notes issued by ROC to affiliates of the Sponsor on December 2, 2022 and March 2, 2023, which are described more fully in the unaudited pro forma condensed combined financial information. If ROC stockholders redeem more than 16,634,483 public shares and no additional funds are raised by ROC through the PIPE Financing or other approved third-party financing, then the Minimum Cash Condition will not be satisfied and the Business Combination will not be consummated unless all parties to the Business Combination Agreement waive the Minimum Cash Condition in writing.
(5)
As a closing condition, redemptions must be less than 95% of the public shares (i.e., 19,665,000 shares) in connection with the Business Combination. Under a 95% Redemption Scenario, an aggregate cash payment of approximately $206,887,366 million will be made out of the Trust Account based on an assumed redemption price of $10.52 per share. To satisfy the Minimum Cash Condition in the 95% Redemption Scenario, ROC will need to raise approximately $31,251,191 through the PIPE Financing or other approved third-party financing in addition to the approximately $17 million raised as of the date hereof, composed of subscriptions to purchase shares of Common Stock at a price of $10.10 per share (i) for an aggregate of $12,860,000 cash payable at the Closing and (ii) for the conversion at the Closing of $4,140,000 principal amount under two convertible promissory notes issued by ROC to affiliates of the Sponsor on December 2, 2022 and March 2, 2023, which are described more fully in the unaudited pro forma condensed combined financial information. In the event the Minimum Cash Condition is not satisfied, the Business Combination will not be consummated unless all parties to the Business Combination Agreement waive the Minimum Cash Condition in writing.

(6)
These scenarios assume that (a) public shares and private shares convert on a one-to-one basis into shares of PubCo Common Stock in connection with the Business Combination and (b) 2,070,000 shares of PubCo Common Stock underlying the public rights are issued.

(7)
In connection with the IPO, the Founder Shares were placed into an escrow account maintained by Continental subject to certain restrictions. 50% of the Founder shares are forfeitable to ROC for reissuance to investors in connection with the PIPE Financing, and the remainder of the Founder Shares are available to split with DTI Stockholders as set forth in the Sponsor Support Agreement. Includes 1,485,149 PIPE Shares to be purchased by the Sponsor and its affiliates in the PIPE Financing.

(8)
These scenarios assume that 79,600 shares of PubCo Common Stock are issued upon the separation of the private units and the exchange of the private rights. Includes 180,000 representative shares, which will in turn be exchanged for shares of PubCo Common Stock upon Closing.

(9)
These scenarios assume that 776,250 shares of PubCo Common Stock are forfeited by the Sponsor pursuant to the Sponsor Support Agreement to be included in the consideration to be received by the DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement.

(10)
These scenarios, which are subject to change, reflect the sale of 198,019 PIPE Shares for the price of $10.10 per share that will be issued in connection with the PIPE Financing. The Sponsor and its affiliates are participating in the PIPE Financing and have agreed to purchase 1,485,149 PIPE Shares in the PIPE Financing. To avoid double counting, their participation is included in the “Sponsor” line.

(11)
Percentages may not sum to 100% due to rounding.

Accounting Treatment
The business combination is intended to be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States (“GAAP”). Under this method of accounting, ROC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination will be treated as the equivalent of DTI issuing stock for the net assets of ROC, accompanied by a recapitalization. The net assets of ROC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of DTI.
Regulatory Matters
Neither ROC nor DTI is aware of any material regulatory approvals or actions that are required for completion of the business combination other than those required under the HSR Act. The parties intend to file a premerger notification under the HSR Act. It is presently contemplated that if any additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.
Vote Required for Approval
The Closing is conditioned on the approval of the Business Combination Proposal at the special meeting.
The Business Combination Proposal (and consequently, the Business Combination Agreement and the business combination) will be approved and adopted only if we obtain the affirmative vote (online or by proxy) of holders of a majority of the outstanding shares of Common Stock entitled to vote and present at the special meeting. Failure to vote by proxy or to vote online at the special meeting will have no effect on the outcome of the vote on the Business Combination Proposal. An abstention from voting will have the same effect as a vote “AGAINST” the Business Combination Proposal.
Our Sponsor, directors and officers have agreed to vote any shares of Common Stock owned by them in favor of the business combination.
Recommendation of the ROC Board
THE ROC BOARD RECOMMENDS THAT ROC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax considerations for (i) U.S. Holders (as defined below) and Non-U.S. Holders (as defined below) of Common Stock that, in either case, elect to have their Common Stock redeemed for cash if the business combination is completed and (ii) U.S. Holders of DTI Capital Stock. This discussion applies only to shares of our Common Stock and to DTI Capital Stock, as applicable, that are held, in each case, as “capital assets” within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment).
This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rules, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could significantly alter the tax considerations described herein. We have not sought any rulings from the IRS or formal written opinion from our tax advisors with respect to the statements made and the positions or conclusions described in this summary. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements, positions or conclusions.
The following discussion does not purport to be a complete analysis of all potential tax consequences resulting from the completion of the business combination and does not address the tax treatment of any other transactions occurring in connection with the business combination, including, but not limited to, the issuance of Common Stock to PIPE Investors, transactions undertaken by DTI Stockholders in connection with the business combination, or the receipt of shares of Common Stock by DTI Stockholders after the Closing. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws, any tax treaties or other tax law other than U.S. federal income tax law. Furthermore, this discussion does not address all U.S. federal income tax considerations that may be relevant to particular holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:
•
banks, insurance companies, or other financial institutions;

•
tax-exempt or governmental organizations;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•
dealers in securities or foreign currencies;

•
holders subject to the alternative minimum tax;

•
persons whose functional currency is not the U.S. dollar;

•
traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations (including other entities classified as corporations for U.S. federal income tax purposes) that accumulate earnings to avoid U.S. federal income tax;

•
partnerships (including entities or arrangements classified as partnerships for U.S. federal income tax purposes) or partners therein;

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persons deemed to sell Common Stock or DTI Capital Stock under the constructive sale provisions of the Code;

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persons that acquired Common Stock or DTI Capital Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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persons that actually or constructively hold 5 percent or more (by vote or value) of any class of our stock or of DTI Capital Stock;

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persons that hold Common Stock or DTI Capital Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, or other integrated investment or risk reduction transaction;

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certain former citizens or long-term residents of the United States;

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holders of Founder Shares;

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DTI and its officers or directors; and

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Sponsor and our officers or directors.

If a partnership (including an entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Common Stock or DTI Capital Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, partners in partnerships (including entities or arrangements classified as partnerships for U.S. federal income tax purposes) holding our Common Stock or DTI Capital Stock are urged to consult with, and rely solely upon, their tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.
INVESTORS ARE ENCOURAGED TO CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO, THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Holder and Non-U.S. Holder Defined
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Common Stock or DTI Capital Stock, as applicable, that, for U.S. federal income tax purposes, is:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial owner of Common Stock or DTI Capital Stock, as applicable, that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. Holder.
Tax Treatment to U.S. Holders and Non-U.S. Holders of Common Stock
U.S. Federal Income Taxation of U.S. Holders of Common Stock
This section applies to you if you are a U.S. Holder of Common Stock.
Redemption of Common Stock — In General
In the event that a U.S. Holder’s Common Stock is redeemed pursuant to the redemption provisions described in the subsection of this proxy statement/prospectus/consent solicitation statement entitled “Special Meeting of ROC Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether such redemption qualifies as a sale or exchange of the Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of Common Stock, the U.S. Holder will be treated as described under “— U.S. Federal Income Taxation of U.S. Holders of Common Stock — Gain or Loss on Redemption Treated as a Sale of Common Stock” below. If the redemption does not qualify as a sale of Common Stock, the U.S. Holder will be treated as receiving a distribution from us with the tax consequences described below under “— U.S. Federal Income Taxation of U.S. Holders of Common Stock — Taxation of Redemption Treated as a Distribution.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder relative to all of our shares outstanding both before and after the redemption. The redemption of Common Stock generally will be treated as a sale of Common Stock (rather than as a distribution from us) if the redemption satisfies one of the following tests (which we refer to as the “redemption sale tests”): (i) it is “substantially disproportionate” with respect to the U.S. Holder (the “substantially disproportionate test”), (ii) it results in a “complete termination” of the U.S. Holder’s interest in us, or (iii) it is “not essentially equivalent to a dividend” with respect to the U.S. Holder. In determining whether any of the redemption sale tests is satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of stock that are “constructively” owned by it. A U.S. Holder may constructively own Common Stock owned by certain related individuals or entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder.
In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of our Common Stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to the business combination, the Common Stock may not be treated as voting stock for this purpose and, consequently, the substantially disproportionate test may not be applicable. There will be a “complete termination” of a U.S. Holder’s interest if either (i) all of the shares of our stock both actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed, the U.S. Holder is eligible to waive and effectively waives in accordance with specific rules the constructive attribution of stock owned by certain family members, and the U.S. Holder does not constructively own any other shares of our Common Stock. The redemption of shares of our Common Stock will not be “essentially equivalent to a dividend” if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances, but the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the redemption sale tests is satisfied, the redemption will be treated as a distribution from us and the tax considerations will be as described under “— U.S. Federal Income Taxation of U.S. Holders of Common Stock — Taxation of Redemption Treated as a Distribution” below. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining stock or, if it has none, to the U.S. Holder’s adjusted tax basis in other shares of our stock constructively owned by it, if any.
U.S. Holders who actually or constructively own five percent (or, if our Common Stock is not then publicly traded, one percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of our Common Stock, and such holders should consult with, and rely solely upon, their own tax advisors with respect to their reporting requirements.
The rules governing the U.S. federal income tax treatment of redemptions are complex and the determination of whether a redemption will be treated as a sale of Common Stock or as a distribution with respect to such stock is made on a holder-by-holder basis. U.S. Holders of Common Stock who are considering exercising their redemption rights are encouraged to consult with, and rely solely upon, their tax advisors with respect to the potential tax consequences to them of the exercise of their redemption rights.
Gain or Loss on Redemption Treated as a Sale of Common Stock
If the redemption qualifies as a sale of Common Stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis with respect to its Common Stock. Generally, the amount of gain or loss recognized by a U.S. Holder will be an amount equal to the difference between (i) the amount of cash received in such redemption and (ii) the U.S. Holder’s adjusted tax basis in its Common Stock redeemed. A U.S. Holder’s adjusted tax basis in its Common Stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions paid to such U.S. Holder that were treated as a return of capital for U.S. federal income tax purposes.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Common Stock described in this proxy statement/prospectus/consent solicitation statement may be deemed to be a limitation of a stockholder’s risk of loss and suspend the running of the applicable holding period of such stock for this purpose. If the running of the holding period for the Common Stock is suspended, U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment. If the one-year holding period requirement is not satisfied, any gain would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders are currently eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Taxation of Redemption Treated as a Distribution
If the redemption does not qualify as a sale of Common Stock, the Non-U.S. Holder generally will be treated as receiving a distribution of cash from us. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A distribution in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its Common Stock. Any remaining portion of the distribution will be treated as capital gain from the sale or exchange of Common Stock and will be treated as described under “— U.S. Federal Income Taxation of Non-U.S. Holders of Common Stock — Gain on Redemption Treated as a Sale of Common Stock” above.
Subject to the withholding requirements under FATCA (as defined below) and other than with respect to effectively connected dividends, each of which is discussed below, any distribution treated as a dividend paid to a Non-U.S. Holder on its Common Stock generally will be subject to U.S. withholding tax at a rate of 30 percent (unless an applicable income tax treaty provides for a lower rate). It is possible that because the applicable withholding agent may not know our current or accumulated earnings and profits at the time of the redemption, the withholding agent may withhold 30 percent of the gross amount of the entire distribution, as permitted by applicable U.S. Treasury regulations. To receive the benefit of a reduced withholding rate under an applicable income tax treaty, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced withholding rate.
Any portion of such a distribution deemed to be paid to a U.S. Holder that a corporation (or an entity that is classified for U.S. federal income tax purposes) that is treated as a dividend generally will qualify for the dividends received deduction if the requisite holding period is satisfied, but may be subject to the “extraordinary dividend” provisions of the Code (which could cause a reduction in the tax basis of such corporate U.S. Holder’s basis in its shares of Common Stock and increase the amount of gain or decrease the amount of loss recognized by such U.S. Holder in connection with a disposition of its shares). With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, any portion of such a distribution deemed to be paid to a non-corporate U.S. Holder that is treated as a dividend generally will constitute a “qualified dividend” that is currently subject to U.S. federal income tax at reduced rates applicable to long-term capital gains. It is unclear whether the redemption rights with respect to the Common Stock described in this proxy statement/prospectus/consent solicitation statement may be deemed to be a limitation of a stockholder’s risk of loss and suspend the running of the applicable holding period requirements for this purpose. If the applicable holding period requirements are not satisfied, a corporate U.S. Holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the reduced income tax rate that applies to qualified dividend income. U.S. Holders should consult with, and rely solely upon, their tax advisors regarding the availability of the dividends received deduction (and the possible application of the “extraordinary dividend”

provisions of the Code in their particular circumstances) or the reduced income tax rate for qualified dividend income, as the case may be.
Information Reporting and Backup Withholding
Payments received by a U.S. Holder as a result of the exercise of its redemption rights may be subject, under certain circumstances, to information reporting and backup withholding. Backup withholding will not apply, however, to a U.S. Holder that (i) is a corporation or entity that is otherwise exempt from backup withholding (that, when required, certifies as to its status) or (ii) furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of the U.S. Holder subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.
U.S. Federal Income Taxation of Non-U.S. Holders of Common Stock
This section applies to you if you are a “Non-U.S. Holder.”
Redemption of Common Stock — In General
The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Common Stock pursuant to the redemption provisions described in the section of this proxy statement/prospectus/consent solicitation statement entitled “Special Meeting of ROC Stockholders — Redemption Rights,” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Common Stock, as described under “— U.S. Federal Income Taxation of U.S. Holders of Common Stock — Redemption of Common Stock — In General” above, and the consequences of the redemption to the Non-U.S. Holder are described below in “— U.S. Federal Income Taxation of Non-U.S. Holders of Common Stock — Gain on Redemption Treated as a Sale of Common Stock” and “— U.S. Federal Income Taxation of Non-U.S. Holders of Common Stock — Taxation of Redemption Treated as a Distribution,” as applicable.
The rules governing the U.S. federal income tax treatment of redemptions are complex and the determination of whether a redemption will be treated as a sale of Common Stock or as a distribution with respect to such stock is made on a holder-by-holder basis. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s Common Stock at the time such Non-U.S. Holder is redeemed, the withholding agent might treat the entire redemption as a distribution subject to withholding tax. Non-U.S. Holders considering exercising their redemption rights are encouraged to consult with, and rely solely upon, their tax advisors with respect to the potential tax consequences to them of the exercise of their redemption rights.
Gain or Loss on Redemption Treated as a Sale of Common Stock
If the redemption qualifies as a sale of Common Stock with respect to a Non-U.S. Holder, subject to the discussion below under “— U.S. Federal Income Taxation of Non-U.S. Holders of Common Stock — Information Reporting and Backup Withholding,” such Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the redemption of its Common Stock unless:
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the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the redemption occurs and certain other conditions are met;

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such gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

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our Common Stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and, as a result, such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States.
A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30 percent (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.
A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation (or an entity that is classified as a corporation for U.S. federal income tax purposes) whose gain is described in the second bullet point above, such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30 percent rate or such lower rate as provided under an applicable income tax treaty).
Generally, a corporation will be classified as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we currently are not (and have not been during the applicable testing period) a USRPHC for U.S. federal income tax purposes, and we do not expect to be a USRPHC on the redemption date. However, in the event that we were to become a USRPHC, as long as the Common Stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations, referred to herein as “regularly traded”), a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the redemption or the Non-U.S. Holder’s holding period for the Common Stock, more than 5 percent of the Common Stock will be treated as disposing of a United States real property interest as a result of the redemption and will be subject to U.S. tax on gain realized on such redemption as a result of our status as a USRPHC. We can provide no assurance as to our status as a USRPHC or as to whether the Common Stock will be treated as regularly traded. If we were classified as a USRPHC and our Common Stock were not considered to be regularly traded, a Non-U.S. Holder (regardless of the percentage of Common Stock owned by it) would be treated as disposing of a United States real property interest as a result of the redemption and would be subject to U.S. federal income tax on such redemption of Common Stock, and a 15 percent withholding tax would apply to the gross proceeds from such redemption.
Non-U.S. Holders are encouraged to consult with, and rely solely upon, their tax advisors regarding the tax consequences related to ownership in a USRPHC.
Taxation of Redemption Treated as a Distribution
If the redemption does not qualify as a sale of Common Stock, the Non-U.S. Holder generally will be treated as receiving a distribution of cash from us. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A distribution in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its Common Stock. Any remaining portion of the distribution will be treated as capital gain from the sale or exchange of Common Stock and will be treated as described under “— U.S. Federal Income Taxation of Non-U.S. Holders of Common Stock — Gain on Redemption Treated as a Sale of Common Stock” above.
Subject to the withholding requirements under FATCA (as defined below) and other than with respect to effectively connected dividends, each of which is discussed below, any distribution treated as a dividend paid to a Non-U.S. Holder on its Common Stock generally will be subject to U.S. withholding tax at a rate of 30 percent (unless an applicable income tax treaty provides for a lower rate). It is possible that because the applicable withholding agent may not know our current or accumulated earnings and profits at the time of the redemption, the withholding agent may withhold 30 percent of the gross amount of the entire distribution, as permitted by applicable U.S. Treasury regulations. To receive the benefit of a reduced withholding rate under an applicable income tax treaty, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced withholding rate.
Any portion of a distribution that is treated as a dividend paid to a Non-U.S. Holder that is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, that is treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. Holder is a corporation (or an entity that is classified as a corporation for U.S. federal income tax purposes), it may also be subject to a branch profits tax (at a 30 percent rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.
Information Reporting and Backup Withholding
Payments received by a Non-U.S. Holder as a result of the exercise of its redemption rights may be subject, under certain circumstances, to information reporting and backup withholding. A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person. However, information returns are required to be filed with the IRS in connection with any payments of dividends on our Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of the Non-U.S. Holder subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements Under FATCA
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), payments of dividends on and the gross proceeds of dispositions of common stock of a U.S. issuer paid to (i) a “foreign financial institution” (as defined in the Code) or (ii) a “non-financial foreign entity” (as defined in the Code) will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30 percent, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under proposed U.S. Treasury regulations, the preamble to which states that taxpayers may rely on them until final U.S. Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of Common Stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors regarding the possible implications of this withholding tax on their Common Stock.
THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF COMMON STOCK. SUCH HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF ANY EXERCISE OF THEIR REDEMPTION RIGHTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO, U.S. FEDERAL ESTATE AND GIFT TAX LAWS, ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES (AND ANY POTENTIAL FUTURE CHANGES THERETO).

Tax Treatment to U.S. Holders of DTI Capital Stock
Taxation of the Business Combination to U.S. Holders of DTI Capital Stock
This section applies to you if you are a U.S. Holder of DTI Capital Stock.
In General
The parties to the Business Combination Agreement intend that, for U.S. federal income tax purposes, the business combination be treated as a “reorganization” within the meaning of Section 368(a) of the Code. Although it is not a condition to closing that an opinion of counsel regarding the tax treatment of the business combination be provided, Bracewell is providing, in connection with the filing of the Registration Statement, its opinion of counsel to the effect that (i) the business combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the disclosure contained in this proxy statement/prospectus/consent solicitation statement under the heading “Material U.S. Federal Income Tax Considerations — Tax Treatment to U.S. Holders of DTI Capital Stock” constitutes its opinion insofar as it expresses conclusions as to the application of U.S. federal income tax law. Such opinion is based on representations and assumptions as to factual matters made by DTI and the Company and on current law. Neither DTI nor the Company has requested a ruling from the IRS in connection with the business combination or any related transaction. The discussion below neither binds the IRS nor precludes it from adopting a contrary position with respect to the U.S. federal income tax treatment of the business combination. The parties’ obligations to consummate the business combination are not conditioned upon the receipt of a legal opinion, and even if a legal opinion as of the date of the business combination were obtained by either party, such legal opinion is not binding on the IRS or any court. Furthermore, even if DTI and the Company report the business combination as qualifying as a “reorganization” under the provisions of Section 368(a) of the Code, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to the position taken by DTI and the Company.
U.S. Holders should consult with their tax advisors regarding the tax consequences of the business combination and the requirements that must be satisfied in order for the business combination to qualify as a “reorganization” under Section 368(a) of the Code.
The discussion below does not address the U.S. federal income tax consequences of the business combination to Non-U.S. Holders of DTI Capital Stock. Non-U.S. Holders of DTI Capital Stock should consult with, and rely solely upon, their tax advisors with respect to the U.S. federal income tax consequences of the business combination.
Tax Consequences if the Business Combination Qualifies as a Reorganization
Treatment of U.S. Holders of DTI Common Stock
Provided that the business combination qualifies as a ‘‘reorganization’’ within the meaning of Section 368(a) of the Code, a U.S. Holder who exchanges DTI Common Stock for Common Stock in the business combination will not recognize gain or loss for U.S. federal income tax purposes as a result of such exchange. The aggregate tax basis of the Common Stock received in the business combination by a U.S. Holder will be equal to the aggregate tax basis of the DTI Common Stock for which such Common Stock was exchanged in the business combination.
A U.S. Holder’s holding period in the Common Stock received will include the holding period for the U.S. Holder’s shares of DTI Common Stock surrendered in exchange therefor. In general, the Common Stock received by a U.S. Holder that acquired different blocks of DTI Common Stock at different times or at different prices generally will be allocated pro rata to each block of DTI Common Stock, and the basis and holding period of each block of Common Stock received will be determined on a block-for-block basis by reference to the blocks of DTI Common Stock exchanged therefor. We recommend that U.S. Holders consult their own tax advisors regarding the manner in which Common Stock should be allocated among their shares of DTI Common Stock and the manner in which the above rules would apply in their particular circumstance.

Treatment of U.S. Holders of DTI Preferred Stock
Provided that the business combination qualifies as a ‘‘reorganization’’ within the meaning of Section 368(a) of the Code, upon exchanging its DTI Preferred Stock for Common Stock and cash consideration, a U.S. Holder may recognize gain (in the manner described immediately herein), but will not be permitted to recognize loss, on the difference between such holder’s adjusted tax basis in the DTI Preferred Stock surrendered and the sum of the fair market value of the shares of Common Stock received and the amount of cash consideration received. Any gain will be recognized in an amount equal to the lesser of (i) the sum of the amount of cash consideration and the fair market value of the Common Stock received minus the adjusted tax basis of the DTI Preferred Stock surrendered in exchange therefor and (ii) the amount of cash consideration received by the U.S. Holder. Except to the extent any cash consideration received is treated as a dividend as discussed below, any recognized gain generally will be capital gain and will be eligible for reduced rates applicable to long-term capital gains if, as of the effective date of the business combination, the U.S. Holder’s holding period with respect to the DTI Capital Stock surrendered exceeds one year.
Any gain described in the immediately preceding paragraph generally will be treated as capital gain unless such gain is not treated as proceeds from a sale or exchange described under Section 302 of the Code as described under “— U.S. Federal Income Taxation of U.S. Holders of Common Stock — Redemption of Common Stock — In General” above. Otherwise, such gain generally will be treated as a dividend to the extent of the U.S. Holder’s ratable share of the Company’s accumulated earnings and profits (as calculated for U.S. federal income tax purposes) as described under “— U.S. Federal Income Taxation of U.S. Holders of Common Stock — Taxation of Redemption Treated as a Distribution” above.
The aggregate tax basis of the Common Stock received by a U.S. Holder that exchanges its DTI Preferred Stock for Common Stock and cash consideration pursuant to the business combination will be the same as the aggregate adjusted tax basis in the DTI Preferred Stock surrendered in exchange therefor, reduced by the amount of cash consideration received on the exchange and increase by the amount of any gain or dividend income recognized upon the exchange.
A U.S. Holder’s holding period in the Common Stock received will include the holding period for the U.S. Holder’s shares of DTI Preferred Stock surrendered in exchange therefor. In general, the Common Stock received by a U.S. Holder that acquired different blocks of DTI Preferred Stock at different times or at different prices generally will be allocated pro rata to each block of DTI Preferred Stock, and the basis and holding period of each block of Common Stock received will be determined on a block-for-block basis by reference to the blocks of DTI Preferred Stock exchanged therefor.
We recommend that U.S. Holders consult their own tax advisors regarding the manner in which cash consideration and Common Stock should be allocated among their shares of DTI Preferred Stock and the manner in which the above rules would apply in their particular circumstance.
Tax Consequences if the Business Combination Fails to Qualify as a Reorganization
If the business combination fails to qualify as a ‘‘reorganization’’ within the meaning of Section 368(a) of the Code, U.S. Holders would be treated as if they sold or exchanged their DTI Capital Stock in a fully taxable transaction. In that case, each U.S. Holder would recognize gain or loss with respect to the disposition of each of its shares of DTI Capital Stock equal to the difference between (i) the U.S. Holder’s basis in each such share of DTI Capital Stock and (ii) the sum of the cash consideration and the fair market value of the Common Stock received with respect to such share in the business combination (determined as of the date such share is received). Such gain or loss would be treated as capital gain or capital loss, and would be treated as long-term capital gain or loss if the DTI Capital Stock has been held for more than one year as of the date of the business combination. A U.S. Holder’s aggregate tax basis in the Common Stock so received would equal its fair market value as of the date such stock is received, and a U.S. Holder’s holding period for such Common Stock would begin the day after such stock is received.
Information Reporting and Backup Withholding
Under certain circumstances, non-corporate U.S. Holders may be subject to information reporting and backup withholding on the receipt of any cash payments. A U.S. Holder generally will not be subject to backup withholding, however, if such holder (i) furnishes a correct taxpayer identification number, certifying that such holder is not subject to backup withholding and otherwise complies with all the applicable requirements of the backup withholding rules; or (ii) provides proof that it otherwise is exempt from backup withholding. Any amounts withheld under the backup withholding rules are not an additional tax and generally will be allowed as a refund or credit against the U.S. Holder’s U.S. federal income tax liability, provided the U.S. Holder timely furnishes the required information to the IRS.
Certain Reporting Requirements
Provided the business combination qualifies as a‘‘ reorganization’’ within the meaning of Section 368(a) of the Code, U.S. Holders will be required to retain permanent records and make such records available to any authorized IRS officers and employees. The records should include the number of shares of DTI Capital Stock exchanged, the number of shares of Common Stock received, the fair market value and tax basis in the shares of DTI Capital Stock exchanged and the tax basis in the shares of Common Stock received.
Any U.S. Holder that receives Common Stock in the business combination that is considered a “significant holder” would be required (i) to file a statement with its U.S. federal income tax return in accordance with Section 1.368-3 of the U.S. Treasury regulations providing certain facts pertinent to the business combination, including its tax basis in, and the fair market value of, the DTI Capital Stock surrendered in the business combination (determined immediately before the business combination), the names and employer identification numbers of DTI and the Company and the date of the business combination and (ii) to retain permanent records of these facts relating to the business combination. A “significant holder” is any DTI Stockholder that, immediately before the business combination, (a) owned at least 1 percent (by vote or value) of the outstanding shares of DTI Capital Stock or (b) owned DTI securities with a tax basis of $1.0 million or more.
THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF DTI CAPITAL STOCK. SUCH HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING BUT NOT LIMITED TO, U.S. FEDERAL ESTATE AND GIFT TAX LAWS, ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES (AND ANY POTENTIAL FUTURE CHANGES THERETO).

PROPOSAL NO. 2 — THE NASDAQ PROPOSAL
Overview
Assuming the Business Combination Proposal is approved, ROC’s stockholders are also being asked to approve (a) the issuance (or reservation for issuance in respect of PubCo options issued in exchange for outstanding pre-merger DTI Options) of up to 23,253,533 shares of Common Stock pursuant to the Business Combination Agreement and (b) the issuance and sale of up to 7,042,254 shares of Common Stock in the PIPE Financing.
Why ROC Needs Stockholder Approval
We are seeking stockholder approval in order to comply with Section 5635(a) of the Nasdaq Stock Market Rulebook.
Under Section 5635(a) of the Nasdaq Stock Market Rulebook, stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if such securities are not issued in a public offering for cash and due to the present or potential issuance of common stock or securities convertible into or exercisable for common stock (a) have or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (b) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. ROC will issue shares representing 20% or more of the number of outstanding shares of Common Stock of ROC prior to the issuance, or 20% or more of its voting power prior to the issuance, pursuant to the Business Combination Agreement and the PIPE Financing.
Effect of Proposal on Current Stockholders
If the Nasdaq Proposal is adopted, up to an aggregate of 30,295,787 shares of Common Stock may be issued in connection with the business combination and the PIPE Financing. The issuance of such shares would result in significant dilution to our stockholders, and result in our stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of ROC.
Vote Required for Approval
The Closing is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal at the special meeting.
Approval of the Nasdaq Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present at the special meeting. Failure to vote by proxy or to vote online at the special meeting will have no effect on the outcome of the vote on the Nasdaq Proposal. An abstention from voting will have the same effect as a vote “AGAINST” the Nasdaq Proposal.
Recommendation of the ROC Board
THE ROC BOARD RECOMMENDS THAT ROC STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE NASDAQ PROPOSAL.

PROPOSAL NO. 3 — THE CHARTER PROPOSAL
Overview
In connection with the Business Combination, ROC is asking its stockholders to approve the adoption of the Proposed Charter, in the form attached hereto as Annex B. If the Business Combination Proposal and the Charter Proposal are approved, the Proposed Charter would replace the Current Charter.
The Charter Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal. Therefore, if the Business Combination Proposal or the Nasdaq Proposal is not approved, the Charter Proposal will have no effect, even if approved by ROC stockholders.
Comparison of Current Charter to Proposed Charter
The following is a summary of the key changes effected by the Proposed Charter relative to the Current Charter. This summary is qualified in its entirety by reference to the full text of the Proposed Charter, a copy of which is included as Annex B.
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change ROC’s name to “Drilling Tools International Corporation”;

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increase the total number of authorized shares of all classes of capital stock, par value of  $0.0001 per share, from 101,000,000 shares, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 510,000,000 shares, consisting of 500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share;

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select the Court of Chancery of the State of Delaware as the exclusive forum for any derivative action or proceeding brought on behalf of PubCo, subject to certain limitations;

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establish transfer restrictions with respect to capital stock held by any stockholders who are unsuitable persons and their affiliates; and

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eliminate certain provisions specific to ROC’s status as a blank check company.

Reasons for the Approval of the Charter Proposal
In the judgment of the ROC Board, the Proposed Charter is necessary to address the needs of PubCo. In particular:
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the name of the new public entity is desirable to reflect PubCo’s ability to change;

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the greater number of authorized shares of capital stock is desirable for PubCo to have sufficient shares to complete the Business Combination and have additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits;

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the supermajority vote requirements provide anti-takeover protections for PubCo; and

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the provisions that relate to the operation of ROC as a blank check company prior to the consummation of its initial business combination will not be applicable to PubCo (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

Vote Required for Approval
The approval of the Charter Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Charter Proposal.

Recommendation of the ROC Board
THE ROC BOARD RECOMMENDS THAT ROC STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE CHARTER PROPOSAL.

PROPOSAL NO. 4 — THE INCENTIVE PLAN PROPOSAL
Assuming the Business Combination Proposal is approved, ROC’s stockholders are also being asked to approve the 2023 Omnibus Incentive Plan (the “2023 Plan”) a copy of which is attached as Annex C. The ROC Board approved the 2023 Plan on February 9, 2023, subject to stockholder approval at the special meeting. The 2023 Plan is being adopted in connection with the Business Combination Agreement and, subject to stockholder approval at the special meeting, will become effective upon the Closing. Approval of the 2023 Plan will allow PubCo to provide equity and other awards as part of PubCo’s compensation program, an important tool for motivating, attracting and retaining talented employees and for creating stockholder value. Non-approval of the 2023 Plan will result in the 2023 Plan not becoming effective, resulting in no awards being granted thereunder, and will compel PubCo to consider significantly increasing the cash component of employee compensation following the Closing to attract and retain key employees because PubCo may need to replace components of compensation PubCo previously delivered or agreed to deliver in equity awards in order to provide market competitive pay, which would (if implemented) reduce PubCo’s operating cash flow.
We believe that long-term incentive compensation programs align the interests of management, employees and stockholders to create long-term stockholder value. Equity plans such as the 2023 Plan increase PubCo’s ability to achieve this objective, and, by allowing for several different forms of long-term incentive awards, helps PubCo to recruit, reward, motivate, and retain talented personnel. We believe that the approval of the 2023 Plan is an essential component to PubCo’s continued success following the Business Combination, and in particular, to PubCo’s ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which PubCo will compete. Such awards are also crucial to PubCo’s ability to motivate employees to achieve its goals.
Key Plan Provisions
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Awards may be granted under the 2023 Plan for up to ten (10) years following the business combination, unless earlier terminated by the PubCo Board or compensation committee, but no incentive stock options may be granted after ten (10) years from the earlier of the PubCo Board’s of stockholders’ approval of the 2023 Plan.

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The 2023 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options) stock appreciation rights, restricted stock, restricted stock units, performance-based awards, and other stock- and cash-based awards.

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PubCo will initially reserve a pool of shares of PubCo Common Stock for issuance pursuant to awards under the 2023 Plan equal to 10% of the aggregate number of shares of PubCo issued and outstanding immediately after the Closing of the Business Combination.

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The 2023 Plan will be administered by the PubCo Board or, if delegated by the PubCo Board, the compensation committee of the PubCo Board or such committee as permitted by the 2023 Plan.

Summary of the 2023 Plan
The following paragraphs provide a summary of principal features of the 2023 Plan and its operation. However, this summary is not a complete description of all provisions of the 2023 Plan and is qualified in its entirety by the specific language of the 2023 Plan.
Purposes of the 2023 Plan
The purposes of the 2023 Plan are to (i) encourage the profitability and growth of PubCo through short-term and long-term incentives that are consistent with PubCo’s objectives; (ii) give participants an incentive for excellence in individual performance; (iii) promote teamwork among participants; and (iv) give PubCo a significant advantage in attracting and retaining key employees, directors and consultants. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards, and other stock- and cash-based awards as the administrator of the 2023 Plan may determine.

Authorized Shares
Subject to the adjustment provisions contained in the 2023 Plan, the maximum number of shares of PubCo Common Stock that may be issued pursuant to awards under the 2023 Plan is (i)  shares of PubCo Common Stock in a number equal to 10% of the PubCo Common Stock issued and outstanding immediately after the Closing of the Business Combination, plus (ii) any shares of PubCo Common Stock subject to stock options or other awards that were assumed in the Business Combination, with the maximum number of shares to be added to the 2023 Plan pursuant to clause (ii) equal to an anticipated 2,421,000 shares of PubCo Common Stock. The 2023 Plan also includes an evergreen provision that provides for an automatic annual increase plan on the first day of each calendar year to the number of shares of PubCo Common Stock available for issuance under the 2023 Plan, equal to the lesser of:
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3% of the total number of shares of PubCo Common Stock issued and outstanding on a fully-diluted basis as of the last day of the immediately preceding Calendar year; or

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Such lesser amount determined by the administrator.

Generally, any shares of PubCo Common Stock subject to an award under the 2023 Plan that are forfeited, canceled, settled or otherwise terminated without a distribution of shares of PubCo Common Stock to a participant will thereafter be deemed to again be available for awards. In applying the immediately preceding sentence, if (i) shares of PubCo Common Stock otherwise issuable or issued in respect of, or as part of, any award are withheld to cover taxes or any applicable exercise price, such shares will be treated as having been issued under the 2023 Plan and shall not be available for issuance under the 2023 Plan, and (ii) any share-settled stock appreciation rights or options are exercised, the aggregate number of shares of PubCo Common Stock subject to such stock appreciation rights or options will be deemed issued under the 2023 Plan and will not be available again for issuance under the 2023 Plan. For the avoidance of doubt, (A) shares of PubCo Common Stock underlying awards that are subject to the achievement of performance goals shall be counted against the share reserve based on the target value of such awards unless and until such time as such awards become vested and settled in shares of PubCo Common Stock, and (B) awards that, pursuant to their terms, may be settled only in cash shall not count against the share reserve. If any extraordinary dividend or other extraordinary distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of PubCo, other change in the corporate structure of PubCo affecting the shares, or any similar equity restructuring transaction affecting the shares occurs, an equitable substitution or proportionate adjustment will be made, as may be determined by the administrator in its sole discretion to number and class of shares that may be delivered under the 2023 Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits contained in the 2023 Plan.
Plan Administration
The PubCo Board or a committee appointed by the PubCo Board will administer the 2023 Plan and is referred to as the administrator. Different administrators may administer the 2023 Plan with respect to different groups of service providers. The PubCo Board may retain the authority to concurrently administer the 2023 Plan and revoke the delegation of some or all authority previously delegated.
Subject to the terms of the 2023 Plan and applicable laws, the administrator generally will have the power, in its sole discretion, to (i) select participants; (ii) determine whether and to what extent awards are to be granted to participants; (iii) determine the number of shares of PubCo Common Stock to be made subject to each award; (iv) determine the terms and conditions, not inconsistent with the terms of the 2023 Plan, of each award granted, including, but not limited to, (A) the restrictions applicable to awards and the conditions under which restrictions applicable to such awards shall lapse, (B) the performance goals and performance periods applicable to awards, if any, (C) the exercise price of each award, (D) the vesting schedule applicable to each award, (E) any confidentiality or restrictive covenant provisions applicable to the Award, and (F) any amendments to or waivers of the terms and conditions of outstanding awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such awards; (v) determine the terms and conditions, not inconsistent with the terms of the 2023 Plan; (vi) determine fair market value; (vii) approve forms of award agreements for use with the 2023

Plan; (viii) determine the duration and purpose of leaves of absence that may be granted to a participant without constituting termination of the participant’s employment for purposes of awards granted under the 2023 Plan; (ix) adopt, alter and repeal such administrative rules, guidelines and practices governing the 2023 Plan as it shall from time to time deem advisable; (x) reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2023 Plan, any award agreement or other instrument or agreement relating to the 2023 Plan or an award granted under the 2023 Plan; (xi) construe and interpret the terms and provisions of the 2023 Plan and any award issued under the 2023 Plan (and any award agreement relating thereto), and to otherwise supervise the administration of the 2023 Plan; and (xii) exercise all powers and authorities either specifically granted under the 2023 Plan or necessary or advisable in the administration of the 2023 Plan. The administrator’s decisions, determinations, and interpretations are final and binding on all participants and any other holders of awards.
Eligibility
Persons eligible to receive awards under the 2023 Plan are employees of and consultants to PubCo and its affiliates and non-employee directors of PubCo. Following the Closing, our employees (of which there were 335 as of February 13, 2023) and each of our 6 non-employee directors are considered eligible under the 2023 Plan.
PubCo’s practice will generally be not to grant equity awards to consultants, but PubCo reserves the right to do so.
Stock Options
Options may be granted under the 2023 Plan. Subject to the provisions of the 2023 Plan, the administrator will determine the terms and conditions of options, including when such options vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such options will vest or become exercisable) and whether such options are designated as incentive stock options intended to qualify under Section 422 of the Code or options not intended to so qualify. Incentive stock options may be granted only to employees. The per share exercise price of any option generally must be at least 100% of the fair market value of a share on the date of grant, and the term of an option may not be more than 10 years. However, with respect to any incentive stock option granted to an individual who owns 10% of the voting power of all classes of stock of PubCo or any of its parent or subsidiary corporations, the term of such option may not exceed 5 years, and the per share exercise price of such incentive stock option must be at least 110% of the fair market value of a share on the grant date. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her option for the period of time stated in his or her option agreement. In no event may an option be exercised later than the expiration of its term, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law. Subject to the provisions of the 2023 Plan, the administrator will determine the other terms of options, including but not limited to the acceptable forms of consideration for exercising an option.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2023 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of PubCo Common Stock from the date of grant to the date of exercise. Subject to the provisions of the 2023 Plan, the administrator will determine the terms and conditions of stock appreciation rights, including when such rights vest and become exercisable (and the administrator will have the discretion to accelerate the time at which such rights will vest or become exercisable) and whether to settle such award in cash, shares, or a combination of both. A stock appreciation right granted in conjunction with all or part of an option under the 2023 Plan entitles its holder to receive, at the time of exercise of the stock appreciation right and surrender of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of Common Share over the exercise price of the related option. The per share exercise price of a stock appreciation right must be at least 100% of the fair market value a share on the date of grant, and the term of a stock appreciation right may not be more than 10 years. After a participant’s service terminates, he or she generally may exercise the vested portion of his or her stock appreciation right for the period of time stated in his or her option agreement. In no event may a stock appreciation right be exercised later than the expiration of its terms, except in certain circumstances where the expiration occurs during a period where exercise is not permitted under applicable law, as described more fully in the 2023 Plan.
Restricted Stock
Restricted stock may be granted under the 2023 Plan. Restricted stock awards are grants of shares that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to a participant. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us or our affiliates), and the administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting rights but may have any dividends with respect to such shares accumulated and paid only if such shares vest in accordance with their terms. Shares of restricted stock as to which the restrictions have not lapsed are subject to forfeiture by the participant.
Restricted Stock Units
Restricted stock units may be granted under the 2023 Plan. A restricted stock unit is a bookkeeping entry representing a notional amount equal to the fair market value of one share of PubCo Common Stock. The administrator will determine the terms and conditions of restricted stock units, including the vesting criteria (which may include accomplishing specified performance criteria or continued service to us) and the form and timing of payment. The administrator may grant dividend equivalents in connection with a grant of restricted stock units, which dividend equivalents may be accumulated and paid only if such restricted stock units vest in accordance with their terms. The administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned restricted stock units in cash, shares, or a combination of both.
Performance-Based Awards
Performance-based awards may be granted under the 2023 Plan. Performance-based awards are awards that will result in a payment to a participant only if objectives established by the administrator are achieved or the awards otherwise vest. The administrator will establish organizational or individual performance objectives in its discretion, which, depending on the extent to which they are met, will determine the value of the payout for the performance-based awards to be paid out to participants. The administrator will have the discretion to reduce or waive any performance objectives or other vesting provisions for performance-based awards. Performance-based awards may have a threshold, target, and maximum payout value established by the administrator. The administrator will have the discretion to pay earned performance-based awards in the form of cash, shares, or in some combination of both.
Other Stock-Based Awards
To enable PubCo to respond to material developments in the areas of taxation and other legislation and to trends in executive compensation practices, the 2023 Plan authorizes the administrator to grant awards that are valued in whole or in part by reference to or otherwise based on or related to shares of our PubCo Common Stock, including, but not limited to, unrestricted shares of PubCo Common Stock and dividend equivalents. The administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed and to settle earned other stock-based awards in cash, shares, or a combination of both.
Other Cash-Based Awards
Other cash-based awards may be granted on a free-standing basis or as an element of, a supplement to, or in lieu of any other award. The administrator has the discretion to determine the terms and conditions of other cash-based awards, including vesting and forfeiture terms.

Non-Employee Directors
The 2023 Plan provides that any non-employee director of PubCo may not, in any fiscal year, be granted compensation (including, but not limited to, awards under the 2023 Plan and cash retainers or fees) with an aggregate value of more than $750,000, increased to $1,000,000 in connection with the non-employee director’s initial fiscal year of service, with the value of each equity award based on such award’s grant date fair value. For purposes of this limitation, the grant date fair value is determined in accordance with GAAP. Any compensation paid to a non-employee director for his or her prior services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not necessarily reflect the intended size of any potential equity awards to our non-employee directors.
Non-Transferability of Awards
Unless the administrator provides otherwise, the 2023 Plan generally does not allow for the transfer or disposal of awards and only the recipient of an award may exercise an award during his or her lifetime. Any unauthorized transfer will be void.
Change in Control
The 2023 Plan provides that if there is a “change in control” (as defined in the 2023 Plan) of PubCo, each outstanding award will be treated as the administrator determines without a participant’s consent, including that an award be continued by the successor corporation or that vesting of awards may accelerate automatically upon consummation of the transaction. The administrator will not be required to treat all awards, portions of awards or participants similarly and may modify awards, subject to the provisions of the 2023 Plan.
Unless provided otherwise in an award agreement or other applicable agreement, upon a change in control, the administrator may provide for: (i) the continuation of any award by PubCo, if it is the surviving entity; (ii) the assumption of any award by the surviving entity or its parent or subsidiary; (iii) the substitution by the surviving entity or its parent or subsidiary of equivalent awards for any award; or (iv) settlement of any award on a per share basis for the per share of PubCo Common Stock change in control consideration (less, to the extent applicable, the exercise price), or, if the exercise price equals or exceeds such per share consideration, such sward will terminate and be canceled without consideration.
Forfeiture and Clawback
All awards granted under the 2023 Plan will be subject to recoupment under any clawback policy that we are required to adopt under applicable law or listing standards. In addition, the administrator may impose such other clawback, recovery or recoupment provisions in an award agreement as the administrator determines necessary or appropriate, including without limitation to any reacquisition right regarding previously acquired shares or other cash or property. In addition, the administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an award.
Amendment or Termination
The 2023 Plan will become effective upon the Closing and awards may be granted thereunder for up to ten (10) years following Business Combination, unless earlier terminated by the administrator, provided that no incentive stock options may be granted after ten (10) years from the earlier of the ROC Board’s approval of the 2023 Plan or the effective date of the 2023 Plan. In addition, the PubCo Board will have the authority to amend, suspend, or terminate the 2023 Plan, but such action generally may not materially impair the rights of any participant without his or her written consent.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to U.S. federal income tax consequences of participation in the 2023 Plan. The summary is based on existing U.S. federal income tax laws and regulations as of the date of this filing, and there can be no assurance that those laws and regulations will not change, including potentially retroactively. The summary does not purport to be complete in all respects and does not discuss all potential tax consequences, including upon a participant’s death, under the provisions of the tax laws of any municipality, state or foreign country in which the participant may reside, or under the provisions of relating federal employment tax laws. Tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. The aggregate fair market value, determined at the time of grant, of incentive stock options that are exercisable for the first time by an optionholder during any calendar year may not exceed $100,000. Incentive stock options or portions thereof that exceed such limit will generally be treated as nonqualified stock options.
If a participant exercises the option, no federal income tax consequences arise as a result of such exercise (except as described below regarding the alternative minimum tax). If, following exercise and receipt of the shares, the participant sells or otherwise disposes of those shares after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for U.S. federal income tax purposes.
However, if the participant disposes of such shares on or before either the two-year anniversary of the date of grant or the one-year anniversary of the date of exercise (such disposal, a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for U.S. federal income tax purposes.
For purposes of the federal alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing a participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.
Nonqualified Stock Options
A participant generally recognizes no taxable income as the result of the grant of a nonqualified option. However, upon exercising the option, the participant normally recognizes ordinary income on a per share basis equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a tax deduction related to the ordinary income recognized by the participant. Upon the sale of the shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the shares acquired through the exercise of the nonqualified stock option.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a tax deduction related to the ordinary income recognized by the participant. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than thirty days after the date the shares are acquired, in which event the participant would not be taxed on the fair market value of the restricted shares on the vesting date. We generally should be entitled to a tax deduction related to the ordinary income recognized by the participant. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the participant’s basis in the stock, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant upon settlement of the award. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a tax deduction related to the ordinary income recognized by the participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance-Based Awards
A participant generally will recognize no income upon the grant of a performance-based award. Upon the vesting or settlement of such awards, depending on the type of award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a tax deduction related to the ordinary income recognized by the participant. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Other Stock- and Cash-Based Awards
In the case of an award of dividend equivalent rights or other stock-based award, a participant will generally recognize ordinary income in an amount equal to the fair market value of any shares received on the date of payment or delivery. In the case of a cash-based award, a participant will generally recognize ordinary income in an amount equal to the cash received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a tax deduction related to the ordinary income recognized by the participant.
No Repricing
Notwithstanding any other provision of the 2023 Plan, no option or stock appreciation right may be amended to reduce the exercise price nor cancelled in exchange for other options or stock appreciation rights with a lower exercise price, shares or cash, without stockholder approval if required by the applicable stock or listing exchange.
Section 409A
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2023 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% U.S. federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. While PubCo intends that any award required to comply with Section 409A does so comply, PubCo does not guarantee such compliance and does not assume any liability or responsibility with respect to such compliance.
Tax Effect for PubCo
The Company generally will be entitled to a federal tax deduction in connection with an award under the 2023 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option), except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and certain “covered employees” as determined under Section 162(m) of the Code. Under Section 162(m), the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND PUBCO WITH RESPECT TO AWARDS UNDER THE 2023 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Number of Awards Granted to Employees, Consultants and Directors
The number of awards that an employee, director, or consultant may receive under the 2023 Plan is in the discretion of the administrator and therefore cannot be determined in advance. We have not previously sponsored an equity incentive plan, and, therefore, the aggregate number of shares of PubCo Common Stock which would have been received by or allocated to our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all other current employees who are not executive officers, as a group is not determinable. Therefore, a New Plan Benefit Table is not provided.
Registration with the SEC
If the 2023 Plan is approved by our stockholders and becomes effective, DTI is expected to file a registration statement on Form S-8 registering the shares reserved for issuance under the 2023 Plan as soon as reasonably practicable after becoming eligible to use such form.
Equity Compensation Plan Information
No shares of PubCo Common Stock were covered by awards outstanding under any equity compensation plan as of the date of this proxy statement/prospectus/consent solicitation statement.
The following table provides information about the options to purchase shares of DTI Common Stock outstanding under the DTI Stock Plan as of the date of this proxy statement/prospectus/consent solicitation statement.
	Number of Shares of DTI Common Stock Subject to Outstanding Options under the DTI Stock Plan(1)(2)	Weighted-Average Exercise Price of Outstanding Options Under DTI Stock Plan(1)
Wayne Prejean, DTI’s Chief Executive Officer, DTI Director	5,266,000	$0.85
David Johnson, DTI’s Chief Financial Officer	580,000	$0.85
Michael Domino Jr., DTI’s President, DTR Division	1,622,312	$0.85
Jack Furst, DTI Director	250,000	$0.85
All other current employees	2,129,578	$1.28
Former employees and directors	1,080,000	$1.01

(1)
The numbers of shares and the weighted average exercise price set forth in the table are on a pre-conversion basis. Pursuant to the Business Combination Agreement, PubCo will assume the outstanding options under the Drilling Tools International, Inc. 2012 Nonqualified Stock Option Plan (the “DTI Stock Plan”) as of the Effective Time, and each such option will be converted into an option, under the 2023 Plan, to purchase shares of PubCo Common Stock with substantially the same terms as the option outstanding under the DTI Stock Plan. The DTI Stock Plan will be terminated at the same time the Business Combination is consummated.

(2)
For purposes of the presentation in “Unaudited Pro Forma Condensed Combined Financial Information-Introduction”, it is assumed that all outstanding awards under the DTI Stock Plan will be converted into DTI Common Stock immediately prior to the Effective Time based on an exercise by the holders in which DTI agrees to retain shares issuable to each holder in satisfaction of such holder’s obligation to pay the applicable exercise price and any tax withholding obligations of DTI. If this were to occur, there would be no options outstanding under the DTI Stock Plan to be assumed by PubCo

Vote Required for Approval
The Incentive Plan Proposal will be adopted and approved only if the holders of at least a majority of our outstanding shares of Common Stock entitled to vote thereon at the special meeting. Failure to vote by proxy or to vote online at the special meeting will have no effect on the outcome of the vote on the Incentive Plan Proposal. An abstention from voting will have the same effect as a vote “AGAINST” the Incentive Plan Proposal.
Recommendation of the ROC Board
THE ROC BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 5 — THE DIRECTOR ELECTION PROPOSAL
Overview
The Proposed Charter provides that the PubCo Board will be divided into three classes, designated as Class I directors, Class II directors and Class III directors. In addition, the Proposed Charter provides that each director will serve until his or her successor is duly elected at PubCo’s annual meeting of stockholders held in the third year following the year of their election (subject to the earlier term limits described in the paragraph below) and qualified or until his or her earlier resignation, removal from office, death or incapacity.
Assuming the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal are approved at the special meeting, ROC’s stockholders are being asked to elect seven directors to the ROC Board, effective upon the Closing, with each Class I director having a term that expires at PubCo’s annual meeting of stockholders in 2024, each Class II director having a term that expires at PubCo’s annual meeting of stockholders in 2025 and each Class III director having a term that expires at PubCo’s annual meeting of stockholders in 2026, or, in each case, until their respective successors are duly elected and qualified, or until their earlier resignation, removal, death or incapacity.
The ROC Board has (i) re-nominated current director, Daniel Kimes to serve as a Class III director; and (ii) nominated C. Richard Vermillion and Thomas O. Hicks to serve as Class I directors, Wayne Prejean and Eric Neuman to serve as Class II directors and Curt Crofford and Jack Furst to serve as Class III directors. Each of the re-nominated and nominated individuals meets the director qualification and eligibility criteria of the Charter of the Corporate Governance and Nominating Committee of the Company. For more information on the experience of the proposed directors, please see the section entitled “Management After the Business Combination.” The Director Election Proposal is conditioned upon the approval of the Business Combination Proposal, the Nasdaq Proposal and the Charter Proposal. Therefore, if any of the Business Combination Proposal, the Nasdaq Proposal or the Charter Proposal is not approved, the Director Election Proposal will have no effect, even if approved by ROC stockholders.
Vote Required for Approval
The election of each of the director nominees pursuant to the Director Election Proposal requires the affirmative vote (online or by proxy) of the holders of a plurality of the outstanding shares of Common Stock entitled to vote and actually cast thereon at the special meeting. There are no other nominees for director at the special meeting. This means that if the Director Election Proposal receives any affirmative votes, all of the director nominees will be elected. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Director Election Proposal.
Recommendation of the ROC Board
THE ROC BOARD RECOMMENDS THAT ROC STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE DIRECTOR ELECTION PROPOSAL

PROPOSAL NO. 6 — THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal, if adopted, will allow the ROC Board to adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the Nasdaq Proposal. If our stockholders approve the Adjournment Proposal, we may adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders who have voted previously.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by ROC stockholders, the ROC Board may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or the Nasdaq Proposal.
Vote Required for Approval
The Adjournment Proposal is not conditioned on the approval of any other Proposal at the special meeting.
The approval of the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present at the special meeting. Failure to vote by proxy or to vote online at the special meeting will have no effect on the outcome of the vote on the Adjournment Proposal. An abstention from voting will have the same effect as a vote “AGAINST” the Adjournment Proposal.
Recommendation of the ROC Board
THE ROC BOARD RECOMMENDS THAT ROC STOCKHOLDERS VOTE “FOR”
THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

DTI’S SOLICITATION OF WRITTEN CONSENTS
This section contains information for DTI Stockholders regarding the solicitation of written consents to adopt the Business Combination Agreement by executing and delivering the written consent furnished with this proxy statement/prospectus/consent solicitation statement.
Purpose of the Consent Solicitation Statement; Recommendation of the DTI Board
The DTI board of directors (the “DTI Board”) is providing this proxy statement/prospectus/consent solicitation statement to DTI Stockholders. DTI Stockholders are being asked to adopt and approve the Business Combination Proposal by executing and delivering the written consent furnished with this proxy statement/prospectus/consent solicitation statement.
After consideration, the DTI Board unanimously approved and declared advisable the Business Combination Agreement and the business combination, upon the terms and conditions set forth in the Business Combination Agreement, and unanimously determined that the Business Combination Agreement and the transactions contemplated thereby are in the best interests of DTI and its stockholders. The DTI Board unanimously recommends that DTI Stockholders approve the Business Combination Proposal.
DTI Stockholders Entitled to Consent
Only DTI Stockholders of record as of the close of business on May 12, 2023 (the “DTI Record Date”), will be entitled to execute and deliver a written consent. As of the close of business on the DTI Record Date, there were 20,370,377 outstanding shares of DTI Common Stock and 52,363,876 outstanding shares of DTI Preferred Stock. Each holder of DTI Common Stock is entitled to one vote for each share held as of the DTI Record Date. Each holder of DTI Preferred Stock is entitled to a number of votes equal to the number of shares of DTI Common Stock into which the shares of DTI Preferred Stock held by such holder could be converted as of the Record Date.
Required Written Consents
The approval of the DTI Business Combination Proposal requires the affirmative vote or consent of the holders of (i) a majority of the voting power of the outstanding shares of DTI capital stock, voting together on an as-converted basis, and (ii) a majority of the voting power of the outstanding shares of DTI Preferred Stock.
In connection with the execution of the Business Combination Agreement, HHEP-Directional L.P., which beneficially owns a majority of the outstanding shares of DTI Common Stock and DTI Preferred Stock delivered to ROC and DTI the DTI Stockholder Support Agreement, pursuant to which such stockholder agreed to, among other things, (i) vote at any meeting of the DTI Stockholders or by written consent all of its DTI Common Stock and DTI Preferred Stock beneficially owned by it in favor of the business combination and the adoption of the Business Combination Agreement; and (ii) be bound by certain transfer restrictions with respect to DTI securities, in each case, on the terms and subject to the conditions set forth in the DTI Stockholder Support Agreement.
Interests of Certain Persons in the Business Combination
In considering whether to adopt the Business Combination Agreement by executing and delivering the written consent, DTI Stockholders should be aware that aside from their interests as stockholders, DTI’s officers and members of the DTI Board have interests in the business combination that are different from, or in addition to, those of other DTI Stockholders generally. DTI Stockholders should take these interests into account in deciding whether to approve the Business Combination Proposal. These interests include, among others:
•
The current management team of DTI, including Wayne Prejean, David Johnson and Michael Domino Jr., who currently serve as DTI’s Chief Executive Officer, Chief Financial Officer and President, DTR Division, respectively, will serve as PubCo’s Chief Executive Officer, Chief Financial Officer and President, DTR Division, respectively, following the consummation of the business Combination. Moreover, Mr. Prejean, who is currently a director of DTI, will become a director of PubCo following the consummation of the business combination. Each of Mr. Prejean, Mr. Johnson and Mr. Domino currently have employment agreements with DTI and may enter into new or amended employment agreements with PubCo.
•
Curt Crofford, Jack Furst, Thomas O. Hicks, Eric Neuman and C. Richard Vermillion, current directors of DTI, will become directors of PubCo after the Closing. As such, in the future, such directors may receive any cash fees, stock options, or stock awards that the PubCo Board determines to pay to its non-executive directors.

Submission of Written Consents
You may consent to the DTI Business Combination Proposal with respect to your shares of DTI capital stock by completing, dating and signing the written consent enclosed with this proxy statement/prospectus/consent solicitation statement and returning it to DTI by June 1, 2023. DTI reserves the right to extend the consent deadline until June 6, 2023. Any such extension may be made without notice to DTI Stockholders.
If you hold shares of DTI capital stock as of the close of business on the DTI Record Date and you wish to give your consent, you must fill out the enclosed written consent, date and sign it, and promptly return it to DTI. Once you have completed, dated and signed the written consent, you may deliver it to DTI by emailing a .pdf copy to or by mailing your written consent to consents@drillingtools.com.
After the Business Combination is completed, a letter of transmittal and written instructions for the surrender of DTI capital stock will be delivered to DTI Stockholders.
Executing Written Consents; Revocation of Written Consents
You may execute a written consent to approve the DTI Business Combination Proposal (which is equivalent to a vote for such proposal). If you do not return your written consent, it will have the same effect as a vote against the DTI Business Combination Proposal. If you are a record holder of shares of DTI Common Stock and/or DTI Preferred Stock and you return a signed written consent, you will have given your consent to approve the DTI Business Combination Proposal.
Your consent to the DTI Business Combination Proposal may be changed or revoked at any time before the consent deadline. If you wish to change or revoke your consent before the consent deadline, you may do so by delivering a notice of revocation such that it is received before the consent deadline, by emailing a .pdf copy of such notice to or by mailing a copy of such notice to consents@drillingtools.com.
Appraisal Rights of DTI Stockholders
Holders of DTI Common Stock will not have appraisal rights in connection with the business combination.
Holders of DTI Preferred Stock will have appraisal rights in connection with the business combination. Holders of shares of DTI Preferred Stock who (i) do not consent to the adoption of the Business Combination Agreement with respect to such shares of DTI Preferred Stock, (ii) follow the procedures set forth in Section 262 of the DGCL (including making a written demand of appraisal to DTI within 20 days after the date of mailing of the notice of appraisal rights) and (iii) have not otherwise waived the appraisal rights, will be entitled, under Section 262 of the DGCL, to have their shares of DTI Preferred Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the business combination, together with interest, if any, to be paid on the amount determined to be “fair value.” See Section 262 of the DGCL attached as Annex E.
Solicitation of Written Consents; Expenses
The expense of preparing and distributing these consent solicitation materials is being borne by DTI. Directors, officers and employees of DTI may solicit consents by telephone and personally, in addition to solicitation by mail or electronically. These persons will not receive any special compensation for soliciting consents.
Assistance
If you need assistance in completing your written consent or have questions regarding the consent solicitation, please contact consents@drillingtools.com.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DTI
In this section, unless otherwise specified, the terms “we”, “our”, “us” and “DTI” refer to Drilling Tools International Holdings, Inc. and its consolidated subsidiaries.
You should read the following discussion and analysis of our financial condition and results of operations with our audited consolidated financial statements for the year ended December 31, 2022 and 2021, together with related notes thereto, included elsewhere in this proxy statement/prospectus/consent solicitation statement. The discussion and the analysis should also be read together with the section of this proxy statement/prospectus entitled “Information about Drilling Tools International Holdings, Inc.” The following discussion contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” or in other parts of this proxy statement/prospectus/consent solicitation statement. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.
Overview
We are a leading oilfield services company (“OSC”), based on the percentage of active rigs to which we supply tools in the geographies in which we are active, that rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas. We operate from 18 locations in North America and four international locations in Europe and the Middle East, and maintain a large fleet of rental equipment consisting of drill collars, stabilizers, crossover subs, wellbore conditioning tools, drill pipe, hevi-wate drill pipe and tubing. We also rent surface control equipment such as blowout preventers and handling tools and provide downhole products for producing wells.
Our business model primarily centers on revenue generated from tool rentals and product sales. During the years ended December 31, 2022 and 2021, we generated revenue from tool rentals and product sales of $129.6 million and $77.4 million, respectively. We have incurred significant operating losses since inception. As of December 31, 2022, we had an accumulated deficit of $21.1 million. For the years ended December 31, 2022 and 2021, we had net income of $21.1 million and $2.1 million, respectively.
We believe our future financial performance will be driven by continued investment in oil and gas drilling following years of industry underinvestment.
Market Factors
Demand for our services and products depends primarily upon the general level of activity in the oil and gas industry, including the number of active drilling rigs, the number of wells drilled, the depth and working pressure of these wells, the number of well completions, the level of well remediation activity, the volume of production and the corresponding capital spending by oil and natural gas companies. Oil and gas activity is in turn heavily influenced by, among other factors, investor sentiment, availability of capital and oil and gas prices locally and worldwide, which have historically been volatile.
Our tool rental revenues are primarily dependent on drilling activity and our ability to gain or maintain market share with a sustainable pricing model.
Our product sales revenues are primarily dependent on oil & gas companies paying for tools that are lost or damaged in their drilling programs as well as the drilling contractors need to replace aging or consumable products and our ability to provide competitive pricing.
All of these factors may be influenced by the oil and gas region in which our customers are operating. While these factors may lead to differing revenues, we have generally been able to forecast our product needs and anticipated revenue levels based on historic trends in a given region and with a specific customer.

Recent Developments and Trends
COVID-19 Update
In March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. There are many uncertainties regarding the current pandemic, and we are closely monitoring the impact of the pandemic on all aspects of our business, including how it will impact our employees, suppliers, vendors, and business partners.
The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures may adversely impact our employees and operations and the operations of our suppliers, customers, and business partners. In addition, various aspects of our business cannot be conducted remotely. These measures by government authorities may continue to remain in place for a significant period of time and could adversely affect our development plans, sales and marketing activities, and business operations.
The full impact of the COVID-19 pandemic continues to evolve as of the date of this proxy statement/prospectus/consent solicitation statement. As such, the full magnitude of the pandemic’s effect on our financial condition, liquidity and future results of operations is uncertain. Management continues to actively monitor our financial condition, liquidity, operations, suppliers, industry, and workforce.
Industry Update
Oil prices have been extremely volatile throughout 2022 primarily due to global import restrictions already enacted and anticipated to be enacted on Russian oil in response to the conflict in Ukraine, efforts by the President of the United States to combat rising gasoline prices by releasing oil from the Strategic Petroleum Reserve, fears of a recession in the United States, China and Europe caused by increasing inflation and rising interest rates and planned production cuts by the Organization of Petroleum Exporting Countries. Oil prices reached their peak in March 2022 with West Texas Intermediate (“WTI”) prices increasing to over $123 per barrel. Prices remained elevated, yet volatile for several months until briefly dropping to under $72 per barrel in late December 2022, approaching lower pricing not seen since the beginning of 2022.
Prices for natural gas have been elevated, but also volatile, throughout 2022 in the United States due to several factors including higher demand for heating due to a colder winter at the beginning of the year, a nationwide heat wave during the summer and record-high LNG exports due to a rise in global LNG demand. Henry Hub natural gas spot prices have increased from an average of $3.76 per one million British Thermal Units (“MMBtu”) for December 2021 to an average high of $8.81 per MMBtu for August 2022 and most recently to an average of $5.53 per MMBtu for December 2022. Delivery bottlenecks, lack of storage capacity and mild weather in Europe have contributed to the aforementioned price decline.
The ongoing conflict in Ukraine has had repercussions globally and in the United States by continuing to cause uncertainty, not only in the oil and natural gas markets, but also in the financial markets. Such uncertainty already has and could continue to result in stock price volatility and supply chain disruptions as well as higher oil and natural gas prices which could result in higher inflation worldwide, impact consumer spending and negatively impact demand for our goods and services. Moreover, additional interest rate increases by the U.S. Federal Reserve to combat inflation could further increase the probability of a recession.
Notwithstanding the significant commodity price volatility this year, we have seen increases in United States onshore drilling activity, particularly among private operators. During the three months ended December 31, 2022, the weekly average U.S. onshore rig count as reported by Baker Hughes was 776 rigs compared to 761 rigs for the three months ended September 30, 2022 and 561 rigs for the three months ended December 31, 2021. Current rig activity remains significantly reduced from 2019 levels when the weekly average rig count for the three months ended March 31, 2019 was 1,043. However, notwithstanding the impact of longer laterals, improved rig efficiencies have partially offset the impact of this reduction.

Inflation and Increased Costs
Supply chain disruptions, geopolitical issues and significantly increased demand for goods and services worldwide resulted in substantial increases in fuel, raw materials, component parts, ocean freight charges and increased labor costs in 2022. Inflation, measured by the U.S. Consumer Price Index (“CPI”) as reported by the U.S. Bureau of Labor Statistics, increased substantially during 2022, rising to an average of 8.0% on a year-over-year basis in 2022 from an average of 4.7% on a year-over-year basis in 2021. While year-over-year inflation rates remained elevated relative to historical levels, the rate of increases began to moderate late in 2022 and were reported at 6.5% in December 2022, the lowest that figure has been in more than a year. Salaries and wages remain elevated as a result of competitive labor markets, especially in certain key oil and gas producing areas, but also due to broader inflation trends and labor shortages.
We expect we will continue to experience inflationary pressures on our cost structure for the foreseeable future. However, tightness in overseas freight and transit times have eased. Additionally, raw material and component costs are moderating due in part to a strengthening United States dollar and weakening steel demand. To date, we do not believe that inflation has had a material impact to our financial condition or results of operations because we have been able to increase the prices we receive from our customers. Nonetheless, we cannot be confident that transit times or input prices will return to the lower levels experienced in prior years. To date, we do not believe that inflation has had a material impact to our financial condition or results of operations because we have been able to increase the prices we receive from our customers.
How We Evaluate Our Operations
We use a number of financial and operational measures to routinely analyze and evaluate the performance of our business, including revenue, net and non-GAAP measures Adjusted EBITDA and Free Cash Flow.
Revenue, net
We analyze our performance by comparing actual monthly revenue to revenue trends and revenue forecasts by product line as well as tool activity trends for each month. Our revenue is primarily derived from tool rental and product sales.
Adjusted EBITDA
We regularly evaluate our financial performance using Adjusted EBITDA. Our management believes Adjusted EBITDA is a useful financial performance measure as it excludes non-cash charges and other transactions not related to our core operating activities and allows more meaningful analysis of the trends and performance of our core operations.
Free Cash Flow
We define Free Cash Flow as net cash provided by (used in) operating activities, reduced by purchases of property, plant and equipment. Free Cash Flow is a supplemental non-GAAP financial measure that is used by our management and other external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others to assess our ability to internally fund our capital program, service or incur additional debt and to pay dividends. We believe Free Cash Flow is a useful liquidity measure because it allows us and others to compare cash flow provided by operating activities across periods and to assess our ability to internally fund our capital program, to reduce leverage, fund acquisitions and pay dividends to our stockholders whereas applicable.
Please refer to the section titled “Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable financial performance measure calculated and presented in accordance with GAAP and a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable liquidity measure calculated and presented in accordance with GAAP.

Key Components of Results of Operations
The discussion below relating to significant line items from our consolidated statements of operations and comprehensive income (loss) are based on available information and represent our analysis of significant changes or events that impact the comparability of the reported amount. Where appropriate, we have identified specific events and changes that affect comparability or trends and, where reasonably practicable, we have quantified the impact of such items.
Revenue, net
We currently generate our revenue, net from tool rental services and product sales. Tool rental services consist of rental services, inspection services, and repair services is accounted for under Topic 842. We recognize revenues from renting tools on a straight-line basis. Our rental contract periods are daily, monthly, per well, or based on footage. As part of this straight-line methodology, when the equipment is returned, we recognize as incremental revenue the excess, if any, between the amount the customer is contractually required to pay, which is based on the rental contract period applicable to the actual number of days the drilling tool was out on rent, over the cumulative amount of revenue recognized to date.
The rental tool recovery component of product sales revenue is recognized at a point in time when a tool is deemed to be lost-in-hole, damaged-beyond-repair, or lost-in-transit while in the care, custody, or control of the customer. Other made to order product sales revenue is recognized when the product is made available to the customer for pickup at our shipping dock.
We expect our tool rental services revenue to increase over time as a function of an increase in drilling activity and customer pricing.
We expect our product sales revenue to increase over time as a function of oil & gas companies drilling faster and harder thereby pushing the limits of downhole drilling tools and often contributing to tools being lost-in-hole or damaged-beyond-repair. In addition, product sales revenue should increase as drilling contractors replace aged and consumable products to maintain or increase capacity.
Costs and Expenses
Our costs and expenses consist of cost of revenue, selling, general, administrative expense, and depreciation and amortization expense.
Cost of Revenue
Our cost of revenue consist primarily of all direct and indirect expenses related to providing our tool rental services offering and delivering our product sales, including personnel-related expenses and costs associated with maintaining the facilities.
We expect our total cost of tool rental revenue and our total cost of product sale revenue to increase in absolute dollars in future periods, corresponding to our anticipated growth in revenue and employee headcount to support our customers and to maintain the manufacturing, operations and field service team with some expected cost inflation.
We expect that gross margins will continue to improve slightly as we leverage our existing cost structure to support an increase in our business activity. In addition, we expect that customer price increases will help offset cost inflation.
Selling, General and Administrative
General and administrative expenses consist primarily of personnel-related expenses, including salaries, benefits and stock-based compensation for personnel and outside professional services expenses including legal, audit and accounting services, insurance, other administrative expenses and allocated facility costs for our administrative functions.
We expect our operating expenses to increase in absolute dollars for the foreseeable future as a result of operating as a public company. In particular, we expect our legal, accounting, tax, personnel-related expenses and directors’ and officers’ insurance costs reported within general and administrative expense to increase as we establish more comprehensive compliance and governance functions, increased security and IT compliance, review internal controls over financial reporting in accordance with the Sarbanes-Oxley Act and prepare and distribute periodic reports as required by the rules and regulations of the U.S. Securities and Exchange Commission. As a result, our historical results of operations may not be indicative of our results of operations in future periods.
Selling expenses consist primarily of personnel-related expenses, including salaries, benefits and stock-based compensation for personnel, direct advertising, marketing and promotional material costs, sales commission expense, consulting fees and allocated facility costs for our sales and marketing functions.
We intend to increase investments in our sales and marketing organization to drive additional revenue, expand our global customer base, and broaden our brand awareness. We expect our sales and marketing expenses to continue to increase in absolute dollars for the foreseeable future.
Depreciation and amortization expense
Depreciation and amortization expense relates to the consumption of our property and equipment, which consists of rental tools, shop equipment, computer equipment, furniture and fixtures and leasehold improvements, and the amortization of our intangible assets mainly related to customer relationships, software and partnerships.
Other income (expense), net
Our other income (expense), net is primarily comprised of interest expense, gain on forgiveness of our Paycheck Protection Plan loan (“PPP loan”), gain on sale of property, unrealized gain (loss) on securities, and other miscellaneous income and expense unrelated to our core operations.
Results of Operations
The following table set forth our results of operations for the periods presented (in thousands):
	Years Ended December 31,
	2022	2021
Revenue, net:
Tool rental	$99,018	$59,287
Product sale	30,538	18,092
Total revenue, net	129,556	77,379
Cost and expenses:
Cost of tool rental revenue	27,581	19,941
Cost of product sale revenue	5,423	3,688
Selling, general, administrative	51,566	38,309
Depreciation and amortization expense	19,709	21,718
Total costs and expenses	104,279	83,656
Income (loss) from operations	25,277	(6,277)
Other (expense) income:
Interest expense	(477)	(1,229)
Gain on forgiveness of PPP loan	—	8,575
Gain on sale of property	127	899
Unrealized gain on equity securities	234	157
Other expense	(384)	(233)
Total other (expense) income, net	(500)	8,169
Income before income taxes	24,777	1,892

	Years Ended December 31,
	2022	2021
Provision for (benefit from) income taxes	(3,697)	209
Net income	$21,080	$2,101

Comparison of Years Ended December 31, 2022 and 2021
Revenue, net
Our revenue, net consists of tool rental and product sale revenues.
	Years Ended December 31,		Change
(In thousands)	2022	2021	Amount	%
Tool rental	$99,018	$59,287	$39,731	67%
Product sale	$30,538	$18,092	$12,446	69%
Tool rental revenue increased $39.7 million, or 67%, to $99.0 million for the year ended December 31, 2022 as compared to $59.3 million for the year ended December 31, 2021. The increase was primarily driven by increased market activity and customer pricing across all divisions, especially in relation to our Directional Tool Rentals (“DTR”) division, the revenue of which increased $23.0 million, our Premium Tools (“PTD”) division, the revenue of which increased $10.9 million, and our Wellbore Optimization Tools (“WOT”) division, the revenue of which increased by $6.7 million. The increases were partially offset by a decrease in the Engineering Services & New Products division of $0.9 million.
Product sale revenue increased $12.4 million, or 69%, to $30.5 million for the year ended December 31, 2022 as compared to $18.1 million for the year ended December 31, 2021. The increase was primarily driven by increased market activity and customer pricing across all divisions. The increased market activity and customer pricing also impacted our rental tool recovery sales revenue, which collectively increased $10.6 million.
Costs and Expenses
Cost of revenue
Our cost of revenue consists of cost of tool rental revenue and cost of product sale revenue.
	Years Ended December 31,		Change
(In thousands)	2022	2021	Amount	%
Cost of tool rental revenue	$27,581	$19,941	$7,640	38%
Cost of product sale revenue	$5,423	$3,688	$1,735	47%
Cost of tool rental revenue increased $7.7 million, or 38%, to $27.6 million for the year ended December 31, 2022 as compared to $19.9 million for the for the year ended December 31, 2021. The increase in cost of tool rental revenue was primarily driven by increased directional tool rental activity year-over-year. The primary increases were for our DTR division, the cost of tool rental revenue of which increased $5.1 million, and our PTD division, the cost of tool rental revenue of which increased $2.6 million. Partially offsetting the increase in cost of tool rental revenue was a decrease in inventory obsolescence write-offs of $0.4 million for the year ended December 31, 2022 compared to the year ended December 31, 2021.
Cost of product sale revenue increased $1.7 million, or 47%, to $5.4 million for the year ended December 31, 2022 as compared to $3.7 million for the for the year ended December 31, 2021. The increase in cost of product sale revenue was primarily driven by an increase in product sales year-over-year.
Selling, General, Administrative
	Years Ended December 31,		Change
(In thousands)	2022	2021	Amount	%
Selling, general, administrative	$51,566	$38,309	$13,257	35%

Selling, general, and administrative expenses increased 13.3 million, or 35%, to $51.6 million for the year ended December 31, 2022 as compared to $38.3 million for the year ended December 31, 2021. This increase was primarily driven by a:
—
$9.9 million increase in personnel-related expenses,

—
$1.5 million increase in accounting and professional services for due diligence matters in preparation for a potential transaction,

—
$1.0 million increase in contract labor expenses, and

—
$0.8 million increase in internal freight expenses. Remaining increases were not individually significant.

These increases are partially offset by $4.3 million related to Employee Retention Credits (“ERC Benefits”) we qualified for during the year ended December 31, 2022 related to the COVID-19 Coronavirus Aid, Relief, and Economic Security Act. These ERC Benefits were included in selling, general, administrative expense as an offset to the related compensation expenses.
Depreciation and Amortization expense
	Years Ended December 31,		Change
(In thousands)	2022	2021	Amount	%
Depreciation and amortization expense	$19,709	$21,718	$(2,009)	(9)%
Depreciation and amortization expenses decreased $2.0 million, or 9%, to $19.7 million for the year ended December 31, 2022 as compared to $21.7 million for the year ended December 31, 2021. The decrease was primarily due a decrease in depreciation expense resulting from assets reaching the end of their depreciable lives and a decrease in amortization expense as certain intangible assets reached the end of their useful lives.
Other (expense) income
Interest Expense
	Years Ended December 31,		Change
(In thousands)	2022	2021	Amount	%
Interest expense	$(477)	$(1,229)	$752	61%
Percentage changes that are considered not meaningful are denoted with “nm”
Interest expense decreased $0.7 million, or 61%, to $0.5 million for the year ended December 31, 2022 as compared to $1.2 million for the year ended December 31, 2021 primarily due to the change in unrealized gain on the interest rate swap.
Gain on Forgiveness of PPP Loan
	Years Ended December 31,		Change
(In thousands)	2022	2021	Amount	%
Gain on forgiveness of PPP loan	$—	$8,575	$(8,575)	nm
Percentage changes that are considered not meaningful are denoted with “nm”
Gain on forgiveness of PPP loan for the year ended December 31, 2022 was $0, a decrease of $8.6 million compared to the year ended December 31, 2021. The forgiveness of the PPP loan was granted by the Small Business Association (“SBA”) on July 29, 2021 and December 30, 2021, which collectively resulted in a gain of $8.6 million.

Gain on Sale of Property
	Years Ended December 31,		Change
(In thousands)	2022	2021	Amount	%
Gain on sale of property	$127	$899	$(772)	(86)%
Gain on the sale of property decreased $0.8 million, or 86%, to $0.1 million for the year ended December 31, 2022 as compared to $0.9 million for the year ended December 31, 2021. The decrease is driven by a decrease in the selling price of the property sold compared to its net book value.
Unrealized Gain on Equity Securities
	Years Ended December 31,		Change
(In thousands)	2022	2021	Amount	%
Unrealized gain on equity securities	$234	$157	$77	49%
Unrealized gain on equity securities increased by $0.1 million, or 49%, to $0.2 million for the year ended December 31, 2022 as compared to $0.1 million for the year ended December 31, 2021 primarily due to favorable market conditions in 2022 as compared to 2021.
Other Expense
	Years Ended December 31,		Change
(In thousands)	2022	2021	Amount	%
Other expense	$(384)	$(233)	$(151)	65%
Percentage changes that are considered not meaningful are denoted with “nm”
Other expense for the year ended December 31, 2022 was $0.4 million, an increase of $0.2 million, or 65%, compared to the year ended December 31, 2021. The increase was primarily due to increased foreign currency losses and fewer collections of bad debt for the year ended December 31, 2022 compared to the year ended December 31, 2021. This is partially offset by a decrease in miscellaneous costs associated with the sale of property for the year ended December 31, 2022 compared to the year ended December 31, 2021.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property, plant and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
We use the non-GAAP financial measure Adjusted EBITDA, which is defined as net income (loss); excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; and certain other non-cash or non-recurring items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.

These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures compared to the closest comparable GAAP measure. Some of these limitations are that:
•
Free Cash Flow does not reflect our future contractual commitments.

•
Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future;

•
Adjusted EBITDA excludes income tax benefit (expense).

The following table presents a reconciliation of Free Cash Flow to net cash provided by (used in) operating activities for the year ended December 31, 2022 and the year ended December 31, 2021:
	Years Ended December 31,
(In thousands)	2022	2021
Net cash (used in) provided by operating activities	$13,856	$(494)
Less:
Purchases of property, plant and equipment	(23,753)	(11,387)
Free Cash Flow	$(9,897)	$(11,881)
The following table presents a reconciliation of Adjusted EBITDA to net income (loss) for the year ended December 31, 2022 and the year ended December 31, 2021:
	Years Ended December 31,
(In thousands)	2022	2021
Net income (loss)	$21,080	$2,101
Add (deduct):
Provision for (benefit from) income taxes	3,697	(209)
Depreciation and amortization	19,709	21,718
Interest expense	477	1,229
Gain on forgiveness of PPP loan	—	(8,575)
ERC forgiveness	(4,272)	—
Stock option expense	—	32
Monitoring fees	449	291
Gain on sale of property	(127)	(899)
Loss (gain) on non-operating assets	—	(25)
Unrealized (gain) loss on equity securities	(234)	(157)
Other expense	384	233
Adjusted EBITDA	$41,163	$15,739
Liquidity and Capital Resources
At December 31, 2022 and December 31, 2021 we had $2.4 million and $0.1 million of cash and cash equivalents, respectively. Our primary sources of liquidity and capital resources are cash on hand, cash flows generated by operating activities and, if necessary, borrowings under our Credit Facility Agreement. We may use additional cash generated to execute strategic acquisitions or for general corporate purposes. We believe that our existing cash on hand, cash generated from operations and available borrowings under our Credit Facility Agreement will be sufficient for at least the next 12 months to meet working capital requirements and anticipated capital expenditures.

Credit Facility Agreement
We are party, as borrowers, to a Revolving Credit, Term Loan and Security Agreement with PNC Bank, National Association (“PNC”), as lender and agent, dated December 29, 2015 and amended from time to time thereafter (the “Credit Facility Agreement”). The Credit Facility Agreement includes a (i) revolving credit facility with a maximum revolving advance amount of $50.0 million (the “RCF”) and (ii) term loan in an original principal amount of approximately $7.0 million (the “Term Loan”). The proceeds under the Credit Facility Agreement may be used to (i) repay existing indebtedness, (ii) pay fees and expenses related to the Credit Facility Agreement and certain acquisitions and other investments, (iii) fund a portion of the purchase price owing under certain acquisition agreements and for certain other investments and (iv) provide for our general corporate purposes, including working capital requirements and capital expenditures. Interest on outstanding principal under the Credit Facility Agreement is charged at rates equal to the sum of the applicable margin, plus a base rate calculated by reference to the Overnight Bank Funding Rate or SOFR. The Credit Facility Agreement includes covenants that limit our ability to incur additional indebtedness; make investments or loans; create liens; consummate mergers and similar fundamental changes; make capital expenditures, dividends and distributions; and enter into non-arm’s length transactions with affiliates. Prior to Closing, we intend to either repay all amounts outstanding under, and terminate, the Credit Facility Agreement or otherwise obtain from PNC the consents necessary to consummate the Business Combination.
Capital Expenditures
Our capital expenditure relates to capital additions or improvements that add to our rental or repair capacity or extend the useful life of our drilling tools and related infrastructure. Also, our capital expenditures replace tools that are lost or damaged by a customer and these are funded by a rental tool recovery sale amount from the customer. We regularly incur capital expenditures on an on-going basis in order to (i) increase or maintain our rental tool fleet and equipment, (ii) extend the useful life of our rental tools and equipment and (iii) acquire or upgrade computer hardware and software. The amount of our capital expenditures is influenced by, among other things, demand for our services, recovery of lost or damaged tools, schedules for refurbishing our various rental tools and equipment, cash flow generated by our operations, expected rates of return and cash required for other purposes. The total amount of capital expenditure permitted per year under the terms of the Credit Facility Agreement is $20.0 million per year net of lost-in-hole revenue applied to such expenditures plus an additional $2.0 million carryover from prior year.
Contractual Obligations and Commitments
Our material contractual obligations arise from leases of facilities and vehicles under non-cancellable operating leases agreements. See Note 11, Commitments and contingencies, of the notes to the financial statements.
Tax Obligations
We currently have available federal net operating loss carryforwards to offset our federal taxable income, and we expect that these carryforwards will substantially reduce our cash tax payments over the next several years. If we forfeit these carryforwards for any reason or deplete them faster than anticipated, our cash tax obligations could increase substantially. For additional information, see Note 8, Income Taxes, of the notes to the financial statements.
Cash Flows
The following table sets forth our cash flows for the period indicated:
	Years Ended December 31,
(In thousands)	2022	2021
Net cash (used in) provided by:
Operating activities	$13,856	$(494)

	Years Ended December 31,
(In thousands)	2022	2021
Investing activities	(2,392)	3,338
Financing activities	(9,337)	(2,868)
Effect of changes in foreign exchange rate	173	(59)
Net (decrease) increase in cash and cash equivalents	$2,300	$(83)

Cash Flows (Used In) Provided by Operating Activities
Net cash provided by operating activities for the year ended December 31, 2022 was $13.9 million resulting from our net income of $21.1 million, adjusted for non-cash charges of $19.9 million in depreciation and amortization, including amortization of right of use assets, deferred financing costs, and debt discounts. This was partially offset by a $16.8 million gain on rental tool recovery sales, $6.1 million in net changes from operating assets and liabilities, and $1.4 million in unrealized gains on interest rate swaps. The $6.1 million in cash used from operating assets and liabilities is primarily due to a $9.3 million cash outflow in accounts receivable associated with an increasing sales trend and higher revenues during 2022 compared to 2021, a $3.5 million cash outflow in prepaid expenses, and a $0.9 million cash outflow resulting from an increase in purchased inventory as we seek to reduce risk and uncertainties in our supply chain. This is partially offset by a $3.8 million cash inflow in accounts payable and accrued expenses due to differences in the timing of disbursements during 2022 compared to 2021, and a $3.7 million cash inflow relating to operating lease liabilities associated with our real estate and equipment lease agreements. We will continue to evaluate our capital requirements for both short-term and long-term liquidity needs, which could be affected by various risks and uncertainties, including, but not limited to, the effects of the current inflationary environment, rising interest rates, and other risks detailed in the Risk Factors Summary.
Net cash used in operating activities for the year ended December 31, 2021 was $0.5 million resulting from our net income of $2.1 million, adjusted for non-cash charges of $22.0 million in depreciation and amortization, including amortization of right of use assets, deferred financing costs, and debt discounts. This was partially offset by a $8.6 million gain on forgiveness of PPP loan, a $7.9 million gain on rental tool recovery sales, $5.2 million in net changes from operating assets and liabilities, and $1.3 million in deferred tax benefits. The $5.2 million in cash used from operating assets and liabilities is primarily due to a $9.4 million cash outflow in accounts receivable associated with an increasing sales trend and higher revenues during 2021 compared to 2020, partially offset by a $3.6 million cash inflow in accounts payable and accrued expenses due to differences in the timing of disbursements during 2021 compared to 2020.
Cash Flows (Used In) Provided by Investing Activities
Net cash used in investing activities for the year ended December 31, 2022 was $2.4 million. Proceeds from rental tool recovery sales of $20.3 million and proceeds from sale of property of $1.0 million were offset by purchases of property, plant, and equipment of $23.7 million.
Net cash provided by investing activities for the year ended December 31, 2021 was $3.3 million. Proceeds from rental tool recovery sales of $9.7 million and proceeds from sale of property of $5.0 million were partially offset by purchases of property, plant, and equipment of $11.4 million.
Cash Flows (Used In) Provided by Financing Activities
Net cash used in financing activities for the year ended December 31, 2022 was $9.3 million resulting from a net decrease in amounts outstanding under the Credit Facility Agreement of $8.1 million, payments of long-term debt of $1.0 million, and payments of deferred financing costs of $0.2 million.
Net cash used in financing activities for the year ended December 31, 2021 was $2.9 million resulting from payments of long-term debt of $3.9 million, a net decrease in amounts outstanding under the Credit Facility Agreement of $0.8 million, and payments of deferred financing costs of $0.2 million partially offset by proceeds from PPP loan of $2.0 million.

Quantitative and Qualitative Disclosures about Market Risk
Credit risk
Financial instruments which potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. We maintain cash and cash equivalents with major and reputable financial institutions. Deposits held with the financial institutions may exceed the amount of insurance provided by the Canadian Deposit Insurance Corporation on such deposits but may be redeemed upon demand. We perform periodic evaluations of the relative credit standing of the financial institutions. With respect to accounts receivable, we monitor the credit quality of our customers as well as maintain an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments.
Concentration risk
During the year ended December 31, 2022, 28% of our total revenue was earned from two customers. Amounts due from these customers included in accounts receivable at December 31, 2022 were approximately $8.6 million. During the year ended December 31, 2021, 18% of our total revenue was earned from a single customer. Amounts due from this customer included in accounts receivable at December 31, 2021 were approximately $4.2 million.
Foreign currency risk
Our customers are primarily located in the United States and Canada. Therefore, foreign exchange risk exposures arise from transactions denominated in currencies other than the U.S. dollar, which is our functional and reporting currency. To date, a majority of our sales have been denominated in United States and Canadian dollars. As we expand our presence in international markets, our results of operations and cash flows may increasingly be subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, we have not entered into any hedging arrangements to minimize the impact of these fluctuations in the exchange rates. We will periodically reassess our approach to manage our risk relating to fluctuations in currency rates.
We do not believe that foreign currency risk had a material effect on our business, financial condition, or results of operations during the periods presented.
Inflation Risk
We expect we will continue to experience inflationary pressures on our cost structure for the foreseeable future. However, tightness in overseas freight and transit times from have eased. Additionally, raw material and component costs are moderating due in part to a strengthening United States dollar and weakening steel demand. Nonetheless, we cannot be confident that transit times or input prices will return to the lower levels experienced in prior years. Continued inflation and looming concerns regarding a possible recession weigh on the outlook for oil demand which could in turn negatively impact demand for our goods and services.
Cybersecurity Risk
We have a suite of controls including technology hardware and software solutions, regular testing of the resiliency of our systems including penetration and disaster recovery testing as well as regular training sessions on cybersecurity risks and mitigation strategies. We have established an incident response plan and team to take steps it determines are appropriate to contain, mitigate and remediate a cybersecurity incident and to respond to the associated business, legal and reputational risks. There is no assurance that these efforts will fully mitigate cybersecurity risk and mitigation efforts are not an assurance that no cybersecurity incidents will occur. See “Risk Factors — Risks Related to DTI — A failure of our information technology infrastructure and cyberattacks could adversely impact us.”
Critical Accounting Policies and Estimates
Our consolidated financial statements included in this proxy statement/prospectus have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities. We also make estimates and assumptions that affect the reported amounts and related disclosures for the periods presented. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly. Additionally, changes in assumptions, estimates or assessments due to unforeseen events or otherwise could have a material impact on our financial position or results of operations.
The critical accounting estimates, assumptions and judgements we believe to have the most significant impact on our audited annual consolidated financial statements are described below. See Note 1 to the audited consolidated financial statements included elsewhere in this proxy statement/prospectus for additional information related to critical accounting estimates and significant accounting policies.
Revenue recognition
On January 1, 2019, we adopted ASC 606 on a modified retrospective basis for all contracts with customers. As a result of the adoption, there were no material changes to the timing of the revenue recognition or measurement of revenue. Therefore, the only changes to the accompanying consolidated financial statements related to the adoption are in the disclosures as included herein. We adopted ASC 842, Leases (“ASC 842”) as of January 1, 2022. ASC 842 was adopted using the modified retrospective transition approach, with no restatement of prior periods or cumulative adjustments to retained earnings.
We recognize revenue in accordance with two different accounting standards: 1) Topic 606 (which addresses revenue from contracts with customers) and 2) Topic 842 (which addresses lease revenue). We derive our revenue from two revenue types, tool rental services and product sales.
Tool Rental Services
Tool rental services consist of rental services, inspection services, and repair services. Tool rental services are accounted for under Topic 842.
Owned tool rentals represent our most significant revenue type and are governed by our standard rental contract. We account for such rentals as operating leases. The lease terms are included in the contracts, and the determination of whether our contracts contain leases generally does not require significant assumptions or judgements. Our lease revenues do not include material amount of variable payments. Owned tool rentals represent revenue from renting tools that we own. We do not generally provide an option for the lessee to purchase the rented equipment at the end of the lease.
We recognize revenues from renting tools on a straight-line basis. Our rental contract periods are daily, monthly, per well, or based on footage. As part of this straight-line methodology, when the equipment is returned, we recognize as incremental revenue the excess, if any, between the amount the customer is contractually required to pay, which is based on the rental contract period applicable to the actual number of days the drilling tool was out on rent, over the cumulative amount of revenue recognized to date. In any given accounting period, we will have customers return the drilling tool and be contractually required to pay us more than the cumulative amount of revenue recognized to date under the straight-line methodology.
We record the amounts billed to customers in excess of recognizable revenue as deferred revenue on our consolidated balance sheet.
As noted above, we are unsure of when the customer will return rented drilling tools. As such, we do not know how much the customer will owe us upon return of the tool and cannot provide a maturity analysis of future lease payments. Our drilling tools are generally rented for short periods of time (significantly less than a year). Lessees do not provide residual value guarantees on rented equipment.
We expect to derive significant future benefits from our drilling tools following the end of the rental term. Our rentals are generally short-term in nature, and our tools are typically rented for the majority of the time that we own them.

Product Sales
Product sales consist of charges for rented tools that are damaged beyond repair, charges for lost-in-hole, and charges for lost-in-transit while in the care, custody or control of our customers, and other charges for made to order product sales. Product sales are accounted for under Topic 606.
Revenue is recognized when control of promised goods or services is transferred to a customer in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To determine revenue recognition for our arrangements with customers, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.
We account for a contract when we have approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in the revenue standard. The transaction price is measured as consideration specified in a contract with a customer and excludes any sales incentives and taxes or other amounts collected on behalf of third parties. As each of our contracts with customers contain a single performance obligation to provide a product sale, we do not have any performance obligations requiring allocation of transaction prices.
The performance obligation for made to order product sales is satisfied and revenue is recognized at a point in time when control of the asset transfers to the customer, which typically occurs upon delivery of the product or when the product is made available to the customer for pickup at our shipping dock. Additionally, pursuant to the contractual terms with our customers, the customer must notify us of, and purchase from us, any rented tools that are damaged beyond repair, lost-in-hole, or lost-in-transit while in the care, custody or control of our customers. Revenue is recognized for these products at a point in time upon the customer’s notification to us of the occurrence of one of these noted events.
We do not have any material revenue expected to be recognized in the future related to remaining performance obligations or contracts with variable consideration related to undelivered performance obligations. There was no revenue recognized in the current period from performance obligations satisfied in previous periods.
Contract estimates and judgments
Our revenues accounted for under Topic 606 generally do not require significant estimates or judgments, primarily for the following reasons:
•
The transaction price is generally fixed and stated in our contracts;

•
As noted above, our contracts generally do not include multiple performance obligations, and accordingly do not generally require estimates of the standalone selling price for each performance obligation;

•
Our revenues do not include material amounts of variable consideration, or result in significant obligations associated with returns, refunds or warranties; and

•
Most of our revenue is recognized as of a point-in-time and the timing of the satisfaction of the applicable performance obligations is readily determinable. As noted above, our Topic 606 revenue is generally recognized at the time of delivery to, or made available for pick-up by, the customer or upon notification from our customers that a rented tool is damaged beyond repair, lost-in-hole, or lost-intransit while in the care, custody or control of our customers.

Our revenues accounted for under Topic 842 also generally do not require significant estimates or judgments. We monitor and review our estimated standalone selling prices on a regular basis.

Fair Value of Financial Instruments
Management uses valuation techniques, in measuring the fair value of financial instruments, where active market quotes are not available.
In applying the valuation techniques, management makes maximum use of market inputs wherever possible, and uses estimates and assumptions that are, as far as possible, consistent with observable data that market participants would use in pricing the instrument. Where applicable data is not observable, management uses its best estimate about the assumptions that market participants would make. Such estimates include liquidity risk, credit risk and volatility may vary from the actual results that would be achieved in an arm’s length transaction at the reporting date. The assessment of the timing and extent of impairment of intangible assets involves both significant judgements by management about the current and future prospects for the intangible assets as well as estimates about the factors used to quantify the extent of any impairment that is recognized.
Stock-Based Compensation
We account for stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation. ASC 718 requires that the cost of awards of equity instruments offered in exchange for employee services, including employee stock options and restricted stock awards, be measured based on the grant-date fair value of the award. We adopted FASB ASU No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, on February 1, 2019. This ASU involves several aspects of the accounting for stock-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification in the accompanying consolidated statements of cash flows. The adoption did not have a material impact on the accompanying consolidated financial statements.
We determine the fair value of stock options granted using the Black-Scholes-Merton option-pricing model (“Black-Scholes model”) and recognizes the cost over the period during which an employee is required to provide service in exchange for the award, generally the vesting period, net of estimated forfeitures. Because our common stock is not yet publicly traded, we must estimate the fair value of its common stock. The Board of Directors considers numerous objective and subjective factors to determine the fair value of our common stock at each meeting in which awards are approved. The factors considered include, but are not limited to: (i) the results of contemporaneous independent third-party valuations of our common stock; (ii) the prices, rights, preferences, and privileges of our Redeemable Convertible Preferred Stock relative to those of its common stock; (iii) the lack of marketability of our common stock; (iv) actual operating and financial results; (v) current business conditions and projections; (vi) the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company, given prevailing market conditions; and (vii) precedent transactions involving our shares.
Leases
We adopted ASC 842, Leases (“ASC 842”) as of January 1, 2022. ASC 842 was adopted using the modified retrospective transition approach, with no restatement of prior periods or cumulative adjustments to retained earnings. Upon adoption, we elected the package of transition practical expedients, which allowed us to carry forward prior conclusions related to whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases and initial direct costs for existing leases. We elected the use-of-hindsight to reassess lease term. We elected not to recognize leases with an initial term of 12 months or less within the consolidated balance sheets and to recognize those lease payments on a straight-line basis in the consolidated statements of operation over the lease term. The new lease accounting standard also provides practical expedients for an entity’s ongoing accounting. We elected the practical expedient to not separate lease and non-lease components for all leases.
We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and current operating lease liabilities and operating lease liabilities, net of current portion on our consolidated balance sheets. We recognize lease expense for its operating leases on a straight-line basis over the term of the lease.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from a lease. ROU assets and operating lease liabilities are recognized at the commencement date based on the present value of the future minimum lease payments over the lease term. Operating lease ROU assets also include the impact of any lease incentives. An amendment to a lease is assessed to determine if it represents a lease modification or a separate contract. Lease modifications are reassessed as of the effective date of the modification using an incremental borrowing rate based on the information available at the commencement date. For modified leases we also reassess the lease classification as of the effective date of the modification.
The interest rate used to determine the present value of the future lease payments is our incremental borrowing rate, because the interest rate implicit in our leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located.
Our lease terms include periods under options to extend or terminate the lease when it is reasonably certain that we will exercise that option in the measurement of its ROU assets and liabilities. We consider contractual-based factors such as the nature and terms of the renewal or termination, asset-based factors such as physical location of the asset and entity-based factors such as the importance of the leased asset to our operations to determine the lease term. We generally use the base, non-cancelable, lease term when determining the ROU assets and lease liabilities. The right-of-use asset is tested for impairment in accordance with Accounting Standards Codification Topic 360, Property, Plant, and Equipment.
Long-Lived Asset Impairment
We evaluate the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. Such circumstances could include but are not limited to (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. We measure the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires us to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. For the years ended December 31, 2022 and 2021, management determined that there was no impairment with regard to our intangible assets.
For property, plant and equipment, events or circumstances indicating possible impairment may include a significant decrease in market value or a significant change in the business climate. An impairment loss is recognized when the carrying amount of an asset exceeds the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition. The amount of the impairment loss is the excess of the asset’s carrying amount over its fair value. For the years ended December 31, 2022 and 2021, management determined that there was no impairment with regard to our property, plant, and equipment.
Recently Issued and Adopted Accounting Standards
A discussion of recent accounting pronouncements is included in Note 1 to our audited consolidated financial statements included elsewhere in this proxy statement/prospectus/consent solicitation statement.
JOBS Act Accounting Election
In April 2012, the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies. In addition, as an emerging growth company, we may take advantage of certain reduced disclosure and other requirements that are otherwise applicable generally to public companies. DTI will take advantage of these exemptions until such earlier time that it is no longer an emerging growth company. DTI would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year following the fifth anniversary of the date of the completion of this offering; (ii) the last day of the fiscal year in which its total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which it has issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which it is deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

INFORMATION ABOUT DTI
For the purposes of this section, “we,” “our” and “us” refer to DTI and its subsidiaries.
Our Company
We are a leading oilfield services company (“OSC”), based on the percentage of active rigs to which we supply tools in the geographies in which we are active, that rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas. We operate from 18 locations in North America and four international locations in Europe and the Middle East, and maintain a large fleet of rental equipment consisting of drill collars, stabilizers, crossover subs, wellbore conditioning tools, drill pipe, hevi-wate drill pipe and tubing. We also rent surface control equipment such as blowout preventers and handling tools, and provide downhole products for producing wells.
Drilling and producing oil and gas is a complex endeavor that requires tools of various shapes and sizes. Many of our customers rent these tools, as opposed to owning them, because of the many factors that affect which tools are needed for a specific task. Such factors include different formations, drilling methodologies, drilling engineer preferences, drilling depth and hole size. We believe that we are successful because we meet our customers’ wide demands by operating from multiple locations with over 65,000 tools in our fleet.
We are led by an accomplished management team that has significant experience in the oil and gas industry and has worked together for much of the last decade. Since 2012, we have grown the business and strengthened our standing in the industry. Specifically, we have:
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Grown our revenue by 271%, from $35 million in 2012 to $130 million in 2022;

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Increased substantially our market share within North American land drilling, in which we are the market leader, based on the percentage of active projects to which we supply tools, and regularly have active tool rentals on more than 50% of working locations;

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Expanded our footprint from three facilities to 18 locations in North America, allowing us to serve all major oil and gas producing basins in North America land and offshore;

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Established four additional locations with international partners in Europe and the Middle East;

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Secured distribution rights for Drill-N-Ream, a patented specialty reaming tool that saves our customers time and money;

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Become the market leader in U.S. Gulf of Mexico (“GOM”) deepwater drilling operation tool rentals, based on the percentage of active projects to which we supply tools, growing from serving only a single GOM project in 2012;

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Upgraded our customer base from one comprised primarily of independent directional service providers to one comprised of major diversified OSCs and global exploration and production (“E&P”) operators;

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Built a large sales and marketing organization focused on team selling; and

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Secured distribution rights for emerging technologies that fulfill the growing demand for longer horizontal lateral drilling.

Our Operating Activities
Our operating activities are divided into four divisions:
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Directional Tool Rentals — Our Directional Tool Rentals division (“DTR”) is a leading provider of downhole tools to directional drilling and upstream energy customers in both land and offshore markets, based on the percentage of active rigs to which we supply tools in the geographies in which we are active. DTR maintains a fleet of over 25,000 tools and accounted for approximately 60.23% of our 2022 revenue. DTR rents drill collars, stabilizers, sub-assemblies and other tools used in horizontal and directional drilling of oil and natural gas. We charge our customers a day rate, monthly rate or per-well rate, and customers are required to compensate us for lost or damaged tools. DTR operates ten full-service locations and additional stocking points in key locations. DTR is our core division and operates in all markets which we serve.
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Premium Tools — Our Premium Tools division (“PTD”) rents drill pipe, drill collars, kellys, pup joints, work strings, blowout preventers and production tubing to drilling operators across the United States. PTD accounted for approximately 17.52% of our 2022 revenue. PT’s fleet of drill pipe includes approximately 1,000,000 feet of drill pipe and tubing in diameters ranging from 3.5-inch to 5.5-inch with premium connection licenses from a subsidiary of NOV Inc. We typically rent drill pipe under long term contracts under which the customer is responsible for tools lost or damaged tools while in its possession. This division operates two full-service locations and one stocking point.

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Wellbore Optimization Tools — Wellbore Optimization Tools (“WOT”) distributes Drill-N-Ream, the leading wellbore conditioning tool, based on the percentage of active rigs that are candidates for wellbore conditioning where Drill-N-Ream is deployed and used in horizontal and directional drilling. WOT accounted for approximately 19.52% of our 2022 revenue. Drill-N-Ream is manufactured by Superior Drilling Products, Inc. (“SDPI”), which holds the applicable patent. Pursuant to a periodically reviewed pricing agreement with SDPI, we purchase Drill-N-Ream units to rent to our customers and in turn pay SDPI a royalty based on the revenue we derive from such rentals. We have been the sole North American distributor of Drill-N-Ream since 2016. Drill-N-Ream conditions the wellbore during the drilling process, making it easier to back out of the hole once drilling is finished and clean the wellbore during the drilling process. This tool saves customers time and money by enabling operators to extend the length of their wellbore at a lower cost. We generally charge customers on a per foot basis and the customer is typically responsible for tools that are lost or damaged while in its possession. WOT is also launching emerging products that we believe will deliver added value to our customers. A specialized group of salespeople and service personnel regularly visit drill sites to support our customers in their use of our tools.

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Other Products & Services, including Downhole Solutions Inspection Services & Downhole Machining Solutions — Our Other Products & Services division (“Other Products & Services”) includes Downhole Solutions Inspection Services & Downhole Machining Solutions and primarily provides inspection and machining services to our DTR, PTD and WOT divisions and a few select customers. Other Products & Services accounted for approximately 2.73% (net of eliminations) of our 2022 revenue. Other Products and Services enables us to manage the maintenance and repair of our tools, which in turn empowers us to maximize their uptime.

Our Industry
The Role of Rental Tool Companies in the Production of Oil and Gas
Wellbore construction is a critical stage in the production of oil and gas. Wellbore construction is comprised of drilling the wellbore, logging the target producing formation to determine if commercial amounts of hydrocarbons exist, installing casing, cementing casing and performing completion procedures to prepare the well for production. Even after wellbore construction is complete, production products and services are needed over the well’s full life cycle.
Oil and gas companies typically hire a drilling contractor with an appropriate drilling rig to begin wellbore construction. However, drilling contractors generally do not have all the necessary tools to complete the project, and instead focus their business on the rig and its main components and rarely rent tools on behalf of oil and gas Operators. Instead, oil and gas companies prefer to procure the products and services involved in drilling and subsequent procedures on a temporary basis from entities operating in the oilfield service industry. This enables them to obtain the best quality, service, and pricing value directly from the service and equipment suppliers. As a result, upon completion of the well, the oil and gas operator does not hold assets that it no longer needs.

The tools provided by rental tool companies vary from select bottom hole assembly components, drill string tools, pressure control devices and a wide variety of specialty items. Rental tool companies purchase assets and rent them to their oil and gas operator customers, who in turn use these tools to complete their respective projects. Rental tool companies typically charge daily rental fees, but fees also can be structured as hourly, footage, weekly, or monthly charges. Rental tool companies also bill customers for repair charges if tools are damaged beyond normal wear and tear. In addition, if the tools are lost in the well, or damaged beyond repair, the customer is charged a replacement fee. Rental tool companies’ ability to charge such fees are particularly important in light of the acceleration of drilling rates, as such acceleration has led to an increase in the number of damaged or lost-in-hole tools. We believe that this commercial arrangement has been standard practice in the industry for over 70 years. Given the cyclical nature of the oil and gas industry, commercial terms will be more favorable to rental tool companies when oil and gas industry activity is higher.
Oil and Gas Drilling Activity
Rental tool companies’ financial and operating results are tied to the level of oil and gas drilling activity in their respective regions of operation, which, in our case, are generally the United States and Canada. Historically, the level of activity was measured by the number of active drilling rigs. As of December 31, 2022, there were 779 rigs drilling in the United States and 189 rigs drilling in Canada. These figures have increased by 518 rigs, or 198%, in the United States since the low in the third quarter of 2020 and by 165 rigs, or 687%, in Canada since the low in the second quarter of 2020. However, these rig counts are down substantially from 2014 highs of 1,903 rigs in the United States and 548 rigs in Canada.
Drilling rigs now operate faster than ever before. As a result, a rig can now accomplish more than one could have in the past. Accordingly, we believe that well count and feet drilled are better indicators of the level of oil and gas drilling activity.
Our Strategy
We intend to (i) maximize the profitability of our core rental tool business, (ii) commercialize new high-value rental tools that make the drilling process more efficient and (iii) extend our reach into other segments of a well’s lifecycle such as completion and production, and expand geographically. We intend to achieve our strategy through the following:
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Increase sales to E&P operators — E&P operators are the most profitable and financially robust renters of oil and gas drilling tools. As a result, in 2014, we began to expand our customer base by targeting these companies. We have subsequently grown the percentage of our revenue derived from E&P operators from less than 10% in 2014 to approximately 47.2% in 2022. We believe that we can continue increasing the amount of business we do with E&P operators through persistent selling efforts, excellent customer service and strategically expanding our rental tool fleet with differentiated new tools. We believe that we can eventually generate in excess of 50% of our revenue from E&P operators while maintaining our leading position with OSC customers. We strive to maintain business relationships and brand recognition with both E&P operators, drilling contractors, and service companies. Some E&P operators have implemented a strategy to go directly to suppliers and de-bundle directional drilling service providers in order to get the tools they want and extract value from that de-bundling process. By ensuring we have a business path to both the E&P operators and the directional drilling service companies, we believe we are in a position to win business regardless of the commercial profile of the end user.

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Maximize the uptime of our rental tool fleet — We only earn a return from tools that are being rented. Accordingly, we strive to minimize the number of tools that are unused or awaiting repair. We intend to do so by leveraging our Customer Order Management Portal and Support System (“COMPASS”), which empowers us to transfer tools from facilities where they are under-utilized to those where they are in greatest demand. COMPASS also enables us to stock the optimal number of a particular tool, such that we have enough inventory to meet all customer needs without having excess inventory and thereby stranding capital. See “— Our Competitive Strengths — COMPASS inventory management system.” Our inspection, machining and robotic capabilities also allow us to maximize the uptime of our rental tool fleet because we can control these critical functions and return our rental tools to service.
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Further professionalize the organization — Historically, rental tool companies’ success was largely tied to their ability to provide customers with ancillary benefits and perks, such as golf outings and meals. While safety standards existed, compliance therewith was not typically audited. Moreover, operating facilities were unimpressive and rarely visited by customers, rental tools were worn and inexact, and quality audits were uncommon. Today, however, safety and quality standards are far more exacting. Accordingly, rental tool companies must be professional, transparent and sophisticated. As the oil and gas industry professionalizes, all segments of the industry are increasingly evaluated based on a strict set of criteria that includes safety, ability to fulfill tool orders, the presence of repeatable and verifiable processes and procedures, billing accuracy and “one-stop shop” capabilities. While rental tool companies must maintain relationships with customers, they must also have auditable and repeatable processes to win business. We have transformed our business in light of the new normal, allocating resources to ensure we meet our customers’ high expectations. We believe that many of our competitors have not made this transition. We intend to press this advantage by continuing to professionalize our workforce and processes, thereby widening the gap between us and our competitors.

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Execute accretive mergers and acquisition — We have a demonstrated track record of successfully integrating acquired businesses. Because of our industry reputation, we are frequently presented with acquisition opportunities. However, given our capital limitations in recent years, we have not been able to proceed with many of these transactions. From 2010 to 2016, significant capital flowed into the OFS sector, led by energy-focused private equity firms that typically have investment horizons of ten years or less. Although many of these investments are now more than ten years old, the private equity firms have no clear path to achieving liquidity since little new capital is entering the energy industry. If the Business Combination is successful, we believe we will have compelling accretive acquisition opportunities, the purchase price consideration for which can be our publicly traded stock. Given their relationships in the industry, the members of our management team can source attractive acquisition targets. We intend to focus our acquisition activity on the downhole rental tool sector, including companies that rent or sell drilling motors and their components, specialty downhole tools that provide added value, power sections that transmit power transmission to the drill bit, , and products that support the downhole pumping operations used in production. We believe that an ability to provide these products will further embed us with our customers, and acquired companies would benefit from our customer relationships, facilities, salesforce and industry reputation. Nonetheless, we intend to extend our participation into the completion and production portion of a well’s lifecycle. Because the owners of many companies in our target sectors have limited options to realize liquidity, we believe we could attain attractive purchase prices that are highly accretive to our valuation metrics.

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Partner with leading drilling tool producers — We intend to differentiate ourselves from our competitors by partnering with leading drilling tool producers, thereby empowering us to rent value-added tools to which our competitors do not have access. We have a track record of partnering with drilling tool producers to achieve mutually beneficial results. For example, we are party to a distribution agreement with SDPI, which holds the patent to Drill-N-Ream. SDPI launched the tool in 2012, but experienced slowing sales by 2015 and 2016. We leveraged our industry relationships to secure distribution rights for Drill-N-Ream in May 2016. As a signal of our commitment to the product and relationship with SDPI, we hired all the related personnel and launched a North American commercial strategy. Our Wellbore Optimization team has over 25 employees trained and dedicated to selling and servicing the Drill-N-Ream. We have a unique “field first” approach whereby we provide service to the field foreman and wellsite superintendents, and communicate with the city sales team to provide performance data and feedback to the clients in corporate offices. We developed a Technical Services department with mechanical and petroleum engineers to support the value proposition of our core products and products like Drill-N-Ream. Because of our efforts, Drill-N-Ream is now the market leader in wellbore conditioning. See “Risk Factors — Risks Related to DTI — If we are unable to fully protect our intellectual property rights or trade secrets, we may suffer a loss in revenue or any competitive advantage or market share we hold, or we may incur costs in litigation defending intellectual property rights.” Similarly we have entered into an exclusive distribution agreement with CT Energy Services (“CTES”), a Canadian firm that developed the HydroClutch. This tool, which we have rebranded as RotoSteer, allows drillers to use an alternative method of horizontal well drilling. By using RotoSteer, customers can enhance levels of performance with the traditional methods of horizontal well drilling, and lower cost with significantly lower risk. We finalized an agreement with CTES in the third quarter of 2022 and have established a fleet of 12 RotoSteer tools in inventory. On February 6, 2023, we completed a purchase of a motor shop and downhole motor product line that will support our RotoSteer offering. We are now able to service our fleet of RotoSteer tools. We expect to have approximately 25 RotoSteer tools in our fleet by the middle of 2023. We believe that our RotoSteer tool business has the potential to achieve a commanding market share in the United States in the next three to five years. We believe that there is an opportunity to expand our RotoSteer offering into the international market.
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Expand international operations — We intend to expand our international footprint, including by acquiring identified targets. While we intend to maintain and grow our current North American business, we intend to increase, in the next five years, the percentage of our revenue and income derived from locations outside of North America. To successfully implement this strategy, we will need to make several strategic acquisitions and invest additional capital.

Our Competitive Strengths
To implement the strategies discussed above, we plan to leverage the following competitive strengths:
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Experienced management team with significant industry experience — We are led by oil and gas industry veterans with experience spanning many decades, industry cycles and segments of the oil and gas industry. Our CEO, Wayne Prejean, began his career in 1979 as an entry-level service technician on an offshore drilling platform in the GOM, providing monitoring equipment for producing wells. In 1981, he joined a new firm providing guidance and survey tools for directional drilling services. Throughout the 1980s, Mr. Prejean became a directional drilling operator, supervisor and manager, using novel techniques in the nascent horizontal and directional drilling processes. Mr. Prejean spent the next 20 years in senior management roles, developing and growing numerous successful companies in multiple sectors of the industry. Mr. Prejean became our CEO in 2013. Mr. Prejean’s industry expertise, paired with that of the other members of our management team, is a significant strength. Every member of the management team has worked at a major OSC. Accordingly, our team understands corporate structure, internal processes and the needs of our customers. As a result, the management team helps us become an integral part of our customers’ operations. Many members of our management team have worked together over the past ten years and have helped us transform from a small, entrepreneurial company with few processes and procedures, less sophisticated customers and few operating locations into a professional company serving leading OSCs and E&P operators from 18 locations in North America and four international locations in Europe and the Middle East.

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Large fleet of rental tools meeting our customers’ needs — We operate and maintain a large rental tool fleet that is dispersed across most of the oil and gas producing regions of the U.S. and Canada. Our fleet is significantly concentrated in the Permian Basin, one of the world’s most prolific oil and gas fields. We have recently expanded into Europe and the Middle East via partnerships with existing suppliers. The tools that make up a bottom hole assembly and a drill string vary widely due to the differing nature of oil and gas formations, hole sizes, wellbore design, connections and drilling engineer preferences. Therefore, it is not efficient for even the largest diversified OSCs, such as SLB, Baker Hughes or Phoenix, to maintain their own rental tool fleet. Furthermore, high-quality customers expect rental tool companies to meet all their tool needs. Thus, without a sizeable rental tool fleet, smaller providers cannot secure large contracts covering multiple geographic locations. The sheer number of tool variations and the substantial cost to replicate a rental tool fleet serve as barriers to entry for new competitors in the downhole rental tool industry.

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Master Service Agreements with leading customers — We have over 300 master service agreements (“MSAs”) with leading OSCs and E&P operators. An MSA is necessary to do business with many of our customers. Obtaining an MSA requires both time and a relationship with the customer. Additionally, to enter into MSAs with its customers, a rental tool company must demonstrate a record of safety, repeatable processes and procedures and, in some cases, industry certifications such as API (American Petroleum Institute) and ISO (International Organization for Standards). A rental tool company must also satisfy numerous site and job specific quality criteria. We possess all certifications that are required by our customers, have a robust quality assurance department and regularly satisfy customer audits. Many smaller rental tool providers cannot meet the stringent requirements set out by world-leading OSCs and E&P operators.
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Wide distribution network — In 2012 we had three facilities. We have since grown our physical footprint significantly, and now operate from 22 locations, including five facilities in the Permian Basin (two in Midland, Texas, two in Odessa, Texas and one in Carlsbad, New Mexico). Our ability to support customers across all of North America is critical to winning business, as our customers operate across the continent. Most of these facilities operate 24 hours per day, 365 days per year, and many are equipped with machining and welding capabilities to facilitate in-house tool repair, which maximizes turnaround time and minimizes downtime. We can meet many of our customers’ rental tool needs in every location in which they operate.

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COMPASS inventory management system — In 2016, we began designing COMPASS, a proprietary inventory and order management system. COMPASS enables customers to place orders online using a streamlined interface similar to the “Add to Cart” function provided by many online retailers. Every tool available for rental on COMPASS is accompanied by a description, a photograph and all relevant connection, size and raw material information. Customers can create a custom basket, thereby allowing them to more efficiently place repeat orders. COMPASS provides customers with full transparency on tool orders and account status with all-day instant access and customized automated scheduling reports. We believe that none of our competitors are making a similar technological transition. COMPASS has helped us maximize fleet utilization. Specifically, COMPASS generates reports that enable facility managers to identify slow-moving or under-utilized tools and to “right size” the rental tool fleet at each location. Thus, instead of buying a new tool when needed at a busy facility, the tool can be moved from a facility where it is not currently being utilized. Awareness of an asset’s use enables us to increase rental tool utilization and maximize return on capital.

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Large, talented salesforce with deep customer relationships — Our salespeople specialize in a particular tool type (e.g., drilling tools, wellbore optimization tools and drill pipe) and service all locations where our customers operate. Our salespeople are divided into two teams: city-sales and field-sales. The city-sales team focuses its efforts on customers’ corporate offices, striving to establish and maintain long-term relationships that can culminate in multi-year first call supply agreements with detailed pricing arrangements. The field-sales team focuses its efforts on customers’ drilling rigs and field offices. The field-sales team seeks to fulfill customers’ needs that are specific to ongoing or soon-to-launch projects. Whether members of our city-sales team or our field-sales team, all of our salespeople focus on providing customers the right tools when and where those tools are needed.

Customers
Our customer base is comprised of: (i) diversified OSCs such as SLB (formerly Schlumberger), Baker Hughes, Phoenix Energy and Halliburton (accounting for approximately 54.1% of 2022 revenue); (ii) E&P operators such as Occidental Petroleum, EOG, ConocoPhillips and Pioneer Energy (accounting for approximately 42.7% of 2022 revenue); and (iii) oil and gas equipment manufacturers such as National Oilwell Varco and Liberty Lift (accounting for approximately 3.2% of 2022 revenue). In 2022, our largest customer and our top ten largest customers accounted for approximately 13.7% and 57.7% of our revenue, respectively.
Conducting business with top tier customers requires world class service quality, safety and auditable work processes. These operating requirements are contained in MSAs with our clients. Obtaining MSAs can be difficult and time-consuming. We believe this creates a barrier to entry for smaller, less competent providers and provides us an industry advantage.
We derive our revenue from a wide range of regions. The follow graph presents our revenue by region for 2022.

Employees and Employee Safety
We had 355 employees and contractors, 99.7% of whom were full-time. Our workforce includes over 25 sales professionals who are divided between city-sales and field-sales teams.
Keeping our workforce safe and healthy is a key priority, and management is committed to ensuring our employees return home safely after each shift. In 2018, we implemented “Safety Now,” a rigorous safety program that is part of our Safe, Inspired, Productive (“SIP”) incentive program. SIP has helped reduce our total recordable incident rate for our U.S. operations from 2.43 in 2018 to 0.65 in 2022, which is significantly better than the industry average. The success of SIP is necessary for us to do business with many of our customers, including SLB, Baker Hughes, Occidental and EOG.
Properties
We operate from 18 locations in North America and four international locations in Europe and the Middle East. The following graphic shows these locations.

Major US Basins Serviced by DTI

- ✓ Permian – Midland
- ✓ Permian – Delaware
- ✓ Marcellus / Utica
- ✓ Bakken / Williston
- ✓ Barnett
- ✓ Eagle Ford
- ✓ Powder River
- ✓ DJ Basin
- ✓ Haynesville
- ✓ Gulf of Mexico
- ✓ Anadarko / Woodford
- ✓ Granite Wash
- ✓ Tuscaloosa Trend

Nisku, Alberta
Williston, ND
Minot, ND
Casper, WY
Vernal, UT
Bakersfield, CA
Charleroi, PA
Oklahoma City, OK
Carlsbad, NM
Midland & Odessa, TX
Sibley, LA
Houston, TX
Broussard & New Iberia, LA
Additional International Stocking Points

- ★ DTI Corporate Headquarters
- ● DTI Service Centers (DTR, DNR, & DIS): 9
- ● Drill-N-Ream™: 2
- ● Premium Tools Division (PTD): 2
- ● Stocking Points (DTR & DNR): 2
- ● Inspection and Repair (DIS & DMS): 1
- ● Emerging Products: 1

Government Regulation and Environmental, Health and Safety Measures
Our business is significantly affected by federal, state and local laws and other regulations. These regulations primarily impact the operation of our facilities. The laws and regulations relate to, among other things:
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worker safety standards;

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the protection of the environment; and

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waste management, with respect to both fluids and solids.

Our internal environmental group monitors our compliance with applicable laws and regulations. We also engage third parties to review our compliance with such.
We cannot predict the level of enforcement of existing laws and regulations or how such laws and regulations may be interpreted by enforcement agencies or court rulings in the future. We also cannot predict whether additional laws and regulations will be adopted, including changes in regulatory oversight, increase of federal, state or local taxes, increase of inspection costs, or the effect such changes may have on us, our business or our financial condition.
Competition
We believe that there are a limited number of competitors in the oil and gas drilling rental tools industry. Of those, most are local and regional players, and we believe only one competitor is of appreciable scale. We believe that we enjoy a competitive advantage with respect to these competitors due to our large relevant tool inventory, strong management team and significant scale.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF ROC
References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ROC” to “we,” “us” or the “Company” refer to ROC. References to our “management” or our “management team” refer to our officers and directors, and references to the “Sponsor” refer to ROC Energy Holdings, LLC. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.
Recent Developments
On February 13, 2023, we entered into the Merger Agreement with DTI and Merger Sub. DTI is a Houston-based oilfield services company that rents downhole drilling tools used in horizontal and directional drilling of oil and natural gas wells. DTI operates from 22 locations across North America, Europe and the Middle East. At the Closing, in accordance with the DGCL, Merger Sub will be merged with and into DTI, with DTI surviving the merger as a wholly-owned subsidiary of ROC.
For a full description of the Merger Agreement and the proposed Business Combination, please see “Proposal No. 1 — The Business Combination Proposal.”
Overview
We are a blank check company formed under the laws of the State of Delaware on September 2, 2021 for the purpose of effecting a business combination with one or more businesses. We intend to effectuate an initial business combination using cash from the proceeds of the IPO and the sale of the private units, our capital stock, debt or a combination of cash, stock and debt.
We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete an initial business combination, including the Business Combination, will be successful.
Results of Operations
We have neither engaged in any operations (other than searching for an initial business combination after our IPO) nor generated any revenues to date. Our only activities from September 2, 2021 (inception) through December 31, 2022 were organizational activities, those necessary to prepare for the IPO, described below, and, subsequent to the IPO, identifying a target company for an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We expect to generate non-operating income in the form of interest earned on investments held after the IPO. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses, including due diligence expenses in connection with the business combination.
For the year ended December 31, 2022, we had a net income of $1,015,702, which consists of interest income on investments held in the Trust Account of $2,843,649, offset by operating costs of $1,281,902 and provision for income taxes of $546,045.
For the period from September 2, 2021 (inception) through December 31, 2021, we had a net loss of $235,380, which consists of operating costs of $252,254, offset by interest income on investments held in the Trust Account of $16,874.
Liquidity and Capital Resources
On December 6, 2021, we consummated the IPO of 18,000,000 units at $10.00 per unit, generating gross proceeds of $180,000,000. An additional $1,800,000 was funded by our Sponsor which resulted in a total balance in the Trust Account of $181,800,000. Simultaneously with the closing of the IPO, we consummated the sale of 715,000 private units at a price of $10.00 per private unit to the Sponsor generating gross proceeds of $7,150,000.
On December 9, 2021, the underwriters fully exercised their over-allotment option, resulting in an additional 2,700,000 units issued for an aggregate amount of $27,000,000. In connection with the underwriters’ full exercise of their over-allotment option, we also consummated the sale of an additional 81,000 private units at $10.00 per private unit, generating total proceeds of $27,810,000. A total of $27,270,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $209,070,000.
Following the IPO, the full exercise of the over-allotment option, and the sale of the private units, a total of $181,800,000 was placed in the Trust Account. We incurred $4,012,520 in IPO related costs, including $3,600,000 of underwriting fees and $412,520 of other costs. In connection with the underwriters’ full exercise of their over-allotment option, we also consummated the sale of an additional 81,000 private units at $10.00 per private unit, generating total proceeds of $27,810,000. A total of $27,270,000 was deposited into the Trust Account, including an additional $540,000 of underwriting fees, bringing the aggregate proceeds held in the Trust Account to $209,070,000.
For the year ended December 31, 2022, cash used in operating activities was $1,667,273. Net loss of $1,015,702 was affected by interest earned on investments held in the Trust Account of $2,843,649 and changes in operating assets and liabilities, which provided $69,102 of cash from operating activities.
For the period from September 2, 2021 (inception) through December 31, 2021, cash used in operating activities was $13,000. Net loss of $235,380 was affected by interest earned on investments held in the Trust Account of $16,874 and changes in operating assets and liabilities, which provided $239,254 of cash from operating activities.
As of December 31, 2022, we had cash and marketable securities held in the Trust Account of $213,475,172. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account to complete our business combination. We may withdraw interest to pay taxes. During the period ended December 31, 2022, we withdrew $525,351 of interest income from the Trust Account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
As of December 31, 2022, we had $207,915 of cash held outside of the Trust Account. We intend to use the funds held outside the Trust Account primarily perform business due diligence on DTI, travel to and from the offices, plants or similar locations of DTI or their representatives or owners, review corporate documents and material agreements of, and structure, negotiate and complete an initial business combination with DTI.
In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that an initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private units.
Going Concern
In connection with the Company’s assessment of going concern considerations in accordance with FASB’s ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until June 6, 2023, fifteen months from the closing of its IPO, to consummate a business combination. It is uncertain that the Company will be able to consummate a business combination by this time. Additionally, the Company may not have sufficient liquidity to fund the working capital needs of the Company through the Company’s liquidation date or one year from the issuance of these financial statements. If a business combination is not consummated by the liquidation date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 6, 2023. There can be no assurance that the Company will be able to consummate any business combination by June 6, 2023.
Off-Balance Sheet Financing Arrangements
We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2022. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.
Contractual Obligations
We entered into an agreement, commencing on December 1, 2021, through the earlier of our consummation of an initial business combination and its liquidation, to pay Fifth Partners, an affiliate of the Sponsor, a total of $13,000 per month for general and administrative services including office space, utilities and secretarial support.
The Company had granted the underwriters a 45-day option from the date of IPO to purchase up to 2,700,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions.
On December 9, 2021, the underwriters elected to fully exercise the over-allotment option to purchase an additional 2,700,000 public shares at a price of $10.00 per public share.
We engaged EarlyBirdCapital as an advisor in connection with the initial business combination to assist in holding meetings with the stockholders to discuss the potential business combination and the target business’ attributes, introduce the us to potential investors that are interested in purchasing securities in connection with the initial business combination, assist in obtaining stockholder approval for the business combination and assist with press releases and public filings in connection with the initial business combination. We will pay EarlyBirdCapital a cash fee for such services upon the consummation of the initial business combination in an amount equal to 3.5% of the gross proceeds of the IPO (exclusive of any applicable finders’ fees which might become payable). In addition, we will pay EarlyBirdCapital a cash fee in an amount equal to 1.0% of the total consideration payable to the target in the initial business combination if EarlyBirdCapital introduces the target business with whom we complete the initial business combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the IPO Registration Statement, unless such payment would not be deemed underwriters’ compensation in connection with the IPO pursuant to FINRA Rule 5110. In connection with the Merger Agreement on February 13, 2023, we have amended EarlyBirdCapital’s fees under the Business Combination Marketing Agreement from (i) 3.5% of the total gross proceeds raised in the IPO and (ii) 1% of the total consideration of an initial business combination transaction to a flat cash fee of $2,000,000.
Critical Accounting Policies
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies.

Common Stock Subject to Possible Redemption
We account for our common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified in temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s public shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2022 and 2021, the public shares are presented at redemption value as temporary equity, outside of the stockholders’ equity (deficit) section of the Company’s balance sheet. We recognize changes in redemption value immediately as they occur and adjusts the carrying value of the common stock subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security.
Net Income (Loss) per Common Share
Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Accretion associated with the redeemable shares of common stock is excluded from earnings per share as the redemption value approximates fair value.
Recent Accounting Standards
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.
Factors That May Adversely Affect Our Results of Operations
Our results of operations and our ability to complete an initial business combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond our control. Our business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending, the ongoing effects of the COVID-19 pandemic, including resurgences and the emergence of new variants, and geopolitical instability, such as the military conflict in Ukraine. We cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and our ability to complete initial business combination.

INFORMATION ABOUT ROC
Overview
We are a Delaware corporation structured as a blank check company formed for the purpose of effecting our initial business combination.
IPO
On December 6, 2021, we consummated our IPO of 18,000,000 units. Each unit consists of one share of Common Stock and one public right. The units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $180,000,000.
Simultaneously with the closing of the IPO, we completed the private sale of an aggregate of 715,000 private units to our Sponsor at a purchase price of $10.000 per private unit, generating gross proceeds of $7,150,000.
On December 9, 2021, the underwriters purchased an additional 2,700,000 units pursuant to the full exercise of the over-allotment option. The units were sold at an offering price of $10.00 per over-allotment unit, generating aggregate additional gross proceeds of $27,000,000. Simultaneously with the consummation of the over-allotment option, we completed the private sale of an additional 81,000 private placement units to the Sponsor, generating gross proceeds of $810,000.
A total of $209,070,000, comprised of $201,110,000 of the proceeds from the IPO and $7,960,000 of the proceeds of the sale of the private placement units was placed in the trust account maintained by Continental, acting as trustee.
It is the job of our Sponsor and management team to complete our initial business combination. Our management team is led by Joseph Drysdale, the Chairman of the ROC Board, and Daniel Kimes, our Chief Executive Officer. We must complete our initial business combination by June 6, 2023 (or by such other date approved by our stockholders). If our initial business combination is not consummated by June 6, 2023 (or by such other date approved by our stockholders), then our existence will terminate, and we will distribute all amounts in the trust account.
Business Strategy
The non-operated segment of the oil and gas sector is highly fragmented, with a significant supply of high-quality producing and non-producing assets. Additionally, the sector is generally uncompetitive with only one pure-play, publicly held non-operated company. Energy-specific private equity firms have pulled back from investing in non-operated focused businesses due to lack of exit alternatives and overall lack of investible capital at the fund level.
While the early days of shale drilling were defined by resource delineation, well-space testing and under-built midstream infrastructure, today’s shale business harnesses the knowledge gained and infrastructure built over the past 15 years to develop the resource reliably, predictably and economically. The assets that are being developed now are well understood and have predictable ultimate economic recoveries which we believe can provide significant upside to investors.
We believe that our knowledge and experience in the sector, combined with the lack of competition, presents the opportunity to buy high quality assets or businesses at compelling purchase prices with attractive reinvestment opportunities while still paying a dividend. We believe that owners of non-operated assets, funds and companies will find a merger or sale to a special purpose acquisition company to be a very compelling proposition, given the paucity viable alternatives.
Our Business Combination Process
In evaluating a prospective target business, we conduct a customary due diligence review that encompasses, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities as well as reviewing financial and other information that will be made available to us. We also utilize our operational and capital allocation experience to further our understanding of the prospective target business.
We may also draw upon the services of Fifth Partners, LLC (“Fifth Partners”), an affiliate of our Sponsor and certain of our director nominees. Fifth Partners is a private equity group located in Dallas, Texas. An active investment partner, it provides network companies access to the people, opportunities and capital needed to build sustainable enterprises. Since its founding in 2015, Fifth Partners has deployed over $1.5 billion across various asset classes, including real estate and energy. In addition to hard asset investing, Fifth Partners also owns and operates multiple early- to mid-stage businesses.
Fifth Partners, from time to time, assists us in the identification of assets or companies that may be appropriate acquisition targets. While we may also draw upon Fifth Partners’ platforms, infrastructure, personnel, network and relationships to provide access to deal prospects, along with any necessary resources to aid in the identification and diligence of a target for the initial business combination, Fifth Partners is not obligated to identify any such target assets or companies or to perform due diligence on any acquisition targets. Any such activities are solely the responsibility of our management team.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our Sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent valuation or appraisal firm that regularly provides fairness opinions that our initial business combination is fair to our company from a financial point of view.
Members of our management team directly or indirectly own our securities following our IPO, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
Subject to his or her fiduciary duties under Delaware law, none of the members of our management team who are also employed by our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Delaware law and any other applicable fiduciary duties, and only present it to us if such entity rejects the opportunity. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to compete on a reasonable basis.
Our officers and directors may, under certain circumstances, become an officer or director of another special purpose acquisition company with a class of securities intended to be registered under the Securities Act or the Exchange Act, even before we have entered into a definitive agreement regarding our initial business combination.
Our acquisition criteria, due diligence processes and value creation methods are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in the Registration Statement, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Sourcing of Potential Business Combination Targets
We believe that the operational and transactional experience of our management team and members of our Sponsor and their respective affiliates and related entities and the relationships they have developed as a result of such experience, provide us with a substantial number of potential business combination targets. These individuals and entities have developed a broad network of contacts and corporate relationships around the world. This network has grown through sourcing, acquiring and financing businesses and maintaining relationships with sellers, financing sources and target management teams. Our management team and members of our Sponsor and their respective affiliates and related entities have significant experience in executing transactions under varying economic and financial market conditions. We believe that these networks of relationships and this experience provide us with important sources of investment opportunities. In addition, target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest noncore assets or divisions.
We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our Sponsor, officers or directors (or their respective affiliates or related entities) or making the acquisition through a joint venture or other form of shared ownership with our Sponsor, officers or directors (or their respective affiliates or related entities). In the event we seek to complete our initial business combination with a company that is affiliated with our Sponsor, officers or directors (or their respective affiliates or related entities), we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
Initial Business Combination
We have until June 6, 2023 to consummate an initial business combination. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten business days thereafter, redeem 100% of our outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, and then seek to dissolve and liquidate. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders. In the event of our dissolution and liquidation, the private units will expire and will be worthless.
Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement entered into between us and Continental, in order for the time available for us to consummate our initial business combination to be extended, our Sponsor or its affiliates or designees have deposited into the Trust Account $4,140,000 ($0.20 per unit) to extend the period of time to consummate a business combination. Such payments were made in the form of non-interest bearing loans. If we complete our initial business combination, we will, at the option of our Sponsor, repay such loaned amounts out of the proceeds of the trust account released to us or convert a portion or all of the total loan amount into units at a price of $10.00 per unit, which units will be identical to the private units. If we do not complete a business combination, we will repay such loans only from funds held outside of the trust account. Our stockholders will not be entitled to vote or redeem their shares in connection with any such extension.
We will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose, at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek stockholder approval of our proposed business combination or allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Any tender offer documents used in connection with a business combination will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.
The initial per public share redemption or redemption price is $10.10 per share without taking into account any interest earned on such funds or additional funds, if any, deposited into the trust account in connection with extensions of the period of time to consummate a business combination (as described in more detail below). However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public stockholders.
Nasdaq rules require that we must consummate an initial business combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding any taxes payable). If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent firm that regularly provides fairness opinions solely with respect to the satisfaction of such criteria. While we consider it unlikely that our board will not be able to make such independent determination of fair market value, it may be unable to do so if the board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value meets the 80% fair market value test, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our stockholders. However, if required under applicable law, any proxy statement that we deliver to stockholders and file with the SEC in connection with a proposed transaction will include such opinion. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.
We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares and/or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. If our securities are not listed on Nasdaq after our IPO, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.
If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers, directors and director nominees currently have certain relevant pre-existing fiduciary duties or contractual obligations.

Our Management Team
Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any member of our management team devotes in any time period varies based on whether a target business has been selected for our initial business combination and the current stage of the initial business combination process.
We believe our management team’s operating and transaction experience and relationships with companies will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships. This network has grown through the activities of our management team sourcing, acquiring and financing businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions.
Our Executive and Director Compensation
No executive officer has received any cash compensation for services rendered to us. Commencing on the date of ROC’s IPO through the acquisition of a target business, we have paid and will pay Fifth Partners, an affiliate of our Sponsor and certain of our directors, an aggregate fee of $13,000 per month for providing us with office space, utilities and secretarial services. Fifth Partners will also be entitled to be reimbursed for any out-of-pocket expenses. Other than the $13,000 per month administrative fee and the repayment of any loans made by our Sponsor to us, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.
At the closing of our initial business combination, we may also pay consulting, success or finder fees to our Sponsor, officers, directors, or their affiliates. We may pay such consulting, success or finder fees in the event that our Sponsor, officers or directors provide us with specific target company, industry, financial or market expertise, as well as insights, relationships, services or resources in order to assess, negotiate and consummate an initial business combination. The amount of any such fee we pay will be based upon the prevailing market for similar services for comparable transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. We would disclose any such fee in the proxy or tender offer materials used in connection with a proposed business combination.
Other than as described herein, no compensation or fees of any kind, including finder’s fees, consulting fees and other similar fees, will be paid to our insiders or any of the members of our management team, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post- combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.
Status as a public company
We believe our structure as a public company makes us an attractive business combination partner to target businesses. As a public company, we offer a target business an alternative to the traditional IPO through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock in the target business for our shares of common stock (or shares of a new holding company) or for a combination of shares of Common Stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical IPO. The typical IPO process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the IPO process, including underwriting discounts and commissions, marketing and road show efforts that may not be present to the same extent in connection with an initial business combination with us.
Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an IPO is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Following an initial business combination, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholder’s interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.
While we believe that our structure and our management team’s backgrounds make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek stockholder approval of any proposed initial business combination, negatively.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the December 6, 2026, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which: (1) the market value of our Common Stock held by non-affiliates equaled or exceeded $250 million as of the end of the prior June 30th; or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30th.
Financial Position
With funds available for an initial business combination in the amount of $213,481,290 as of December 31, 2022, before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, there can be no assurance it will be available to us.
Sources of Target Businesses
Target business candidates may be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity groups, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources also may introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read our prospectus for our IPO and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, also may bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we may receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors. We may engage the services of professional firms or other individuals that specialize in business acquisitions in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our initial business combination, the presence or absence of any such arrangements will not be used as a criterion in our selection process of an acquisition candidate.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire that such an initial business combination is fair to our unaffiliated stockholders from a financial point of view. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.
Selection of a Target Business and Structuring of a Business Combination
Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the assets held in the trust account (excluding any taxes payable) at the time of the agreement to enter into such initial business combination, our management have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. In any case, we will only consummate an initial business combination in which we become the majority stockholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes as discussed below) or are otherwise not required to register as an investment company under the Investment Company Act or to the extent permitted by law we may acquire interests in a variable interest entity, in which we may have less than a majority of the voting rights in such entity, but in which we are the primary beneficiary. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth (such as a company that has begun operations but is not yet at the stage of commercial manufacturing and sales), we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.
In evaluating a prospective target business, we have conducted and will continue to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.
Fair Market Value of Target Business or Businesses
The target business or businesses or assets with which we effect our initial business combination must have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding any taxes payable) at the time of the agreement to enter into such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test, provided that in the event that the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable. However, we will always acquire at least a controlling interest in a target business. The aggregate fair market value of a portion of a target business or assets will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of the balance in the trust account. In order to consummate such an initial business combination, we may issue a significant amount of debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities. If we issue securities in order to consummate such an initial business combination, our stockholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our stockholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. We have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.
The fair market value of a target business or businesses or assets will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value, enterprise value and, where appropriate, upon the advice of appraisers or other professional consultants. Investors will be relying on the business judgment of our board of directors, which will have significant discretion in choosing the standard used to establish the fair market value of a particular target business. If our board of directors is not able to independently determine that the target business or assets has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire with respect to the satisfaction of such criterion. Notwithstanding the foregoing, unless we consummate a business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we seek to acquire, that the price we are paying is fair to our stockholders.
Lack of Business Diversification
For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team
Although we closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of members of our management team, if any, in the target business, cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial business combination. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.
Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Stockholders May Not Have the Ability to Approve an Initial Business Combination
We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.
Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under Nasdaq’s listing rules, stockholder approval would be required for our initial business combination if, for example:
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we issue shares of common stock that will be equal to or in excess of 20% of the number of shares of our common stock then outstanding;

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any of our directors, officers or substantial stockholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more; or

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the issuance or potential issuance of common stock will result in our undergoing a change of control.

In connection with any proposed business combination, we will either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our public stockholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein.
If we determine to engage in a tender offer, such tender offer will be structured so that each stockholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. If we so choose and we are legally permitted to do so, we have the flexibility to avoid a stockholder vote and allow our stockholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek stockholder approval, a majority of the issued and outstanding shares of Common Stock voted are voted in favor of the business combination.
We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed or sold to us) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public stockholders may therefore have to wait until June 6, 2023 in order to be able to receive a pro rata share of the trust account.
Our Sponsor, officers and directors have agreed:
(1)
to vote any shares of Common Stock owned by them in favor of any proposed business combination;

(2)
not to redeem any shares of Common Stock in connection with a stockholder vote to approve a proposed initial business combination; and

(3)
not sell any shares of Common Stock in any tender in connection with a proposed initial business combination.

As a result, in addition to the Founder Shares and private shares, we would need only 7,454,501, or approximately 36%, of the 20,700,000 public shares sold in our IPO to be voted in favor of an initial business combination.
Permitted Purchases of our Securities
ROC’s Sponsor, directors, officers, advisors or their affiliates may purchase public shares or public rights in privately negotiated transactions or in the open market either prior to or following the completion of ROC’s initial business combination. There is no limit on the number of shares ROC’s Sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law, including Rule 14e-5 under the Exchange Act, and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Further, in the event ROC’s Sponsor, directors, officers, advisors or any of their respective affiliates were to purchase public shares or public rights in privately negotiated transactions from public holders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act, including, in relevant part, through adherence to the following:
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This proxy statement/prospectus/consent solicitation statement discloses the possibility that our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares or public rights from public holders outside the redemption process, along with the purpose of such purchases;

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If our Sponsor, directors, officers, advisors or any of their respective affiliates were to purchase public shares or public rights from public holders:

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such Sponsor, directors, officers, advisors or affiliates would do so at a price no higher than the price offered through our redemption process;

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such purchased shares would not be voted in favor of approving the business combination transaction;

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such Sponsor, directors, officers, advisors or affiliates would not possess any redemption rights with respect to such purchased shares or, if they do acquire and possess redemption rights, they would waive such rights; and

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We would disclose in a Current Report on Form 8-K, before the Special Meeting, the following:

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the amount of our securities purchased outside of the redemption offer by our Sponsor, directors, officers, advisors or any of their respective affiliates, along with the purchase price;

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the purpose of such purchases;

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the impact, if any, of such purchases on the likelihood that a business combination will be approved;

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the identities of our selling stockholders for such purchases (if not purchased on the open market) or the nature of our stockholders (e.g., 5% stockholders) who sold to our Sponsor, directors, officers, advisors or any of their respective affiliates; and

the number of our shares for which we have received redemption requests pursuant to the redemption offer. None of the funds held in the Trust Account will be used to purchase public shares or public rights in such transactions prior to completion of an initial business combination.
Any such shares purchased by ROC’s Sponsor, directors, officers or advisors, or their affiliates will not be voted in favor of approving the Transactions. The purpose of any such purchases of shares would be to increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires ROC to have a minimum net worth or a certain amount of cash at the closing of its initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of ROC’s securities may result in the completion of an initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of the public shares or public rights may be reduced and the number of beneficial holders of ROC’s securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of ROC’s securities on a national securities exchange.
ROC’s Sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom ROC’s Sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting ROC directly or by ROC’s receipt of redemption requests submitted by stockholders following the mailing of proxy materials in connection with ROC’s initial business combination. To the extent that ROC’s Sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the initial business combination, whether or not such stockholder has already submitted a proxy with respect to the initial business combination. ROC’s Sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by ROC’s Sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. ROC’s Sponsor, officers, directors and/or their affiliates will not make purchases of ROC Common Stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.
Redemption rights for public stockholders upon completion of our initial business combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their Common Stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, subject to the limitations described herein. As of December 31, 2022, the amount in the trust account was approximately $10.10 per public share. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their Founder Shares, private shares and any public shares they may hold in connection with the completion of our initial business combination.
Manner of conducting redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their Common Stock upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding Common Stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. If we structure a business combination transaction with a target company in a manner that requires stockholder approval, we will not have discretion as to whether to seek a stockholder vote to approve the proposed business combination. We currently intend to conduct redemptions in connection with a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with Nasdaq rules.
If stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A under the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

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file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public stockholders at least 5 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any stockholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.
In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.
If we seek stockholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Delaware law, being the affirmative vote of a majority of the Common Stock represented in person or by proxy and entitled to vote thereon and who vote at a general meeting in favor of the business combination. In such case, pursuant to the terms of a letter agreement entered into with us, our Sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote any Founder Shares and private shares held by them and any public shares purchased during or after our IPO in favor of our initial business combination. We expect that at the time of any stockholder vote relating to our initial business combination, our Sponsor, directors and officers and their respective permitted transferees will own at least 20% of our issued and outstanding Common Stock entitled to vote thereon. Each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their Founder Shares, private shares and public shares in connection with the completion of a business combination.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, which regulate issuer tender offers; and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our Sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Common Stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares which are not purchased by our Sponsor, which number will be based on the requirement that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
Our amended and restated certificate of incorporation provides that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Common Stock submitted for redemption will be returned to the holders thereof.
Limitation on redemption upon completion of our initial business combination if we seek stockholder approval
Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our Sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 20% of the shares sold in our IPO, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. We may waive this restriction in our sole discretion. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our Sponsor, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any Founder Shares, private shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires Founder Shares through a permitted transfer from our Sponsor, directors and officer, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in our IPO or thereafter through open market purchases, it would be a public stockholder and restricted from seeking redemption rights with respect to any Excess Shares.
Tendering share certificates in connection with a tender offer or redemption rights
If we hold a stockholder meeting to approve a business combination, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent up to two business days prior to the vote on the proposal to approve the business combination or to deliver their shares to the transfer agent electronically using DTC’s system, rather than simply voting against the initial business combination. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two days prior to the vote on the business combination to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to Delaware law, a final proxy statement would be mailed to public stockholders at least 10 days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through DTC’s system. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures historically used by many blank check companies. In the past, in order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the general meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.
Any request to redeem such shares, once made, may be withdrawn at any time up to the date of the stockholder meeting. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until June 6, 2023.
Redemption of public shares and liquidation if no initial business combination
Our Sponsor, officers and directors have agreed that we will have only until June 6, 2023 (or until such other date approved by our stockholders as reflected in an amendment to the Charter) to complete our initial business combination. If we are unable to complete our initial business combination by June 6, 2023 (or by such other date approved by our stockholders), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our rights, which will be forfeited if we fail to complete our initial business combination by June 6, 2023 (or by such other date approved by our stockholders).
Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their Founder Shares and private shares if we fail to complete our initial business combination by June 6, 2023. However, if our Sponsor, officers or directors acquire public shares after our IPO, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination by June 6, 2023.
Our Sponsor, officers and directors have agreed, pursuant to a written letter agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would (i) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by June 6, 2023 or (ii) with respect to the other provisions relating to stockholders’ rights or pre-business combination activity, unless we provide our public stockholders with the opportunity to redeem their Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding public shares. However, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions. If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares.
If we do not consummate our initial business combination by the deadline set forth in our amended and restated certificate of incorporation, we expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $207,915 of proceeds held outside the trust account as of December 31, 2022, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of our IPO and the sale of the private placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.10 as of December 31, 2021. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.10. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would be vendors such as lawyers, investment bankers, computer or information and technical services providers or prospective target businesses. In the event that an executed waiver is deemed to be unenforceable against a third party, then our Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy their indemnity obligations and believe that our Sponsor’s only assets are securities of our company. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.10 per share.
We have sought and will continue to seek to reduce the possibility that our Sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our Sponsor will also not be liable as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. As of December 31, 2022, we have access to up to $207,915 from the proceeds of our IPO and the sale of the private placement units, with which to pay any such potential claims. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. As of December 31, 2022, the amount held outside the trust account $207,915.
If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency laws, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.10 per share to our public stockholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public stockholders will be entitled to receive funds from the trust account only upon the earlier of (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by June 6, 2023 (or by such other date as approved by our stockholders) or (B) with respect to any other provision relating to stockholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination by June 6, 2023 (or by such other date as approved by our stockholders), subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.
Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible following June 6, 2023 and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.
Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.
We seek to have all third parties (including any vendors or other entities we engage after our IPO) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. The underwriters in our IPO will execute such a waiver agreement. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third-party that refused to execute a waiver would be the engagement of a third-party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.10 per public share, except as to any claims by a third-party who executed a valid and enforceable agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, our Sponsor may not be able to satisfy its indemnification obligations, as we have not required our Sponsor to retain any assets to provide for its indemnification obligations, nor have we taken any further steps to ensure that it will be able to satisfy any indemnification obligations that arise. Moreover, our Sponsor will not be liable to our public stockholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.10 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, (subject to our obligations under Delaware law to provide for claims of creditors as described below).
If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders have waived their rights to participate in any redemption with respect to their Founder Shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $100,000) and have agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.
Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to our IPO that will apply to us until the consummation of our initial business combination. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. Our insiders have agreed to waive any redemption rights with respect to any Founder Shares, private shares and any public shares they may hold in connection with any vote to amend our certificate of incorporation. Specifically, our certificate of incorporation provides, among other things, that:
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prior to the consummation of our initial business combination, we shall either (1) seek stockholder approval of our initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their shares of Common Stock, regardless of whether they vote for or against the proposed business combination, into a portion of the aggregate amount then on deposit in the trust account, net of taxes payable, or (2) provide our stockholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, net of taxes payable, in each case subject to the limitations described herein;

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we will consummate our initial business combination only if public stockholders do not exercise redemption rights in an amount that would cause our net tangible assets to be less than $5,000,001 and a majority of the outstanding shares of Common Stock voted are voted in favor of the business combination;

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if our initial business combination is not consummated by June 6, 2023 (or by such other date approved by our stockholders), then our existence will terminate and we will distribute all amounts in the trust account to all of our public holders of shares of Common Stock;

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upon the consummation of our IPO, $209,070,000 was placed into the trust account;

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we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination; and

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prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

Potential Revisions to Agreements with Insiders
Each of our insiders has entered into letter agreements with us pursuant to which each of them has agreed to do certain things relating to us and our activities prior to a business combination. We could seek to amend these letter agreements without the approval of stockholders, although we have no intention to do so. In particular:
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Restrictions relating to liquidating the trust account if we failed to consummate a business combination in the time-frames specified above could be amended, but only if we allowed all stockholders to redeem their shares in connection with such amendment;

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Restrictions relating to our insiders being required to vote in favor of a business combination or against any amendments to our organizational documents could be amended to allow our insiders to vote on a transaction as they wished;

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The requirement of members of the management team to remain our officer or director until the closing of a business combination could be amended to allow persons to resign from their positions with us if, for example, the current management team was having difficulty locating a target business and another management team had a potential target business;

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The restrictions on transfer of our securities could be amended to allow transfer to third parties who were not members of our original management team;

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The obligation of our management team to not propose amendments to our organizational documents could be amended to allow them to propose such changes to our stockholders;

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The obligation of insiders to not receive any compensation in connection with a business combination could be modified in order to allow them to receive such compensation; and

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The requirement to obtain a valuation for any target business affiliated with our insiders, in the event it was too expensive to do so.

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Except as specified above, stockholders would not be required to be given the opportunity to redeem their shares in connection with such changes. Such changes could result in:

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Our having an extended period of time to consummate a business combination (although with less in trust as a certain number of our stockholders would certainly redeem their shares in connection with any such extension);

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Our insiders being able to vote against a business combination or in favor of changes to our organizational documents;

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Our operations being controlled by a new management team that our stockholders did not elect to invest with;

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Our insiders receiving compensation in connection with a business combination; and

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Our insiders closing a transaction with one of their affiliates without receiving an independent valuation of such business.

We will not agree to any such changes unless we believed that such changes were in the best interests of our stockholders (for example, if we believed such a modification were necessary to complete a business combination). Each of our officers and directors has fiduciary obligations to us requiring that he or she act in our best interests and the best interests of our stockholders.
Competition
In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could complete a business combination with utilizing the net proceeds of our IPO, our ability to compete in completing a business combination with certain sizable target businesses may be limited by our available financial resources.
The following also may not be viewed favorably by certain target businesses:
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our obligation to seek stockholder approval of our initial business combination or engage in a tender offer may delay the completion of a transaction;

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our obligation to redeem shares of Common Stock held by our public stockholders may reduce the resources available to us for our initial business combination;

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our obligation to pay EarlyBirdCapital an aggregate fee of $2,000,000 upon consummation of our initial business combination pursuant to the business combination marketing agreement;

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our obligation to either repay working capital loans that may be made to us by our insiders or their affiliates;

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our obligation to register the resale of the Founder Shares, as well as the private units (and underlying securities), the representative Founder Shares, and any shares issued to our insiders or their affiliates upon conversion of working capital loans; and

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the impact on the target business’ assets as a result of unknown liabilities under the securities laws or otherwise depending on developments involving us prior to the consummation of a business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately held entities having a similar business objective as ours in connection with an initial business combination with a target business with significant growth potential on favorable terms.

If we succeed in effecting our initial business combination, there will be, in all likelihood, intense competition from competitors of the target business. Subsequent to our initial business combination, we may not have the resources or ability to compete effectively
Conflicts of interest
Subject to his or her fiduciary duties under Delaware law, none of the members of our management team who are also employed by our Sponsor or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware. If any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us, subject to his or her fiduciary duties under Delaware law and any other applicable fiduciary duties, and only present it to us if such entity rejects the opportunity. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to compete on a reasonable basis.
In addition to our Sponsor, members of our management team directly or indirectly own our Common Stock and/or private units following our IPO, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
Additionally, we have engaged EarlyBirdCapital, who served as an underwriter in the IPO, to assist us in connection with our initial business combination. In connection with its service as an underwriter for the IPO, ROC issued 180,000 representative Founder Shares to EarlyBirdCapital for nominal consideration. We will pay EarlyBirdCapital a cash fee of $2,000,000 for such services upon the consummation. The representative Founder Shares will also be worthless if we do not consummate an initial business combination. These financial interests may result in the underwriters having a conflict of interest when providing the services to us in connection with an initial business combination.
Indemnity
Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only third parties we currently expect to engage would be vendors such as lawyers, accountants, investment bankers, computer or information and technical services providers or prospective target businesses. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy their indemnity obligations and believe that our Sponsor’s only assets are securities of our company. We have not asked our Sponsor to reserve for such obligations.
Employees
We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they devote in any time period varies based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once a suitable target business to consummate our initial business combination with has been located, management will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than had been spent prior to locating a suitable target business. We presently expect our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full-time employees prior to the consummation of our initial business combination.
Periodic Reporting and Audited Financial Statements
Our units, Common Stock, and rights are registered under the Exchange Act, and as a result, we have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.
We will provide stockholders with audited financial statements of the prospective target business as part of any proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. These financial statements will need to be prepared in accordance with or reconciled to United States GAAP or IFRS as issued by the IASB. A particular target business identified by us as a potential business combination candidate may not have the necessary financial statements. To the extent that this requirement cannot be met, we may not be able to consummate our initial business combination with the proposed target business.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against ROC or any members of ROC’s management team in their capacity as such.
Directors and Executive Officers
As of the date of this Report, our directors and officers are as follows:
Name	Age	Position
Joseph Drysdale	42	Chairman of the Board
Daniel Jeffrey Kimes	40	Chief Executive Officer and Director
Rosemarie Cicalese	40	Chief Financial Officer
Brian Minnehan	50	Director
Alberto Pontonio	56	Director
Lee Canaan	66	Director
Win Graham	52	Director
Joseph Colonnetta	60	Director
The experience of our directors and executive officers is as follows:
Joe Drysdale, our Chairman of the board since October 2021, is the co-founder and a Managing Partner of Fifth Partners, where he has overseen all real estate investment platforms since the firm was founded in 2015. Mr. Drysdale has over 15 years of investing and management experience, primarily in the real estate and energy sectors, as well as with early stage companies across diverse industries. He is an active member of various civic organizations in his community in Dallas, Texas. Mr. Drysdale received a B.A. from University of Texas. We believe that Mr. Drysdale is qualified to serve on our board of directors due to his extensive management experience and extensive experience in the energy sector.
Daniel Kimes, our director and Chief Executive Officer since inception, is a Managing Director at Arch Energy Partners, where he has worked since April 2020 and is responsible for deal origination, underwriting, and risk mitigation. From January 2020 to March 2020, Mr. Kimes was an independent consultant. Prior to that, from September 2017 to December 2019, Mr. Kimes served as the co-founder, co-Chief Executive Officer and as a member of the board of directors of Shot Hollow Resources, LLC, a Carnelian Energy Capital portfolio company. Prior to Shot Hollow, from 2012 to 2017, Mr. Kimes served as Markets in their energy investment banking group. Mr. Kimes graduated Magna Cum Laude, Honors in Liberal Arts and Honors in Business from Southern Methodist University and earned a MBA from Stanford University. Mr. Kimes was the co-founder of the Dallas Chapter of Young Professionals in Energy and serves on the UT Dallas Energy Advisory Council. We believe Mr. Kimes is qualified to serve as a member of our board of directors due to his extensive experience in the energy sector including investment banking and private equity work.
Rosemarie Cicalese, our Chief Financial Officer since inception, has more than 15 years of experience in finance, with a particular focus in the energy sector. She joined Arch Energy Partners in June 2021 to focus on developing ROC Energy Acquisition Corp. From 2004 through 2020, Ms. Cicalese worked at J.P. Morgan, most recently serving as an Executive Director in the Corporate Banking Energy Group in Houston, where she managed a reserve-based loan book, originated loans and other banking business, and led client relationships with public and private exploration and production companies. Prior to that, Ms. Cicalese worked in J.P. Morgan’s Commodities Group in its New York office, as an Executive Director on the Corporate Derivatives Marketing team, where she worked with oil and gas companies, executing energy risk management hedging strategies. Ms. Cicalese is actively involved with, and serves on the board of directors of, The Periwinkle Foundation, a non-profit organization that develops and provides camps, arts, and survivor programs for children with cancer and other life-threatening illnesses. Ms. Cicalese holds a Bachelor of Engineering in Engineering Management from Stevens Institute of Technology and is a CFA® charterholder.
Brian Minnehan, one of our directors since December 2021, has over 25 years of experience in finance, including 17 years investing in the natural resources sector. Mr. Minnehan is the founder and has been serving as Managing Partner at Acadia Resources LP, his family office focused on growth investments, since March 2020. Mr. Minnehan joined NGP in 2007 where he most recently served as a Partner until March 2020. During his tenure with NGP, Mr. Minnehan served as a member of the investment committee and was appointed the lead director for numerous portfolio companies. Prior to joining NGP, Mr. Minnehan served as a Director at Prudential Capital Group where he was responsible for sourcing, analyzing, structuring and monitoring private debt investments across all sectors of the energy industry from 2004 to 2007. His previous tenures include Rothschild in its investment banking group in New York and Arthur Andersen in its corporate restructuring services group in Dallas, Bangkok and Seoul. Mr. Minnehan holds an MBA from Harvard Business School. He also holds a BBA and an MPA in Accounting from The University of Texas at Austin where he was a Sommerfeld Scholar. He is a CFA charterholder and a Certified Public Accountant (nonpracticing). We believe Mr. Minnehan is qualified to serve as a member of our board of directors due to his extensive investment experience in the energy sector including banking, public board experience, and private equity work.
Alberto Pontonio, one of our directors since December 2021, joined Fifth Partners in 2021 as a member of the public markets group. Fifth Partners is a private equity group located in Dallas, Texas and an affiliate of our sponsor and certain of our directors. Mr. Pontonio has over 25 years of experience in the financial services industry in both the U.S. and European markets. Mr. Pontonio co-founded and served as a Director of Galileo Acquisition Corp (NYSE: GLEO.U), a blank-check company that consummated an initial business combination with Shapeways, Inc. in September, 2021. Mr. Pontonio also co-founded and currently serves as a Director for Americas Technology Acquisition Corp. (NYSE: ATA.U), a $115 million SPAC focusing on targets operating in the TMT verticals. From 2019 to September 2021, he was with Raymond James as a financial advisor, based in Miami. Prior to this, from 2013 through 2018, he traded Equity Index futures with DP Trading. In 2009, he co-founded Censible, an automated investment platform that allows individual investors to align their investments with their personal interests and social values. Mr. Pontonio’s previous tenures include Espirito Santo in their investment banking group, Bear Stearns in London as a Managing Director, and Merrill Lynch in New York and London, as a Director in the Institutional Equity department. Mr. Pontonio started his career in New York at Cowen & Co. He holds a B.A. in economics from the Catholic University in Milan, Italy. We believe Mr. Pontonio is qualified to serve as a member of our board of directors due to his extensive experience in the financial services industry and in both the US and European markets.
Lee Canaan, one of our directors since December 2021, is the founder and portfolio manager of Braeburn Capital Partners, a private investment management firm since 2003. Ms. Canaan has over 20 years of public and private board experience across diverse industries. She is currently serving on the the Chief Financial Officer, the interim Chief Executive Officer and as a member of the board of directors of Brigadier Oil & Gas, LLC, a private equity-sponsored exploration and production company. Mr. Kimes previously worked for NGP Energy Capital Management (“NGP”), a private equity firm focused on investing in the energy sector from July 2006 to July 2008 and started his career working for RBC Capital board of directors of EQT Corporation (since July 2019), Aethon Energy (since June 2019), and PHX Minerals Inc. (since March 2014). She previously served on the board of directors of Philadelphia Energy Solutions, LLC, Rock Creek Pharmaceuticals, Inc., Equal Energy Ltd., Oakmont Acquisition Corp., and Noble International, Ltd. Ms. Canaan has served as an independent traditional and alternative energy industry consultant for various private, public and governmental entities since 2009, including the U.S. Department of Energy. She began her career as a geophysicist for Amoco, then moved into finance as an analyst and portfolio manager for ARCO corporate treasury, then as an investment analyst at AIM/INVESCO. Ms. Canaan holds a Bachelor of Science in Geological Sciences from University of Southern California, a Masters in Geophysics from The University of Texas at Austin, and an MBA in finance from The Wharton School. She is also a CFA® charterholder. We believe Ms. Canaan is qualified to serve as a member of our Board of Directors due to her extensive experience in the energy sector including investments and serving on public company boards.
Win Graham, one of our directors since December 2021, has managed The Allar Company with his brother Jack in Graham, Texas since 2005. His responsibilities include managing minerals assets in 24 states, negotiating contracts and capital acquisitions. Prior to that Mr. Graham spent 10 years as an international crude oil trader working for Shell Trading and Vitol, where he traded physical cargos of crude oil from all over the world as well as domestic pipeline barrels, futures and options. For several years he was responsible for the futures, options and foreign barrels of crude that were traded in Shell’s United States system. He also spent time trading in both London and Singapore. Mr. Graham began his career as an oil and gas audit specialist at PricewaterhouseCoopers (f/k/a Coopers & Lybrand). Mr. Graham holds a BBA in accounting from The University of Texas at Austin and is a Certified Public Accountant (non-practicing). Mr. Graham is active in his community and has served as Board President of the GISD School Board, Graham Industrial Association and the Young County Appraisal District. We believe Mr. Graham is qualified to serve as a member of our Board of Directors due to his extensive experience in the energy sector including banking, investments and private equity work.
Joseph Colonnetta, one of our directors since December 2021, has over 30 years of experience in the private equity industry as both an operator and investor, including substantial experience in identifying and acquiring a wide variety of businesses. Since 2011, he has been the Founding and General Partner of HBC Investments, which specializes in middle market private equity investments.
Special Advisors
Mike Allen, one of our special advisors since December 2021, is the founder and President of Providence Energy Ltd., an independent energy investment and management company that manages nearly 2,000,000 gross mineral acres and interests in over 10,000 producing wells throughout the United States. Providence Energy is also an active investor in renewable energy resources. Mr. Allen earned a BBA in Accounting from the University of Oklahoma and began his career as a CPA with Ernst & Young (f/k/a Ernst & Ernst) followed by 11 years with Headington Oil Company, before founding Providence.
Dan Hunt, one of our special advisors since December 2021, has over 20 years of investment and management experience in sports and entertainment, real estate, media, and bio tech. Mr. Hunt has been President of Major League Soccer’s FC Dallas since 2014, and has spent much of his career driving the future of soccer in America. Together with his late father and American sports icon Lamar Hunt, Mr. Hunt led the creation of the Toyota Stadium and Soccer Center, home to FC Dallas and one of the most elite soccer facilities in the United States. Mr. Hunt is a member of MLS’ Board of Governors and serves on the league’s Business Ventures Committee. He is also involved with additional ownership interests of Hunt Sports Group, including the NFL’s Kansas City Chiefs. Mr. Hunt holds a BA from Southern Methodist University.
Bill Hall, one of our special advisors since December 2021, has over 40 years of experience in entrepreneur ownership, banking, oil & gas investing, business consulting, and private equity across diverse industries and with specific expertise in national brand franchising and financial services. Mr. Hall is the Chief Executive Officer and a Managing Partner of Align Capital, LLC, where he oversees the investment firm’s operations, as well as focuses on portfolio oversight, investment origination, and underwriting. He has served on numerous private boards, including his current service on the boards of Oakwood Bancshares Inc., Oakwood Bank, Anson Bancshares, Inc., First National Bank of Anson, Seawolf Water Resources, LP, UMVP Index, ClearBlade, Inc (as an observer), Treats Investments, LLC, and WGH Properties, LLC. Mr. Hall started his career with Arthur Young & Company (now Ernst & Young). He is a Certified Public Accountant (non-practicing), earned a BBA in Accounting from University of Texas at Austin, and is a 2017 inductee of the Men’s Athletics Longhorn Hall of Honor.
Jeremy Gottlieb, one of our special advisors since December 2021, is the co-founder and President of ComboCurve, Inc. (formerly known as Inside Petroleum), a software-as-a-service financial technology platform designed for energy companies, where he has co-led the development, sales, operations, and financing of the business as it grew to over 100 clients in just over 12 months post-launch. Prior to ComboCurve, he served as Finance Director at Deep Gulf Energy, a private equity-backed energy company, where he was involved in equity and debt financings before the company was sold to Kosmos Energy in 2018. He previously held positions at Ivory Capital and Ernst & Young. Mr. Gottlieb graduated with High Honors from the University of Texas at Austin with a BBA and MPA. He is a CFA® charterholder and a Certified Public Accountant, licensed in the State of Texas.
Ruben Martin, one of our special advisors since December 2021, currently serves as Chairman of the Board and Director of the general partner of Martin Midstream Partners, a publicly traded limited partnership with a diverse set of energy midstream operations focused primarily on the United States Gulf Coast region. Mr. Martin led the company as President, Chief Executive Officer, and a member of the board of directors from 2002 to 2020. Prior to that, he served as President of Martin Resource Management, where he held various other roles since 1974. He holds a BS in Industrial Management from the University of Arkansas.
Our special advisors (i) assist us in sourcing and negotiating with potential business combination targets, (ii) provide business insights when we assess potential business combination targets and (iii) upon our request, provide business insights as we work to create additional value in the businesses that we acquire. In this regard, our special advisors fulfill some of the same functions as members of our board of directors. However, our special advisors are not under any fiduciary obligations to us nor will they perform board or committee functions, nor do they have any voting or decision-making capacity on our behalf. Our special advisors are also not required to devote any specific amount of time to our efforts or be subject to the fiduciary requirements to which members of our board of directors are subject. Accordingly, if any of our special advisors becomes aware of a business combination opportunity which is suitable for any of the entities to which he has fiduciary or contractual obligations (including other blank check companies), such special advisor will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We may modify or expand our roster of special advisors as we source potential business combination targets or create value in businesses that we may acquire.
Family Relationship
There are no family relationships among any of ROC’s directors or executive officers that are required to be disclosed by Regulation S-K.

Number and Terms of Office of Officers and Directors
Our board of directors currently has seven members, four of whom are deemed “independent” under SEC and Nasdaq rules. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Mr. Minnehan and Ms. Canaan and Mr. Colonnetta, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Graham and Mr. Drysdale, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Kimes and Mr. Pontonio will expire at our third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our directors may consist of a chairman of the board, and that our officer may consist of chief executive officer, president, chief financial officer, executive vice president(s), vice president(s), secretary, treasurer and such other officers as may be determined by the board of directors.
Committees of the Board of Directors
Audit Committee
We have established an audit committee of the board of directors, which consists of Mr. Graham, Ms. Canaan, and Mr. Colonnetta. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Mr. Graham, Ms. Canaan, and Mr. Colonnetta meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) under the Exchange Act. Joseph Colonnetta serves as the chairman of the audit committee.
Each member of the audit committee is financially literate and our board of directors has determined that each of Mr. Graham, Ms. Canaan, and Mr. Colonnetta qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
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the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

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pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

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reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

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setting clear hiring policies for employees or former employees of the independent auditors;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

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obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

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reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities.
Compensation Committee
We have established a compensation committee of the board of directors consisting of Mr. Graham, Ms. Canaan, and Mr. Colonnetta, each of whom is an independent director. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Mr. Graham serves as chairman of the compensation committee.
We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officers’ compensation, evaluating our Chief Executive Officers’ performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officers based on such evaluations;

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reviewing and approving on an annual basis the compensation of all of our other officers;

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reviewing on an annual basis our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

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if required, producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Nominating and Corporate Governance Committee
We have established a nominating and corporate governance committee. The members of our nominating and corporate governance are Mr. Graham, Ms. Canaan, and Mr. Colonnetta. Ms. Canaan serves as chair of the nominating and corporate governance committee.
The primary purposes of our nominating and corporate governance committee are to assist the board in:
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identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual general meeting or to fill vacancies on the board of directors;

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developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

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coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

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reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee is governed by a charter that complies with the rules of Nasdaq, as applicable.
Code of Ethics
We have adopted a Code of Ethics that applies to all of our executive officers, directors and employees. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have filed a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the IPO Registration Statement. You can review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.
Compensation Committee Interlocks and Insider Participation
None of the members of ROC’s compensation committee, at any time, has been one of ROC’s officers or employees, or, during the last fiscal year, was a participant in a related-party transaction that is required to be disclosed. None of ROC’s executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on the ROC board or ROC’s compensation committee.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires ROC’s officers, directors and persons who beneficially own more than 10 percent of ROC’s common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2022, there were no delinquent filers.
Audit Committee Report
The audit committee operates pursuant to a charter, which is reviewed annually by the audit committee. Under the audit committee charter, management is responsible for the preparation, presentation and integrity of ROC’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the audit committee reviewed and discussed with management and WithumSmith+Brown PC, as ROC’s independent registered public accounting firm, ROC’s audited financial statements for the fiscal year ended December 31, 2022. The audit committee also discussed with ROC’s independent registered public accounting firm the matters required to be discussed by applicable standards of the PCAOB and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from ROC’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with ROC’s independent registered public accounting firm their independence from ROC.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that ROC’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.
Submitted by:
Audit Committee of the Board of Directors
Lee Canaan
Win Graham
Joseph Colonnetta

DTI’S EXECUTIVE AND DIRECTOR COMPENSATION
Introduction
DTI is an “emerging growth company,” as defined in the JOBS Act. As such, DTI has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,“ as such term is defined in the rules promulgated under the Securities Act. By doing so, DTI may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, exemptions from certain narrative and tabular disclosure obligations regarding executive and director compensation in connection with DTI’s obligations under this Registration Statement on Form S-4, including the requirement to include a Compensation Discussion and Analysis, scaled financial reporting, as well as exemptions from the requirements to hold a nonbinding advisory vote on executive compensation and obtain stockholder approval of any golden parachute payments not previously approved.
This section discusses the material components of the executive and director compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the “Summary Compensation Table” below. For the year ended December 31, 2022, DTI’s “named executive officers” and their positions were as follows:
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Wayne Prejean, Chief Executive Officer;

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David Johnson, Chief Financial Officer; and

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Michael Domino, President, DTR Division.

For a discussion of the expected changes to DTI’s executive and director compensation programs, please see the section entitled “PubCo Executive Officer and Director Compensation Following the Business Combination” below.
Summary Compensation Table
The following table contains information pertaining to the compensation of DTI’s named executive officers for the year ended December 31, 2022.
Name and Position	Year	Salary ($)(1)	Bonus ($)(2)	Option awards ($)(3)	All other compensation ($)(4)	Total ($)
Wayne Prejean Chief Executive Officer	2022	400,000	121,370	—	18,780	540,150
David Johnson Chief Financial Officer	2022	252,000	121,140	79,000	21,812	473,952
Michael Domino President, DTR Division	2022	252,000	121,450	—	780	374,230

(1)
Amounts reported in this column represent the base salaries paid to the named executive officers during 2022.

(2)
Amounts reported in this column represent a year-end cash bonus, a cash safety bonus and an annual tenure-based cash service award paid to each named executive officer during 2022. For more details regarding these cash bonuses, see the section entitled “Bonuses” below.

(3)
Amounts reported in this column represent the aggregate incremental fair value increase of the repricing of Mr. Johnson’s 2017 option grant, which was repriced on January 26, 2022, determined as of such repricing date in accordance with FASB ASC Topic 718. The exercise price was adjusted from $1.15 to $0.85 to align Mr. Johnson’s incentives with those of DTI’s other senior management. DTI did not grant any options to its NEOs in 2022.

(4)
Amounts reported in this column represent employment contract allowance, expenses related to personal use of company vehicles and expenses related to mileage accrued on personal use vehicles paid to the named executive officers during 2022.

Narrative to the Summary Compensation Table
Salaries
DTI’s named executive officers receive a base salary to compensate them for services rendered to DTI. The base salary payable to each named executive officer provides a fixed compensation component commensurate with the executive’s skill, experience, role and responsibilities. For 2022, the salaries for Mr. Prejean, Mr. Johnson and Mr. Domino were $400,000, $252,000 and $252,000, respectively.
Bonuses
Annual cash performance bonuses were determined by the DTI Board of Directors based on the recommendation of DTI’s Chief Executive Officer. The amount of the cash performance bonuses is based on the achievement of corporate and/or individual performance goals, as set forth in each named executive officer’s employment agreement. DTI’s named executive officers each earned an annual cash performance bonus of $120,000 during 2022. Additionally, each named executive officer is eligible to participate in DTI’s internal safety award program, pursuant to which each named executive officer earned a safety bonus of $250 during 2022. Each named executive officer is also eligible to participate in DTI’s tenure-based award program, pursuant to which Mr. Prejean, Mr. Johnson and Mr. Domino received an annual tenure-based service award equal to $1,120, $890 and $1,200, respectively, for 2022.
Long-Term Equity Incentive
DTI’s named executive officers did not receive grants of long-term equity incentive awards pursuant to the DTI Stock Plan in 2022. Historically, DTI has made share option awards to the named executive officers subject to time-based vesting or performance-based vesting conditions, as reflected in the Outstanding Equity Awards at 2022 Fiscal Year-End table below. On January 26, 2022, Mr. Johnson’s November 27, 2017 option grant was amended to reduce the exercise price thereof from $1.15 per share to $0.85 per share.
Employee Benefits
In addition to any individual benefits set forth in each named executive officer’s employment agreement (as described below), the named executive officers are generally eligible to participate in DTI’s employee health and welfare, retirement and other employee benefit programs on the same basis as other similarly situated employees, subject to applicable law. DTI maintains a qualified 401(k) plan which allows participants, including the named executive officers, to defer cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. DTI may make discretionary matching contributions to the plan equal to 150% of a participant’s first 3% of elective deferrals, up to $2,000, and discretionary profit-sharing contributions. Participants are always 100% vested in their contributions to the plan and vest in any matching and profit-sharing contributions over six years.
All Other Compensation
The other compensation earned by DTI’s named executive officers includes employment contract allowance, expenses related to personal use of company vehicles and expenses related to mileage accrued on personal use vehicles.
Employment Agreements
Each of the named executive officers is party to an employment agreement with DTI, as described below.
Wayne Prejean
On September 1, 2013, DTI entered into any employment agreement with Mr. Prejean pursuant to which he serves as Chief Executive Officer. Mr. Prejean’s employment with DTI renews in successive one-year periods, unless either Mr. Prejean or DTI gives written notice to the other party of its intent not to renew the employment agreement at least 60 days prior to the end of the ongoing term. Mr. Prejean is entitled to an annual base salary of $400,000 and to participate in annual bonus plans in accordance with the terms described above under “Narrative to Summary Compensation Table — Bonuses.” Mr. Prejean is also eligible to receive stock options, restricted stock awards or other equity compensation pursuant to the policies and plans adopted from time to time by the board of directors of DTI in its sole discretion.
If Mr. Prejean’s employment is terminated for cause, due to his death, voluntary resignation or because he chooses not to renew his employment, the agreement provides that Mr. Prejean will be paid (i) the accrued and unpaid portion of his base salary through the date of the termination of employment (ii) any accrued but unused vacation days for the calendar year in which the termination of employment occurs and (iii) any reimbursement for business travel and other expenses to which Mr. Prejean is entitled (collectively, the “Prejean Accrued Amounts”). If Mr. Prejean’s employment is terminated due to his death, his to agreement also provides for (i) payment of an amount equal to 50% of his base salary, prorated based on the time of year the employment is terminated (the “Prorated Bonus”), (ii) accelerated vesting of any outstanding unvested equity awards that vest solely upon a change in control, and (iii) retention of any vested equity awards in that are vested as of the date of such termination, subject to applicable repurchase provisions . If Mr. Prejean’s employment is terminated for cause or due to his voluntary resignation or his nonrenewal of his employment, Mr. Prejean will forfeit any unvested equity awards and retain any vested equity awards subject to applicable repurchase provisions. If Mr. Prejean’s employment is terminated by DTI without cause, terminated by DTI because it chooses not to renew his employment, terminated by Mr. Prejean for good reason or terminated due to a disability of Mr. Prejean, the agreement provides that Mr. Prejean will be entitled to (a)(i) payment of the Prejean Accrued Amounts and (ii) the Prorated Bonus, (b) for a period of 15 months following the date of the termination, beginning in the first month following the termination of employment, an amount each month equal to 150% of his base salary in effect immediately before the termination of employment divided by 12, (c) premiums paid by Drilling Tools International, Inc., a Louisiana corporation (“DTII”) for his health insurance for 15 months following the date of termination, pay the premium for Mr. Prejean’s health insurance under the same group health insurance policy(ies) that is (are) provided to employees of DTI, subject to the terms of and to the extent permitted by DTI’s group health insurance policy(ies), the standard terms of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), and Mr. Prejean making appropriate elections to participate in such coverage, and (d) accelerated vesting of his unvested equity awards other than those that vest solely upon a change in control (except in the event of termination due to DTI’s non-renewal of his employment) and to retain any vested equity awards subject to applicable repurchase provisions.
David Johnson
On November 27, 2017, DTI entered into an employment agreement with Mr. Johnson pursuant to which he serves as DTI’s Chief Financial Officer. Mr. Johnson’s employment with DTI renews in successive one-year periods, unless either Mr. Johnson or DTI gives written notice to the other party of its intent not to renew the employment agreement at least 60 days prior to the end of the ongoing term. Mr. Johnson is entitled to an annual base salary of $252,000 and to participate in annual bonus plans in accordance with the terms described above under “Narrative to Summary Compensation Table — Bonuses.” Mr. Johnson is also eligible to receive stock options, restricted stock awards or other equity compensation pursuant to the policies and plans adopted from time to time by the board of directors of DTI in its sole discretion.
If Mr. Johnson’s employment is terminated for cause, due to his death, voluntary resignation or because he chooses not to renew his employment, the agreement provides that Mr. Johnson will be paid (i) the accrued and unpaid portion of his base salary through the date of the termination of employment, (ii) any accrued but unused vacation days for the calendar year in which the termination of employment occurs and (iii) any reimbursement for business travel and other expenses to which Mr. Johnson is entitled (collectively the “Johnson Accrued Amounts”). If Mr. Johnson’s employment is terminated due to his death, his agreement also provides for (i) immediate vesting in any outstanding unvested equity awards and (ii) retention of any vested equity awards that are vested as of the date of such termination subject to applicable repurchase provisions. If Mr. Johnson’s employment is terminated for cause or due to his voluntary resignation or his nonrenewal of his employment, Mr. Johnson will forfeit any unvested equity awards and retain any vested equity awards subject to applicable repurchase provisions. If Mr. Johnson’s employment is terminated by DTI without cause, terminated by DTI because it chooses not to renew his employment, terminated by Mr. Johnson for good reason or terminated due to a disability of Mr. Johnson, the agreement provides that Mr. Johnson will be entitled to (a)(i)  payment of the Johnson Accrued Amounts and (ii) an amount equal to 50% of his base salary, prorated based on the time of year the employment is terminated, (b) for a period of 15 months following the date of the termination, beginning in the first month following the termination of employment, payment of an amount each month equal to 150% of his base salary in effect immediately before the termination of employment divided by 12, (c) DTII-paid premiums for his health insurance for 15 months following the date of termination, under the same group health insurance policy(ies) that is (are) provided to employees of DTI, subject to the terms of and to the extent permitted by DTI’s group health insurance policy(ies), the standard terms of COBRA and Mr. Johnson making appropriate elections to participate in such coverage, and (d) accelerated vesting of his unvested equity awards (except in the event of termination due to DTI’s non-renewal of his employment) and to retain any vested equity awards subject to applicable repurchase provisions.
Michael Domino
On April 1, 2017, DTI entered into an employment agreement with Mr. Domino pursuant to which he serves as President, DTR Division. Mr. Domino’s employment with DTI renews in successive one-year periods, unless either Mr. Domino or DTI gives written notice to the other party of its intent not to renew the employment agreement at least 60 days prior to the end of the ongoing term. Mr. Domino is entitled to an annual base salary of $252,000 and to participate in annual bonus plans in accordance with the terms described above under “Narrative to Summary Table — Bonuses.” Mr. Domino is also eligible to receive stock options, restricted stock awards or other equity compensation pursuant to the policies and plans adopted from time to time by the board of directors of DTI in its sole discretion.
If Mr. Domino’s employment is terminated for cause, due to his death, voluntary resignation or because he chooses not to renew his employment, the agreement provides that Mr. Domino will be paid (i) the accrued and unpaid portion of his base salary through the date of the termination of employment, (ii) any accrued but unused vacation days for the calendar year in which the termination of employment occurs and (iii) any reimbursement for business travel and other expenses to which Mr. Domino is entitled (collectively, the “Domino Accrued Amounts”). If Mr. Domino’s employment is terminated due to his death, his agreement also provides for (i) immediate vesting in any outstanding unvested equity awards and (ii)  retention of any vested equity awards that are vested as of the date of such termination subject to applicable repurchase provisions. If Mr. Domino’s employment is terminated for cause or due to his voluntary resignation or his nonrenewal of his employment, Mr. Johnson will forfeit any unvested equity awards and retain any vested equity awards subject to applicable repurchase provisions. If Mr. Domino’s employment is terminated by DTI without cause, terminated by DTI because it chooses not to renew his employment, terminated by Mr. Domino for good reason or terminated due to a disability of Mr. Domino, the agreement provides that Mr. Domino will be entitled to (a)(i) payment of the Domino Accrued Amounts and (ii) payment of an amount equal to 50% of his base salary, prorated based on the time of year the employment is terminated, and (b) for a period of 15 months following the date of the termination, beginning in the first month following the termination of employment, payment of an amount each month equal to 150% of his base salary in effect immediately before the termination of employment divided by 12, (c) DTII-paid premiums for his health insurance for 15 months following the date of termination, pay the premium for Mr. Domino’s health insurance under the same group health insurance policy(ies) that is (are) provided to employees of DTI, subject to the terms of and to the extent permitted by DTI’s group health insurance policy(ies), the standard terms of COBRA and Mr. Domino making appropriate elections to participate in such coverage, and (d) accelerated vesting of his unvested equity awards (except in the event of termination due to DTI’s non-renewal of his employment) and to retain any vested equity awards subject to applicable repurchase provisions.
Under each NEO’s employment agreement, severance payments are contingent upon the NEO’s execution and non-revocation of a general release of claims in favor of DTI. In addition, each NEO is bound by certain confidentiality and restrictive covenants pursuant to their arrangements.

Outstanding Equity Awards at 2022 Fiscal Year End
The following table summarizes the outstanding equity awards held by DTI’s named executive officers as of December 31, 2022.
		Option awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Wayne Prejean	April 1, 2017(1)	2,926,000	—	—	0.85	April 1, 2027
	April 1, 2017(2)	—	—	1,170,000	0.85	April 1, 2027
	April 1, 2017(2)	—	—	1,170,000	0.85	April 1, 2027
David Johnson	November 27, 2017(1)	580,000	—	—	0.85(3)	November 27, 2027
Michael Domino	April 1, 2017(1)	1,622,312	—	—	0.85	April 1, 2027

(1)
Represents fully-vested time based option awards.

(2)
Represents performance-based option awards that vest and become exercisable immediately prior to a Change of Control (as defined in the DTI Stock Plan) to the extent that such options achieve a certain share price in connection with the Change of Control, as described in the underlying award agreement. The board of directors of DTI has exercised its discretion to cause these performance-based options to vest and become exercisable immediately prior to the Business Combination, irrespective of the share price of DTI Common Stock implied by the transaction.

(3)
Mr. Johnson’s option grant was amended on January 26, 2022, to adjust the exercise price from $1.15 to $0.85 to align Mr. Johnson’s incentives with those of DTI’s other senior management.

Potential Payments Upon a Termination or Change in Control
As of December 31, 2022, each named executive officer was eligible to receive severance benefits upon certain terminations of employment, as described above. Other than as set forth in each named executive officer’s employment agreement, DTI did not offer or maintain any formal or informal severance or similar compensation programs providing for additional vesting, benefits, or payments in connection with a termination of employment as of December 31, 2022.
In the event of a “Change of Control” (as defined in the DTI Stock Plan), any unvested time-based share options held by the named executive officers will vest in full and become exercisable immediately prior to such Change of Control. Mr. Prejean’s performance-based share options would vest in full and become exercisable immediately prior to a Change of Control to the extent that such options achieve a certain share price in connection with the Change of Control, as described in the underlying award agreement.

Director Compensation
The following table contains information pertaining to the compensation of DTI’s non-employee directors for the year ended December 31, 2022.
Name	Fees earned or paid in cash ($)(1)	All other compensation ($)(2)	Total ($)
Curt Crofford(3)	—	—	—
Jack Furst	60,000	—	60,000
Tom O. Hicks(3)	—	—	—
Tom O. Hicks Jr. (3)	—	—	—
Eric Neuman(3)	—	—	—
C. Richard Vermillion	60,000	1,072	61,072

(1)
Represents director fees paid during 2022.

(2)
Represents expenses reimbursed during 2022.

(3)
Did not receive compensation from DTI for service as a director in 2022.

(4)
As of December 31, 2022, Mr. Furst held 25,000 share options that were fully vested. None of DTI’s non-employee directors held any unvested equity awards in DTI as of December 31, 2022.

PubCo Executive Officer and Director Compensation Following the Business Combination
Following the consummation of the Business Combination, PubCo intends to develop an executive compensation program and a director compensation program, each of which will be designed to align compensation with PubCo’s business objectives and the creation of stockholder value, while enabling PubCo to attract, retain incentivize and reward individuals who contribute to the long-term success of PubCo. Decisions to the executive compensation and director compensation programs will be made by the compensation committee of the board of directors.

MANAGEMENT AFTER THE BUSINESS COMBINATION
The current executive officers of DTI, as of the date of this proxy statement/prospectus/consent solicitation statement, will be the executive officers of PubCo following the Business Combination. The following persons are expected to serve as PubCo’s executive officers and directors following the Business Combination.
Name	Age	Position
Executive Officers
Wayne Prejean	61	Chief Executive Officer and Director
David Johnson	58	Chief Financial Officer
Michael Domino Jr.	48	President, DTR Division
Directors
Curt Crofford	50	Director
Jack Furst	63	Director
Thomas O. Hicks	77	Director
Eric Neuman	78	Director
C. Richard Vermillion	77	Director
Daniel Jeffrey Kimes	40	Director
Executive Officers
Wayne Prejean has been the Chief Executive Officer of DTI since 2013. Mr. Prejean has more than 40 years of industry experience, having begun his career in 1979 working in field operations in the Gulf of Mexico. He spent the next 20 years employed by firms specializing in directional drilling and medium radius horizontal drilling technology, including Scientific Drilling, Becfield Horizontal, Drilling Measurements Inc., Drilex Services and Baker Hughes Inteq. He served in various field operations, operations management, sales and executive management roles, and was responsible for domestic and international business locations. In 1999, Mr. Prejean founded Wildcat Services, a provider of specialty automatic drilling equipment for drilling rigs. In five years, Wildcat Services grew from a local 50-rig supplier to having over 500 systems deployed in 20 countries. Wildcat Services was sold to National Oilwell Varco in 2004, and the Wildcat product grew to a worldwide unit count of just under 1,000 systems operating by 2008. Mr. Prejean continued as General Manager, later becoming a strategic advisor. In addition to founding Wildcat Services, Mr. Prejean co-founded several other oilfield services companies. These companies focused on solids control, data automation, downhole tool development, measurement-while-drilling products and precision metal cutting and machining. Mr. Prejean has been involved in several merger and acquisition transactions, and executed DTI’s post-merger and acquisition business integration process.
Mr. Prejean will be a director of PubCo. He was chosen to serve on the PubCo Board because of his broad, yet deep, industry knowledge, and his operational, technical, financial and strategic management experience, which span both domestic and international markets.
David Johnson has been the Chief Financial Officer of DTI since 2017, having initially started in that role in 2013. Mr. Johnson has more than 30 years of experience in accounting and more than 20 years of experience in oil and gas related industries. He has worked for firms such as Directional Drilling Company and Sharewell Energy Services. From 1998 to 2004, he served as Vice President of Finance and Administration for PathFinder Energy Services, Inc., an international oil field service company and wholly owned subsidiary of W-H Energy Services, Inc. Mr. Johnson has a B.S. from LeTourneau University and an M.B.A. from the University of Texas at Tyler. He is a Texas Certified Public Accountant, and a member of the American Institute of Certified Public Accountants.
Mike Domino has been the President, DTR Division since 2020. Mr. Domino has nearly 30 years of experience, having started his career in operations at Directional Rentals. He then joined Stabil Drill where he held sales and management positions. He returned to Directional Rentals in 2009 as a key executive and led the company’s transformation and growth through 2012. Since the acquisition of Directional Rentals, which was renamed Drilling Tools International, Mr. Domino has held various executive roles with DTI. Mr. Domino has a B.B.A. from the University of Southwestern Louisiana, and is a member of the American Association of Drilling Engineers, the Society of Petroleum Engineers and the International Association of Drilling Contractors.
Directors
Curt Crofford has been a director of DTI since 2012. He is also a managing director at Hicks Equity Partners, LLC (“Hicks”), a private equity investment firm founded by Thomas O. Hicks. Mr. Crofford has been with Hicks since 2005. Prior to joining Hicks, Mr. Crofford served in positions at numerous investment banks, including Dresdner Kleinwort Wasserstein; Donaldson, Lufkin & Jenrette; and BT Alex. Brown Inc. Mr. Crofford has been involved in many of Hicks’ investments, including those in DTI, Latrobe Specialty Metals and Standard Pump Parts. Mr. Crofford received a B.A. from Vanderbilt University and an M.B.A. from Duke University.
Mr. Crofford was chosen to serve on the PubCo Board because of his 17 years of experience in private equity and eight years of experience in investment banking. Over the course of his career, Mr. Crofford has developed a deep understanding of the oil and gas industry in general and of DTI’s business in particular.
Jack Furst has been a director of DTI since 2012. He is also the founder of Oak Stream Investors, a private investment firm founded in 2008 which makes investments in real estate, oil and gas, fixed income securities and public and private equities. Mr. Furst joined HM Capital Partners LLC (“HM Capital Partners”), a private equity firm, in 1989, the year it was formed as Hicks, Muse, Tate & Furst, Inc. (“HM”). Until 2008, he was a partner at HM Capital Partners and was involved in all aspects of the firm’s business, including originating, structuring and monitoring its investments. Prior to joining HM Capital Partners, Mr. Furst served as a Vice President, and subsequently as a partner, of Hicks & Haas from 1987 to 1989. From 1984 to 1986, Mr. Furst was a mergers and acquisitions and corporate finance specialist for The First Boston Corporation (“First Boston”). Before joining First Boston, Mr. Furst was a Financial Consultant at PricewaterhouseCoopers. Mr. Furst received a B.S. with honors from the College of Business Administration at Arizona State University and an M.B.A. with honors from the Graduate School of Business at the University of Texas at Austin.
Mr. Furst was chosen to serve on the PubCo Board because of his 38 years of experience in leveraged acquisitions and private investments. Mr. Furst’s broad experience in the financial services industry will allow him to offer unique insights into PubCo’s business.
Thomas O. Hicks has been a director of DTI since 2012. Mr. Hicks is a pioneer in the private equity industry in the United States. From 1984 to 1988 he was Co-Founder and Co-Chairman of Hicks & Haas, which successfully acquired numerous entities and brands, including Dr Pepper, Seven Up, A&W Root Beer, Sybron and Thermadyne. He later founded numerous private equity funds for HM, which raised over $12 billion. His funds have invested billions of dollars of equity in businesses in the United States, Europe and Latin America. Mr. Hicks retired from HM in 2004, and now manages his own family office private equity firm, Hicks Holdings, LLC. Mr. Hicks was a Director of Carpenter Technology Corporation until September 2014. Mr. Hicks is also the manager and indirect majority owner of HSG Sports Group Holdings LLC, which, through subsidiaries, formerly owned interests in professional sports franchises, including the Texas Rangers and the Dallas Stars. Mr. Hicks has a B.B.A. from the University of Texas at Austin and an MBA from the University of Southern California.
Mr. Hicks was chosen to serve on the PubCo Board because of his decades of experience successfully acquiring, integrating and operating businesses. Mr. Hicks’ deep understanding of DTI’s business also qualifies him to serve as a director of PubCo.
Eric C. Neuman has been a director of DTI since 2012. He has also been a managing director and partner of Hicks since 2005. Previously, he had been a partner at HM since December 2000 and an officer of HM since 1993. At HM, Mr. Neuman was involved in the formation and development of many of the firm’s media investments, including those in Chancellor Media and Capstar Broadcasting, Lin TV, Sunrise Television and Marcus Cable. In 2002, he assumed responsibility for HM’s Latin American business.

Mr. Neuman currently serves on the board of directors of DirecPath Newco., LLC; Crossings, LLC and DTI. From 2000 to 2016, Mr. Neuman served as a director of Intercable, an international provider of television, internet and telephone services and an HM portfolio company. Mr. Neuman served as a director of GigaMonster from 2015 to 2019; Just Brakes, LLC from 2013 to 2017; and Glori Energy, Inc. from 2015 to 2017. Mr. Neuman received a B.A. from the University of South Florida and an M.B.A. from Northwestern University.
Mr. Neuman was chosen to serve on the PubCo Board because of his demonstrated track record of driving growth in businesses across a broad range of industries. Moreover, Mr. Neuman’ experience serving as a director of numerous companies qualifies him to serve as a director of PubCo.
C. Richard Vermillion has been a director of DTI since 2016. He has also served as the Chairman and CEO of MV Partners, Inc., a private investment vehicle, since 1996. During that time, Mr. Vermillion has invested in and served on the boards of several companies, including Gammaloy, L.P., an oilfield tool rental company; Seismic Energy Products, a rubber bearing manufacturer; and Fulcrum Analytics, a data analytics company. Additionally, Mr. Vermillion has served on the boards and audit committees of Varel Manufacturing, a drill bit manufacturer, and Triton Energy, a public oil and gas exploration company. Prior to this, Mr. Vermillion was a managing director of Donaldson, Lufkin & Jenrette, an investment bank, and CEO of MBank Houston, the third largest bank in Houston. Mr. Vermillion received a B.B.A. and M.B.A. from the University of Texas at Austin and is a graduate of the Harvard Advanced Management program.
Mr. Vermillion was chosen to serve on the PubCo Board because he brings deep executive leadership experience in financial services, oilfield services, accounting, finance, and private equity investments due to his extensive background in banking, investment banking, and asset management.
Daniel Kimes is a Managing Director at Arch Energy Partners, where he has worked since April 2020 and is responsible for deal origination, underwriting, and risk mitigation. From January 2020 to March 2020, Mr. Kimes was an independent consultant. Prior to that, from September 2017 to December 2019, Mr. Kimes served as the co-founder, co-Chief Executive Officer and as a member of the board of directors of Shot Hollow Resources, LLC, a Carnelian Energy Capital portfolio company. Prior to Shot Hollow, from 2012 to 2017, Mr. Kimes served as the Chief Financial Officer, the interim Chief Executive Officer and as a member of the board of directors of Brigadier Oil & Gas, LLC, a private equity-Sponsored exploration and production company. Mr. Kimes previously worked for NGP Energy Capital Management, a private equity firm focused on investing in the energy sector, from July 2006 to July 2008. He started his career working for RBC Capital Markets in its energy investment banking group. Mr. Kimes graduated Magna Cum Laude, Honors in Liberal Arts and Honors in Business from Southern Methodist University and earned an MBA from Stanford University. Mr. Kimes was the co-founder of the Dallas Chapter of Young Professionals in Energy and serves on the UT Dallas Energy Advisory Council.
Mr. Kimes was chosen to serve on the PubCo Board because of his extensive experience in the energy sector including investment banking and private equity work.

DESCRIPTION OF SECURITIES
If the business combination is consummated, PubCo will replace (1) its current Charter with the Proposed Charter in the form attached to this proxy statement/prospectus/consent solicitation statement as Annex B, and (2) its current bylaws with the Proposed Bylaws in the form attached as Exhibit 3.4 to the Business Combination Agreement each of which, in the judgment of the ROC Board, is necessary to adequately address the needs of the post-combination company.
The following table sets forth a summary of the principal proposed changes and the differences between ROC’s stockholders’ rights under the existing Charter and existing bylaws and such stockholders’ rights after the Closing under the Proposed Charter and Proposed Bylaws. This summary is qualified by reference to the complete text of the Proposed Charter, a copy of which is attached to this proxy statement/prospectus/consent solicitation statement as Annex B, and the Proposed Bylaws, a copy of which is attached as Exhibit 3.4 to this proxy statement/prospectus/consent solicitation. We urge you to read each of the Proposed Charter and the Proposed Bylaws in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the business combination.
	Existing Charter /Existing Bylaws	Proposed Charter /Proposed Bylaws
Number of Authorized Shares	The existing Charter provides that the total number of authorized shares of all series of capital stock is 101,000,000 shares, consisting of (a) 100,000,000 shares of Common Stock and (b) 1,000,000 shares of preferred stock.
The Proposed Charter provides that the total number of authorized shares of all series of capital stock is 510,000,000 shares, consisting of (a) 500,000,000 shares of PubCo Common Stock, par value $0.0001, and (b) 10,000,000 shares of preferred stock.
See Article IV of the Proposed Charter.

Preferred Stock	The existing Charter provides that shares of preferred stock may be issued from time to time in one or more series. The ROC Board is authorized to fix the voting rights, if any, designations, powers, preferences, and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions, applicable to the shares of each series. The ROC Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and could have anti-takeover effects. The ability of the ROC Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control	The Proposed Charter provides that shares of preferred stock may be issued from time to time in one or more series. The PubCo Board is authorized to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of preferred stock, including, without limitation, authority to fix by resolution the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The PubCo Board is able to, without stockholder approval, issue preferred stock with voting and other rights that

	Existing Charter /Existing Bylaws	Proposed Charter /Proposed Bylaws
of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
could adversely affect the voting power and other rights of the holders of PubCo Common Stock and could have anti-takeover effects. The ability of the PubCo Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. No preferred stock is expected to be outstanding at the effectiveness of the Proposed Charter. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.
See Article IV.B of the Proposed Charter

Voting Power	Except as otherwise required by law, the Charter or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.
Except as otherwise required by law, the Proposed Charter or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of PubCo Common Stock possess all voting power for the election of PubCo Board directors and all other matters requiring stockholder action. Except as otherwise provided in the Proposed Charter or expressly required by law, holders of PubCo Common Stock are entitled to one (1) vote per share on matters to be voted on by stockholders.
See Article IV.A.2 of the Proposed Charter.

See Section J of the existing Charter.
Director Elections	Currently, the ROC Board is divided into three classes, each of which will serve for a term of three years. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.	The PubCo Board will be divided into three (3) classes, each of which will generally serve for a term of three (3) years with only one (1) class of directors being elected at each annual meeting by a plurality of the votes cast. There is no cumulative voting with respect to the election of directors, with the result that the

	Existing Charter /Existing Bylaws	Proposed Charter /Proposed Bylaws
holders of more than 50% of the shares voted for the election of directors can elect all of the directors. See Article V of the Proposed Charter.
Dividends
Subject to applicable law and the rights, if any, of holders of outstanding preferred stock and holders of Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock) when, as and if declared thereon by the ROC Board from time to time out of any assets or funds legally available therefor, and will share equally on a per share basis in such dividends and distributions. ROC has not paid any cash dividends on its Common Stock to date and does not intend to pay cash dividends prior to the completion of the business combination.
The ROC Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

The PubCo Board, subject to any restrictions contained in the Proposed Charter or applicable law, may declare and pay dividends upon the shares of PubCo capital stock. Dividends may be paid in cash, in property, or in shares of PubCo capital stock, subject to the provisions of the certificate of incorporation. The PubCo Board may set apart out of any of the funds of PubCo available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
See Article IV.A.3 of the Proposed Charter.

Exclusive Forum	Unless ROC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of ROC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of ROC to ROC or ROC’s stockholders, (iii) any action asserting a claim against ROC, its directors, officers or employees arising pursuant to any provision of the DGCL or the Charter or ROC’s Bylaws, or (iv) any action asserting a claim against ROC, its directors, officers or employees governed by	Unless PubCo consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of PubCo, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of PubCo to PubCo or PubCo stockholders, (c) any action arising pursuant to any provision of the DGCL or the Proposed Charter or the

	Existing Charter /Existing Bylaws	Proposed Charter /Proposed Bylaws

the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim arising under the Securities Act or the Exchange Act, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, (in which case, any such claim shall be brought in any other court located in the State of Delaware possessing subject matter jurisdiction), or any action arising under the Securities Act of 1933, as amended.
If any action the subject matter of which is within the scope described above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the provisions described above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Proposed Bylaws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.
Unless PubCo consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against any person in connection with any offering of PubCo securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant.
There is uncertainty as to whether a court would enforce the exclusive forum provision of the Proposed Charter. Holders of PubCo Common Stock cannot waive compliance with federal securities laws and the rules and regulations promulgated thereunder. The exclusive forum provision of the Proposed Charter does not apply to actions arising under the Exchange Act.
See Article X of the Proposed Charter and Article VIII of the Proposed Bylaws.

Liquidation, Dissolution and Winding Up	Subject to applicable law and the rights, if any, of holders of	Subject to applicable law and the rights, if any, of holders of

Existing Charter /Existing Bylaws	Proposed Charter /Proposed Bylaws
outstanding preferred stock, in the event of ROC’s voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of the debts and other liabilities of ROC, the holders of the Common Stock will be entitled to receive all the remaining assets of ROC available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.	outstanding preferred stock, in the event of PubCo’s voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of the debts and other liabilities of PubCo, the holders of the PubCo Common Stock will be entitled to receive all the remaining assets of PubCo available for distribution to its stockholders, ratably in proportion to the number of shares of PubCo Common Stock held by them.
Our Transfer Agent and Rights Agent
The transfer agent for our Common Stock and for our rights is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and rights agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of Delaware Law and our Proposed Charter and Bylaws
Although we have not opted out of Section 203 of the DGCL under the existing Charter, we will not opt out of Section 203 of the DGCL under the Proposed Charter. This statute prevents PubCo, under certain circumstances, from engaging in a “business combination” with:
•
a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•
an affiliate of an interested stockholder; or

•
an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
•
the PubCo Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by the PubCo Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with PubCo for a three-year period. This may encourage companies interested in acquiring PubCo to negotiate in advance with the PubCo Board because the stockholder approval requirement would be avoided if the PubCo Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the PubCo Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Written Consent by Stockholders
Under the Proposed Charter, subject to the rights of holders of preferred stock of PubCo, any action required or permitted to be taken by the stockholders of PubCo will be required to be effected at a duly called annual or special meeting of stockholders of PubCo and may not be effected by any consent in writing by such stockholders.
Special Meeting of Stockholders
Under the Proposed Charter, subject to the terms of any series of preferred stock, special meetings of stockholders of PubCo may be called only by the chairperson of the PubCo Board, the Chief Executive Officer, the President or the PubCo Board acting pursuant to a resolution adopted by a majority of the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Under the Proposed Charter, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of PubCo shall be given in the manner and to the extent provided in the bylaws of PubCo.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock or rights for at least six months would be entitled to sell their securities provided that (a) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (b) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:
•
1% of the total number of shares of such securities then-outstanding; or

•
the average weekly reported trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our insiders will be able to sell their Founder Shares freely without registration one year after we have completed an initial business combination assuming they are not an affiliate of ours at that time.
Listing of Securities
We have applied to begin the listing of the PubCo Common Stock on the Nasdaq Global Market under the new symbol “DTI” following the Closing.
Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security. Additionally, upon consummation of the business combination, each right will be exchanged for one-tenth of one shares of Common Stock.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to ROC regarding (a) the actual beneficial ownership of our voting Common Stock as of the record date (prior to the business combination and PIPE Financing) and (b) the expected beneficial ownership of our voting Common Stock immediately following consummation of the business combination and PIPE Financing, assuming that no public shares of ROC are redeemed, and alternatively assuming the maximum redemption scenario, in which 16,634,483 public shares are redeemed, resulting in an aggregate payment of approximately $171.3 million out of the Trust Account, in each case, by:
•
each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of voting Common Stock;

•
each of our named executive officers and directors;

•
each person who will become a named executive officer or director of PubCo post-business combination; and

•
all current executive officers and directors of ROC, as a group pre-business combination and all executive officers and directors on the PubCo Board post-business combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and rights that are currently exercisable or exercisable within 60 days.
The beneficial ownership of our Common Stock prior to the business combination and PIPE Financing is based on 26,851,000 shares of Common Stock (including Founder Shares and private shares ) issued and outstanding in the aggregate as of May 12, 2023.
The expected beneficial ownership of shares of our PubCo Common Stock immediately following consummation of the business combination and PIPE Financing, both when assuming no redemptions and when assuming maximum redemptions, has been determined based upon the assumptions set forth under “Certain Defined Terms.” For purposes of calculating the ownership percentages in the table below, the number of shares outstanding for each person assumes full exercise of only such person’s outstanding options and rights that are exercisable by such person within 60 days of May 12, 2023. Subject to the above, percentage of ownership after the Business Combination is based on either 47,893,038 or 31,258,555 shares of PubCo Common Stock outstanding immediately following the Closing. For additional information see section entitled “Summary of the Proxy Statement/Prospectus/Consent Solicitation Statement — Voting Power and Implied Ownership of PubCo Upon Consummation of the Business Combination.”
Unless otherwise indicated and subject to applicable community property laws, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.
			After the business combination
	Prior to the business combination		Assuming No Redemptions		Assuming Maximum Redemptions
Name of Beneficial Holder	Number of shares	%	Number of shares	%	Number of shares	%
Five Percent Holders of ROC
ROC Energy Holdings, LLC(1)	5,971,000	22.24	6,759,499(9)	14.11	6,759,499(9)	21.62
HHEP-Directional, L.P.(2)	—	—	13,592,719	28.38	13,592,719	43.48
Saba Capital Management, L.P.(3)	1,240,197	5.80	1,240,197	2.59	—	—
Shaolin Capital Management LLC(4)	1,050,000	5.03	1,050,000	2.19	—	—
Lighthouse Investment Partners, LLC(5)	1,410,340	6.81	1,410,340	2.94	—	—

			After the business combination
	Prior to the business combination		Assuming No Redemptions		Assuming Maximum Redemptions
Name of Beneficial Holder	Number of shares	%	Number of shares	%	Number of shares	%
Directors and Named Executive Officers of ROC(6)
Joseph Drysdale(1)	5,971,000	22.24	6,759,499(9)	14.11	6,759,499	21.62
Daniel Jeffrey Kimes	—	—	—	—	—	—
Rosemarie Cicalese	—	—	—	—	—	—
Brian Minnehan	—	—	—	—	—	—
Alberto Pontonio	—	—	—	—	—	—
Lee Canaa	—	—	—	—	—	—
Win Graham	—	—	—	—	—	—
Joseph Colonnetta	—	—	—	—	—	—
All officer and directors as a group (8 individuals)	5,971,000	22.24	6,759,499	14.11	6,759,499	21.62
Directors and Named Executive Officers of PubCo After Consummation of the Business Combination(7)
Wayne Prejean	—	—	1,533,828	3.16	1,533,828	4.51
David Johnson	—	—	172,856	*	172,856	*
Michael Domino Jr	—	—	1,787,395	3.73	1,787,395	5.72
Curt Crofford	—	—	—	—	—	—
Jack Furst(10)	—	—	158,572	*	158,572	*
Thomas O. Hicks(11)	—	—	13,782,957	28.78	13,782,957	44.05
Eric Neuman	—	—	—	—	—	—
C. Richard Vermillion(12)	—	—	250,555	*	250,555	*
Daniel Jeffrey Kimes(8)	—	—	—	—	—	—
All Directors and Executive Officers of PubCo as a Group (9 Individuals)	—	—	17,725,703	37.01	17,725,703	56.71

*
Less than 1%.

(1)
The Sponsor is the record holder of the shares reported herein. FP SPAC 2 is the general partner of our sponsor and has voting and dispositive power over the shares held by our sponsor. FP SPAC 2 is controlled by Joseph Drysdale, Jeff Brownlow and Matt Mathison, each of whom is a Managing Partner of Fifth Partners. Consequently, such persons may be deemed the beneficial owner of the shares held by our sponsor and have voting and dispositive control over such securities. Such persons disclaim beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein, directly or indirectly. Each of ROC’s officers and directors and strategic advisors are members of the Sponsor. Each of ROC’s officers, directors, and advisors disclaims any beneficial ownership of any shares held by ROC Energy Holdings, LLC, other than his or her pecuniary interest therein. Interests shown prior to the business combination consist solely of Founder Shares. The Founder Shares will automatically convert into shares of Common Stock at the time of our business combination on a one-for-one basis, subject to adjustment. According to Schedule 13D filed with the SEC on December 16, 2021, this amount includes (i) 5,175,000 shares of the Common Stock, referred to as Founder Shares and (ii) 796,000 private units.

(2)
The business address of HHEP-Directional, L.P. is 2200 Ross Avenue, 50th Floor, Dallas, Texas 75201.

(3)
According to a Schedule 13G/A filed on February 17, 2022, Saba Capital Management, L.P. acquired 1,240,197 shares of common stock. The business address for the reporting person is 405 Lexington Avenue, 58th Floor, New York, New York 10174.

(4)
According to a Schedule 13G filed with the SEC on February 14, 2023, Shaolin Capital Management LLC acquired 1,050,000 shares of common stock. The business address for the reporting person is 230 NW 24th Street, Suite 603, Miami, Florida 33127.

(5)
According to a Schedule 13G filed with the SEC on February 14, 2023, Lighthouse Investment Partners, LLC, MAAP 136 Segregated Portfolio, a segregated portfolio of LMA SPA, MAP 197 Segregated Portfolio, a segregated portfolio of LMA SPC, MAP 204 Segregated Portfolio, a segregated portfolio of LMA SPC, MAP 214 Segregated Portfolio, a segregated portfolio of LMA SPC, LHP Ireland Fund Management Limited, MAP 501, a sub-trust of LMA Ireland, LMAP 910, a sub-fund of LMAP Ireland ICAV, and Shaolin Capital Partners SP, a segregated portfolio of PC MAP SPC, acquired 1,410,340 shares of common stock. The business address for the reporting persons is 3801 PGA Boulevard, Suite 500, Palm Beach Gardens, Florida 33410.

(6)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o ROC Energy Holdings, LLC, 16400 Dallas Parkway, Dallas, Texas 75248.

(7)
Unless otherwise noted, the business address of each of the following individuals is 3701 Briarpark Drive, Suite 150, Houston, TX 77042.

(8)
The business address for the reporting person is c/o ROC Energy Holdings, LLC, 16400 Dallas Parkway, Dallas, Texas 75248.

(9)
Includes (a) 1,485,149 PIPE Shares to be purchased by the Sponsor and its affiliates in the PIPE Financing, and (b) 79,600 shares of PubCo Common Stock are issued upon the separation of the private units and the exchange of the private rights. In addition, this assumes that 776,250 shares of PubCo Common Stock are forfeited by the Sponsor pursuant to the Sponsor Support Agreement to be included in the consideration to be received by the DTI Stockholders and DTI Optionholders pursuant to the Business Combination Agreement. Excludes 180,000 representative shares issuable to EarlyBirdCapital.

(10)
Includes 55,403 shares expected to be subject to PubCo Options held by Mr. Furst directly and 103,170 shares expected to be owned by Oak Stream Investors II, Ltd. Mr. Furst disclaims any beneficial ownership of any shares held by Oak Stream Investors II, Ltd., other than his pecuniary interest therein.

(11)
Includes 190,279 shares expected to be owned by Mr. Hicks directly and 13,592,719 shares expected to be owned by HHEP-Directional, LP. Mr. Hicks. Mr. Hicks disclaims any beneficial ownership of any shares held by HHEP-Directional, L.P., other than his pecuniary interest therein.

(12)
Includes 290,055 shares expected to be owned by MV Partners I LP. Mr. Vermillion disclaims any beneficial ownership of any shares held by MV Partners I LP, other than his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
ROC Related Party Transactions
Founder Shares
On October 7, 2021, the Sponsor paid $25,000 to cover certain offering costs of ROC in consideration for 4,312,500 Founder Shares. In December 2021, ROC effected a stock dividend of 0.2 shares for each share of Common Stock outstanding, resulting in the Sponsor holding an aggregate number of 5,175,000 Founder Shares. The Founder Shares include an aggregate of up to 675,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the number of Founder Shares will equal 20% of ROC’s issued and outstanding shares after the IPO (assuming the Sponsor does not purchase any Public Shares in the IPO and excluding the Representative Shares and Private Shares). As a result of the underwriters’ election to fully exercise their over-allotment option on December 9, 2021, no Founder Shares are currently subject to forfeiture.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of one year after the completion of a business combination and the date on which the closing price of the Common Stock equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a business combination and (2) with respect to the remaining 50% of the Founder Shares, one year after the completion of a business combination, or earlier, in either case, if, subsequent to a business combination, ROC completes a liquidation, merger, share exchange or other similar transaction which results in all of ROC’s stockholders having the right to exchange their Common Stock for cash, securities or other property.
Administrative Support Agreement
ROC entered into an agreement, commencing on December 1, 2021, through the earlier of the Company’s consummation of a business combination and its liquidation, to pay Fifth Partners, LLC, an affiliate of the Sponsor, a total of $13,000 per month for general and administrative services including office space, utilities and secretarial support. For the year ended December 31, 2022 and for the period from September 2, 2021 (inception) through December 31, 2021, the Company incurred and paid $156,000 and $13,000 in included in the accounts payable and accrued expenses in the accompanying balance sheets.
Promissory Notes — Related Parties
On September 2, 2021, the Sponsor issued an unsecured promissory note to ROC (the “Promissory Note”), pursuant to which ROC could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of September 30, 2022 or the consummation of the IPO. As of December 6, 2021, ROC had $135,463 outstanding under the Promissory Note. There was no amount outstanding on the Promissory Note as of September 30, 2022 and December 31, 2022 and the Promissory Note is no longer available to be drawn upon.
Related Party Loans
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of ROC’s officers and directors may, but are not obligated to, loan ROC funds as may be required (“Working Capital Loans”). If ROC completes a business combination, ROC may repay the Working Capital Loans out of the proceeds of the Trust Account released to ROC. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, ROC may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into private units upon consummation of the business combination at a price of $10.00 per unit. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2022 and December 31, 2021, there were no amounts outstanding under the Working Capital Loans.
DTI Related Party Transactions
For the purposes of this subsection, “we,” “our” and “us” refer to DTI and its subsidiaries.
In addition to the Business Combination Agreement, Sponsor Support Agreement, the DTI Stockholder Support Agreement, Registration Rights Agreement, the DTI Stockholder Lock-up Agreement, the Escrow Agreement and the Director Nomination Agreement described in “Proposal No.1 — The Business Combination Proposal” above, we are party to the following transactions in which parties related to us have a material interest:
Monitoring and Oversight Agreement
On January 27, 2012, we entered into a Monitoring and Oversight Agreement (the “Monitoring and Oversight Agreement”) with Hicks Holdings Operating LLC (the “Monitor”). The Monitor is an affiliate of Hicks Equity Partners LLC (“Hicks”) and HHEP-Directional, L.P., a beneficial owner of more than five percent of our voting securities. Pursuant to the Monitoring and Oversight Agreement, the Monitor provides financing oversight and monitoring services to us as requested by our board of directors. As compensation for the Monitor’s services to us, we pay the Monitor a quarterly fee (the “Monitoring Fee”) equal to the greater of (i) $62,500 and (ii) 0.625% of our earnings before interest, taxes, depreciation and amortization for the last 12 months (subject to a one quarter lag), as calculated pursuant to the Monitoring and Oversight Agreement. The Monitoring Fee is subject to a cap of $187,500 per quarter. In addition to the Monitoring Fee, we reimburse the Monitor for all reasonable disbursements and out-of-pocket expenses incurred by the Monitor or its affiliates for our account or in connection with the Monitor’s performance of the Monitoring and Oversight Agreement. In 2022, we paid the Monitor $490,315 in Monitoring Fees and reimbursements. From January 1, 2023, through the date of this proxy statement/prospectus/consent solicitation statement, we paid the Monitor $375,000. We anticipate that the Monitoring and Oversight Agreement will remain in effect after the Closing until December 31, 2027 and, accordingly, PubCo will be obligated to make the required payments pursuant to the agreement.
Transaction Services Agreement
On January 27, 2012, we entered into a Transaction Services Agreement (the “Transaction Services Agreement”) with Hicks Holdings Operating LLC (the “Advisor”). The Advisor is an affiliate of Hicks and HHEP-Directional, L.P., a beneficial owner of more than five percent of our voting securities. Pursuant to the Transaction Services Agreement, the Advisor renders transaction, financial advisory and other similar services to us in connection with various financing and acquisition transactions. In connection with such transactions, we pay the Advisor 1.5% of the value of the applicable transaction (the “Transaction Fee”). In addition to the Transaction Fee, we reimburse the Advisor for all reasonable disbursements and out-of-pocket expenses incurred by the Advisor in connection with the Advisor’s performance of the Transaction Services Agreement. In 2022 and through the date of this proxy statement/prospectus/consent solicitation statement, we did not make any payments to the Advisor under the Transaction Services Agreement. At Closing, a fee equal to 1.5% of the Merger Consideration will be payable to the Advisor under the Transaction Services Agreement with respect to the Business Combination. The Transaction Services Agreement will terminate in accordance with its terms at the Closing.
Policies and Procedures for Related Party Transactions
While DTI does not have a formal written policy or procedure for the review, approval or ratification of related party transactions, DTI’s board of directors reviews and considers the interests of its directors, executive officers and principal stockholders in its review and consideration of transactions and obtains the approval of non-interested directors when it determines that such approval is appropriate under the circumstances. Upon consummation of the Business Combination, PubCo will adopt a written related person transaction policy. This written policy regarding related person transactions will provide that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which PubCo is a participant and in which a related person has, had or will have a direct or indirect material interest. PubCo’s policy will also provide that a related person means any of PubCo’s executive officers and directors (including director nominees), in each case at any time since the beginning of PubCo’s last fiscal year, or holders of more than 5% of any class of PubCo’s voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons. PubCo’s audit committee will have the primary responsibility for reviewing and approving or disapproving related person transactions. In addition to PubCo’s policy, PubCo’s audit committee charter that will be in effect upon the consummation of the Business Combination will provide that PubCo’s audit committee shall review and approve or disapprove any related person transactions.
All related person transactions described in this section occurred prior to adoption of the formal, written policy described above, and therefore these transactions were not subject to the approval and review procedures set forth in the policy.

PRICE RANGE AND DIVIDENDS OF SECURITIES
ROC
Price Range of ROC’s Securities
ROC’s units, Common Stock, and rights are currently listed on Nasdaq under the symbols “ROCAU,” “ROC,” and “ROCAR,” respectively. The units commenced public trading on the Nasdaq Global Market on December 2, 2021. Commencing December 27, 2021, holders of the units could elect to separately trade the shares of Common Stock and Rights included in the units.
On February 10, 2023, the last trading date before the public announcement of the business combination, ROC’s public units, Common Stock and rights closed at $10.48, $10.32 and $0.18, respectively.
We have applied to begin the listing of our Common Stock on Nasdaq under the new symbol “DTI” following the Closing.
Holders of ROC Capital Stock
As of the record date, there were two holders of record of our units, seven holders of record of our Common Stock, and one holder of record of our Rights.
Dividend Policy of ROC
ROC has not paid any cash dividends on its Common Stock to date and does not intend to pay cash dividends prior to the completion of its initial business combination.
DTI
DTI has not paid any cash dividends on the DTI Common Stock to date and does not intend to pay cash dividends on DTI Common Stock prior to the completion of the business combination.
As of the record date, there were 26 holders of DTI Common Stock.
Dividend Policy of the Company Following the Business Combination
The payment of cash dividends on PubCo Common Stock in the future will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition of PubCo subsequent to completion of the business combination. The payment of any cash dividends on PubCo Common Stock subsequent to the business combination will be within the discretion of the PubCo Board. The PubCo Board is not currently contemplating and does not anticipate declaring stock dividends on PubCo Common Stock nor is it currently expected that the PubCo Board will declare any dividends in the foreseeable future.
INDEPENDENT REGISTERED ACCOUNTING FIRM
Representatives of our independent registered public accounting firm, WithumSmith+Brown, PC, will be present at the special meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.
HOUSEHOLDING INFORMATION
Unless ROC has received contrary instructions, ROC may send a single copy of this proxy statement/prospectus/consent solicitation statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of ROC’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of ROC’s disclosure documents, the stockholders should follow these instructions:

•
If the shares are registered in the name of the stockholder, the stockholder should contact ROC at its offices at 16400 Dallas Parkway, Dallas, TX 75248 or its telephone number at (972) 392-6180 to inform ROC of his or her request; or

•
If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR
The transfer agent for our securities is Continental Stock Transfer & Trust Company.
SUBMISSION OF STOCKHOLDER PROPOSALS
The ROC Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.
FUTURE STOCKHOLDER PROPOSALS
For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2024 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 under the Exchange Act and our bylaws. Such proposals must be received by PubCo at its offices at 3701 Briarpark Dr., Ste 150, Houston, Texas 77042, within a reasonable time before PubCo begins to print and send its proxy materials for the meeting.
In addition, PubCo’s amended and restated bylaws, which will be effective immediately prior to the consummation of the business combination, provide notice procedures for stockholders to propose nominations or business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of PubCo no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting was first made by PubCo.
We anticipate that the annual meeting of PubCo will be on or about May 15, 2024. The chair of the PubCo Board may refuse to acknowledge the introduction of any stockholder nomination or proposal not made in compliance with the foregoing procedures.
EXPERTS
The financial statements of ROC as of December 31, 2022 and 2021, for the year ended December 31, 2022 and for the period from September 2, 2021 (inception) to December 31, 2021 appearing in this proxy statement/prospectus/consent solicitation statement have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this proxy statement/prospectus/consent solicitation statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of DTI as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022 included in this proxy statement/prospectus/consent solicitation statement, have been audited by Weaver and Tidwell LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein. Such financial statements are included in reliance on their report given on their authority as experts in accounting and auditing.
LEGAL MATTERS
The legality of shares of PubCo offered by this proxy statement/prospectus/consent solicitation statement will be passed upon for ROC by Winston & Strawn LLP, Houston, Texas.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
ROC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read ROC’s SEC filings, including this proxy statement/prospectus/consent solicitation statement, over the Internet at the SEC’s website at https://www.sec.gov.
If you would like additional copies of this proxy statement/prospectus/consent solicitation statement or if you have questions about the business combination or the Proposals to be presented at the special meeting, you should contact ROC’s proxy solicitation agent at the following address and telephone number:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
If you are a ROC stockholder and would like to request documents, please do so by May 24, 2023, in order to receive them before the special meeting. If you request any documents from ROC, ROC will mail them to you by first class mail, or another equally prompt means.
All information contained in this proxy statement/prospectus/consent solicitation statement relating to ROC has been supplied by ROC, and all such information relating to DTI has been supplied by DTI. Information provided by either ROC or DTI does not constitute any representation, estimate or projection of any other party.
ROC has not authorized anyone to give any information or make any representation about the business combination, ROC or DTI that is different from, or in addition to, that contained in this proxy statement/prospectus/consent solicitation statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus/consent solicitation statement or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus/consent solicitation statement does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS
DRILLING TOOLS INTERNATIONAL HOLDINGS, INC.
ROC ENERGY ACQUISITION CORP.

Report of Independent Registered Public Accounting Firm
To the Board of Directors of
Drilling Tools International Holdings, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Drilling Tools International Holdings, Inc. and its subsidiaries (collectively, “the Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income, changes in redeemable convertible preferred stock and shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Drilling Tools International Holdings, Inc. as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America (U.S. GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
WEAVER AND TIDWELL, L.L.P.
Oklahoma City, Oklahoma
March 31, 2023
We have served as the Company’s auditor since 2022.

DRILLING TOOLS INTERNATIONAL HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	$2,352	$52
Accounts receivable, net	28,998	20,037
Inventories, net	3,281	2,341
Prepaid expenses and other current assets	4,381	905
Investment – equity securities, at fair value	1,143	909
Total current assets	40,155	24,244
Property, plant and equipment, net	44,154	44,392
Operating lease right-of-use asset	20,037	—
Intangible assets, net	263	402
Deferred financing costs, net	226	69
Deposits and other long-term assets	383	400
Total assets	$105,218	$69,507
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$7,281	$8,262
Accrued expenses and other current liabilities	7,299	3,914
Notes payable, net	—	942
Current portion of operating lease liabilities	3,311	—
Revolving line of credit	18,349	26,425
Total current liabilities	36,240	39,543
Operating lease liabilities, less current portion	16,691	—
Deferred tax liabilities, net	3,185	2,105
Other long-term liabilities	—	10
Total liabilities	56,116	41,658
Commitments and contingencies (See Note 13)
Redeemable convertible preferred stock
Series A redeemable convertible preferred stock, par value $0.01; 30,000,000 shares authorized; 20,370,377 shares issued and outstanding at December 31, 2022 and December 31, 2021	17,878	16,689
Shareholders’ equity
Common stock, par value $0.01; 65,000,000 shares authorized; 53,175,028 shares issued at December 31, 2022 and December 31, 2021; and 52,363,872 shares outstanding at December 31, 2022 and December 31, 2021	532	532
Additional paid-in-capital	52,790	53,979
Accumulated deficit	(21,054)	(42,134)
Less: treasury stock, at cost; 811,156 shares at December 31, 2022 and December 31, 2021	(933)	(933)
Accumulated other comprehensive loss	(111)	(284)
Total shareholders’ equity	31,224	11,160
Total liabilities, redeemable convertible preferred stock and shareholders’ equity	$105,218	$69,507
The accompanying notes are an integral part of these consolidated financial statements.

DRILLING TOOLS INTERNATIONAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
	Year ended December 31,
(In thousands, except share and per share data)	2022	2021
Revenue, net:
Tool Rental	$99,018	$59,287
Product sale	30,538	18,092
Total revenue, net	129,556	77,379
Costs and expenses:
Cost of tool rental revenue	27,581	19,941
Cost of product sale revenue	5,423	3,688
Selling, general, and administrative expense	51,566	38,309
Depreciation and amortization expense	19,709	21,718
Total costs and expenses	104,279	83,656
Income (loss) from operations	25,277	(6,277)
Other (expense) income:
Interest expense	(477)	(1,229)
Gain on sale of property	127	899
Unrealized gain on equity securities	234	157
Gain on forgiveness of PPP loan	—	8,575
Other expense	(384)	(233)
Total other (expense) income, net	(500)	8,169
Income before income taxes	24,777	1,892
Provision for (benefit from) income taxes	(3,697)	209
Net income	$21,080	$2,101
Basic earnings per share	$0.38	$0.02
Diluted earnings per share	$0.27	$0.04
Basic weighted-average common shares outstanding	52,363,872	52,363,872
Diluted weighted-average common shares outstanding	77,145,236	56,915,932
Comprehensive income:
Net income	$21,080	$2,101
Foreign currency translation adjustment, net of tax	173	(59)
Net comprehensive income	$21,253	$2,042
The accompanying notes are an integral part of these consolidated financial statements.

DRILLING TOOLS INTERNATIONAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
(In thousands, except share and per share data)	Redeemable Convertible Preferred Stock		Common Stock		Treasury Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
	Shares	Par Value $0.01 Per Share	Shares	Par Value $0.01 Per Share	Shares	Cost
BALANCE, December 31, 2020	20,370,377	$15,570	53,175,028	$532	(811,156)	$(933)	$55,066	$(44,235)	$(225)	$10,205
Share-based compensation							32			32
Accretion of redeemable convertible preferred stock to redemption value		1,119					(1,119)			(1,119)
Foreign currency translation adjustment, net of tax									(59)	(59)
Net income								2,101		2,101
BALANCE, December 31, 2021	20,370,377	$16,689	53,175,028	$532	(811,156)	$(933)	$53,979	$(42,134)	$(284)	$11,160
Accretion of redeemable convertible preferred stock to redemption value		1,189					(1,189)			(1,189)
Foreign currency translation adjustment, net of tax									173	173
Net income								21,080		21,080
BALANCE, December 31, 2022	20,370,377	$17,878	53,175,028	$532	(811,156)	$(933)	$52,790	$(21,054)	$(111)	$31,224
The accompanying notes are an integral part of these consolidated financial statements.

DRILLING TOOLS INTERNATIONAL HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year ending December 31,
(In thousands)	2022	2021
Cash flows from operating activities:
Net income	$21,080	$2,101
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	19,709	21,718
Amortization of deferred financing costs	94	197
Amortization of debt discount	58	70
Amortization of operating leases	(3,768)	—
Bad debt expense	307	307
Deferred tax expense (benefit)	1,080	(1,341)
Gain on forgiveness of PPP loan	—	(8,575)
Gain on sale of property	(127)	(899)
Unrealized gain on equity securities	(234)	(157)
Unrealized gain on interest rate swap	(1,423)	(913)
Gross profit from sale of lost-in-hole equipment	(16,813)	(7,855)
Share-based compensation expense	—	32
Changes in operating assets and liabilities:
Accounts receivable	(9,268)	(9,351)
Prepaid expenses and other current assets	(3,459)	(113)
Inventories	(940)	648
Operating lease liabilities	3,733	—
Accounts payable	(981)	3,080
Accrued expenses	4,808	557
Net cash from operating activities	13,856	(494)
Cash flows from investing activities:
Proceeds from sale of property	1,042	4,972
Purchase of property, plant and equipment	(23,753)	(11,387)
Proceeds from sale of lost-in-hole equipment	20,319	9,753
Net cash from investing activities	(2,392)	3,338
Cash flows from financing activities:
Net decrease in revolving credit facility	(8,076)	(842)
Payments of deferred financing costs	(251)	(152)
Proceeds from PPP loan	—	2,000
Payments on long-term debt	(1,000)	(3,874)
Payments to capital leases	(10)	—
Net cash from financing activities	(9,337)	(2,868)
Effect of Changes in Foreign Exchange Rate	173	(59)
Net Change in Cash	2,300	(83)
Cash at Beginning of Year	52	135
Cash at End of Year	$2,352	$52
Supplemental cash flow information:
Cash paid for interest	$340	$1,928
Cash paid for income taxes	$723	$422
Non-cash investing and financing activities:
ROU assets obtained in exchange for lease liabilities	$9,451	$—
Undeclared dividends	$1,189	$1,119
PPP loan forgiveness	$—	$8,575
The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization and Nature of Operations
Drilling Tools International Holdings, Inc. (the “Company”) is a Delaware corporation formed January 2012. The Company manufactures, rents, inspects, and refurbishes downhole drilling tools primarily to companies in the oil and natural gas industry for bottom hole assemblies used in onshore and offshore horizontal and directional drilling. The Company’s United States (“U.S.”) operations have locations in Texas, California, Louisiana, Oklahoma, Pennsylvania, North Dakota, New Mexico, Utah, and Wyoming. The Company’s international operations are located in Canada. Operations outside the U.S. are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws and possible limitations on foreign investment. The Company does not engage in hedging activities to mitigate its exposure to fluctuations in foreign currency exchange rates.
Basis of Presentation
The accompanying consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as set forth by the Financial Accounting Standards Board (FASB) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). References to US GAAP issued by the FASB in these notes to the accompanying consolidated financial statements are to the FASB Accounting Standards Codifications (“ASC”) and Accounting Standards Update (“ASUs”)
COVID-19 Related Credits and Relief
In March 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted in response to COVID-19. On April 11, 2020 and March 15, 2021, the Company received proceeds from two separate loans pursuant to the Paycheck Protection Program of the CARES Act (the “PPP Loan”) in the amounts of $6.6 million and $2.0 million, respectively. The April 2020 PPP loan and the March 2021 PPP loan and related accrued interest were forgiven by the U.S. Small Business Administration (“SBA”) on July 27, 2021 and December 30, 2021, respectively.
There is no guidance in U.S. GAAP that specifically addresses the accounting by a business entity that obtains a forgivable loan from a government entity. Notwithstanding the absence of specific guidance in U.S. GAAP and given the significant uncertainties related to whether many entities that received loans are qualified for a PPP Loan and would meet the conditions for loan forgiveness, the Company accounted for the PPP Loan as debt in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 470, Debt. Based upon the guidance in ASC 470, the Company recorded a liability for the total amount of the loan upon receipt of the proceeds. Upon confirmation from the SBA that the PPP Loan was forgiven in full, and the PPP Loan had been canceled, the Company reversed the liability and related accrued interest and recorded a gain on forgiveness of the PPP Loan in its consolidated statements of operations and comprehensive income.
In December 2020, the Consolidated Appropriations Act (the “Appropriations Act”) was signed into law to further address the ongoing impacts of COVID-19. The Appropriations Act introduced several additional potential credits and benefits for employers to consider applying for, including, but not limited to, the ability for employers who have previously obtained a PPP Loan to qualify for Employee Retention Credits (“ERC”) potentially also, initially created as part of the CARES Act. The ERC provided a per employee credit to eligible businesses based on a percentage of qualified wages and health insurance benefits paid to employees. The benefit was provided as a refundable payroll tax credit claimed quarterly as a reduction to payroll taxes or cash refunds. The initial credit available was equal to 50% of qualified wages paid to employees during a quarter, capped at $10,000 of qualified wages per employee through December 31, 2021. In March 2021, the American Rescue Plan of 2021 was enacted to, amongst other things, extend and expand ERC benefits through December 31, 2021. In accordance with these additional relief provisions, the tax credit was increased to 70% of qualified wages paid to employees during a quarter, and the limit on qualified wages per employee was set at $10,000 of qualified wages per quarter. In November 2021, the Infrastructure Investment and Jobs Act was signed into law and ended the employee retention credit early, making wages paid after December 31, 2021, ineligible for the credit.
The Company qualified for certain ERC benefits during the year ended December 31, 2022. As there is no guidance in U.S. GAAP that specifically addresses the accounting for the receipt of government assistance similar to the ERC, the Company considered two primary approaches in accounting for the ERC. The first was as government grants, by reference to ASC 958-605, Not-for-Profit-Entities Revenue Recognition, and the other by reference to IAS 20, Accounting for Government Grants and Disclosure of Government Assistance. With reference to IAS 20, the Company considered the following: (1) Under this model, the Company would not recognize government assistance until reasonably sure any conditions attached to the assistance would be met, and the Company would in fact receive the funds. (2) Once the Company was reasonably certain the conditions were met, the Company would then record the earnings impact of the grants over the periods in which the Company recognizes the costs the grants are intended to pay for. These costs should be recognized as expenses. (3) The funds could be recorded as other income or as an offset to related qualifying expenses. Because the ERC was intended to reimburse the Company for actual costs incurred (i.e., related qualifying expenses) during the given period or quarter, the Company determined that it was appropriate to account for these credits as an offset to the related qualifying payroll expenses recorded in selling, general, administrative expenses in the Company’s consolidated statements of operations and comprehensive income for the year ended December 31, 2022.
ERC benefits of $4.3 million were included in selling, general, administrative expense as an offset to the related compensation expenses in the accompanying consolidated statements of operations and comprehensive income for the year ended December 31, 2022. The Company did not record any ERC benefits for the year ended December 31, 2021.
ERC benefits receivable of $2.1 million were included in prepaid expenses and other current assets in the accompanying consolidated balance sheets as of December 31, 2022. The Company did not record any ERC benefit receivable as of December 31, 2021.
The Company has also applied the guidance in Accounting Standards Update (“ASU”) 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance retrospectively to the ERC in its financial reporting for the year ended December 31, 2021.
Laws and regulations concerning government programs, including the ERC and PPP Loan, are complex and subject to varying interpretations. Claims made under these programs may also be subject to retroactive audit and review. While the Company does not believe there is a basis for estimation of an audit or recapture risk at this time, there can be no assurance that regulatory authorities will not challenge the Company’s claim to the ERC or PPP Loan in a future period.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time the Company is no longer considered to be an emerging growth company. At times, the Company may elect to early adopt a new or revised standard. As such, the Company’s financial statements may not be comparable to companies that comply with public company effective dates.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities,

revenue and expenses and the disclosure of contingent assets and liabilities in the Company’s consolidated financial statements and accompanying notes as of the date of the consolidated financial statements. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Estimates are used for, but not limited to, unbilled accounts receivable, allowance for doubtful accounts, write-down for excess and obsolete inventories, asset lives for property and equipment, fair value of derivatives, and impairment of tangible and intangible assets. Actual results may differ materially and adversely from these estimates. In the current macroeconomic and business environment affected by COVID-19, the Russia-Ukraine conflict and inflationary pressures, these estimates require increased judgment and carry a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, these estimates may change materially in future periods.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Drilling Tools Services, Inc., Drilling Tools International, Inc., Reamco, Inc., Downhole Inspection Solutions, LLC, Premium Tools LLC, Slick Tools International, LLC (formerly, Stinger Oil Tools, LLC), Data Automation Technology LLC, and Drilling Tools International Corporation (Canada). All intercompany accounts and transactions have been eliminated on consolidation.
Foreign Currency Translation and Transactions
The Company has determined that the functional and reporting currency for its operations across the globe is the functional currency of the Company’s international subsidiaries. Accordingly, all foreign balance sheet accounts have been translated into U.S. dollars using the rate of exchange at the respective balance sheet date. Components of the consolidated statements of operations and comprehensive income have been translated at the average rates for the year of the reporting period. Translation gains and losses are recorded in accumulated other comprehensive income as a component of stockholders’ equity. Gains or losses arising from currency exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in the consolidated statements of operations and comprehensive income. For the year ended December 31, 2022 and 2021, the aggregate foreign currency translation included in the consolidated statements of operations and comprehensive income totaled approximately $0.2 million in gains and $0.1 million in loss, respectively.
Revenue Recognition
The Company recognizes revenue in accordance with Topic 606 (which addresses revenue from contracts with customers). The Company derives its revenue from two revenue types, tool rental services and product sales.
Tool Rental Services
Tool rental services consist of rental services, inspection services, and repair services. Tool rental services are accounted for under Topic 842.
Owned tool rentals represent the most significant revenue type and are governed by the Company’s standard rental contract. The Company accounts for such rentals as operating leases. The lease terms are included in the contracts, and the determination of whether the Company’s contracts contain leases generally does not require significant assumptions or judgements. The Company’s lease revenues do not include material amounts of variable payments. Owned tool rentals represent revenue from renting tools that the Company owns. The Company does not generally provide an option for the lessee to purchase the rented equipment at the end of the lease.
The Company recognizes revenues from renting tools on a straight-line basis. The Company’s rental contract periods are daily, monthly, per well, or based on footage. As part of this straight-line methodology, when the equipment is returned, the Company recognizes as incremental revenue the excess, if any, between the amount the customer is contractually required to pay, which is based on the rental contract period applicable to the actual number of days the drilling tool was out on rent, over the cumulative amount of revenue recognized to date. In any given accounting period, the Company will have customers return the drilling tool and be contractually required to pay the Company more than the cumulative amount of revenue recognized to date under the straight-line methodology.
The Company records the amounts billed to customers in excess of recognizable revenue as deferred revenue on its consolidated balance sheet.
As noted above, the Company is unsure of when the customer will return rented drilling tools. As such, the Company does not know how much the customer will owe the Company upon return of the tool and cannot provide a maturity analysis of future lease payments. The Company’s drilling tools are generally rented for short periods of time (significantly less than a year). Lessees do not provide residual value guarantees on rented equipment.
The Company expects to derive significant future benefits from its drilling tools following the end of the rental term. The Company’s rentals are generally short-term in nature, and its tools are typically rented for the majority of the time that the Company owns them.
Product Sales
Product sales consist of charges for rented tools that are damaged beyond repair, charges for lost-in-hole, and charges for lost-in-transit while in the care, custody or control of the Company’s customers, and other charges for made to order product sales. Product sales are accounted for under Topic 606.
Revenue is recognized when control of promised goods or services is transferred to a customer in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To determine revenue recognition for its arrangements with customers, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in the revenue standard. The transaction price is measured as consideration specified in a contract with a customer and excludes any sales incentives and taxes or other amounts collected on behalf of third parties. As each of the Company’s contracts with customers contain a single performance obligation to provide a product sale, the Company does not have any performance obligations requiring allocation of transaction prices.
The performance obligation for made to order product sales is satisfied and revenue is recognized at a point in time when control of the asset transfers to the customer, which typically occurs upon delivery of the product or when the product is made available to the customer for pickup at the Company’s shipping dock. Additionally, pursuant to the contractual terms with the Company’s customers, the customer must notify the Company of, and purchase from the Company, any rented tools that are damaged beyond repair, lost-in-hole, or lost-in-transit while in the care, custody or control of the Company’s customers. Revenue is recognized for these products at a point in time upon the customer’s notification to the Company of the occurrence of one of these noted events.
The Company does not have any revenue expected to be recognized in the future related to remaining performance obligations or contracts with variable consideration related to undelivered performance obligations. There was no revenue recognized in the current period from performance obligations satisfied in previous periods.
Revenue per geographic location
Revenue generated was concentrated within the United States. For the year ended December 31, 2022 and 2021, the revenue generated within the United States was $118.3 million and $ 71 million, respectively, or 91% and 92% of total revenues, respectively. For the year ended December 31, 2022 and 2021, the revenue generated outside of the United States, in Canada, was $11.3 million and $6.4 million, respectively, or 9% and 8% of total revenues, respectively.
Contract Assets and Contract Liabilities
Contract assets represent the Company’s rights to consideration for work completed but not billed. As of December 31, 2022 and 2021, the Company had contract assets of $4.8 million and $3.0 million, respectively. Contract assets were recorded in accounts receivable, net in the accompanying consolidated balance sheets.
Contract liabilities consist of fees invoiced or paid by the Company’s customers for which the associated services have not been performed and revenue has not been recognized based on the Company’s revenue recognition criteria described above. As of December 31, 2022 and 2021, the Company did not have any material contract liabilities. All deferred revenue were expected to be recognized during the following 12 months, and they were recorded in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022 and 2021.
Accounts Receivable, net
The Company’s accounts receivable consists principally of uncollateralized amounts billed to customers. These receivables are generally due within 30 to 60 days of the period in which the corresponding sales or rentals occur and do not bear interest. They are recorded at net realizable value less an allowance for doubtful accounts and are classified as account receivable, net on the consolidated balance sheets.
Allowance for Doubtful Accounts
The Company adopted ASU 2016-13, Financial Instruments — Credit Losses, on December 31, 2022, which was retroactively applied as of the first day of fiscal year 2022, as further described within the section below titled Recently Adopted Accounting Pronouncements. This accounting standard requires companies to measure expected credit losses on financial instruments based on the total estimated amount to be collected over the lifetime of the instrument. Prior to the adoption of this accounting standard, the Company recorded incurred loss reserves against receivable balances based on current and historical information.
Expected credit losses for uncollectible receivable balances consider both current conditions and reasonable and supportable forecasts of future conditions. Current conditions considered include pre-defined aging criteria, as well as specified events that indicate the balance due is not collectible. Reasonable and supportable forecasts used in determining the probability of future collection consider publicly available macroeconomic data and whether future credit losses are expected to differ from historical losses.
The Company is not party to any off-balance sheet arrangements that would require an allowance for credit losses in accordance with this accounting standard.
The changes in the allowance for uncollectible receivables for the year ended December 31, 2022 were as follows (in thousands):
Allowance for doubtful accounts
Balance at December 31, 2020	$(1,116)
Addition during the period	(544)
Utilization of allowance for doubtful accounts	438
Balance at December 31, 2021	(1,222)
Cumulative effect adjustment upon adoption of ASU 2016-13	—

Addition during the period	(336)
Utilization of allowance for doubtful accounts	60
Balance at December 31, 2022	$(1,498)

Inventories, net
Inventories are stated at the lower of cost or net realizable value. Cost is determined by using the specific identification method. Inventory that is obsolete or in excess of forecasted usage is written down to its net realizable value based on assumptions regarding future demand and market conditions. Inventory write-downs are charged to operating costs and establish a new cost basis for the inventory. Inventory includes raw material and finished goods.
Property, Plant and Equipment, net
Property, plant and equipment purchased by the Company are recorded at cost less accumulated depreciation. Depreciation is recorded using the straight-line method based on the estimated useful lives of the depreciable property or, for leasehold improvements, the remaining term of the lease, whichever is shorter. Assets not yet placed in use are not depreciated.
Property, plant and equipment acquired as part of a business acquisition is recorded at acquisition date fair value with subsequent additions at cost.
The cost of refurbishments and renewals are capitalized when the value of the property, plant or equipment is enhanced for an extended period. Expenditures to maintain and repair property, plant and equipment, which do not improve or extend the life of the related assets, are charged to operations when incurred. When property, plant and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.
Leases
The Company adopted ASC 842, Leases (“ASC 842”) as of January 1, 2022. ASC 842 was adopted using the modified retrospective transition approach, with no restatement of prior periods or cumulative adjustments to retained earnings. Upon adoption, the Company elected the package of transition practical expedients, which allowed it to carry forward prior conclusions related to whether any expired or existing contracts are or contain leases, the lease classification for any expired or existing leases and initial direct costs for existing leases. The Company elected the use-of-hindsight to reassess lease term. The Company elected not to recognize leases with an initial term of 12 months or less within the consolidated balance sheets and to recognize those lease payments on a straight-line basis in the consolidated statements of operation over the lease term. The new lease accounting standard also provides practical expedients for an entity’s ongoing accounting. The Company elected the practical expedient to not separate lease and non-lease components for all leases.
The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and current operating lease liabilities and operating lease liabilities, net of current portion on the consolidated balance sheets. The Company recognizes lease expense for its operating leases on a straight-line basis over the term of the lease.
ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from a lease. ROU assets and operating lease liabilities are recognized at the commencement date based on the present value of the future minimum lease payments over the lease term. Operating lease ROU assets also include the impact of any lease incentives. An amendment to a lease is assessed to determine if it represents a lease modification or a separate contract. Lease modifications are reassessed as of the effective date of the modification using an incremental borrowing rate based on the information available at the commencement date. For modified leases the Company also reassess the lease classification as of the effective date of the modification.

The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate, because the interest rate implicit in the Company’s leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located.
The Company’s lease terms include periods under options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option in the measurement of its ROU assets and liabilities. The Company considers contractual-based factors such as the nature and terms of the renewal or termination, asset-based factors such as physical location of the asset and entity-based factors such as the importance of the leased asset to the Company’s operations to determine the lease term. The Company generally uses the base, non-cancelable, lease term when determining the ROU assets and lease liabilities. The right-of-use asset is tested for impairment in accordance with Accounting Standards Codification Topic 360, Property, Plant, and Equipment.
Lessor Accounting
Our leased equipment primarily consists of rental tools and equipment. Our agreements with our customers for rental equipment contain an operating lease component under ASC 842 because (i) there are identified assets, (ii) the customer has the right to obtain substantially all of the economic benefits from the use of the identified asset throughout the period of use and (iii) the customer directs the use of the identified assets throughout the period of use.
Our lease agreements have contract terms based on hourly, daily, weekly or monthly rates. Lease revenue is recognized on a straight-line basis based on these rates. We do not provide an option for the lessee to purchase the rented tools at the end of the lease and the lessees do not provide residual value guarantees on the rented assets.
We recognized operating lease revenue within “Tool rentals” on the consolidated statements of operations and comprehensive income.
Intangible Assets
Intangible assets with finite useful lives include customer relationships, trade name, patents, non-compete agreements and a supply agreement. These intangible assets are amortized either on a straight-line basis over the asset’s estimated useful life or on a basis that reflects the pattern in which the economic benefits of the intangible are realized.
Accounting for Impairment of Long-lived Asset
Long-lived assets with finite lives include property, plant and equipment and acquired intangible assets. The Company evaluates long-lived assets, including acquired intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset or an asset group to estimated undiscounted future net cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset exceeds these estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the assets exceeds the fair value of the asset or asset group.
For the year ended December 31, 2022 and 2021, management determined that there was no impairment with regard to their property, plant, and equipment or intangible assets.
Investments — Equity Securities
Equity securities are stated at fair value. Unrealized gains and losses are reflected in the consolidated statements of operations and comprehensive income. The Company periodically reviews the securities for other than temporary declines in fair value below cost and more frequently when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. As of the year ended December 31, 2022 and 2021, the Company believes the cost of the securities was recoverable in all material respects.

Redeemable Convertible Preferred Stock
The Company’s Series A redeemable convertible preferred stock (“Series A”), which represents the Company’s sole class of redeemable convertible preferred stock issued to date, was established on December 28, 2015. Upon establishment of the Series A, the Company issued 20,370,377 shares of Series A for $0.54 per share resulting in aggregate proceeds of $11.0 million.
The Company records shares of its redeemable convertible preferred stock at their respective fair values on the dates of issuance. The Company classifies its redeemable convertible preferred stock outside of permanent equity in mezzanine equity on its consolidated balance sheets as it is redeemable at a fixed date. In accordance with ASC 480-10-S99-3A, the Company recognizes changes in the redemption value of its redeemable convertible preferred stock immediately as they occur and adjusts the carrying amount to redemption value at the end of each reporting period. The Company records accretion of its redeemable convertible preferred stock as a reduction to additional paid-in capital as the Company has an accumulated deficit.
Dividend Rights
Each holder of Series A is entitled to receive cumulative dividends payable at the rate of 7% annually, payable in kind. The dividends accumulate and compound quarterly at the stated dividend rate to the extent they are not paid.
Liquidation Rights
Upon the liquidation, dissolution or winding up of the Company’s business, after provision for payment of all debts and liabilities of the Company, any remaining assets of the Company shall be distributed first to the holders of the Series A and then pro rata to the holders of common stock. Each holder of Series A shall be entitled to receive, in full before any distributions or payments out of the assets of the Company, an amount equal to the Series A stated value of $0.54 per share along with an amount equal to all accumulated and unpaid dividends as of the date of payment. As of December 31, 2022 and as of December 31, 2021, the liquidation preference of the redeemable convertible preferred stock was approximately $17.9 million and $16.7 million, respectively.
Redemption
The Company must redeem all outstanding shares of Series A on the earlier of the seventh anniversary, as amended, of the issuance of the shares, or subject to compliance with the Company’s credit agreement, such earlier date as is determined by the election of holders of at least two-thirds of the outstanding shares of Series A, or the consummation of a firm commitment underwritten public offering by the Company. The redemption price is payable in cash equal to the original purchase price plus accumulated and unpaid dividends.
Conversion Rights
At any time before redemption, each Series A share is convertible into common stock at the option of the holder at its stated value of $0.54 per share, subject to adjustment for stock splits, stock dividends, combinations of shares, and similar recapitalization transactions.
Voting Rights
Each holder of Series A has a right to vote with a number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series A at the time such shares are voted. Holders of Series A shall vote together with the holders of common stock (and of any other class or series that may similarly be entitled to vote with the holders of common stock) as a single class on all matters on which holders of common stock are entitled to vote.
Cost of Revenue
The Company recorded all operating costs associated with its product sales and tool rental revenue streams in cost of product sale revenue and cost of tool rental revenue, respectively, in the consolidated statements of operations and comprehensive income. All indirect operating costs, including labor, freight, contract labor and others, are included in selling, general, administrative in the consolidated statements of operations and comprehensive income.
Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation (“ASC 718”). ASC 718 requires that the cost of awards of equity instruments offered in exchange for employee services, including employee stock options and restricted stock awards, be measured based on the grant-date fair value of the award. The Company adopted FASB ASU No. 2016-09, Compensation — Stock Compensation (“Topic 718”): Improvements to Employee Share-Based Payment Accounting, on February 1, 2019. This ASU involves several aspects of the accounting for stock-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification in the accompanying consolidated statements of cash flows. The adoption did not have a material impact on the accompanying consolidated financial statements of the Company. The Company determines the fair value of stock options granted using the Black-Scholes-Merton option-pricing model (“Black-Scholes model”) and recognizes the cost over the period during which an employee is required to provide service in exchange for the award, generally the vesting period, net of estimated forfeitures. Because the Company’s common stock is not yet publicly traded, the Company must estimate the fair value of its common stock. The Board of Directors considers numerous objective and subjective factors to determine the fair value of the Company’s common stock at each meeting in which awards are approved. The factors considered include, but are not limited to: (i) the results of contemporaneous independent third-party valuations of the Company’s common stock; (ii) the prices, rights, preferences, and privileges of the Company’s Redeemable Convertible Preferred Stock relative to those of its common stock; (iii) the lack of marketability of the Company’s common stock; (iv) actual operating and financial results; (v) current business conditions and projections; (vi) the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company, given prevailing market conditions; and (vii) precedent transactions involving the Company’s shares. The Company did not grant stock options in financial year 2021 or 2022.
Earnings Per Share
Basic earnings per share is computed by dividing the net income by the weighted-average number of common shares outstanding for the period. Diluted earnings is computed by adjusting net income to reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted earnings is computed by dividing the diluted net income by the weighted-average number of common shares outstanding for the period, including potential dilutive common stock. For the purposes of this calculation, outstanding stock options and redeemable convertible preferred stock are considered potential dilutive common stock and are excluded from the computation of net loss per share if their effect is anti-dilutive.
The Company’s redeemable convertible preferred stock does not contractually entitle its holders to participate in profits or losses. As such, it is not treated as a participating security in periods of net income or net loss.
Income Taxes
Income taxes are provided for the tax effects of transactions reported in consolidated financial statements and consist of taxes currently due plus deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and liabilities.
The Company is subject to state income taxes in various jurisdictions.

The Company follows guidance issued by the FASB in accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the consolidated financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits and upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. The Company has no uncertain tax positions at December 31, 2022 and December 31, 2021. The Company believes there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within twelve months of the reporting date.
The Company records income tax related interest and penalties, if applicable, as a component of the provision for income tax expense. However, there were no amounts recognized relating to interest and penalties in the consolidated statements of operations and comprehensive income for the year ended December 31, 2022 and 2021.
Derivative Financial Instruments
From time to time, the Company may enter into derivative instruments to manage exposure to interest rate fluctuations. During 2016, the Company entered into an interest swap agreement with respect to amounts outstanding under its revolving line of credit.
This arrangement was designed to manage exposure to interest rate fluctuations by effectively exchanging existing obligations to pay interest based on floating rates for obligations to pay interest based on a fixed rate. These derivatives are marked-to-market at the end of each quarter and the realized/unrealized gain or loss is recorded as interest expense. For the year ended December 31, 2022 and 2021, the Company recognized an unrealized gain due to the change in fair value of its interest rate swap of approximately $1.4 million and $0.9 million, respectively in its consolidated statements of operations and comprehensive income.
Fair Value Measurements
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. There is a hierarchy based upon the transparency of inputs used in the valuation of an asset or liability. Classification within the hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The valuation hierarchy contains three levels:
Level 1 —
Valuation inputs are unadjusted quoted market prices for identical assets or liabilities in active markets.

Level 2 —
Valuation inputs are quoted prices for identical assets or liabilities in markets that are not active, quoted market prices for similar assets and liabilities in active markets and other observable inputs directly or indirectly related to the assets or liabilities being measured.

Level 3 —
Valuation inputs are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.
In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are measured and reported on a fair value basis. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.
Asset and liabilities measured at fair value are summarized as follows (in thousands):

	Assets at Fair Value as of December 31, 2022
	Level 1	Level 2	Level 3	Total
Investments, equity securities	$1,143	$—	$—	$1,143
Interest rate swap	$—	$476	$—	$476
Total assets at fair value	$1,143	$476	$—	$1,619
	Assets and Liabilities at Fair Value as of December 31, 2021
	Level 1	Level 2	Level 3	Total
Investments, equity securities	$909	$—	$—	$909
Total assets at fair value	$909	$—	$—	$909
Interest rate swap	$—	$(947)	$—	$(947)
Total liabilities at fair value	$—	$(947)	$—	$(947)
The Company’s interest rate swap is a pay-fixed, receive-variable interest rate swap based on LIBOR swap rate. The LIBOR swap rate is observable at commonly quoted intervals for the full term of the swap and therefore is considered a Level 2 item. For interest rate swaps in an asset position, the credit standing of the counterparty is analyzed and factored into the fair value measurement of the asset. The impact of the Company’s creditworthiness has also been factored into the fair value measurement of the interest rate swap in a liability position. For the year ended December 31, 2022 and 2021, the application of valuation techniques applied to similar assets and liabilities has been consistent.
As of December 31, 2022, the interest rate swap is included in prepaid expenses and other current assets on the consolidated balance sheet. At December 31, 2021, the interest rate swap is included in accrued expenses and other current liabilities on the consolidated balance sheet.
As of December 31, 2022 and December 31, 2021, the Company did not have any Level 3 assets or liabilities.
Fair Value of Financial Instruments
The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, and long-term debt. The carrying amount of such instruments approximates fair value due to their short-term nature. The carrying value of long-term debt approximates fair value because of the market interest rate of the debt.
Concentration of Credit Risk and Other Risks and Uncertainties
The Company’s customer concentration may impact its overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions affecting the oil and gas industry.
During the year ended December 31, 2022, the Company generated approximately 28% of its revenue from two customers. Amounts due from these customers included in accounts receivable at December 31, 2022 were approximately $8.6 million.
During the year ended December 31, 2022, the Company had one vendor that represented approximately 12% of its purchases. Amounts due to this vendor included in accounts payable at December 31, 2022 were approximately $0.9 million.
During the year ended December 31, 2021, the Company generated approximately 18% of its revenue from one customer. Amounts due from this customer included in accounts receivable at December 31, 2021 were approximately $4.2 million.
During the year ended December 31, 2021, the Company had one vendor that represented approximately 16% of its purchases. Amounts due to this vendor included in accounts payable at December 31, 2021 were approximately $1.5 million.

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and marketable securities. The Company maintains accounts in federally insured financial institutions in excess of federally insured limits. Management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which these deposits are held and of the money market funds in which these investments are made. The Company holds marketable securities with high credit ratings.
Operating Segment
Operating segments are identified as components of an enterprise about which discrete financial information is available for evaluation by the chief operating decision-maker (“CODM”) in deciding resource allocation and assessing performance. The Company’s Chief Executive Officer and Chief Financial Officer work together as the CODM. The Company’s CODM reviews financial information presented on a consolidated basis for the purposes of making operations decisions, allocating resources and evaluating financial performance. Consequently, the Company has determined it operates in one operating and reportable segment
Recently Adopted Accounting Pronouncements
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), to improve financial reporting and disclosures about leasing transactions. This ASU requires companies that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases, for substantially all leases. The recognition, measurement and presentation of expense and cash flows arising from a lease by a lessee will depend primarily on its classification as a finance or operating lease; both types of leases will be recognized on the balance sheet. This ASU also requires disclosures to help financial statement users to better understand the amount, timing and uncertainty of cash flows arising from leases. The new lease standard was adopted by the Company on its effective date of January 1, 2022. The Company used the optional transition method set forth in ASU 2018-11 that allows entities to elect not to recast their comparative periods in transition.
In addition, the Company elected the transition package of practical expedients permitted within the standard, which allowed it to carry forward the historical lease classification for arrangements that commenced prior to the effective date. As a result of the adoption of ASU 2016-02 on January 1, 2022, the Company recorded both operating lease assets of $16.3 million and operating lease liabilities of $16.3 million. The adoption of ASU 2016-02 had an immaterial impact on the Company’s consolidated statements of operations and comprehensive income and consolidated statement of cash flows.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses, which requires entities to estimate all expected credit losses for financial assets measured at amortized cost basis, including trade receivables, held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. The Company adopted this guidance using the modified retrospective adoption method on December 31, 2022, which was retroactively applied as of the first day of fiscal year 2022. The adoption of this accounting standard did not have a material impact to the Company’s consolidated financial statements.
In November 2021, the FASB issued ASU 2021-10, Government Assistance: Disclosures by Business Entities about Government Assistance, which aims to provide increased transparency by requiring business entities to disclose information about certain types of governmental assistance they receive in the notes to the financial statements. The disclosures include information around the nature of the assistance, the related accounting policies used to account for government assistance, the effect of government assistance on the entity’s financial statements, and any significant terms and conditions of the agreements, including commitments and contingencies. The new guidance does not apply to transactions that a business accounts for under the income tax, revenue recognition, gain contingency or debt rules. The guidance in ASU 2021-10 was effective for financial statements of all entities for annual periods beginning after December 15, 2021. The Company has early adopted this guidance retrospectively, applying it to all transactions within the scope of the amendments reflected in its consolidated financial statements as of December 31, 2021 and for the financial statements for the year ending December 31, 2022. As the Company’s accounting for ERC benefits was in accordance with this guidance, the impact of adoption was limited to disclosures relating to these transactions.
Recently Issued Accounting Pronouncements Not Yet Adopted
No other new accounting pronouncements issued or effective during 2022 had, or are expected to have, a material impact on the Company’s consolidated financial statements.
NOTE 2 — INVESTMENTS — EQUITY SECURITIES
The following table shows the cost and fair value of the Company’s investments in equity securities (in thousands):
	Cost	Unrealized Gain	Fair Value
December 31, 2022	$999	$144	$1,143
	Cost	Unrealized Loss	Fair Value
December 31, 2021	$999	$(90)	$909
Unrealized holding gains (losses) on equity securities for the years ended December 31, 2022 and 2021 were approximately $0.1 million, respectively.
NOTE 3 — BALANCE SHEET DETAILS — CURRENT ASSETS AND CURRENT LIABILITIES
Inventories, net
The following table shows the components of inventory (in thousands):
	December 31, 2022	December 31, 2021
Raw materials	$3,377	$2,285
Finished goods	115	130
Total inventories	3,492	2,415
Allowance for obsolete inventory	(211)	(74)
Inventories, net	$3,281	$2,341
Inventory write-downs for the years ended December 31, 2022 and 2021 were $44 thousand and $0.4 million, respectively and are recorded within cost of tool rental revenue in the consolidated statements of operations and comprehensive income.
Prepaid expenses and other current assets
The following table shows the components of prepaid expenses and other current assets (in thousands):
	December 31, 2022	December 31, 2021
Prepaid expenses:
ERC benefits receivable	$2,117	$—
Deposits on inventory	680	—
Prepaid income tax	—-	—
Prepaid insurance	358	252
Prepaid rent	381	336

	December 31, 2022	December 31, 2021
Prepaid equipment	179	155
Prepaid other	173	150
Other current assets:
Interest rate swap asset	$476	$—
Other	17	12
Total	$4,381	$905

The following table shows the components of prepaid expenses and other current assets (in thousands):
Accrued expenses and other current liabilities
The following table shows the components of accrued expenses and other current liabilities (in thousands):
	December 31, 2022	December 31, 2021
Accrued expenses:
Accrued compensation and related benefits	$3,392	$952
Accrued insurance	525	301
Accrued professional services	509	61
Accrued interest	62	74
Accrued property taxes	41	35
Other	38	48
Other current liabilities:
Income tax payable	$1,780	$895
Sales tax payable	587	422
Unbilled lost-in-hole revenue	282	116
Deferred revenue	83	63
Interest rate swap liability	—	947
Total accrued expenses and other current liabilities	$7,299	$3,914
NOTE 4 — PROPERTY, PLANT AND EQUIPMENT, NET
The following table shows the component of property, plant and equipment, net (in thousands):
	Estimated Useful Lives (in Years)	December 31, 2022	December 31, 2021
Land	—	$—	$898
Rental tools and equipment	5 – 10	160,973	152,986
Buildings and improvements	5 – 40	5,781	5,177
Office furniture, fixtures and equipment	3 – 5	2,101	1,869
Transportation and equipment	3 – 5	827	947
Construction in progress		9	166
Total property, plant and equipment		169,691	162,043
Less: accumulated deprecation		(125,537)	(117,651)
Property, plant and equipment, net		$44,154	$44,392

Total depreciation expense for the year ended December 31, 2022 and 2021 was approximately $19.6 million and $20.6 million, respectively. The Company has not acquired any property, plant and equipment under capital leases.
Property, plant and equipment, net, were concentrated within the United States. As of December 31, 2022 and 2021 property, plant and equipment, net held within the United States was $41.8 million and $42.1 million, respectively, or 95% of total property, plant and equipment, net for both periods. As of December 31, 2022 and 2021 property, plant and equipment, net held outside of the United States, in Canada, was $2.3 million, or 5% of total property, plant and equipment net for both periods.
NOTE 5 — INTANGIBLE ASSETS, NET
The following table shows the components of intangible assets, net (in thousands):
	Useful Lives (in Years)	December 31, 2022	December 31, 2021
Trade Name	10 – 13	$1,280	$1,280
Technology	13	270	270
Total intangible assets		1,550	1,550
Less: accumulated amortization		(1,287)	(1,148)
Intangible assets, net		$263	$402
Total amortization expense for the year ended December 31, 2022 and 2021 was approximately $0.1 million and $1.1 million, respectively.
NOTE 6 — REVOLVING CREDIT FACILITY
In December 2015, the Company entered into a credit facility with a bank. The facility provides for a revolving line of credit in the original amount of $48.0 million, which is $60.0 million, as amended, at December 31, 2022. For the year ended December 31, 2021 the interest on the amount drawn was based on LIBOR or the bank’s base lending rate plus applicable margin (approximately 4.1% at December 31, 2021). For the year ended December 31, 2022 the interest on the amount drawn was based on SOFR or the bank’s base lending rate plus applicable margin (approximately 7.42% at December 31, 2022). The credit facility is collateralized by substantially all the assets of the Company and matures December 31, 2025.
On April 23, 2018, the Company entered into an amendment and joinder to the credit agreement. This amendment waived certain events of default under the credit agreement, changed the borrowing capacity under the credit facility and created a term loan of approximately $7.0 million which is collateralized by the assets of Premium Tools LLC.
On December 3, 2018, the Company entered into an amendment to the credit agreement. This amendment changed the borrowing capacity under the credit agreement and increased the amount of permitted capital expenditures from $15.0 million to $20.0 million for the year ended 2019, and $22.0 million for subsequent years.
On April 30, 2020, the Company entered into an amendment to the credit agreement. This amendment modified certain defined terms in the agreement and waived the excess cash flow payment for the year ended December 31, 2019.
On March 31, 2021, the Company entered an amendment to the credit agreement. This amendment waived certain events of default under the credit agreement and modified certain financial covenants, including, the minimum undrawn availability, fixed charge coverage ratio, leverage ratio and minimum EBITDA. The amendment also reduced the amount available under the revolving credit facility from to the current $50.0 million and reduced the maximum available borrowings under the entire credit agreement to $57.0 million.
On June 29, 2021, the Company entered into an amendment to the credit agreement. This amendment waived certain events of default under the credit agreement by modifying certain terms including waiving the requirement for the prepayment related to the excess cash flows, as defined, for December 31, 2020 that was due in 2021. Additionally, the amendment modified the repayment schedule of the term loan entered in April 2018.
On April 25, 2022, the Company entered into an amendment to the credit agreement. This amendment modified certain covenants to extend certain financial reporting deadlines.
On September 13, 2022, the Company extended the maturity date of the revolving line of credit from December 31, 2022 to December 31, 2025. As of December 31, 2022, amounts outstanding under the revolving line of credit have been classified as current liabilities despite the maturity date extension. Amounts outstanding have been classified as current liabilities because the agreement for the revolving line of credit, as amended on September 13, 2022, includes a subjective acceleration clause and a lockbox requirement.
The Company is subject to various restrictive covenants associated with these borrowings including, but not limited to, a fixed charge ratio, and a minimum amount of undrawn availability. At December 31, 2022, the Company was in compliance with these covenants.
NOTE 7 — NOTES PAYABLE, NET
Notes payable, net consisted of the unsecured promissory notes, net of discount amounting to $0.9 million as of December 31, 2021. The unsecured promissory notes were paid off in full as of December 31, 2022.
On October 31, 2018, in conjunction with an acquisition, the Company entered into an unsecured promissory note with the seller in the amount of $5.5 million. Periodic payments on this note are due as follows, $1.5 million on February 1, 2019; $1.0 million annually on October 31 beginning in 2019, and through 2022. There is no stated interest rate in the agreement; therefore, management imputed an interest rate of 5.2% and recorded a discount of $0.5 million on the note and will accrete the discount to interest expense over the term of the note. The effective interest rate on the note is 10.91%. At December 31, 2021, the outstanding balance, net of the unamortized discount of $58 thousand, was $0.9 million. The note matured and was paid in full, including the unamortized discount, on October 31, 2022.
On April 23, 2018, the Company entered into a term loan with a financial institution. At December 31, 2020, the interest rate on the term loan was 4.65%. Periodic payments on this note are due monthly in the amount of $0.1 million commencing on July 23, 2018 with the balance due on the maturity date. Originally, the term loan matured on April 22, 2022. In conjunction with the eighth amendment, starting July 1, 2021, the monthly payments were increased to $0.4 million and continued until the loan was paid off in December 2021. This note was collateralized by the assets of Premium Tools LLC. Under the original terms of the credit facility, the Company was obligated to prepay the term loan based upon the excess cash flow calculation, as defined in the agreement. This requirement was waived for 2019 and 2020 in the eighth amendment. This loan balance was paid off in full as of December 31, 2021.
As of December 31, 2022, there are no future minimum payments related to notes payable, net.
NOTE 8 — INCOME TAXES
For the years ended December 31, 2022, and 2021, income from continuing operations before taxes consisted of amounts related to U.S. operations and income associated with the Company’s foreign operations predominantly in Canada. The geographical breakdown of the Company’s income before expense from income taxes was as follows (in thousands):
	Year Ended December 31,
	2022	2021
Domestic	$19,093	$1,790
International	5,683	102
Profits before benefit from income taxes	$24,777	$1,892

Income tax expense attributable to income from continuing operations consists of (in thousands):
	Year Ended December 31,
	2022	2021
Current provisions for income taxes:
Federal	$702	$302
Foreign	1,444	489
State	472	53
Total current	2,618	844
Deferred tax expense (benefit):
Federal	574	(642)
Foreign	488	(149)
State	18	(262)
Total deferred expense (benefit)	1,080	(1,053)
Total provision for (benefit from) income taxes	$3,697	$(209)
Tax rate reconciliation
The following table presents a reconciliation of the federal statutory rate to the Company’s effective tax rate:
	Year Ended December 31,
	2022	2021
U.S. federal tax benefit at statutory rate	21.0%	21.0%
State income taxes, net of federal benefit	2.1%	(3.7)%
PPP loan forgiveness	0.0%	(95.2)%
Permanent differences	2.0%	1.7%
Foreign rate differential	0.5%	5.7%
Valuation allowance	(2.1)%	(3.5)%
Other	(9.0)%	69.6%
Effective tax rate	14.5%	(11.0)%
The effective tax rate impact of the other category for the year ended December 31, 2022, is primarily made up of tax basis balance sheet adjustments resulting in a decrease of 10.6% or $2.6 million.The effective tax rate impact of the other category for the year ended December 31, 2021 is primarily made up of the impact of changes in foreign and state tax rates of 12.1% or $0.2 million, return to provision adjustments of 24.7% or $0.5 million and tax basis balance sheet adjustments of 31.6% or $0.6 million.

Significant components of deferred taxes
The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2022 and 2021 are presented below (in thousands):
	Year Ended December 31,
	2022	2021
Deferred tax assets
Net operating loss carryforward	$3,378	$5,594
Allowance for doubtful accounts	323	287
Share-based compensation	941	952
Bonus accrual	599	175
Inventory	53	373
Intangible assets	1,152	1,316
Federal credits	—	27
Other	140	3
Gross deferred tax assets	6,587	8,727
Valuation allowance	—	(526)
Net deferred tax assets	6,587	8,201
Deferred tax liabilities
Depreciation on property, plant and equipment	(8,958)	(10,383)
Other	(814)	78
Net deferred tax liabilities	(9,771)	(10,305)
Net deferred tax assets (liabilities)	$(3,185)	$(2,104)
At December 31, 2022 and 2021, the Company had federal net operating loss carryforwards of approximately $15.1 million and $25.4 million, respectively, and state and local net operating loss carryforwards of approximately $9.8 million and $10.6 million as of December 31, 2022 and 2021, respectively, which expire at various dates.
The utilization of the Company’s net operating losses may be subject to a limitation due to the “change in ownership provisions” under Section 382 of the Internal Revenue Code and similar state and foreign provisions. Such limitations may result in the expiration of the net operating loss carryforwards before their utilization.
The Company is subject to income taxes in the U.S. federal jurisdiction, various state jurisdictions as well as Canada. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company’s tax years remain open for examination by all tax authorities since inception and carryover attributes remain open to adjustment by the U.S. and state authorities.
In evaluating the need for a valuation allowance, we have assessed all available evidence, both positive and negative, on a more likely than not threshold. We note that the Company is in a 3-year cumulative income position of $3.1 million, representing positive evidence against the need to apply a full valuation allowance against its existing deferred tax assets. We also analyzed the four sources of taxable income in accordance with ASC 740-10-30-18, taking into consideration a schedule of existing deferred tax assets and liabilities and their future reversals. Based on a scheduling period of ten years, all deferred tax assets are expected to turn against the deferred tax liabilities, eliminating the need for a valuation allowance. Accordingly, as of December 31, 2022, we have determined no valuation allowance is required.
NOTE 9 — SHARE-BASED COMPENSATION
The Company’s 2012 Nonqualified Stock Option Plan (the Plan) permitted the grant of share options to its employees for up to 4,555,779 shares of common stock. On September 1, 2013, the Company amended the Plan to permit the grant of share options to its employees for up to 13,000,000 shares of common stock. Under the Plan, option awards are generally granted with an exercise price equal to the market price for the Company’s stock at the date of grant; those option awards generally vest over three years of continuous service with one-third vesting on the first, second, and third anniversaries of the option’s grant date. Those awards which contain performance conditions vest upon satisfaction of such performance conditions. Certain option awards provide for conditional or accelerated vesting if there is a change in control, as defined in the Plan.
The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model. Expected volatilities are based on comparable public company data. The Company uses future estimated employee termination and forfeiture rates of the options within the valuation model. The expected term of options granted is derived using the “plain vanilla” method due to the lack of history and volume of option activity at the Company. The risk-free rate is based on the approximate U.S. Treasury yield rate in effect at the time of grant. The Company’s calculation of share price involves the use of different valuation techniques, including a combination of an income and market approach.
Determination of the fair value is a matter of judgment and often involves the use of estimates and assumptions. During the year ended December 31, 2022, there were no options granted, exercised or forfeited. During the year ended December 31, 2021, there were no options granted or exercised.
For the years ended December 31, 2022 and 2021, a summary of option activity under the Plan is presented below (in thousands):
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in Years)	Aggregate Intrinsic Value
OUTSTANDING, December 31, 2020	11,227,890	$1.14	4.44	$12,032
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	300,000	$0.22	—	—
OUTSTANDING, December 31, 2021	10,927,890	$1.21	3.60	$11,687
UNVESTED, December 31, 2021	2,340,000	$0.85	5.25	$2,691
EXERCISABLE, December 31, 2021	8,587,890	$1.21	3.14	$8,996
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
OUTSTANDING, December 31, 2022	10,927,890	$1.21	2.96	$11,687
UNVESTED, December 31, 2022	2,340,000	$0.85	4.25	$2,691
EXERCISABLE, December 31, 2022	8,587,890	$1.21	2.84	$8,996
The aggregate intrinsic value is calculated as the difference between the exercise price and the estimated fair value of the Company’s common stock as of December 31, 2022 and 2021.
Non-vested shares at December 31, 2022 totaled 2,340,000, which consist of performance shares, for which the performance conditions have not been satisfied at December 31, 2022. At December 31, 2022, there was unrecognized compensation expense of approximately $0.3 million related to non-vested share-based compensation arrangements granted under the Plan.
For the years ended December 31, 2022 and 2021, share-based compensation expense charged to operating costs and expenses was nil and approximately $32 thousand, respectively.

NOTE 10 — RELATED PARTY TRANSACTIONS
For the year ended December 31, 2022 and 2021, management fees paid to a shareholder were approximately $0.4 million and $0.3 million, respectively, and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations and comprehensive income.
For the year ended December 31, 2022 and 2021, the Company paid rent expense to a shareholder of approximately $51 thousand and $0.3 million, respectively, relating to the lease of a building. Future minimum lease payments related to this lease are included in the future minimum lease schedule in Note 11.
For the year ended December 31, 2022 and 2021, the Company paid $4 thousand and $25 thousand, respectively to a shareholder for tools.
NOTE 11 — LEASES
The Company adopted ASC Topic 842 on January 1, 2022 using the modified retrospective approach. Comparative information has not been restated and continues to be reported under ASC Topic 840, Leases, which was the accounting standard in effect for those periods.
The Company leases various facilities and vehicles under non-cancelable operating lease agreements. As of December 31, 2022, all of the Company’s leases were operating leases.
For the year ended December 31, 2022, the components of the Company’s lease expense were as follows (in thousands):
Year ended December 31, 2022
Operating Lease Cost	$5,722
Short-term Lease Cost	143
Variable Lease Cost	319
Sublease Income	(183)
Total Lease Cost	$6,001
Supplemental balance sheet information related to leases was as follows (in thousands):

Year ended December 31, 2022
Weighted-average remaining lease term (in years)	7.53
Weighted average discount rate	5.34%
Year ended December 31, 2022
Right-of-use assets obtained in exchange for new operating lease liabilities	$25,087
Cash paid for amounts included in the measurement of lease liabilities	5,003

Future undiscounted cash flows for each of the next five years and thereafter and reconciliation to the lease liabilities recognized on the balance sheet as of December 31, 2022 were as follows (in thousands):
Years Ending December 31
2023	$4,265
2024	3,879
2025	3,485
2026	3,167
2027	2,178
Thereafter	7,254
Total lease payments	$24,228
Less: imputed interest	(4,226)
Present value of lease liabilities	$20,002
The Company entered into a lease agreement for general office space, the Southcreek Lease, in Houston, Texas on November 1, 2021. The lease requires a Standby Letter of Credit (LOC) of approximately $0.3 million that expires April 2023.
For the years ended December 31, 2022 and 2021, tool rental revenue was approximately $99.0 million and $59.3 million, respectively. Due to the short term nature of the contracts, no maturity table is presented. There are no minimum fixed lease payments that are to be earned over the years as the weighted average remaining lease term is 7.53 years.
NOTE 12 — EMPLOYEE BENEFITS
The Company has a defined contribution plan that complies with Section 401(k) of the Internal Revenue Code. All employees are auto enrolled at a 3% contribution, unless they opt out, beginning on the first plan entry date following six months of service. Plan entry dates are the first day of January and July. In March of 2020, the Company suspended any employee contribution match effective immediately and through the end of 2021. The match was reinstated on January 1, 2022. For 2022, the Company matched employee contributions 150% of the first 3% of employee contributions, not to exceed $2 thousand per participant per calendar year. Employees vest in employer contributions over six years. The contribution is limited to the maximum contribution allowed under the Internal Revenue Service Regulations. The total expense for the years ended December 31, 2022 and 2021 was approximately $0.4 million and nil, respectively.
NOTE 13 — COMMITMENTS AND CONTINGENCIES
The Company maintains operating leases for various facilities and vehicles. See note 11, Leases, for further information.
Litigation
From time to time, the Company may become involved in various legal proceedings in the ordinary course of its business and may be subject to third-party infringement claims.
In the normal course of business, the Company may agree to indemnify third parties with whom it enters into contractual relationships, including customers, lessors, and parties to other transactions with the Company, with respect to certain matters. The Company has agreed, under certain conditions, to hold these third parties harmless against specified losses, such as those arising from a breach of representations or covenants, other third-party claims that the Company’s products when used for their intended purposes infringe the intellectual property rights of such other third parties, or other claims made against certain parties. It is not possible to determine the maximum potential amount of liability under these indemnification obligations due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances that are likely to be involved in each particular claim.

As of December 31, 2022 and December 31, 2021, the Company has not been subject to any pending litigation claims.
Management Fee
The Company is required to pay a monthly management fee to a shareholder. The fee is based upon a percentage of the Company’s trailing twelve months, earnings before interest, taxes and accumulated depreciation amount, as defined in the management agreement.
PPP Loan
On April 11, 2020 and March 15, 2021, the Company received proceeds from two separate PPP loans of $6.6 million and $2.0 million, respectively. The April 2020 PPP loan and the March 2021 PPP loan and related accrued interest were forgiven by the SBA on July 27, 2021 and December 31, 2021, respectively. See note 1, Summary of significant accounting policies, for further information.
NOTE 14 — EARNINGS PER SHARE
Basic earnings per share is computed using the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed using the weighted-average number of common shares outstanding for the period plus dilutive potential common shares, including performance share awards, using the treasury stock method. Performance share awards are included based on the number of shares that would be issued as if the end of the reporting period was the end of the performance period and the result was dilutive.
The following table sets forth the computation of the Company’s basic and diluted net earnings per share for the year ended December 31, 2022 and 2021 (in thousands except share and per share data):
	Year ended December 31,
	2022	2021
Numerator:
Net income	$21,080	$2,101
Less: Redeemable convertible preferred stock dividends	(1,189)	(1,119)
Net income attributable to common shareholders – basic	$19,891	$982
Add: Redeemable convertible preferred stock dividends	1,189	1,119
Net income attributable to common shareholders – diluted	$21,080	$2,101
Denominator
Weighted-average common shares used in computing earnings per share – basic	52,363,872	52,363,872
Weighted-average effect of potentially dilutive securities:
Effect of potentially dilutive stock options	4,410,987	4,552,060
Effect of potentially dilutive redeemable convertible preferred stock	20,370,377	—
Weighted-average common shares outstanding – diluted	77,145,236	56,915,932
Earnings per share – basic	$0.38	$0.02
Earnings per share – diluted	$0.27	$0.04
As of December 31, 2022 and December 31, 2021, the Company’s potentially dilutive securities were redeemable convertible preferred stock and options to purchase common stock. Based on the amounts outstanding as of the year ended December 31, 2022 and December 31, 2021, the Company excluded the following potential common shares from the computation of diluted net loss per share because including them would have had an anti-dilutive effect:
	Year Ended December 31,
	2022	2021
Performance-based options outstanding	2,340,000	2,340,000
Time-based options outstanding	614,000	614,000
Redeemable convertible preferred stock	—	20,370,377
Total	2,954,000	23,324,377
NOTE 15 — SUBSEQUENT EVENTS
The Company has evaluated all events occurring through March 31, 2023, the date on which these consolidated financial statements were issued, and during which time, nothing has occurred outside the normal course of business operation that would require disclosure, except for the following.
On February 13, 2023, the Company entered into a merger agreement (the “Merger Agreement”) with ROC Energy Acquisition Corp (“ROC”), a special purpose acquisition company, and ROC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ROC (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”). As a result of the Merger, the Company will become a wholly-owned subsidiary of ROC, with the stockholders of the Company becoming stockholders of ROC. The transaction will be a combination of cash and equity consideration.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
ROC Energy Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of ROC Energy Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021 and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year ended December 31, 2022 and for the period from September 2, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and the period from September 2, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by June 6, 2023, then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2021.
New York, New York
March 20, 2023
PCAOB ID Number 100

ROC ENERGY ACQUISITION CORP.
BALANCE SHEETS
	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	$207,915	$1,361,137
Prepaid insurance	170,503	—
Prepaid income taxes	4,527	—
Total Current Assets	382,945	1,361,137
Cash and marketable securities held in Trust Account	213,475,172	209,086,874
TOTAL ASSETS	$213,858,117	$210,448,011
LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued expenses	$482,828	$238,696
Accrued offering costs	—	11,300
Promissory note – related party	2,070,000	—
Deferred tax liability	91,572	—
Total Liabilities	2,644,400	249,996
Commitments and contingencies
Common stock subject to possible redemption 20,700,000 shares at $10.30 and $10.10 per share redemption value at December 31, 2022 and 2021, respectively	213,183,552	209,070,000
Stockholders’ (Deficit) Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 6,151,000 shares issued and outstanding (excluding 20,700,000 shares subject to possible redemption) at December 31, 2022 and 2021	615	615
Additional paid-in capital	—	1,362,780
Accumulated deficit	(1,970,450)	(235,380)
Total Stockholders’ (Deficit) Equity	(1,969,835)	1,128,015
TOTAL LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ (DEFICIT) EQUITY	$213,858,117	$210,448,011
The accompanying notes are an integral part of the financial statements.

ROC ENERGY ACQUISITION CORP.
STATEMENTS OF OPERATIONS
	For the Year Ended December 31, 2022	For the period from September 2, 2021 (inception) through December 31, 2021
General and administrative expenses	$1,281,902	$252,254
Loss from operations	(1,281,902)	(252,254)
Other income:
Interest earned on investments held in Trust Account	2,843,649	16,874
Income before provision for income taxes	1,561,747	(235,380)
Provision for income taxes	(546,045)	—
Net income (loss)	$1,015,702	$(235,380)
Weighted average shares outstanding common stock	26,851,000	9,182,858
Basic net income (loss) per common stock	$0.04	$(0.03)
The accompanying notes are an integral part of the financial statements.

ROC ENERGY ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2022 AND
FOR THE PERIOD FROM SEPTEMBER 2, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance – September 2, 2021 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Sponsor	5,175,000	517	24,483	—	25,000
Issuance of Representative Shares	180,000	18	897	—	915
Sale of 796,000 Private Placement Units	796,000	80	7,959,920	—	7,960,000
Proceeds allocated to Public Rights	—	—	17,595,000	—	17,595,000
Accretion of Common stock subject to redemption	—	—	(24,217,520)	—	(24,217,520)
Net loss	—	—	—	(235,380)	(235,380)
Balance – December 31, 2021	6,151,000	615	1,362,780	(235,380)	1,128,015
Accretion of Common stock subject to redemption	—	—	(1,362,780)	(2,750,772)	(4,113,552)
Net income	—	—	—	1,015,702	1,015,702
Balance – December 31, 2022	6,151,000	$615	$—	$(1,970,450)	$(1,969,835)
The accompanying notes are an integral part of the financial statements.

ROC ENERGY ACQUISITION CORP.
STATEMENTS OF CASH FLOWS
	For the Year ended December 31, 2022	For the period from September 2, 2021 (inception) through December 31, 2021
Cash flows from operating activities:
Net income (loss)	$1,015,702	$(235,380)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Income from investments held in Trust Account	(2,843,649)	(16,874)
Changes in operating assets and liabilities:
Prepaid expenses	(170,503)	—
Prepaid income taxes	(4,527)	—
Accounts payable and accrued expenses	244,132	239,254
Deferred tax liability	91,572	—
Net cash used in operating activities	(1,667,273)	(13,000)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(2,070,000)	(209,070,000)
Cash withdrawn from Trust Account to pay franchise and income taxes	525,351	—
Net cash used in investing activities	(1,544,649)	(209,070,000)
Cash flows from financing activities:
Proceeds from issuance of representative shares	—	15
Proceeds from sale of Units, net of underwriting discounts paid	—	202,860,000
Proceeds from sale of Private Placement Units	—	7,960,000
Proceeds from promissory note – related party	2,070,000	250
Repayment of promissory note – related party	—	(135,463)
Payment of offering costs	(11,300)	(240,665)
Net cash provided by financing activities	2,058,700	210,444,137
Net change in cash	(1,153,222)	1,361,137
Cash, beginning of the period	1,361,137	—
Cash, end of the period	$207,915	$1,361,137
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$459,000	$—
Non-Cash financing activities:
Offering costs included in accrued offering costs	$—	$11,300
Offering costs paid by Sponsor in exchange for issuance of founder shares	$—	$25,000
Issuance of Representative Shares	$—	$900
Offering costs paid through promissory note	$—	$134,655
The accompanying notes are an integral part of the financial statements.

NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
ROC Energy Acquisition Corp. (the “Company”) is a newly incorporated blank check company incorporated as a Delaware corporation on September 2, 2021. The Company was incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more target businesses (the “Business Combination”).
As of December 31, 2022, the Company had not commenced any operations. All activity for the period from September 2, 2021 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and, subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The registration statements for the Company’s Initial Public Offering were declared effective on December 1, 2021. On December 6, 2021, the Company consummated the Initial Public Offering of 18,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $180,000,000, which is described in Note 3. An additional $1,800,000 was funded by proceeds of the sale of Private Placement Units (as defined below) to ROC Energy Holdings, LLC which resulted in a total balance in the Trust Account of $181,800,000.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 715,000 Units (each, a “Private Placement Unit”) at a price of $10.00 per Private Placement Unit in a private placement to ROC Energy Holdings, LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of $7,150,000, which is described in Note 4.
On December 9, 2021, the underwriters fully exercised their over-allotment option, resulting in an additional 2,700,000 Units issued for an aggregate amount of $27,000,000. In connection with the underwriters’ full exercise of their over-allotment option, the Company also consummated the sale of an additional 81,000 Private Placement Units at $10.00 per Private Placement Unit, generating total proceeds of $27,810,000. A total of $27,270,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $209,070,000.
Transaction costs amounted to $4,012,520, consisting of $3,600,000 of underwriting fees and $412,520 of other offering costs. In addition, cash of $1,509,600 was held outside of the Trust Account and is available for the payment of offering costs and for working capital purposes. On December 9, 2021, due to the full exercise of the overallotment option by the underwriters, additional transaction costs amounted to $540,000, consisting of cash underwriting fees. A total of $27,270,000 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $209,070,000.
Following the closing of the Initial Public Offering on December 6, 2021, and the over-allotment on December 9, 2021, an amount of $209,070,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Units was placed in a trustaccount (the “Trust Account”), and was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable).
The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of the Business Combination and after payment of underwriters’ fees and commissions and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.
If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares, Private Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until December 6, 2022, 12 months from the closing of the Initial Public Offering to complete a Business Combination (or until June 6, 2023, 18 months from the closing of the Initial Public Offering if the Company extends the period of time to consummate a Business Combination in full) (the “Combination Period”). If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of permitted withdrawals and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
If the Company anticipates that it may not be able to consummate the Business Combination by December 6, 2022, the Company may, by resolution of its board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of up to 18 months or until June 6, 2023, to complete a Business Combination), subject to the Sponsor depositing additional funds into the Trust Account. Pursuant to the terms of the Certificate of Incorporation and the trust agreement entered into between the Company and Continental Stock Transfer & Trust Company, in order for the time available for the Company to consummate the Business Combination to be extended, the Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, deposit $2,070,000 ($0.10 per unit), on or prior to the date of the applicable deadline, for each of the available three month extensions providing a total possible Business Combination period of 18 months at a total payment value of $4,140,000 ($0.20 per unit). Any such payments would be made in the form of non-interest bearing loans. If the Company completes the Business Combination, the Company, at the option of the Sponsor, repay such loaned amounts out of the proceeds of the Trust Account released to the Company or convert a portion or all of the total loan amount into Units at a price of $10.00 per Unit, which Units will be identical to the Private Placement Units. If the Company does not complete a Business Combination, the Company will repay such loans only from funds held outside of the Trust Account. The stockholders will not be entitled to vote or redeem their shares in connection with any such extension.
On December 2, 2022, the Company extended the date by which the Company has to consummate a business combination from December 6, 2022 to March 6, 2023 (the “Extension”). The Extension is the first of two three-month extensions permitted under the Company’s governing documents. On December 6, 2022, the Company issued a promissory note, as described in Note 5, in the principal amount of $2,070,000 (the “Extension Payment”) to an affiliate of the Company’s Sponsor in connection with the Extension.
On March 3, 2023, the Company extended the date by which the Company has to consummate a business combination from March 6, 2023 to June 6, 2023 (the “Second Extension”). The Second Extension is the second of two three-month extensions permitted under the Company’s governing documents. On March 2, 2023, the Company issued a promissory note in the principal amount of $2,070,000 to an affiliate of the Company’s Sponsor in connection with the Second Extension.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.10 per Public Share and (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Subtopic 205-40, “Presentation of Financial Statements — Going Concern,” the Company has until June 6, 2023, to consummate an initial Business Combination. It is uncertain that the Company will be able to consummate an initial Business Combination by this time. If an initial Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Additionally, the Company may not have sufficient liquidity to fund the working capital needs of the Company through one year from the issuance of these financial statements. Management has determined that the liquidity condition and mandatory liquidation, should an initial Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 6, 2023.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022 and 2021.
Investments Held in Trust Account
The Company classifies its U.S. Treasury and equivalent securities as held to maturity in accordance with ASC 320, “Investments — Debt and Equity Securities” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.
Offering Costs
The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering date that are directly related to the Initial Public Offering. Offering costs were charged to temporary equity upon the completion of the Initial Public Offering.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified in temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Public Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at

December 31, 2022 and 2021, the Public Shares are presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the common stock subject to possible redemption to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital and accumulated deficit. This method would view the end of the reporting period as if it were also the redemption date for the security.
At December 31, 2022 and 2021, the common stock subject to possible redemption reflected in the balance sheets is reconciled in the following table:
Gross proceeds	$207,000,000
Less:
Proceeds allocated to Public Rights	$(17,595,000)
Common stock issuance costs	$(4,552,520)
Plus:
Remeasurement of carrying value to redemption value	$24,217,520
Common stock subject to possible redemption, December 31, 2021	209,070,000
Plus:
Remeasurement of carrying value to redemption value	4,113,552
Common stock subject to possible redemption, December 31, 2022	$213,183,552
Net Income (Loss) per Common Share
The Company complies with the accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per share of common stock is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. Accretion associated with the redeemable shares of common stock is excluded from earnings per share as the redemption value approximates fair value.
The calculation of diluted income (loss) per share does not consider the effect of the Rights issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exchange of the Rights is contingent upon the occurrence of future events. The Rights may be exchanged for 2,070,000 shares of common stock in the aggregate. As of December 31, 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per share of common stock is the same as basic net income (loss) per share of common stock for the periods presented.
The following table reflects the calculation of basic and diluted net income (loss) per share of common stock (in dollars, except per share amounts):
	For the Year Ended December 31, 2022 Common Stock	For The Period from September 2, 2021 (Inception) Through December 31, 2021 Common Stock
Basic and diluted net income (loss) per common share
Numerator:
Allocation of net income (loss) as adjusted	$1,015,702	$(235,380)
Denominator:
Basic and diluted weighted average shares outstanding	26,851,000	9,182,858
Basic and diluted net income (loss) per common share	$0.04	$(0.03)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance

Corporation Coverage of $250,000. As of December 31, 2022 and 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
In June 2016, FASB issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 also requires additional disclosures regarding significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an entity’s portfolio. The Company expects to adopt the provisions of this guidance on January 1, 2023. The adoption is not expected to have a material impact on the Company’s financial statements.
Besides the above, the Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted. would have a material effect on the accompanying financial statements.
NOTE 3.   INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 18,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one right (“Public Right”). Each right entitles the holder thereof to receive one-tenth (1/10) of a share of common stock upon the consummation of a Business Combination (see Note 7). On December 9, 2021, the underwriter elected to fully exercise their over-allotment option, resulting in the sale of an additional 2,700,000 units at a price of $10.00 per Unit. The aggregate number of units sold was 20,700,000 for a total of $207,000,000.
NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 715,000 Placement Units at a price of $10.00 per Placement Unit, for an aggregate purchase price of $7,150,000, in a private placement. Each Private Placement Unit consists of a share of common stock (“Private Placement Share”) and one right (“Private Placement Right”). Each Private Placement Right entitles the holder thereof to receive one-tenth (1/10) of a share of common stock upon the consummation of a Business Combination. A portion of the proceeds from the sale of the Private Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. On December 9, 2021, the underwriter elected to fully exercise their over-allotment option, resulting in the sale of an additional 81,000 Private Placement Units at a price of $10.00 per Unit. A portion of the proceeds from the sale of the additional Private Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Units.
NOTE 5.   RELATED PARTY TRANSACTIONS
Founder Shares
On October 7, 2021, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 4,312,500 shares of common stock (the “Founder Shares”). In December 2021, the Company effected a stock dividend of 0.2 shares for each share of common stock outstanding, resulting in the Sponsor holding an aggregate number of 5,175,000 Founder Shares. The Founder Shares include an aggregate of up to 675,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the number of Founder Shares will equal 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering and excluding the Representative Shares and Private Shares). As a result of the underwriters’ election to fully exercise their over-allotment option on December 9, 2021, no Founder Shares are currently subject to forfeiture.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of one year after the completion of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the Founder Shares, one year after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their common stock for cash, securities or other property.
Administrative Support Agreement
The Company entered into an agreement, commencing on December 1, 2021, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay Fifth Partners, LLC, an affiliate of the Sponsor, a total of $13,000 per month for general and administrative services including office space, utilities and secretarial support. For the year ended December 31, 2022 and for the period from September 2, 2021 (inception) through December 31, 2021, the Company incurred and paid $156,000 and $13,000 in included in the accounts payable and accrued expenses in the accompanying balance sheets.
Promissory Notes — Related Parties
On September 2, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of September 30, 2022 or the consummation of the Initial Public Offering. As of December 6, 2021, the Company had $135,463 outstanding under the Promissory Note. There was no amount outstanding on the Promissory Note as of December 31, 2022 and 2021 the Promissory Note is no longer available to be drawn upon.
On December 6, 2022, the Company issued a promissory note (the “Note”) in the principal amount of $2,070,000 (the “Extension Payment”) to an affiliate of the Company’s Sponsor (the “Payee”) in connection with the Extension (as defined in Note 1). The Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company’s initial business combination is consummated and (ii) the liquidation of the Company on or before March 6, 2023 (unless extended to June 6, 2023) or such later liquidation date as may be approved by the Company’s stockholders. At the election of the Payee, the unpaid principal amount of the Note may be converted into units of the Company (the “Conversion Units”) with the total Conversion Units so issued will be equal to: (x) the portion of the principal amount of the Note being converted divided by (y) the conversion price of ten dollars ($10.00), rounded up to the nearest whole number of units.
Related Party Loans
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the

Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units upon consummation of the Business Combination at a price of $10.00 per unit. The units would be identical to the Placement Units. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2022 and 2021, there were no amounts outstanding under the Working Capital Loans.
NOTE 6.   COMMITMENTS
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and Russia-Ukraine war on the industry and has concluded that while it is reasonably possible that the virus and the war in Ukraine could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.
Inflation Reduction Act of 2022
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.
Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.
Registration Rights
Pursuant to a registration rights agreement entered into on December 1, 2021, the holders of the Founder Shares, Representative Shares, Placement Units (including securities contained therein) and units (including securities contained therein) that may be issued upon conversion of Working Capital Loans, and any shares of common stock (and underlying common stock) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. Notwithstanding anything to the contrary, the underwriters may only make a demand on one occasion and only during the 5-year period beginning on the effective date of the registration statement of which the Initial Public Offering forms a part. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the units or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Company’s consummation of initial business combination’ provided, however, that the underwriters may participate in a “piggy-back” registration only during the 7-year period beginning on the effective date of the registration statement of which the Initial Public Offering forms a part. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company had granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 2,700,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions.
On December 9, 2021, the underwriter’s elected to fully exercise the over-allotment option to purchase an additional 2,700,000 Public Shares at a price of $10.00 per Public Share.
Representative Shares
The Company had issued to EarlyBirdCapital, the underwriter, 180,000 representative founder (the “Representative Shares”) shares for nominal consideration, subsequently paid in October 2021. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares without the Company’s prior consent until 30 days after the completion of the Business Combination. In addition, the holders of the Representative Shares have agreed (i) to waive their redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Business Combination within the Combination Period.
The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the registration statement of which the Initial Public Offering forms a part pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period.
The Company have granted the holders of these shares the registration rights. In compliance with FINRA Rule 5110(g)(8), the registration rights granted to the underwriters are limited to demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the Initial Public Offering with respect to the registration under the Securities Act and demand rights may only be exercised on one occasion.
Business Combination Marketing Agreement
The Company engaged EarlyBirdCapital as an advisor in connection with the Business Combination to assist in holding meetings with the stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities in connection with the Business Combination, assist in obtaining stockholder approval for the Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of the Business Combination in an amount equal to 3.5% of the gross proceeds of the Initial Public Offering (exclusive of any applicable finders’ fees which might become payable). In addition, the Company will pay EarlyBirdCapital a cash fee in an amount equal to 1.0% of the total consideration payable to the target in the Business Combination if EarlyBirdCapital introduces the target business with whom the Company completes the Business Combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the registration statement, unless such payment would not be deemed underwriters’ compensation in connection with the Initial Public Offering pursuant to FINRA Rule 5110.
In connection with the Merger Agreement on February 13, 2023, the Company has amended EarlyBirdCapital’s fees under the Business Combination Marketing Agreement from (i) 3.5% of the total gross proceeds raised in the initial public offering and (ii) 1% of the total consideration of an initial business combination transaction to a flat cash fee of $2,000,000 (See Note 10).
NOTE 7.   STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.
Common Stock — The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. At December 31, 2022 and 2021, there were 6,151,000 shares of common stock issued and outstanding, excluding 20,700,000 shares subject to redemption, of which an aggregate of 675,000 shares are no longer subject to forfeiture due to the underwriters’ over-allotment option being fully exercised, so that the number of shares of common stock will equal 20% of the Company’s issued and outstanding common stock after the Initial Public Offering (assuming the Sponsor does not purchase any Public Shares in the Initial Public Offering and excluding the Representative Shares and Private Shares).
Holders of record of the Company’s common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve the Company’s initial business combination, the insiders, officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering, including both the founder shares and the Private Shares, and any shares acquired in this offering or following this offering in the open market, in favor of the Initial business combination.
The Company will consummate the Business Combination only if Public Stockholders do not exercise redemption rights in an amount that would cause the net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of the Business Combination and after payment of underwriters’ fees and commissions and a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination.
Pursuant to the Certificate of Incorporation, if the Company does not consummate the Business Combination within the Combination Period, it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Company’s insiders have agreed to waive their rights to share in any distribution with respect to their Founder Shares and Private Shares.
The stockholders have no redemption, pre-emptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that Public Stockholders have the right to sell their shares to the Company in any tender offer or have their shares of common stock redeemed to cash equal to their pro rata share of the Trust Account if they vote on the proposed Business Combination and the Business Combination is completed. If the Company hold a stockholder vote to amend any provisions of the Certificate of Incorporation relating to stockholder’s rights or pre-Business Combination activity (including the substance or timing within which the Company has to complete a Business Combination), the Company will provide the Public Stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the franchise and income taxes, divided by the number of then outstanding Public Shares, in connection with any such vote. In either of such events, redeeming stockholders would be paid their pro rata portion of the Trust Account promptly following consummation of the Business Combination or the approval of the amendment to the Certificate of Incorporation. If the Business Combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.
Rights — Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis, and each holder of a right will be required to affirmatively convert its rights in order to receive the 1/10 of a share underlying each right (without paying any additional consideration) upon consummation of the Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).
If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.
NOTE 8.   INCOME TAX
The Company did not have any significant deferred tax assets or liabilities as of December 31, 2022 and 2021.
The Company’s net deferred tax assets are as follows:
	December 31, 2022	December 31, 2021
Deferred tax asset
Net operating loss carryforward	$—	$10,390
Organizational costs/Startup expenses	265,273	39,040
Unrealized gain/loss	(91,572)	—
Total deferred tax asset	173,701	49,430
Valuation allowance	(265,273)	(49,430)
Deferred tax asset, net of allowance	$(91,572)	$—

The income tax provision consists of the following:
	December 31, 2022	December 31, 2021
Federal
Current	$454,473	$—
Deferred	(124,271)	(49,430)
State
Current	$—	$—
Deferred	—	—
Change in valuation allowance	215,843	49,430
Income tax provision	$546,045	$—
As of December 31, 2022 and 2021, the Company has $0 and $49,477 of U.S. federal and state net operating loss carryovers available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022 and for the period from September 2, 2021 (inception) through December 31, 2021, the change in the valuation allowance was $215,843 and $49,430, respectively.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:
	December 31, 2022	December 31, 2021
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Change in valuation allowance	13.8%	(21.0)%
Income tax provision	34.8%	—%
The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.
NOTE 9.   FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320, “Investments — Debt and Equity Securities.” Held to maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.
At December 31, 2022, assets held in the Trust Account were comprised of $543,817 in mutual funds and $212,931,355 in U.S. Treasury securities. During the year ended December 31, 2022, the Company withdraw $525,351 of interest income from the Trust Account for tax obligations.
At December 31, 2021, assets held in the Trust Account were comprised of $5,427 in cash and $209,081,449 in U.S. Treasury securities. During the year ended December 31, 2021, the Company did not withdraw any interest income from the Trust Account.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2022 and 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity securities at December 31, 2022 and 2021 are as follows:
	Held-To-Maturity	Level	Amortized Cost	Gross Holding Gain	Fair Value
December 31, 2022	U.S. Treasury Securities (Mature on 3/14/2023)	1	$212,931,355	$6,119	$212,937,474
December 31, 2021	U.S. Treasury Securities (Mature on 6/9/2022)	1	$209,081,449	$13,137	$209,094,586
NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On January 16, 2023, the Company issued a promissory note (the “Working Capital Loan”) in the principal amount of up $800,000 to an affiliate of the Company’s Sponsor (the “Payee”), for working capital. The Working Capital Loan bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company’s initial business combination is consummated and (ii) the liquidation of the Company on or before March 6, 2023 (unless extended to June 6, 2023) or such later liquidation date as may be approved by the Company’s stockholders. At the election of the Payee, the unpaid principal amount of the Working Capital Loan may be converted into units of the Company (the “Conversion Units”) with the total Conversion Units so issued will be equal to: (x) the portion of the principal amount of the Working Capital Loan being converted divided by (y) the conversion price of ten dollars ($10.00), rounded up to the nearest whole number of units.
Merger Agreement
On February 13, 2023, the Company (after the Effective Time, “PubCo”) entered into an agreement and plan of merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) with ROC Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and Drilling Tools International Holdings, Inc., a Delaware

corporation (“Drilling Tools”). Pursuant to the terms of the Merger Agreement, a business combination between the Company and Drilling Tools will be effected through the merger of Merger Sub with and into Drilling Tools, with Drilling Tools surviving the merger as a wholly owned subsidiary of PubCo (the “Merger,” and together with the other transactions contemplated by the Merger Agreement and the other agreements contemplated thereby, the “Transactions”). The board of directors of the Company unanimously (i) approved and declared advisable the Merger Agreement and the Transactions and (ii) resolved to recommend the approval and adoption of the Merger Agreement and the Transactions by the stockholders of the Company.
Support Agreements
In connection with the execution of the Merger Agreement, the Sponsor, entered into a support agreement with Drilling Tools and the Company (the “Sponsor Support Agreement”) pursuant to which the Sponsor has agreed to vote all Subject Shares (as therein defined) beneficially owned by it in favor of the Merger. Further, pursuant to the Sponsor Support Agreement, in order to induce Drilling Tools to enter into the Merger Agreement, the Sponsor agrees to forfeit up to 50% of the Founder Shares (as therein defined) to the Company for reissuance to investors in connection with the Equity Financing and (b) to split the remainder of the Founder Shares with Drilling Tools stockholders as set forth in the Sponsor Support Agreement.
Amended and Restated Registration Rights Agreement
In connection with the Transactions, the Company and certain stockholders of each of the Company and Drilling Tools who will receive PubCo Common Stock pursuant to the Merger Agreement have entered into an amended and restated registration rights agreement (“Registration Rights Agreement”), to become effective upon the Closing.
Lock-up Agreement and Arrangements
Prior to the consummation of the Transactions, certain Drilling Tools stockholders, including all existing stockholders of Drilling Tools holding greater than 5% of its share capital, will enter into a lock-up agreement (the “Drilling Tools Stockholder Lock-up Agreement”) with the Company. In addition, the Company and Sponsor intend to undertake an amendment and restatement to the Stock Escrow Agreement, dated December 1, 2021, by and among the Company, Sponsor and the escrow agent named therein (the “Escrow Agreement” and, when amended and restated, the “Amended and Restated Escrow Agreement”) to align Sponsor’s restrictions on transfer with respect to all shares of Common Stock it owns (which will be PubCo Common Stock after the Closing), including the Founder Shares, to those described below. Under the terms of the Drilling Tools Stockholder Lock-up Agreement, and under the terms of the Sponsor lock-up provisions to be contained in the Amended and Restated Escrow Agreement, such Drilling Tools stockholders and Sponsor, will each agree, subject to certain customary exceptions, that during the period that is the earlier of (i) the date that is 180 days following the Closing Date, and (ii) the date specified in a written waiver of the provisions of the Drilling Tools Stockholder Lock-up Agreement duly executed by Sponsor and the Company, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-up Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares (whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise), publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or sales or other transactions through non-US broker dealers or foreign regulated brokers. As used herein, “Lock-up Shares” means, (a) in the case of Drilling Tools Stockholders, those shares of PubCo Common Stock received by such Drilling Tools stockholder (the “Holder”) as merger consideration in the Transactions and beneficially owned by such Drilling Tools Stockholder as specified on the signature block of the Drilling Tools Stockholder Lock-up Agreement, and (b) in the case of Sponsor, the Escrow Shares (as defined in the Escrow Agreement).

Director Nomination Agreement
In connection with the Closing, the Company and the Sponsor will enter into a director nomination agreement (the “Director Nomination Agreement”) pursuant to which PubCo agrees to nominate an individual designated by the Sponsor to serve on the board of directors of the PubCo as a Class III director of PubCo, effective as of immediately after the Effective Time.
The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, Sponsor Support Agreement, Drilling Tools Stockholder Support Agreement, Registration Rights Agreement, Drilling Tools Stockholder Lock-up Agreement and Director Nomination Agreement, copies of which are filed with this Current Report on Form 8-K filed on February 14, 2023.
Second Extension
On March 3, 2023, the Company extended the date by which the Company has to consummate a business combination from March 6, 2023 to June 6, 2023 (the “Second Extension”). The Second Extension is the second of two three-month extensions permitted under the Company’s governing documents. On March 2, 2023, the Company issued a promissory note in the principal amount of $2,070,000 (the “Second Extension Payment”) to an affiliate of the Company’s Sponsor in connection with the Second Extension. In connection with the Second Extension, the Sponsor has notified the Company that the Second Extension Payment (representing $0.10 per public share) was deposited into the Company’s trust account on March 6, 2023.
Amendment to the Business Combination Marketing Agreement
In connection with the Merger Agreement on February 13, 2023, the Company has amended EarlyBirdCapital’s fees under the Business Combination Marketing Agreement (See Note 6).

Annex A
AGREEMENT AND PLAN OF MERGER
dated as of
February 13, 2023
by and among
ROC ENERGY ACQUISITION CORP.,
ROC MERGER SUB, INC.,
and
DRILLING TOOLS INTERNATIONAL HOLDINGS, INC.

A-i

A-ii

A-iii

Exhibits
Exhibit A – Form of PubCo Bylaws
Exhibit B – Form of PubCo Charter
Exhibit C – Form of Acquiror Incentive Plan
Exhibit D – Form of Surviving Company Bylaws
Exhibit E – Form of Surviving Company Charter
Exhibit F – Form of Director Nomination Agreement
Exhibit G – Form of Lock-Up Agreement

A-iv

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”), dated as of February 13, 2023, is entered into by and among ROC Energy Acquisition Corp., a Delaware corporation (prior to the Effective Time, “Acquiror” and, at and after the Effective Time, “PubCo”), ROC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Drilling Tools International Holdings, Inc., a Delaware corporation (the “Company”). Acquiror, Merger Sub and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Article I of this Agreement.
RECITALS
WHEREAS, Acquiror is a special purpose acquisition company incorporated to acquire one or more operating businesses through a Business Combination;
WHEREAS, Merger Sub is a newly formed, wholly-owned, direct subsidiary of Acquiror, and was formed for the sole purpose of the Merger;
WHEREAS, subject to the terms and conditions of this Agreement, at the Closing, Merger Sub is to merge with and into the Company pursuant to the Merger, with the Company surviving as the Surviving Company;
WHEREAS, in connection with the Merger, the stockholders of the Company will be entitled to receive merger consideration in the form of the right to receive cash and stock in PubCo, as more fulsomely described in this Agreement;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, the Sponsor entered into a letter agreement (the “Sponsor Support Agreement”) with Acquiror and the Company;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, certain Company Stockholders have entered into Support Agreements (each, a “Company Support Agreement”) with Acquiror;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, Acquiror, certain Acquiror Stockholders and certain Company Stockholders who will receive common stock of PubCo (the “PubCo Common Stock”) pursuant to Article III have entered into that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), to be effective upon the Closing;
WHEREAS, in connection with the Merger and following the execution and delivery of this Agreement, Acquiror intends to enter into subscription agreements (collectively, the “Subscription Agreements”) with Equity Investors, pursuant to which each Equity Investor will commit to invest cash in Acquiror in order to acquire Acquiror Common Stock in a private placement or placements, as applicable, prior to or in connection with the Closing;
WHEREAS, in connection with the Merger, Acquiror shall adopt the amended and restated bylaws (the “PubCo Bylaws”) in the form set forth on Exhibit A;
WHEREAS, in connection with the Merger, Acquiror shall adopt, subject to obtaining the Acquiror Stockholder Approval, the amended and restated certificate of incorporation (the “PubCo Charter”) in the form set forth on Exhibit B, to provide for, among other things an increase in the number of authorized shares of PubCo Common Stock;
WHEREAS, at the Closing, the shares of Company Preferred Stock will be converted into cash and shares of PubCo Common Stock and the shares of Company Common Stock will be converted into shares of PubCo Common Stock;
WHEREAS, pursuant to the Acquiror Organizational Documents, Acquiror shall provide an opportunity to its stockholders to have their Acquiror Common Stock redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement, the Acquiror Organizational Documents, the Trust Agreement, and the Proxy Statement in conjunction with, inter alia, obtaining approval from the stockholders of Acquiror for the Business Combination (the “Offer”);
WHEREAS, prior to the consummation of the Transactions, Acquiror shall, subject to obtaining the Acquiror Stockholder Approval, adopt the stock incentive plan (the “Acquiror Incentive Plan”) in the form set forth on Exhibit C;
WHEREAS, each of the parties intends that, for U.S. federal income tax purposes, (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations and (ii) this Agreement be adopted as a “plan of reorganization” for purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g) (the “Intended Tax Treatment”); and
WHEREAS, the respective boards of directors or similar governing bodies of each of Acquiror, Merger Sub and the Company have each (i) approved and declared advisable the Transactions upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL (as defined below) and (ii) recommended to their respective stockholders the approval and adoption of this Agreement and the Transactions.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, Acquiror, Merger Sub and the Company agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
1.01   Definitions.   As used herein, the following terms shall have the following meanings:
“Acquiror” has the meaning specified in the preamble hereto.
“Acquiror Affiliate Agreement” has the meaning specified in Section 5.20.
“Acquiror and Merger Sub Representations” means the representations and warranties of each of Acquiror and Merger Sub expressly and specifically set forth in Article V of this Agreement, as qualified by the Acquiror and Merger Sub Schedules. For the avoidance of doubt, the Acquiror and Merger Sub Representations are solely made by Acquiror and Merger Sub.
“Acquiror and Merger Sub Schedules” means the disclosure schedules of Acquiror and Merger Sub.
“Acquiror Benefit Plans” has the meaning set forth in Section 5.06.
“Acquiror Board” means the board of directors of Acquiror.
“Acquiror Board Recommendation” has the meaning specified in Section 8.03(d).
“Acquiror Common Stock” means Acquiror’s Common Stock, par value $0.0001 per share.
“Acquiror Cure Period” has the meaning specified in Section 10.01(c).
“Acquiror Incentive Plan” has the meaning specified in the recitals hereto.
“Acquiror Incentive Plan Proposal” has the meaning specified in Section 8.03(c).
“Acquiror Organizational Documents” means the Certificate of Incorporation and Acquiror’s bylaws, in each case as may be amended from time to time in accordance with the terms of this Agreement.
“Acquiror Private Placement Rights” has the meaning ascribed to it in the Acquiror SEC Reports as of the date of this Agreement.
“Acquiror Private Placement Units” has the meaning ascribed to it in the Acquiror SEC Reports as of the date of this Agreement.

“Acquiror Public Right” has the meaning ascribed to it in the Acquiror SEC Reports as of the date of this Agreement.
“Acquiror Public Unit” has the meaning ascribed to it in the Acquiror SEC Reports as of the date of this Agreement.
“Acquiror Rights” means, collectively, the Acquiror Public Rights and the Acquiror Private Placement Rights.
“Acquiror SEC Reports” has the meaning specified in Section 5.11(a).
“Acquiror Stockholder” means a holder of Acquiror Common Stock.
“Acquiror Stockholder Approval” has the meaning specified in Section 5.02(b).
“Acquiror Units” means, collectively the Acquiror Public Units and Acquiror Private Placement Units.
“Acquisition Proposal” has the meaning specified in Section 8.10(c).
“Action” means any claim, action, suit, assessment, arbitration or proceeding, in each case that is by or before any Governmental Authority.
“Additional Proposal” has the meaning specified in Section 8.03(c).
“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.
“Agreement” has the meaning specified in the preamble hereto.
“Aggregate Company Cash Consideration” means $11,000,002.
“Aggregate Company Preferred Stock Consideration” means a number of shares of PubCo Common Stock equal to the difference between:
(a)   the Per Share Company Common Stock Consideration multiplied by the As Converted Preferred Share Count; minus
(b)   the Aggregate Company Cash Consideration divided by the Closing Share Price.
“Aggregate Company Stock Consideration” means a number of shares of PubCo Common Stock equal to the sum of (a) the Company Equity Value divided by the Closing Share Price plus (b) the Variable Stock Amount.
“As Converted Preferred Share Count” the number of shares of Company Common Stock issuable upon conversion of all of the shares of Company Preferred Stock issued and outstanding as of immediately prior to the Effective Time.
“Amendment Proposal” has the meaning specified in Section 8.03(c).
“Ancillary Agreements” means this Agreement, PubCo Bylaws, PubCo Charter, the Sponsor Support Agreement, the Company Support Agreements, the Registration Rights Agreement, the Lock-up Agreements, the Subscription Agreements and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.
“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including the U.S. Foreign Corrupt Practices Act, as amended (FCPA), and the U.S. Travel Act, 18 U.S.C. § 1952.
“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Audited Financial Statements” has the meaning specified in Section 4.08.
“Business Combination” has the meaning ascribed to such term in the Certificate of Incorporation.
“Business Combination Proposal” has the meaning set forth in Section 7.07.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Houston, Texas are authorized or required by Law to close.
“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Acquiror, filed with the Secretary of State of the State of Delaware on December 1, 2021.
“Certificate of Merger” has the meaning specified in Section 2.01.
“Change in Recommendation” has the meaning set forth in Section 8.03(d).
“Claim” means any demand, claim, action, legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.
“Closing” has the meaning specified in Section 2.03.
“Closing Date” has the meaning specified in Section 2.03.
“Closing Share Price” means $10.10.
“Code” has the meaning specified in the recitals hereto.
“Company” has the meaning specified in the preamble hereto.
“Company Affiliate Agreement” has the meaning specified in Section 4.22.
“Company Benefit Plan” has the meaning specified in Section 4.14(a).
“Company Board” means the board of directors of the Company.
“Company Board Recommendation” has the meaning specified in Section 8.03(e).
“Company Capital Stock” means, as applicable, Company Common Stock and Company Preferred Stock.
“Company Certificate of Incorporation” means the Second Amended and Restated Certificate of Formation of the Company, as amended.
“Company Equity Value” means $209,273,033, which is the sum of the Company Rollover Equity Value plus the Aggregate Company Cash Consideration.
“Company Common Stock” has the meaning specified in Section 4.06(a).
“Company Cure Period” has the meaning specified in Section 10.01(b).
“Company Fully Diluted Shares” means the sum (without duplication) of:
(a)   the aggregate number of shares of Company Common Stock issued and outstanding as of immediately prior to the Effective Time; plus
(b)   the As Converted Preferred Share Count; plus
(c)   the aggregate number of shares of Company Common Stock issuable upon exercise of all Company Stock Options outstanding as of immediately prior to the Effective Time.
“Company Group” means the Company and each Company Subsidiary.
“Company Group Member” means the Company or any Company Subsidiary.
“Company Intellectual Property” means all Owned Intellectual Property and all Intellectual Property used or held for use in connection with the conducting the business of the Company Group Members.

“Company Option” has the meaning specified in Section 3.05(a).
“Company Preferred Stock” has the meaning specified in Section 4.06(a).
“Company Related Party Contract” has the meaning specified in Section 4.26.
“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in Article IV of this Agreement, as qualified by the Company Schedules. For the avoidance of doubt, the Company Representations are solely made by the Company.
“Company Requisite Approval” has the meaning specified in Section 4.03.
“Company Rollover Equity Value” means $198,273,031.
“Company Schedules” means the disclosure schedules of the Company.
“Company Stockholder” means the holder of either a share of Company Common Stock or a share of Company Preferred Stock.
“Company Stock Plan” means the Company’s 2012 Nonqualified Stock Option Equity Incentive Plan.
“Company Subsidiaries” has the meaning specified in Section 4.02.
“Company Support Agreements” has the meaning specified in the recitals.
“Confidential Data” means all data for which the Company is required by Law, Contract or privacy policy to keep confidential or private, including all such data transmitted to the Company by customers of the Company or Persons that interact with the Company.
“Consent Solicitation Statement” means the consent solicitation statement with respect to the solicitation by the Company of the Company Requisite Approval.
“Consultant Contracts” has the meaning specified in Section 4.14(c).
“Contract” means any legally binding contract, agreement, subcontract, lease, or purchase order (other than any Company Benefit Plans).
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.
“Deadline Extension Loans” means any loans provided by the Sponsor or its Affiliates to Acquiror for the purpose of extending the date by which Acquiror must consummate a business combination.
“DGCL” means the Delaware General Corporation Law.
“Director Nomination Agreement” has the meaning specified in Section 9.02(d).
“Dissenting Shares” has the meaning specified in Section 3.10.
“Effective Time” has the meaning specified in Section 2.01.
“Environmental Laws” means any and all applicable Laws relating to pollution or protection, preservation or remediation of the environment (including natural resources) or human health and safety, including but not limited to the use, storage, emission, disposal or release of or exposure to Hazardous Materials.
“Environmental Permits” has the meaning specified in Section 4.20(b).
“Equity Financing” means the aggregate amount of cash actually invested in (or contributed to) Acquiror by the Equity Investors pursuant to any Subscription Agreements.
“Equity Investor” means any Person that is a party to a Subscription Agreement.
“ERISA” has the meaning specified in Section 4.14(a).

“ERISA Affiliate” has the meaning specified in Section 4.14(e).
“Estimated Aggregate Company Stock Consideration Statement” has the meaning specified in Section 3.06(a).
“Estimated Closing Statement” has the meaning specified in Section 3.06(b).
“Exchange Act” means the Securities Exchange Act of 1934.
“Final Aggregate Company Stock Consideration Statement” has the meaning specified in Section 3.06(a).
“Final Closing Statement” has the meaning specified in Section 3.06(b).
“Financial Derivative/Hedging Arrangement” means any transaction (including an agreement with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any combination of these transactions.
“Financial Statements” has the meaning specified in Section 4.07.
“Former Company Stockholder” has the meaning specified in Section 3.11.
“GAAP” means United States generally accepted accounting principles, consistently applied.
“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“Hazardous Material” means any material, substance or waste that is listed, regulated, or defined as “hazardous,” “toxic,” or “radioactive” (or words of similar intent or meaning) under Environmental Laws, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, per- and polyfluoroalkyl substances or pesticides.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.
“Indebtedness” means, with respect to any Person, without duplication, any obligations (whether or not contingent) consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) amounts owing as deferred purchase price for property or services, including “earnout” payments, (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (d) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (e) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (f) obligations under capitalized leases, (g) obligations under any Financial Derivative/Hedging Arrangement, (h) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (g) above and (i) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations; provided, however, that Indebtedness shall not include accounts payable to trade creditors and accrued expenses arising in the ordinary course of business.
“Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Regulatory Consent Authority relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission or any subpoena, interrogatory or deposition.
“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) patents, industrial designs, and utility models and applications for any of the foregoing, including all provisionals, divisionals, continuations, continuations-in-part, requests for continuing examination, reissues, reexaminations, renewals and extensions of any of the foregoing and all rights to claim priority of any of the foregoing; (ii) trademarks, service marks, certification marks, trade names, trade dress, logos, slogans, tag lines, fictitious business names, uniform resource locators, internet domain names, social media accounts and handles, and all other source or business identifiers or designators of origin (whether registered or unregistered), registrations and applications, for registration of, and renewals and extensions of, any of the foregoing, and all common law rights in and goodwill associated with any of the foregoing (collectively, “Trademarks”); (iii) works of authorship, websites, copyrights, mask work rights, database rights, and design rights (all whether registered or unregistered); registrations and applications for registration of, and all renewals and extensions of, any of the foregoing and all moral rights associated with any of the foregoing; (iv) all economic rights of authors and inventors, however denominated; (v) trade secrets and other proprietary and confidential information and data, including inventions (whether or not patentable or reduced to practice), invention disclosures, ideas, developments, improvements, know-how, designs, drawings, algorithms, source code, methods, processes, techniques, formulae, research and development, compilations, compositions, manufacturing processes, production processes, devices, specifications, reports, analyses, data, data analytics, customer lists, supplier lists, pricing information, cost information, business plans, business proposals, marketing plans, and marketing proposals (collectively, “Trade Secrets”); (vi) Software; (vii) artificial intelligence technologies, machine learning technologies and deep learning technologies including any and all proprietary algorithms, software or systems that make use of or employ neural networks, statistical learning algorithms, or reinforcement learning, and proprietary embodied AI and related hardware or equipment; (viii) any rights recognized under applicable Law that are equivalent or similar to any of the foregoing; and; (ix) all rights to sue and collect damages for past, present and future infringement of and other violations of any of the foregoing.
“Intended Tax Treatment” has the meaning specified in the recitals hereto.
“Interim Period” has the meaning specified in Section 6.01.
“International Trade Laws” means any Law relating to international trade, including: (i) import laws and regulations administered by U.S. Customs and Border Protection, (ii) export control regulations issued by the U.S. Department of State pursuant to the International Traffic in Arms Regulations (22 C.F.R. 120 et seq.) and/or the U.S. Department of Commerce pursuant to the Export Administration Regulations (15 C.F.R. 730 et seq.); (iii) sanctions laws and regulations as administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (31 C.F.R. Part 500 et seq.); (iv) U.S. anti-boycott laws and requirements (Section 999 of the US Internal Revenue Code of 1986, as amended, or related provisions, or under the Export Administration Act, as amended, 50 U.S.C. App. Section 2407 et seq.).
“IT Systems” means the Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology and telecommunications assets, systems, and equipment, and all associated documentation, in each case, owned, used, held for use, leased, outsourced or licensed by or for a Company Group Member for use in the conduct of its business as it is currently conducted.
“JOBS Act” has the meaning specified in Section 7.11.
“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.
“Leased Real Property” means all real property leased, subleased, licensed or otherwise occupied by a Company Group Member.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, covenant, restriction, security interest, title defect, encroachment or other survey defect, or other lien or encumbrance of any kind, except for any restrictions arising under any applicable Securities Laws.
“Lock-Up Agreement” means a lock-up agreement in the form of Exhibit G hereto.
“Material Adverse Effect” means any event, change or circumstance that has a material adverse effect on the assets, business, results of operations or financial condition of the Company; provided, however, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (a) any change in applicable Laws or GAAP after the date hereof or any official interpretation thereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, including any change in oil and gas prices, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees, (d) any change generally affecting any of the industries or markets in which the Company and its Subsidiaries operate or the economy as a whole, (e) the compliance with the terms of this Agreement or the taking of any action required by this Agreement or with the prior written consent of Acquiror, (f) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, pandemic, weather condition, explosion fire, act of God or other force majeure event including, for the avoidance of doubt, COVID-19, and any Law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or any industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such Law, directive, pronouncement or guideline or interpretation thereof following the date of this Agreement or the Company’s compliance therewith, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company and its Subsidiaries operate, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack (including any internet or “cyber” attack or hacking) upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (h) any failure of the Company to meet any projections, forecasts or budgets (provided that clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect to the extent not described in clauses (a)  – (i) of this definition of Material Adverse Effect) or (i) any actions taken, or failures to take action, or such other changes or events, in each case, which Acquiror has requested or to which it has consented, except in the case of clause (a), (b), (d), (f) and (g) to the extent that such change has a disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other industry participants.
“Material Contracts” has the meaning specified in Section 4.13(a).
“Material Permits” has the meaning specified in Section 4.24.
“Merger” has the meaning specified in Section 2.01.
“Merger Sub” has the meaning specified in the preamble hereto.
“Minimum Cash Condition” has the meaning specified in Section 9.01(h).
“Multiemployer Plan” has the meaning specified in Section 4.14(e).
“Named Parties” means (i) with respect to this Agreement, the Company, Acquiror and Merger Sub (and their permitted successors and assigns), and (ii) with respect to any Ancillary Agreement, the parties named in the preamble thereto (and their permitted successors and assigns), and “Named Party” means any of them.

“Nasdaq” means the Nasdaq Global Market.
“Nondisclosure Agreement” has the meaning specified in Section 11.09.
“Offer” has the meaning specified in the recitals hereto.
“Organizational Documents” means any charter, certificate of incorporation, certificate of formation, articles of association, bylaws, partnership agreement, operating agreement or similar formation or governing documents and instruments.
“Outstanding Acquiror Expenses” has the meaning specified in Section 3.09(b).
“Outstanding Company Expenses” has the meaning specified in Section 3.09(a).
“Owned Company Software” means all Software owned or purported to be owned by a Company Group Member.
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company and includes the Owned Company Software.
“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).
“Per Share Company Common Stock Consideration” means a number of shares of PubCo Common Stock equal to the quotient of (a) the Aggregate Company Stock Consideration divided by (b) the Company Fully Diluted Shares.
“Per Share Company Preferred Cash Consideration” means the quotient of (a) the Aggregate Company Cash Consideration divided by (b) the number of issued and outstanding shares of Company Preferred Stock as of immediately prior to the Effective Time.
“Per Share Company Preferred Stock Consideration” means a number of shares of PubCo Common Stock equal to (i) the Aggregate Company Preferred Stock Consideration divided by (ii) the number of issued and outstanding shares of Company Preferred Stock as of immediately prior to the Effective Time.
“Permits” means all permits, licenses, certificates of authority, authorizations, approvals, registrations, variances, exemptions and other similar consents issued by or obtained from a Governmental Authority.
“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens (A) that arise in the ordinary course of business, (B) that relate to amounts not yet delinquent or (C) that are being contested in good faith through appropriate Actions, and either are not material or appropriate reserves for the amount being contested have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for current period Taxes not yet delinquent or for Taxes that are being contested in good faith through appropriate Actions that are sufficiently reserved for on the Financial Statements in accordance with GAAP, (iv) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property, (v) non-exclusive licenses of Owned Intellectual Property entered into in the ordinary course of business consistent with past practice, (vi) Liens that secure obligations that are reflected as liabilities on the balance sheet included in the Unaudited Financial Statements or Liens the existence of which is referred to in the notes to the balance sheet included in the Unaudited Financial Statements, (vii) in the case of Leased Real Property, matters that would be disclosed by an accurate survey or inspection of such Leased Real Property, which do not materially interfere with the current use or occupancy of any Leased Real Property, (viii) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities, which do not materially interfere with the current use or occupancy of any Leased Real Property, (ix) statutory Liens of landlords for amounts that (A) are not due and payable, (B) are being contested in good faith by appropriate proceedings and either are not material or appropriate reserves for the amount being contested have been established in accordance with GAAP or (C) may thereafter be paid without penalty and (x) Liens described on Schedule 1.01(b) or incurred in connection with activities permitted under Section 6.01 hereof (including, for the avoidance of doubt, any refinancings of existing indebtedness of the Company).
“Person” means any individual, firm, corporation, partnership (limited or general), limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.
“Personal Information” means any data that constitutes sensitive personal information or sensitive personal data under any Law, excluding any such personal information that could be in a public record.
“Privacy and Security Requirements” means, to the extent applicable to the Company, (a) any Laws relating to privacy and data security, including laws regulating the Processing of Protected Data; (b) the Payment Card Industry Data Security Standard issued by the PCI Security Standards Council, as it may be amended from time to time (“PCI DSS”) and any other privacy- or data security- related industry standards to which the Company is legally or contractually bound or has publicly represented with which it complies; (c) all Contracts between the Company and any Person that is applicable to the PCI DSS, privacy, data security and/or the Processing of Protected Data; and (d) all Company policies and procedures relating to the PCI DSS, privacy, data security and/or the Processing of Protected Data, including without limitation all Company website and Company mobile application privacy policies and internal information security procedures.
“Processing” means the creation, collection, use (including, without limitation, for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).
“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed or otherwise made available by or on behalf of a Company Group Member, or from which a Company Group Member has derived previously, is currently deriving or is scheduled to derive, revenue from the sale or provision thereof.
“Proposals” has the meaning specified in Section 8.03(c).
“Protected Data” means Personal Information and Confidential Data.
“Proxy Statement” means the proxy statement filed by Acquiror as part of the Registration Statement with respect to the Special Meeting for the purpose of soliciting proxies from Acquiror Stockholders to approve the Proposals (which shall also provide the Acquiror Stockholders with the opportunity to redeem their shares of Acquiror Common Stock in conjunction with a stockholder vote on the Business Combination).
“PubCo” has the meaning specified in the recitals hereto.
“PubCo Board” means the board of directors of PubCo.
“PubCo Bylaws” has the meaning specified in the recitals hereto.
“PubCo Charter” has the meaning specified in the recitals hereto.
“PubCo Common Stock” means PubCo’s common stock, par value $0.0001 per share.
“PubCo Option” has the meaning specified in Section 3.05(a).
“Public Shares” has the meaning ascribed to it in the Acquiror SEC Reports as of the date of this Agreement.
“Publicly Available Software” means (i) any Software that is distributed as free software or open source software (including Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, any Creative Commons “ShareAlike” license, the Server Side Public License, or the Apache Software License), or pursuant to open source, copyleft, or similar licensing and distribution models; and (ii) any Software that requires as a condition of use, modification, and/or distribution of such Software that such Software or other Software incorporated into, linked to, derived from, or distributed with such Software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no or minimal charge.
“Real Estate Lease Documents” has the meaning specified in Section 4.19(b).
“Redeeming Stockholder” means an Acquiror Stockholder who demands that Acquiror redeem its Acquiror Common Stock for cash in connection with the Offer and in accordance with the Acquiror Organizational Documents.
“Redetermination Date” has the meaning specified in Section 3.11.
“Redetermination Date Closing Statement” has the meaning specified in Section 3.11.
“Registered Intellectual Property” means all of the Owned Intellectual Property that is the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by any Governmental Authority, quasi-governmental authority, or registrar.
“Registration Rights Agreement” has the meaning specified in the recitals hereto.
“Registration Statement” has the meaning specified in Section 8.03(a).
“Regulatory Consent Authorities” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable.
“Representative” means, as to any Person, any of the officers, directors, managers, employees, agents, counsel, accountants, financial advisors, lenders, debt financing sources and consultants of such Person.
“Sanctioned Country” means any country or region that is or has in the past five (5) years been the subject or target of a comprehensive embargo under Sanctions Laws (including Cuba, Iran, North Korea, Venezuela, Sudan, Syria, and the Crimea region of Ukraine).
“Sanctioned Person” means any individual or entity that is the subject or target of sanctions or restrictions under Sanctions Laws, including: (a) any Person listed on any U.S. or foreign sanctions- or export-related restricted or prohibited party list, including OFAC’s Specially Designated Nationals and Blocked Persons List, OFAC’s Sectoral Sanctions Identification List, the Entity, Denied Persons and Unverified Lists maintained by the U.S. Department of Commerce, the UN Security Council Consolidated List, and the EU Consolidated List; (b) any Person that is, in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) any national of a Sanctioned Country.
“Sanctions Laws” means all U.S. and foreign Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State), the United Nations Security Council, and the European Union.
“Schedules” means the Acquiror and Merger Sub Schedules and the Company Schedules.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.
“Security Breach” means any (i) security breach or breach of Protected Data under applicable Privacy and Security Requirements or any unauthorized access, acquisition, use, disclosure, modification, deletion, or destruction of Protected Data or the Company’s own confidential information; or (ii) unauthorized interference with system operations or security safeguards of IT Systems, including any phishing incident or ransomware attack.

“Software” means any and all (a) computer programs and firmware, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other documentation used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.
“Special Meeting” means a meeting of the holders of Acquiror Common Stock to be held for the purpose of approving the Proposals.
“Sponsor” means, ROC Energy Holdings, LLC, a Delaware limited liability company.
“Sponsor Nominated Director” has the meaning specified in Section 2.05(a).
“Sponsor Support Agreement” has the meaning specified in the recitals hereto.
“Stock Issuance Proposal” has the meaning specified in Section 8.03(c).
“Stockholder Action” has the meaning specified in Section 7.08.
“Subscription Agreement” has the meaning specified in the recitals hereto.
“Subscription Fees” means any and all capital markets advisory fees incurred by Acquiror in connection with the Equity Financing that become due and payable on or prior to the Closing.
“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a general or limited partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.
“Substitute Awards” has the meaning specified in Section 3.05(b).
“Supplier” means any Person that supplies inventory or other materials or personal property, components, or other goods or services (including, design, development and manufacturing services) that comprise or are utilized in, including in connection with the design, development, manufacture or sale of, the Products of a Company Group Member.
“Surviving Company” has the meaning specified in Section 2.01.
“Surviving Company Bylaws” means the form of bylaws set forth on Exhibit D.
“Surviving Company Charter” means the form of amended and restated certificate of incorporation set forth on Exhibit E.
“Surviving Provisions” has the meaning specified in Section 10.02.
“Tax” means any federal, state, provincial, territorial, local, foreign and other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment, withholding, payroll, ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, sales, use, or other tax, governmental fee or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority.
“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.
“Terminating Acquiror Breach” has the meaning specified in Section 10.01(c).

“Terminating Company Breach” has the meaning specified in Section 10.01(b).
“Termination Date” has the meaning ascribed to such term in the Certificate of Incorporation, as may be extended or amended in accordance with the Certificate of Incorporation, this Agreement and applicable Law and shall not be any later than June 6, 2023 without the Company’s written consent.
“Transaction Proposal” has the meaning specified in Section 8.03(c).
“Transactions” means the transactions contemplated by this Agreement to occur at or prior to the Closing on the Closing Date, including the Merger.
“Treasury Regulations” means the regulations promulgated under the Code.
“Trust Account” has the meaning specified in Section 5.08(a).
“Trust Agreement” has the meaning specified in Section 5.08(a).
“Trustee” has the meaning specified in Section 5.08(a).
“Unaudited Financial Statements” has the meaning specified in Section 4.08.
“Variable Stock Amount” means, (i) for purposes of Section 3.01, Section 3.06 and determining the Aggregate Company Stock Consideration as of the Closing Date, the Forfeited Founder Share Merger Consideration, as determined pursuant to the Sponsor Support Agreement; and (ii) for purposes of Section 3.11 and determining the Aggregate Company Stock Consideration as of the Redetermination Date, the Forfeited Founder Share Merger Consideration, as determined pursuant to the Sponsor Support Agreement plus any share of PubCo Common Stock to be issued to the Former Company Stockholders after the Effective Time pursuant to the Sponsor Support Agreement, including Section 4.8(c) of the Sponsor Support Agreement.
“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.
“Working Capital Loans” means any loans provided by the Sponsor or its Affiliates to Acquiror for the purpose of funding working capital expenses incurred in good faith by Acquiror in the ordinary course of business.
1.02   Construction.
(a)   Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation”, and (vi) the word “or” shall be disjunctive but not exclusive.
(b)   When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s or Acquiror’s business, as applicable, consistent with past practice.
(c)   Any reference in this Agreement to “PubCo” shall also mean Acquiror to the extent the matter relates to the pre-Closing period and any reference to “Acquiror” shall also mean “PubCo” to the extent the matter relates to the post-Closing period (including, for the purposes of this Section 1.02(c), the Effective Time).
(d)   Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(e)   Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.
(f)   The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.
(g)   Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.
(h)   All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
(i)   The phrases “delivered,” “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been (A) provided no later than one (1) calendar day prior to the date of this Agreement to the party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement or (ii) by delivery to such party or its legal counsel via electronic mail or hard copy form, or (B) with respect to Acquiror, filed with the SEC by Acquiror on or prior to the date hereof.
1.03   Knowledge.   For the purposes of this Agreement, the phrase “to the knowledge” shall mean the actual knowledge of, in the case of the Company, Wayne Prejean and David Johnson, and in the case of Acquiror, Daniel Kimes and Rosemarie Cicalese.
ARTICLE II
THE MERGER; CLOSING
2.01   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), with the Company being the surviving corporation (which is sometimes hereinafter referred to for the periods at and after the Effective Time as the “Surviving Company”) following the Merger and the separate corporate existence of Merger Sub shall cease. The Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger between Merger Sub and the Company (the “Certificate of Merger”), such Merger to be consummated immediately upon filing of the Certificate of Merger or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).
2.02   Effects of the Merger.   The Merger shall have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing and subject thereto, by virtue of the Merger and without further act or deed, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.
2.03   Closing.   Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place electronically through the exchange of documents via e-mail or facsimile on the date which is three (3) Business Days after the date on which all conditions set forth in Article IX shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” Subject to the satisfaction or waiver of all of the conditions set forth in Article IX of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, on the Closing Date, the Company and Merger Sub shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware.

2.04   Organizational Documents of Acquiror and the Surviving Company.
(a)   At the Closing and immediately prior to the Effective Time, the Certificate of Incorporation and the bylaws of Acquiror shall be amended and restated in their entirety to be the PubCo Charter and the PubCo Bylaws, respectively, until thereafter supplemented or amended in accordance with their terms and the DGCL. The name of PubCo, as stated in the PubCo Charter, shall be “Drilling Tools International Corporation” or as otherwise mutually agreed upon by Acquiror and the Company.
(b)   At the Effective Time by virtue of the Merger, the Company Certificate of Incorporation and the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to be the Surviving Company Charter and the Surviving Company Bylaws, respectively, until thereafter supplemented or amended in accordance with their terms and the DGCL.
2.05   Directors and Officers of Acquiror and the Surviving Company.
(a)   Except as otherwise directed in writing by the Company, and conditioned upon the occurrence of the Closing, subject to any limitation with respect to any specific individual imposed under applicable Laws and the listing requirements of Nasdaq (for the avoidance of doubt, after giving effect to any exemptions available to a controlled company), Acquiror shall take all actions necessary or appropriate (including securing resignations or removals and making such appointments as are necessary) to cause, effective as of the Closing, the PubCo Board to consist of the persons designated by the Company in writing prior to the Closing (including the person contemplated to be on the PubCo Board pursuant to the Director Nomination Agreement). On the Closing Date, Acquiror shall enter into customary indemnification agreements reasonably satisfactory to the Company with such individuals elected as members of the PubCo Board as of the Closing, which indemnification agreements shall continue to be effective immediately following the Closing. For the avoidance of doubt, effective as of the Closing, the PubCo Board shall consist of a total of seven (7) directors, five (5) of whom shall be nominated by the Company, one (1) of whom shall be nominated by the Sponsor (the “Sponsor Nominated Director”), and one (1) of whom shall be PubCo’s Chief Executive Officer. At the Effective Time, the PubCo Board shall have at least four (4) independent directors, one (1) of whom shall be the Sponsor Nominated Director.
(b)   Except as otherwise directed in writing by the Company, and conditioned upon the occurrence of the Closing, Acquiror shall take all actions necessary or appropriate (including securing resignations or removals and making such appointments as are necessary) to cause the Persons constituting the officers of the Company prior to the Effective Time to be the officers of PubCo following the Effective Time (and holding the same titles as held at the Company) until the earlier of their resignation or removal or until their respective successors are duly appointed.
(c)   The Company shall take all necessary action prior to the Effective Time such that (a) each director of the Company in office immediately prior to the Effective Time shall cease to be a director immediately following the Effective Time (including by causing each such director to tender an irrevocable resignation as a director, effective as of the Effective Time) and (b) certain directors or executive officers of the Company, determined by the Company and communicated in writing to Acquiror prior to the Closing Date, shall be appointed to the Board of Directors of the Surviving Company, effective as of immediately following the Effective Time, and, as of such time, shall be the only directors of the Surviving Company (including by causing the Company Board to adopt resolutions prior to the Effective Time that expand or decrease the size of the Company Board, as necessary, and appoint such persons to the vacancies resulting from the incumbent directors’ respective resignations or, if applicable, the newly created directorships upon any expansion of the size of the Company Board). Each person appointed as a director of the Surviving Company pursuant to the preceding sentence shall remain in office as a director of the Surviving Company until his or her successor is elected and qualified or until his or her earlier resignation or removal.
(d)   Except as otherwise directed in writing by the Company, the Persons constituting the officers of the Company prior to the Effective Time shall continue to be the officers of the Surviving Company (and holding the same titles as held at the Company) until the earlier of their resignation or removal or until their respective successors are duly appointed.

ARTICLE III
EFFECTS OF THE MERGER
3.01   Effect on Securities.   Subject to the provisions of this Agreement:
(a)   at the Effective Time, by virtue of the Merger and without any action on the part of any Company Stockholder, subject to and in consideration of the terms and conditions set forth herein, each share of Company Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares), shall be converted into the right to receive the (i) Per Share Company Preferred Cash Consideration in cash and (ii) Per Share Company Preferred Stock Consideration. All of the shares of Company Preferred Stock converted into the right to receive consideration as described in this Section 3.01(a) shall no longer be outstanding and shall cease to exist, and each holder of Company Preferred Stock shall thereafter cease to have any rights with respect to such securities (including any right to accrued but unpaid dividends), except the right to receive the applicable consideration described in this Section 3.01(a) into which such share of Company Preferred Stock shall have been converted into in the Merger;
(b)   at the Effective Time, by virtue of the Merger and without any action on the part of any Company Stockholder, subject to and in consideration of the terms and conditions set forth herein, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than the Dissenting Shares), shall be converted into the right to receive the Per Share Company Common Stock Consideration. All of the shares of Company Common Stock converted into the right to receive consideration as described in this Section 3.01(b) shall no longer be outstanding and shall cease to exist, and each holder of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive the applicable consideration described in this Section 3.01(b) into which such share of Company Common Stock shall have been converted into in the Merger;
(c)   at the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall thereupon be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Company and all such shares shall constitute the only outstanding shares of capital stock of the Surviving Company as of immediately following the Effective Time; and
(d)   at the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each share of Company Capital Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and no payment or distribution shall be made with respect thereto.
3.02   Equitable Adjustments.   If, between the date of this Agreement and the Closing, the outstanding shares of Company Common Stock, shares of Company Preferred Stock or shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, or if there shall have been any breach of Section 5.15(a) of this Agreement by Acquiror with respect to the number of its issued and outstanding shares of Acquiror Common Stock (or any other issued and outstanding equity security interests in Acquiror) or rights to acquire Acquiror Common Stock (or any other equity security interests in Acquiror), then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Company Common Stock, shares of Company Preferred Stock or shares of Acquiror Common Stock (or any other equity security interests in Acquiror), as applicable, will be appropriately adjusted to provide to the holders of Company Common Stock, the holders of shares of Company Preferred Stock or the holders of Acquiror Common Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 3.02 shall not be construed to permit Acquiror, the Company or Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

3.03   Delivery of Merger Consideration.
(a)   At least fifteen (15) Business Days prior to the target Closing Date agreed between the Parties, Acquiror shall provide to the Company, who shall cause to be delivered to each holder of record of Company Capital Stock at the address on the Company’s books for such holder, a letter of transmittal (the “Letter of Transmittal”), which shall (i) have customary representations and warranties as to title, authorization, execution and delivery, (ii) have a customary release of all claims against PubCo and the Company arising out of or related to such holder’s ownership of Company Capital Stock, and (iii) specify that delivery shall be effected, and risk of loss and title to the Company Capital Stock, as applicable, shall pass, only upon delivery of the Company Capital Stock, as applicable, to Acquiror (including all certificates representing Company Capital Stock (each, a “Company Security” and, collectively, the “Company Securities”), to the extent such Company Capital Stock is certificated), together with instructions thereto.
(b)   Upon the receipt of a Letter of Transmittal (accompanied with all Company Securities representing Company Capital Stock, to the extent such Company Capital Stock are certificated) duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by Acquiror, the holder of such Company Capital Stock, as applicable, shall be entitled to receive in exchange therefor, and conditioned upon the occurrence of the Closing, the consideration described in Sections 3.01(a) and 3.01(b) into which such Company Capital Stock have been converted pursuant to Sections 3.01(a) and 3.01(b). Until surrendered as contemplated by this Section 3.03(b) together with the delivery of a duly, completely and validly executed Letter of Transmittal, each share of Company Capital Stock shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the consideration described in Sections 3.01(a) and 3.01(b) which the holders of Company Capital Stock, as applicable, were entitled to receive in respect of such shares pursuant to this Section 3.03(b).
3.04   Lost Securities.   In the event any Company Security has been lost, stolen, mutilated or destroyed, upon the delivery of a duly, completely and validly executed Letter of Transmittal with respect to the shares formerly represented by such Company Security, the making of an affidavit of that fact by the Person claiming such Company Security to be lost, stolen, mutilated or destroyed and, if required by Acquiror, the provision by such Person of a customary indemnity against any claim that may be made against Acquiror with respect to such Company Security, Acquiror shall issue or pay in exchange for such lost, stolen, mutilated or destroyed Company Security the consideration issuable or payable in respect thereof as determined in accordance with this Article III.
3.05   Treatment of Company Options.
(a)   Effective as of the Effective Time, each then-outstanding unexercised option (whether vested or exercisable) to purchase shares of the Company Common Stock granted under any Company Stock Plan (a “Company Option”) shall be assumed by PubCo and shall be converted into a stock option (a “PubCo Option”) to acquire shares of PubCo Common Stock in accordance with this Section 3.05(a). Each such PubCo Option as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company Option immediately prior to the Effective Time (but taking into account any changes thereto provided for in the applicable Company Stock Plan, in any applicable award agreement or in such Company Option by reason of this Agreement or the Transactions). As of the Effective Time, each such PubCo Option as so assumed and converted shall be for that number of shares of PubCo Common Stock determined by multiplying the number of shares of the Company Common Stock subject to such Company Option immediately prior to the Effective Time by the Per Share Company Common Stock Consideration, which product shall be rounded down to the nearest whole number of shares, at a per share exercise price determined by dividing the per share exercise price of such Company Option immediately prior to the Effective Time by the Per Share Company Common Stock Consideration, which quotient shall be rounded up to the nearest whole cent. The Company shall terminate the Company Stock Plan as of the Effective Time. As of the Effective Time, all Company Options shall no longer be outstanding and each holder of PubCo Options shall cease to have any rights with respect to such Company Options, except as set forth in this Section 3.05(a).

(b)   Notwithstanding the foregoing, the conversions described in this Section 3.05 will be subject to such modifications, if any, as are required to cause the conversion to be made in a manner consistent with the requirements of Treasury Regulations Section 1.409A-1(b)(5)(v)(D). Following the Effective Time, each PubCo Option shall be subject to the Acquiror Incentive Plan (and considered “Substitute Awards” for purposes thereof) and to the same terms and conditions, including, without limitation, any vesting conditions, as had applied to the corresponding Company Option as of immediately prior to the Effective Time, except for such terms rendered inoperative by reason of the Transactions, subject to such adjustments as reasonably determined by the PubCo Board to be necessary or appropriate to give effect to the conversion or the Transactions.
3.06   Closing Calculations.
(a)   As soon as practicable following the Special Meeting and measurement of redemptions by Acquiror pursuant to the Offer, and no later than two (2) Business Days prior to the Closing Date, Acquiror shall provide the Company a statement (the “Estimated Aggregate Company Stock Consideration Statement”) setting forth Acquiror’s good faith estimate of the (i) the Variable Stock Amount and (ii) the Aggregate Company Stock Consideration and reasonable detail supporting the calculation thereof. Following delivery of the Estimated Aggregate Company Stock Consideration Statement, if the Company has any comment with respect to any amounts included in the Estimated Aggregate Company Stock Consideration Statement, Acquiror shall consider such comments in good faith and shall revise the Estimated Aggregate Company Stock Consideration Statement to give effect to such comments, except to the extent that Acquiror reasonably determines that a comment is inconsistent with this Agreement or any Ancillary Agreement, as applicable. The Estimated Aggregate Company Stock Consideration Statement, revised in accordance with the preceding sentence, shall be the “Final Aggregate Company Stock Consideration Statement.” The amounts set forth in the Final Aggregate Company Stock Consideration Statement shall be final and binding on the Company and Acquiror, and neither Company nor Acquiror shall be entitled to challenge any interpretation or determination made by Acquiror in calculating the amounts set forth in the Final Aggregate Company Stock Consideration Statement.
(b)   Once the Final Aggregate Company Stock Consideration Statement has been determined pursuant to Section 3.06(a), the Company shall provide Acquiror a statement (the “Estimated Closing Statement”) setting forth calculations based on the Aggregate Company Stock Consideration determined in accordance with Section 3.06(a) of the (i) Per Share Company Preferred Cash Consideration, (ii) the Per Share Company Preferred Stock Consideration, (iii) the Per Share Company Common Stock Consideration, and (iv) the amount of each that will be paid to each Company Stockholder. Following delivery of the Estimated Closing Statement, if Acquiror has any comment with respect to any amounts included in the Estimated Closing Statement, the Company shall consider such comments in good faith and shall revise the Estimated Closing Statement to give effect to such comments, except to the extent that the Company reasonably determines a comment is inconsistent with this Agreement and any Ancillary Agreement, as applicable. The Estimated Closing Statement, revised in accordance with the preceding sentence, shall be the “Final Closing Statement.” The amounts set forth in the Final Closing Statement shall be final and binding on all Company Stockholders, and no Company Stockholder shall be entitled to challenge any interpretation or determination made by the Company in calculating the amounts set forth in the Final Closing Statement.
3.07   Withholding.   Each of Acquiror, Merger Sub, the Company, the Surviving Company and their respective Affiliates shall be entitled to deduct and withhold from any amounts otherwise deliverable or payable under this Agreement such amounts that any such Persons are required to deduct and withhold with respect to any of the deliveries and payments contemplated by this Agreement under the Code or any other applicable Law; provided that before making any deduction or withholding pursuant to this Section 3.07 other than with respect to compensatory payments made pursuant to this Agreement, Acquiror shall use commercially reasonably efforts to give the Company at least five (5) days’ prior written notice of any anticipated deduction or withholding (together with any legal basis therefor) to provide the Company with sufficient opportunity to provide any forms or other documentation from the applicable equity holders or take such other steps in order to avoid such deduction or withholding and shall reasonably consult and cooperate with the Company in good faith to attempt to reduce or eliminate any amounts that would otherwise be deducted or withheld pursuant to this Section 3.07. To the extent that Acquiror, Merger Sub, the Company, the Surviving Company or any of their respective Affiliates withholds such amounts with respect to any Person and properly remits such withheld amounts to the applicable Governmental Authority, such withheld amounts shall be treated as having been paid to or on behalf of such Person for all purposes. In the case of any such payment payable to employees of the Company or its Affiliates in connection with the Merger treated as compensation, the parties shall cooperate to pay such amounts through the Company’s payroll to facilitate applicable withholding.
3.08   No Fractional Shares.   Notwithstanding anything to the contrary contained herein, no fractional shares of PubCo Common Stock or certificates or scripts representing such fractional shares shall be issued upon the conversion of Company Common Stock pursuant to Sections 3.01(a), and any such fractional shares or interests therein shall not entitle the owner thereof to vote or to any other rights of a holder of PubCo Common Stock. In lieu of the issuance of any such fractional share, each Person who would otherwise be entitled to a fraction of PubCo Common Stock (after aggregating all fractional shares of PubCo Common Stock that otherwise would be received by such Person) shall have the number of shares of PubCo Common Stock issued to such Person rounded up in the aggregate to the nearest whole number of shares of PubCo Common Stock.
3.09   Payment of Expenses.
(a)   No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, the Company shall provide to Acquiror a written report setting forth a list of the following fees and expenses incurred by or on behalf of the Company or the Company Stockholders in connection with the conduct of the Company’s sale process (including the evaluation and negotiation of business combinations with other third parties) and preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company or the Company Stockholders incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts and financial advisors employed by the Company in connection with the Transactions (collectively, the “Outstanding Company Expenses”). On the Closing Date following the Closing, PubCo shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Company Expenses.
(b)   No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, Acquiror shall provide to the Company a written report setting forth a list of all unpaid fees and disbursements of Acquiror, Merger Sub or the Sponsor for outside counsel and fees and expenses of Acquiror, Merger Sub or the Sponsor or for any other agents, advisors, consultants, experts and financial advisors employed by or on behalf of Acquiror, Merger Sub or the Sponsor in connection with Acquiror’s initial public offering (including any deferred underwriter fees, Deadline Extension Loans and Working Capital Loans), the Transactions or other proposed business combination with other third parties (including the Subscription Fees and in all cases together with written invoices and wire transfer instructions for the payment thereof) (collectively, the “Outstanding Acquiror Expenses”). On the Closing Date, Acquiror shall pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Acquiror Expenses, Deadline Extension Loans and Working Capital Loans.
3.10   Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, shares of Company Capital Stock outstanding immediately prior to the Effective Time and owned by a holder who is entitled to demand and has properly demanded appraisal of such shares in accordance with, and who complies in all respects with, the DGCL (such shares, “Dissenting Shares”) shall not be converted into the right to receive, as applicable, (i) the Per Share Company Preferred Cash Consideration and the Per Share Company Preferred Stock Consideration or (ii) the Per Share Company Common Stock Consideration, and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by the DGCL. At the Effective Time, (a) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (b) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses such holder’s right to appraisal under the DGCL or other applicable

Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into the right to receive, as applicable, (1) the Per Share Company Preferred Cash Consideration and the Per Share Company Preferred Stock Consideration or (2) the Per Share Company Common Stock Consideration, in each case, upon the terms and conditions set forth in this Agreement. The Company shall give Acquiror prompt notice (and in any event within two (2) Business Days) of any demands received by the Company for appraisal of shares of Company Capital Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Acquiror shall have the right to participate in and, following the Effective Time, direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Acquiror, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under the DGCL, or agree or commit to do any of the foregoing.
3.11   Redetermination of Merger Consideration.
(a)   If the Former Company Stockholders are entitled to be issued additional shares of PubCo Common Stock after the Effective Time pursuant to the terms of the Sponsor Support Agreement, then upon the date that the total number of such shares of PubCo Common Stock is finally determined in accordance with the Sponsor Support Agreement (the “Redetermination Date”), PubCo shall prepare a statement (the “Redetermination Date Closing Statement”) setting forth (a) the Aggregate Company Stock Consideration, (b) the Per Share Company Preferred Cash Consideration, (c) the Per Share Company Preferred Stock Consideration, (d) the Per Share Company Common Stock Consideration and (e) the amount of each payable to each Company Stockholder as of immediately prior to the Effective Time (each, a “Former Company Stockholder”), in each case, based on the Variable Stock Amount as determined as of the Redetermination Date. Within five (5) Business Days of the Redetermination Date, for no additional consideration and as part of the consideration payable to each Former Company Stockholder, PubCo shall issue to each Former Company Stockholder a number of shares of PubCo Common Stock equal to the amount by which the number of shares of PubCo Common Stock issuable to the Former Company Stockholder based on the Redetermination Date Closing Statement exceeds the amount of PubCo Common Stock that was actually issued to such Former Company Stockholder pursuant to Section 3.03, rounded up to the nearest whole share in accordance with Section 3.08.
(b)   Any issuance of PubCo Common Stock described under Section 3.11(a) shall be treated as comprised of two components, respectively, a principal component and an interest component, the amounts of which shall be determined as provided in Section 1.483-4(b), example (2), of the Treasury Regulations using the 3-month test rate of interest provided for in Section 1.1274-4(a)(1)(ii) of the Treasury Regulations employing the semi-annual compounding period. As to each such issuance of PubCo Common Stock, such PubCo Common Stock representing the principal component (with a value equal to the principal component) and PubCo Common Stock representing the interest component (with a value equal to the interest component) may be represented by separate share certificates if requested by a Former Company Stockholder.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Company Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant, and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), the Company represents and warrants to Acquiror and Merger Sub as follows:
4.01   Corporate Organization of the Company.
(a)   The Company has been duly incorporated, is validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate entity power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. The Company Certificate of Incorporation and bylaws of the Company previously made available by the Company to Acquiror are true, correct and complete and are in effect as of the date of this Agreement.
(b)   As listed on Schedule 4.01, the Company is licensed or duly qualified and in good standing as a foreign company in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, except where the failure to be so licensed or qualified has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.02   Subsidiaries.   The Subsidiaries of the Company, together with their respective jurisdictions of incorporation or organization and names of their respective equityholders and equity ownership, as of the date hereof, are set forth on Schedule 4.02 (the “Company Subsidiaries”). The Company Subsidiaries have been duly formed or organized, are validly existing under the laws of their respective jurisdictions of incorporation or organization and have the power and authority to own, operate and lease their properties, rights and assets and to conduct their businesses as they are now being conducted, except (other than with respect to due organization and valid existence) in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Company Subsidiary is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which its ownership of tangible property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be in good standing or so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
4.03   Due Authorization.   The Company has all requisite company power and authority to execute and deliver this Agreement and each Ancillary Agreement to this Agreement to which it is a party and (subject to the approvals described in Section 4.05 and the adoption of this Agreement and approval of the Merger by holders of (i) a majority of the voting power of the outstanding shares of Company Capital Stock, voting on an as converted basis, and (ii) a majority of the voting power of the outstanding shares of Company Preferred Stock (the “Company Requisite Approval”)) to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company Board and upon receipt of the Company Requisite Approval, no other company proceeding on the part of the Company is necessary to authorize this Agreement or such Ancillary Agreements or the Company’s performance hereunder or thereunder. This Agreement has been, and each such Ancillary Agreement will be, duly and validly executed and delivered by the Company and, assuming due authorization and execution by each other party hereto and thereto, constitutes, or will constitute, as applicable, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Company Requisite Approval is the only vote of the holders of any class or series of capital stock of the Company required to approve and adopt this Agreement and approve the transactions contemplated hereby.
4.04   No Conflict.   Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.04 or on Schedule 4.04, the execution, delivery and performance of this Agreement and each Ancillary Agreement to this Agreement to which it is a party by the Company and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of, the certificate of formation, bylaws or other organizational documents of the Company, (b) conflict with or result in any violation of any provision of any Law, Permit or Governmental Order applicable to any Company Group Member, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract of the type required to be disclosed in Section 4.13(a), or any Leased Real Property document to which any Company Group Member is a party or by which any of them or any of their respective assets or properties may be bound or affected or (d) result in the creation of any Lien upon any of the properties, equity interests or assets, except, in the case of clauses (b), (c) or (d) above, for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.05   Governmental Authorities; Consents.   Assuming the truth and completeness of the Acquiror and Merger Sub Representations, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of the Company with respect to the Company’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Law, (b) the filing of the Certificate of Merger in accordance with the DGCL, (c) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the Transactions, and (d) as otherwise disclosed on Schedule 4.05.
4.06   Capitalization.
(a)   As of the date hereof, the authorized capital stock of the Company is 100,000,000 shares of capital stock consisting of: (i) 65,000,000 shares of Common Stock, par value $0.01 per share (the “Company Common Stock”) and (ii) 35,000,000 shares of preferred stock, $0.01 per share (the “Company Preferred Stock”). As of the date hereof, there are: 52,363,876 shares of Company Common Stock issued and outstanding and 20,370,377 shares of Company Preferred Stock issued and outstanding.
(b)   All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Securities Law, (iii) were not issued in breach or violation of any preemptive rights or Contract, and (iv) except as set forth on Schedule 4.06(b), are fully vested. Set forth on Schedule 4.06(b) is a true, correct and complete list of each holder of shares of Company Common Stock, Company Preferred Stock or other equity interests of the Company (other than Company Options) and the number of shares of Company Common Stock, Company Preferred Stock or other equity interests held by each such holder as of the date hereof. Except as set forth in this Section 4.06 or on Schedule 4.06(b) or pursuant to the Company Stock Plan, as of the date hereof, there are no other shares of Company Common Stock, Company Preferred Stock or other equity interests of the Company authorized, reserved, issued or outstanding.
(c)   Except for Company Options and the Company Preferred Stock, as of the date hereof there are (x) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Company Common Stock or the equity interests of the Company, or any other Contracts to which the Company is a party or by which the Company is bound obligating the Company to issue or sell any shares of capital stock of, other equity interests in or debt securities of, the Company and (y) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in the Company. As of the date hereof, except as set forth on Schedule 4.06(c) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any securities or equity interests of the Company. Except as set forth on Schedule 4.06(c), there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company’s stockholders may vote. Except as set forth on Schedule 4.06(c), as of the date hereof the Company is not party to any shareholders’ agreement, voting agreement or registration rights agreement relating to its equity interests. With respect to each Company Option, Schedule 4.06(c) sets forth, as of the date hereof, the name of the holder of such Company Option, the number of vested and unvested shares or common stock equivalent covered by such Company Option, the date of grant and the exercise price per share of such Company Option. The Company has made available to Acquiror a true and complete copy of the Company Stock Plan and form of agreement evidencing each Company Option, and has also delivered any other option agreements and restricted share agreements to the extent there are variations from the form of agreement, specifically identifying the Person(s) to whom such variant forms apply. Except as could not reasonably be expected to result in material liability to the Company, each Company Option (A) was granted, in all material respects, in compliance with all applicable Laws and all of the terms and conditions of the Company Stock Plan pursuant to which it was issued, (B) has an exercise price per share equal to or greater than the fair market value of a share of Company Common Stock at the close of business on the date of such grant, (C) has a grant date identical to the date on which the Company’s Board or compensation committee actually awarded such Company Option, (D) qualifies for the tax and accounting treatment afforded to such Company Option in the Company’s tax returns and the Company’s financial statements, respectively, and (E) does not trigger any liability for the holder thereof under Section 409A of the Code.
4.07   Capitalization of Subsidiaries.
(a)   The outstanding capital stock of the Company’s Subsidiaries have been duly authorized and validly issued and are, if applicable, fully paid and non-assessable. The outstanding capital stock of each Company Subsidiary that are owned by the Company, directly or indirectly, are owned free and clear of any Liens (other than Liens arising under applicable Securities Laws or the governing documents of the applicable Company Subsidiary or any Permitted Liens) and have not been issued in violation of preemptive or similar rights.
(b)   Except as set forth on Schedule 4.02, as of the date hereof, there are no outstanding or authorized capital stock of any Company Subsidiary. No Person is entitled to any preemptive or similar rights to subscribe for capital stock of any Company Subsidiary. There are no outstanding contractual obligations of any Company Subsidiary to repurchase, redeem or otherwise acquire any capital stock of any Company Subsidiary, except as set forth in the Organizational Documents of the applicable Company Subsidiary. There are no outstanding bonds, debentures, notes or other indebtedness of any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which such Subsidiaries’ shareholders or members, as applicable, may vote. Except as set forth in the Organizational Documents of the applicable Company Subsidiary or as set forth on Schedule 4.07(b), no Company Subsidiary is a party to any stockholders agreement, voting agreement, proxies, registration rights agreement or other agreements or understandings relating to its capital stock.
(c)   Except for capital stock of any wholly-owned Subsidiary of the Company or as set forth on Schedule 4.07(c), as of the date hereof, none of the Company nor any of the Company Subsidiaries owns any capital stock of any Person. As of the date hereof, no shares of capital stock are held in treasury by any Company Subsidiary.
4.08   Financial Statements.   Attached as Schedule 4.08 are (a) the audited consolidated balance sheets of the Company as of December 31, 2020 and 2021, and the audited consolidated statements of operations and comprehensive income (loss), statements of changes in convertible preferred stock and shareholders’ equity and statements of cash flows of the Company for the years ended December 31, 2020 and 2021, together with the auditor’s reports thereon (the “Audited Financial Statements”), and (b) the unaudited consolidated balance sheet of the Company as of September 30, 2021 and the unaudited consolidated statements of operations and comprehensive income (loss), statements of changes in convertible preferred stock and shareholders’ equity and statements of cash flows of the Company for the nine (9) months ended September 30, 2022 (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations, income (loss), changes in equity and cash flows of the Company as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and other presentation items and normal year-end adjustments) and were derived from the books and records of the Company, and the Audited Financial Statements have been audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor.
4.09   Undisclosed Liabilities.   There is no liability, debt or obligation against the Company Group that would be required to be set forth or reserved for on a balance sheet of the Company (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice, except for liabilities or obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Unaudited Financial Statements in the ordinary course of business, (c) disclosed in the Company Schedules, (d) arising under or related to this Agreement and/or the performance by the Company of its obligations hereunder (including, for the avoidance of doubt, any Outstanding Company Expenses), or (e) that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.10   Litigation and Proceedings.   Except as set forth in Schedule 4.10, there are no pending or, to the knowledge of the Company, threatened, Actions (other than investigations) and, to the knowledge of the Company, there are no pending or threatened investigations against the Company Group, or otherwise affecting the Company Group or its assets, including any condemnation or similar proceedings, that would, individually or in the aggregate, have a Material Adverse Effect. Neither the Company Group nor any property, asset or business of the Company Group is subject to any Governmental Order, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority, in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon the Company which would, individually or in the aggregate, have a material adverse effect on the ability of the Company to consummate the Transactions.
4.11   Compliance with Laws.
(a)   Except (i) with respect to compliance with Environmental Laws (as to which certain representations and warranties are made solely pursuant to Section 4.20) and compliance with Tax Laws (which are being made solely pursuant to Sections 4.14 and 4.16), and (ii) where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group is, and since December 31, 2018 has been, in compliance in all material respects with all applicable Laws. The Company Group has not received any written notice from any Governmental Authority of a violation of any applicable Law by the Company Group at any time since December 31, 2018, which violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)   Since December 31, 2018, and except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there has been no action taken by the Company Group or, to the knowledge of Company, any officer, director, manager, employee, agent or representative of the Company Group, in each case, acting on behalf of the Company Group, in violation of any applicable Anti-Corruption Law, (ii) the Company Group has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, (iii) the Company Group has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law and (iv) the Company Group has not received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Law.
(c)   Since December 31, 2018, and except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there has been no action taken by the Company Group, or, to the knowledge of the Company, any officer, director, manager, employee, agent or representative of the Company Group, in each case, acting on behalf of the Company Group, in violation of any applicable International Trade Laws, (ii) the Company Group has not been convicted of violating any International Trade Laws or subjected to any investigation by a Governmental Authority for violation of any applicable International Trade Laws, (iii) the Company Group has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any International Trade Laws and (iv) the Company Group has not received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable International Trade Law.

4.12   Intellectual Property.
(a)   Schedule 4.12(a) sets forth, as of the date hereof, a true and complete list, including the record owner, legal owner, jurisdiction, serial and application numbers, and registration number of all Registered Intellectual Property and all material unregistered Trademarks that are Owned Intellectual Property and all Owned Company Software. All Owned Intellectual Property is subsisting and, to the knowledge of the Company, is valid and enforceable. All Registered Intellectual Property has been maintained effective by the filing of all necessary filings, maintenance, and renewals, and timely payment of requisite fees.
(b)   Except as set forth on Schedule 4.12(b), each item of Owned Intellectual Property is owned by a Company Group Member free and clear of all Liens, other than Permitted Liens. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group Members own all right, title, and interest in, or have a valid and enforceable written license or other permission to use, all Company Intellectual Property.
(c)   Except as set forth on Schedule 4.12(c), or as would not reasonably be expected to result in a Material Adverse Effect, no Actions are pending or have been threatened in writing, or to the knowledge of the Company have been threatened orally, against a Company Group Member by any Person claiming that a Company Group Member has infringed, misappropriated or otherwise violated their Intellectual Property rights or rights of publicity, or challenging the ownership, use, patenting, registration, validity, or enforceability of any Owned Intellectual Property. Except as set forth on Schedule 4.12(c), a Company Group Member is not a party to any pending Actions, as of the date of this Agreement, claiming infringement, misappropriation or other violation by any Person of any Owned Intellectual Property. Except as set forth on Schedule 4.12(c), or as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of the Company within the five (5) years preceding the date of this Agreement the Company Group Members, their products and services, the conduct of the Company Group Members’ business, and the use of the Owned Intellectual Property, have not infringed, misappropriated or otherwise violated, and currently do not infringe, misappropriate, or otherwise violate, the Intellectual Property right or right of publicity of any Person. No Person has notified a Company Group Member in writing that any of such Person’s Intellectual Property rights or right of publicity are infringed, misappropriated, or otherwise violated by the Company Group Members or that a Company Group Member requires a license to any of such Person’s Intellectual Property rights. To the knowledge of the Company, as of the date of this Agreement no Person is infringing, misappropriating or otherwise violating any Owned Intellectual Property. No written or, to the knowledge of the Company, oral claims alleging any infringement, misappropriation, or other violation have been made against any Person by a Company Group Member.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group Members have undertaken commercially reasonable efforts to protect: (i) the confidentiality of all material Trade Secrets and any other confidential information that is Owned Intellectual Property and (ii) any confidential information owned by any Person to whom a Company Group Member has a confidentiality obligation. No such trade secrets or confidential information have been disclosed by a Company Group Member to any Person other than pursuant to a written confidentiality agreement restricting the disclosure and use of such trade secrets and confidential information by such Person.
(e)   No Person (including current and former founders, employees, contractors, and consultants of a Company Group Member) has any right, title, or interest, directly or indirectly, in whole or in part, in any Owned Intellectual Property. The Company Group Members have implemented policies whereby employees who create or develop any Intellectual Property in the course of their employment with a Company Group Member are required to assign to the applicable Company Group Member all of such employee’s rights therein, and all employees and contractors of the Company Group Members who have created or developed any Intellectual Property in the course of their employment or provision of services for the Company have executed written agreements pursuant to which such Persons have assigned (or are obligated to assign) to the Company all of such employee’s or contractor’s rights in and to such Intellectual Property that did not vest automatically in the Company by operation of law (and, in the case of contractors, to the extent such Intellectual Property was intended to be proprietary to the Company), except in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(f)   Except as set forth on Schedule 4.12(f), no government funding and no facilities or other resources of any university, college, other educational institution or research center were used in the development of any Owned Intellectual Property. No Governmental Authority, university or other educational institution, research organization or standards setting organization has any right, title or interest in or to any Owned Intellectual Property.
(g)   The Owned Company Software operates in all material respects with its specifications established by the Company Group Members. Material reported defects and reports of errors with respect to Owned Company Software are monitored in accordance with Company practices. To the knowledge of the Company, no Person other than the Company Group Members possesses a copy, in any form (print, electronic, or otherwise), of any source code for any Owned Company Software (other than contractors engaged to develop or maintain Owned Company Software), and the Company Group Members have undertaken commercially reasonable efforts to protect the confidentiality of all such source code. The Company Group Members have no obligation to afford any Person access to any such source code.
(h)   No Publicly Available Software has been incorporated in, linked to, distributed with, or otherwise used in connection with any Owned Company Software in any manner that (i) requires, or conditions the use or distribution of any Owned Company Software on the disclosure, licensing, or distribution of any source code for any portion of such Owned Company Software or (ii) otherwise imposes any material limitation, restriction, or condition on the right or ability of the Company Group Members to use, allow third parties to use, distribute, or enforce any Owned Intellectual Property. To the knowledge of the Company, the Company Group Members has complied and is in compliance with the terms of all licenses for Publicly Available Software used by the Company Group Members in all material respects.
(i)   In connection with its collection, storage, transfer (including without limitation, any transfer across national borders) Processing and/or use of any Protected Data, to the knowledge of the Company the Company is and has been, within the five (5) years preceding the date of this Agreement, in material compliance with all Privacy and Security Requirements. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect the confidentiality, integrity and availability of all Protected Data maintained and collected by it. Except as set forth in Schedule 4.12(i), to the knowledge of the Company, within the five (5) years preceding the date of this Agreement the Company has not experienced any Security Breach except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company, the Company has not received any written notices or written complaints from any Person regarding a Security Breach. Within the five (5) years preceding the date of this Agreement the Company has not received, nor provided, any notice of any written claims, actions, investigations, inquiries or alleged violations of Privacy and Security Requirements. To the knowledge of the Company, within the five (5) years preceding the date of this Agreement the Company has not been subject to, and there are no written complaints, audits, investigations or Actions pending against the Company by any Governmental Authority (including any audits relating to the Cybersecurity Maturity Model Certification (CMMC)), or by any Person, in respect of the collection, use, storage, disclosure or other Processing of Protected Data.
(j)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the IT Systems are operational and adequate and sufficient for the current and reasonably anticipated future needs of the business of the Company, (ii) to the knowledge of the Company, there have been no unremediated material failures of the IT Systems currently used to provide material products to customers in the conduct of their business as it is currently conducted during the two (2) year period preceding the date hereof, and (iii) the Company has in place commercially reasonable security controls and backup and disaster recovery plans and procedures.
(k)   The Company does not engage in the sale, as defined by applicable Law, of Personal Information. All sales and marketing activities by the Company have been in material compliance with all applicable Laws that require the provision of notice and obtaining of consent from potential customers to receive such sales and marketing materials. To the knowledge of the Company, the Company has valid and legal rights to Process all Protected Data that is Processed by the Company in connection with the use and/or operation of its products, services and business, and the execution, delivery, or performance of this Agreement will not affect these rights or violate any applicable Privacy and Security Requirements.
4.13   Contracts; No Defaults.
(a)   Schedule 4.13(a) contains a listing of all Contracts (other than purchase orders) described in clauses (i) through (xvi) below to which, as of the date of this Agreement, any Company Group Member is a party or by which its assets are bound (together with all material amendments, waivers or other changes thereto) (collectively, the “Material Contracts”). True, correct and complete copies of the Material Contracts have been delivered to or made available to Acquiror or its agents or representatives.
(i)   each employee collective bargaining Contract;
(ii)   any Contract relating to the development, ownership, use, registration, enforcement of, or exercise of any rights under, any Intellectual Property, other than (A) non-exclusive click-wrap, shrink-wrap, off-the-shelf software licenses and any other non-exclusive software licenses that are commercially available on reasonable terms to the public generally with license, maintenance, support and other fees less than $50,000 per year that are not incorporated in, linked to, or distributed with any Owned Company Software, (B) non-exclusive licenses of Owned Intellectual Property granted to customers, contractors, suppliers or service providers in the ordinary course of business, consistent with past practice in the form provided by the Company to Acquiror, (C) licenses of Publicly Available Software, (D) non-disclosure agreements entered into in the ordinary course of business consistent with past practice, (E) confidentiality agreements and intellectual property assignment agreements entered into with employees of the Company in the ordinary course of business consistent with past practice, and (F) licenses for Software or other Intellectual Property embedded into any equipment, fixtures, components or finished products;
(iii)   any Contract which restricts in any material respect or contains any material limitations on the ability of the Company to compete in any line of business or in any geographic territory, in each case excluding customary confidentiality agreements (or clauses) or non-solicitation agreements (or clauses);
(iv)   any Contract under which the Company Group Member has created, incurred, assumed or guaranteed Indebtedness, has the right to draw upon credit that has been extended for Indebtedness, or has granted a Lien on its assets, whether tangible or intangible, to secure any Indebtedness, in each case, in an amount in excess of $100,000;
(v)   any Contract that is a definitive purchase and sale or similar agreement entered into in connection with an acquisition or disposition by the Company Group Member since December 31, 2020 of any Person or of any business entity or division or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner), but excluding any Contracts in which the applicable acquisition or disposition has been consummated and there are no material obligations ongoing;
(vi)   any Contract with outstanding obligations for the sale or purchase of personal property, fixed assets or real estate, other than sales or purchases in the ordinary course of business;
(vii)   any Contract not made in the ordinary course of business and not disclosed pursuant to any other clause under this Section 4.13 and expected to result in revenue or require expenditures in excess of $500,000 in the calendar year ending December 31, 2022;
(viii)   any joint venture Contract, partnership agreement, limited liability company agreement or similar Contract that is material to the business of the Company Group;

(ix)   all such Contracts with a Supplier of a Company Group Member with a total annual payment or financial commitment exceeding $1,000,000 on an annual basis;
(x)   each Contract to which a Company Group Member is a party (other than this Agreement) that is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant to Items 601(b)(2), (4), (9) or (10) (other than (10)(iii)) of Regulation S-K promulgated under the Securities Act if such a registration statement was filed by the Company on the date of this Agreement;
(xi)   each Contract (A) with any of the Affiliates of the Company Group (other than a Company Subsidiary) or (B) pursuant to which a Company Group Member receives any “preferred pricing” or similar benefit that is utilized by a Company Group Member in the ordinary course of business;
(xii)   all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which a Company Group Member is a party that provide for payments by a Company Group Member or to a Company Group Member in excess of $250,000, in the aggregate, over any twelve (12)-month period;
(xiii)   all Contracts awarded by the Company Group to a third party in the performance of a contract with a Governmental Authority;
(xiv)   all Contracts that result in any Person holding an irrevocable power of attorney from a Company Group Member that relates to a Company Group Member or their respective business;
(xv)   all leases or master leases of personal or real property reasonably likely to result in annual payments of $50,000 or more in a twelve (12)-month period; and
(xvi)   all Company Related Party Contracts required to be listed in Schedule 4.26.
(b)   Except for any Material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date and except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (i) such Material Contracts are in full force and effect and represent the legal, valid and binding obligations of the Company Group and, to the knowledge of the Company, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of the Company, are enforceable by the Company Group to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (ii) none of the Company Group or, to the knowledge of the Company, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any Material Contract, (iii) since December 31, 2021, the Company Group has not received any written or, to the knowledge of the Company, oral claim or notice of material breach of or material default under any Material Contract, (iv) to the knowledge of the Company, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any Material Contract by the Company Group or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) since December 31, 2021 through the date hereof, the Company Group has not received written notice from any customer or supplier that is a party to any Material Contract that such party intends to terminate or not renew any Material Contract.
4.14   Company Benefit Plans.
(a)   Schedule 4.14(a) sets forth an accurate and complete list of each material Company Benefit Plan. “Company Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and each equity-based, retirement, profit sharing, bonus, incentive, severance, separation, change in control, retention, deferred compensation, vacation, paid time off, medical, dental, life or disability plan, program, policy, or agreement, and each other material employee compensation or benefit plan, program, policy, or agreement that is maintained, sponsored or contributed to (or required to be contributed to) by the Company Group or pursuant to which the Company Group has or may have any material liabilities.
(b)   The Company has made available to Acquiror accurate summaries of each material Company Benefit Plan.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Company Benefit Plan and each Contract with any individual consultant or individual independent contractor (such Contracts, “Consultant Contracts”) has been established, administered and maintained in compliance with its terms and all applicable Laws, including ERISA and the Code and (ii) all contributions required to be made under the terms of any Company Benefit Plan and any Consultant Contract as of the date this representation is made have been timely made or, if not yet due, have been properly reflected in the Company’s financial statements.
(d)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (i) has received a favorable determination or opinion letter as to its qualification or (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. To the knowledge of the Company, no event has occurred that would reasonably be expected to result in the loss of the tax-qualified status of such Company Benefit Plans.
(e)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its ERISA Affiliates sponsored, maintained, contributed to or was required to contribute to, at any point during the six (6) year period immediately prior to the date hereof, a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other defined pension plans, in each case, that is subject to Title IV of ERISA or Section 412 of the Code. At any point during the six (6) year period immediately prior to the date hereof, the Company has not had any liability under Title IV of ERISA on account of being considered a single employer under Section 414 of the Code with any other Person. No circumstance or condition exists that would reasonably be expected to result in an actual obligation of the Company to pay money to any Multiemployer Plan or other pension plan that is subject to Title IV of ERISA and that is maintained by an ERISA Affiliate of the Company. No Company Benefit Plan or Contract with any consultant or independent contractor provides post-employment health insurance benefits other than as required under Section 4980B of the Code. For purposes of this Agreement, “ERISA Affiliate” means any entity (whether or not incorporated) that, together with the Company, is considered under common control and treated as one employer under Section 414(b), (c), (m) or (o) of the Code.
(f)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to the Company Benefit Plans and Consultant Contracts, no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Internal Revenue Service or other Governmental Authorities is pending or, to the knowledge of the Company, threatened.
(g)   Except as could not reasonably be expected to result in material liability to the Company, (i) there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA that are not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan, and (ii) there is no proceeding (other than routine and uncontested claims for benefits) pending or, to the knowledge of the Company, threatened, with respect to any Company Benefit Plan or Consultant Contract or against the assets of any Company Benefit Plan or such Consultant Contract.
(h)   Except as set forth in Schedule 4.14(h), the consummation of the Transactions, alone or together with any other event, will not (i) result in a payment or benefit becoming due or payable, to any current or former employee, director, independent contractor or consultant of the Company, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such individuals, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation to any such individuals, (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any such individuals, or (v) limit the ability of the Company to terminate any Company Benefit Plan or Consultant Contract.
(i)   No amount or benefit that could be, or has been, received by any current or former employee, officer or director of the Company who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement. The Company has not agreed to pay, gross up or otherwise indemnify any Company employee, director or contractor for any tax imposed under Sections 4999 or 409A of the Code.
4.15   Labor Matters.
(a)   (i) No Company Group Member is a party to or bound by any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization or works council and no such agreements or arrangements are currently being negotiated by the Company Group Member, (ii) no labor union or organization, works council or group of employees of the Company Group has made a pending written demand for recognition or certification as a bargaining unit and (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other applicable labor relations authority.
(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group (i) is, and since January 1, 2019 has been, in compliance with all applicable Laws regarding employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, pay equity, overtime pay, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, and unemployment insurance, (ii) has not been adjudged to have committed any unfair labor practice as defined by the National Labor Relations Board or received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board that remains unresolved and (iii) since January 1, 2019, has not experienced any actual or, to the knowledge of the Company, threatened arbitrations, grievances, labor disputes, strikes, lockouts, picketing, hand-billing, slowdowns or work stoppages against the Company Group.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group is not delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid.
(d)   To the knowledge of the Company, no employee of the Company Group at the level of senior vice president or above is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation: (i) to the Company Group or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company Group or (B) to the knowledge or use of Trade Secrets or proprietary information.
(e)   To the knowledge of the Company, all employees of Company Group Members are legally permitted to be employed by the applicable Company Group Member in the jurisdiction in which such employees are employed in their current job capacities.
(f)   The Company Group has not incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local Law that remains unsatisfied.

4.16   Taxes.   With respect to the following representations and warranties set forth in this Section 4.16 (other than Section 4.16(l)), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)   Except as set forth on Schedule 4.16(a), all Tax Returns required by Law to be filed by the Company Group Members have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings).
(b)   All amounts of Taxes shown due on any Tax Returns of the Company Group Members and all other amounts of Taxes owed by the Company Group Members have been timely paid.
(c)   Each Company Group Member has (i) withheld or collected all amounts of Taxes required to have been withheld or collected by it in connection with amounts paid to any employee, independent contractor, director, agent, manager, supplier, lender, creditor, shareholder (including the Company Stockholders)or any other third party, and (ii) reported and timely remitted such amounts required to have been withheld or collected, reported and remitted to the appropriate Governmental Authority. All Forms W-2 or 1099 or other Tax Returns required with respect thereto have been properly completed and timely filed.
(d)   Each Company Group Member has (i) properly collected all sales Taxes required to be collected in the time and manner required by applicable Law and remitted all such sales Taxes to the applicable Tax authority in the time and in the manner required by applicable Law and (ii) returned all sales Taxes erroneously collected from any Person to such Person in the time and in the manner required by applicable Law. Each Company Group Member has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption of waiver of Taxes on sales or similar transactions as to which it would otherwise have been obligated to collect or withhold Taxes.
(e)   Except as set forth on Schedule 4.16(e), no Company Group Member is currently engaged in any audit, administrative or judicial proceeding with a taxing authority with respect to Taxes. No Company Group Member has received any written notice from a taxing authority of a proposed deficiency of an amount of Taxes, other than any such deficiencies that have since been resolved. Within the last three (3) years, no written claim has been made by any Governmental Authority in a jurisdiction where a Company Group Member does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes of the Company Group Members, and no written request for any such waiver or extension is currently pending.
(f)   None of the Company Group Members nor any predecessor thereof has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the two (2) years prior to the date of this Agreement.
(g)   No Company Group Member has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) for a taxable period for which the applicable statute of limitations remains open.
(h)   Except with respect to deferred revenue or prepaid subscription revenues collected by a Company Group Member in the ordinary course of business, no Company Group Member will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law)) issue or executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received prior to the

Closing; (v) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code that existed prior to the Closing; or (vi) Section 965 of the Code.
(i)   There are no Liens with respect to Taxes on any of the assets of the Company Group Members, other than Permitted Liens.
(j)   No Company Group Member has any liability for the Taxes of any other Person (other than another Company Group Member) (i) under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or foreign Law) or (ii) as a transferee or successor.
(k)   No Company Group Member is a party to or bound by, nor does it have any obligation to, any Governmental Authority or other Person (other than another Company Group Member) under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).
(l)   The Company has not made an election under Section 1362(a) of the Code to be treated as an “S corporation” for U.S. federal, state or local income tax purposes.
(m)   The Company is not, and has not been at any time during the five (5) year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
(n)   To the knowledge of the Company, the Company Group Members are in compliance with applicable United States and foreign transfer pricing Laws and regulations in all material respects, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company Group Members.
(o)   To the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.
(p)   Other than the representations and warranties set forth in Section 4.14, this Section 4.16 contains the exclusive representations and warranties of the Company with respect to Tax matters. Nothing in this Section 4.16 shall be construed as providing a representation or warranty with respect to (i) other than the representations and warranties set forth in Section 4.16(h), any taxable period (or portion thereof) beginning following the Closing Date or (ii) the existence, amount, expiration date or limitations on (or availability of) any Tax attribute.
4.17   Brokers’ Fees.   Except as described on Schedule 4.17, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company for which the Company has any obligation.
4.18   Insurance.   Schedule 4.18 contains a list of all material policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation and other forms of insurance held by, or for the benefit of, the Company Group as of the date of this Agreement (other than such policies or programs as constitute or provide a funding mechanism with respect to any Company Benefit Plan or Consultant Contract). True, correct and complete copies or comprehensive summaries of such insurance policies have been made available to Acquiror. With respect to each such insurance policy required to be listed on Schedule 4.18, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all premiums due have been paid (other than retroactive or retrospective premium adjustments and adjustments in the respect of self-funded general liability and automobile liability fronting programs, self-funded health programs and self-funded general liability and automobile liability front programs, self-funded health programs and self-funded workers’ compensation programs that are not yet, but may be, required to be paid with respect to any period end prior to the Closing Date), (ii) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, (iii) the Company is not in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the policy, and to the knowledge of the Company, no such action has been threatened and (iv) as of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received other than in connection with ordinary renewals.
4.19   Real Property; Assets.
(a)   No Company Group Member owns any real property in fee. No Company Group Member is a party to an agreement or option to purchase any real property or material interest therein.
(b)   Schedule 4.19(b) contains a true, correct and complete list of all Leased Real Property. The Company has made available to Acquiror true, correct and complete copies of the leases, subleases, licenses and occupancy agreements (including all modifications, amendments, supplements, guaranties, extensions, renewals, waivers, side letters and other agreements relating thereto) for the Leased Real Property to which a Company Group Member is a party (the “Real Estate Lease Documents”), and such deliverables comprise all Real Estate Lease Documents relating to the Leased Real Property.
(c)   Except as set forth in Schedule 4.19(c), each Real Estate Lease Document (i) is a legal, valid, binding and enforceable obligation of the Company Group Member Party thereto and, to the knowledge of the Company, the other parties thereto, as applicable, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, and each such Real Estate Lease Document is in full force and effect, (ii) has not been amended or modified except as reflected in the Real Estate Lease Documents made available to Acquiror and (iii) to the knowledge of the Company, covers the entire estate it purports to cover and, subject to securing the consents or approvals, if any, required under the Real Estate Lease Documents to be obtained from any landlord, or lender to landlord (as applicable), in connection with the execution and delivery of this Agreement by the Company or the consummation of the transaction contemplated hereby by the Company, upon the consummation of the transactions contemplated by this Agreement, will entitle Acquiror or its Subsidiaries to the exclusive use (subject to the terms of the respective Real Estate Lease Documents in effect with respect to the Leased Real Property), occupancy and possession of the premises specified in the Real Estate Lease Documents for the purpose specified in the Real Estate Lease Documents.
(d)   No material default or breach by (i) the Company Group Member party thereto or, (ii) to the knowledge of the Company, any other parties thereto, as applicable, presently exists under any Real Estate Lease Documents. The Company has not received written or, to the knowledge of the Company, oral notice of default or breach under any Real Estate Lease Document which has not been cured. To the knowledge of the Company, no event has occurred that, and no condition exists which, with notice or lapse of time or both, would constitute a material default or breach under any Real Estate Lease Document by the Company Group Member party thereto or by the other parties thereto. No Company Group Member has subleased or otherwise granted any Person the right to use or occupy any Leased Real Property or portion thereof which is still in effect. The Company has not collaterally assigned or granted any other security interest in the Leased Real Property or any interest therein which is still in effect. The Company Group Member party to the applicable Real Estate Lease Document has a good and valid leasehold title to each Leased Real Property subject only to Permitted Liens.
(e)   The Company has not received any written notice that remains outstanding as of the date of this Agreement that the current use and occupancy of the Leased Real Property and the improvements thereon (i) are prohibited by any Lien or law other than Permitted Liens or (ii) are in material violation of any of the recorded covenants, conditions, restrictions, reservations, easements or agreements applicable to such Leased Real Property.
4.20   Environmental Matters.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group is and, during the last five (5) years, has been in compliance in all material respects with all Environmental Laws.

(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company Group timely obtained and currently possesses all material Permits required under Environmental Laws for the operation of its business (the “Environmental Permits”) and each Environmental Permit is valid and in full force and effect. The Company is and during the last five (5) years, has been in compliance in all material respects with all Environmental Permits.
(c)   There has been no release of any Hazardous Materials at, in, on or under any Leased Real Property or, to the knowledge of the Company, at, in, on or under any formerly owned or leased real property, in each case (i) during the time that the Company Group owned or leased such property, and (ii) that requires notice, further investigation or response action by the Company Group pursuant to Environmental Law.
(d)   The Company Group is not subject to and has not received any Governmental Order that remains unresolved relating to any non-compliance with Environmental Laws by the Company or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials.
(e)   No Action is pending or, to the knowledge of the Company, threatened in writing and no investigation, to the knowledge of the Company, is pending or threatened in writing, in each case with respect to the Company Group’s compliance with or liability under Environmental Law;
(f)   The Company Group has not generated, stored, used, transported, treated or disposed of any Hazardous Materials other than in compliance in all material respects with all Environmental Laws.
(g)   The Company Group has made available to Acquiror all material environmental reports (including any Phase One or Phase Two environmental site assessments) and audits relating to the Leased Real Property or any formerly owned or operated real property in its possession, custody or reasonable control.
(h)   Notwithstanding any other provision of this Article IV, this Section 4.20 contains the exclusive representations and warranties of the Company Group with respect to environmental matters.
4.21   Absence of Changes.   Except (i) as set forth on Schedule 4.21 and (ii) in connection with the Transactions, from September 30, 2022 through and including the date of this Agreement, the Company Group (1) has, in all material respects, conducted its business and operated its properties in the ordinary course of business, and (2) has not taken any action that is both material to the Company and would require the consent of Acquiror pursuant to Section 6.01 if such action had been taken after the date hereof.
4.22   Affiliate Agreements.   Except as set forth on Schedule 4.22 and except for, in the case of any employee, officer or director, any employment or indemnification Contract or Contract with respect to the issuance of equity in the Company Group, no Company Group Member is party to a transaction, agreement, arrangement or understanding with any (i) present or former executive officer or director of any of the Company Group Members, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of the Company Group Members or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 under the Exchange Act) of any of the foregoing (each of the foregoing, a “Company Affiliate Agreement”).
4.23   Internal Controls.   The Company Group maintains a system of internal accounting controls designed to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
4.24   Permits.   The Company Group has timely obtained and holds all material Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) each Material Permit is in full force and effect in accordance with its terms, (b) no outstanding written notice of revocation, cancellation or termination of any Material Permit has been received by the Company Group, (c) to the knowledge of the Company, none of such Permits upon its termination or expiration in the ordinary due course will not be renewed or reissued in the ordinary course of business upon terms and conditions substantially similar to its existing terms and conditions, (d) there are no Actions pending or, to the knowledge of the Company, threatened, that seek the revocation, cancellation, limitation, restriction or termination of any Material Permit and (e) the Company is in compliance with all Material Permits applicable to the Company Group.
4.25   Registration Statement.   None of the information relating to the Company Group supplied by the Company, or by any other Person acting on behalf of the Company Group, in writing specifically for inclusion or incorporation by reference in the Registration Statement will, as of the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.25, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement that were not supplied by or on behalf of the Company Group for use therein.
4.26   Related Party Transactions.   Except for the Contracts set forth on Schedule 4.26, there are no Contracts between the Company or any of the Company Subsidiaries, on the one hand, and any officer or director of the Company and the Company Subsidiaries or holder of Company Common Stock or, to the Company’s knowledge, any Affiliate (other than the Company and its Subsidiaries) or family member of any of the foregoing, on the other hand (each, a “Company Related Party Contract”), except in each case, for (a) employment agreements, confidentiality and invention assignment agreements, standard director and officer indemnification agreements, equity or incentive equity documents, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies, (b) reimbursements of expenses incurred in connection with their employment or service (excluding from clause (a) and this clause (b) any loans made by the Company or its Subsidiaries to any officer, director, employee, member or shareholder and all related arrangements, including any pledge arrangements), (c) amounts paid pursuant to Company Benefit Plans listed on Schedule 4.14(a) and (d) other transactions for services in their capacity as officers, directors or employees.
4.27   International Trade; Anti-Corruption.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company Group, nor, to the knowledge of the Company, any of their respective officers, directors or employees or any agents or other third-party representatives acting on behalf of the Company Group, is currently, or has been in the last five (5) years: (i) a Sanctioned Person; (ii) organized, resident or located in a Sanctioned Country; (iii) knowingly engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country; or (iv) otherwise in violation of applicable Sanctions Laws, or U.S. anti-boycott Laws (collectively, “Trade Controls”).
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company Group, nor, to the knowledge of the Company, any of their respective officers, directors or employees or any agents or other third-party representatives acting on behalf of the Company Group, has in the last five (5) years made any unlawful payment or given, offered, promised, or authorized or agreed to give, or received, any money or thing of value, directly or indirectly, to or from any officer or employee of a Governmental Authority or other Person in violation of any Anti-Corruption Laws.
(c)   In the past five (5) years, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company Group has (i) received from any Governmental Authority or any other Person any written notice, inquiry, or internal or external allegation; (ii) made any voluntary or involuntary disclosure to a Governmental Authority; or (iii) conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws.
4.28   Top Customers.   Schedule 4.28 lists the Company Group’s top ten (10) customers in order of gross revenue of the Company Group (on a consolidated basis with the Company and all of its Subsidiaries), along with the gross revenue of the Company Group, for each of the years ended December 31, 2021 and December 31, 2022. Except as set forth on Schedule 4.28, none of such customers cancelled or terminated its Contract with the Company prior to expiration of such Contract’s term or stopped, adversely changed the terms (related to payment, price or otherwise) with respect to or decreased the rate of purchasing products or services from the Company Group or its Subsidiaries, or has provided written notice to the Company or any of its Subsidiaries of an intent to do any of the foregoing, including after consummation of the Transactions.
4.29   Sexual Harassment.   Since January 1, 2021, no Company Group Member has entered into a settlement agreement with a current or former employee, officer or director resolving allegations of sexual harassment by an employee, officer or director, and there are no, and since January 1, 2021 there have not been any, Actions pending or, to the knowledge of the Company, threatened, against a Company Group Member, in each case, involving allegations of sexual harassment by an employee, officer or director.
4.30   No Additional Representations and Warranties.   Except as otherwise expressly provided in this Article IV (as modified by the Company Schedules), the Company expressly disclaims any representations or warranties of any kind or nature, express or implied, including as to the condition, value or quality of the Company or the Company’s assets, and the Company specifically disclaims any representation or warranty with respect to merchantability, usage, suitability or fitness for any particular purpose with respect to the Company’s assets, or as to the workmanship thereof, or the absence of any defects therein, whether latent or patent, it being understood that such subject assets are being acquired “as is, where is” on the Closing Date, and in their present condition, and Acquiror and Merger Sub shall rely on their own examination and investigation thereof. None of the Company’s Affiliates or any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Acquiror or its Affiliates, and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror or its Affiliates.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF ACQUIROR AND MERGER SUB
Except as set forth in the (A) Acquiror and Merger Sub Schedules to this Agreement (each of which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent) or (B) Acquiror SEC Reports filed or furnished by Acquiror on or prior to the date hereof (excluding (i) any disclosures in such Acquiror SEC Reports under the headings “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements” or “Qualitative and Quantitative Disclosures about Market Risk” and other disclosures that are predictive, cautionary, or forward looking in nature and (ii) any exhibits or other documents appended thereto), each of Acquiror and Merger Sub represents and warrants to the Company as follows:
5.01   Corporate Organization.
(a)   Acquiror is duly incorporated and is validly existing as a corporation in good standing under the Laws of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of the organizational documents of Acquiror previously delivered by Acquiror to the Company are true, correct and complete and are in effect as of the date of this Agreement. Acquiror is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective organizational documents. Acquiror is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into and perform its obligations under this Agreement and consummate the Transactions.
(b)   Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Other than Merger Sub, Acquiror has no other Subsidiaries or any equity or other interests in any other Person.
5.02   Due Authorization.
(a)   Each of Acquiror and Merger Sub has all requisite corporate or entity power and authority to execute and deliver this Agreement and each Ancillary Agreement to this Agreement to which it is a party and (subject to the approvals described in Section 5.07) (in the case of Acquiror), upon receipt of the Acquiror Stockholder Approval and effectiveness of the PubCo Charter, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Ancillary Agreements by each of Acquiror and Merger Sub and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized by all requisite action and (in the case of Acquiror), except for the Acquiror Stockholder Approval, no other corporate or equivalent proceeding on the part of Acquiror or Merger Sub is necessary to authorize this Agreement or such Ancillary Agreements or Acquiror’s or Merger Sub’s performance hereunder or thereunder. This Agreement has been, and each such Ancillary Agreement will be, duly and validly executed and delivered by each of Acquiror and Merger Sub, as applicable, and, assuming due authorization and execution by each other party hereto and thereto, this Agreement constitutes, and each such Ancillary Agreement will constitute, a legal, valid and binding obligation of each of Acquiror and Merger Sub, as applicable, enforceable against each of Acquiror and Merger Sub, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.
(b)   The affirmative vote of a majority of the votes cast at the Special Meeting, by the holders of the Acquiror Common Stock present in person or represented by proxy and entitled to vote thereon, is required to approve: (i) the Transaction Proposal, (ii) the Stock Issuance Proposal, (iii) the Amendment Proposal, and (iv) the Acquiror Incentive Plan Proposal, in each case, assuming a quorum is present (the approval by Acquiror Stockholders of all of the foregoing, collectively, the “Acquiror Stockholder Approval”). The Acquiror Stockholder Approval are the only votes of any of Acquiror’s capital stock necessary in connection with the entry into this Agreement by Acquiror, and the consummation of the transactions contemplated hereby (including the Closing).
(c)   The Acquiror Board has duly adopted resolutions: (i) determined that this Agreement and the transactions contemplated hereby and thereby (including the approval of the PubCo Charter) are fair to, advisable and in the best interests of Acquiror and its stockholders; (ii) determined that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (iii) approved the transactions contemplated by this Agreement as a Business Combination; (iv) approved this Agreement and the transactions contemplated hereby and thereby (including the PubCo Charter), the execution and delivery by Acquiror of this Agreement, the Subscription Agreements and Acquiror’s performance of its obligations under this Agreement, the Subscription Agreements and consummation of the transactions contemplated hereby and thereby, and (v) resolved to recommend to the stockholders of Acquiror approval of each of the matters requiring Acquiror Stockholder approval. The Board of Directors of Merger Sub has duly adopted resolutions (i) approving this Agreement and the transactions contemplated hereby, the execution and delivery by Merger Sub of this Agreement and Merger Sub’s performance of its obligations under this Agreement and consummation of the transactions contemplated hereby, (ii) declared this Agreement and the merger to be advisable and in the best interests of Merger Sub and its sole stockholder and (iii) recommended that Acquiror approve and adopt this Agreement and the Merger in its capacity as the sole stockholder of Merger Sub.

5.03   No Conflict.   The execution, delivery and performance of this Agreement by each of Acquiror and Merger Sub and (in the case of Acquiror), upon receipt of the Acquiror Stockholder Approval and the effectiveness of the PubCo Charter, the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of, the Acquiror Organizational Documents, any organizational documents of any Subsidiaries of Acquiror or any of the organizational documents of Merger Sub, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to each of Acquiror or Merger Sub or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which each of Acquiror or Merger Sub or any their respective Subsidiaries is a party or by which any of their respective assets or properties may be bound or affected or (d) result in the creation of any Lien upon any of the properties or assets of Acquiror or Merger Sub, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions.
5.04   Litigation and Proceedings.   There are no pending or, to the knowledge of Acquiror, threatened, Actions and, to the knowledge of Acquiror, there are no pending or threatened investigations, in each case, against Acquiror, or otherwise affecting Acquiror or its assets, including any condemnation or similar proceedings, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions. There is no unsatisfied judgment or any open injunction binding upon Acquiror which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions.
5.05   Compliance with Laws.
(a)   Except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions, Acquiror and its Subsidiaries are, and since the date of incorporation of Acquiror have been, in compliance in all material respects with all applicable Laws. Neither Acquiror nor its Subsidiaries has received any written notice from any Governmental Authority of a violation of any applicable Law by Acquiror or its Subsidiaries at any time since the date of incorporation of Acquiror, which violation would reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions.
(b)   Since the date of incorporation of Acquiror, and except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into, perform its obligations under this Agreement and consummate the Transactions, (i) there has been no action taken by Acquiror, its Subsidiaries, or, to the knowledge of Acquiror, any officer, director, manager, employee, agent or representative of Acquiror or its Subsidiaries, in each case, acting on behalf of the Acquiror or its Subsidiaries, in violation of any applicable Anti-Corruption Law, (ii) neither Acquiror nor its Subsidiaries has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, (iii) neither Acquiror nor its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law and (iv) neither Acquiror nor its Subsidiaries has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable Anti-Corruption Law.

(c)   Since the date of incorporation of Acquiror, and except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into and perform its obligations under this Agreement and consummate the Transactions, (i) there has been no action taken by Acquiror, its Subsidiaries, or, to the knowledge of Acquiror, any officer, director, manager, employee, agent or representative of Acquiror or its Subsidiaries, in each case, acting on behalf of the Acquiror or its Subsidiaries, in violation of any applicable International Trade Laws, (ii) neither Acquiror nor its Subsidiaries has been convicted of violating any International Trade Laws or subjected to any investigation by a Governmental Authority for violation of any applicable International Trade Laws, (iii) neither Acquiror nor its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any International Trade Laws and (iv) neither Acquiror nor its Subsidiaries has received any written notice or citation from a Governmental Authority for any actual or potential noncompliance with any applicable International Trade Law.
5.06   Employee Benefit Plans.   Except as expressly contemplated by the Acquiror Incentive Plan Proposal, neither Acquiror, Merger Sub, nor any of their respective Subsidiaries sponsors, maintains, contributes to or has any obligation or liability (whether actual or contingent), or could reasonably be expected to have any obligation or liability (whether actual or contingent), with respect to any “employee benefit plan” as defined in Section 3(3) of ERISA or any other material plan, policy, program, arrangement or agreement providing or designed to provide compensation or benefits with respect to any current or former director, officer, employee, independent contractor or other service provider, including, without limitation, all pension, retirement, welfare, incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, equity purchase, equity option, equity appreciation, phantom equity, restricted equity or other equity-based compensation plans, policies, programs, practices or arrangements, but not including any plan, policy, program, arrangement or agreement that covers only former directors, officers, employees or individual consultants or independent contractors, in each case, with respect to which Acquiror, Merger Sub or any of their respective Subsidiaries have no remaining obligations or liabilities (collectively, the “Acquiror Benefit Plans”). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) has or will (i) result in any material compensatory payment (including severance, golden parachute, bonus or otherwise) becoming due to any current or former shareholder, director, officer or employee of Acquiror, Merger Sub or any of their respective Affiliates that would be a liability of Acquiror, Merger Sub or their respective Subsidiaries, (ii) result in the acceleration, vesting or creation of any rights of any current or former shareholder, director, officer or employee of Acquiror, Merger Sub or any of their respective Affiliates to payments or benefits or increases in any existing payments or benefits or any loan forgiveness that would be a liability of Acquiror, Merger Sub or their respective Subsidiaries, or (iii) result in any amount or benefit received or to be received by any current or former shareholder, director, officer or employee of or consultant to Acquiror, Merger Sub or their respective Affiliates that could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
5.07   Governmental Authorities; Consents.   Assuming the truth and completeness of the representations and warranties of the Company contained in this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of Acquiror or Merger Sub with respect to Acquiror’s or Merger Sub’s execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements of the HSR Act and any other applicable Antitrust Law, Securities Laws, Nasdaq and the filing and effectiveness of the Certificate of Merger and the PubCo Charter.
5.08   Trust Account.
(a)   Set forth on Schedule 5.08 is a true and accurate record, as of the date identified on Schedule 5.08, of the balance invested in a trust account at Morgan Stanley (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated December 1, 2021, by and between Acquiror and the Trustee (the “Trust Agreement”). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, the Trustee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no agreements, Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Acquiror SEC Reports to be inaccurate or (ii) entitle any Person (other than any Acquiror Stockholder who is a Redeeming Stockholder) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Acquiror Organizational Documents and Acquiror’s final prospectus dated December 1, 2021 and filed on December 6, 2021. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no Actions pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Organizational Documents shall terminate, and, as of the Effective Time, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Organizational Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby. Following the Effective Time, no Acquiror Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Acquiror Stockholder is a Redeeming Stockholder.
(b)   As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Closing Date.
(c)   As of the date hereof, Acquiror does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.
5.09   Taxes.
(a)   All material Tax Returns required by Law to be filed by Acquiror, if any, have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings).
(b)   All material amounts of Taxes shown due on any Tax Returns of Acquiror and all other material amounts of Taxes owed by Acquiror have been timely paid.
(c)   Acquiror has (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, director, agent, manager, supplier, lender, creditor, shareholder or any other third party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority. All Forms W-2 or 1099 or other Tax Returns required with respect thereto have been properly completed and timely filed.
(d)   Acquiror is not currently engaged in any material audit, administrative or judicial proceeding with a taxing authority with respect to Taxes. Acquiror has not received any written notice from a taxing authority of a proposed deficiency of a material amount of Taxes, other than any such deficiencies that have since been resolved. No written claim has been made by any Governmental Authority in a jurisdiction where Acquiror does not file a Tax Return that such entity is or may be subject to Taxes by that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of Acquiror, and no written request for any such waiver or extension is currently pending.
(e)   Neither Acquiror nor any predecessor thereof has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) in the two (2) years prior to the date of this Agreement.
(f)   Acquiror has not been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) for a taxable period for which the applicable statute of limitations remains open.
(g)   Acquiror does not have any liability for the Taxes of any other Person (i) under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or foreign Law) or (ii) as a transferee or successor.
(h)   Acquiror is not a party to or bound by, nor does it have any obligation to, any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).
(i)   To the knowledge of Acquiror, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.
(j)   Other than the representations and warranties set forth in Section 5.06, this Section 5.09 contains the exclusive representations and warranties of Acquiror with respect to Tax matters. Nothing in this Section 5.09 shall be construed as providing a representation or warranty with respect to (i) any taxable period (or portion thereof) beginning following the Closing Date or (ii) the existence, amount, expiration date or limitations on (or availability of) any Tax attribute.
5.10   Brokers’ Fees.   Except for fees described on Schedule 5.10 (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission (including any deferred underwriting commission) in connection with the transactions contemplated by this Agreement (including the Equity Financing) or as a result of the Closing, in each case, including based upon arrangements made by Acquiror or Merger Sub or any of their respective Affiliates, including the Sponsor.
5.11   Acquiror SEC Reports; Financial Statements; Sarbanes-Oxley Act.
(a)   Acquiror has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since the date of incorporation of Acquiror (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Acquiror SEC Reports”) in accordance with applicable Law and Nasdaq requirements. None of the Acquiror SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the Acquiror SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Acquiror as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.
(b)   Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror and other material information required to be disclosed by Acquiror in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Acquiror’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act.
(c)   Acquiror has established and maintained a system of internal controls. Such internal controls are sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP.
(d)   There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(e)   Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.
(f)   As of the date hereof, there are no outstanding comments from the SEC with respect to the Acquiror SEC Reports. None of the Acquiror SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.
5.12   Business Activities; Absence of Changes.
(a)   Since its incorporation, Acquiror has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment or Governmental Order binding upon Acquiror or to which Acquiror is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Acquiror or Merger Sub to enter into and perform its obligations under this Agreement and consummate the Transactions.
(b)   Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, Acquiror has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.
(c)   Except for (i) this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.01) and (ii) with respect to fees and expenses of Acquiror’s legal, financial and other advisors, Acquiror is not party to any Contract with any other Person that would require payments by Acquiror in excess of $50,000 monthly, $100,000 in the aggregate annually with respect to any individual Contract or more than $250,000 in the aggregate annually when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.01)).
(d)   There is no liability, debt or obligation against Acquiror or its Subsidiaries, except for liabilities and obligations (i) reflected or reserved for on Acquiror’s consolidated balance sheet for the quarterly period ended September 30, 2022 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Acquiror and its Subsidiaries, taken as a whole) or (ii) that have arisen since the date of Acquiror’s consolidated balance sheet for the quarterly period September 30, 2022 in the ordinary course of the operation of business of Acquiror and its Subsidiaries (other than any such liabilities as are not and would not be, in the aggregate, material to Acquiror and its Subsidiaries, taken as a whole).
(e)   Since its organization, Merger Sub has not conducted any business activities other than activities directed toward the accomplishment of the Merger. Except as set forth in Merger Sub’s organizational documents, there is no agreement, commitment, or Governmental Order binding upon Merger Sub or to which Merger Sub is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Merger Sub or any acquisition of property by Merger Sub or the conduct of business by Merger Sub as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Merger Sub to enter into and perform its obligations under this Agreement.
(f)   Merger Sub does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.
(g)   Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the Merger and has no, and at all times prior to the Effective Time except as contemplated by this Agreement or the Ancillary Agreements to this Agreement, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.
(h)   Since the date of Acquiror’s formation through and including the date of this Agreement, (i) there has not been any change, development, condition, occurrence, event or effect relating to Acquiror or its Subsidiaries that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a material adverse effect on the ability of Acquiror or Merger Sub to enter into and perform its obligations under this Agreement and consummate the Transactions and (ii) Acquiror and its Subsidiaries have not taken any action that would require the consent of the Company pursuant to Section 7.01 if such action had been taken after the date of this Agreement.
5.13   Registration Statement.   As of the time the Registration Statement becomes effective under the Securities Act, the Registration Statement (together with any amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Company specifically for inclusion in the Registration Statement.
5.14   No Outside Reliance.   Notwithstanding anything contained in this Article V or any other provision hereof, Acquiror and Merger Sub and its other Affiliates and any of its and their respective directors, officers, employees, stockholders, partners, members or Representatives, acknowledge and agree that Acquiror and Merger Sub have made their own investigation of the Company and that they are relying only on that investigation and the specific representations and warranties set forth in this Agreement, and not on any other representation or statement made by the Company nor any of its Affiliates or any of their respective directors, officers, employees, stockholders, partners, members, agents or Representatives, and that none of such persons is making or has made any representation or warranty whatsoever, express or implied, other than those expressly given by the Company in Article IV, including without limitation any other implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Acquiror and Merger Sub Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its representatives) or reviewed by Acquiror and Merger Sub pursuant to the Nondisclosure Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV of this Agreement. Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties of the Company expressly set forth in Article IV or any certificate delivered in accordance with Section 9.02(c), with all faults and without any other representation or warranty of any nature whatsoever.
5.15   Capitalization.
(a)   As of the date of this Agreement, the authorized capital stock of Acquiror consists of 100,000,000 shares of Common Stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share, of which 26,851,000 shares of Common Stock are issued and outstanding as of the date hereof and no preferred shares are issued and outstanding. 2,070,000 shares of Common Stock are reserved for issuance upon the exercise of the Acquiror Rights. All of the issued and outstanding shares of Acquiror Common Stock and Acquiror Rights (including the shares of Acquiror Common Stock underlying the Acquiror Rights) (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, (iii) were not issued in breach or violation of any preemptive rights or Contract and (iv) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code.
(b)   Except for this Agreement and the Acquiror Rights there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Acquiror Common Stock or any other equity interests of Acquiror, or any other Contracts to which Acquiror is a party or by which Acquiror is bound obligating (or in lieu of a cash payment, allowing) Acquiror to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Acquiror, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Acquiror. Except as otherwise required by Acquiror’s Organizational Documents in order to consummate the transactions contemplated hereby, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any securities or equity interests of Acquiror. There are no outstanding bonds, debentures, notes or other indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Acquiror’s stockholders may vote. Acquiror is not a party to any shareholders’ agreement, voting agreement or registration rights agreement relating to Acquiror Common Stock or any other equity interests of Acquiror. Acquiror does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person. There are no securities or instruments issued by or to which Acquiror is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the Transactions, in each case, that have not been, or will not be, waived on or prior to the Closing Date.
(c)   As of the date hereof, the authorized share capital of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, of which 10 shares are issued and outstanding and beneficially held (and held of record) solely by Acquiror as of the date of this Agreement.

5.16   Nasdaq Stock Market Listing.   The Acquiror Units, the Acquiror Public Rights and the issued and outstanding shares of Acquiror Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbols “ROCAU” (with respect to the Acquiror Units), “ROC” (with respect to the Acquiror Common Stock) and “ROCAR” (with respect to the Acquiror Public Rights). Acquiror is in compliance in all material respects with the rules of the Nasdaq and there is no action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq, the Financial Industry Regulatory Authority or the SEC with respect to any intention by such entity to deregister the Acquiror Units, the Acquiror Common Stock or the Acquiror Public Rights or terminate the listing of such on Nasdaq. None of Acquiror or its Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Units, the Acquiror Common Stock or the Acquiror Public Rights under the Exchange Act.
5.17   Contracts; No Defaults.
(a)   Schedule 5.17 contains a listing of all Contracts including every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, Acquiror or one or more of its Subsidiaries is a party or by which any of their respective assets are bound. True, correct and complete copies of the Contracts listed on Schedule 5.17 have been delivered to or made available to the Company or its agents or representatives.
(b)   Each Contract of a type required to be listed on Schedule 5.17, whether or not set forth on Schedule 5.17, was entered into at arm’s length and in the ordinary course of business. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type described in Section 5.17(a), whether or not set forth on Schedule 5.17, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of Acquiror or its Subsidiaries party thereto and, to the knowledge of Acquiror, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of Acquiror, are enforceable by Acquiror or its Subsidiaries to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (ii) none of Acquiror, its Subsidiaries or, to the knowledge of Acquiror, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) since the dates of their respective incorporations, neither Acquiror nor its Subsidiaries have received any written or, to the knowledge of Acquiror, oral claim or notice of material breach of or material default under any such Contract, (iv) to the knowledge of Acquiror, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by Acquiror or its Subsidiaries or, to the knowledge of Acquiror, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) since the dates of their respective incorporations, through the date hereof, neither Acquiror nor its Subsidiaries have received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.
5.18   Title to Property.   Neither Acquiror nor any of its Subsidiaries (a) owns or leases any real or personal property or (b) is a party to any agreement or option to purchase any real property, personal property or other material interest therein.
5.19   Investment Company Act.   Neither Acquiror nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
5.20   Affiliate Agreements.   None of Acquiror or its Subsidiaries is a party to any transaction, agreement, arrangement or understanding with any (i) present or former executive officer or director of any of Acquiror or its Subsidiaries, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of the Company or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 under the Exchange Act) of any of the foregoing (each of the foregoing, an “Acquiror Affiliate Agreement”).

ARTICLE VI
COVENANTS OF THE COMPANY
6.01   Conduct of Business.   From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, except (1) as set forth on Schedule 6.01, (2) as expressly contemplated by this Agreement, (3) as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or (4) as may be required by Law, (i) use commercially reasonable efforts to conduct and operate its business in the ordinary course, and to preserve intact the current business organization and ongoing businesses of the Company, and maintain the existing relations and goodwill of the Company with customers, suppliers, joint venture partners, distributors and creditors of the Company, and (ii) use commercially reasonable efforts to maintain all insurance policies of the Company or substitutes therefor. Without limiting the generality of the foregoing, except as set forth on Schedule 6.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, the Company shall not, during the Interim Period:
(a)   change or amend the certificate of formation or the bylaws of the Company;
(b)   (i) make, declare or pay any dividend or distribution (whether in cash, stock or property) to the stockholders of the Company in their capacities as stockholders, (ii) effect any recapitalization, reclassification, split or other change in its capitalization, or (iii) except pursuant to the Company Stock Plan or related Company Options, issue, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of its capital stock or other equity interests;
(c)   enter into, or amend or modify any material term of (in a manner adverse to the Company), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Material Contract (or any Contract, that if existing on the date hereof, would have been a Material Contract), any Real Estate Lease Document or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company is a party or by which it is bound, other than entry into, amendments of, modifications of, terminations of, or waivers or releases under, such agreements in the ordinary course of business;
(d)   sell, transfer, license, sublicense, covenant not to assert, lease, pledge or otherwise encumber or subject to any Lien, abandon, cancel, let lapse or convey or dispose of any assets, properties or business of the Company (including Owned Intellectual Property and Owned Company Software), except for (i) dispositions of obsolete or worthless assets, (ii) sales of tangible inventory in the ordinary course of business and (iii) sales, abandonment, lapses of tangible assets or tangible items or tangible materials in an amount not in excess of $500,000 in the aggregate, other than (1) Permitted Liens or (2) pledges and encumbrances on property and assets in the ordinary course of business and that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(e)   except as required pursuant to Company Benefit Plans in effect on the date of this Agreement, applicable Law, or policies or Contracts of the Company or its Affiliates in effect on the date of this Agreement, (i) grant any material increase in compensation, benefits or severance to any employee or director of or individual consultant or independent contractor to the Company other than any such individual with annual base compensation of less than $175,000, (ii) adopt, enter into or materially amend any material Company Benefit Plan or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company is a party or by which it is bound, (iii) grant any new material severance, termination payments, bonus, change of control, retention, or benefits to any employee of the Company, except in connection with the promotion or hiring (to the extent permitted by clause (iv) of this paragraph) or separation of any employee in the ordinary course of business, (iv) hire any employee of the Company or any other individual who is providing or will provide services to the Company other than any employee with an annual base salary of less than $175,000 (except to replace terminated employees) in the ordinary course of business, (v) adopt, enter into or materially amend any Consultant Contract providing for annual base compensation of more than $250,000, or (vi) take any action to accelerate the vesting, payment or funding of any cash compensation, payment or benefit to any employee of the Company;

(f)   (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the transactions contemplated by this Agreement);
(g)   make any capital expenditures (or commitment to make any capital expenditures) that in the aggregate exceed $2,000,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditure budget for periods following the date hereof that have been made available to Acquiror or any capitalized Contract costs associated with new or existing customers;
(h)   make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person, except advances to directors, employees or officers of the Company in the ordinary course of business or as required under any provisions of the Company Certificate of Incorporation, the bylaws of the Company or any indemnification agreement to which the Company is a party, in each case as in effect as of the date hereof;
(i)   make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, or enter into any Tax sharing or similar agreement (excluding any commercial contract not primarily related to Taxes);
(j)   take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment;
(k)   acquire any fee interest in real property;
(l)   enter into, renew or amend in any material respect any Company Affiliate Agreement;
(m)   waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, other than in the ordinary course of business or that otherwise do not exceed $500,000 in the aggregate;
(n)   incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness in excess of $1,000,000, other than in connection with borrowings, extensions of credit and other financial accommodations under the Company’s existing credit facilities, notes and other existing Indebtedness and, in each case, any refinancings thereof, provided, that, in no event shall any such borrowing, extension of credit or other financial accommodation be subject to any prepayment fee or penalty or similar arrangement or amend, restate or modify in a manner materially adverse to the Company any terms of or any agreement with respect to any such outstanding Indebtedness (when taken as a whole); provided, further, that any action permitted under this Section 6.01(n) shall be deemed not to violate Section 6.01(b) or Section 6.01(c);
(o)   enter into any material new line of business outside of the business currently conducted by the Company as of the date of this Agreement (it being understood that this Section 6.01(o) shall not restrict the Company from extending its business into new geographies);

(p)   make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;
(q)   disclose any source code for any Owned Company Software or any other material Trade Secrets to any Person (other than pursuant to a written agreement sufficient to protect the confidentiality thereof); and
(r)   enter into any agreement to do any action prohibited under this Section 6.01.
6.02   Inspection.   Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company by third parties that may be in the Company’s possession from time to time, and except for any information which (x) relates to interactions with prospective buyers of the Company or the negotiation of this Agreement and the transactions contemplated hereby or (y) in the judgment of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which a Company Group Member is bound, the Company shall afford to Acquiror and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Company, to all of its properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments and analyses and, as reasonably requested by Acquiror or its Representatives, appropriate officers and employees of the Company, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company that are in the possession of the Company as such Representatives may reasonably request, in each case, as necessary to facilitate consummation of the transactions contemplated by this Agreement; provided, however, that (i) such access may be modified to the extent the Company reasonably determines that such access would jeopardize the health and safety of any employee of the Company and (ii) nothing in this Agreement shall be deemed to provide Acquiror and its Representatives with the right to have access to any of the offices or information of any of the equityholders of the Company, that is not otherwise related to the Company or the transactions contemplated by this Agreement or any Ancillary Agreement. Acquiror hereby agrees that, during the Interim Period, (x) it shall not contact any employee (excluding executive officers), customer, supplier, distributor or other material business relation of the Company or (y) conduct or perform any invasive or subsurface investigations of the properties or facilities of the Company or its Affiliates, in each case, without the prior written consent of the Company. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Acquiror and its Representatives under this Agreement shall be subject to the Nondisclosure Agreement prior to the Effective Time.
6.03   No Acquiror Common Stock Transactions.   From and after the date of this Agreement until the Effective Time, except as otherwise contemplated by this Agreement, the Company shall not engage in any transactions involving the securities of Acquiror without the prior consent of Acquiror if the Company possesses material nonpublic information of Acquiror.
6.04   No Claim Against the Trust Account.   The Company acknowledges that Acquiror is a special purpose acquisition company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, and the Company has read Acquiror’s final prospectus, dated December 1, 2021 and filed on December 6, 2021, and other Acquiror SEC Reports, the Acquiror Organizational Documents, and the Trust Agreement and understands that Acquiror has established the Trust Account described therein for the benefit of Acquiror’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges and agrees that Acquiror’s sole assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. The Company further acknowledges that, if the transactions contemplated by this Agreement are not consummated by the Termination Date, Acquiror will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and Acquiror to collect from the Trust Account any monies that may be owed to them by Acquiror or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. This Section 6.04 shall survive the termination of this Agreement for any reason.
6.05   Proxy Solicitation; Other Actions.
(a)   The Company has provided to Acquiror, for inclusion in the Registration Statement, to be filed by Acquiror hereunder, the Financial Statements, in each case, prepared in accordance with GAAP and Regulation S-X under the Securities Act (except (x) as otherwise noted therein to the extent permitted by Regulation S-X under the Securities Act, and, in the case of the Audited Financial Statements, audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor and (y) in the case of the Unaudited Financial Statements, subject to normal and recurring year-end adjustments and the absence of notes thereto). The Company shall be available to, and the Company shall use reasonable best efforts to make its officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, Acquiror and its counsel in connection with responding in a timely manner to comments on the Registration Statement from the SEC. The Company further agrees to use commercially reasonable efforts to provide any additional financial information of the Company required to be included in the Registration Statement pursuant to the rules and regulations of the SEC and other applicable Law as promptly as reasonably practicable upon Acquiror’s written request following the date that financial information previously provided by the Company ceases to be sufficient financial information related to the Company for purposes of filing the Registration Statement (as determined in accordance with the rules and regulations of the SEC and applicable Law). Without limiting the generality of the foregoing, the Company and Acquiror shall reasonably cooperate in connection with Acquiror’s preparation for inclusion in the Registration Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required by Form S-4.
(b)   From and after the date on which the Registration Statement becomes effective under the Securities Act, the Company will give Acquiror prompt written notice of any action taken or not taken by the Company or of any development regarding the Company, in any such case which, to the knowledge of the Company, would cause the Registration Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Acquiror and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Registration Statement, such that the Registration Statement no longer contains an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided further, however, that no information received by Acquiror pursuant to this Section 6.05 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Company Schedules.
6.06   Intellectual Property Registrations.   From and after the date hereof, the Company shall use commercially reasonable efforts to make filings with the appropriate Governmental Authority to amend registrations of Registered Intellectual Property as necessary to reflect the current name of the Company Group Member that owns or purports to own such Registered Intellectual Property and, promptly upon confirmation of any such filing by the applicable Governmental Authority, will provide Acquiror with evidence thereof.
ARTICLE VII
COVENANTS OF ACQUIROR
7.01   Conduct of Acquiror During the Interim Period.
(a)   During the Interim Period, except as set forth on Schedule 7.01 or as expressly contemplated by this Agreement or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed), Acquiror shall not and shall not permit any of its Subsidiaries to:

(i)   change, modify or amend the Trust Agreement, the Acquiror Organizational Documents or the organizational documents of Merger Sub;
(ii)   (A) make, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of any of its outstanding capital stock or other equity interests; (B) split, combine, reclassify, subdivide or otherwise change any of its capital stock or other equity interests; or (C) other than the redemption of any shares of Acquiror Common Stock required by the Offer, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Acquiror;
(iii)   make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of Taxes, or enter into any Tax sharing or similar agreement (excluding any commercial contract not primarily related to Taxes);
(iv)   take any action, or knowingly fail to take any action, which action or failure to act could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment;
(v)   into, renew or amend in any material respect, any Acquiror Affiliate Agreement (or any Contract, that if existing on the date hereof, would have constituted an Acquiror Affiliate Agreement);
(vi)   enter into, or amend or modify any material term of (in a manner adverse to Acquiror or any of its Subsidiaries, including the Company), terminate excluding any expiration in accordance with its terms, or waive or release any material rights, claims or benefits under, any Contract of a type required to be listed on Schedule 5.17 (or any Contract, that if existing on the date hereof, would have been required to be listed on Schedule 5.17) or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which Acquiror or its Subsidiaries is a party or by which it is bound;
(vii)   waive, release, compromise, settle or satisfy any pending or threatened claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability;
(viii)   incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;
(ix)   (A) other than pursuant to the Subscription Agreements, offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Acquiror or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than in connection with the exercise of any Acquiror Rights outstanding on the date hereof, (B) amend, modify or waive any of the terms or rights set forth in, any warrant agreement with respect to Acquiror Rights, including any amendment, modification or reduction of the warrant price set forth therein, (C) enter into any Subscription Agreements or other agreements that contemplate Equity Financing, or (D) consummate the Equity Financing on terms materially different than those contained in such Subscription Agreements;
(x)   except as contemplated by the Acquiror Incentive Plan Proposal, (i) adopt, amend or become liable (whether actually or contingently) with respect to any Acquiror Benefit Plan, or enter into any employment Contract or collective bargaining agreement, or (ii) hire any employee or any other individual service provider, in each case, who is providing or will provide services to Acquiror or its Subsidiaries;

(xi)   (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase the assets or equity of, any corporation, partnership (limited or general), limited liability company, association, joint venture or other business organization or division thereof; or (ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Acquiror or its Subsidiaries (other than the transactions contemplated by this Agreement);
(xii)   make any capital expenditures;
(xiii)   make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;
(xiv)   enter into any new line of business outside of the business currently conducted by Acquiror and its Subsidiaries as of the date of this Agreement;
(xv)   make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or applicable Law;
(xvi)   voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to Acquiror and its Subsidiaries and their assets and properties; or
(xvii)   enter into any agreement to do any action prohibited under this Section 7.01.
(b)   During the Interim Period, Acquiror shall, and shall cause its Subsidiaries to comply with, and continue performing under, as applicable, the Acquiror Organizational Documents, the Trust Agreement and all other agreements or Contracts to which Acquiror or its Subsidiaries may be a party.
7.02   Trust Account.   Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in Article IX), Acquiror shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement, and the funds received in the Equity Financing to be disbursed, for the following uses: (a) the redemption of any shares of Acquiror Common Stock in connection with the Offer; (b) the payment of the Outstanding Company Expenses and Outstanding Acquiror Expenses pursuant to Section 3.09; and (c) the balance after payment and disbursement of the amounts required under the foregoing clauses (a) and (b) to be disbursed to PubCo.
7.03   Inspection.   Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Acquiror or its Subsidiaries by third parties that may be in Acquiror’s or its Subsidiaries’ possession from time to time, and except for any information which in the opinion of legal counsel of Acquiror would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which Acquiror or any of its Subsidiaries is bound, Acquiror shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to all of their respective properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses and appropriate officers and employees of Acquiror, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of Acquiror that are in the possession of Acquiror as such Representatives may reasonably request. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company, its Affiliates and their respective Representatives under this Agreement shall be subject to the Nondisclosure Agreement prior to the Effective Time.
7.04   Acquiror Nasdaq Listing.
(a)   From the date hereof through the Closing, Acquiror shall use reasonable best efforts to ensure Acquiror remains listed as a public company on, and for shares of Acquiror Common Stock to be listed on, Nasdaq.

(b)   Acquiror shall use reasonable best efforts to cause PubCo Common Stock to be issued in connection with the Transactions to be approved for listing on Nasdaq as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date.
7.05   Acquiror Public Filings.   From the date hereof through the Closing, Acquiror will use reasonable best efforts to keep current and file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.
7.06   Section 16 Matters.   Prior to the Closing, the Acquiror Board, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Acquiror Common Stock pursuant to this Agreement and the other agreements contemplated hereby, by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Acquiror following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.
7.07   Exclusivity.   During the Interim Period, Acquiror shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its shareholders and/or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than with the Company, its shareholders and their respective Affiliates and Representatives. Acquiror shall, and shall use its reasonable best efforts to cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.
7.08   Stockholder Action.   Acquiror shall notify the Company promptly in connection with a written threat to file, or filing by, an Action related to this Agreement or the Transaction by any of its stockholders or holders of any Acquiror Rights against Acquiror or its Subsidiaries or against any of their respective directors or officers (any such action, a “Stockholder Action”). Acquiror shall keep the Company reasonably apprised of the defense, settlement, prosecution or other developments with respect to any such Stockholder Action. Acquiror shall give the Company the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense of any such litigation, to give due consideration to the Company’s advice with respect to such litigation and to not settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned; provided that, for the avoidance of doubt, Acquiror shall bear all of its costs of investigation and all of its defense and attorneys’ and other professionals’ fees related to such Stockholder Action.
7.09   Written Consent of Merger Sub.   Acquiror shall promptly after the execution of this Agreement, and in any event no later than the end of the day following the date of this Agreement, deliver its written consent, as the sole stockholder of Merger Sub, approving and adopting this Agreement and the Merger in accordance with applicable law and the certificate of incorporation and bylaws of Merger Sub, and Acquiror shall promptly deliver to the Company evidence of such action taken by written consent.
7.10   Incentive Equity Plan.   Prior to the Closing Date, Acquiror shall approve, and subject to approval of the stockholders of Acquiror, adopt, the Acquiror Incentive Plan. Within a reasonable period prior to Acquiror’s approval of Acquiror of the Acquiror Incentive Plan, Acquiror shall permit the Company a reasonable period to review the form of the Acquiror Incentive Plan and all forms of award agreement related thereto and reasonably consider in good faith the Company’s comments thereto.
7.11   Obligations as an Emerging Growth Company and a Controlled Company.   Acquiror shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) and to qualify, at the Effective Time, as a “controlled” company under the rules of the Nasdaq; and (b) not take any action that would cause Acquiror to not qualify as an “emerging growth company” within the meaning of the JOBS Act or, at the Effective Time, as a “controlled” company under the rules of Nasdaq.

ARTICLE VIII
JOINT COVENANTS
8.01   Subscription Agreements.   Subject to the terms hereof, Company and Acquiror shall and shall cause their respective Affiliates to comply with its obligations, and enforce its rights, under any Subscription Agreements entered into with the Company’s consent. Acquiror and Company shall give the other prompt notice of any breach by any party to the Subscription Agreements of which Acquiror or Company has become aware or any termination (or alleged or purported termination) of the Subscription Agreements. Acquiror shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain the proceeds of the Equity Financing and shall not permit any amendment or modification to, or any waiver of any material provision or remedy under, the Subscription Agreements if such amendment, modification, waiver or remedy (i) would materially delay the occurrence of the Closing, (ii) reduces the aggregate amount of the Equity Financing, (iii) adds or imposes new conditions or amends the existing conditions to the consummation of the Equity Financing or (iv) is adverse to the interests of the Company, in each case, in any material respect. Notwithstanding the foregoing, to the extent the Minimum Cash Condition is satisfied, failure to obtain the proceeds from the Equity Financing shall not relieve Acquiror or Company from their respective obligations to consummate the transactions contemplated by this Agreement, whether or not such Equity Financing is available.
8.02   Support of Transaction.   Without limiting any covenant contained in Article VI or Article VII, including the obligations of the Company and Acquiror with respect to the notifications, filings, reaffirmations and applications described in Section 8.08, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 8.01, Acquiror and the Company shall each, and shall each cause their respective Subsidiaries to: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of Acquiror, the Company, or their respective Affiliates are required to obtain in order to consummate the Transactions, including any required approvals of parties to material Contracts with the Company, and (c) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall Acquiror, Merger Sub or the Company be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company is a party or otherwise in connection with the consummation of the Transactions.
8.03   Preparation of Registration Statement; Special Meeting; Solicitation of Company Requisite Approval.
(a)   Promptly following the date hereof, Acquiror shall cause to be filed with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of PubCo Common Stock to be issued under this Agreement, which Registration Statement will also contain the Proxy Statement. Each of Acquiror and the Company shall use its reasonable best efforts to cause the Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Acquiror acknowledges that the Company has furnished all information concerning the Company as may reasonably be requested by Acquiror in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Promptly after the Registration Statement is declared effective under the Securities Act, Acquiror will cause the Proxy Statement to be mailed to stockholders of Acquiror.
(b)   Each of Acquiror and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. If Acquiror or the Company becomes aware that any information contained in the Registration

Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law, then (i) such party shall promptly inform the other parties and (ii) Acquiror, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. Acquiror and the Company shall use reasonable best efforts to cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and the Proxy Statement to be disseminated to the holders of shares of Acquiror Common Stock, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Acquiror Organizational Documents. Acquiror shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that Acquiror receives from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.
(c)   Acquiror agrees to include provisions in the Proxy Statement and to take reasonable action related thereto with respect to (i) approval of the Merger (the “Transaction Proposal”), (ii) approval of the PubCo Charter (the “Amendment Proposal”), (iii) approval of the issuance of PubCo Common Stock in connection with the Transactions (including pursuant to the consummation of the Subscription Agreements) in accordance with this Agreement, in each case to the extent required by Nasdaq listing rules (the “Stock Issuance Proposal”), (iv) the adoption of the Acquiror Incentive Plan (the “Acquiror Incentive Plan Proposal”), and (v) approval of any other proposals reasonably necessary or appropriate to consummate the transaction contemplated hereby (the “Additional Proposal” and together with the Transaction Proposal, Amendment Proposal, Acquiror Incentive Plan Proposal and the Stock Issuance Proposal, the “Proposals”). The Acquiror Incentive Plan Proposal shall provide that an aggregate number of shares of PubCo Common Stock equal to 10% of the fully diluted outstanding shares of PubCo Common Stock immediately after the Closing shall be reserved for issuance pursuant to the Acquiror Incentive Plan, subject to annual increases as provided therein. Without the prior written consent of the Company, the Proposals shall be the only matters (other than procedural matters) which Acquiror shall propose to be acted on by Acquiror’s stockholders at the Special Meeting.
(d)   Acquiror and the Company shall use reasonable best efforts to, as promptly as practicable, and in compliance with applicable Law (i) establish the record date for, duly call, give notice of, convene and hold the Special Meeting in accordance with the DGCL, (ii) cause the Proxy Statement to be disseminated to Acquiror’s stockholders and (iii) solicit proxies from the holders of Acquiror Common Stock to vote in favor of each of the Proposals. Acquiror shall, through the Acquiror Board, recommend to its stockholders that they approve each of the Proposals (the “Acquiror Board Recommendation”) and shall include the Acquiror Board Recommendation in the Proxy Statement. Notwithstanding the foregoing, if at any time prior to, but not after, obtaining approval of the Proposals, the Acquiror Board determines that a Material Adverse Effect has occurred, the Acquiror Board may make a withdrawal of such recommendation or an amendment, qualification or modification of such recommendation if a failure to do so would, upon the advice of counsel, reasonably be expected to constitute a breach of its fiduciary duties to Acquiror’s stockholders under applicable Law (a “Change in Recommendation”). Acquiror shall immediately notify the Company in writing of any determination to make such Change in Recommendation. Acquiror agrees that its obligations under this Agreement shall not be affected by any Change in Recommendation and, for the avoidance of doubt, it agrees (A) that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Proposals shall not be affected by any Change in Recommendation or other intervening event or circumstance and (B) to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders the Proposals, in each case in accordance with this Agreement, regardless of any Change in Recommendation or other intervening event or circumstance. Notwithstanding the foregoing provisions of this Section 8.03(d), if on a date for which the Special Meeting is scheduled, Acquiror has not received proxies representing a sufficient number of shares of Acquiror Common Stock to obtain the Acquiror Stockholder Approval, whether or not a quorum is present, Acquiror shall have the right to make one or more successive postponements or adjournments of the Special Meeting.

(e)   The Company shall solicit the Company Requisite Approval via written consent as soon as promptly as practicable after the Registration Statement becomes effective. In connection therewith, Acquiror and the Company shall use reasonable best efforts to, as promptly as practicable, (i) cause the Consent Solicitation Statement to be disseminated to the Company Stockholders in compliance with applicable Law and (ii) solicit written consents from the Company Stockholders to give the Company Requisite Approval. The Company shall, through the Company Board, recommend to the Company Stockholders that they adopt this Agreement (the “Company Board Recommendation”) and shall include the Company Board Recommendation in the Consent Solicitation Statement. The Company Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Company Board Recommendation. The Company will provide Acquiror with copies of all stockholder consents it receives within one (1) Business Day of receipt of the Company Requisite Approval. Unless this Agreement has been terminated in accordance with its terms, the Company’s obligation to solicit written consents from the Company Stockholders to give the Company Requisite Approval in accordance with this Section 8.03(e) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Acquisition Proposal.
8.04   Tax Matters.
(a)   Transfer Taxes.   Notwithstanding anything to the contrary contained herein, PubCo shall pay all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions. Pubco shall, at its own expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, the Company will join in the execution of any such Tax Returns.
(b)   Tax Treatment.   Acquiror, Merger Sub and the Company intend that the Transactions qualify for the Intended Tax Treatment. In addition, Acquiror, Merger Sub and the Company intend that any additional shares of PubCo Common Stock issued to Former Company Stockholders after the Effective Time pursuant to the terms of the Sponsor Support Agreement qualify as consideration eligible to be received on a tax-deferred basis in a manner consistent with the Intended Tax Treatment and the principles of Revenue Procedure 84-42. None of the parties or their respective Affiliates shall knowingly take or cause to be taken, or knowingly fail to take or knowingly cause to be failed to be taken, any action that would reasonably be expected to prevent qualification for such Intended Tax Treatment. Each party shall, unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or any corresponding or similar state, local or foreign final determination) or a change in applicable Law, or based on a change in the facts and circumstances underlying the Transactions from the terms described in this Agreement, cause all Tax Returns to be filed on a basis of treating the Merger as a “reorganization” within the meaning of Section 368(a) of the Code. Each of the parties agrees to use reasonable best efforts to promptly notify all other parties of any challenge to the Intended Tax Treatment by any Governmental Authority.
(c)   Plan of Reorganization.   The Company, Acquiror and Merger Sub hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).
(d)   FIRPTA.   On or prior to the Closing Date, the Company shall deliver to Acquiror (i) a certificate on behalf of the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and (ii) a form of notice to the Internal Revenue Service prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2); provided that, notwithstanding anything to the contrary, Acquiror’s sole remedy in the event the Company fails to deliver such certificate shall be to make a proper withholding of Tax to the extent required by applicable Law.
8.05   Confidentiality; Publicity.
(a)   Acquiror acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Nondisclosure Agreement, the terms of which are incorporated herein by reference.

(b)   None of Acquiror, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of the Company or Acquiror, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Law or the rules of any national securities exchange), in which case Acquiror or the Company, as applicable, shall use their commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance and allow the other party a reasonable opportunity to comment thereon (which shall be considered by Acquiror or the Company, as applicable, in good faith); provided, however, that, notwithstanding anything contained in this Agreement to the contrary, each party and its Affiliates may make announcements and may provide information regarding this Agreement and the transactions contemplated hereby to its and their Affiliates, and its and their respective investors, directors, officers, employees, managers and advisors without the consent of any other party hereto; and provided further that, subject to Section 6.02 and this Section 8.05, the foregoing shall not prohibit any party hereto from communicating with third parties to the extent necessary for the purpose of seeking any third party consent.
8.06   Post-Closing Cooperation; Further Assurances.   Following the Closing, each party shall, on the request of any other party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the transactions contemplated hereby.
8.07   Additional Insurance and Indemnity Matters.
(a)   Prior to the Closing, Acquiror and the Company shall reasonably cooperate in order to obtain directors’ and officers’ liability insurance for PubCo and the Company that shall be effective as of Closing and will cover (i) those Persons who were directors and officers of the Company prior to the Closing and (ii) those Persons who will be the directors and officers of PubCo and its Subsidiaries (including the directors and officers of the Company) at and after the Closing on terms not less favorable than the better of (a) the terms of the current directors’ and officers’ liability insurance in place for the Company’s directors and officers and (b) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on Nasdaq which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as PubCo and its Subsidiaries (including the Surviving Company).
(b)   Prior to the Effective Time, Acquiror shall obtain, as of the Closing Date a “tail” insurance policy, to the extent available on commercially reasonable terms and at an aggregate cost of no higher than 300% of the premium of Acquiror’s directors’ and officers’ liabilities insurance policy as of the date of this Agreement, extending coverage for an aggregate period of six (6) years (or such other coverage period as mutually agreed by Acquiror and the Company) providing directors’ and officers’ liability insurance with respect to claims arising from facts or events that occurred on or before the Closing covering (as direct beneficiaries) those persons who are as of the date of this Agreement currently covered by Acquiror’s directors’ and officers’ liability insurance policy, of the type and with the amount of coverage no less favorable than those of the directors’ and officers’ liability insurance maintained as of the date of this Agreement by, or for the benefit of, Acquiror; provided, however, that to the extent a policy as permitted by this Section 8.07(b) is purchased by Acquiror, the aggregate cost of such policy shall be deemed an Outstanding Acquiror Expense.
(c)   Prior to the Effective Time, PubCo and the Surviving Company shall indemnify and hold harmless each present and former director or officer of the Company, or any other person that may be a director or officer of the Company prior to the Effective Time, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any actual or threatened Action or other action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time or relating to the enforcement by any such Person of his or her rights under this Section 8.07, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company, would have been permitted under applicable Law and its certificate of incorporation, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such Person, and shall advance expenses (including reasonable attorneys’ fees and expenses) of any such Person as incurred to the fullest extent permitted under applicable Law (including, without limitation, in connection with any action, suit or proceeding brought by any such Person to enforce his or her rights under this Section 8.07). Without limiting the foregoing, PubCo shall, and shall cause the Surviving Company and its Subsidiaries to, (i) maintain for a period of not less than six (6) years from the Effective Time provisions in its certificate of incorporation (if applicable), bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those Persons than the provisions of such certificates of incorporation (if applicable), bylaws and other organizational documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. PubCo shall assume, and be liable for, and shall cause the Surviving Company and their respective Subsidiaries to honor, each of the covenants in this Section 8.07.
(d)   Notwithstanding anything contained in this Agreement to the contrary, this Section 8.07 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on PubCo and the Surviving Company and all successors and assigns of PubCo and the Surviving Company. In the event that PubCo, the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person or effects any division transaction, then, and in each such case, PubCo and the Surviving Company shall ensure that proper provision shall be made so that the successors and assigns of PubCo or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 8.07. The obligations of PubCo and the Surviving Company under this Section 8.07 shall not be terminated or modified in such a manner as to materially and adversely affect any present and former director or officer of the Company, or other person that may be a director or officer of the Company prior to the Effective Time, to whom this Section 8.07 applies without the consent of the affected Person. The rights of each person entitled to indemnification or advancement hereunder shall be in addition to, and not in limitation of, any other rights such Person may have under the Company Certificate of Incorporation, the bylaws of the Company, any other indemnification arrangement, any applicable law, rule or regulation or otherwise. The provisions of this Section 8.07 are expressly intended to benefit, and are enforceable by, each Person entitled to indemnification or advancement hereunder and their respective successors, heirs and representatives, each of whom is an intended third-party beneficiary of this Section 8.07.
8.08   HSR Act and Regulatory Approvals.
(a)   In connection with the transactions contemplated by this Agreement, each of Acquiror and the Company shall comply promptly, but in no event later than fifteen (15) Business Days after the date the Registration Statement is filed, with the notification and reporting requirements of the HSR Act, if applicable. Each of Acquiror and the Company shall furnish to the other as promptly as reasonably practicable all information required for any application or other filing to be made by such other party pursuant to any Antitrust Law, if applicable. Each of Acquiror and the Company shall substantially comply with any Information or Document Requests.
(b)   Each of Acquiror and the Company shall request early termination of any waiting period under the HSR Act, if applicable, and exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act, if applicable, and consents or approvals pursuant to any other applicable Antitrust Laws, (ii) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement and (iii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted.
(c)   Each of Acquiror and the Company shall cooperate in good faith with the Regulatory Consent Authorities and exercise its reasonable best efforts to undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement as soon as practicable (but in any event prior to the Termination Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove any impediment under Antitrust Law or the actual or threatened commencement of any proceeding in any forum by or on behalf of any Regulatory Consent Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger. Without limiting the generality of the foregoing, each of Acquiror and the Company shall, and shall cause its respective Subsidiaries (as applicable) to, (i) propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any investments, assets, properties, products, rights, services or businesses of such party or any interest therein, and (ii) otherwise take or commit to take any actions that would limit such party’s freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of such party, or any interest or interests therein; provided, that any such action contemplated by this Section 8.08(c) is conditioned upon the consummation of the Merger. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.08 or any other provision of this Agreement shall require or obligate the Company’s Affiliates and investors, Acquiror’s Affiliates and investors, including the Sponsor, their respective Affiliates and any investment funds or investment vehicles affiliated with, or managed or advised by, Acquiror’s Affiliates and investors, including the Sponsor, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Acquiror’s Affiliates and investors including, the Sponsor, or of any such investment fund or investment vehicle to take any action in connection with avoiding, preventing, eliminating or removing any impediment under Antitrust Law with respect to the Transactions, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect such Person’s or entity’s freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of such Person or entity or any of such entity’s Subsidiaries or Affiliates, or any interest therein.
(d)   Each of Acquiror and the Company shall promptly notify the other of any substantive communication with, and furnish to such other party copies of any notices or written communications received by, Acquiror or the Company, as applicable, or any of its respective Affiliates from, any third party or Governmental Authority with respect to the transactions contemplated by this Agreement, and each of Acquiror and the Company shall permit counsel to such other party an opportunity to review in advance, and each of Acquiror and the Company shall consider in good faith the views of such other party’s counsel in connection with, any proposed communications by Acquiror or the Company, as applicable, and/or its respective Affiliates to any Governmental Authority concerning the transactions contemplated by this Agreement; provided that neither Acquiror nor the Company shall extend any waiting period or comparable period under the HSR Act, if applicable, or enter into any agreement with any Governmental Authority without the written consent of such other party. Each of Acquiror and the Company agrees to provide, to the extent permitted by the applicable Governmental Authority, such other party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby. Any materials exchanged in connection with this Section 8.08 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or Acquiror, as applicable, or other competitively sensitive material; provided, that each of Acquiror and the Company may, as it deems advisable and necessary, designate any materials provided to such other party under this Section 8.08 as “outside counsel only.” Notwithstanding anything in this Agreement to the contrary, nothing in this Section 8.08 or any other provision of this Agreement shall require or obligate the Company or any of its investors or Affiliates to, and Acquiror shall not, without the prior written consent of the Company, agree or otherwise be required to, take any action with respect to the Company, or such investors or Affiliates, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of the Company or such investors or Affiliates, or any interest therein.
(e)   Acquiror and Company shall each be responsible for one-half of all filing fees, if any, payable to the Regulatory Consent Authorities in connection with the transactions contemplated by this Agreement.

(f)   Each of Acquiror and the Company shall not, and shall cause its respective Subsidiaries (as applicable) not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to: (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders or declarations of any Regulatory Consent Authorities or the expiration or termination of any applicable waiting period; (ii) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transaction contemplated hereby; (iii) increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) delay or prevent the consummation of the transactions contemplated hereby. Notwithstanding anything in this Agreement to the contrary, the restrictions and obligations set forth in this Section 8.08(f) shall not apply to or be binding upon Acquiror’s Affiliates, the Sponsor, their respective Affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, Acquiror’s Affiliates, the Sponsor, or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Acquiror’s Affiliates, the Sponsor, or any such investment fund or investment vehicle.
8.09   Employee Matters.   The Company and Acquiror shall cooperate in good faith to identify certain employees of the Company who shall enter into new employment agreements in a form to be reasonably agreed upon between the Company and Acquiror to be effective on the Closing Date. This Section 8.09 shall not create any third-party beneficiary rights for any employees with respect to employment agreements, continued employment or any other matter.
8.10   Non-Solicitation; Acquisition Proposals.
(a)   Except as expressly permitted by this Section 8.10, from the date of this Agreement until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 10.01, each Party shall not, and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any Person (other than a Party to this Agreement) relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal or (v) resolve or agree to do any of the foregoing. Each Party also agrees that immediately following the execution of this Agreement it shall and shall use commercially reasonable efforts to cause its Representatives to, cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) conducted heretofore in connection with an Acquisition Proposal or any inquiry or request for information that could reasonably be expected to lead to, or result in, an Acquisition Proposal.
(b)   The Company also agrees that within three (3) Business Days of the execution of this Agreement, the Company shall request each Person (other than the parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company (and with whom the Company has had contact in the three (3) months prior to the date of this Agreement regarding the acquisition of the Company) to return or destroy all confidential information furnished to such Person by or on behalf of it or any of its subsidiaries prior to the date hereof and terminate access to any physical or electronic data room maintained by or on behalf of the Company. The Company shall promptly (and in any event within one (1) Business Day) notify, in writing, Acquiror of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal. The Company shall promptly (and in any event within two (2) Business Days) keep Acquiror reasonably informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Acquisition Proposal (including any material changes thereto). Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 8.10 by any Party’s Representatives acting on such Party’s behalf shall be deemed to be a breach of this Section 8.10 by such Party.
(c)   For purposes of this Section 8.10, “Acquisition Proposal” means any proposal or offer from any Person or “group” (as defined in the Exchange Act) (other than Acquiror, Merger Sub or their respective Affiliates) relating to and Alternative Transaction. An “Alternative Transaction” means (A) with respect to the Company, in a single transaction or series of related transactions, (i) any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company, (ii) any direct or indirect acquisition of 20% or more of the consolidated assets of the Company (based on the fair market value thereof, as determined in good faith by the Company Board), including through the acquisition of one or more subsidiaries of the Company owning such assets, (iii) acquisition of beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the total voting power of the equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the total voting power of the equity securities of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole) or (iv) any issuance or sale or other disposition (including by way of merger, reorganization, division, consolidation, share exchange, business combination, recapitalization or other similar transaction) of 20% or more of the total voting power of the equity securities of the Company; and (B) with respect to Acquiror and Merger Sub, a transaction (other than the transactions contemplated by this Agreement) concerning an initial business combination for Acquiror.
ARTICLE IX
CONDITIONS TO OBLIGATIONS
9.01   Conditions to Obligations of All Parties.   The obligations of the parties hereto to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in a joint writing duly executed by all of such parties:
(a)   HSR Act.   The applicable waiting period(s) under the HSR Act in respect of the Transactions shall have expired or been terminated.
(b)   No Prohibition.   There shall not have been enacted or promulgated any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions.
(c)   Offer Completion.   The Offer shall have been completed in accordance with the terms hereof, the Acquiror Organizational Documents and the Proxy Statement.
(d)   Net Tangible Assets.   Acquiror shall not have redeemed shares of Acquiror Common Stock in the Offer in an amount that would cause Acquiror to have less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).
(e)   Acquiror Stockholder Approval.   The Acquiror Stockholder Approval shall have been obtained.
(f)   Company Requisite Approval.   The Company Requisite Approval shall have been obtained.
(g)   Listing.   PubCo Common Stock to be issued in connection with the Transactions shall have been approved for listing on Nasdaq subject only to official notice of issuance thereof.
(h)   Minimum Cash Condition.   The aggregate cash available to Acquiror at the Closing from the Trust Account and the Equity Financing (after giving effect to the redemption of any shares of

Acquiror Common Stock in connection with the Offer but prior to paying all Outstanding Acquiror Expenses and Outstanding Company Expenses) shall equal or exceed Fifty-Five Million Dollars ($55,000,000).
(i)   Redemption Threshold.   After giving effect to redemptions through the Offer, less than ninety-five percent (95%) of the Public Shares issued and outstanding as of the date hereof shall have been redeemed by Acquiror.
(j)   Required Consent.   The consent set forth on Schedule 9.01(j) shall have been obtained.
9.02   Additional Conditions to Obligations of Acquiror.   The obligations of Acquiror to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:
(a)   Representations and Warranties.
(i)   Each of the representations and warranties of the Company contained in the first sentence of Section 4.01(a) (Corporate Organization of the Company), Section 4.03 (Due Authorization), Section 4.06 (Capitalization) and Section 4.17 (Brokers’ Fees) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).
(ii)   Each of the representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company described in Section 9.02(a)(i)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.
(b)   Agreements and Covenants.   Each of the covenants of the Company to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.
(c)   Officer’s Certificate.   The Company shall have delivered to Acquiror a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.02(a) and Section 9.02(b) have been fulfilled.
(d)   Director Nomination Agreement.   The Company shall deliver to Acquiror a counterpart of the Director Nomination Agreement, the form of which is attached hereto as Exhibit F (the “Director Nomination Agreement”) duly executed by Company, which shall be effective immediately following the Effective Time.
(e)   Lock-Up Agreements.   The Persons listed on Schedule 9.02(e) shall have entered into a Lock-up Agreement.
9.03   Additional Conditions to the Obligations of the Company.   The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:
(a)   Representations and Warranties.   Each of the representations and warranties of Acquiror and Merger Sub contained in this Agreement (without giving effect to any limitation as to “materiality,” “material adverse effect” or any similar limitation set forth therein) shall be true and correct as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a material adverse effect on the on the business, results of operations or financial condition of Acquiror or the ability of Acquiror or Merger Sub to complete the transactions contemplated by this Agreement.
(b)   Agreements and Covenants.   Each of the covenants of Acquiror and Merger Sub to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.
(c)   Officer’s Certificate.   Acquiror and Merger Sub shall have delivered to the Company a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.03(a) and Section 9.03(b) have been fulfilled.
(d)   PubCo Charter.   The Certificate of Incorporation shall be amended and restated in the form of the PubCo Charter.
(e)   Director Nomination Agreement.   Acquiror shall deliver to the Company a counterpart of the Director Nomination Agreement, duly executed by the Sponsor to be effective immediately following the Effective Time.
ARTICLE X
TERMINATION/EFFECTIVENESS
10.01   Termination.   This Agreement may be terminated and the transactions contemplated hereby abandoned:
(a)   by written consent of the Company and Acquiror;
(b)   prior to the Closing, by written notice to the Company from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement (or any breach on the part of the applicable Company Stockholder that is a party to a Company Support Agreement of such Company Support Agreement), such that the conditions specified in Section 9.02(a) or Section 9.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company or the applicable Company Stockholder through the exercise of its commercially reasonable efforts, then, for a period of up to ten (10) days (or any shorter period of the time that remains between the date Acquiror provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from Acquiror of such breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred by the Termination Date, or (iii) the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided that the right to terminate this Agreement under Section 10.01(b)(i) shall not be available if Acquiror, Merger Sub or Sponsor is then in material breach of any of its representations, warranties, covenants or agreements in this Agreement or the Sponsor Support Agreement;
(c)   prior to the Closing, by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror or Merger Sub set forth in this Agreement (or any breach on the part of the applicable holder of shares of Acquiror Common Stock that is a party to the Sponsor Support Agreement of Section 1 of such Sponsor Support Agreement), such that the conditions specified in Section 9.03(a) or Section 9.03(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror, Merger Sub or Sponsor, as applicable, through the exercise of its commercially reasonable efforts, then, for a period of up to ten (10) days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by Acquiror of notice from the Company of such breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period, (ii) the Closing has not occurred by the Termination Date, (iii) the consummation of the Merger is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or a statute, rule or regulation; provided, that the right to terminate this Agreement under Section 10.01(c)(i) shall not be available if the Company or any of the Company Stockholders is then in material breach of any of its representations, warranties, covenants or agreements in this Agreement or a Company Support Agreement;
(d)   by written notice from either the Company or Acquiror to the other if the Acquiror Stockholder Approval is not obtained at the Special Meeting (subject to any adjournment or recess of the meeting); or
(e)   by written notice from the Company to Acquiror prior to obtaining Acquiror Stockholder Approval if there has been a Change in Recommendation.
10.02   Effect of Termination.   Except as otherwise set forth in this Section 10.02, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any party hereto for any Willful Breach of this Agreement by such party occurring prior to such termination subject to Section 6.05. The provisions of Sections 6.05, 8.05, 10.02 and Article XI (collectively, the “Surviving Provisions”) and the Nondisclosure Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions, which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement. Notwithstanding the foregoing, a failure by Acquiror and Merger Sub to close in accordance with this Agreement when they are obligated to do so shall be deemed to be a Willful Breach of this Agreement.
ARTICLE XI
MISCELLANEOUS
11.01   Waiver.   Any party to this Agreement may, to the fullest extent permitted by applicable Law at any time prior to the Closing and before or after stockholder adoption of this Agreement, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement, or by action taken by its board of directors and without further action on the part of its stockholders to the extent permitted by applicable law, agree to an amendment or modification to this Agreement in the manner contemplated by Section 11.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.
11.02   Notices.   All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx (or other nationally recognized overnight delivery service), or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:
(a)   If to Acquiror or Merger Sub, to:
ROC Energy Acquisition Corp.
16400 Dallas Parkway
Dallas, Texas 75248
Attn: Daniel Kimes, Chief Executive Officer
E-mail: dkimes@rocspac.com
with a copy to (which shall not constitute notice):
Winston & Strawn LLP
800 Capitol St., Suite 2400
Houston, TX 77002-2925
Attn: Michael Blankenship, Esq.
Email: mblankenship@winston.com

(b)   If to the Company to:
Drilling Tools International Holdings, Inc.
3701 Briarpark Drive, Suite 150
Houston, TX 77042
Attn: Wayne Prejean, Chief Executive Officer
Email: wayne.prejean@drillingtools.com
with a copy to (which shall not constitute notice):
Bracewell LLP
711 Louisiana Street, Suite 2300
Houston, TX 77002
Attn:
William S. Anderson
Benjamin J. Martin

Email:
will.anderson@bracewell.com
ben.martin@bracewell.com

or to such other address or addresses as the parties may from time to time designate in writing.
11.03   Assignment.   No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided, the Company may collaterally assign any or all of its rights and interests hereunder to one or more lenders of the Company. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 11.03 shall be null and void, ab initio.
11.04   Rights of Third Parties.   Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and Acquiror (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 8.07 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 11.14.
11.05   Expenses.   Except as otherwise provided herein (including Section 3.09, Section 8.08(e) and Section 8.04(a)), each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.
11.06   Governing Law.   This Agreement, the Transactions and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
11.07   Captions; Counterparts.   The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
11.08   Schedules and Exhibits.   The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.

11.09   Entire Agreement.   This Agreement (together with the Schedules and Exhibits to this Agreement) and that certain Nondisclosure Agreement, dated October 10, 2022, between Acquiror and the Company (the “Nondisclosure Agreement”), constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement and the Nondisclosure Agreement.
11.10   Amendments.   This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the parties hereto in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Section 10.01 or to cause such party to enter into an amendment to this Agreement pursuant to this Section 11.10.
11.11   Severability.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.
11.12   Jurisdiction; WAIVER OF TRIAL BY JURY.   Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.12. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
11.13   Enforcement.   The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 10.01, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.13 shall not be required to provide any bond or other security in connection with any such injunction.

11.14   Non-Recourse.   This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Named Parties, and then only with respect to the specific obligations set forth herein or in an Ancillary Agreement with respect to such Named Party. Except to the extent a Named Party to this Agreement or an Ancillary Agreement and then only to the extent of the specific obligations undertaken by such Named Party in this Agreement or in the applicable Ancillary Agreement, (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement or any Ancillary Agreement, and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror or Merger Sub under this Agreement or any Ancillary Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.
11.15   Nonsurvival of Representations, Warranties and Covenants.   None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein or in any Ancillary Agreement that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing, and (b) this Article XI.
11.16   Acknowledgments.   Each of the parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the Company Representations constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereby; (iii) the Acquiror and Merger Sub Representations constitute the sole and exclusive representations and warranties of Acquiror and Merger Sub; (iv) except for the Company Representations by the Company, the Acquiror and Merger Sub Representations by Acquiror and Merger Sub, none of the parties hereto or any other Person makes, or has made, any other express or implied representation or warranty with respect to any party hereto (or any party’s Affiliates) or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any party hereto or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any party hereto (or any party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any party hereto (or its Subsidiaries), or the quality, quantity or condition of any party’s or its Subsidiaries’ assets) are specifically disclaimed by all parties hereto and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any party hereto or its Subsidiaries); and (v) each party hereto and its respective Affiliates and its and their respective Representatives are not relying on and have not relied on, any representations or warranties in connection with the Transactions or otherwise except the Company Representations by the Company, the Acquiror and Merger Sub Representations by Acquiror and Merger Sub and the other representations expressly made by a Person in the Sponsor Support Agreement, the Company Support Agreements and the Registration Rights Agreement (each of which is being made solely by the Person expressly making such representation in the applicable Ancillary Agreement and not by any other Person).
[signature page follows]

IN WITNESS WHEREOF, Acquiror, Merger Sub and the Company have caused this Agreement to be executed and delivered as of the date first written above.
ROC ENERGY ACQUISITION CORP.
By:

 Name: Daniel Kimes
 Title:   Chief Executive Officer
ROC MERGER SUB, INC.
By:

 Name:
 Title:
DRILLING TOOLS INTERNATIONAL HOLDINGS, INC.
By:

 Name: Wayne Prejean
 Title:   Chief Executive Officer

EXHIBIT B
FORM OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ROC ENERGY ACQUISITION CORP.
ROC Energy Acquisition Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
1.   The name of the Corporation is ROC Energy Acquisition Corp. The Corporation was incorporated under the name ROC Energy Acquisition Corp. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 2, 2021 (the “Original Certificate”).
2.   An Amended and Restated Certificate of Incorporation, which amended and restated the Original Certificate in its entirety, was filed with the Secretary of State of the State of Delaware on December 1, 2021 (as amended from time to time, the “Existing Certificate”).
3.   This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which amends and restates the Existing Certificate in its entirety, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL and has been adopted by the stockholders of the Corporation at a meeting of the stockholders of the Corporation in accordance with the provisions of Section 211 of the DGCL.
4.   The text of the Existing Certificate is hereby amended and restated by this Second Amended and Restated Certificate to read in its entirety as set forth in EXHIBIT A attached hereto.
5.   This Second Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, ROC Energy Acquisition Corp. has caused this Second Amended and Restated Certificate to be signed by a duly authorized officer of the Corporation, on [•], 2023.
ROC ENERGY ACQUISITION CORP.
By:

Name:
Title:

Annex B
EXHIBIT A
ARTICLE I NAME
The name of the corporation is Drilling Tools International Corporation (the “Corporation”).
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.
ARTICLE IV
CAPITAL STOCK
The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is [•]. The total number of shares of Common Stock that the Corporation is authorized to issue is [•], having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is [•], having a par value of $0.0001 per share.
The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:
A.
COMMON STOCK.

1.   General.   The voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.
2.   Voting.   Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Certificate of Designation) or pursuant to the DGCL.
Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.   Dividends.   Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.
4.   Liquidation.   Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.
B.
PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.
Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Second Amended and Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second Amended and Restated Certificate (including any Certificate of Designation).
The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.
ARTICLE V
BOARD OF DIRECTORS
For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:
A.   Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible and designated as Class I, Class II and Class III. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the date of this Second Amended and Restated Certificate; the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the date of this Second Amended and Restated Certificate; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the date of this Second Amended and Restated Certificate. At each annual meeting of the stockholders of the Corporation beginning with the first annual meeting of the stockholders following the date of this Second Amended and Restated Certificate, subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II and Class III.
B.   Except as otherwise expressly provided by the DGCL or this Second Amended and Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Directors shall be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
C.   Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.
D.   Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.
E.   Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article V, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article V, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.
F.   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Amended and Restated Bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”). In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Second Amended and Restated Certificate (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors.

G.   The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
ARTICLE VI
STOCKHOLDERS
A.   Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.
B.   Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the President, and shall not be called by any other person or persons.
C.   Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
ARTICLE VII
LIABILITY
No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VII, or the adoption of any provision of the Second Amended and Restated Certificate inconsistent with this Article VII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.
ARTICLE VIII
INDEMNIFICATION
A.   To the fullest extent permitted by the DGCL or any other applicable law, as it presently exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding; provided that such indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Article VIII or otherwise. The rights to indemnification and advancement of expenses conferred by this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Article VIII, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
B.   The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article VIII shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
C.   Any repeal or amendment of this Article VIII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Article VIII, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
D.   This Article VIII shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.
ARTICLE IX
CORPORATE OPPORTUNITY
To the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine (any such potential opportunity, a “Corporate Opportunity”) shall not apply to any stockholder, director, officer or any other person or entity (including, with respect to any of the foregoing that are entities, any affiliates and their respective directors, officers, partners, members and associated entities) in each case who is not a full-time employee of the Corporation or any of its subsidiaries (each, an “Exempted Person”). The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities (including Corporate Opportunities) that are from time to time presented to any Exempted Person. Each Exempted Person who acquires knowledge of a potential circumstance, transaction, agreement, arrangement or other matter that may be a Corporate Opportunity shall not (a) have any duty to communicate or offer such opportunity to the Corporation and (b) shall not be liable to the Corporation, its subsidiaries or to the stockholders of the Corporation because such Exempted Person pursues or acquires for, or directs such opportunity to, itself or another Person or does not communicate such opportunity or information to the Corporation. No amendment or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate of Incorporation, the Bylaws or applicable law.

ARTICLE X
FORUM SELECTION
A.   Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the bylaws of the Corporation or this Second Amended and Restated Certificate (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article X, the federal district courts of the United States of America (the “Federal Courts”) shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, except for, as to each of (a) and (b), any claim as to which the Chancery Court or the Federal Courts, as applicable, determines that there is an indispensable party not subject to the jurisdiction of the Chancery Court or the Federal Courts, as applicable (and the indispensable party does not consent to the personal jurisdiction of the Chancery Court or Federal Courts, as applicable, within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Chancery Court or the Federal Courts, as applicable, or for which the Chancery Court or Federal Courts, as applicable, does not have subject matter jurisdiction. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
B.   Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. This Article X is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
C.   If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
ARTICLE XI
AMENDMENTS
A.   Notwithstanding anything contained in this Second Amended and Restated Certificate to the contrary, in addition to any vote required by applicable law, the following provisions in this Second Amended and Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two- thirds (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Part B of Article IV, Article V, Article VI, Article VII, Article VIII, Article IX, Article X and this Article XI.

B.   If any provision or provisions of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Second Amended and Restated Certificate (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Annex C
DRILLING TOOLS INTERNATIONAL CORPORATION
2023 OMNIBUS INCENTIVE PLAN
Effective [•], 2023
Section 1.   General.
The purposes of the Drilling Tools International Corporation 2023 Omnibus Incentive Plan (the “Plan”) are to (a) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) give Participants an incentive for excellence in individual performance; (c) promote teamwork among Participants; and (d) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Restricted Stock Units, (v) Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), (vi) Other Share-Based Awards, (vii) Other Cash-Based Awards or (viii) any combination of the foregoing. The Plan was originally adopted in connection with the consummation of the Company’s going public business combination (the “Going Public Transaction”) contemplated by that certain Agreement and Plan of Merger, entered into on February 13, 2023, by and among the Company (as defined below), ROC Merger Sub, Inc., a Delaware corporation, and Drilling Tools International Holdings, Inc., a Delaware corporation (the “Merger Agreement”).
Section 2.   Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 of the Plan.
(b)   “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. A Person shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
(c)   “Articles of Incorporation” means the articles of incorporation of the Company, as amended and/or restated and in effect from time to time.
(d)   “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.
(e)   “Award Agreement” means a written agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any shares of Common Stock that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(f)   “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(g)   “Board” means the Board of Directors of the Company.

(h)   “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.
(i)   “Cause” shall have the meaning assigned to such term in any Company, Subsidiary or Affiliate unexpired employment, severance, or similar agreement or Award Agreement with a Participant, or if no such agreement exists or if such agreement does not define “Cause” (or a term of like import), Cause means (i) the Participant’s breach of fiduciary duty or duty of loyalty to the Company, (ii) the Participant’s conviction of or plea of nolo contendere to a crime involving moral turpitude or a felony, (iii) the Participant’s failure, refusal or neglect to perform and discharge his or her duties and responsibilities on behalf of the Company or a Subsidiary of the Company (other than by reason of Disability) or to comply with any lawful directive of the Board or its designee, (iv) the Participant’s breach of any written policy of the Company or a Subsidiary or Affiliate thereof (including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information), (v) the Participant’s breach of any agreement with the Company or a Subsidiary or Affiliate thereof (including, without limitation, any confidentiality, non-competition, non-solicitation or assignment of inventions agreement), (vi) the Participant’s commission of fraud, dishonesty, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company or a Subsidiary or Affiliate thereof, or (vii) the Participant’s commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his or her lawful duties or responsibilities, which have or may be expected to have an adverse effect on the Company, its Subsidiaries or Affiliates. A Participant’s employment shall be deemed to have terminated for “Cause” if, on the date his or her employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered by the Company within three (3) months following such termination. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause for purposes of the Plan.
(j)   “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, shares of Common Stock or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 of the Plan is appropriate.
(k)   “Change in Control” means the occurrence of any of the following:
(i)   any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or
(ii)   the following individuals cease for any reason to constitute at least a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2∕3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)   the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation (A) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or
(iv)   the consummation of a plan of complete liquidation or dissolution of the Company; or
(v)   the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale, or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
For each Award that constitutes “nonqualified deferred compensation” under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if the event(s) constituting a “Change in Control” also constitutes a “change in control event” under Code Section 409A.
(l)   “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.
(m)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations and administrative guidance promulgated thereunder.
(n)   “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the shares of Common Stock are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(o)   “Common Stock” means common stock, $0.0001 par value per share, of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).
(p)   “Company” means Drilling Tools International Corporation, a Delaware corporation (f/k/a ROC Energy Acquisition Corp.) (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).
(q)   “Consultant” means any individual consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or Non-Employee Director.
(r)   “Director” means any individual who is a member of the Board on or after the Effective Date.
(s)   “Disability” means, with respect to any Participant who is an Employee, a permanent and total disability as defined in Code Section 22(e)(3).
(t)   “Effective Date” shall have the meaning set forth in Section 22 of the Plan.

(u)   “Eligible Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; and (ii) with respect to actions undertaken to comply with the rules of the New York Stock Exchange, the Nasdaq Stock Market or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, an “independent director” under the rules of the New York Stock Exchange, the Nasdaq Stock Market or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.
(v)   “Eligible Recipient” means: (i) an Employee; (ii) a Non-Employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator.
(w)   “Employee” shall mean any employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.
(x)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(y)   “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.
(z)   “Exercise Price” means, with respect to any Award under which the holder may purchase shares of Common Stock, the price per share at which a holder of such Award granted hereunder may purchase shares of Common Stock issuable upon exercise of such Award, as determined by the Administrator in accordance with Code Section 409A, as applicable.
(aa)   “Fair Market Value” as of a particular date shall mean: (i) if the shares of Common Stock are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported, the closing price on the last trading date immediately preceding such date) as quoted on such exchange or system on the day of determination; (ii) if the shares of Common Stock are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for a share of Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) whether or not the shares of Common Stock are then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Administrator in good faith and in a manner not inconsistent with Code Sections 409A or 422, as applicable.
(bb)   “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(cc)   “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.
(dd)   “Non-Employee Director” means a Director who is not an Employee.
(ee)   “Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(ff)   “Outstanding Common Stock” means the then-outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of Options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.
(gg)   “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 of the Plan.

(hh)   “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(ii)   “Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including, but not limited to, unrestricted shares of Common Stock or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(jj)   “Participant” means an Eligible Recipient who holds an outstanding Award under the Plan, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.
(kk)   “Performance-Based Award” means any Award granted under the Plan that is subject to one or more Performance Goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same Performance Goals as the shares of Common Stock or units underlying the Performance-Based Award.
(ll)   “Performance Goals” means performance goals based on performance criteria selected by the Administrator, which performance criteria may include, but are not limited to, any of the following: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) operating margin; (xiv) earnings; (xv) earnings per share; (xvi) return on equity; (xvii) return on investment; (xviii) return on capital; (xix) return on assets; (xx) return on net assets; (xxi) total shareholder return; (xxii) economic profit; (xxiii) market share; (xxiv) appreciation in the fair market value, book value or other measure of value of the shares of Common Stock; (xxv) expense or cost control; (xxvi) working capital; (xxvii) customer satisfaction; (xxviii) employee retention or employee turnover; (xxix) employee satisfaction or engagement; (xxx) environmental, health or other safety goals; (xxxi) individual performance; (xxxii) strategic objective milestones; (xxxiii) any other criteria specified by the Administrator in its sole discretion; and (xxxiv) any combination of, or a specified increase or decrease in, as applicable, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company or Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator in its sole discretion. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time a Performance-Based Award is granted, the Administrator may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or an Affiliate or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Administrator may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Administrator may determine that the Performance Goals or performance period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Administrator.
(mm)   “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (i) for purposes of determining whether a Change in Control has occurred only, the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.
(nn)   “Plan” means this Drilling Tools International Corporation 2023 Omnibus Incentive Plan, as amended and/or amended and restated from time to time.
(oo)   “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(pp)   “Restricted Shares” means an Award of shares of Common Stock granted pursuant to Section 9 of the Plan subject to certain restrictions and/or vesting requirements that lapse at the end of a specified period or periods.
(qq)   “Restricted Stock Unit” means an Award consisting of an unfunded, unsecured right granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Fair Market Value of shares of Common Stock, (ii) subject to any restrictions specified in the Award Agreement, and (iii) payable in cash or in shares of Common Stock (as specified in the Award Agreement).
(rr)   “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(ss)   “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.
(tt)   “Securities Act” means the Securities Act of 1933, as amended from time to time.
(uu)   “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the shares of Common Stock covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(vv)   “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).
(ww)   “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
Section 3.   Administration.
(a)   The Plan shall be administered by the Administrator in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b)   Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(i)   to select those Eligible Recipients who shall be Participants;
(ii)   to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(iii)   to determine the number of shares of Common Stock to be made subject to each Award;
(iv)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (B) the Performance Goals and performance periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) any confidentiality or restrictive covenant provisions applicable to the Award, and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to or waivers of the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;
(v)   to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Award Agreements evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;
(vi)   to determine Fair Market Value;
(vii)   to approve forms of Award Agreements for use with the Plan;
(viii)   to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(ix)   to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(x)   to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan;
(xi)   to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan; and
(xii)   to exercise all powers and authorities either specifically granted under the Plan or necessary or advisable in the administration of the Plan.
(c)   Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one (1) or more officers of the Company, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Directors or other persons who are subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such Director or other person. Notwithstanding the foregoing in this Section 3(c), it is intended that any action under the Plan intended to qualify for the exemptions provided by Rule 16b-3 will be taken only by the Board or by a committee or subcommittee of two (2) or more Eligible Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as an Eligible Director shall not invalidate any action that is otherwise valid under the Plan.
(d)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all parties, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4.   Shares Reserved for Issuance Under the Plan and Limitations on Awards.
(a)   Subject to adjustment in accordance with Section 5 of the Plan, in addition to Awards with respect to the [           ] shares of Common Stock relating to the outstanding stock options assumed or substituted by the Company in connection with the Going Public Transaction, the Administrator is authorized to deliver with respect to Awards granted under the Plan an aggregate of ten percent (10%) of the Outstanding Common Stock as of the Effective Date; provided, that the total number of shares of Common Stock that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2024, by a number of shares of Common Stock equal to three percent (3%) of the total number of Outstanding Common Stock on the last day of the prior calendar year. Notwithstanding the foregoing, the Administrator may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for that year or that the increase in the share reserve for such year will be a lesser number of shares of Common Stock than provided herein.
(b)   Notwithstanding anything herein to the contrary, the maximum number of shares of Common Stock subject to Awards granted during any fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year with respect to such Director’s service as a Non-Employee Director, shall not exceed $[           ], increased to $[           ] in the fiscal year of his or her initial services as a Non-Employee Director (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).
(c)   Shares of Common Stock issued under the Plan may, in whole or in part, be authorized but unissued shares of Common Stock or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of Common Stock subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of shares of Common Stock to a Participant will thereafter be deemed to be available for Awards. In applying the immediately preceding sentence, if (i) shares of Common Stock otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any share-settled Stock Appreciation Rights or Options are exercised, the aggregate number of shares of Common Stock subject to such Stock Appreciation Rights or Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, shares of Common Stock (x) tendered to exercise outstanding Options or other Awards, (y) withheld to cover applicable taxes on any Awards or (z) repurchased on the open market using Exercise Price proceeds shall not be available for issuance under the Plan. For the avoidance of doubt, (A) shares of Common Stock underlying Awards that are subject to the achievement of performance goals shall be counted against the share reserve based on the target value of such Awards unless and until such time as such Awards become vested and settled in shares of Common Stock, and (B) Awards that, pursuant to their terms, may be settled only in cash shall not count against the share reserve set forth in Section 4(a).

(d)   Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan; provided however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as incentive stock options shall be counted against the Incentive Stock Option limit in Section 7(b). In the event that an entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by such entity’s equityholders (if such approval is required) and not adopted in contemplation of such acquisition or combination, the equity securities available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common equity of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided, that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
(e)   In the event that the Company or an Affiliate thereof consummates a transaction described in Treasury Regulation Section 1.424-1(a)(3), individuals who become Employees or Directors on account of such transaction may be granted Substitute Awards due to assumption of or in substitution for awards granted by their former employer, and any such Substitute Awards that are Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a share of Common Stock on the grant date thereof; provided, however, that the Exercise Price of, the number of shares of Common Stock subject to, and other terms and conditions of Substitute Awards that are Options or Stock Appreciation Rights shall be determined in accordance with the applicable provisions of Code Sections 409A and 424.
Section 5.   Equitable Adjustments.
In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (a) the aggregate number of shares of Common Stock reserved for issuance under the Plan, (b) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan; provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (c) the kind, number and purchase price of shares of Common Stock subject to outstanding Restricted Shares or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional shares of Common Stock resulting from the adjustment shall be eliminated for no consideration. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (i) in exchange for payment in cash or other property having an aggregate Fair Market Value of the shares of Common Stock covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any, and (ii) with respect to any Awards for which the Exercise Price or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.   Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7.   Options.
(a)   General.   The Administrator may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Administrator may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Administrator may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option, and provisions regarding vesting and exercisability of the Option granted thereunder. The provisions of each Award Agreement that grants Options need not be the same with respect to each Participant, and such Award Agreement to individual Participants need not be the same in subsequent years (if granted at all). More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(b)   Limits on Incentive Stock Options.   If the Administrator grants Incentive Stock Options, then to the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and of any parent corporation (within the meaning of Code Section 424(e) and of any Subsidiary) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422. Subject to Section 5, the maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options is [        ] shares of Common Stock and, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 4(b). Each Participant who exercises an Incentive Stock Option must notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any shares of Common Stock received pursuant to the exercise of Incentive Stock Options. A “Disqualifying Disposition” is any disposition (including any sale) of such shares of Common Stock before the later of (i) two years after the date the Participant was granted the Incentive Stock Option, or (ii) one year after the date the Participant acquired the shares of Common Stock by exercising the Incentive Stock Option.
(c)   Exercise Price.   The Exercise Price of shares of Common Stock purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant, and (ii) no Incentive Stock Option granted to an Employee who, at the time such Incentive Stock Option is granted, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any parent corporation (within the meaning of Code Section 424(e)) or of any Subsidiary shall have an Exercise Price less than one-hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on such date.
(d)   Option Term.   The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to an Employee who, at the time such Incentive Stock Option is granted, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any parent corporation (within the meaning of Code Section 424(e)) or of any Subsidiary be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision in this Plan (including, without limitation, Section 7(h)), if, on the date an outstanding Nonqualified Stock Option would expire, the exercise of such Option, including by a “net exercise” or “cashless” exercise, would violate applicable law, the expiration date applicable to such Option will be tolled, except to the extent such tolling would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of such Option would no longer violate applicable securities laws.
(e)   Exercisability.   Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(f)   Method of Exercise.   Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased, accompanied by payment in full of the aggregate Exercise Price of the shares of Common Stock so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of shares of Common Stock otherwise issuable upon exercise), (ii) in the form of unrestricted shares of Common Stock already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares of Common Stock as to which such Option shall be exercised, (iii) by check acceptable to the Company on in cash, (iv) any other form of consideration approved by the Administrator and permitted by applicable law, or (v) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.
(g)   Termination of Employment or Service.   Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, the following terms and conditions shall apply:
(i)   In the event of the termination of a Participant’s employment or service by the Company without Cause or due to a resignation by the Participant for any reason, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination (with such period being extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period), on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(ii)   In the event of the termination of a Participant’s employment or service as a result of the Participant’s Disability or death, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(iii)   In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iv)   For purposes of determining which Options are exercisable upon termination of employment or service for purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.
(v)   Notwithstanding anything herein to the contrary, an Incentive Stock Option may not be exercised more than three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability. In the event that an Incentive Stock Option is exercisable following the date that is three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability, such Option shall be deemed to be a Nonqualified Stock Option.
(h)   Other Change in Employment Status.   An Option may be affected, with regard to vesting schedule, exercisability, termination, and other terms and conditions, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.
(i)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.
Section 8.   Stock Appreciation Rights.
(a)   General.   Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter, but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of shares of Common Stock to be awarded, the Exercise Price, and all other terms and conditions of the Stock Appreciation Rights. Notwithstanding the foregoing, (i) no Related Right may be granted for more shares of Common Stock than are subject to the Option to which it relates and (ii) each Stock Appreciation Right must be granted with an Exercise Price not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant. The provisions of each Award Agreement that grants Stock Appreciation Rights need not be the same with respect to each Participant, and such Award Agreement to individual Participants need not be the same in subsequent years (if granted at all). Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)   Awards.   The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)   Exercisability.
(i)   Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii)   Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.
(d)   Payment Upon Exercise.
(i)   Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of shares of Common Stock, determined using the Fair

Market Value, equal in value to the product of (A) the excess of the Fair Market Value per share of Common Stock as of the date of Exercise Price specified in the Free Standing Right, multiplied by (B) the number of shares of Common Stock in respect of which the Free Standing Right is being exercised.
(ii)   A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of shares of Common Stock, determined using the Fair Market Value, equal in value to the product of (A) the excess of the Fair Market Value per share of Common Stock as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (B) the number of shares of Common Stock in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii)   Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in shares of Common Stock, cash, or any combination of shares of Common Stock and cash.
(e)   Termination of Employment or Service.
(i)   Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii)   Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(f)   Term.
(i)   The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(ii)   The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(g)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.
Section 9.   Restricted Shares.
(a)   General.   Each Award of Restricted Shares granted under the Plan shall be evidenced by an Award Agreement. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of shares of Common Stock to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to the Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other terms and conditions of the Restricted Shares. If the restrictions, Performance Goals and/or terms and conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The terms and conditions applicable to each Award Agreement that grants Restricted Shares need not be the same with respect to each Participant, and such Award Agreement to individual Participants need not be the same in subsequent years (if granted at all).
(b)   Awards and Certificates.   The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the

Administrator may specify) after the award date. Except as otherwise provided in herein, (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
(c)   Restrictions and Conditions.   The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
(i)   The Restricted Shares shall be subject to the restrictions on transferability set forth in the Award Agreement and in the Plan.
(ii)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(iii)   Subject to this Section 9(c)(iii), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator in accordance with Section 19 of the Plan. Certificates for unrestricted shares of Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
(iv)   The rights, if any, of Participants granted Restricted Shares upon termination of employment or of service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.
Section 10.   Restricted Stock Units.
(a)   General.   Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other terms and conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or terms and conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The terms and conditions applicable to each Award Agreement that grants Restricted Stock Units need not be the same with respect to each Participant, and such Award Agreement to individual Participants need not be the same in subsequent years (if granted at all).

(b)   Award Agreement.   The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)   Restrictions and Conditions.   The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and terms and conditions and any additional restrictions or terms and conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:
(i)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii)   Participants holding Restricted Stock Units shall have no voting rights or other rights as a stockholder with respect to the shares of Common Stock underlying such Award. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents, subject to Section 19 of the Plan. Any such right to dividend equivalents would entitle the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant, only after a Restricted Stock Unit is vested, or otherwise.
(iii)   The rights, if any, of Participants granted Restricted Stock Units upon termination of employment or of service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)   Settlement of Restricted Stock Units.   Settlement of vested Restricted Stock Units shall be made to Participants in the form of shares of Common Stock, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock that would otherwise be distributed to the Participant.
(e)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.
Section 11.   Other Share-Based or Cash-Based Awards.
(a)   The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Shares of Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, shares of Common Stock, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
(b)   The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c)   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.
Section 12.   Change in Control.
Unless the Administrator provides otherwise in the applicable Award Agreement or in another applicable agreement between the Company or an applicable Affiliate and the Participant, and subject to Section 5, in the event of a Change in Control, the Company may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving entity or its parent or subsidiary; (iii) the substitution by the surviving entity or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Sections 409A or 424, as applicable; or (iv) settlement of any Award on a per share basis for the Change in Control Price (less, to the extent applicable, the Exercise Price), or, if the Exercise Price equals or exceeds the Change in Control Price, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in shares of Common Stock in accordance with their terms upon a Change in Control, such shares of Common Stock shall be entitled to receive as a result of the Change in Control transaction the same consideration as the shares of Common Stock held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per share of Common Stock paid to stockholders of the Company in the Change in Control transaction, or (B) in the case of a Change in Control occurring solely by reason of events not related to a transfer of shares of Common Stock, the Fair Market Value of a share of Common Stock upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.
Section 13.   Amendment and Termination.
(a)   The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would materially and adversely alter or impair the rights of a Participant under any Award theretofore granted without such Participant’s prior written consent.
(b)   Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the shares of Common Stock are traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Administrator may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash, and (C) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.
(c)   Subject to the terms and conditions of the Plan and Code Sections 409A and 424, as applicable, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).
(d)   No alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan, provided that, notwithstanding anything in this Plan or an Award Agreement to the contrary, the Administrator may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant, operation or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who is not eligible to receive on an Award on the date of grant of the Award. By accepting an Award under the Plan, each Participant agrees to any amendment made pursuant to this Section 13(d) to any Award Agreement under the Plan without further consideration or action.
Section 14.   Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan. With respect to any payments not yet made or shares of Common Stock not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
Section 15.   Rights as Stockholder.
No individual shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award until the date of record issuance of such shares of Common Stock in the books of the Company or the issuance of a stock certificate with respect to such shares. Except for adjustments provided in Section 5, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.
Section 16.   Deferrals of Payment.
To the extent permitted by applicable law, including Code Section 409A, the Administrator, in its sole discretion, may determine that the delivery of shares of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award, shall be deferred. The Administrator may also, in its sole discretion, establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of any such consideration, including any applicable election procedures, the timing of such elections, the mechanisms for payments of amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
Section 17.   Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state or local taxes to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of shares of Common Stock or by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not, as determined by the Administrator, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such shares of Common Stock shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares of Common Stock to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 18.   Certain Forfeitures.
The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to the applicable vesting conditions of an Award. Such events may include, without limitation, breach of any non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in an Award Agreement or that are otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Subsidiaries and/or its Affiliates.
Section 19.   Dividends; Dividend Equivalents.
Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or dividend equivalents while such Award remains unvested, such dividends or dividend equivalents will be accumulated and paid only after and to the extent that the underlying Award vests.
Section 20.   Non-United States Employees.
Without amending the Plan, the Administrator may grant Awards to Eligible Recipients residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
Section 21.   Transfer of Awards.
No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator, and other than by will or by the laws of descent and distribution. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such shares of Common Stock. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Under no circumstances will a Participant be permitted to transfer an Option or Stock Appreciation Right to a third-party financial institution without prior stockholder approval. Notwithstanding the foregoing, an Incentive Stock Option is transferrable by the Participant to whom it was granted only by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by such Participant.
Section 22.   No Employment Rights; No Right to Award.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time for any reason or no reason. No party shall have any claim or right to receive an Award under the Plan. The Administrator’s granting of an Award to a Participant at any time shall neither require the Administrator to grant any other Award to such Participant or other party at any time nor preclude the Administrator from making subsequent grants to such Participant or other party. There is no requirement for uniformity of treatment among Participants.
Section 23.   Effective Date.
The Plan will be effective as of the date of consummation of the transactions contemplated by the Merger Agreement so long as the Plan has been approved by the Company’s stockholders. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any shares of Common Stock awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth anniversary of the Effective Date; provided further, that in no event may an Incentive Stock Option be granted more than ten years after the earlier of (a) the date of the adoption of the Plan by the Board or (b) the Effective Date.
Section 24.   Code Section 409A.
The intent of the parties is that payments and benefits under the Plan be either exempt from Code Section 409A or comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered consistent with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties and other liabilities under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier), provided that if such amounts are payable in installments, then all installments otherwise payable during such six-month period shall be accumulated and paid on such first business day thereafter and all remaining installment payments shall be paid according to their original schedule. In addition, for purposes of the Plan, each amount, including each installment in a series of installment payments, to be paid or benefit to be provided to the Participant pursuant to the Plan shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will be exempt from or in compliance with the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses or liabilities that may be incurred by a Participant (or any party claiming through on or behalf of such Participant) on account of any Award being subject to, but not in compliance with, Code Section 409A.
Section 25.   Notification of Election under Code Section 83(b).
If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days after filing notice of the election with the Internal Revenue Service and shall promptly provide a copy of such filing notice to the Company.
Section 26.   Compliance with Laws.
(a)   The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to (i) all applicable laws, rules, and regulations, (ii) such approvals as may be required by governmental agencies or the applicable national securities exchange on which the shares of Common Stock may be admitted, and (iii) policies maintained by the Company from time to time in order to comply with applicable laws, rules, regulations and corporate governance requirements, including, without limitation, with respect to insider trading restrictions. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless and until such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares of Common Stock may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Administrator shall have the authority to provide that all shares of Common Stock or other securities of the Company issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and the Administrator may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such shares of Common Stock or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(b)   The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of shares of Common Stock to the Participant, the Participant’s acquisition of shares of Common Stock from the Company and/or the Participant’s sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Code Section 409A, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares of Common Stock would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Shares, Restricted Stock Units or Other Share-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Shares, Restricted Stock Units or Other Share-Based Awards, or the underlying shares of Common Stock in respect thereof.
Section 27.   Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
Section 28.   Clawback/Recovery.
The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary.

Section 29.   Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.
Section 30.   Severability.
If any provision of this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with applicable law.
Section 31.   Captions and Titles.
The use of captions and titles in this Plan or any Award Agreement or any other agreement entered into in connection with an Award is for the convenience of reference only and shall not affect the meaning or interpretation of any provision of this Plan or such agreement.
Section 32.   Plan Document Controls.
In the event of any inconsistency or conflict between the Plan and an Award Agreement, the terms and conditions of the Plan shall control.

Annex D
February 2, 2023
The Board of Directors
c/o Joe Drysdale, Chairman
ROC Energy Acquisition Corp.
16400 Dallas Parkway
Dallas, Texas 75248
Dear Mr. Drysdale:
ROC Energy Acquisition Corp., a blank check Delaware Corporation (“ROC” or the “Acquiror”), has engaged Energy Capital Solutions, LLC (“ECS”) to serve as independent financial advisor to the board of directors (the “Board of Directors”) of ROC specifically to provide an opinion (the “Opinion”) as of the date hereof as the fairness, from a financial point of view, to the Acquiror of the Consideration (as defined below) to be paid by the Acquiror in the contemplated transaction described below (the “Transaction”). The Board of Directors has requested that ECS address and deliver the Opinion to the Board of Directors.
ECS understands that the Acquiror, ROC Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of the Acquiror, and Drilling Tools International Holdings, Inc., a Delaware Corporation (“DTI” or the “Target”) will enter into a merger agreement (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Target, with the Target being the surviving company and a wholly owned subsidiary of the Acquiror (the “Merger”), the Target’s outstanding shares of common and preferred capital stock will be cancelled, and the Acquiror will change its name to Drilling Tools International, Inc. In connection with the Merger, the Acquiror will issue consideration consisting of 19,630,993 shares of common stock to former DTI stockholders (the “Base Stock Amount”), a variable number of shares of common stock to former DTI stockholders (the “Variable Stock Amount”) and $11,000,002 of cash to former holders of DTI Preferred Stock (the “Aggregate Preferred Cash Consideration”, and together with the Base Stock Amount and the Variable Stock Amount, the “Consideration”). The Variable Stock Amount ranges from 776,250 shares to 3,622,500 shares, is dependent upon the number of shares of Acquiror common stock redeemed at a special meeting of the Acquiror’s stockholders (the “Special Meeting”) and is dependent upon certain share price performance guarantees entered into between the Acquiror and investors in an offering of equity securities in connection with the Transaction (the “PIPE Backstop”).
In arriving at our Opinion, we have, among other things:
1.
reviewed a letter of intent dated December 5, 2022, describing the Transaction;

2.
reviewed a draft of the Agreement and Plan of Merger by and among the Acquiror, Merger Sub, and Target (the “Merger Agreement”) dated January 27, 2023, describing the Transaction;

3.
reviewed a draft of the Sponsor Support Agreement by and among the Acquiror, the Target, and ROC Energy Holdings, LLC, a Delaware limited liability company (the “Sponsor Support Agreement”) dated January 17, 2023, describing considerations affecting the Variable Stock Amount;

4.
reviewed the Acquiror’s audited financial statements for the fiscal year ended December 31, 2021, included in the Acquiror’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and the Acquiror’s unaudited financial statements for the fiscal quarter ended

September 30, 2022, included in the Acquiror’s Form 10-Q filed with the SEC, which the Acquiror’s management identified as being the most current financial statements available;
5.
reviewed the Target’s audited financial statements for the fiscal years ended December 31, 2021 and 2020;

6.
reviewed the Target’s internally prepared unaudited financial statements for the month ended December 31, 2022, which at such time of the review, the Target’s management identified as being the most current financial statements available;

7.
reviewed the Target’s internal documents relating to the history, current operations, and probable future outlook of the Target, including financial projections of the Company for the year 2023, prepared by management of the Target (“Target Management Projections”);

8.
reviewed the Acquiror’s Form S-1 registration statement dated November 18, 2021;

9.
spoke with certain representatives of the Acquiror and the Target regarding the information referred to above and the background and other elements of the Transaction;

10.
reviewed certain business and financial information and analyses relating to the Target that ECS deemed to be relevant;

11.
discussed the current operations of the Target with representatives of the Target and the Acquiror;

12.
considered the publicly available financial terms of certain comparable companies and transactions ECS deemed to be relevant; and

13.
conducted such other financial studies and analysis and performed such other investigations and considered such other factors ECS deemed necessary and appropriate.

In performing our analyses and rendering this Opinion with respect to the Transaction, ECS, with the Acquiror’s consent, has relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. We have relied upon the fact that the Board of Directors and the Acquiror have been advised by counsel as to all legal matters with respect to the Transaction, including whether all procedures required by law to be taken in connection with the Transaction have been duly, validly and timely taken. With respect to any undisclosed side conversations, fee arrangements or supplemental contract terms (“Supplemental Contract Terms”) that would change the economic benefits to the Acquiror’s shareholders, the management and representatives of the Acquiror have advised us, and we have assumed, that there are no such Supplemental Contract Terms. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, or cash flows of the Target or the Acquiror since the date of the most recent financial projections provided to us that would be material to our analyses, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We have assumed that any estimates, evaluations, forecasts and projections, (including the Target Management Projections) furnished to ECS were reasonably prepared and based upon the best currently available information and good faith judgement of the person furnishing the same, and ECS expresses no opinion with respect to such projections or the underlying assumptions. We have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Target, or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate and express no opinion regarding the liquidation value of the Target, the Acquiror, or of any other entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Acquiror or the Target is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Acquiror or the Target is or may be a party or is or may be subject.
In developing our Opinion, we have not been requested to, and did not: (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to any transaction, for the securities, assets, businesses or operations of the Acquiror, the Target, or any other party, or any alternatives to the Transaction; (b) negotiate the terms of any transaction, including the terms of the Transaction; or (c) advise the Board of Directors of the Acquiror, management or representatives of the Acquiror, the Target, or any other party with respect to its strategic alternatives or capital structure. Our Opinion is necessarily based on financial, economic, market and other conditions as in effect on and the information made available to us as of the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.
Furthermore, in developing our Opinion, we have relied upon and assumed, without independent verification, that: (a) the representations and warranties of all parties to the Transaction and all other related documents and instruments that are referred to therein are true and correct; (b each party to the Transaction will fully and timely perform all of the covenants and agreements required to be performed by such party; (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof; and (d) all conditions to the consummation of the Transaction will be consummated in a timely manner in accordance with the terms described in the transaction documents and other related documents and instruments, without any amendments or modifications thereto that would be material to our analysis. We also have relied upon and assumed, without independent verification, that: (a) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations; and (b) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction that would be material to our analysis or this Opinion.
To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in ECS’ analysis and in connection with the preparation of this Opinion, ECS made numerous assumptions with respect to industry performance general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction.
ECS has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and ECS disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of ECS after the date hereof. Our Opinion is furnished for the use and benefit of the Board of Directors in connection with its consideration of the Transaction and may not be used for any other purpose without our prior written consent. Our Opinion should not be construed as creating any fiduciary duty on our part to any party. Our Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors, or any other person, as to how to act or vote with respect to any matter relating to the Transaction. We do not have, and have not created in the past, a fairness committee; as such, this Opinion was not approved or issued by a fairness committee.
We will receive a fee for rendering this Opinion, which is not contingent upon the conclusion expressed in this Opinion. This Opinion is solely that of ECS, and ECS’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between ECS and the Acquiror dated January 16, 2023 (the “Engagement Letter”). Pursuant to the terms of the Engagement Letter, a portion of ECS’ fee was payable upon engagement and the remainder of ECS’ fee shall be due upon delivery the Opinion to the Board of Directors, regardless of the conclusion expressed in this Opinion, but shall be deferred and payable upon the closing of the Transaction. The Acquiror has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of this engagement. We may have in the past provided investment banking, financial advisory and other financial services to the Acquiror, the Target, and other participants in the proposed Transaction and/or certain of their affiliates, for which we received compensation. Our affiliates, employees, officers, and partners may at any time own securities (long or short) of the Acquiror and the Target. In the future we may provide investment banking or other services to the Acquiror, the Target or their respective affiliates and may receive compensation for such services.

Our Opinion only addresses the fairness from a financial point of view regarding the terms of the Transaction and does not address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered in connection therewith or otherwise. In addition, this Opinion does not express an opinion as to or otherwise address, among other things: (a) the underlying business decisions of the Acquiror, the Target, any subsidiaries, their respective security holders or any other party to the Transaction; (b) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction, or otherwise (other than to the extent expressly specified in our Opinion); (c) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Acquiror, the Target, or to any other party, except as expressly set forth in our Opinion; (d) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Acquiror, the Target, or any other party or the effect of any other transaction in which the Acquiror, the Target, or any other party might engage; (e) the fairness of any portion or aspect of the Transaction to any one class or group of Acquiror or Target securities relative to any other class or group of Acquiror or Target securities, including, without limitation, the allocation of any interest amongst or within such class of groups of security holders; (f) the solvency or creditworthiness of any other participant to the Transaction or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; (g) the market price or value of the Acquiror’s common stock (or anything else) after the announcement or the consummation of the Transaction; or (h) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction as a result of any class of such persons or any other party, relative to the Opinion or otherwise.
Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied on the assessments by the Acquiror and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Acquiror, the Target, and the Transaction.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid by the Acquiror in the Transaction is fair from a financial point of view to the Acquiror.
Very truly yours,
Energy Capital Solutions, LLC

ANNEX E
Section 262 of the Delaware General Corporation Law
§ 262. Appraisal rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
[Repealed.]

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2)
If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)
Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e)
Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.
(f)
Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g)
At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k)
From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.

(l)
The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.